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                                                                    EXHIBIT 10.1




                        PRINCIPAL HEALTHCARE FINANCE PTY
                                     LIMITED
                                   ("LESSOR")

                        MORAN HEALTH CARE (AUSTRALIA) PTY
                                     LIMITED
                                   ("LESSEE")


                              QLD, NSW AND WA LEASE










                           [PHILLIPS FOX LAWYERS LOGO]


                 255 Elizabeth Street Sydney NSW 2000 Australia
              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY
              Email: postmaster@sydney.PhillipsFox.com.au WWW site:
                          http://www.PhillipsFox.com.au





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CONTENTS

PART 1.        THE SUBJECT MATTER AND TERM OF THIS LEASE.......................................................

PART 2.        DEFINITIONS AND INTERPRETATION..................................................................

PART 3.        LESSEE'S FINANCIAL OBLIGATIONS..................................................................

PART 4.        OUTGOINGS.......................................................................................

PART 5.        CONTINUANCE OF TERM.............................................................................

PART 6.        OWNERSHIP ISSUES................................................................................

PART 7.        CONDITION OF LEASED PROPERTY USE AND ENVIRONMENTAL MATTERS......................................

PART 8.        FINANCIAL COVENANTS.............................................................................

PART 9.        MAINTENANCE AND REPAIR..........................................................................

PART 10.      ALTERATIONS AND ADDITIONS........................................................................

PART 11.      ENCUMBRANCES.....................................................................................

PART 12.      PERMITTED CONTESTS...............................................................................

PART 13.      INSURANCE........................................................................................

PART 14.      INSURANCE PROCEEDS...............................................................................

PART 15.      COMPULSORY ACQUISITION...........................................................................

PART 16.      EVENTS OF DEFAULT................................................................................

PART 17.      LESSOR'S RIGHT TO REMEDY LESSEES DEFAULT.........................................................

PART 18.      LESSEE'S OPTION TO PURCHASE LEASED PROPERTY......................................................

PART 19.      INDEMNITY........................................................................................

PART 20.      LESSEE'S CERTIFICATE.............................................................................

PART 21.      RISK OF LOSS.....................................................................................

PART 22.      INDEMNITIES AND WAIVER OF WARRANTIES.............................................................

PART 23.      SUBLETTING AND ASSIGNMENT........................................................................

PART 24.      OFFICERS CERTIFICATES, FINANCIAL STATEMENTS......................................................

PART 25.      LESSOR'S RIGHT TO INSPECT........................................................................

PART 26.      NO WAIVER........................................................................................

PART 27.      REMEDIES CUMULATIVE..............................................................................

PART 28.      ACCEPTANCE OF SURRENDER..........................................................................

PART 29.      NO MERGER OF TITLE, NO PARTNERSHIP...............................................................

PART 30.      QUIET ENJOYMENT & ADDITIONAL RIGHTS..............................................................




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

PART 31.      NOTICES......................................................................................

PART 32.      INTERPRETATION...............................................................................

PART 33.      RENT ADJUSTMENT..............................................................................

PART 34.      BREACH BY LESSOR.............................................................................

PART 35.      FACILITY MORTGAGEE CONSENT...................................................................

PART 36.      EXPERT DETERMINATION.........................................................................

PART 37.      MISCELLANEOUS................................................................................

PART 38.      COMMISSIONS..................................................................................

PART 39.      GST..........................................................................................

PART 40.      LESSOR'S OPTION TO ACQUIRE BUSINESS ASSETS...................................................

PART 41.      ESSENTIAL TERMS..............................................................................

PART 42.      FIRST RIGHT OF REFUSAL TO LEASE..............................................................

PART 43.      POWER OF ATTORNEY............................................................................

PART 44.      ESSENTIAL LEGISLATION........................................................................

PART 45.      LIMITATION OF LIABILITY......................................................................

PART 46.      YEAR 15 OPTION...............................................................................







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1.       THE SUBJECT MATTER AND TERM OF THIS LEASE

LEASED PROPERTY AND TERM

         The Lessor leases the Leased Property to the Lessee for the Term at the Rent and otherwise on the terms and conditions set out in this Lease.



2.       DEFINITIONS AND INTERPRETATION

2.1.     DEFINITIONS

         Words commencing with a capital letter shall have the meanings given in the Dictionary.

2.2.     INTERPRETATION

         For all purposes of this Lease:

         2.2.1.   WORDS EXPRESSED IN THE SINGULAR INCLUDE THE PLURAL AND VICE
                  VERSA;

         2.2.2. ALL ACCOUNTING TERMS NOT OTHERWISE DEFINED IN THIS LEASE HAVE THE MEANINGS ASSIGNED TO THEM IN ACCORDANCE WITH AUSTRALIAN GAAP;

         2.2.3. ANY COVENANT IN THIS LEASE BY THE LESSEE NOT TO DO AN ACT OR THING SHALL BE DEEMED TO INCLUDE AN OBLIGATION NOT TO PERMIT OR SUFFER SUCH ACT OR THING TO BE DONE;

         2.2.4. REFERENCE TO THE REQUIREMENT OF ANY CONSENT AND/OR APPROVAL FROM THE LESSOR SHALL BE DEEMED TO INCLUDE A REQUIREMENT FOR THE CONSENT AND/OR APPROVAL OF ANY FACILITY MORTGAGEE;

         2.2.5. ALL REFERENCES IN THIS LEASE TO ANY STATUTE OR ACT OF PARLIAMENT OR STATUTORY INSTRUMENT SHALL INCLUDE EVERY STATUTE OR ACT OF PARLIAMENT OR STATUTORY INSTRUMENT NOW OR IN THE FUTURE ENACTED AND EVERY INSTRUMENT,


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                  REGULATION AND BY-LAW AND EVERY ORDER, NOTICE OR DIRECTION AND
                  EVERY LICENCE, CONSENT OR PERMISSION MADE OR GIVEN UNDER ANY
                  OF THEM AND ANY REFERENCE TO AN ACT OF PARLIAMENT SHALL
                  INCLUDE ANY AMENDMENT EXTENSION OR REENACTMENT FOR THE TIME BEING IN FORCE;

         2.2.6. COVENANTS AND POWERS IMPLIED BY STATUTE ARE EXCLUDED FROM THIS LEASE, UNLESS ANY SUCH COVENANT OR POWER CANNOT BE EXCLUDED BY FORCE OR STATUTE OR IS EXPRESSLY INCORPORATED IN THIS LEASE;

         2.2.7. DEFINITIONS AND INTERPRETATION SHALL APPLY EXCEPT AS OTHERWISE EXPRESSLY PROVIDED OR UNLESS THE CONTEXT OTHERWISE REQUIRES.



3.       LESSEE'S FINANCIAL OBLIGATIONS

RENT

3.1. THE LESSEE COVENANTS TO PAY THE RENT TO THE LESSOR DURING THE TERM BY DIRECT DEBIT TO WHICHEVER BANK ACCOUNT THE LESSOR DIRECTS IN ADVANCE IN EQUAL, CONSECUTIVE MONTHLY INSTALMENTS ON THE FIRST DAY OF EACH CALENDAR MONTH OR TO SUCH OTHER PERSONS, FIRMS OR CORPORATIONS OR IN SUCH OTHER MANNER AS THE LESSOR FROM TIME TO TIME MAY DESIGNATE IN A NOTICE AS FOLLOWS:

         3.1.1. IF THE LESSOR DIRECTS THE LESSEE TO PAY ANY RENT TO ANY PARTY OTHER THAN THE LESSOR, THE LESSEE SHALL SEND TO THE LESSOR, SIMULTANEOUSLY WITH SUCH PAYMENT, A COPY OF THE TRANSMITTAL LETTER OR INVOICE AND THE CHEQUE WHEREBY SUCH PAYMENT IS MADE OR SUCH OTHER EVIDENCE OF PAYMENT AS THE LESSOR MAY REASONABLY REQUIRE. THE FIRST MONTHLY PAYMENT OF RENT, IN RESPECT OF THE PERIOD COMMENCING ON (AND INCLUDING) THE DATE OF THIS LEASE, SHALL BE PAYABLE ON THE DATE OF THIS LEASE. RENT AND ADDITIONAL CHARGES SHALL BE PRORATED AS TO ANY PARTIAL MONTHS AT THE BEGINNING AND END OF THE TERM.


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         3.1.2.   THE RENT FOR EACH LEASE YEAR BEGINNING WITH THE LEASE YEAR
                  COMMENCING 1 JULY 1999 SHALL AT THE COMMENCEMENT OF EACH SUCH LEASE YEAR BE INCREASED BY THE GREATER OF:

                  3.1.2.1. such percentage as equals the percentage by which the
                           Consumer Price Index published on the last published date before commencement of that Lease Year exceeds the corresponding Consumer Price Index published on the last published date before commencement of the immediately preceding Lease Year PROVIDED THAT the increase in Rent attributable to an increase in the Consumer Price Index in each Lease Year shall not be less than 1.5% and no more than 6% greater than the Rent payable in the immediately preceding Lease Year; and

                           (I) 6% of the increase (if any) of Turnover from the expiration of the Turnover Period expiring before the commencement of the Lease Year immediately preceding the Lease Year for which the Rent is being reviewed to the expiration of the Turnover Period expiring immediately before the Lease Year for which the Rent is being reviewed; and

                           (II) in the case of the Turnover Period for the period from the date of this Lease to 30 June 1999, 6% of the increase (if any) of Turnover from the expiration of the period of 12 months expiring on the date immediately before the grant of this Lease and the period from and including the date of this Lease to and including 30 June 1999 multiplied by 365 and divided by the number of days from and including the date of this Lease to and including 30 June 1999.

         3.1.3. TO RESULT IN AN INCREASE IN RENT, THE INCREASE IN TURNOVER REFERRED TO IN CLAUSE 3.1(B)(II) MUST ARISE AS A RESULT OF A CHANGE IN THE LESSEE'S BUSINESS CARRIED OUT AT THE LEASED PROPERTY.


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NO REDUCTION

3.2. NO ADJUSTMENT UNDER THIS PART 3 SHALL REDUCE THE RENT BELOW THE RENT RESERVED FOR THE LEASE YEAR IMMEDIATELY PRECEDING THE LEASE YEAR FOR WHICH SUCH INCREASE IS BEING CALCULATED AND ANY ADJUSTMENTS TO RENT SHALL BE UPWARDS ONLY.

ADDITIONAL CHARGES

3.3. IN ADDITION TO THE RENT, THE LESSEE WILL ALSO PAY WHEN DUE ALL ADDITIONAL CHARGES.

LATE CHARGES

3.4. IF THE LESSEE DOES NOT PAY ANY INSTALMENT OF RENT BY THE DUE DATE (WHETHER FORMALLY DEMANDED OR NOT) THEN, WITHOUT PREJUDICE TO ANY OTHER RIGHT OR REMEDY AVAILABLE TO THE LESSOR, THE LESSEE SHALL PAY THE LESSOR ON DEMAND, AS AN ADDITIONAL CHARGE, INTEREST AT THE OVERDUE RATE FROM THE DATE DUE TO THE DATE PAID IN FULL COMPOUNDED MONTHLY.

NET LEASE

3.5. THE RENT SHALL BE PAID ABSOLUTELY AND UNCONDITIONALLY TO THE LESSOR, SO THAT THIS LEASE SHALL YIELD TO THE LESSOR THE FULL AMOUNT OF THE INSTALMENTS OF RENT AND ADDITIONAL CHARGES (TO THE EXTENT THE LATTER ARE OWED TO THE LESSOR) (SUBJECT ONLY TO THE LESSEE'S OBLIGATIONS TO DEDUCT WITHHOLDING TAX IF PROPERLY REQUIRED TO DO SO BY LAW) THROUGHOUT THE TERM, AND SUBJECT TO ANY OTHER PROVISIONS OF THIS LEASE WHICH EXPRESSLY PROVIDE FOR ADJUSTMENT OR ABATEMENT OF RENT OR OTHER CHARGES. THE COVENANTS TO PAY RENT AND OTHER AMOUNTS UNDER THIS LEASE ARE INDEPENDENT COVENANTS, AND THE LESSEE SHALL HAVE NO RIGHT TO HOLD BACK, SET OFF OR FAIL TO PAY ANY SUCH AMOUNTS FOR DEFAULT BY THE LESSOR OR ANY OTHER REASON WHATSOEVER.

3.6. THE LESSEE HEREBY ASSUMES THE FULL AND SOLE RESPONSIBILITY FOR THE CONDITION, OPERATION, REPAIR, ALTERATION, IMPROVEMENT, REPLACEMENT,


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         MAINTENANCE, REMEDIATION AND MANAGEMENT OF THE LEASED PROPERTY. THE
         LESSOR SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO ANY PROPERTY OF THE LESSEE OR ANY SUBTENANT, LICENSEE, CONCESSIONAIRE, OR OTHER USER OR OCCUPANT OF ANY PART OF THE LEASED PROPERTY. THE LESSEE SHALL PAY ALL COSTS, EXPENSES, PENALTIES, FINES, CLAIMS, DAMAGES AND CHARGES ARISING OUT OF ITS USE, OCCUPANCY AND OPERATION OF THE LEASED PROPERTY. THE LESSOR IS NOT REQUIRED TO FURNISH ANY SERVICES WHATSOEVER TO THE LEASED PROPERTY, OR (UNLESS OTHERWISE SPECIFICALLY AND EXPRESSLY AGREED OR PROVIDED IN THIS LEASE) MAKE ANY PAYMENT OF ANY KIND WHATSOEVER.

LIMITATION ON COUNTERCLAIM

3.7. IF THE LESSOR COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT, THE LESSEE WILL NOT MAKE ANY COUNTERCLAIM OR CROSS COMPLAINT OR REDUCTION OR SET OFF OR ABATEMENT OR SIMILAR PLEADING OF ANY NATURE OR DESCRIPTION IN SUCH PROCEEDINGS. THIS SHALL NOT BE CONSTRUED AS A WAIVER OF THE LESSEE'S RIGHTS TO ASSERT SUCH CLAIMS IN A SEPARATE ACTION BROUGHT BY THE LESSEE.

STAMP DUTY

3.8. THE LESSEE SHALL PAY ALL STAMP DUTY AND REGISTRATION FEES PAYABLE IN CONNECTION WITH THIS LEASE.

GROSSING UP

3.9. IF AT ANY TIME ANY APPLICABLE LAW REQUIRES THE LESSOR OR THE LESSEE TO MAKE ANY DEDUCTION OR WITHHOLDING IN RESPECT OF TAXES FROM ANY PAYMENT UNDER THIS LEASE TO THE LESSOR, THE LESSEE SHALL PAY THE LESSOR, AT THE TIME THAT PAYMENT IS DUE, SUCH ADDITIONAL AMOUNTS AS ARE NECESSARY TO ENSURE THAT, AFTER THE MAKING OF THAT DEDUCTION OR WITHHOLDING, THE LESSOR, RECEIVES A NET SUM EQUAL TO THE SUM WHICH IT WOULD HAVE RECEIVED HAD NO SUCH DEDUCTION OR WITHHOLDING BEEN MADE, AND THE LESSEE SHALL INDEMNIFY THE LESSOR, AGAINST ANY LOSSES OR COSTS INCURRED BY THE LESSOR, BY REASON OF ANY FAILURE OF THE LESSEE TO MAKE ANY SUCH DEDUCTION OR WITHHOLDING. THE LESSEE SHALL PROMPTLY


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         DELIVER TO THE LESSOR, COPIES OF ANY RECEIPTS, CERTIFICATES OR OTHER
         PROOF EVIDENCING THE AMOUNTS (IF ANY) PAID OR PAYABLE IN RESPECT OF ANY SUCH DEDUCTION OR WITHHOLDING.



4.       OUTGOINGS

PAYMENT OF OUTGOINGS

4.1. SUBJECT TO PART 12, THE LESSEE WILL PAY, OR CAUSE TO BE PAID, ALL OUTGOINGS BEFORE ANY FINE, PENALTY, INTEREST OR COST FOR NONPAYMENT BECOMES DUE AND PAYABLE, SUCH PAYMENTS TO BE MADE DIRECTLY TO THE RELEVANT TAXING AUTHORITIES WHERE FEASIBLE, AND WILL PROMPTLY, UPON REASONABLE REQUEST, FURNISH TO THE LESSOR COPIES OF OFFICIAL RECEIPTS OR OTHER PROOF EVIDENCING SUCH PAYMENTS. IF ANY SUCH OUTGOINGS MAY BE PAID IN INSTALMENTS (WHETHER OR NOT INTEREST SHALL ACCRUE ON THE UNPAID BALANCE OF SUCH OUTGOINGS), THE LESSEE MAY PAY THE SAME (AND ANY ACCRUED INTEREST ON THE UNPAID BALANCE OF SUCH OUTGOING) IN INSTALMENTS AND IN SUCH EVENT, SHALL PAY SUCH INSTALMENTS DURING THE TERM AS THE SAME RESPECTIVELY BECOME DUE AND BEFORE FINE, PENALTY, PREMIUM, FURTHER INTEREST OR COST BECOME DUE AND PAYABLE.

FILE RETURNS

4.2. THE LESSOR, AT ITS EXPENSE, SHALL, TO THE EXTENT REQUIRED OR PERMITTED BY APPLICABLE LAW AND REGULATIONS, PREPARE AND FILE ALL TAX RETURNS AND REPORTS AS MAY BE REQUIRED BY GOVERNMENTAL OR LOCAL AUTHORITIES OR OTHERWISE IN RESPECT OF THE LESSOR'S INCOME, GROSS RECEIPTS, SALES RENT, GST AND CAPITAL TAXES. THE LESSEE, AT ITS EXPENSE, SHALL, TO THE EXTENT REQUIRED OR PERMITTED BY APPLICABLE LAWS AND REGULATIONS, PREPARE AND FILE ALL OTHER TAX RETURNS AND REPORTS IN RESPECT OF ANY OUTGOINGS AS MAY BE REQUIRED BY GOVERNMENTAL OR LOCAL AUTHORITIES OR OTHERWISE.

REFUNDS

4.3.     IF ANY REFUND DUE TO THE LESSEE FROM ANY TAXING AUTHORITY IN RESPECT OF


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         ANY OUTGOINGS PAID BY THE LESSEE IS PAID TO THE LESSOR BY SUCH
         AUTHORITY, THE SAME SHALL BE PAID TO THE LESSEE IF NO EVENT OF DEFAULT HAS OCCURRED UNDER THIS LEASE WHICH HAS NOT BEEN REMEDIED. ANY SUCH FUNDS RETAINED BY OR REMITTED TO THE LESSOR DUE TO AN EVENT OF DEFAULT SHALL BE APPLIED AS PROVIDED IN PART 16.

APPEALS

4.4. THE LESSOR AND THE LESSEE SHALL, UPON REQUEST OF THE OTHER, PROVIDE SUCH DATA AS IS MAINTAINED BY THE PARTY TO WHOM THE REQUEST IS MADE WITH RESPECT TO THE LEASED PROPERTY AS MAY BE NECESSARY TO PREPARE ANY REQUIRED RETURNS AND REPORTS. THE LESSEE MAY, UPON NOTICE TO THE LESSOR, AT THE LESSEE'S SOLE COST AND EXPENSE, PROTEST, APPEAL, OR INSTITUTE SUCH OTHER PROCEEDINGS AS THE LESSEE MAY DEEM APPROPRIATE TO EFFECT A REDUCTION OF OUTGOINGS AND THE LESSOR, AT THE LESSEE'S EXPENSE, SHALL COOPERATE WITH THE LESSEE IN SUCH PROTEST, APPEAL, OR OTHER ACTION. IN ANY SUCH PROCEEDING BROUGHT BY THE LESSOR, THE LESSEE SHALL COOPERATE WITH THE LESSOR AT THE LESSEE'S SOLE COST AND EXPENSE. THE LESSEE SHALL REIMBURSE THE LESSOR FOR THE LESSOR'S REASONABLE COSTS OF COOPERATING WITH THE LESSEE FOR SUCH PROTEST, APPEAL OR OTHER ACTION.

NOTICE TO LESSEE

4.5. THE LESSOR SHALL GIVE PROMPT NOTICE TO THE LESSEE OF ALL OUTGOINGS PAYABLE BY THE LESSEE UNDER THIS LEASE OF WHICH THE LESSOR AT ANY TIME HAS KNOWLEDGE, BUT THE LESSOR'S FAILURE TO GIVE ANY SUCH NOTICE SHALL IN NO WAY DIMINISH THE LESSEE'S OBLIGATIONS UNDER THIS LEASE TO PAY SUCH OUTGOINGS, BUT SUCH FAILURE SHALL OBVIATE ANY DEFAULT UNDER THIS LEASE FOR A REASONABLE TIME AFTER THE LESSEE RECEIVES NOTICE OF ANY OUTGOING WHICH IT IS OBLIGED TO PAY.

ADJUSTMENT

4.6. OUTGOINGS IMPOSED IN RESPECT OF THE TAX-FISCAL PERIOD DURING WHICH THE TERM TERMINATED (OTHER THAN OUTGOINGS IMPOSED ON THE LESSEE FOR WHICH THE LESSEE IS LAWFULLY RESPONSIBLE) SHALL BE ADJUSTED AND


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         PRORATED BETWEEN THE LESSOR AND THE LESSEE, WHETHER OR NOT SUCH
         OUTGOING IS IMPOSED BEFORE OR AFTER TERMINATION, AND THE OBLIGATIONS OF EACH PARTY TO PAY ITS PRORATED SHARE AFTER TERMINATION SHALL SURVIVE SUCH TERMINATION.

UTILITY CHARGES

4.7. THE LESSEE WILL PAY OR CAUSE TO BE PAID WHEN DUE ALL CHARGES FOR ELECTRICITY, POWER, GAS, OIL, WATER, TELECOMMUNICATIONS AND OTHER UTILITIES USED IN THE LEASED PROPERTY DURING THE TERM.

INSURANCE PREMIUMS

4.8. THE LESSEE WILL PAY OR CAUSE TO BE PAID WHEN DUE ALL PREMIUMS FOR THE INSURANCE REQUIRED TO BE MAINTAINED UNDER PART 13 DURING THE TERM.



5.       CONTINUANCE OF TERM

NO TERMINATION, ABATEMENT ETC

5.1. THE LESSEE SHALL REMAIN BOUND BY THIS LEASE IN ACCORDANCE WITH ITS TERMS AND SHALL NOT TAKE ANY ACTION WITHOUT THE CONSENT OF THE LESSOR TO MODIFY, SURRENDER OR TERMINATE THE SAME, AND SHALL NOT SEEK OR BE ENTITLED TO ANY ABATEMENT (EXCEPT WHERE ABATEMENT IS EXPRESSLY PROVIDED FOR ELSEWHERE IN THIS LEASE), DEDUCTION, DEFERMENT OR REDUCTION OF RENT, OR SET OFF OR COUNTERCLAIM OR ANY OTHER DEFENCE OR RIGHT OR CLAIM AGAINST THE RENT.

PARTIES REMAIN BOUND

5.2. THE RESPECTIVE OBLIGATIONS OF THE LESSOR AND THE LESSEE SHALL NOT BE AFFECTED BY REASON OF ANYTHING INCLUDING WITHOUT LIMITATION:

         5.2.1. ANY DAMAGE TO, OR DESTRUCTION OF, THE LEASED PROPERTY OR ANY PORTION OF THE LEASED PROPERTY FROM WHATEVER CAUSE OTHER THAN ANY TAKING OF THE LEASED PROPERTY OR ANY PORTION OF THE LEASED PROPERTY;



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         5.2.2.   THE LAWFUL OR (EXCEPT IN THE CASE OF THE LESSOR) UNLAWFUL
                  PROHIBITION OF, OR RESTRICTION UPON, THE LESSEE'S USE OR POSSESSION OF THE LEASED PROPERTY, OR ANY PORTION OF THE LEASED PROPERTY, THE INTERFERENCE WITH SUCH USE BY ANY PERSON OTHER THAN THE LESSOR;

         5.2.3. IF THE EXCLUDED PERSONAL PROPERTY OR ANY PORTION OF THE EXCLUDED PERSONAL PROPERTY IS REMOVED FROM THE LEASED PROPERTY BY ITS TRUE OWNER OR ANY THIRD PARTY AND/OR THE TRUE OWNER OR ANY THIRD PARTY CLAIMS ANY RIGHTS IN THE EXCLUDED PERSONAL PROPERTY OR ANY PORTION OF THE EXCLUDED PERSONAL PROPERTY AND/OR INTERFERES WITH OR RESTRICTS OR PREVENTS THE USE OF THE EXCLUDED PERSONAL PROPERTY OR ANY PORTION OF THE EXCLUDED PERSONAL PROPERTY AND/OR CLAIMS OR OBTAINS COSTS, LOSSES OR DAMAGES AS A RESULT OF THE USE OF THE EXCLUDED PERSONAL PROPERTY OR ANY PORTION OF THE EXCLUDED PERSONAL PROPERTY BY THE LESSEE

         5.2.4. ANY CLAIM WHICH THE LESSEE HAS OR MIGHT HAVE AGAINST THE LESSOR OR BY REASON OF ANY DEFAULT OR BREACH OF ANY WARRANTY BY THE LESSOR;

         5.2.5. ANY BANKRUPTCY, INSOLVENCY, REORGANISATION, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, WINDING-UP, MORATORIUM, ADMINISTRATION OR OTHER PROCEEDINGS AFFECTING THE LESSOR;

         5.2.6. ANY DEFECT (INCLUDING ANY STRUCTURAL DEFECT) IN OR FAILURE OF THE LEASED PROPERTY ITS CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OR FITNESS FOR USE;

         5.2.7. ANY INTERFERENCE, INTERRUPTION, RESTRICTION, CURTAILMENT OR CESSATION IN THE USE OR POSSESSION OF THE LEASED PROPERTY OR ANY PART OF THE LEASED PROPERTY FOR ANY REASON WHATSOEVER OF WHATEVER DURATION AND INCLUDING (BUT NOT LIMITED TO) THE OCCURRENCE OF ANY SEIZURE MATTER AND DAMAGE TO OR DESTRUCTION OF THE LEASED PROPERTY;

         5.2.8.   THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS LEASE;

         5.2.9. ANY EVENT OF FORCE MAJEURE FRUSTRATION OR UNENFORCEABILITY IN WHOLE OR IN PART OF THIS LEASE;

         5.2.10. ANY DEFECT IN TITLE OR ANY BREACH OF OBLIGATIONS OF ANY PARTY THERETO OR ANY CLAIM BY TITLE PARAMOUNT;

         5.2.11. ANY FAILURE BY THE LESSOR OR ANY OTHER PERSON TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS LEASE OR OTHERWISE TO THE LESSEE OR ANY OTHER PERSON;

         5.2.12. ANY EVENT WHICH MIGHT BUT FOR THIS CLAUSE HAVE EFFECT TO FRUSTRATE THIS LEASE; OR

         5.2.13. FOR ANY OTHER CAUSE WHETHER SIMILAR OR DISSIMILAR TO ANY OF THE FOREGOING.

WAIVER OF RIGHTS BY LESSEE

5.3. THE LESSEE HEREBY SPECIFICALLY WAIVES ALL RIGHTS ARISING FROM ANY OCCURRENCE WHATSOEVER WHICH MAY NOW OR IN THE FUTURE BE CONFERRED UPON IT BY LAW TO:

         5.3.1. MODIFY, SURRENDER, CANCEL OR TERMINATE THIS LEASE OR QUIT OR SURRENDER, THE LEASED PROPERTY OR ANY PORTION THEREOF; OR

         5.3.2. ENTITLE THE LESSEE TO ANY DIMINUTION, CESSATION, ABATEMENT, REDUCTION, SUSPENSION OR DEFERMENT OF THE RENT OR OTHER SUMS PAYABLE BY THE LESSEE UNDER THIS LEASE;

         except as otherwise specifically provided in this Lease.

RENT ETC TO CONTINUE

5.4. THE OBLIGATIONS OF THE LESSOR AND THE LESSEE UNDER THIS LEASE SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS AND THE RENT AND

         ALL OTHER SUMS PAYABLE BY THE LESSEE UNDER THIS LEASE SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS UNLESS THE OBLIGATIONS TO PAY THE SAME ARE TERMINATED UNDER THE EXPRESS PROVISIONS OF THIS LEASE OR BY TERMINATION OF THIS LEASE UNDER PART 16.

LESSEE'S COST

5.5. ALL COVENANTS, AGREEMENTS AND UNDERTAKINGS OF THE LESSEE UNDER THIS LEASE SHALL BE PERFORMED AT THE LESSEE'S OWN COST, EXPENSE AND RISK UNLESS EXPRESSLY STATED OTHERWISE.

RENT PAYMENT FINAL

5.6. EACH PAYMENT OF RENT MADE BY THE LESSEE SHALL BE FINAL AND THE LESSEE WILL NOT SEEK OR HAVE ANY RIGHT TO RECOVER, CLAIM OR RECOUP ALL OR ANY PART OF SUCH PAYMENT FROM THE LESSOR OR ANY OTHER PERSON EXCEPT IN RELATION TO PAYMENTS MADE IN ERROR.

WITHHOLDING TAX

5.7. IF THE LESSEE SHALL BE LEGALLY OBLIGED TO WITHHOLD TAX FROM ANY PAYMENT DUE TO THE LESSOR FROM THE LESSEE UNDER THIS LEASE THE LESSEE SHALL WITHHOLD THE MINIMUM PERMISSIBLE AMOUNT BUT SHALL OTHERWISE COMPLY WITH ALL COVENANTS UNDER THIS LEASE INCLUDING THE COVENANT TO PAY RENT.



6.       OWNERSHIP ISSUES

LESSEE'S ACKNOWLEDGMENT

6.1. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS THE REGISTERED PROPRIETOR OF THE LAND AND THAT THE LESSEE HAS ONLY THE RIGHT TO THE SOLE AND EXCLUSIVE POSSESSION AND USE OF THE LEASED PROPERTY UPON THE TERMS AND CONDITIONS OF THIS LEASE.

LESSEE NOT TO ASSERT OWNERSHIP RIGHTS

6.2.     THE LESSEE WILL NOT, AT ANY TIME DURING THE TERM:

         6.2.1.   FILE ANY INCOME TAX RETURN OR OTHER ASSOCIATED DOCUMENTS;

         6.2.2. FILE ANY OTHER DOCUMENT WITH OR SUBMIT ANY DOCUMENT TO ANY GOVERNMENTAL BODY OR AUTHORITY;

         6.2.3.   ENTER INTO ANY WRITTEN CONTRACTUAL ARRANGEMENT WITH ANY
                  PERSON; OR

         6.2.4.   RELEASE ANY FINANCIAL STATEMENTS OF THE LESSEE;

         in each case that takes a position other than that the Lessor is the registered proprietor of the Land.

LESSOR'S PERSONAL PROPERTY

6.3. THE LESSEE SHALL IN ALL MATERIAL RESPECTS, DURING THE TERM, MAINTAIN ALL OF THE LESSOR'S PERSONAL PROPERTY IN GOOD ORDER, CONDITION AND REPAIR AS SHALL BE NECESSARY IN ORDER TO OPERATE THE FACILITY FOR THE FACILITY'S PRIMARY INTENDED USE IN COMPLIANCE WITH ALL APPLICABLE LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS, AND IN ACCORDANCE WITH CUSTOMARY PRACTICE IN THE INDUSTRY FOR THE PRIMARY INTENDED USE.

REPLACEMENT OF LESSOR'S PERSONAL PROPERTY

6.4. IF ANY OF THE LESSOR'S PERSONAL PROPERTY REQUIRES REPLACEMENT IN ORDER TO COMPLY WITH CLAUSE 6.3, THE LESSEE SHALL PROMPTLY REPLACE IT WITH OTHER SIMILAR PROPERTY OF THE SAME OR BETTER QUALITY AT THE LESSEE'S SOLE COST AND EXPENSE, AND THE REPLACEMENT PROPERTY SHALL BE DEEMED TO BE FROM THE DATE OF ACQUISITION PART OF THE LESSOR'S PERSONAL PROPERTY.

NO ENCUMBRANCE

6.5. THE LESSEE SHALL NOT CAUSE OR ALLOW THE LESSOR'S PERSONAL PROPERTY TO BE SUBJECT TO ANY ENCUMBRANCE.

ADDITIONAL EQUIPMENT ETC

6.6.     THE LESSEE SHALL ALSO PROVIDE AND MAINTAIN TO A REASONABLE, SAFE AND

         PROPER STANDARD AND IN WORKING ORDER ALL ADDITIONAL ITEMS OF EQUIPMENT, FIXTURES, FITTINGS AND CHATTELS AND OTHER PERSONAL PROPERTY AS SHALL BE NECESSARY AND APPROPRIATE IN ORDER TO REASONABLY AND PROPERLY OPERATE THE FACILITY FOR ITS PRIMARY INTENDED USE.

LESSEE MAY ACQUIRE PERSONAL PROPERTY

6.7. THE LESSEE SHALL HAVE THE RIGHT BUT NOT THE OBLIGATION TO ACQUIRE SUCH TANGIBLE, MOVEABLE PERSONAL PROPERTY AS THE LESSEE DEEMS APPROPRIATE IN RELATION TO ITS OPERATION OF THE LEASED PROPERTY AND ALL SUCH PERSONAL PROPERTY SHALL BE THE LESSEE'S PERSONAL PROPERTY SO LONG AS IT DOES NOT CONSTITUTE REPLACEMENT PROPERTY.

ABANDONMENT OF LESSEE'S PERSONAL PROPERTY

6.8. ALL OF THE LESSEE'S PERSONAL PROPERTY NOT ACQUIRED BY THE LESSOR UNDER THE LESSOR'S OPTION CONTAINED IN THIS LEASE OR NOT REMOVED BY THE LESSEE WITHIN 20 DAYS AFTER THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE SHALL BE CONSIDERED ABANDONED BY THE LESSEE AND MAY BE RETAINED, USED, STORED, APPROPRIATED, SOLD, DESTROYED OR OTHERWISE DISPOSED OF BY THE LESSOR WITHOUT GIVING NOTICE TO THE LESSEE AND WITHOUT ANY PAYMENT TO THE LESSEE AND WITHOUT ANY OBLIGATION TO ACCOUNT TO THE LESSEE. THE LESSEE WILL, AT ITS EXPENSE, REPAIR ALL DAMAGE TO THE LEASED PROPERTY CAUSED BY THE REMOVAL OF THE LESSEE'S PERSONAL PROPERTY, WHETHER EFFECTED BY THE LESSEE OR THE LESSOR OTHER THAN DAMAGE RESULTING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE LESSOR.

CHARGE OVER LESSEE'S ASSETS

6.9. THE LESSEE HAS AT THE DATE OF THIS LEASE CONCURRENTLY GRANTED TO THE LESSOR A FIXED AND FLOATING CHARGE OVER ALL OF THE LESSEE'S ASSETS INCLUDING A SECURITY INTEREST IN THE LESSEE'S PERSONAL PROPERTY (AS SUCH SECURITY IS MORE PARTICULARLY DESCRIBED IN THE SECURITY AGREEMENT) AND THE LESSOR COVENANTS (SUBJECT TO UNCONDITIONAL PAYMENT TO THE LESSOR OF ALL MONEY AND OBLIGATIONS SECURED BY THE

         SECURITY AGREEMENT AND TO THE LESSEE NOT OTHERWISE BEING IN BREACH OF ITS OBLIGATIONS TO THE LESSOR) TO RELEASE ABSOLUTELY THE FIXED AND FLOATING CHARGE ON THE EARLIEST OF:

         6.9.1.   THE EXPIRATION OF THE TERM BY EFFLUXION OF TIME; OR

         6.9.2. SURRENDER OF THE WHOLE OF THE LEASED PROPERTY VOLUNTARILY ACCEPTED IN THE LESSOR'S ABSOLUTE DISCRETION BY THE LESSOR (BUT NOT OTHERWISE); OR

         6.9.3. THE COMPLETION OF THE PURCHASE OF THE LEASED PROPERTY BY THE LESSEE UNDER THIS LEASE.

LESSOR DOES NOT OWN EXCLUDED PERSONAL PROPERTY

6.10. THE LESSEE ACKNOWLEDGES THAT THE LESSOR DOES NOT OWN, CLAIM OWNERSHIP OF, NOR HAVE ANY EXPRESS OR IMPLIED RIGHTS TO ALLOW THE LESSEE TO USE THE EXCLUDED PERSONAL PROPERTY AND THE LESSEE ENTERS THIS LEASE ON THAT BASIS AND SHALL NOT MAKE ANY CLAIM NOR BRING ANY ACTION AGAINST THE LESSOR IN RESPECT OF THE EXCLUDED PERSONAL PROPERTY.

CLAIM IN RESPECT OF EXCLUDED PERSONAL PROPERTY

6.11. IF A CLAIM IS MADE BY THE TRUE OWNER OR ANY THIRD PARTY OF THE EXCLUDED PERSONAL PROPERTY AGAINST THE LESSEE, THE LESSEE SHALL NOTIFY THE LESSOR, IN WRITING, IMMEDIATELY UPON LEARNING OF ANY SUCH CLAIM AND IF ANY SUCH CLAIM IS MADE AGAINST THE LESSOR, THE LESSEE SHALL AND DOES HEREBY INDEMNIFY THE LESSOR, ITS PRINCIPALS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES (HEREINAFTER, ALL "INDEMNITIES") FROM EACH AND EVERY SUCH CLAIM, CAUSE OF ACTION, DAMAGES, DEMAND, OBLIGATION, FINE, LIABILITY, LOSS, SETTLEMENT, LIEN, LITIGATION, JUDGMENT, PROCEEDING, DISBURSEMENT EXPENSE AND/OR COST, HOWEVER DEFINED AND OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, FORESEEABLE, CONTINGENT OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, LEGAL FEES) IN CONNECTION WITH SUCH CLAIM OR CLAIMS.

REMOVAL OF EXCLUDED PERSONAL PROPERTY

6.12. IF THE TRUE OWNER OR ANY THIRD PARTY REMOVES THE EXCLUDED PERSONAL PROPERTY OR ANY PORTION OF THE EXCLUDED PERSONAL PROPERTY FROM THE LEASED PROPERTY, THE LESSEE SHALL REPLACE THE SAME WITHOUT DELAY AT ITS OWN EXPENSE BY CHATTELS OF A SIMILAR KIND AND OF NO LESSER VALUE AND FOLLOWING SUCH REPLACEMENT SUCH CHATTELS SHALL BE DEEMED TO BE THE LESSOR'S PERSONAL PROPERTY. THERE SHALL BE NO OBLIGATION ON THE LESSEE UNDER THIS CLAUSE TO REPLACE (OR PAY FOR THE REPLACEMENT OF) THE RESIDENTS' PERSONAL PROPERTY.



7.       CONDITION OF LEASED PROPERTY USE AND ENVIRONMENTAL MATTERS

LEASED PROPERTY "AS IS"

7.1.     THE LESSEE ACKNOWLEDGES:

         7.1.1.   RECEIPT AND DELIVERY OF POSSESSION OF THE LEASED PROPERTY;

         7.1.2. THAT THE LESSEE HAS EXAMINED AND INSPECTED AND OTHERWISE HAS KNOWLEDGE OF THE CONDITION OF THE LEASED PROPERTY BEFORE THE EXECUTION AND DELIVERY OF THIS LEASE AND HAS FOUND ALL OF THE SAME TO BE IN GOOD ORDER AND REPAIR AND SATISFACTORY FOR THE PRIMARY INTENDED USE;

         7.1.3. THE LESSEE IS LEASING THE LEASED PROPERTY "AS IS" IN ITS PRESENT CONDITION AND THE LESSEE WAIVES ANY CLAIM OR ACTION AGAINST THE LESSOR IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY AND THE EXCLUDED PERSONAL PROPERTY;

         7.1.4. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR THE EXCLUDED PERSONAL PROPERTY OR ANY PART OF THE LEASED PROPERTY OR EXCLUDED PERSONAL PROPERTY, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR

                  WORKMANSHIP, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY THE LESSEE;

         7.1.5. THE LESSEE IS SOLELY RESPONSIBLE FOR THE CONDITION OF THE LEASED PROPERTY AND THE EXCLUDED PERSONAL PROPERTY; AND

         7.1.6. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED IN RESPECT OF THE APPROVALS, IT BEING AGREED THAT THE LESSEE SHALL BE RESPONSIBLE FOR OBTAINING, MAINTAINING AND RENEWING ALL APPROVALS.

LESSEE'S COVENANTS RE APPROVALS ETC

7.2. THE LESSEE COVENANTS THAT IT COMPLIES WITH ALL OBLIGATIONS AND LEGAL REQUIREMENTS INCLUDING THAT IT:

         7.2.1.   HAS CURRENT VALID APPROVALS;

         7.2.2.   WILL OBTAIN, MAINTAIN AND RENEW ALL APPROVALS; AND

         7.2.3. DO ALL THINGS NECESSARY TO ENSURE THAT ALL APPROVALS ARE NOT PREJUDICED IN ANY WAY.

7.3.     THE LESSEE COVENANTS THAT IT:

         7.3.1. WILL IMMEDIATELY GIVE NOTICE TO THE LESSOR IF ANY APPROVALS ARE NOT OBTAINED, NOT RENEWED OR ARE REFUSED OR HAVE BEEN REVOKED, SUSPENDED, TERMINATED, OTHERWISE CANCELLED OR MADE SUBJECT TO SANCTIONS OR CONDITIONS UNDER ESSENTIAL LEGISLATION;

         7.3.2. WILL IMMEDIATELY GIVE NOTICE TO THE LESSOR IF THE LESSEE IS AWARE OF ANY NOTICE OR INFORMATION, WHETHER FORMAL OR INFORMAL, THAT MAY FORM THE BASIS FOR ANY APPROVALS TO BE REFUSED OR BE REVOKED, SUSPENDED, TERMINATED, OTHERWISE CANCELLED OR MADE SUBJECT TO SANCTIONS OR CONDITIONS UNDER ESSENTIAL LEGISLATION;

         7.3.3. WILL DURING THE TERM CONTINUOUSLY OPERATE THE FACILITY IN ACCORDANCE WITH ITS PRIMARY INTENDED USE AND SHALL USE ALL REASONABLE ENDEAVOURS TO PROMOTE SUCH BUSINESS AND (WITHOUT PREJUDICE TO THE FOREGOING AND EXCEPT WHERE REQUIRED BY LAW) SHALL NOT REDUCE, SEEK TO REDUCE OR ALLOW TO BE REDUCED TO FEWER THAN 1938 THE TOTAL NUMBER OF AGED CARE PLACES AT ALL FACILITIES.

         7.3.4. GIVE THE LESSOR 1 MONTH'S WRITTEN NOTICE BEFORE THE LESSEE TRANSFERS ANY AGED CARE PLACE FROM ONE FACILITY TO ANOTHER OR OTHERWISE INCREASES OR DECREASES THE NUMBER OF SUCH AGED CARE PLACES AS MAY BE PERMITTED IN ACCORDANCE WITH CLAUSE 7.3(C).

7.4. THE LESSEE COVENANTS TO RECTIFY ANY REMEDIAL BREACHES OF THE COVENANTS CONTAINED IN CLAUSE 7.2 OR CLAUSE 7.3 WITHIN 30 DAYS OR SUCH LESSER PERIOD OF TIME AS STIPULATED IN ESSENTIAL LEGISLATION, EXCEPT WHERE THE LESSOR DETERMINES SUCH BREACHES ARE CRITICAL OR FUNDAMENTAL IN WHICH CASE SUCH BREACHES MUST BE RECTIFIED IMMEDIATELY.

USE OF LEASED PROPERTY

7.5. WITHOUT PREJUDICE TO CLAUSES 7.2, 7.3 AND 7.4 THE LESSEE SHALL NOT USE THE LEASED PROPERTY OR ANY PORTION THEREOF FOR ANY OTHER USE THAN THE PRIMARY INTENDED USE. NO USE SHALL BE MADE OR PERMITTED TO BE MADE OF THE LEASED PROPERTY, AND NO ACTS SHALL BE DONE, WHICH WILL CAUSE OR PERMIT THE CANCELLATION OR AVOIDANCE OF OR REFUSAL OF PAYMENT UNDER ANY INSURANCE POLICY COVERING THE LEASED PROPERTY OR ANY PART THEREOF, NOR SHALL THE LESSEE SELL OR OTHERWISE PROVIDE TO RESIDENTS OR PATIENTS, OR PERMIT TO BE KEPT, USED OR SOLD IN OR ABOUT THE LEASED PROPERTY ANY ARTICLE WHICH MAY BE PROHIBITED BY LAW OR BY THE STANDARD FORM OF FIRE INSURANCE POLICIES, OR ANY OTHER INSURANCE POLICIES REQUIRED TO BE CARRIED OUT UNDER THIS LEASE, OR FIRE UNDERWRITER'S REGULATION.

NO WASTE

7.6. THE LESSEE SHALL NOT COMMIT OR SUFFER TO BE COMMITTED ANY WASTE (NOT BEING AMELIORATING WASTE IN COMPLIANCE WITH THE PROVISIONS OF THIS LEASE) ON THE LEASED PROPERTY, OR IN ANY FACILITY, NOR SHALL THE LESSEE CAUSE OR PERMIT ANY NUISANCE.

NOT TO SUFFER CERTAIN THINGS

7.7. THE LESSEE SHALL NEITHER USE NOR SUFFER OR PERMIT THE LEASED PROPERTY OR ANY PORTION OF THE LEASED PROPERTY, OR THE LESSEE'S PERSONAL PROPERTY, OR THE EXCLUDED PERSONAL PROPERTY TO BE USED IN SUCH A MANNER
         WHICH:

         7.7.1. IMPAIRS THE LESSOR'S (OR THE LESSEE'S, AS THE CASE MAY BE) TITLE; OR

         7.7.2. IS OR IN THE PROPER OPINION OF THE LESSOR MAY BE OR BECOME A NUISANCE OR DAMAGE (INCLUDING, WITHOUT LIMITATION, ANNOYANCE CAUSED BY RADIO, TELEVISION OR OTHER SOUND-PRODUCING APPARATUS OR ANY MACHINERY OR MECHANICAL INSTRUMENT) TO THE LESSOR OR TO THE OWNERS OR OCCUPIERS OF ANY ADJOINING OR NEIGHBOURING PROPERTY.

NO WARRANTY RE USE

7.8. THERE IS NO IMPLIED REPRESENTATION OR WARRANTY OR OTHER OBLIGATION ON THE PART OF THE LESSOR THAT THE PRIMARY INTENDED USE IS A PERMITTED USE UNDER THE PLANNING ACTS.

NOTICE OF DEFECT

7.9. WITHOUT DELAY UPON BECOMING AWARE OF IT THE LESSEE SHALL GIVE NOTICE TO THE LESSOR OF ANY DEFECT IN THE STATE OF THE LEASED PROPERTY WHICH WOULD OR MIGHT GIVE RISE TO AN OBLIGATION ON THE LESSOR TO DO OR REFRAIN FROM DOING ANYTHING IN ORDER TO COMPLY WITH ANY DUTY OF CARE IMPOSED ON THE LESSOR BY STATUTE OR COMMON LAW AND THE LESSEE SHALL INDEMNIFY THE LESSOR AGAINST ALL ACTIONS, CLAIMS, COSTS, DEMANDS, EXPENSES, LIABILITIES AND LOSSES ARISING FROM ANY FAILURE TO GIVE SUCH

         NOTICE AND AT ALL TIMES TO DISPLAY AND MAINTAIN ALL SAFETY NOTICES (AND THEIR WORDING) WHICH THE LESSOR MAY FROM TIME TO TIME REASONABLY REQUIRE TO BE DISPLAYED AT THE LEASED PROPERTY.

NO HAZARDOUS SUBSTANCES

7.10. THE LESSEE SHALL NOT PERMIT, CONDUCT OR ALLOW ON THE LEASED PROPERTY, THE GENERATION, INTRODUCTION, PRESENCE, MAINTENANCE, USE, RECEIPT, ACCEPTANCE, TREATMENT, MANUFACTURE, PRODUCTION, INSTALLATION, MANAGEMENT, STORAGE, DISPOSAL OR RELEASE OF ANY HAZARDOUS SUBSTANCES EXCEPT IN COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

NOTICE OF REGULATORY ACTIONS

7.11. THE LESSEE WILL NOTIFY THE LESSOR IMMEDIATELY UPON LEARNING OF ANY EXISTING, PENDING OR THREATENED:

         7.11.1. INVESTIGATION, INQUIRY, CLAIM OR ACTION BY ANY GOVERNMENTAL OR STATUTORY AUTHORITY OR LOCAL COUNCIL IN CONNECTION WITH ANY ENVIRONMENTAL LAWS;

         7.11.2.  THIRD PARTY CLAIMS;

         7.11.3.  REGULATORY ACTIONS; AND/OR

         7.11.4.  CONTAMINATION OF THE LEASED PROPERTY.

COST OF REMEDIAL ACTION

7.12.

         7.12.1. IF ANY INVESTIGATION AND/OR CLEAN-UP IS REQUIRED BY ANY ENVIRONMENTAL LAW OR BY THE LESSOR FOLLOWING AN ENVIRONMENTAL AUDIT UNDER CLAUSE 7.14, THEN THE LESSEE SHALL COMPLETE, AT ITS OWN EXPENSE, SUCH INVESTIGATION AND/OR CLEAN-UP OR CAUSE EACH SUCH OTHER PERSON AS MAY BE RESPONSIBLE FOR ANY OF THE FOLLOWING TO CONDUCT SUCH INVESTIGATION AND/OR CLEAN-UP.

         7.12.2. IN THE CASE OF THE EXPIRATION OR EARLIER TERMINATION OF THE TERM OF THIS LEASE, THE LESSEE SHALL CAUSE THE

                  LEASED PROPERTY TO BE DELIVERED IN A MANNER THAT IS REQUIRED TO ENSURE THAT THE THEN PRESENT OR FUTURE USE, OPERATION, LEASING, DEVELOPMENT, CONSTRUCTION, ALTERATION, REFINANCING OR SALE OF THE LEASED PROPERTY SHALL NOT BE RESTRICTED BY ANY ENVIRONMENTAL CONDITION.

DELIVERY OF ENVIRONMENTAL DOCUMENTS

7.13. THE LESSEE SHALL DELIVER TO THE LESSOR OR ITS ASSOCIATED COMPANIES, COMPLETE COPIES OF ANY AND ALL ENVIRONMENTAL DOCUMENTS THAT MAY NOW BE IN OR AT ANY TIME IN THE FUTURE COME INTO THE POSSESSION OF THE LESSEE.

ENVIRONMENTAL AUDIT

7.14. AT THE LESSEE'S EXPENSE, THE LESSEE SHALL FROM TIME TO TIME, AFTER THE LESSOR'S REQUEST THEREFOR, PROVIDE TO THE LESSOR A WRITTEN CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE LESSOR, FROM AN ENVIRONMENTAL FIRM ACCEPTABLE TO THE LESSOR, WHICH STATES THAT THE LEASED PROPERTY DOES NOT CONTAIN ANY HAZARDOUS SUBSTANCES OTHER THAN THOSE HAZARDOUS SUBSTANCES WHICH WILL NOT MATERIALLY ADVERSELY AFFECT EITHER THE PRIMARY INTENDED USE OF THE FACILITY OR THE VALUE OF THE LEASED PROPERTY. ALL TESTS AND SAMPLES SHALL BE CONDUCTED USING GENERALLY ACCEPTED AND SCIENTIFICALLY VALID TECHNOLOGY AND METHODOLOGIES. THE LESSEE SHALL GIVE THE ENGINEER OR ENVIRONMENTAL CONSULTANT REASONABLE ACCESS TO THE LEASED PROPERTY AND TO ALL RECORDS IN THE POSSESSION OF THE LESSEE THAT MAY INDICATE THE PRESENCE (WHETHER CURRENT OR PAST) OR RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER OR ABOUT THE LEASED PROPERTY. THE LESSEE SHALL ALSO PROVIDE THE ENGINEER OR ENVIRONMENTAL CONSULTANT AN OPPORTUNITY TO INTERVIEW SUCH PERSONS EMPLOYED (AT ANY
         TIME) IN CONNECTION WITH THE LEASED PROPERTY AS THE ENGINEER OR CONSULTANT DEEMS APPROPRIATE. AFTER THE LESSOR HAS REQUESTED AND RECEIVED SUCH A CERTIFICATE FROM THE LESSEE, THE LESSOR SHALL NOT BE ENTITLED TO REQUEST ANY FURTHER CERTIFICATES UNLESS:

         7.14.1. THERE HAVE BEEN ANY CHANGES, MODIFICATIONS OR ADDITIONS TO ANY ENVIRONMENTAL LAWS WHICH APPLY TO OR AFFECT THE LEASED PROPERTY;

         7.14.2. ALTERATIONS OF A STRUCTURAL NATURE HAVE BEEN MADE TO THE LEASED PROPERTY;

         7.14.3. THERE HAS BEEN A SIGNIFICANT CHANGE IN THE CONDITION OF THE LEASED PROPERTY; OR

         7.14.4. THE LESSOR HAS ANOTHER GOOD REASON FOR REQUESTING SUCH CERTIFICATE OR CERTIFICATES.

         IF THE ENGINEER OR ENVIRONMENTAL CONSULTANT DISCOVERS ANY HAZARDOUS SUBSTANCES, THE LESSEE SHALL IMMEDIATELY REPORT SUCH FACT TO THE LESSOR, AND THE LESSEE SHALL PERFORM ALL OF THE LESSEE'S OTHER OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO SUCH HAZARDOUS SUBSTANCES.

RIGHT OF ENTRY WHERE ENVIRONMENTAL MATTER

7.15. IF THE LESSEE FAILS TO PROVIDE AN ENVIRONMENTAL AUDIT REFERRED TO IN CLAUSE 7.12, THE LESSEE SHALL PERMIT THE LESSOR FROM TIME TO TIME, BY ITS EMPLOYEES, AGENTS, CONTRACTORS OR REPRESENTATIVES, TO ENTER UPON THE LEASED PROPERTY FOR THE PURPOSES OF TAKING SAMPLES AND CONDUCTING SUCH SOIL AND CHEMICAL TESTS OR ANY OTHER ENVIRONMENTAL INVESTIGATIONS, EXAMINATIONS, OR ANALYSES (HEREAFTER COLLECTIVELY REFERRED TO AS "INVESTIGATION") AS THE LESSOR MAY DESIRE. THE LESSOR, AND ITS EMPLOYEES, AGENTS, CONTRACTORS, CONSULTANTS AND/OR REPRESENTATIVES, SHALL CONDUCT ANY INVESTIGATION IN A MANNER WHICH DOES NOT UNREASONABLY INTERFERE WITH THE LESSEE'S USE AND OPERATIONS EXCEPT IF THE INVESTIGATION CANNOT OTHERWISE BE REASONABLY AND INEXPENSIVELY CONDUCTED. THE LESSOR SHALL GIVE THE LESSEE REASONABLE PRIOR NOTICE OTHER THAN IN AN EMERGENCY, BEFORE ENTERING ONTO THE LEASED PROPERTY TO CONDUCT SUCH INVESTIGATION, AND SHALL PROVIDE COPIES OF ANY REPORTS OR RESULTS TO THE LESSEE, AND THE LESSEE SHALL COOPERATE FULLY IN SUCH INVESTIGATION.

ENVIRONMENTAL MATTERS ON TERMINATION

7.16. AT THE END OF THIS LEASE, THE LESSEE SHALL CAUSE THE LEASED PROPERTY TO BE DELIVERED FREE OF ANY AND ALL REGULATORY ACTIONS AND THIRD PARTY CLAIMS AND OTHERWISE IN COMPLIANCE WITH ALL ENVIRONMENTAL LAWS AFFECTING THE LEASED PROPERTY.

COMPLIANCE WITH ENVIRONMENTAL LAWS

7.17. THE LESSEE SHALL COMPLY WITH, AND CAUSE ITS AGENTS, SERVANTS AND EMPLOYEES, TO COMPLY WITH, AND SHALL USE REASONABLE EFFORTS TO CAUSE EACH TENANT AND OTHER OCCUPANT AND USER OF THE LEASED PROPERTY, AND THE AGENTS, SERVANTS AND EMPLOYEES OF SUCH TENANTS, OCCUPANTS AND USERS, TO COMPLY WITH EACH AND EVERY ENVIRONMENTAL LAW APPLICABLE TO THE LESSEE, THE LEASED PROPERTY AND EACH SUCH TENANT, OCCUPANT OR USER WITH RESPECT OF THE LEASED PROPERTY. SPECIFICALLY, BUT WITHOUT LIMITATION:

         7.17.1. THE LESSEE SHALL OBTAIN AND MAINTAIN (AND THE LESSEE SHALL USE REASONABLE EFFORTS TO CAUSE EACH TENANT, OCCUPANT AND USER TO OBTAIN AND MAINTAIN) ALL PERMITS, CERTIFICATES, LICENCES AND OTHER CONSENTS AND APPROVALS REQUIRED BY ANY APPLICABLE ENVIRONMENTAL LAW FROM TIME TO TIME WITH RESPECT TO THE LESSEE, EACH AND EVERY PART OF THE LEASED PROPERTY AND/OR THE CONDUCT OF ANY BUSINESS AT THE FACILITY OR RELATED THERETO;

         7.17.2.  THE LESSEE SHALL NOT CAUSE, SUFFER OR PERMIT ANY
                  CONTAMINATION;

         7.17.3. IF A CONTAMINATION OCCURS, THE LESSEE SHALL PROMPTLY CLEAN-UP AND REMOVE ANY HAZARDOUS SUBSTANCE OR CAUSE THE CLEAN-UP AND THE REMOVAL OF ANY HAZARDOUS SUBSTANCE AND IN ANY SUCH CASE THE CLEAN-UP AND REMOVAL OF THE HAZARDOUS SUBSTANCE SHALL BE EFFECTED IN STRICT COMPLIANCE WITH AND IN ACCORDANCE WITH THE PROVISIONS OF THE APPLICABLE ENVIRONMENTAL LAWS;

         7.17.4. PROMPTLY UPON RECEIPT BY THE LESSEE OF NOTICE OR DISCOVERY BY THE LESSEE OF ANY FACT OR CIRCUMSTANCE WHICH MIGHT RESULT IN A BREACH OR VIOLATION OF ANY COVENANT OR AGREEMENT, THE LESSEE SHALL NOTIFY THE LESSOR IN WRITING OF SUCH FACT OR CIRCUMSTANCE; AND

         7.17.5. PROMPTLY UPON RECEIPT OF ANY REQUEST, ORDER OR OTHER NOTICE RELATING TO THE LEASED PROPERTY UNDER ANY ENVIRONMENTAL LAW, THE LESSEE SHALL FORWARD A COPY THEREOF TO THE LESSOR.

ENVIRONMENTAL RELATED REMEDIES

7.18. IN THE EVENT OF A BREACH BY THE LESSEE BEYOND ANY APPLICABLE NOTICE AND/OR GRACE PERIOD OF ITS COVENANTS WITH RESPECT TO ENVIRONMENTAL MATTERS, THE LESSOR MAY, IN ITS SOLE DISCRETION, DO ANY ONE OR MORE OF THE FOLLOWING (THE EXERCISE OF ONE RIGHT OR REMEDY UNDER THIS LEASE NOT PRECLUDING THE SIMULTANEOUS OR SUBSEQUENT TAKING OF ANY OTHER RIGHT HEREUNDER):

         7.18.1. CAUSE THE CLEAN-UP OF ANY HAZARDOUS SUBSTANCE OR OTHER ENVIRONMENTAL CONDITION ON OR UNDER THE LEASED PROPERTY, OR BOTH, AT THE LESSEE'S COST AND EXPENSE; OR

         7.18.2. PAY ON BEHALF OF THE LESSEE ANY DAMAGES, COSTS, FINES OR PENALTIES IMPOSED ON THE LESSEE AS A RESULT OF ANY REGULATORY ACTIONS; OR

         7.18.3. PAY, ON BEHALF OF THE LESSEE, ANY DAMAGES, COSTS, FINES OR PENALTIES IMPOSED ON THE LESSEE AS A RESULT OF ANY THIRD PARTY CLAIMS; OR

         7.18.4. DEMAND THAT THE LESSEE MAKE IMMEDIATE PAYMENT OF ALL OF THE COSTS OF SUCH CLEAN-UP AND/OR EXERCISE OF THE REMEDIES SET FORTH IN THIS CLAUSE 7.16 INCURRED BY THE LESSOR AND NOT PAID BY THE LESSEE AS OF THE DATE OF SUCH DEMAND WHETHER OR NOT SUCH SUMS WERE ADDED TO THE INDEBTEDNESS SECURED BY THIS

                  LEASE (AND WHETHER OR NOT ANY COURT HAS ORDERED THE CLEAN-UP) AND SUCH COSTS SHALL BECOME IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE.

ENVIRONMENTAL INDEMNITIES

7.19. THE LESSEE SHALL AND DOES HEREBY INDEMNIFY, DEFEND AND HOLD HARMLESS THE LESSOR, ITS PRINCIPALS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES FROM EACH AND EVERY INCURRED AND POTENTIAL CLAIM, CAUSE OF ACTION, DAMAGE, DEMAND, OBLIGATION, FINE, LABORATORY FEE, LIABILITY, LOSS, PENALTY, IMPOSITION SETTLEMENT, LEVY, LIEN, REMOVAL, LITIGATION, JUDGMENT, PROCEEDING, DISBURSEMENT, EXPENSE AND/OR COST (INCLUDING WITHOUT LIMITATION THE COST OF EACH AND EVERY CLEAN-UP), HOWEVER DEFINED AND OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, CONTINGENT OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, CONSULTANTS' FEES, EXPERTS' FEES AND RELATED EXPENSES, CAPITAL, OPERATING AND MAINTENANCE COSTS), INCURRED IN CONNECTION WITH:

         7.19.1.  ANY INVESTIGATION OR MONITORING OF SITE CONDITIONS; AND

         7.19.2. ANY CLEAN-UP REQUIRED OR PERFORMED BY ANY STATE OR LOCAL GOVERNMENT ENTITY OR PERFORMED BY ANY OTHER ENTITY OR PERSON BECAUSE OF THE PRESENCE OF ANY HAZARDOUS SUBSTANCE, RELEASE, THREATENED RELEASE OR ANY CONTAMINATION ON, IN, UNDER OR ABOUT ANY OF THE LEASED PROPERTY WHICH MAY BE ASSERTED AGAINST, IMPOSED ON, SUFFERED OR INCURRED BY THE LESSOR ARISING OUT OF OR IN ANY WAY RELATED TO, OR ALLEGEDLY ARISING OUT OF OR DUE TO ANY ENVIRONMENTAL MATTER INCLUDING, BUT NOT LIMITED TO, ANY ONE OR MORE OF THE FOLLOWING:

                  7.19.2.1. the disposal, release, threatened release or the presence of or disturbance of any Hazardous Substance on, in, at, from, under or affecting the Leased Property, including, without limitation, the presence of any Hazardous Substance which has come to be located in, on, at, under, or near the Leased Property from another location;

                  7.19.2.2. all injuries to health or safety (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in, under any of the Leased Properties;

                  7.19.2.3. all breaches, and alleged breaches, of any Environmental Law relating to the Leased Property or any activity on, in, at, under or near the Leased Property;

                  7.19.2.4. all misrepresentations relating to environmental matters in any documents or materials furnished by the Lessee to the Lessor and/or its representatives;

                  7.19.2.5. each and every Event of Default under this Lease relating to environmental matters;

                  7.19.2.6. any and all legal proceedings brought or threatened against any the Lessor, settlements reached and governmental orders relating to any Hazardous Substances at, on, in, under or near the Leased Property, and all demands of governmental authorities, and all policies and requirements of the Lessor's insurers, based upon or in any way related to any Hazardous Substances at, on, in, under the Leased Property.

RIGHTS ADDITIONAL AND WILL SURVIVE

7.20. THE RIGHTS GRANTED TO THE LESSOR UNDER THIS CLAUSE 7 ARE IN ADDITION TO AND NOT IN LIMITATION OF ANY OTHER RIGHTS OR REMEDIES AVAILABLE TO THE LESSOR UNDER THIS LEASE OR ALLOWED AT LAW OR IN EQUITY. THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS CLAUSE 7 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE TERM OF THIS LEASE.

LEGAL AND INSURANCE REQUIREMENTS

7.21.    SUBJECT TO PART 12 RELATING TO PERMITTED CONTESTS, THE LESSEE, AT ITS

         EXPENSE, WILL PROMPTLY COMPLY WITH ALL APPLICABLE LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS IN RESPECT OF THE USE, OPERATION, MAINTENANCE, REPAIR AND RESTORATION OF THE LEASED PROPERTY AND THE LESSEE'S PERSONAL PROPERTY, WHETHER OR NOT COMPLIANCE REQUIRES EXECUTION OF STRUCTURAL CHANGES OR OTHER WORKS TO THE LEASED PROPERTY AND WHETHER BY LANDLORD OR TENANT, OR INTERFERES WITH THE USE AND ENJOYMENT OF THE LEASED PROPERTY.



8.       FINANCIAL COVENANTS

LESSEE'S TANGIBLE NET WORTH

8.1. AT ALL TIMES DURING THE TERM, THE LESSEE SHALL MAINTAIN A TANGIBLE NET WORTH OF NOT LESS THAN THE MINIMUM TANGIBLE NET WORTH. IF AT ANY TIME DURING THE TERM, THE LESSOR OR THE LESSEE DISCOVERS THAT THE LESSEE'S TANGIBLE NET WORTH IS LESS THAN THE MINIMUM TANGIBLE NET WORTH THEN THE LESSEE SHALL CAUSE ITS SHAREHOLDERS OR NEW SHAREHOLDERS TO CONTRIBUTE EQUITY CAPITAL TO THE LESSEE AS NECESSARY TO SATISFY THE REQUIREMENTS UNDER THIS PART. THE LESSEE MUST SATISFY SUCH REQUIREMENTS WITHIN A 30 DAY PERIOD AFTER DISCOVERY, AND THE FAILURE TO DO SO SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS LEASE.

CURRENT RATIO

8.2. AT ALL TIMES DURING THE TERM OF THIS LEASE THE LESSEE SHALL MAINTAIN A RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES OF NOT LESS THAN 1.1 TO 1.

CASH FLOW/RENT RATIO

8.3.

         8.3.1. FROM THE COMMENCEMENT DATE TO 30 JUNE 1999 THE LESSEE SHALL MAINTAIN A RATIO OF GROSS CASH FLOW TO RENT OF NOT LESS THAN
                  1.5 TO 1;

         8.3.2. FROM 1 JULY 1999 TO 30 JUNE 2000 THE LESSEE SHALL MAINTAIN A RATIO OF CASH FLOW TO RENT OF NOT LESS THAN 1.2 TO 1; AND

         8.3.3. DURING THE REMAINDER OF THE TERM THE LESSEE SHALL MAINTAIN A RATIO OF CASH FLOW TO RENT OF NOT LESS THAN 1.25 TO 1.

CASH FLOW COVERAGE FOR ADDITIONAL DEBT

8.4. THE LESSEE SHALL NOT INCUR ANY ADDITIONAL DEBT UNTIL SUCH TIME AS THE RATIO OF CASH FLOW TO DEBT SERVICE EQUALS OR EXCEEDS THE RATIO OF CASH FLOW TO RENT FOR THE RELEVANT LEASE YEAR WHICH THE LESSEE MUST MAINTAIN IN ACCORDANCE WITH CLAUSE 8.3 (AFTER INCLUDING THE PROPOSED ADDITIONAL DEBT IN THE DEFINITION OF DEBT FOR PURPOSES OF ARRIVING AT DEBT SERVICE WITH RESPECT TO THE NEW DEBT). THE LESSEE'S DEBT SHALL BE DETERMINED AS OF THE END OF EACH CALENDER YEAR FROM THE LESSEE'S ACCOUNTS. AS USED IN THIS CLAUSE, DEBT EXCLUDES LOANS FROM ASSOCIATED COMPANIES OF THE LESSEE WHICH ARE SUBORDINATED TO THE RIGHTS OF THE LESSOR UNDER WRITTEN SUBORDINATION AGREEMENTS IN A FORM AND SUBSTANCE ACCEPTABLE TO THE LESSOR ACTING REASONABLY.

MINIMUM CAPITAL EXPENDITURE

8.5. THE LESSEE SHALL DURING EACH LEASE YEAR EXPEND AT LEAST $300 (EXCLUSIVE OF GST AND ANY SUMS EXPENDED IN REPLACING LESSOR'S PERSONAL PROPERTY IN ACCORDANCE WITH CLAUSE 6.4) PER BED FOR CAPITAL EXPENDITURES TO IMPROVE THE NET UNDERLYING ASSET VALUE OF THE FACILITIES THE TOTAL AMOUNT TO BE SPENT PER FACILITY TO BE A MULTIPLE OF $300 (EXCLUSIVE OF GST AND ANY SUMS EXPENDED IN REPLACING LESSOR'S PERSONAL PROPERTY IN ACCORDANCE WITH CLAUSE 6.4, AND INCREASED IN ACCORDANCE WITH INCREASES IN CPI AS SET OUT BELOW) AND THE NUMBER OF BEDS AT THE RELEVANT FACILITY OR SUCH OTHER AMOUNT PER FACILITY AS THE LESSOR MAY AGREE TO FOLLOWING RECEIPT OF THE CAPITAL AND OPERATING BUDGETS TO BE SUPPLIED TO LESSOR BY LESSEE IN ACCORDANCE WITH CLAUSE 24.1(E) INCREASED IN EACH YEAR BY A PROPORTION EQUIVALENT TO THE INCREASE IN THE CONSUMER PRICE INDEX DURING THE PRECEDING LEASE YEAR (MAKING SUCH ARITHMETIC ADJUSTMENTS AS SHALL BE NECESSARY TO REFLECT ANY REBASING OF THE CONSUMER PRICE INDEX).

LIMITATION ON DISTRIBUTIONS

8.6.

         8.6.1. SUBJECT TO CLAUSE 8.6(B), IF AT ANY TIME THE TANGIBLE NET WORTH OF THE LESSEE IS LESS THAN $2,000,000, THE LESSEE SHALL NOT MAKE ANY PAYMENT OR DISTRIBUTION INCLUDING ANY, LOAN (INCLUDING, BUT NOT LIMITED TO, A LOAN TO A GROUP COMPANY), PRINCIPAL OR INTEREST PAYMENT OR OTHERWISE TO ANY PERSON (WHETHER AN ASSOCIATED COMPANY OR NOT).

         8.6.2. THE LESSEE MAY ONLY MAKE A PAYMENT OR DISTRIBUTION BY WAY OF MANAGEMENT FEES AT ANY TIME TO ANY PERSON (WHETHER AN ASSOCIATED COMPANY OR NOT) IF THE LESSEE:

                  8.6.2.1. has first paid the Rent and any Additional Charges payable at the time such payment or distribution is made and any payable in respect of any previous period; and

                  8.6.2.2. is not otherwise in breach of any of its Obligations under this Lease.

         8.6.3. THE LESSEE MAY PAY OR DISTRIBUTE UP TO 70% OF NET PROFIT BY WAY OF DIVIDEND, LOAN (INCLUDING, BUT NOT LIMITED TO, A LOAN TO A GROUP COMPANY) PRINCIPAL OR INTEREST PAYMENT OR OTHERWISE TO ANY PERSON (WHETHER AN ASSOCIATED COMPANY OR NOT) PROVIDED:

                  8.6.3.1. the Lessee has first paid the Rent and Additional
                           Charges payable at the time such payment or distribution is made and any payable in respect of any previous period;

                  8.6.3.2. the Tangible Net Worth of the Lessee exceeds
                           $2,000,000 but is less than $3,000,000 (both before and after the relevant distribution is made); and

                  8.6.3.3. the Lessee is not otherwise in breach of any of its
                           Obligations under this Lease.

         8.6.4. THE LESSEE MAY MAKE ANY PAYMENT OR DISTRIBUTION BY WAY OF DIVIDEND, LOAN (INCLUDING, BUT NOT LIMITED TO, A LOAN TO A GROUP COMPANY), PRINCIPAL OR INTEREST PAYMENT OR OTHERWISE TO ANY PERSON (WHETHER AN ASSOCIATED COMPANY OR NOT) PROVIDED:

                  8.6.4.1. the Lessee has first paid the Rent and Additional
                           Charges payable at the time such payment or distribution is made and any payable in respect of any previous period;

                  8.6.4.2. the Tangible Net Worth of the Lessee exceeds
                           $3,000,000 (both before and after the relevant payment or distribution is made); and

                  8.6.4.3. the Lessee is not otherwise in breach of any of its
                           Obligations under this Lease.

EXCEPTION TO LIMITATION ON DISTRIBUTIONS

8.7. NOTWITHSTANDING CLAUSE 8.6 THE LESSEE MAY MAKE DISTRIBUTIONS OF INCOME FROM THE TRUST WITH THE PRIOR WRITTEN CONSENT OF THE LESSOR WHICH WILL NOT BE WITHHELD IF THE AMOUNT OF THE DISTRIBUTION IS IMMEDIATELY REPLACED BY A LOAN OF CASH WHICH IS SUBORDINATED TO THE RIGHTS OF THE LESSOR UNDER A WRITTEN SUBORDINATION AGREEMENT IN A FORM AND SUBSTANCE ACCEPTABLE TO THE LESSOR ACTING REASONABLY.



9.       MAINTENANCE AND REPAIR

MAINTENANCE OF THE LEASED PROPERTY

9.1. THE LESSEE, AT ITS EXPENSE, WILL KEEP THE LEASED PROPERTY AND ALL SERVICES, FACILITIES, LANDSCAPING, PRIVATE ROADWAYS, PAVEMENTS AND KERBS APPURTENANT TO THE LEASED PROPERTY AND WHICH ARE UNDER THE LESSEE'S CONTROL AND THE LESSEE'S PERSONAL PROPERTY AND THE EXCLUDED

         PERSONAL PROPERTY IN GOOD AND SUBSTANTIAL REPAIR AND CONDITION INCLUDING REBUILDING OF THE WHOLE OF THE LEASED PROPERTY WHERE NECESSARY (WHETHER OR NOT THE NEED FOR SUCH REPAIRS OCCURS AS A RESULT OF THE LESSEE'S USE, ANY PRIOR USE, THE ELEMENTS OR THE AGE OF THE LEASED PROPERTY, OR ANY PORTION OF THE LEASED PROPERTY OR AS A RESULT OF ANY LATENT OR INHERENT DEFECTS OR ANY CAUSE WHATEVER).

CAPITAL IMPROVEMENTS

9.2. THE LESSEE SHALL MAKE THE STRUCTURAL AND CAPITAL IMPROVEMENTS TO THE LEASED PROPERTY REQUIRED BY CLAUSE 8.5 IN ACCORDANCE WITH ANNUAL CAPITAL BUDGETS TO BE PREPARED BY THE LESSEE AND SUBMITTED TO THE LESSOR BY 1 JUNE OF EACH LEASE YEAR AND APPROVED BY THE LESSOR (SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD OR DELAYED). IF A CAPITAL BUDGET IS NOT SO APPROVED THE LESSEE SHALL WITHIN 14 DAYS SUBMIT A REVISED VERSION WHICH PROCEDURE SHALL BE REPEATED AS OFTEN AS MAY BE NECESSARY.

REPAIR QUALITY

9.3. ALL REPAIRS SHALL, TO THE EXTENT REASONABLY ACHIEVABLE, BE AT LEAST EQUIVALENT IN QUALITY TO THE ORIGINAL WORK, AND, SUBJECT TO THE PROVISIONS OF CLAUSE 9.11, WHERE, BY REASON OF AGE OR CONDITION, SUCH REPAIRS CANNOT BE MADE TO THE QUALITY OF THE ORIGINAL WORK, THE PROPERTY TO BE REPAIRED SHALL BE REPLACED.

PAINT

9.4. AS OFTEN AS SHALL BE NECESSARY THE LESSEE WILL PAINT THOSE PARTS OF THE EXTERIOR AND INTERIOR OF EACH FACILITY WHICH HAVE BEEN PREVIOUSLY PAINTED OR ARE REQUIRED TO BE PAINTED. THE LESSOR SHALL HAVE THE RIGHT (ACTING REASONABLY) TO DETERMINE WHEN IT IS NECESSARY TO PAINT EACH FACILITY.

NOTICE TO LESSEE

9.5. THE LESSEE SHALL WITHIN 3 MONTHS (OR SUCH LONGER PERIOD AS THE LESSOR SHALL ALLOW HAVING REGARD TO THE WORKS REQUIRED TO REMEDY THE

         DISREPAIR OR BREACH OF COVENANT OR CONDITION) AFTER SERVICE UPON THE LESSEE OF NOTICE OF ANY DISREPAIR OR BREACH OF COVENANT OR CONDITION FOR WHICH THE LESSEE IS LIABLE UNDER THIS LEASE (OR IMMEDIATELY IN CASE OF NEED) MAKE GOOD THE SAME.

SHORING

9.6. THE LESSEE SHALL DO OR CAUSE OTHERS TO DO ALL REASONABLY REQUIRED SHORING OF THE LEASED PROPERTY OR ADJOINING PROPERTY (WHETHER OR NOT OWNED BY THE LESSOR) OR OF THE FOUNDATIONS AND WALLS OF THE LEASED PROPERTY, AND EVERY OTHER ACT NECESSARY OR APPROPRIATE FOR THE PRESERVATION AND SAFETY OF THE LEASED PROPERTY, BY REASON OF OR IN CONNECTION WITH ANY SUBSIDENCE, SETTLING OR EXCAVATION OR OTHER BUILDING OPERATION UPON ANY OF THE LEASED PROPERTY OR ADJOINING PROPERTY.

LEVEL OF MAINTENANCE

9.7. IT IS THE INTENTION OF THE PROVISIONS OF THIS CLAUSE 9 THAT THE LEVEL OF MAINTENANCE OF THE LEASED PROPERTY SHALL BE NOT LESS THAN THAT NECESSARY TO MAINTAIN EACH FACILITY FOR THE PRIMARY INTENDED USE IN A MANNER REQUIRED BY THE ESSENTIAL LEGISLATION AND CONSISTENT WITH THE GENERALLY ACCEPTED STANDARDS OF GOOD MAINTENANCE APPLIED IN OTHER FACILITIES OF A SIMILAR NATURE FOR THE PRIMARY INTENDED USE IN THE LOCALITY OF THAT FACILITY AND BROADLY IN THE SAME MARKET SECTOR AS THAT FACILITY.

LESSOR NOT LIABLE FOR REPAIRS ETC

9.8. THE LESSOR SHALL NOT UNDER ANY CIRCUMSTANCES BE REQUIRED TO BUILD OR REBUILD ANY IMPROVEMENTS ON THE LEASED PROPERTY, OR TO MAKE ANY REPAIRS, REPLACEMENTS, ALTERATIONS, RESTORATIONS OR RENEWALS OF ANY NATURE OR DESCRIPTION TO THE LEASED PROPERTY, WHETHER ORDINARY OR EXTRAORDINARY, STRUCTURAL OR NONSTRUCTURAL, FORESEEN OR UNFORESEEN, OR UPON ANY ADJOINING PROPERTY, WHETHER TO PROVIDE LATERAL OR OTHER SUPPORT FOR THE LEASED PROPERTY OR ABATE A NUISANCE AFFECTING THE LEASED PROPERTY, OR OTHERWISE, OR TO MAKE ANY

         EXPENDITURE WHATSOEVER WITH RESPECT TO THE LEASED PROPERTY, IN CONNECTION WITH THIS LEASE, OR TO MAINTAIN THE LEASED PROPERTY IN ANY WAY.

LESSEE WAIVER

9.9. THE LESSEE WAIVES, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO MAKE REPAIRS OR TO EXECUTE OTHER WORKS AT THE EXPENSE (IN WHOLE OR PART) OF THE LESSOR (OR TO REQUIRE THE LESSOR TO EXECUTE THE SAME) UNDER ANY LAW IN EFFECT AT THE TIME OF THE EXECUTION OF THIS LEASE OR IN FUTURE ENACTED.

LESSOR NOT CONTRACTING PARTY

9.10.    NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS:

         9.10.1. CONSTITUTING THE CONSENT OR REQUEST OF THE LESSOR, EXPRESSED OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABOURER, SUPPLIER OR VENDOR TO OR FOR THE PERFORMANCE OF ANY LABOUR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY FOR THE CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR DEMOLITION OF THE LEASED PROPERTY OR ANY PART THEREOF; OR

         9.10.2. GIVING THE LESSEE ANY RIGHT, POWER OR PERMISSION TO CONTRACT FOR OR PERMIT THE PERFORMANCE OF ANY LABOUR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN SUCH FASHION AS WOULD PERMIT THE MAKING OF ANY CLAIM AGAINST THE LESSOR IN RESPECT THEREOF OR TO MAKE ANY AGREEMENT THAT MAY CREATE, OR IN ANY WAY BE THE BASIS FOR ANY RIGHT, TITLE, INTEREST, LIEN, CLAIM OR OTHER ENCUMBRANCE UPON THE TITLE OF THE LESSOR TO THE LEASED PROPERTY, OR ANY PORTION THEREOF.

REPLACEMENT PROPERTY

9.11. THE LESSEE SHALL FROM TIME TO TIME AS REQUIRED (INCLUDING AS REQUIRED PURSUANT TO ANY LEGAL REQUIREMENTS) REPLACE THE REPLACED PROPERTY WITH THE REPLACEMENT PROPERTY PROVIDED, HOWEVER, THAT THE

         REPLACEMENT PROPERTY SHALL:

         9.11.1.  BE IN GOOD OPERATING CONDITION;

         9.11.2. HAVE A THEN VALUE (AS ADJUSTED FOR INFLATION BY REFERENCE TO MOVEMENTS IN THE CONSUMER PRICE INDEX) AND USEFUL LIFE AT LEAST EQUAL TO THE VALUE AND ESTIMATED USEFUL LIFE OF THE REPLACED PROPERTY AS OF THE DATE HEREOF FOR REPLACED PROPERTY SPECIFIED ABOVE), OR HAVE A VALUE AND USEFUL LIFE AT LEAST EQUAL TO THE VALUE AND ESTIMATED USEFUL LIFE OF THE REPLACED PROPERTY IMMEDIATELY BEFORE THE TIME THAT SUCH REPLACED PROPERTY SHALL HAVE BEEN REQUIRED TO BE REPLACED IN ACCORDANCE WITH THESE PROVISIONS; AND

         9.11.3. BE SUITABLE FOR A USE WHICH IS THE SAME OR SIMILAR TO THAT OF THE REPLACED PROPERTY.

         THE LESSEE SHALL REPAIR AT ITS SOLE COST AND EXPENSE ALL DAMAGE TO THE LEASED PROPERTY CAUSED BY THE REMOVAL OF REPLACED PROPERTY OR THE INSTALLATION OF REPLACEMENT PROPERTY. ALL REPLACEMENT PROPERTY SHALL BECOME THE PROPERTY OF THE LESSOR AND SHALL BECOME A PART OF THE FIXTURES OR THE LESSOR'S PERSONAL PROPERTY, AS THE CASE MAY BE, TO THE SAME EXTENT AS THE REPLACED PROPERTY HAD BEEN. THE LESSEE SHALL PROMPTLY ADVISE THE LESSOR OF ALL SUCH REPLACEMENT PROPERTY, AND IF SO REQUESTED BY THE LESSOR IN WRITING, THE LESSEE SHALL PROMPTLY CAUSE TO BE EXECUTED AND DELIVERED TO THE LESSOR AN INVOICE, BILL OF SALE OR OTHER APPROPRIATE INSTRUMENT EVIDENCING THE TRANSFER OR ASSIGNMENT TO THE LESSOR OF ALL ESTATE, RIGHT, TITLE AND INTEREST (OTHER THAN THE LEASEHOLD ESTATE CREATED BY THIS LEASE) OF THE LESSEE OR ANY OTHER PERSON IN AND TO THE REPLACEMENT PROPERTY, FREE FROM ALL LIENS AND OTHER EXCEPTIONS TO TITLE AND ENCUMBRANCES, AND THE LESSEE SHALL PAY ALL TAXES, FEES, COSTS AND OTHER EXPENSES THAT MAY BECOME PAYABLE AS A RESULT THEREOF.

YIELD UP

9.12.    UNLESS THE LESSOR TRANSFERS THE LEASED PROPERTY TO THE LESSEE UNDER
         THIS

         LEASE, THE LESSEE WILL, UPON THE EXPIRATION OR PRIOR TERMINATION OF THE TERM, VACATE AND YIELD UP THE LEASED PROPERTY TO THE LESSOR IN ALL MATERIAL RESPECTS IN SUCH CONDITION AS IS CONSISTENT WITH THE LESSEE'S REPAIRING COVENANTS SET OUT IN CLAUSE 9.1 AND THE LESSEE'S OBLIGATION IN CLAUSE 8.5 EXCEPT AS PERMITTED OR REQUIRED BY THE PROVISIONS OF THIS LEASE, IN FULL COMPLIANCE WITH ALL COVENANTS AND PROVISIONS OF THIS LEASE FREE FROM ANY ENCUMBRANCE.

ENCROACHMENTS

9.13. IF ANY FACILITY, AT ANY TIME, ENCROACHES UPON ANY PROPERTY, STREET OR RIGHT-OF-WAY ADJACENT TO THAT FACILITY, OR VIOLATES THE AGREEMENTS OR CONDITIONS CONTAINED IN ANY LAWFUL RESTRICTIVE COVENANT OR OTHER AGREEMENT AFFECTING THAT FACILITY, OR ANY PART THEREOF, OR IMPAIRS THE RIGHTS OF OTHERS UNDER ANY EASEMENT OR RIGHT-OF-WAY TO WHICH THAT FACILITY IS SUBJECT, THEN PROMPTLY UPON THE REQUEST OF THE LESSOR OR AT THE BEHEST OF ANY PERSON AFFECTED BY ANY SUCH ENCROACHMENT, VIOLATION OR IMPAIRMENT, THE LESSEE SHALL, AT ITS EXPENSE, SUBJECT TO ITS RIGHT TO CONTEST THE EXISTENCE OF ANY ENCROACHMENT, VIOLATION OR IMPAIRMENT AS PROVIDED IN PART 12 AND IN SUCH CASE, IN THE EVENT OF AN ADVERSE FINAL DETERMINATION, EITHER:

         9.13.1. OBTAIN VALID AND EFFECTIVE WAIVERS OR SETTLEMENTS OF ALL CLAIMS, LIABILITIES AND DAMAGES RESULTING FROM EACH SUCH ENCROACHMENT, VIOLATION OR IMPAIRMENT, WHETHER THE SAME SHALL AFFECT THE LESSOR OR THE LESSEE; OR

         9.13.2. MAKE SUCH CHANGES IN THAT FACILITY, AND TAKE SUCH OTHER ACTIONS, AS THE LESSEE IN THE GOOD FAITH EXERCISE OF ITS JUDGMENT DEEMS REASONABLY PRACTICABLE, TO REMOVE SUCH ENCROACHMENT, AND TO END SUCH VIOLATION OR IMPAIRMENT, INCLUDING, IF NECESSARY, THE ALTERATION OF THAT FACILITY, AND IN ANY EVENT TAKE ALL SUCH ACTIONS AS MAY BE NECESSARY IN ORDER TO BE ABLE TO CONTINUE THE OPERATION OF THAT FACILITY FOR THE PRIMARY INTENDED USE SUBSTANTIALLY IN THE MANNER AND TO THE

                  EXTENT THAT FACILITY WAS OPERATED BEFORE THE ASSERTION OF SUCH VIOLATION, IMPAIRMENT OR ENCROACHMENT.

         THE LESSEE MAY OFFER THE LESSOR A FULL INDEMNITY IN RESPECT OF ANY SUCH MATTERS BY WAY OF REMEDY WHICH THE LESSOR MAY IN ITS ABSOLUTE DISCRETION ACCEPT OR REFUSE BY WAY OF DISCHARGE OF THE LESSEE'S OBLIGATIONS UNDER THIS CLAUSE. THE LESSEE SHALL NOT HAVE ANY CLAIM OR SET OFF OR DEDUCTION OR COUNTERCLAIM WITH RESPECT TO ANY SUCH VIOLATION, IMPAIRMENT OR ENCROACHMENT. ANY ALTERATION MUST BE MADE IN CONFORMITY WITH THE APPLICABLE REQUIREMENTS OF PART 10.



10.      ALTERATIONS AND ADDITIONS

ALTERATIONS REQUIRED BY LAW

10.1. THE LESSEE SHALL NOT MAKE ANY STRUCTURAL OR EXTERNAL ALTERATIONS, IMPROVEMENTS OR ADDITIONS TO THE LEASED PROPERTY OR ANY PART THEREOF EXCEPT SUCH AS MAY BE REQUIRED BY ANY LEGAL REQUIREMENT OR FOR THE PROPER PERFORMANCE OF THE OBLIGATIONS.

OTHER ALTERATIONS

10.2. THE LESSEE SHALL NOT MAKE OR PERMIT TO BE MADE ANY INTERNAL NONSTRUCTURAL ALTERATIONS, IMPROVEMENTS OR ADDITIONS OR ANY STRUCTURAL OR EXTERNAL ALTERATIONS IMPROVEMENTS OR ADDITIONS (NOT BEING PROHIBITED BY CLAUSE 10.1) OF OR TO THE LEASED PROPERTY OR ANY PART THEREOF, UNLESS AND UNTIL THE LESSEE HAS CAUSED PLANS AND SPECIFICATIONS TO HAVE BEEN PREPARED, AT THE LESSEE'S EXPENSE, BY A QUALIFIED ARCHITECT (SAVE FOR MINOR NONSTRUCTURAL ALTERATIONS, IMPROVEMENTS OR ADDITIONS WHICH HAVE A FINANCIAL VALUE OF LESS THAN $50,000 IN WHICH CASE ARCHITECT PLANS NEED NOT BE PROVIDED TO THE LESSOR UNLESS THE LESSOR REASONABLY SO REQUESTS) AND HAS OBTAINED THE LESSOR'S PRIOR WRITTEN APPROVAL TO SUCH PLANS AND SPECIFICATIONS (WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) AND WILL IN ANY EVENT BE GRANTED (SUBJECT TO SUCH CONDITIONS AS THE LESSOR MAY REASONABLY REQUIRE) FOR ANY ALTERATIONS REQUIRED BY ANY LEGAL

         REQUIREMENT OR INSURANCE REQUIREMENT OR TO MAINTAIN THE REGISTRATION OF A FACILITY IN COMPLIANCE WITH THE LESSEE'S COVENANTS HEREUNDER).

COST LESS THAN $50,000

10.3. IF THE ESTIMATED COST OF THE ALTERATION, IMPROVEMENT OR ADDITION IS LESS THAN $50,000 (EXCLUSIVE OF ANY GST PAYABLE THEREON), THE LESSEE SHALL GIVE THE LESSOR AT LEAST 15 BUSINESS DAYS NOTICE OF SUCH PLANNED ALTERATION, IMPROVEMENT OR ADDITION IN ADVANCE OF THE COMMENCEMENT OF CONSTRUCTION.

COST EXCEEDS $300,000

10.4. IF THE ESTIMATED COST OF THE ALTERATION, IMPROVEMENT OR ADDITION IS OR EXCEEDS $300,000 THEN THE LESSEE SHALL DEPOSIT WITH THE LESSOR AN AMOUNT EQUAL TO THE ESTIMATED COST OF THE ALTERATION, IMPROVEMENT OR ADDITION OR SHALL PROVIDE THE LESSOR WITH EVIDENCE (IF SATISFACTORY TO THE LESSOR) OF THE AVAILABILITY TO THE LESSEE OF THE FUNDS FOR SUCH WORK. IF THE LESSEE DEPOSITS THE FUNDS, THE LESSOR SHALL RETAIN THESE FUNDS IN AN INTEREST BEARING ACCOUNT IN THE JOINT NAMES OF THE LESSOR AND THE LESSEE BUT UNDER THE SOLE CONTROL OF THE LESSOR AND PAY SUCH INTEREST REASONABLY AS IT IS ACTUALLY RECEIVED (NET OF ANY DEDUCTION BY THE BANK) ON THE BALANCE DEPOSITED TO THE LESSEE AND DISBURSE THE AMOUNT SO DEPOSITED IN THE SAME MANNER AS IS PROVIDED FOR INSURANCE PROCEEDS IN PART 14 OF THIS LEASE.

DEPOSIT INSUFFICIENT

10.5. IF THE DEPOSIT IS DETERMINED BY THE LESSOR AT ANY TIME TO BE INSUFFICIENT FOR THE COMPLETION OF THE ADDITION, IMPROVEMENT OR ALTERATION, THE LESSEE SHALL IMMEDIATELY DEPOSIT WITH THE LESSOR ANY DEFICIENCY TO BE HELD AND DISBURSED BY THE LESSOR AS PROVIDED FOR HEREIN.

TERMINATION BEFORE ALTERATIONS

10.6. IF THIS LEASE IS TERMINATED WITHOUT THE ALTERATIONS OR ADDITION HAVING BEEN COMMENCED THE FUNDS WILL BE REFUNDED TO THE LESSEE WITH THE

         ACCRUED INTEREST. ON COMPLETION OF THE ALTERATIONS OR ADDITION THE FUNDS AND INTEREST NOT PROPERLY DISBURSED SHALL BE PAID TO THE LESSEE.

WORK TO BE PERFORMED IN WORKMANLIKE MANNER ETC

10.7. THE LESSEE SHALL ENSURE THAT ANY WORK CARRIED OUT BY THE LESSEE TO THE LEASED PROPERTY (INCLUDING WORK UNDER THIS CLAUSE 10):

         10.7.1. IS DONE IN ACCORDANCE WITH THE RELEVANT PLANS AND SPECIFICATIONS APPROVED BY THE LESSOR (PROVIDED THAT SUCH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED);

         10.7.2.  IS DONE AT THE LESSEE'S EXPENSE;

         10.7.3. IS DONE PROMPTLY, AND IN A FIRST CLASS WORKMANLIKE MANNER BY A CONTRACTOR APPROVED BY THE LESSOR (PROVIDED THAT SUCH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED);

         10.7.4. SHALL CONSTITUTE A COMPLETE ARCHITECTURAL UNIT IN KEEPING WITH THE CHARACTER OF THE RELEVANT FACILITY AND THE AREA IN WHICH THE LEASED PROPERTY IS LOCATED;

         10.7.5. IS DONE IN ACCORDANCE WITH ALL LEGAL REQUIREMENTS AND THE REASONABLE REQUIREMENTS AND DIRECTIONS OF THE LESSOR;

         10.7.6. WILL NOT DIMINISH THE VALUE OF THE RELEVANT FACILITY OR CHANGE THE PRIMARY INTENDED USE OF THE RELEVANT FACILITY.

LESSOR TO OWN

10.8. EACH AND EVERY SUCH IMPROVEMENT, ALTERATION OR ADDITION SHALL IMMEDIATELY BECOME A PART OF THE LEASED PROPERTY AND SHALL BELONG TO THE LESSOR SUBJECT TO THE TERMS AND CONDITIONS OF THIS LEASE.

11.      ENCUMBRANCES

11.1. SUBJECT TO THE PROVISIONS OF PART 12, THE LESSEE WILL NOT DIRECTLY OR INDIRECTLY CREATE OR ALLOW TO REMAIN AND WILL PROMPTLY DISCHARGE AT ITS EXPENSE ANY LIEN, ENCUMBRANCE, ATTACHMENT, TITLE RETENTION AGREEMENT OR CLAIM UPON THE LEASED PROPERTY OR ANY ATTACHMENT, LEVY, CLAIM OR ENCUMBRANCE IN RESPECT OF THE RENT, NOT INCLUDING, HOWEVER:

         11.1.1.  THIS LEASE;

         11.1.2.  THE MATTERS, IF ANY, SET FORTH IN SCHEDULE 3;

         11.1.3. RESTRICTIONS, LIENS AND OTHER ENCUMBRANCES WHICH ARE PERMITTED BY THE TERMS OF THIS LEASE OR ARE CONSENTED TO IN WRITING BY THE LESSOR BEFORE REGISTRATION AND THE FACILITY MORTGAGEE OR ANY EASEMENTS GRANTED BY OR CONSENTED TO IN WRITING BY THE LESSOR;

         11.1.4. LIENS FOR THOSE TAXES OF THE LESSOR WHICH THE LESSEE IS NOT REQUIRED TO PAY UNDER THIS LEASE;

         11.1.5. LIENS FOR OUTGOINGS OR FOR SUMS RESULTING FROM NONCOMPLIANCE WITH LEGAL REQUIREMENTS SO LONG AS:

                  11.1.5.1.  the same are not yet payable; or

                  11.1.5.2. such liens are in the process of being contested as permitted by Part 12;

         11.1.6. LIENS OF MECHANICS, LABOURERS, MATERIAL MEN, SUPPLIERS OR VENDORS FOR SUMS EITHER DISPUTED OR NOT YET DUE, PROVIDED
                  THAT:

                  11.1.6.1. the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or;

                  11.1.6.2. any such liens are in the process of being contested as permitted by Part 12 and during the period of such contest payment may lawfully be delayed for more than 60 days;

         11.1.7. ANY ENCUMBRANCES CREATED BY THE LESSOR OR WHICH RELATE TO DEBT OR OTHER INDEBTEDNESS OF THE LESSOR OR ANY OF ITS ASSOCIATED COMPANIES; AND

         11.1.8. SECURITY GRANTED OVER THIS LEASE FOR THE REPAYMENT OF BORROWED MONEY TO ASSIST IN THE OPERATION OF THE FACILITY AND THE MAKING OF ANY ALTERATIONS OR ADDITIONS OF THE TYPE CONTEMPLATED BY THIS LEASE.



12.      PERMITTED CONTESTS

LESSEE MAY CONTEST

12.1. THE LESSEE MAY, ON ITS OWN (OR ON THE LESSOR'S BEHALF OR IN THE LESSOR'S NAME), BUT AT THE LESSEE'S SOLE COST AND EXPENSE, CONTEST, BY APPROPRIATE LEGAL PROCEEDINGS CONDUCTED IN GOOD FAITH AND WITH DUE DILIGENCE, THE AMOUNT OR VALIDITY OF ANY OUTGOING OR ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT OR ANY LIEN, ATTACHMENT, LEVY, ENCUMBRANCE, CHARGE OR CLAIM, OR ANY ENCROACHMENT OR RESTRICTION BURDENING THE LEASED PROPERTY ("CLAIMS") NOT OTHERWISE PERMITTED BY
         PART 11, (BUT THIS SHALL NOT BE DEEMED OR CONSTRUED IN ANY WAY AS RELIEVING, MODIFYING OR EXTENDING THE LESSEE'S COVENANTS TO PAY OR ITS COVENANTS TO CAUSE TO BE PAID ANY SUCH CHARGES AT THE TIME AND IN THE MANNER PROVIDED IN THIS PART 12).

LESSEE NOT RELIEVED

12.2. LEGAL PROCEEDINGS UNDER CLAUSE 12.1 SHALL NOT OPERATE TO RELIEVE THE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE AND THE LESSEE MUST NOT CAUSE OR ALLOW THE SALE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO SATISFY THE SAME OR CAUSE THE LESSOR OR THE LESSEE TO BE IN DEFAULT UNDER ANY ENCUMBRANCE OR IN VIOLATION OF ANY LEGAL REQUIREMENTS OR INSURANCE REQUIREMENTS UPON THE LEASED PROPERTY OR ANY INTEREST THEREIN.

LESSEE TO PROVIDE BOND OR DEPOSIT

12.3.    UPON REQUEST OF THE LESSOR, THE LESSEE SHALL EITHER:

         12.3.1. PROVIDE A BOND, LETTER OF CREDIT OR OTHER ASSURANCE REASONABLY SATISFACTORY TO THE LESSOR THAT ALL CLAIMS WHICH MAY BE ASSESSED AGAINST THE LEASED PROPERTY TOGETHER WITH INTEREST, COSTS AND PENALTIES, IF ANY, THEREON WILL BE PAID; OR

         12.3.2. DEPOSIT WITHIN THE TIME OTHERWISE REQUIRED FOR PAYMENT WITH A BANK OR TRUST COMPANY SELECTED BY THE LESSOR AS TRUSTEE, AS SECURITY FOR THE PAYMENT OF SUCH CLAIMS, MONEY IN AN AMOUNT SUFFICIENT TO PAY THE SAME, TOGETHER WITH INTEREST, COSTS AND PENALTIES IN CONNECTION THEREWITH AND ALL CLAIMS WHICH MAY BE ASSESSED AGAINST OR BECOME A CLAIM ON THE LEASED PROPERTY, OR ANY PART THEREOF, IN THE LEGAL PROCEEDINGS.

EVIDENCE OF DEPOSIT

12.4. THE LESSEE SHALL FURNISH THE LESSOR AND ANY FACILITY MORTGAGEE AND ANY OTHER PARTY ENTITLED TO ENFORCE ANY LEGAL REQUIREMENTS OR INSURANCE REQUIREMENTS WITH SUCH EVIDENCE OF SUCH DEPOSIT AS THEY MAY REASONABLY REQUIRE WITHIN 5 DAYS OF SUCH DEPOSIT UNDER CLAUSE 12.3. THE LESSOR AGREES TO JOIN IN ANY SUCH PROCEEDINGS IF THE SAME ARE REQUIRED TO LEGALLY PROSECUTE SUCH CONTEST OF THE VALIDITY OF SUCH CLAIMS. THE LESSOR SHALL NOT BY SO DOING BE SUBJECTED TO ANY LIABILITY FOR THE PAYMENT OF ANY COSTS OR EXPENSES IN CONNECTION WITH ANY PROCEEDINGS UNDER CLAUSE 12.1 AND THE LESSEE COVENANTS TO INDEMNIFY AND SAVE HARMLESS THE LESSOR FROM ANY SUCH COSTS OR EXPENSES, INCLUDING BUT NOT LIMITED TO REASONABLE LEGAL FEES INCURRED IN ANY ARBITRATION OR MEDIATION PROCEEDING, TRIAL, APPEAL AND POST-JUDGMENT ENFORCEMENT PROCEEDINGS. THE LESSEE SHALL BE ENTITLED TO ANY REFUND

         OF ANY CLAIMS AND SUCH CHARGES AND PENALTIES OR INTEREST THEREON WHICH HAVE BEEN PAID BY THE LESSEE OR PAID BY THE LESSOR AND FOR WHICH THE LESSOR HAS BEEN FULLY REIMBURSED.

LESSOR MAY SATISFY IN DEFAULT

12.5. IF THE LESSEE FAILS TO PAY OR SATISFY THE REQUIREMENTS OR CONDITIONS OF ANY CLAIMS WHEN DUE OR TO PROVIDE THE SECURITY THEREFOR AS PROVIDED IN THIS CLAUSE AND TO DILIGENTLY PROSECUTE ANY CONTEST OF THE SAME, THE LESSOR MAY, UPON 30 DAYS' ADVANCE WRITTEN NOTICE TO THE LESSEE, PAY OR SATISFY SUCH CLAIMS TOGETHER WITH ANY INTEREST AND PENALTIES AND THE SAME (OR THE COST THEREOF) SHALL BE REPAYABLE BY THE LESSEE TO THE LESSOR FORTHWITH AS ADDITIONAL CHARGES. IF THE LESSOR REASONABLY DETERMINES THAT THE GIVING OF SUCH NOTICE WOULD RISK LOSS TO THE LEASED PROPERTY OR CAUSE DAMAGE TO THE LESSOR, THEN THE LESSOR SHALL GIVE SUCH WRITTEN NOTICE AS IS PRACTICAL UNDER THE CIRCUMSTANCES.

FURTHER DEPOSIT

12.6. AT ANY TIME AFTER AN EVENT OF DEFAULT HAS OCCURRED (AND IF REMEDIABLE HAS NOT BEEN CURED) THE LESSOR, IN ITS SOLE DISCRETION, SHALL BE ENTITLED TO REQUIRE THE LESSEE TO PAY MONTHLY A PRO RATA PORTION OF THE AMOUNTS REQUIRED TO COMPLY WITH THE INSURANCE REQUIREMENTS, ANY OUTGOING AND ANY LEGAL REQUIREMENTS, AND WHEN SUCH OBLIGATIONS BECOME DUE, THE LESSOR SHALL PAY THEM (TO THE EXTENT OF THE DEPOSIT) UPON NOTICE FROM THE LESSEE REQUESTING SUCH PAYMENT. IF SUFFICIENT FUNDS HAVE NOT BEEN DEPOSITED TO COVER THE AMOUNT OF THE OBLIGATIONS DUE AT LEAST 30 DAYS BEFORE THE DUE DATE, THE LESSEE SHALL FORTHWITH DEPOSIT THE SAME WITH THE LESSOR UPON WRITTEN REQUEST FROM THE LESSOR WHICH SHALL ACCOUNT TO THE LESSEE FOR INTEREST THEREON IN THE MANNER REFERRED TO IN PART 10 ABOVE.

LESSOR TO APPLY FUNDS

12.7. UPON AN EVENT DEFAULT UNDER THIS LEASE, ANY OF THE FUNDS REMAINING ON DEPOSIT MAY BE APPLIED UNDER THIS LEASE, IN ANY MANNER AND ON SUCH PRIORITY, AS DETERMINED BY THE LESSOR AND WITHOUT NOTICE TO THE LESSEE AND ACCOUNTED FOR AS A PAYMENT MADE BY THE LESSEE FOR THE LESSOR.

13.      INSURANCE

LESSEE TO INSURE

         13.1. DURING THE TERM THE LESSEE SHALL AT ALL TIMES KEEP THE LEASED PROPERTY, AND ALL PROPERTY LOCATED IN OR ON THE LEASED PROPERTY, INCLUDING THE LESSOR'S PERSONAL PROPERTY AND THE LESSEE'S PERSONAL PROPERTY, INSURED WITH THE KINDS AND AMOUNTS OF INSURANCE DESCRIBED THIS CLAUSE 13.

LESSOR MAY INSURE

         13.2. THE LESSOR MAY, BY NOTICE TO THE LESSEE, INSURE OR PROCURE INSURANCE ON BEHALF OF AND IN THE NAME OF THE LESSEE AND THE LESSOR AND SUCH OTHERS AS THE LESSOR MAY REQUIRE IN THE SAME MANNER AND ON THE SAME TERMS AS THE LESSEE IS REQUIRED TO INSURE UNDER THIS LEASE AND IN SUCH CIRCUMSTANCES:

                  13.2.1. THE LESSEE SHALL PAY THE PREMIUM FOR THE SAME (OR ANY INCREASED PREMIUMS) TO THE LESSOR OR DIRECTLY TO THE INSURER OR THE INSURANCE BROKER AS MAY BE DIRECTED BY THE LESSOR ON DEMAND;

                  13.2.2. ALL OTHER OBLIGATIONS RELATING TO SUCH INSURANCE (INCLUDING FOR THE AVOIDANCE OF DOUBT DEALING WITH THE INSURANCE PROCEEDS AND THE LESSEE'S OBLIGATIONS REGARDING RESTORATION) SHALL REMAIN WITH THE LESSEE OR THE LESSOR AS SPECIFIED IN THIS LEASE;

                  13.2.3. THIS INSURANCE SHALL BE WRITTEN BY REPUTABLE COMPANIES APPROVED BY THE LESSOR AND THE LESSOR SHALL BE ENTITLED TO RETAIN FOR ITS OWN BENEFIT ANY COMMISSION PAID OR ALLOWED BY THE INSURERS;

                  13.2.4. ALL SUCH POLICIES PROVIDED AND MAINTAINED DURING THE TERM SHALL BE PLACED WITH AN INSURANCE OFFICE OF GOOD REPUTE HAVING ITS PRINCIPAL PLACE OF BUSINESS IN AUSTRALIA;

                  13.2.5. THE POLICIES MUST NAME THE LESSOR AS AN ADDITIONAL INSURED.

PAYMENT OF LOSSES

13.3.    LOSSES SHALL BE PAYABLE TO THE LESSOR OR THE LESSEE AS PROVIDED IN PART
         14. IN ADDITION, THE POLICIES SHALL NAME AS AN ADDITIONAL INSURED ANY FACILITY MORTGAGEE AND MUST BE IN ACCORDANCE WITH ANY SUCH OTHER REQUIREMENTS AS MAY BE ESTABLISHED BY THE FACILITY MORTGAGEE.

LOSS ADJUSTMENT

13.4. ANY LOSS ADJUSTMENT OF AN AMOUNT IN EXCESS OF $250,000 SHALL REQUIRE THE WRITTEN CONSENT OF THE LESSOR, THE LESSEE, AND THE FACILITY MORTGAGEE, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD BY EITHER THE LESSOR OR THE LESSEE. EVIDENCE OF INSURANCE (INCLUDING EVIDENCE OF TIMELY RENEWAL THEREOF) SHALL BE DEPOSITED WITH THE LESSOR AND, IF REQUESTED, WITH THE FACILITY MORTGAGEE.

REQUISITE INSURANCE

13.5.    THE REQUISITE INSURANCE REFERRED TO IN CLAUSE 13.1 IS AS FOLLOWS:

         13.5.1. INSURED RISKS INCLUDING BUT NOT LIMITED TO SPRINKLER LEAKAGE, IN AN AMOUNT NOT LESS THAN ONE HUNDRED PER CENT (100%) OF THE THEN FULL REPLACEMENT COST THEREOF.

         13.5.2. BUSINESS INTERRUPTION (INCLUDING WITHOUT LIMITATION RENT PAYABLE FOLLOWING THE TEMPORARY OR PERMANENT CLOSURE OF ANY OF THE LEASED PROPERTY AS A RESULT OF ANY NOTIFIABLE DISEASE AND/OR FOLLOWING LOSS OR EXPIRATION (WITHOUT RENEWAL) OR OTHER TERMINATION OR SUSPENSION OF ANY LICENCE CONSENT OR APPROVAL OF OR REGISTRATION WITH COMPETENT AUTHORITY REQUIRED FOR THE USE OF THE FACILITIES OR ANY OF THEM FOR THE PRIMARY INTENDED
                  USE) UNDER A BUSINESS INTERRUPTION INSURANCE POLICY COVERING RISK OF LOSS DURING RECONSTRUCTION

                  NECESSITATED BY THE OCCURRENCE OF ANY OF THE INSURED RISKS (BUT IN NO EVENT FOR A PERIOD LESS THAN 3 YEARS) IN AN AMOUNT SUFFICIENT TO PREVENT THE LESSOR AND THE LESSEE FROM BECOMING A CO-INSURER. THE INSURANCE REQUIRED TO BE TAKEN OUT UNDER THIS CLAUSE MUST FULLY RESPOND TO THE LOSS INCURRED UNTIL RETURN TO NORMAL TRADING.

         13.5.3. CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE UNDER A POLICY OF COMMERCIAL BROADFORM GENERAL PUBLIC LIABILITY INSURANCE WITH A COMBINED SINGLE LIMIT PER OCCURRENCE IN RESPECT OF BODILY INJURY AND DEATH AND PROPERTY DAMAGE OF $50 MILLION, AND AN AGGREGATE LIMITATION OF $50 MILLION, WHICH INSURANCE SHALL INSURE PERFORMANCE BY THE LESSEE OF THE INDEMNITY PROVISIONS OF PART 22 OF THIS LEASE.

         13.5.4. CLAIMS ARISING OUT OF MALPRACTICE IN AN AMOUNT NOT LESS THAN $20 MILLION IF OBTAINABLE ON REASONABLE COMMERCIAL TERMS IN THE AUSTRALIAN INSURANCE MARKET FOR EACH PERSON AND FOR EACH OCCURRENCE.

INSURANCE DURING ALTERATIONS ETC

13.6. DURING SUCH TIME AS THE LESSEE IS CONSTRUCTING ANY ALTERATIONS, IMPROVEMENTS OR ADDITIONS TO THE LEASED PROPERTY, THE LESSEE, AT ITS SOLE COST AND EXPENSE, SHALL CARRY, OR CAUSE TO BE CARRIED:

         13.6.1. WORKERS' COMPENSATION INSURANCE AND EMPLOYERS' LIABILITY INSURANCE COVERING ALL PERSONS EMPLOYED IN CONNECTION WITH THE SAME IN STATUTORY LIMITS;

         13.6.2. A COMPLETED OPERATIONS ENDORSEMENT TO THE COMMERCIAL GENERAL LIABILITY AND PROPERTY DAMAGE INSURANCE POLICIES REFERRED TO ABOVE (ENDORSED TO ALLOW FOR ALTERATIONS AND ADDITIONS TO THE LEASE PROPERTY UP TO AN AMOUNT OF $1 MILLION PER CONTRACT);

         13.6.3.  BUILDER'S RISK INSURANCE, COMPLETED VALUE

                  FORM, COVERING ALL PHYSICAL LOSS, IN AN AMOUNT SATISFACTORY TO THE LESSOR; AND

         13.6.4.  A PRINCIPAL CONTROLLED CONTRACT WORKS POLICY;

         13.6.5. SUCH OTHER INSURANCE, IN SUCH AMOUNTS, AS THE LESSOR REASONABLY DEEMS NECESSARY TO PROTECT THE LESSOR'S INTEREST IN THE LEASED PROPERTY FROM ANY ACT OR OMISSION OF THE LESSEE'S CONTRACTORS OR SUBCONTRACTORS.

UMBRELLA COVERAGE

13.7. IF THE LESSEE CHOOSES TO CARRY UMBRELLA LIABILITY COVERAGE TO OBTAIN THE LIMITS OF LIABILITY REQUIRED UNDER THIS LEASE, ALL SUCH POLICIES MUST COVER IN THE SAME MANNER AS THE PRIMARY COMMERCIAL GENERAL LIABILITY POLICY AND MUST CONTAIN NO ADDITIONAL EXCLUSIONS OR LIMITATIONS MATERIALLY DIFFERENT FROM THOSE OF THE PRIMARY POLICY.

IMPARTIAL APPRAISER

13.8. IF THE LESSOR REASONABLY BELIEVES THE FULL REPLACEMENT COST OF THE LEASED PROPERTY HAS INCREASED AT ANY TIME DURING THE TERM OF THIS LEASE, IT SHALL HAVE THE RIGHT TO HAVE SUCH FULL REPLACEMENT COST REASONABLY REDETERMINED BY THE FIRE INSURANCE COMPANY WHICH IS THEN CARRYING THE LARGEST AMOUNT OF FIRE INSURANCE CARRIED ON THE LEASED PROPERTY WHICH MAY APPOINT FOR SUCH PURPOSE AN INDEPENDENT PROFESSIONAL VALUER (BEING A MEMBER OF NO LESS THAN 5 YEARS STANDING OF THE AUSTRALIAN INSTITUTE OF VALUERS AND LAND ECONOMISTS) ("IMPARTIAL APPRAISER").

DETERMINATION OF IMPARTIAL APPRAISER

13.9. THE DETERMINATION OF THE IMPARTIAL APPRAISER SHALL BE FINAL AND BINDING ON THE PARTIES HERETO, AND THE LESSEE OR THE LESSOR (WHICHEVER SHALL INSURE) SHALL FORTHWITH INCREASE, BUT NOT DECREASE, THE AMOUNT OF THE INSURANCE CARRIED UNDER THIS PART 13, AS THE CASE MAY BE, TO THE AMOUNT SO DETERMINED BY THE IMPARTIAL APPRAISER, SUBJECT TO THE

         APPROVAL OF THE FACILITY MORTGAGEE, AS APPLICABLE. EACH PARTY SHALL PAY ONE-HALF OF THE FEE, IF ANY, OF THE IMPARTIAL APPRAISER.

LESSOR TO PAY IN CERTAIN CIRCUMSTANCES

13.10. IF THE LESSOR REQUIRES SUCH A VALUATION MORE THAN ONCE IN EVERY 3 YEARS THE COST OF ANY SUCH SECOND OR SUBSEQUENT VALUATION SHALL BE BORNE WHOLLY BY THE LESSOR.

ADDITIONAL INSURANCE

13.11. IN ADDITION TO THE INSURANCE DESCRIBED ABOVE, THE LESSEE SHALL MAINTAIN SUCH ADDITIONAL INSURANCE AS MAY BE REQUIRED FROM TIME TO TIME BY THE FACILITY MORTGAGEE AND SHALL AT ALL TIMES MAINTAIN ADEQUATE EMPLOYER'S LIABILITY INSURANCE COVERAGE FOR ALL PERSONS EMPLOYED BY THE LESSEE ON THE LEASED PROPERTY. SUCH EMPLOYER'S LIABILITY INSURANCE SHALL BE IN ACCORDANCE WITH THE REQUIREMENTS OF APPLICABLE LEGAL REQUIREMENTS.

WAIVER OF SUBROGATION

13.12. ALL INSURANCE POLICIES CARRIED BY EITHER PARTY COVERING THE LEASED PROPERTY, THE FIXTURES, THE FACILITY, THE LESSOR'S PERSONAL PROPERTY OR THE LESSEE'S PERSONAL PROPERTY INCLUDING WITHOUT LIMITATION, CONTENTS, FIRE AND THIRD PARTY LIABILITY (INCLUDING PERSONAL INJURY AND DAMAGE TO PROPERTY) INSURANCE, SHALL EXPRESSLY:

         13.12.1. WAIVE ANY RIGHT OF SUBROGATION ON THE PART OF THE INSURER AGAINST THE OTHER PARTY AND SHALL BE SUBJECT TO A CONDITION THAT THE INTERESTS OF THE LESSOR AND OF ANY FACILITY MORTGAGEE IN SUCH INSURANCE SHALL NOT BE PREJUDICED BY ANY ACT OR NEGLIGENCE OF THE LESSEE OR OTHER OCCUPIER OF ANY LEASED PROPERTY WHEREBY THE RISK IS INCREASED WITHOUT THE AUTHORITY OR KNOWLEDGE OF THE LESSOR OR THE FACILITY MORTGAGEE; AND

         13.12.2. PROVIDE THAT A BREACH OF ANY CONDITION OF WARRANTY OF THE POLICY BY ANY INSURED PARTY SHALL NOT PREJUDICE

                  THE RIGHTS OF THE OTHER INSURED PARTIES TO COVER PROVIDED BY THE INSURANCE.

LESSOR ENTITLED TO RECOVERY

13.13. IF REQUESTED BY THE LESSOR AND IF AVAILABLE ON A COMMERCIALLY REASONABLE BASIS TO THE LESSEE, ALL PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE SHALL CONTAIN A PROVISION THAT THE LESSOR, ALTHOUGH NAMED AS AN INSURED, SHALL NEVERTHELESS BE ENTITLED TO RECOVERY UNDER SUCH POLICIES FOR ANY LOSS, DAMAGE, OR INJURY TO THE LESSOR, ITS SERVANTS, AGENTS, AND EMPLOYEES BY REASON OF THE NEGLIGENCE OF THE LESSEE OR THE LESSOR. EACH INSURER MENTIONED IN THIS PART 13 SHALL AGREE, BY ENDORSEMENT ON THE POLICY OR POLICIES ISSUED BY IT, OR BY INDEPENDENT INSTRUMENT FURNISHED TO THE LESSOR, THAT IT WILL GIVE TO THE LESSOR (AND TO THE FACILITY MORTGAGEE, IF REQUIRED) AT LEAST 30 DAYS' WRITTEN NOTICE BEFORE THE POLICY OR POLICIES IN QUESTION SHALL BE ALTERED, ALLOWED TO EXPIRE, CANCELLED OR POSTPONED.

NOTICE OF ACCEPTABLE LIMITS

13.14. IF, FROM TIME TO TIME AFTER THE DATE OF THIS LEASE, THE LESSOR DETERMINES IN THE EXERCISE OF ITS REASONABLE BUSINESS JUDGEMENT THAT THE LIMITS OF THE PERSONAL INJURY OR PROPERTY DAMAGE - PUBLIC LIABILITY INSURANCE THEN CARRIED ARE INSUFFICIENT, THE LESSOR MAY GIVE THE LESSEE NOTICE OF ACCEPTABLE LIMITS FOR THE INSURANCE TO BE CARRIED, AND THE INSURANCE SHALL BE INCREASED TO LIMITS AS PRESCRIBED BY THE LESSOR UNTIL FURTHER INCREASE UNDER THE PROVISIONS OF THIS CLAUSE.

BLOCK POLICY

13.15. SUBJECT TO THE PROVISIONS OF CLAUSE 13.1 THE LESSEE'S OR (IF THE LESSOR SHALL INSURE) THE LESSOR'S OBLIGATIONS TO CARRY THE INSURANCE PROVIDED FOR HEREIN MAY BE BROUGHT WITHIN THE COVERAGE OF A SO-CALLED BLOCK POLICY OR POLICIES OF INSURANCE CARRIED AND MAINTAINED BY THE LESSEE OR (AS THE CASE MAY BE) THE LESSOR SUBJECT TO THE COVERAGE AFFORDED TO THE LESSOR AND THE LESSEE NOT BEING REDUCED OR DIMINISHED OR OTHERWISE MATERIALLY DIFFERENT FROM THAT WHICH WOULD EXIST UNDER A

         SEPARATE POLICY MEETING ALL OTHER REQUIREMENTS OF THIS LEASE BY REASON OF THE USE OF THE BLOCK POLICY. THE REQUIREMENTS OF THIS PART 13 (INCLUDING SATISFACTION OF THE FACILITY MORTGAGEE'S AND THE APPROVAL OF THE FACILITY MORTGAGEE IF APPLICABLE) ARE OTHERWISE SATISFIED, AND THAT (IF THE LESSEE INSURES) THE LESSEE MAINTAINS SPECIFIC ALLOCATIONS ACCEPTABLE TO THE LESSOR.

NO SEPARATE INSURANCE

13.16. THE LESSEE SHALL NOT ON THE LESSEE'S OWN INITIATIVE OR UNDER THE REQUEST OR REQUIREMENT OF ANY THIRD PARTY, TAKE OUT SEPARATE INSURANCE CONCURRENT IN FORM OR CONTRIBUTING IN THE EVENT OF LOSS WITH THAT REQUIRED IN THIS PART 13, TO BE FURNISHED BY, OR WHICH MAY REASONABLY BE REQUIRED TO BE FURNISHED BY, THE LESSEE, OR INCREASE THE AMOUNT OF ANY THEN EXISTING INSURANCE BY SECURING AN ADDITIONAL POLICY OR ADDITIONAL POLICIES, UNLESS ALL PARTIES HAVING AN INSURABLE INTEREST IN THE SUBJECT MATTER OF THE INSURANCE, INCLUDING IN ALL CASES THE LESSOR AND ALL FACILITY MORTGAGEES ARE INCLUDED AS ADDITIONAL INSUREDS, AND THE LOSS IS PAYABLE UNDER SUCH INSURANCE IN THE SAME MANNER AS LOSSES ARE PAYABLE UNDER THIS LEASE.

ADDITIONAL COVER

         13.17.   NOTHING SHALL PROHIBIT THE LESSEE FROM:

                  13.17.1. SECURING INSURANCE REQUIRED TO BE CARRIED UNDER THIS
                           LEASE WITH HIGHER LIMITS OF LIABILITY THAN REQUIRED IN THIS LEASE; OR

                  13.17.2. FROM INSURING AGAINST RISKS IN ADDITION TO THE
                           INSURED RISKS AND AS TO SUCH INSURANCE, THE LESSOR AND ANY FACILITY MORTGAGEE NEED NOT BE INCLUDED AS ADDITIONAL INSUREDS, NOR MUST THE LOSS BE PAYABLE IN THE SAME MANNER AS LOSSES ARE PAYABLE UNDER THIS LEASE EXCEPT TO THE EXTENT REQUIRED TO AVOID A DEFAULT UNDER THE FACILITY MORTGAGE OR ANY OTHER ENCUMBRANCE. THE LESSEE SHALL IMMEDIATELY NOTIFY THE LESSOR OF THE TAKING OUT OF ANY SUCH SEPARATE INSURANCE OR OF THE INCREASING OF ANY OF THE AMOUNT OF THE THEN EXISTING INSURANCE.

14.      INSURANCE PROCEEDS

A.       RISKS COVERED BY INSURANCE

PAYMENT OF PROCEEDS

14.1. ALL NET PROCEEDS SHALL BE PAID TO THE LESSOR OR THE LESSEE AS APPROPRIATE IN ACCORDANCE WITH THE TERMS OF THIS LEASE AND APPLIED AS PROVIDED IN THIS LEASE.

NET PROCEEDS LESS THAN $250,000

14.2. IF THE NET PROCEEDS ARE LESS THAN $250,000, AND, IF NO EVENT OF DEFAULT HAS OCCURRED OR IF AN EVENT OF DEFAULT HAS OCCURRED AND WHERE CAPABLE OF REMEDY HAS BEEN REMEDIED, THE NET PROCEEDS SHALL BE PAID DIRECTLY TO THE LESSEE AND APPLIED TO ANY RESTORATION OR REPAIR, AS THE CASE MAY BE, OF ANY DAMAGE TO OR DESTRUCTION OF THE LEASED PROPERTY, OR ANY PORTION THEREOF.

NET PROCEEDS EXCEED $250,000

14.3. IF THE NET PROCEEDS EQUAL OR EXCEED $250,000, AND IF NO EVENT OF DEFAULT HAS OCCURRED OR IF AN EVENT OF DEFAULT HAS OCCURRED AND WHERE CAPABLE OF REMEDY HAS BEEN REMEDIED, THE NET PROCEEDS SHALL BE PAID TO AND HELD BY THE LESSOR AND MADE AVAILABLE BY THE LESSOR FOR RESTORATION OR REPAIR, AS THE CASE MAY BE, OF ANY DAMAGE TO OR DESTRUCTION OF THE LEASED PROPERTY, OR ANY PORTION THEREOF, AS PROVIDED IN CLAUSE 14.22. THIS CLAUSE SHALL NOT BE CONSTRUED AS IMPOSING ANY OBLIGATION ON THE LESSOR TO RESTORE OR REPAIR ANY SUCH DAMAGE OR DESTRUCTION.

DISBURSEMENT OF NET PROCEEDS

14.4. WITHIN 15 DAYS AFTER THE RECEIPT OF THE NET PROCEEDS, THE LESSOR AND THE LESSEE SHALL AGREE AS TO THE PORTION ATTRIBUTABLE TO THE LESSEE'S PERSONAL PROPERTY (AND FAILING SUCH AGREEMENT SHALL SUBMIT THE MATTER TO EXPERT DETERMINATION UNDER THE PROVISIONS OF THIS LEASE)

         AND THOSE NET PROCEEDS WHICH THE PARTIES AGREE ARE PAYABLE BY REASON OF ANY LOSS OR DAMAGE TO ANY THE LESSEE'S PERSONAL PROPERTY SHALL BE DISBURSED IN THE MANNER SPECIFIED IN CLAUSE 14.14. THE LESSOR SHALL PAY ANY INTEREST RECEIVED (NET OF ANY DEDUCTION) TO THE LESSEE IN RESPECT OF SUCH MONEY HELD ON THE BASIS REFERRED TO AT PART 10.

TOTAL DESTRUCTION

14.5. IF DURING THE TERM ANY LEASED PROPERTY IS TOTALLY DAMAGED OR DESTROYED BY AN INSURED RISK AND A FACILITY OR FACILITIES THEREBY RENDERED TOTALLY UNSUITABLE FOR ITS PRIMARY INTENDED USE ("AFFECTED PROPERTY"), THE LESSEE SHALL GIVE THE LESSOR NOTICE OF SUCH DAMAGE OR DESTRUCTION WITHIN 5 BUSINESS DAYS OF THE OCCURRENCE THEREOF. THE LESSEE SHALL, WITHIN 90 DAYS OF THE OCCURRENCE, EITHER COMMENCE THE RESTORATION OF THE AFFECTED PROPERTY SUBSTANTIALLY TO THE SAME (OR BETTER) CONDITION AS THE CONDITION OF THE AFFECTED PROPERTY IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION, AND COMPLETE SUCH RESTORATION WITH ALL DILIGENCE AND WITHIN 12 MONTHS OF THE OCCURRENCE, OR OFFER IN WRITING TO PURCHASE THE LEASED PROPERTY FROM THE LESSOR ON THE TERMS SET OUT IN PART 18 FOR THE REPURCHASE PRICE OF THE LEASED PROPERTY AND (SUBJECT TO CLAUSE 14.7) SUCH PURCHASE MUST BE COMPLETED WITHIN 12 MONTHS.

ACCOUNT FOR NET PROCEEDS

14.6. IF SUCH PURCHASE IS COMPLETED, THE LESSOR SHALL ACCOUNT TO THE LESSEE FOR ANY NET PROCEEDS RECEIVED BY THE LESSOR OR ANY FACILITY MORTGAGEE BY CREDITING THE SAME AGAINST THE PURCHASE PRICE OF THE AFFECTED PROPERTY AND BY PAYING (IF ANY) IN CASH TO THE LESSEE.

OFFER TO PURCHASE NOT ACCEPTED

14.7. IF THE LESSOR DOES NOT ACCEPT THE LESSEE'S OFFER TO PURCHASE THE LEASED PROPERTY (WITHIN 10 DAYS OF ITS RECEIPT THEREOF), THE LESSEE SHALL WITHIN THE 12 MONTH TIME LIMIT, RESTORE THE AFFECTED PROPERTY TO SUBSTANTIALLY THE SAME CONDITION (OR BETTER) AS EXISTED IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION.

PARTIAL DESTRUCTION

14.8. IF DURING THE TERM, A FACILITY IS PARTIALLY DAMAGED OR DESTROYED BY AN INSURED RISK BUT THE AFFECTED PROPERTY IS NOT THEREBY RENDERED UNSUITABLE FOR ITS PRIMARY INTENDED USE, WITHIN 60 DAYS AFTER THE OCCURRENCE, THE LESSEE SHALL COMMENCE THE RESTORATION OF AND THEREAFTER DILIGENTLY RESTORE THE AFFECTED PROPERTY TO SUBSTANTIALLY THE SAME (OR BETTER) CONDITION AS EXISTED IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION.

FAILURE BY LESSEE TO OBTAIN APPROVALS

14.9. IF THE LESSEE CANNOT WITHIN A REASONABLE TIME AFTER DILIGENT EFFORTS TO DO SO OBTAIN ALL NECESSARY APPROVALS, PERMITS, LICENSES, AND CERTIFICATES IN ORDER TO BE ABLE TO PERFORM ALL REQUIRED REPAIR AND RESTORATION WORK AND TO OPERATE THE AFFECTED PROPERTY FOR ITS PRIMARY INTENDED USE IN SUBSTANTIALLY THE SAME MANNER AS THAT EXISTING IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION THEN, THE LESSEE MAY OFFER TO PURCHASE THE AFFECTED PROPERTY FROM THE LESSOR AND THE TERMS SET OUT OR REFERRED TO IN CLAUSE 14.5 SHALL APPLY.

B.       RISKS NOT COVERED BY INSURANCE

RISK NOT COVERED

14.10. EXCEPT AS PROVIDED IN CLAUSE 14.18, IF DURING THE TERM, THE AFFECTED PROPERTY IS TOTALLY OR PARTIALLY DESTROYED FROM A RISK NOT COVERED BY THE INSURANCE DESCRIBED IN PART 13, THE LESSEE SHALL GIVE THE LESSOR NOTICE OF SUCH DAMAGE OR DESTRUCTION WITHIN 5 BUSINESS DAYS AFTER THE OCCURRENCE THEREOF.

LESSEE TO HAVE OPTION WHERE RISKS NOT COVERED

14.11. WHETHER OR NOT THE DAMAGE OR DESTRUCTION RENDERS THE AFFECTED PROPERTY UNSUITABLE FOR ITS PRIMARY INTENDED USE, THE LESSEE AT ITS OPTION SHALL EITHER RESTORE THE AFFECTED PROPERTY TO SUBSTANTIALLY THE SAME (OR BETTER) CONDITION THAN IT WAS IN IMMEDIATELY BEFORE SUCH DAMAGE OR DESTRUCTION (AND THE DAMAGE OR DESTRUCTION SHALL NOT TERMINATE THIS LEASE) OR WILL OFFER IN WRITING TO PURCHASE THE LEASED

         PROPERTY FROM THE LESSOR FOR THE AGREED AMOUNT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSES 14.5 (AND SUBJECT TO THE PROVISIONS OF CLAUSE 14.7) ON THE TERMS SET OUT IN PART 18 SUCH PURCHASE TO THE COMPLETED WITHIN 180 DAYS OF THE OCCURRENCE.

FAILURE TO ELECT

14.12. IF THE LESSEE FAILS TO MAKE THE ELECTION WITHIN 60 DAYS AFTER THE OCCURRENCE OR IF THE LESSEE ELECTS NOT TO RESTORE WITHIN SUCH 60 DAY PERIOD THEN THE LESSEE SHALL BE DEEMED TO HAVE OFFERED TO PURCHASE THE LEASED PROPERTY ON THE TERMS DESCRIBED OR REFERRED TO IN THIS CLAUSE 14.

LESSEE ELECTS TO RESTORE

14.13. IF THE LESSEE ELECTS TO RESTORE THE AFFECTED PROPERTY AND FAILS TO COMMENCE OR COMPLETE THE RESTORATION WITHIN 1 YEAR AFTER THE OCCURRENCE THEN THE LESSEE SHALL BE DEEMED TO HAVE ELECTED TO PURCHASE THE AFFECTED PROPERTY ON SUCH DATE AND THE LESSOR MAY ACCEPT SUCH DEEMED ELECTION BY SERVING NOTICE ON THE LESSEE WITHIN 10 DAYS OF SUCH DATE AND IN SUCH CIRCUMSTANCES THE LESSEE SHALL PURCHASE THE AFFECTED PROPERTY WITHIN 14 MONTHS OF THE OCCURRENCE ON THE TERMS SET OUT IN
         PART 18 (EXCEPT THAT CLAUSE PAYMENT OF INSURANCE PROCEEDS SHALL NOT APPLY). IF THE LESSOR DOES NOT ACCEPT SUCH DEEMED ELECTION, THE LESSEE SHALL RESTORE THE AFFECTED PROPERTY AS AFORESAID WITHIN 18 MONTHS OF THE OCCURRENCE.

C.       EITHER CASE

PAYMENT OF INSURANCE PROCEEDS

14.14. ALL INSURANCE PROCEEDS PAYABLE BY REASON OF ANY LOSS OF OR DAMAGE TO ANY OF THE LESSEE'S PERSONAL PROPERTY SHALL BE PAID TO THE LESSEE, AND THE LESSEE SHALL HOLD SUCH INSURANCE PROCEEDS AND APPLY THEM TO PAY THE COST OF REPAIRING OR REPLACING THE DAMAGED LESSEE'S PERSONAL PROPERTY.

RESTORE ALTERATIONS ETC


14.15. IF THE LESSEE IS REQUIRED OR ELECTS TO RESTORE THE AFFECTED PROPERTY AS PROVIDED IN THIS PART 14, THE LESSEE SHALL ALSO RESTORE ALL ALTERATIONS AND IMPROVEMENTS MADE BY THE LESSEE AND ALL OF THE LESSEE'S PERSONAL PROPERTY AND THE EXCLUDED PERSONAL PROPERTY. THERE SHALL BE NO OBLIGATION ON THE LESSEE UNDER THIS CLAUSE TO REPLACE (OR PAY FOR THE REPLACEMENT OF) THE RESIDENTS' PERSONAL PROPERTY.

NO ABATEMENT OR TERMINATION

14.16. THIS LEASE SHALL REMAIN IN FULL FORCE AND EFFECT AND THE LESSEE'S OBLIGATION TO PAY RENT AND OUTGOINGS AND ALL OTHER CHARGES REQUIRED BY THIS LEASE SHALL REMAIN UNABATED DURING THE TERM INCLUDING WITHOUT LIMITATION ANY PERIOD REQUIRED FOR REPAIR AND RESTORATION.

PERMITTED SURRENDER

14.17. ON A PERMITTED SURRENDER OF A LEASED PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS LEASE (BEING ON THE COMPLETION OF THE PURCHASE OF SUCH LEASED PROPERTY BY THE LESSEE OR THE COMPULSORY PURCHASE OF SUCH LEASED PROPERTY) SUBJECT AS PROVIDED BELOW THE RENT SHALL BE APPORTIONED IN ACCORDANCE WITH THE PROPORTIONS SET OUT IN SCHEDULE 2 PROVIDED THAT THE RENT APPORTIONED TO THE LEASED PROPERTY SURRENDERED SHALL NOT IN ANY CIRCUMSTANCE EXCEED THE RELEVANT MAXIMUM RENT APPORTIONMENT AND THE RENT APPORTIONED TO THE REMAINING LEASED PROPERTY SHALL NOT IN ANY CIRCUMSTANCE BE LESS THAN THE MINIMUM CONTINUING RENT.

DAMAGE NEAR END OF TERM - CANNOT BE REPAIRED

14.18. NOTWITHSTANDING ANY PROVISION IN THIS PART 14 TO THE CONTRARY, IF DAMAGE TO OR DESTRUCTION OF THE AFFECTED PROPERTY OCCURS DURING THE LAST 12 MONTHS OF THE TERM AND IF SUCH DAMAGE OR DESTRUCTION CANNOT BE FULLY REPAIRED AND RESTORED WITHIN 6 MONTHS IMMEDIATELY FOLLOWING THE DATE OF LOSS OR SUCH DAMAGE OR DESTRUCTION RENDERS THE AFFECTED PROPERTY UNSUITABLE FOR ITS PRIMARY INTENDED USE (AND BEFORE THE TERMINATING DATE OF THIS LEASE), THEN THE LESSEE SHALL AT THE LESSEE'S ELECTION FORTHWITH EITHER:

         14.18.1. RESTORE THE AFFECTED PROPERTY TO SUBSTANTIALLY THE SAME (OR BETTER) CONDITION AS EXISTED IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION IN WHICH CASE THE LESSOR SHALL TO THE EXTENT NOT PREVIOUSLY APPLIED BY THE LESSOR OR ANY FACILITY MORTGAGEE AND PROVIDED THAT THE LESSEE IS NOT THEN IN DEFAULT PAY ANY NET PROCEEDS TO THE LESSEE WHICH THE LESSEE SHALL FORTHWITH APPLY FOR SUCH PURPOSE; OR

         14.18.2. NOT RESTORE THE AFFECTED PROPERTY IN WHICH CASE THE LESSOR SHALL RETAIN ANY NET PROCEEDS AND IN SUCH CASE THE AFFECTED PROPERTY SHALL CEASE TO BE LEASED PROPERTY FROM THE MOMENT OF SUCH ELECTION.

DAMAGE NEAR END OF TERM - CAN BE REPAIRED

14.19. IF SUCH DAMAGE OR DESTRUCTION IS NOT SUCH AS TO RENDER THE AFFECTED PROPERTY UNSUITABLE FOR ITS PRIMARY INTENDED USE AND CAN BE FULLY REPAIRED AND RESTORED WITHIN SUCH 6 MONTH PERIOD (AND BEFORE THE END OF THIS LEASE), THE LESSEE SHALL RESTORE THE SAME TO SUBSTANTIALLY THE SAME (OR BETTER) CONDITION AS EXISTED IMMEDIATELY BEFORE THE DAMAGE OR DESTRUCTION IN WHICH CASE THE LESSOR SHALL SUBJECT TO THE OTHER PROVISIONS OF THIS PART 14 PAY ANY NET PROCEEDS TO THE LESSEE, WHICH THE LESSEE SHALL APPLY FOR THAT PURPOSE.

CEASING TO BE LEASED PROPERTY

14.20. ANY AFFECTED PROPERTY THAT THE LESSEE ELECTS NOT TO RESTORE UNDER CLAUSE 14.18 SHALL CEASE TO BE LEASED PROPERTY FROM THE MOMENT OF SUCH ELECTION.

WAIVER

14.21. EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS LEASE, THE LESSEE HEREBY WAIVES ANY STATUTORY OR COMMON LAW RIGHTS OF TERMINATION (BY WAY OF FRUSTRATION OR OTHERWISE) WHICH MAY ARISE BY REASON OF ANY DAMAGE TO OR DESTRUCTION OF THE FACILITY.

PERFORMANCE OF RESTORATION

14.22. IF THE LESSEE RESTORES OR REPAIRS A FACILITY UNDER THIS PART 14 AND IF THE NET PROCEEDS EQUAL OR EXCEED $250,000, THE RESTORATION OR REPAIR SHALL BE PERFORMED IN ACCORDANCE WITH THE FOLLOWING PROCEDURES:

         14.22.1. THE RESTORATION OR REPAIR WORK SHALL BE DONE UNDER PLANS AND SPECIFICATIONS AND BY THE CONTRACTOR APPROVED BY THE LESSOR UNDER PART 10.

         14.22.2. THE NET PROCEEDS SHALL BE MADE AVAILABLE TO THE LESSEE AS THE RESTORATION AND REPAIR WORK PROGRESSES UNDER CERTIFICATES OF AN ARCHITECT REASONABLY ACCEPTABLE TO THE LESSOR, WHICH CERTIFICATES MUST BE IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE LESSOR AND SUBJECT TO A 10% RETENTION (WHICH MAY BE IN THE FORM OF A BANK GUARANTEE).

         14.22.3. THE LESSEE SHALL DELIVER TO THE LESSOR SUCH OTHER EVIDENCE AS THE LESSOR MAY REASONABLY REQUEST, FROM TIME TO TIME, DURING THE RESTORATION AND REPAIR, AS TO THE PROGRESS OF THE WORK, COMPLIANCE WITH THE APPROVED PLANS AND SPECIFICATIONS, THE COST OF RESTORATION AND REPAIR AND THE TOTAL AMOUNT NEEDED TO COMPLETE THE RESTORATION AND REPAIR.

         14.22.4. THE LESSEE SHALL DELIVER TO THE LESSOR SUCH OTHER EVIDENCE AS THE LESSOR MAY REASONABLY REQUEST, FROM TIME TO TIME, SHOWING THAT THERE ARE NO LIENS AGAINST THE LEASED PROPERTY ARISING IN CONNECTION WITH THE RESTORATION AND REPAIR AND THAT THE COST OF THE RESTORATION AND REPAIR AT LEAST EQUALS THE TOTAL AMOUNT OF NET PROCEEDS THEN DISBURSED TO THE LESSEE.

         14.22.5. IF THE NET PROCEEDS ARE AT ANY TIME DETERMINED BY THE LESSOR NOT TO BE ADEQUATE FOR COMPLETION OF THE RESTORATION AND REPAIR, THE LESSEE SHALL IMMEDIATELY PAY ANY DEFICIENCY TO THE LESSOR TO BE HELD AND DISBURSED UPON EXHAUSTION OF THE NET PROCEEDS OR OTHERWISE SATISFY THE LESSOR THAT SUCH FUNDS ARE AVAILABLE TO THE LESSEE.

         14.22.6. THE NET PROCEEDS MAY BE DISBURSED BY THE LESSOR TO THE LESSEE OR TO THE PERSON ENTITLED TO RECEIVE PAYMENT THEREOF FROM THE LESSEE, AND SUCH DISBURSEMENT IN EITHER CASE MAY BE MADE DIRECTLY OR THROUGH A THIRD PARTY ESCROW AGENT, ALL AS THE LESSOR MAY DETERMINE IN ITS SOLE DISCRETION. ANY EXCESS NET PROCEEDS SHALL BE PAID TO THE LESSEE UPON COMPLETION OF THE RESTORATION OR REPAIR. THE LESSOR WILL DETERMINE WHEN THE RESTORATION OR REPAIR HAS BEEN COMPLETED.

         14.22.7. IF THE LESSEE AT ANY TIME FAILS TO PROMPTLY AND FULLY PERFORM THE CONDITIONS AND COVENANTS SET OUT IN CLAUSES (A) TO (F) ABOVE, AND THE FAILURE IS NOT CORRECTED WITHIN 10 DAYS AFTER WRITTEN NOTICE THEREOF, OR IF DURING THE RESTORATION OR REPAIR AN EVENT OF DEFAULT OCCURS, THE LESSOR MAY, AT ITS OPTION, IMMEDIATELY CEASE MAKING ANY FURTHER PAYMENTS TO THE LESSEE FOR THE RESTORATION AND REPAIR UNTIL SUCH FAILURE OR EVENT OF DEFAULT IS CURED.

         14.22.8. THE CONTRACTOR, ARCHITECT AND OTHER PROFESSIONALS AND SUCH SUBCONTRACTORS AS THE LESSOR MAY DETERMINE SHALL ENTER INTO DEEDS OF WARRANTY WITH THE LESSOR IN RESPECT OF THE RESTORATION OR REPAIR WORK SUCH DEEDS TO BE ASSIGNABLE BY THE LESSOR AND GENERALLY TO BE IN SUCH TERMS AS THE LESSOR MAY APPROVE, ACTING REASONABLY.

FACILITY MORTGAGEE ENTITLEMENT

14.23. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, IF ANY FACILITY MORTGAGEE IS ENTITLED TO ANY NET PROCEEDS, OR ANY PORTION THEREOF, UNDER THE TERMS OF ANY FACILITY MORTGAGE, THE NET PROCEEDS SHALL BE APPLIED, HELD AND/OR DISBURSED IN ACCORDANCE WITH THE TERMS OF THE FACILITY MORTGAGE. IF THE FACILITY MORTGAGEE ELECTS TO APPLY THE NET PROCEEDS TO THE INDEBTEDNESS SECURED BY THE FACILITY MORTGAGE, THE LESSEE SHALL NOT BE REQUIRED TO RESTORE THE AFFECTED PROPERTY AND THE RENT SHALL BE ADJUSTED TO THE EXTENT FAIR AND EQUITABLE TAKING INTO

         ACCOUNT THE PROPORTION OF THE LEASED PROPERTY AS A WHOLE REPRESENTED BY THE AFFECTED PROPERTY. ANY REDUCTION IN RENT UNDER THIS CLAUSE SHALL NOT IN ANY CIRCUMSTANCE EXCEED THE RELEVANT MAXIMUM RENT APPORTIONMENT.

CEASING TO BE LEASED PROPERTY

14.24. ANY AFFECTED PROPERTY PURCHASED BY THE LESSEE SHALL CEASE TO BE LEASED PROPERTY AND SHALL CEASE TO BE SUBJECT TO THIS LEASE WITH EFFECT FROM COMPLETION OF PURCHASE.



15.      COMPULSORY ACQUISITION

RIGHTS AND OBLIGATIONS

15.1. IF DURING THE TERM THERE IS ANY TAKING OF ALL OR ANY PART OF THE FACILITY OR ANY INTEREST IN THIS LEASE BY ANY SEIZURE MATTER, THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE DETERMINED BY THIS PART 15.

TOTAL TAKING

15.2. IF ABSOLUTE TITLE TO THE WHOLE OF THE LEASED PROPERTY IS TAKEN OR COMPULSORILY PURCHASED BY ANY CONDEMNER, THIS LEASE SHALL CEASE AND TERMINATE AS TO THE LEASED PROPERTY AS OF THE DATE OF TAKING BY THE CONDEMNER.

NOTICE OF TERMINATION

15.3. IF ABSOLUTE TITLE OF ANY ONE OF THE LEASED PROPERTIES IS SO TAKEN OR COMPULSORILY PURCHASED, WHICH NEVERTHELESS RENDERS SUCH PART OF THE LEASED PROPERTY UNSUITABLE FOR ITS PRIMARY INTENDED USE, THE LESSEE AND THE LESSOR SHALL EACH HAVE THE OPTION BY WRITTEN NOTICE TO THE OTHER, AT ANY TIME BEFORE THE TAKING OF POSSESSION BY, OR THE DATE OF VESTING OF TITLE IN, THE CONDEMNER, WHICHEVER FIRST OCCURS, TO TERMINATE THIS LEASE AS TO THE LEASED PROPERTY WHICH WAS SO TAKEN OR COMPULSORILY ACQUIRED AS AFORESAID AS OF THE DATE SO DETERMINED. UPON THE DATE SO DETERMINED, IF SUCH NOTICE HAS BEEN GIVEN, THIS LEASE SHALL THEREUPON CEASE AND TERMINATE AS TO THAT LEASED PROPERTY THE ONLY.

APPORTIONMENT OF RENT AND ADDITIONAL CHARGES

15.4. IN EITHER OF SUCH EVENTS UNDER CLAUSES 15.2 AND 15.3, ALL RENT AND ADDITIONAL CHARGES PAID OR PAYABLE BY THE LESSEE UNDER THIS LEASE APPLICABLE TO THE LEASED PROPERTY SHALL BE APPORTIONED AS OF THE TERMINATION DATE OF THIS LEASE. THE RENT APPORTIONED TO THE LEASED PROPERTY IN RESPECT OF WHICH THIS LEASE IS SO TERMINATED SHALL NOT IN ANY CIRCUMSTANCE EXCEED THE RELEVANT MAXIMUM RENT APPORTIONMENT AND THE RENT APPORTIONED TO THE REMAINING LEASED PROPERTY OR SHALL NOT IN ANY CIRCUMSTANCE BE LESS THAN THE MINIMUM CONTINUING RENT. IN THE EVENT OF ANY SUCH TERMINATION, THE PROVISIONS OF CLAUSE 15.14 SHALL APPLY.

LESSOR ENTITLED TO AWARD

15.5. THE TOTAL SEIZURE MATTER AWARD MADE WITH RESPECT TO ALL OR ANY PORTION OF THE FACILITY OR FOR LOSS OF RENT, OR FOR LOSS OF BUSINESS, SHALL BE SOLELY THE PROPERTY OF AND PAYABLE TO THE LESSOR. NOTHING CONTAINED IN THIS LEASE WILL BE DEEMED TO CREATE ANY ADDITIONAL INTEREST IN THE LESSEE IN RESPECT OF ANY PAYMENT BASED ON THE VALUE OF THE UNEXPIRED TERM OR SO-CALLED "RESIDUAL VALUE" TO THE LESSEE OF THIS LEASE.

LESSEE ENTITLED TO AWARD FOR EXCLUDED PERSONAL PROPERTY

15.6. ANY AWARD MADE FOR THE TAKING OF THE LESSEE'S PERSONAL PROPERTY OR FOR THE EXCLUDED PERSONAL PROPERTY, OR FOR REMOVAL AND RELOCATION EXPENSES OF THE LESSEE IN ANY SUCH PROCEEDINGS SHALL BE THE SOLE PROPERTY OF AND PAYABLE TO THE LESSEE.

EACH PARTY TO SEEK AWARD

15.7. IN ANY SEIZURE MATTER PROCEEDINGS, THE LESSOR AND THE LESSEE SHALL EACH SEEK ITS OWN AWARD IN CONFORMITY HEREWITH, AT ITS OWN EXPENSE. NOTWITHSTANDING THE FOREGOING, THE LESSEE MAY PURSUE A CLAIM FOR LOSS OF ITS BUSINESS, PROVIDED THAT SUCH CLAIM WILL NOT DIMINISH THE RECOVERY OF THE LESSOR WITH RESPECT TO THE FACILITY.

PAYMENT BY LESSEE OF DEFICIENCY

15.8. SUBJECT TO CLAUSE 15.9, TO THE EXTENT SUCH SEIZURE MATTER AWARD MADE WITH RESPECT TO ALL OR ANY PORTION OF A LEASED PROPERTY AND PAID TO THE LESSOR IS LESS THAN THE APPLICABLE REPURCHASE PRICE THE LESSEE SHALL ON DEMAND PAY THE AMOUNT OF THE DEFICIENCY TO THE LESSOR.

PARTIAL TAKING

15.9. IF ABSOLUTE TITLE TO LESS THAN THE WHOLE OF THE FACILITY IS SO TAKEN OR ACQUIRED, ALL RENT AND ADDITIONAL CHARGES PAID OR PAYABLE BY THE LESSEE UNDER THIS LEASE SHALL CONTINUE TO BE PAYABLE AND THE LESSEE SHALL GIVE THE LESSOR NOTICE OF SUCH PARTIAL TAKING OR ACQUISITION WITHIN 5 BUSINESS DAYS AFTER THE OCCURRENCE THEREOF. IF THE FACILITY IS STILL SUITABLE FOR ITS PRIMARY INTENDED USE, THE LESSEE, AT ITS OWN COST AND EXPENSE, SHALL WITH ALL REASONABLE DISPATCH RESTORE THE UNTAKEN PORTION OF THE LEASED PROPERTIES SO THAT IT SHALL CONSTITUTE A COMPLETE ARCHITECTURAL UNIT OF THE SAME GENERAL CHARACTER AND CONDITION (AS NEARLY AS MAY BE POSSIBLE UNDER THE CIRCUMSTANCES) AS THE LEASED PROPERTY EXISTING IMMEDIATELY BEFORE THE SEIZURE MATTER OR TAKING.

RESTORATION IF PARTIAL TAKING

15.10. THE LESSEE SHALL COMMENCE THE RESTORATION OF THE LEASED PROPERTIES WITHIN 60 DAYS AFTER THE PARTIAL TAKING OR SUCH (IF ANY) EXTENSION OF TIME AS MAY BE AGREED WITH THE LESSOR, AND SHALL COMPLETE THE RESTORATION WITHIN 180 DAYS OF SUCH PARTIAL TAKING OR SUCH (IF ANY) EXTENSION OF TIME AS MAY BE AGREED WITH THE LESSOR. THE LESSOR SHALL CONTRIBUTE TO THE COST OF RESTORING SUCH PORTION OF THE AWARD AS IS MADE THEREFOR, IF ANY, TOGETHER WITH RELEVANT SEVERANCE AND OTHER DAMAGES AWARDED FOR TAKEN LEASED IMPROVEMENTS; PROVIDED, HOWEVER, THE AMOUNT OF SUCH CONTRIBUTION SHALL NOT EXCEED SUCH COST.

AWARD LESS THAN $300,000

15.11. AS LONG AS NO EVENT OF DEFAULT HAS OCCURRED HEREUNDER, IF THE AWARD IS IN AN AMOUNT LESS THAN $300,000, THE LESSOR SHALL PAY THE SAME TO THE LESSEE UPON COMPLETION OF SUCH RESTORATION.

AWARD EXCEEDS $300,000

15.12. AS LONG AS NO EVENT OF DEFAULT HAS OCCURRED HEREUNDER, IF THE AWARD IS IN AN AMOUNT MORE THAN $300,000, THE LESSOR SHALL MAKE THE AWARD AVAILABLE TO THE LESSEE IN THE SAME MANNER AS IS PROVIDED IN PART 14 FOR INSURANCE PROCEEDS IN EXCESS OF $300,000. THE RENT SHALL NOT BE REDUCED BY REASON OF SUCH PARTIAL TAKING. IF THE LESSEE FAILS TO MAKE THE ELECTION OR IF THE LESSEE ELECTS NOT TO RESTORE, OR IF THE LESSEE FAILS TO COMMENCE OR COMPLETE THE RESTORATION WITHIN THE TIME LIMITS SPECIFIED IN CLAUSE 15.10, THEN THE LESSEE SHALL BE DEEMED TO HAVE ELECTED TO PURCHASE THE LESSOR'S INTEREST IN THE FACILITY FOR THE REPURCHASE PRICE.

PURCHASE OF FACILITY

15.13. THE LESSEE SHALL COMPLETE THE PURCHASE WITHIN 180 DAYS AFTER THE SUCH PARTIAL TAKING. IN ANY SUCH PURCHASE, THE LESSEE SHALL RECEIVE A CREDIT FOR THE PORTION OF ANY AWARD RETAINED BY THE LESSOR. THE PROVISIONS OF
         SCHEDULE 6 SHALL APPLY TO ANY AGREEMENT FOR SALE AND PURCHASE ARISING UNDER THIS CLAUSE 15.13.

FACILITY MORTGAGEE ENTITLEMENT

15.14. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IF ANY FACILITY MORTGAGEE IS ENTITLED TO ANY COMPULSORY PURCHASE AWARDS, OR ANY PORTION THEREOF, UNDER THE TERMS OF ANY FACILITY MORTGAGE SUCH AWARDS SHALL BE APPLIED, HELD AND/OR DISBURSED IN ACCORDANCE WITH THE TERMS OF THE FACILITY MORTGAGE. IF THE FACILITY MORTGAGEE ELECTS TO APPLY THE AWARDS TO THE INDEBTEDNESS SECURED BY THE FACILITY MORTGAGE:

         15.14.1. IF THE AWARD REPRESENTS AN AWARD FOR PARTIAL TAKING AS DESCRIBED IN CLAUSE 15.9, THE LESSEE SHALL RESTORE THE FACILITY (AS NEARLY AS POSSIBLE UNDER THE CIRCUMSTANCES) TO A COMPLETE ARCHITECTURAL UNIT OF THE SAME GENERAL CHARACTER AND CONDITION AS THAT OF THE FACILITY EXISTING IMMEDIATELY BEFORE SUCH TAKING; OR

         15.14.2. IF THE AWARD REPRESENTS AN AWARD FOR A TOTAL TAKING AS DESCRIBED IN CLAUSE 15.3, THE LESSEE SHALL PAY TO THE LESSOR AN AMOUNT EQUAL TO THE REPURCHASE PRICE AND THE LESSOR SHALL TRANSFER ITS PORTION OF THE AWARD AND ITS INTEREST IN THE FACILITY TO THE LESSEE. IN ANY SUCH RESTORATION OR PURCHASE, THE LESSEE SHALL RECEIVE FULL CREDIT FOR ANY PORTION OF ANY AWARD RETAINED BY THE LESSOR AND THE FACILITY MORTGAGEE.



16.      EVENTS OF DEFAULT

EVENTS DEFINED

16.1. THE FOLLOWING EVENTS (AND SUCH OTHER EVENTS SO DESCRIBED IN THIS LEASE) ARE EACH AN "EVENT OF DEFAULT" FOR THE PURPOSE OF THIS LEASE:

         16.1.1. IF THE LESSEE FAILS TO PAY RENT AS REQUIRED UNDER THIS LEASE WHEN THE SAME BECOMES DUE AND PAYABLE (WHETHER FORMALLY DEMANDED OR NOT) AND SUCH FAILURE IS NOT REMEDIED BY THE LESSEE WITHIN A PERIOD OF 5 DAYS AFTER THE DUE DATE FOR PAYMENT; OR

         16.1.2. IF A WARRANTY, REPRESENTATION OR STATUTORY DECLARATION MADE OF GIVEN BY OR ON BEHALF OF THE LESSEE OR THE GUARANTOR IN CONNECTION WITH THIS LEASE, A GROUP LEASE OR THE TRANSACTION DOCUMENTS IS AT ANY TIME FOUND TO BE MATERIALLY INCORRECT OR MISLEADING; OR

         16.1.3.  ANY OF THE FOLLOWING OCCURS IN RESPECT OF THE LESSEE OR
                  GUARANTOR

                  16.1.3.1. an application is made, proceedings are initiated or a meeting (whether of shareholders, creditors or directors) is called with a view to winding it or any part of its undertaking up or placing it or any part of its undertaking under administration;

                  16.1.3.2. a receiver, liquidator or administrator is appointed;

                  16.1.3.3. a compromise or arrangement of the kind referred to in part 5.1 of the Corporations Law is proposed;

                  16.1.3.4. an application is made or an action is initiated with a view to cancelling its registration or appointing an inspector or other officer to investigate any of its affairs under any legislation;

                  16.1.3.5. it is, or is or may be deemed within the meaning of any applicable law to be, insolvent or unable to pay its debts; or

                  16.1.3.6. circumstances exist which would enable a court upon application to order its winding up under section 461 of the Corporations Law;

         16.1.4. IF DISTRESS IS LEVIED OR A JUDGEMENT OR ORDER IS ENFORCED OR EXECUTED ON OR AGAINST ANY ASSET OF THE LESSEE OR THE GUARANTOR OR ANY OF THOSE ASSETS ARE ATTACHED TO ANSWER ANY JUDGEMENT DEBT;

         16.1.5. IF ANY PHYSICAL ASSETS OF THE LESSEE OR THE GUARANTOR WHICH ARE LOCATED AT THE LEASED PROPERTY ARE CONFISCATED, CANCELLED OR FORFEITED (EXCEPT WHERE THE LESSEE OR THE GUARANTOR PROVES TO THE LESSOR WITHIN 7 BUSINESS DAYS AFTER SUCH CONFISCATION, CANCELLATION OR FORFEITURE THAT SUCH ACTIONS WERE UNLAWFUL OR IMPROPERLY TAKEN);

         16.1.6. IF THE LESSEE OR THE GUARANTOR STOPS PAYMENT OF ITS DEBTS OR CEASES OR THREATENS TO CEASE TO CARRY ON ANY OF ITS BUSINESSES;

         16.1.7. IF A PROVISION OF THIS LEASE DOES NOT OR CEASES TO HAVE FULL EFFECT TO THE LESSOR'S REASONABLE SATISFACTION;

         16.1.8. IF THE HOLDER OF ANY SECURITY GIVEN AT ANY TIME OVER ANY ASSETS OF THE LESSEE OR THE GUARANTOR BECOMES

                  ENTITLED TO EXERCISE ANY POWERS ARISING ON DEFAULT PURSUANT TO THAT SECURITY OR OTHERWISE TAKE ACTION TO ENFORCE THAT SECURITY;

         16.1.9. IF A PERSON WHO HAS PROVIDED CREDIT OR FINANCIAL ACCOMMODATION TO THE LESSEE OR THE GUARANTOR BECOMES ENTITLED TO ACCELERATE ANY OBLIGATION OF THE LESSEE OR THE GUARANTOR TO PAY MONEY TO THAT PERSON;

         16.1.10. IF THE LESSEE OR THE GUARANTOR FAILS TO COMPLY WITH A CONDITION ATTACHING TO A CONSENT OR APPROVAL ISSUED BY THE LESSOR IN THE CONTEXT OF THIS LEASE AND SUCH FAILURE IS NOT REMEDIED BY THE LESSEE WITHIN A PERIOD OF 5 DAYS AFTER THE DUE DATE FOR COMPLIANCE (OR SUCH OTHER DATE AS AGREED BY THE LESSOR AND THE LESSEE);

         16.1.11. IF IN THE LESSOR'S OPINION THERE IS ANY CHANGE IN THE ACTIVITIES OF THE LESSEE OR THE GUARANTOR WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE ABILITY OF THE LESSEE OR THE GUARANTOR TO MEET ITS OBLIGATIONS TO THE LESSOR; OR

         16.1.12. IF WITHOUT LIMITING THE OPERATION OF ANY OTHER EVENT OF DEFAULT, ANY OTHER EVENT OCCURS OR CIRCUMSTANCE ARISES, FINANCIAL OR OTHERWISE, WHICH, IN THE REASONABLE OPINION OF THE LESSOR, IS LIKELY TO MATERIALLY AND ADVERSELY AFFECT THE ABILITY OF THE LESSEE OR THE GUARANTOR TO MEET ITS OBLIGATIONS UNDER THIS LEASE; OR

         16.1.13. IF THE ESTATE OR INTEREST OF THE LESSEE IN THE LEASED PROPERTY OR ANY PART THEREOF IS LEVIED UPON OR ATTACHED IN ANY PROCEEDING OR IS DISTRAINED AGAINST AND THE SAME IS NOT VACATED OR DISCHARGED WITHIN 30 DAYS AFTER COMMENCEMENT THEREOF (UNLESS THE LESSEE IS IN THE PROCESS OF CONTESTING SUCH LIEN OR ATTACHMENT OR DISTRESS IN GOOD FAITH IN ACCORDANCE WITH PART 12); OR

         16.1.14. IF, EXCEPT AS A RESULT OF DAMAGE, DESTRUCTION OR A PARTIAL OR COMPLETE SEIZURE MATTER, THE LESSEE VOLUNTARILY CEASES OPERATIONS OF ANY FACILITY FOR A PERIOD IN EXCESS OF 30 DAYS WITHOUT THE CONSENT OF THE LESSOR; OR

         16.1.15. IF THE LESSEE (AND/OR, IF APPLICABLE, A MANAGER OF ANY FACILITY) HAS ITS APPROVAL SUSPENDED, REVOKED OR TERMINATED; OR

         16.1.16. IF A SANCTION IS IMPOSED ON THE LESSEE (INCLUDING, BUT NOT LIMITED TO, ONE SUSPENDING ITS RIGHT TO OPERATE ANY FACILITY OR ACCEPT PATIENTS) WHICH, IN THE REASONABLE OPINION OF THE LESSOR, IS LIKELY TO MATERIALLY AND ADVERSELY AFFECT THE ABILITY OF THE LESSEE OR THE GUARANTOR TO MEET ITS OBLIGATIONS UNDER THIS LEASE; OR

         16.1.17. IF THE LESSEE KNOWINGLY CAUSES A DEFAULT, UNDER ANY FACILITY MORTGAGE, THE TRANSACTION DOCUMENTS, RELATED DOCUMENTS OR OBLIGATIONS THEREUNDER WHICH DEFAULT IS NOT REMEDIED WITHIN THE APPLICABLE TIME PERIOD; OR

         16.1.18. IF A DEFAULT OR BREACH OF ANY COVENANT OR CONDITION OCCURS UNDER OR IN RELATION TO ANY LEASE GUARANTEE, ANY GROUP LEASE OR ANY SUPPLEMENTED LEASE; OR

         16.1.19. IF THE LESSEE TRANSFERS, BY MEANS NOT EXPRESSLY PROVIDED FOR IN AND IN ACCORDANCE WITH THIS LEASE, THE OPERATIONAL CONTROL OR MANAGEMENT OF THE FACILITY (WHICH EXPRESSION SHALL NOT INCLUDE A CHANGE OF NAME OF ANY INDIVIDUAL REGISTERED AS THE PERSON IN CHARGE OF THE FACILITY PROVIDED THE LESSEE REMAINS REGISTERED AS THE OPERATOR)WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR WHICH CONSENT MAY IN THE LESSOR'S ABSOLUTE DISCRETION BE WITHHELD; OR

         16.1.20. A DEFAULT OCCURS ON THE PART OF THE LESSEE UNDER ANY OTHER MATERIAL CONTRACT AFFECTING THE FACILITY OR THE LESSEE; OR

         16.1.21. A DEFAULT OCCURS ON THE PART OF THE LESSEE UNDER ANY OF THE TRANSACTION DOCUMENTS; OR

         16.1.22. THE LESSEE FAILS TO PURCHASE A FACILITY IN ACCORDANCE WITH ANY TERMS REQUIRING SUCH PURCHASE UNDER THIS LEASE; OR

         16.1.23. IF THE LESSEE FAILS TO OBSERVE OR PERFORM OR IS IN BREACH OF ANY OTHER TERM, COVENANT (OTHER THAN THOSE IN CLAUSES 7.2, 7.3 OR 7.4) CONDITION (INCLUDING WITHOUT LIMITATION THOSE IN PART
                  8) BINDING UPON THE LESSEE IN THIS LEASE AND THE FAILURE (WHERE CAPABLE OF REMEDY) IS NOT REMEDIED BY THE LESSEE WITHIN A PERIOD OF 30 DAYS AFTER NOTICE FROM THE LESSOR, UNLESS THE FAILURE (WHERE CAPABLE OF REMEDY) CANNOT WITH DUE DILIGENCE BE REMEDIED WITHIN A PERIOD OF 30 DAYS, IN WHICH CASE THE FAILURE SHALL NOT BE DEEMED TO CONTINUE IF THE LESSEE PROCEEDS PROMPTLY AND WITH DUE DILIGENCE TO REMEDY THE FAILURE AND DILIGENTLY COMPLETES THE REMEDYING THEREOF AND COMPLETES THE REMEDY BEFORE THE TIME THAT THE SAME CAUSES A DEFAULT IN ANY FACILITY MORTGAGE, THE TRANSACTION DOCUMENTS OR ANY OTHER LEASE TO WHICH THE LESSEE IS SUBJECT AND BEFORE THE TIME THAT THE SAME RESULTS IN CIVIL OR CRIMINAL PENALTIES TO THE LESSOR, THE LESSEE OR ANY ASSOCIATED COMPANIES IN CONNECTION WITH THE LEASED PROPERTY; OR

         16.1.24. IF THE LESSEE FAILS TO OBSERVE OR PERFORM OR IS IN BREACH OF ANY COVENANT IN CLAUSE 7.2 OR CLAUSE 7.3 OR CLAUSE 7.4; OR

         16.1.25. IF THE LESSEE KNOWINGLY FAILS TO MAINTAIN INSURANCE REQUIRED BY PART 13; OR

         16.1.26. IF ANY LEASE GUARANTEE IS TERMINATED, REPUDIATED OR OTHERWISE FAILS TO BE IN FULL FORCE AND EFFECT.

         16.1.27. IF THE LESSEE, THE GUARANTOR OR ANY RELATED BODY CORPORATE OF EITHER OF THEM DOES NOT PERFORM, DEFAULTS UNDER OR BREACHES ANY AGREEMENT (OTHER THAN THIS LEASE) ENTERED INTO WITH THE LESSOR AT ANY TIME, WHETHER BEFORE OR AFTER THE COMMENCEMENT DATE WHICH, IN THE REASONABLE OPINION OF THE LESSOR IS LIKELY TO MATERIALLY AND ADVERSELY AFFECT THE ABILITY OF THE LESSEE OR THE GUARANTOR TO MEET ITS OBLIGATIONS UNDER THIS LEASE.

         16.1.28. IF AFTER THREE MONTHS FROM COMMENCEMENT DATE ALL THE AGED CARE PLACES ALLOCATED IN RESPECT OF EACH FACILITY AS AT THE COMMENCEMENT DATE ARE NOT TRANSFERRED TO THE LESSEE PURSUANT TO THE REQUIREMENTS OF THE ACT.

         16.1.29. IF THE LESSEE RELINQUISHES ANY AGED CARE PLACE OR ANY AGED CARE PLACE IS REVOKED, SURRENDERED OR OTHERWISE CEASES TO HAVE EFFECT PURSUANT TO THE ACT WITH THE EFFECT THAT THE TOTAL NUMBER OF AGED CARE PLACES IN RESPECT OF THE FACILITIES IS FEWER THAN 1938.

         16.1.30. IF THE LESSEE GUARANTEES THE OBLIGATIONS OF ANY OTHER PERSON.

         16.1.31. IF THE TRANSACTION DOCUMENTS OR ANY OTHER RELATED DOCUMENTS DEEM A CERTAIN DEFAULT TO BE A DEFAULT UNDER THIS LEASE AND THAT DEFAULT OCCURS.

LESSOR'S RIGHTS ON DEFAULT

16.2. IF AN EVENT OF DEFAULT OCCURS, THEN THE LESSEE SHALL BE IN DEFAULT UNDER THIS LEASE AND THE LESSOR MAY LAWFULLY IN THE LESSOR'S ABSOLUTE
         DISCRETION:

         16.2.1. ENTER THE LEASED PROPERTY OR ANY PART THEREOF IN THE NAME OF THE WHOLE AND TERMINATE THIS LEASE AND THEN PEACEABLY HOLD AND ENJOY THE SAME AS IF THIS LEASE HAD NOT BEEN MADE BUT WITHOUT PREJUDICE TO ANY RIGHT OF ACTION OR

                  REMEDY OF THE LESSOR IN RESPECT OF ANY ANTECEDENT BREACH OF ANY OF THE LESSEE'S COVENANTS AND OBLIGATIONS IN THIS LEASE CONTAINED AS PROVIDED IN THIS LEASE, WHEREUPON THIS LEASE SHALL TERMINATE AND ALL RIGHTS OF THE LESSEE UNDER THIS LEASE SHALL CEASE (BUT WITHOUT PREJUDICE TO ANY RIGHT OF ACTION OR REMEDY OF THE LESSOR IN RESPECT OF ANY ANTECEDENT BREACH OF ANY OF THE LESSEE'S COVENANTS AND OBLIGATIONS IN THIS LEASE CONTAINED); OR

         16.2.2. ENTER THE PART OF THE LEASED PROPERTY IN RELATION TO WHICH THE LESSEE SHALL BE IN DEFAULT UNDER THIS LEASE AND TERMINATE THIS LEASE AS TO SUCH PART ONLY AND THEN PEACEABLY HOLD AND ENJOY THE SAME AS IF THESE PRESENTS HAD NEVER EXTENDED TO SUCH PART BUT WITHOUT PREJUDICE TO:

                  16.2.2.1. any right of action or remedy of the Lessor in respect of any antecedent breach of any of the Lessee's covenants and obligations in this Lease contained whereupon the Term shall terminate as to such part of the Leased Property only and all rights of the Lessee under this Lease in respect of such part shall cease;

                  16.2.2.2. the continuation of this Lease and of the Lessee's covenants and obligations in this Lease in relation to the remainder of the Leased Property which shall remain in full force and effect. In addition, in any such case the Lessor shall have all rights at law and in equity available to the Lessor as a result of the Lessee's breach of this Lease.

LESSEE TO PAY ADDITIONAL CHARGES

16.3. THE LESSEE WILL, TO THE EXTENT PERMITTED BY LAW, PAY AS ADDITIONAL CHARGES ALL COSTS AND EXPENSES INCURRED BY OR ON BEHALF OF THE LESSOR, INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL COSTS (WHETHER OR NOT LITIGATION IS COMMENCED, AND IF LITIGATION IS COMMENCED, INCLUDING FEES AND EXPENSES INCURRED IN ANY LITIGATION INCLUDING APPEALS AND POST-JUDGMENT PROCEEDINGS) AS A RESULT OF ANY DEFAULT OF THE LESSEE UNDER THIS LEASE.

YIELD UP LEASED PREMISES

16.4. IF AN EVENT OF DEFAULT HAS OCCURRED, AND WHETHER OR NOT THIS LEASE HAS BEEN TERMINATED UNDER CLAUSE 16.1 OR 16.2, THE LESSEE SHALL, TO THE EXTENT PERMITTED BY LAW, IF REQUIRED BY THE LESSOR SO TO DO, IMMEDIATELY YIELD UP TO THE LESSOR THE LEASED PROPERTY UNDER THE PROVISIONS OF PART 9 AND CLAUSE 16.1 OR 16.2 AND QUIT THE SAME.

DAMAGES

16.5. IF THE LESSOR TERMINATES THE LEASE UNDER THIS CLAUSE 16, THE LESSEE SHALL PAY TO THE LESSOR ALL AMOUNTS OUTSTANDING AS AT THE DATE OF SUCH TERMINATION AND ALL CLAIMS IN RESPECT OF EXISTING BREACHES OF COVENANT AND/OR CONDITION PLUS (IF THE LESSEE SHALL NOT COMPLETE THE PURCHASE OF THE LEASED PROPERTY UNDER CLAUSE 16.10) AN AMOUNT ("DAMAGES") TO COMPENSATE THE LESSOR FOR LOSS OF RENT FOR THE BALANCE OF THE TERM (AS HEREINAFTER DEFINED) WHICH SHALL BE EQUAL TO THE AMOUNT BY WHICH THE PRESENT VALUE OF FUTURE RENT EXCEEDS THE PRESENT VALUE OF THE HIGHEST
         OF:

         16.5.1. THE AMOUNT ACTUALLY RECEIVED AND RECEIVABLE BY THE LESSOR AS RENT FROM RELETTING THE LEASED PROPERTY (OR ANY PART THEREOF) FOR THE BALANCE OF THE TERM (ADJUSTED TO TAKE ACCOUNT OF ANY SUBSTANTIAL DIFFERENCES BETWEEN THE TERMS OF SUCH RELETTING AND THE TERMS OF THIS LEASE SO FAR AS THE SAME WOULD HAVE REMAINED TO BE PERFORMED DURING THE BALANCE OF THE TERM (BUT FOR THE AVOIDANCE OF DOUBT THE TERMS ON WHICH THE LESSOR MAY RELET THE LEASED PROPERTY SHALL BE IN THE LESSOR'S ABSOLUTE DISCRETION)); OR

         16.5.2. THE AMOUNT THAT THE LESSOR MIGHT REASONABLY BE EXPECTED TO RECEIVE FROM RELETTING THE LEASED PROPERTY FOR THE BALANCE OF THE TERM ON TERMS SUBSTANTIALLY THE SAME AS THE TERMS OF THIS LEASE SO FAR AS THE SAME WOULD HAVE REMAINED TO BE PERFORMED DURING THE BALANCE OF THE TERM (BUT FOR THE AVOIDANCE OF DOUBT THE TERMS ON WHICH THE LESSOR MAY

                  MARKET THE LEASED PROPERTY AND RELET THE SAME SHALL BE IN THE LESSOR'S ABSOLUTE DISCRETION).

         Nothing in this clause 16.5 shall operate so as to relieve the Lessor of its obligations to mitigate its loss.

FULL DISCHARGE

16.6. PAYMENT OF THE DAMAGES TO THE LESSOR SHALL CONSTITUTE A FULL AND FINAL DISCHARGE OF ALL THE LESSEE'S LIABILITIES TO THE LESSOR IN RELATION TO THIS LEASE OR THE BREACH OF NONPERFORMANCE THEREOF BY THE LESSEE OTHER
         THAN:

         16.6.1. ANY LIABILITY FOR UNPAID RENT OR OTHER SUMS OWED TO THE LESSOR BY THE LESSEE BEFORE THE TERMINATION OF THIS LEASE; AND

         16.6.2. IN RESPECT OF ANY AMOUNT OUTSTANDING AND ALL CLAIMS IN RESPECT OF OTHER BREACHES OF COVENANT AND/OR CONDITION OUTSTANDING AS AT THE DATE OF SUCH TERMINATION.

DEFAULT OPTION

16.7. IF AN EVENT OF DEFAULT (OTHER THAN WITHIN CLAUSE 16.1) OCCURS THE LESSEE SHALL HAVE THE OPTION (THE "DEFAULT OPTION") TO PURCHASE THE LEASED PROPERTY ON THE TERMS OF THIS PART 16.

LESSOR TO GIVE NOTICE

16.8. ON THE LESSOR BECOMING AWARE OF THE OCCURRENCE OF AN EVENT OF DEFAULT (OTHER THAN WITHIN CLAUSE 16.1) THE LESSOR MAY (BUT IS NOT OBLIGED TO) SERVE ON THE LESSEE:

         16.8.1. A NOTICE ("DEFAULT NOTICE") NOTIFYING THE LESSEE THAT AN EVENT OF DEFAULT HAS OCCURRED AND THAT THE RIGHT OF RE-ENTRY IN PART 16 HAS BECOME EXERCISABLE; OR

         16.8.2. A NOTICE ("LIMITED WAIVER NOTICE") STATING THAT THE LESSOR DOES NOT INTEND TO RELY ON THE EVENT OF DEFAULT WHICH HAS OCCURRED (AND SPECIFYING THE SAME) AS A

         GROUND FOR FORFEITURE AND EXERCISE ANY RIGHT OF FORFEITURE AVAILABLE TO THE LESSOR IN CONSEQUENCE OF THAT EVENT OF DEFAULT.

DEFAULT OPTION

16.9. THE DEFAULT OPTION SHALL BE EXERCISABLE BY THE LESSEE BY SIGNING AND RETURNING A NOTICE IN THE FORM OF THE OPTION NOTICE IN SCHEDULE 5 TO THIS LEASE (AMENDED TO REFER TO THIS PART 16) ("DEFAULT OPTION NOTICE") WITHIN 14 BUSINESS DAYS OF RECEIPT BY THE LESSEE OF THE DEFAULT NOTICE AND CONTEMPORANEOUSLY GIVING A DEFAULT OPTION NOTICE UNDER EACH SUPPLEMENTAL LEASE, EACH GROUP LEASE AND EACH SUPPLEMENTAL LEASE TO SUCH GROUP LEASE.

PROVISIONS TO APPLY

16.10. THE PROVISIONS OF PART 18 OF THIS LEASE SHALL APPLY TO THE EXERCISE OF THE DEFAULT OPTION WITH THE FOLLOWING VARIATIONS:

         16.10.1. "COMPLETION DATE" MEANS WITHIN 3 CALENDAR MONTHS AFTER THE DATE OF SERVICE BY THE LESSEE ON THE LESSOR OF THE SIGNED DEFAULT OPTION NOTICE.

         16.10.2. THE PURCHASE PRICE OF THE LEASED PROPERTY SHALL BE AN AMOUNT EQUAL TO THE REPURCHASE PRICE PLUS ALL RENT THEN DUE AND PAYABLE AND ALL OTHER SUMS DUE UNDER THE TERMS OF THIS LEASE FROM THE LESSEE TO THE LESSOR AS AT THE DATE OF COMPLETION OF THE PURCHASE.

         16.10.3. ANY PURCHASE BY THE LESSEE OF THE LEASED PROPERTY UNDER THE EXERCISE OF THE DEFAULT OPTION SHALL CONSTITUTE A FULL AND COMPLETE DISCHARGE AND SATISFACTION OF ALL THE LESSEE'S LIABILITIES UNDER OR IN CONNECTION WITH THIS LEASE OR THE BREACH OR NONPERFORMANCE HEREOF.

         16.10.4. THE PROVISIONS OF SCHEDULE 6 SHALL APPLY TO ANY AGREEMENT FOR SALE AND PURCHASE ARISING UNDER THIS PART 16.

         16.10.5. THE LESSOR SHALL NOT BE OBLIGED TO COMPLETE THE SALE OF THE FREEHOLD IN PART ONLY NOR TO COMPLETE THE SALE OTHERWISE THAN CONTEMPORANEOUSLY WITH COMPLETION OF THE SALES UNDER THE CORRESPONDING PROVISIONS OF EACH SUPPLEMENTAL LEASE.

NOTICE TO LESSEE

16.11. THE LESSOR HAS THE RIGHT WITHIN 14 BUSINESS DAYS AFTER THE DATE OF SERVICE ON THE LESSOR BY THE LESSEE OF THE DEFAULT OPTION NOTICE TO SERVE A FURTHER NOTICE IN REPLY ON THE LESSEE (WHICH ITSELF MUST BE SERVED ON THE LESSEE WITHIN 7 BUSINESS DAYS) STATING THAT THE LESSOR DOES NOT INTEND TO RELY ON THE EVENT OF DEFAULT WHICH HAS OCCURRED (AND SPECIFYING THE SAME) AS A GROUND FOR FORFEITURE AND EXERCISE ANY RIGHTS OF FORFEITURE AVAILABLE TO THE LESSOR AS A CONSEQUENCE AND IN THAT EVENT THE EXERCISE OF THE DEFAULT OPTION BY THE LESSEE SHALL BECOME NULL AND VOID OF NO EFFECT. FOR THE AVOIDANCE OF DOUBT, UNLESS THE LESSEE SHALL COMPLETE THE PURCHASE OF THE LEASED PROPERTY, THE LESSEE IS OBLIGED TO REMEDY THE EVENT OF DEFAULT WITHIN THE TIME PERIOD PROVIDED FOR SUCH EVENT OF DEFAULT UNDER THIS LEASE.

LIMITED WAIVER NOTICE

16.12. THE LESSOR IRREVOCABLY CONFIRMS THAT IF THE LESSOR SERVES A LIMITED WAIVER NOTICE ON THE LESSEE, THE LESSOR WILL NOT BE ENTITLED TO RELY IN ANY RESPECT WHATSOEVER ON THE RELEVANT EVENT OF DEFAULT AS A GROUND FOR FORFEITURE OF THIS LEASE WHICH HAS OCCURRED (WITHOUT PREJUDICE TO THE RIGHT OF THE LESSOR TO RELY ON THE FUTURE OCCURRENCE OF SUCH AN EVENT OF DEFAULT AT WHICH TIME THE PROCEDURES IN THIS PART 16 WOULD THEN BE REPEATED).

LESSEE'S OBLIGATIONS TO CONTINUE

16.13. THE LESSEE'S OBLIGATIONS UNDER THIS PART 16 SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING TERMINATION OF THIS LEASE BY THE LESSOR UNDER THIS PART 16.

APPLICATION OF FUNDS

16.14. ANY PAYMENTS RECEIVED BY THE LESSOR UNDER ANY OF THE PROVISIONS OF THIS LEASE DURING THE EXISTENCE OR CONTINUANCE OF ANY EVENT OF DEFAULT (AND WHERE SUCH PAYMENT IS MADE TO THE LESSOR RATHER THAN THE LESSEE DUE TO THE EXISTENCE OF AN EVENT OF DEFAULT) SHALL BE APPLIED TO THE LESSEE'S OBLIGATIONS IN THE ORDER WHICH THE LESSOR MAY DETERMINE.

LEGISLATION

16.15. THE LESSOR MAY TERMINATE THIS LEASE (AND RETAIN ALL OF ITS RIGHTS AGAINST THE LESSEE) IF ANY LEGISLATION IS PASSED OR ANYTHING ELSE OCCURS WHICH IN THE REASONABLE OPINION OF THE LESSOR MATERIALLY AND ADVERSELY AFFECTS ANY OF ITS RIGHTS UNDER THIS LEASE.



17.      LESSOR'S RIGHT TO REMEDY LESSEES DEFAULT

LESSOR'S RIGHTS

17.1. IF THE LESSEE FAILS TO MAKE ANY PAYMENT OR TO PERFORM ANY ACT REQUIRED TO BE MADE OR PERFORMED UNDER THIS LEASE, AND FAILS TO REMEDY THE SAME WITHIN THE RELEVANT TIME PERIODS PROVIDED IN CLAUSE 16.1, THE LESSOR, WITHOUT FURTHER NOTICE TO OR DEMAND UPON THE LESSEE, AND WITHOUT WAIVING OR RELEASING ANY OBLIGATION OF THE LESSEE, AND WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) AT ANY TIME THEREAFTER MAKE SUCH PAYMENT OR PERFORM SUCH ACT FOR THE ACCOUNT AND AT THE EXPENSE OF THE LESSEE, AND MAY, TO THE EXTENT PERMITTED BY LAW, ENTER UPON THE LEASED PROPERTY FOR SUCH PURPOSE AND TAKE ALL SUCH ACTION THEREON AS, IN THE LESSOR'S SOLE OPINION, MAY BE NECESSARY OR APPROPRIATE. ANY AMOUNTS PAYABLE BY THE LESSEE UNDER THIS CLAUSE MUST BE PAID BY THE LESSEE TO THE LESSOR ON DEMAND AND MAY BE RECOVERED BY THE LESSOR AS A LIQUIDATED DEBT.

SHORT NOTICE

17.2. IF THE LESSOR REASONABLY DETERMINES THAT THE GIVING OF SUCH NOTICE AS IS PROVIDED FOR IN CLAUSE 17.1 WOULD RISK LOSS TO THE LESSOR OR DAMAGE TO THE LEASED PROPERTY, THEN THE LESSOR WILL GIVE SUCH NOTICE AS IS

         PRACTICAL UNDER THE CIRCUMSTANCES. NO SUCH ENTRY SHALL BE DEEMED FORFEITURE. ALL SUMS PAID BY THE LESSOR AND ALL COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL FEES AND EXPENSES) INCURRED, TOGETHER WITH INTEREST THEREON (TO THE EXTENT PERMITTED BY
         LAW) AT THE OVERDUE RATE FROM THE DATE ON WHICH SUCH SUMS OR EXPENSES ARE PAID OR INCURRED BY THE LESSOR, SHALL BE PAID BY THE LESSEE TO THE LESSOR ON DEMAND AND MAY BE RECOVERED BY THE LESSOR AS A LIQUIDATED DEBT. THE OBLIGATIONS OF THE LESSEE AND RIGHTS OF THE LESSOR CONTAINED IN THIS PART 17 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.



18.      LESSEE'S OPTION TO PURCHASE LEASED PROPERTY

PURCHASE BY LESSEE

18.1. IF THE LESSEE PURCHASES THE LEASED PROPERTY FROM THE LESSOR UNDER ANY OF THE TERMS OF THIS LEASE, THE LESSOR SHALL, UPON RECEIPT FROM THE LESSEE OF THE APPLICABLE PURCHASE PRICE, TOGETHER WITH FULL PAYMENT OF ANY UNPAID RENT DUE AND PAYABLE WITH RESPECT TO ANY PERIOD (PRORATED ON A DAILY BASIS, IF APPROPRIATE) ENDING ON OR BEFORE THE DATE OF THE PURCHASE, DELIVER TO THE LESSEE A TRANSFER TOGETHER WITH ALL OTHER RELEVANT TITLE DEEDS TRANSFERRING THE ENTIRE INTEREST OF THE LESSOR IN AND TO THE LEASED PROPERTY TO THE LESSEE FREE AND CLEAR OF ALL ENCUMBRANCES OTHER THAN:

         18.1.1. ENCUMBRANCES (NOT BEING IN RESPECT OF DEBT OR OTHER INDEBTEDNESS OF THE LESSOR OR ANY ASSOCIATED COMPANY OF THE LESSOR) CONSENTED TO BY THE LESSEE DURING THE TERM; AND

         18.1.2. OTHER ENCUMBRANCES CREATED DURING THE TERM IN OPERATION OF THE LAW THAT DO NOT RELATE TO DEBT OR INDEBTEDNESS OF THE LESSOR OR ANY ASSOCIATED COMPANY OF THE LESSOR. ALL EXPENSES OF SUCH CONVEYANCE OR TRANSFER, INCLUDING, WITHOUT LIMITATION, LEGAL COSTS INCURRED BY THE LESSOR IN

                  CONNECTION WITH THE TRANSFER, STAMP DUTY AND LAND REGISTRATION FEES SHALL BE BORNE BY THE LESSEE.

EXPENSES

18.2. IF THE LESSEE SHALL PURCHASE THE LEASED PROPERTY FROM THE LESSOR UNDER ANY OF THE TERMS OF THIS LEASE THE LESSEE SHALL IN ADDITION TO THE AGREED AMOUNT ALSO PAY ALL REASONABLE EXPENSES, DISBURSEMENTS AND LEGAL FEES INCURRED BY THE LESSOR IN THE SALE TRANSACTION.

SALE SUBJECT TO CHARGES ETC

18.3. IN THE EVENT OF A SALE BY THE LESSOR TO THE LESSEE UNDER ANY OF THE TERMS OF THIS LEASE THEN (SUBJECT TO ANY PROVISION TO THE CONTRARY IN ANY NOTICE OF TERMS AS REFERRED TO IN THIS PART 18) THE LESSOR SHALL SELL SUBJECT TO ANY CHARGES, ENCUMBRANCES AND OTHER THIRD PARTY RIGHTS CREATED, GRANTED OR IMPOSED AFTER THE DATE OF THIS LEASE (OTHER THAN BY OR IN RESPECT OF DEBTS OR OTHER INDEBTEDNESS OF THE LESSOR OR ANY ASSOCIATED COMPANY OF THE LESSOR).

SURVIVAL OF RIGHTS

18.4. THE OBLIGATIONS AND RIGHTS OF THE LESSOR AND THE LESSEE CONTAINED IN THIS PART 18 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

EXERCISE

18.5. THE ELECTION REFERRED TO IN PART 14 SHALL BE EXERCISABLE BY THE LESSEE BY SIGNING AND SERVING ON THE LESSOR A NOTICE IN THE TERMS OF THE OPTION NOTICE.

EFFECT OF SERVICE

18.6. SERVICE BY THE LESSEE OF AN OPTION NOTICE IF ACCEPTED BY THE LESSOR AS PROVIDED FOR IN PART 14 SHALL CONSTITUTE A BINDING CONTRACT WHEREBY THE LESSOR SHALL SELL AND THE LESSEE SHALL PURCHASE THE LEASED PROPERTY BUT SUBJECT TO THE MATTERS (IF ANY) SET OUT IN SCHEDULE 3 AND AS MENTIONED IN CLAUSE 18.1.

NO PART SALE ONLY

18.7. THE LESSOR SHALL NOT BE OBLIGED TO COMPLETE THE SALE OF THE LEASED PROPERTY IN PART ONLY.

SALE PROVISIONS

18.8. THE PROVISIONS OF SCHEDULE 6 SHALL APPLY TO ANY AGREEMENT FOR SALE AND PURCHASE ARISING UPON THE EXERCISE OF THE ELECTION REFERRED TO IN PART 14.



19.      INDEMNITY

19.1. IF THE LESSEE FAILS TO YIELD UP THE LEASED PROPERTY IN A TIMELY MANNER AND IN ACCORDANCE WITH THE PROVISIONS HEREOF UPON THE EXPIRATION OR TERMINATION OF THIS LEASE, IN ADDITION TO ANY OTHER LIABILITIES TO THE LESSOR ACCRUING THEREFROM, THE LESSEE SHALL INDEMNIFY AND HOLD THE LESSOR, ITS PRINCIPALS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS FROM LOSS OR LIABILITY RESULTING FROM SUCH FAILURE, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LOSS OF RENTAL WITH RESPECT TO ANY NEW LEASE IN WHICH THE RENTAL PAYABLE THEREUNDER IS LESS THAN ANY RENTAL PAID BY THE LESSEE UNDER THIS LEASE AND ANY CLAIMS AGAINST THE LESSOR BY ANY PROPOSED NEW TENANT FOUNDED ON SUCH FAILURE. THE PROVISIONS OF THIS PART 19 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.



20.      LESSEE'S CERTIFICATE

LESSEE INDEMNIFIES

20.1. THE LESSEE AGREES, UPON NOT LESS THAN 10 DAYS' PRIOR NOTICE BY THE LESSOR TO EXECUTE, ACKNOWLEDGE AND DELIVER TO THE LESSOR THE LESSEE'S CERTIFICATE. THE LESSEE WARRANTS THAT ANY LESSEE'S CERTIFICATE MAY BE RELIED UPON BY THE LESSOR, ANY PROSPECTIVE TENANT OR PURCHASER OF THE LEASED PROPERTY, ANY MORTGAGE OR PROSPECTIVE MORTGAGEE, OR BY ANY OTHER PARTY WHO MAY REASONABLY RELY ON THE LESSEE'S CERTIFICATE (AS IF THAT PERSON WAS NAMED IN THE LESSEE'S CERTIFICATE).

STATEMENT

20.2. THE LESSEE'S FAILURE TO DELIVER THE LESSEE'S CERTIFICATE WITHIN SUCH TIME SHALL CONSTITUTE AN EVENT OF DEFAULT. IN ADDITION, IT SHALL CONSTITUTE THE LESSOR'S AUTHORITY TO EXECUTE AND DELIVER A CERTIFICATE TO THE EFFECT THAT THE LESSEE REPRESENTS AND WARRANTS THAT:

         20.2.1.  THIS LEASE IS IN FULL FORCE AND EFFECT WITHOUT MODIFICATION;

         20.2.2. THE LESSOR IS NOT IN BREACH OR DEFAULT OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE.

LESSOR'S CERTIFICATE

20.3. THE LESSOR SHALL PROVIDE AND DELIVER TO THE LESSEE AN EQUIVALENT CERTIFICATE (MUTATIS MUTANDIS) TO THE LESSEE'S CERTIFICATE REFERRED TO IN CLAUSE 20.1 AND ON THE SAME TERMS AND CONDITIONS AS SET OUT IN SUCH CLAUSE. THE LESSOR SHALL ALSO FROM TIME TO TIME DELIVER TO THE LESSEE AT THE LESSEE'S REQUEST A RECEIPT FOR THE MOST RECENTLY PAID INSTALLMENT OF RENT.



21.      RISK OF LOSS

21.1. DURING THE TERM OF THIS LEASE, THE RISK OF LOSS OR OF DECREASE IN THE ENJOYMENT AND BENEFICIAL USE OF THE LEASED PROPERTY IN CONSEQUENCE OF THE DAMAGE OR DESTRUCTION BY FIRE, THE ELEMENTS, CASUALTIES, THEFTS, RIOTS, WARS TERRORIST ACTIVITY OR OTHERWISE, OR IN CONSEQUENCE OF FORECLOSURES, ATTACHMENTS, LEVIES OR EXECUTIONS (OTHER THAN THOSE CAUSED BY THE LESSOR AND THOSE CLAIMING FROM, THROUGH OR UNDER THE LESSOR) IS ASSUMED BY THE LESSEE, AND THE LESSOR SHALL IN NO EVENT BE ANSWERABLE OR ACCOUNTABLE FOR SUCH DAMAGE OR DESTRUCTION NOR SHALL ANY OF THE EVENTS MENTIONED IN THIS CLAUSE ENTITLE THE LESSEE TO ANY ABATEMENT OF RENT UNDER THIS LEASE EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE.

22.      INDEMNITIES AND WAIVER OF WARRANTIES

LESSOR UNDER NO LIABILITY

22.1. IT IS AGREED BETWEEN THE PARTIES, AS A FUNDAMENTAL BASIS ON WHICH THIS LEASE IS BEING ENTERED INTO BY THE LESSOR, THAT TO THE MAXIMUM EXTENT POSSIBLE THE LESSOR SHOULD BE UNDER NO LIABILITY (OTHER THAN UNDER THE LESSOR'S EXPRESS OBLIGATIONS UNDER THIS LEASE OR UNDER ANY FACILITY MORTGAGE OR UNDER THE OTHER TRANSACTION DOCUMENTS) IN RESPECT OF THE LEASED PROPERTY OR THE SUBSEQUENT SALE OR DISMANTLING, REMOVAL AND DISPOSAL OF THE LEASED PROPERTY AND THE LESSEE HEREBY INDEMNIFIES THE LESSOR AND ANY MORTGAGEE AND SHALL KEEP EACH INDEMNIFIED AS SET OUT IN THIS PART 22.

LESSEE INDEMNITY

22.2. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LESSEE AGREES TO PROTECT, INDEMNIFY, DEFEND AND SAVE HARMLESS THE LESSOR, ITS DIRECTORS, OFFICERS, SHAREHOLDERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL FORESEEABLE OR UNFORESEEABLE LIABILITY, EXPENSE, LOSS, COSTS, DEFICIENCY, FINE, PENALTY, OR DAMAGE, (INCLUDING WITHOUT LIMITATION PUNITIVE OR CONSEQUENTIAL DAMAGES) OF ANY KIND OR NATURE, INCLUDING PROPER LEGAL COSTS FROM ANY SUITS, CLAIMS OR DEMANDS, ON ACCOUNT OF ANY MATTER OR THING, ACTION OR FAILURE TO ACT ARISING OUT OF OR IN CONNECTION WITH:

         22.2.1. THE LEASE (INCLUDING WITHOUT LIMITATION, THE BREACH BY THE LESSEE OF ANY OF ITS OBLIGATIONS UNDER THE LEASE); OR

         22.2.2.  THE PROPERTIES; OR

         22.2.3. THE OPERATIONS (OF THE LESSEE OR OTHERWISE) ON THE PROPERTIES, INCLUDING WITHOUT LIMITATION ALL HAZARDOUS SUBSTANCES ON THE PROPERTIES ALL CLAIMS IN RESPECT OF CONTAMINATION OR ANY VIOLATION BY THE LESSEE OF ENVIRONMENTAL

                  LAWS WITH RESPECT TO THE PROPERTIES WHETHER ANY SUCH CLAIMS ARE CAUSED BY THE ACTS OR OMISSIONS OF THE LESSEE OR NOT, AND WHETHER THEY ARISE OR ARE CAUSED DURING THE TERM OF THIS LEASE, BEFORE THE COMMENCEMENT OF THIS LEASE OR AFTER THIS LEASE IS TERMINATED.

NOTICE OF SUIT ETC

22.3. UPON RECEIVING KNOWLEDGE OF ANY SUIT, CLAIM OR DEMAND ASSERTED BY A THIRD PARTY THAT EITHER PARTY BELIEVES IS COVERED BY THIS INDEMNITY, EITHER PARTY SHALL GIVE THE OTHER NOTICE OF THIS MATTER. THE LESSEE SHALL DEFEND THE LESSOR AGAINST SUCH MATTER AT THE LESSEE'S SOLE COST AND EXPENSE WITH LAWYERS (INCLUDING BARRISTERS) REASONABLY SATISFACTORY TO THE LESSOR AND APPROVED BY THE LESSEE, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

CONTINUING INDEMNITY

22.4. THE INDEMNITY CONTAINED IN THIS CLAUSE SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE DETERMINATION OR EXPIRY OF THIS LEASE.

LESSOR NOT LIABLE

22.5. THE LESSOR SHALL NOT BE LIABLE TO THE LESSEE (AND THE LESSEE HEREBY WAIVES ANY CLAIM IT MIGHT OTHERWISE HAVE AGAINST THE LESSOR) FOR ANY LOSS, LIABILITY CLAIM OR PROCEEDINGS IN RESPECT OF ANY INJURY LOSS OR DAMAGE OF WHATSOEVER NATURE AND HOWSOEVER CAUSED ARISING DIRECTLY OR INDIRECTLY OUT OF OR IN CONNECTION WITH THE LEASED PROPERTIES THEIR DESIGN, CONSTRUCTION, REPAIR, REBUILDING, OCCUPATION, USE, OPERATION, LEASE, SUBLEASE OR OWNERSHIP OR ANY RELATED WORKS OR ANY DEFECTS OR OTHER MATTERS CONTAINED IN OR REFERRED TO IN THE CERTIFICATES OF TITLE FOR THE LEASED PROPERTIES OR IN RESPECT OF ANY OTHER MATTER OR INDEMNITY WHICH IS AN OBLIGATION OF THE LESSEE UNDER THIS LEASE. THIS CLAUSE SHALL NOT APPLY TO ANY LOSS, LIABILITY CLAIM OR PROCEEDINGS IN RESPECT OF ANY INJURY LOSS OR DAMAGE RESULTING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE LESSOR, ITS OFFICERS AGENTS OR EMPLOYEES.

NO REPRESENTATIONS ETC

22.6. THE LESSOR SHALL BE DEEMED NOT TO HAVE MADE ANY REPRESENTATION OR WARRANTY EITHER EXPRESS OR IMPLIED TO THE LESSEE AS TO THE VALUE, DESIGN, OPERATION OR CONDITION OR THE QUALITY, DURABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF THE LEASED PROPERTY OR ANY PART OF THE LEASED PROPERTY OR AS TO THE LESSOR'S TITLE THERETO OR AS TO ANY MATTER RELATING TO THE LEASED PROPERTY OR ANY PART OF THE LEASED PROPERTY. EXCEPT AS OTHERWISE PROVIDED, ALL SUCH MATTERS SHALL BE AT THE SOLE RISK OF THE LESSEE AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS ON THE PART OF THE LESSOR ARE (TO THE MAXIMUM EXTENT PERMITTED BY LAW) HEREBY EXPRESSLY EXCLUDED BY THE LESSOR AND WAIVED BY THE LESSEE.

WARRANTY BY LESSEE

22.7. THE LESSEE WARRANTS THAT IN ENTERING INTO THIS LEASE, THE LESSEE HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY BY ANY PERSON, EXCEPT THOSE EXPRESSLY STATED IN THIS LEASE.



23.      SUBLETTING AND ASSIGNMENT

NO ASSIGNMENT

23.1. SUBJECT TO CLAUSE 23.2, DURING THE CONTINUANCE OF THIS LEASE, IN RESPECT OF WHOLE OR PART OF THIS LEASE OR THE LEASED PROPERTY, THE LESSEE SHALL NOT:

         23.1.1. ASSIGN, TRANSFER, SUBLET, DEAL WITH, HOLD ON TRUST, OR GRANT ANY INTEREST IN, THIS LEASE;

         23.1.2.  PART WITH POSSESSION OF WHOLE OR ANY PART OF THE LEASED
                  PROPERTY;

         23.1.3. (EXCEPT WHERE NECESSARY TO CARRY OUT THE PRIMARY INTENDED USE) GRANT ANY LICENCE, OR SHARE THE RIGHT OF OCCUPATION OR POSSESSION, IN RESPECT OF WHOLE OR PART OF THE LEASED PROPERTY.

NO PARTING WITH POSSESSION

23.2. THE LESSEE COVENANTS NOT TO PART WITH POSSESSION OR SHARE THE OCCUPATION OF THE WHOLE OR ANY PART OR PARTS OF THE LEASED PROPERTY OR PERMIT ANY PERSON TO OCCUPY THE LEASED PROPERTY EXCEPT BY WAY OF PROPER DELEGATION OF OPERATIONAL CONTROL AND MANAGEMENT OF THE FACILITY TO AN ASSOCIATED COMPANY IN A MANNER WHICH DOES NOT CREATE OR CONSTITUTE THE RELATIONSHIP OF LANDLORD AND TENANT. IN THE CASE OF SUCH DELEGATION THE LESSEE SHALL REMAIN IN CONTROL OF THE LEASED PROPERTY FOR THE PURPOSES OF THIS LEASE AND THE ESSENTIAL LEGISLATION.

DERIVATIVE INTERESTS

23.3. THE LESSEE COVENANTS FROM TIME TO TIME ON DEMAND DURING THE TERM TO GIVE THE LESSOR FULL PARTICULARS OF ALL DERIVATIVE INTERESTS OF OR IN THE LEASED PROPERTY OR ANY PART THEREOF IRRESPECTIVE OF HOW REMOTE OR INFERIOR INCLUDING PARTICULARS OF THE RENT OR RENTS PAYABLE IN RESPECT OF SUCH DERIVATIVE INTERESTS AND SUCH FURTHER PARTICULARS AS THE LESSOR MAY REASONABLY REQUIRE..

PHARMACY ETC

23.4. NOTHING HEREIN SHALL RESTRICT THE LESSEE FROM PERMITTING ANY ASSOCIATED COMPANY OF THE LESSEE OR OF THE GUARANTOR TO OPERATE A PHARMACY, THERAPY DEPARTMENT OR OTHER ANCILLARY SERVICE DEPARTMENT WITHIN ANY FACILITY SUBJECT TO THE RELATIONSHIP OF LANDLORD AND TENANT NOT THEREBY ARISING.



24.      OFFICERS CERTIFICATES, FINANCIAL STATEMENTS

CERTIFICATES

24.1. THE LESSEE WILL FURNISH AND WILL CAUSE THE GUARANTOR TO FURNISH THE FOLLOWING STATEMENTS TO THE LESSOR:

         24.1.1. WITHIN 120 DAYS AFTER THE END OF EACH OF THE LESSEE'S ACCOUNTING YEARS, AND TOGETHER WITH THE ACCOUNTS FURNISHED IN ACCORDANCE WITH CLAUSE 24.1(C) AND ANY LEASE

GUARANTEE:

                  24.1.1.1. an Officer's Certificate of the Lessee stating that the Lessee is not in default in the performance or observance of any of the terms of this Lease, or if the Lessee is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same; and

                  24.1.1.2. a certificate from a qualified, certified public accountant acceptable to the Lessor that nothing came to their attention during the course of their audit of the Lessee's Accounts that would cause them to believe that there was any default under
                             Part 8 of this Lease;

                  24.1.1.3. a reconciliation statement prepared by the same person referred to in clause 24.1(a)(ii) reconciling the Accounts to the generally accepted accounting principles of Australia for the preparation of financial statements.

         24.1.2. WITHIN 25 DAYS AFTER THE END OF EACH MONTH, MONTHLY FINANCIAL REPORTS FOR EACH FACILITY WITH DETAILED STATEMENTS OF INCOME TURNOVER AND DETAILED OPERATIONAL STATISTICS REGARDING OCCUPANCY RATES, PATIENT MIX AND PATIENT RATES BY TYPE FOR EACH FACILITY AND IF REQUESTED BY THE LESSOR SUCH OTHER INFORMATION OR EVIDENCE AS THE LESSOR SHALL REQUIRE TO SATISFY THE LESSOR THAT SUCH STATEMENTS AND STATISTICS ARE CORRECT AND SUCH INFORMATION OR EVIDENCE SHALL BE SUPPLIED AS SOON AS PRACTICABLE BY THE LESSEE AND IN ANY EVENT WITHIN 30 DAYS AFTER REQUEST;

         24.1.3. WITHIN 15 DAYS AFTER THEY ARE REQUIRED (OR ARE SIGNED IF SOONER) COPIES OF ANY AUDITED ANNUAL OR QUARTERLY REPORT AND/OR ACCOUNTS WHICH THE LESSEE OR THE GUARANTOR IS OR ARE REQUIRED BY LAW TO PREPARE OR DO PREPARE;

         24.1.4. WITHIN 30 DAYS AFTER RECEIPT THEREOF, COPIES OF SURVEYS OF REPORTS UNDERTAKEN BY THE APPROPRIATE GOVERNMENTAL AUTHORITIES FOR LICENSING OR CERTIFICATION OR REGISTRATION PURPOSES, AND ANY PLAN OF CORRECTION SUBMITTED BY THE LESSEE FOR THE FACILITY AND WILL GIVE IMMEDIATE NOTICE TO THE LESSOR OF ANY ACTION, PROPOSAL OR INVESTIGATION BY ANY AGENCY OR ENTITY, OR COMPLAINT TO SUCH AGENCY OR ENTITY, (ANY OF WHICH IS CALLED A "PROCEEDING"), KNOWN TO THE LESSEE, THE RESULT OF WHICH PROCEEDING IS INTENDED TO:

                  24.1.4.1. revoke or suspend or terminate or modify in a way adverse to the Lessee, or fails to renew or fully continue in effect, any licence, registration or certificate or operating authority under which the Lessee operates any facility in accordance with its Primary Intended Use; or

                  24.1.4.2. suspend, terminate, adversely modify, or seek return of or reimbursement for any material previously advanced or paid; or

                  24.1.4.3. impose any limitation on patient admission or similar restriction on any Facility; or

                  24.1.4.4. prosecute any party with respect to the operation of any activity at any Facility or enjoin any party or seek any civil penalty in excess of $1,500 in respect thereof;

         24.1.5. AS SOON AS THEY ARE PREPARED IN EACH LEASE YEAR, CAPITAL AND OPERATING BUDGETS FOR EACH FACILITY; AND

         24.1.6. WITH REASONABLE PROMPTNESS, SUCH OTHER INFORMATION RESPECTING THE FINANCIAL CONDITION AND AFFAIRS OF THE LESSEE AND EACH FACILITY AS THE LESSOR MAY REASONABLY REQUEST FROM TIME TO TIME INCLUDING, WITHOUT LIMITATION, ANY SUCH OTHER INFORMATION AS MAY BE AVAILABLE TO THE ADMINISTRATION OF THE LEASED PROPERTY.

PUBLIC OFFERING

24.2. IN CONNECTION WITH THE PUBLIC OFFERING OF ANY SECURITIES ISSUED OR TO BE ISSUED BY THE LESSOR AND/OR COMPLIANCE WITH APPLICABLE SECURITIES LAW, THE LESSEE SHALL, UPON THE LESSOR'S REASONABLE REQUEST, PROVIDE THE LESSOR AT THE LESSOR'S SOLE COST AND EXPENSE (TO THE EXTENT THE LESSEE INCURS COST IN ADDITION TO THOSE IT WOULD IN ANY EVENT HAVE BEEN OBLIGED TO INCUR) WITH SUCH AUDITED FINANCIAL INFORMATION CONCERNING THE LESSEE OR THE FACILITIES AS THE LESSOR MAY BE REQUIRED BY LAW TO INCLUDE IN ITS PUBLIC FILINGS. THE LESSEE SHALL NOT HAVE, AND THE LESSOR SHALL INDEMNIFY FULLY AND HOLD THE LESSEE HARMLESS AGAINST, ANY LIABILITY TO THE LESSOR OR ANY THIRD PARTY IN CONNECTION WITH THE LESSOR'S USE THEREOF OTHER THAN LIABILITY RESULTING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE LESSEE, ITS OFFICERS AGENTS OR EMPLOYEES IN THE PREPARATION THEREOF.



25.      LESSOR'S RIGHT TO INSPECT

25.1.    THE LESSEE SHALL:

         25.1.1. PERMIT THE LESSOR AND ITS AUTHORISED REPRESENTATIVES TO INSPECT THE LEASED PROPERTY DURING USUAL BUSINESS HOURS ON REASONABLE PRIOR NOTICE (SAVE IN THE CASE OF AN EMERGENCY) THE LESSOR ENSURING THERE IS NO UNDUE DISTURBANCE TO THE OPERATION OF THE FACILITY;

         25.1.2. PAY THE LESSOR ON 1 JULY EACH YEAR A FEE OF $1,000 PER LEASED PROPERTY PER ANNUM IN RESPECT OF THE INSPECTION CARRIED OUT BY OR ON BEHALF OF THE LESSOR UNDER CLAUSE 25.1(A) (WHETHER OR NOT THE SAME SHALL ACTUALLY BE CARRIED OUT).



26.      NO WAIVER

26.1. NO FAILURE BY THE LESSOR TO INSIST UPON THE STRICT PERFORMANCE OF ANY TERM OF THIS LEASE OR TO EXERCISE ANY RIGHT, POWER OR REMEDY

         CONSEQUENT UPON A BREACH OF THIS LEASE, AND NO ACCEPTANCE OF FULL OR PARTIAL PAYMENT OF RENT DURING THE CONTINUANCE OF ANY SUCH BREACH, SHALL CONSTITUTE A WAIVER OF ANY SUCH BREACH OR OF ANY SUCH TERM. NO WAIVER OF ANY BREACH SHALL AFFECT OR ALTER THIS LEASE, WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT WITH RESPECT TO ANY OTHER THEN EXISTING OR SUBSEQUENT BREACH.



27.      REMEDIES CUMULATIVE

27.1. TO THE EXTENT PERMITTED BY LAW, EACH LEGAL, EQUITABLE OR CONTRACTUAL RIGHT, POWER AND REMEDY OF THE LESSOR NOW OR IN THE FUTURE PROVIDED EITHER IN THIS LEASE OR BY STATUTE OR OTHERWISE SHALL BE CUMULATIVE AND CONCURRENT AND SHALL BE IN ADDITION TO EVERY OTHER RIGHT, POWER AND REMEDY AND THE EXERCISE OR BEGINNING OF THE EXERCISE BY THE LESSOR OF ANY ONE OR MORE OF SUCH RIGHTS, POWERS AND REMEDIES SHALL NOT PRECLUDE THE SIMULTANEOUS OR SUBSEQUENT EXERCISE BY THE LESSOR OF ANY OR ALL OF SUCH OTHER RIGHTS, POWERS AND REMEDIES.



28.      ACCEPTANCE OF SURRENDER

28.1. NO SURRENDER TO THE LESSOR OF THIS LEASE OR OF THE LEASED PROPERTY OR ANY PART, OR OF ANY INTEREST, SHALL BE VALID OR EFFECTIVE UNLESS AGREED TO AND ACCEPTED IN WRITING BY THE LESSOR, AND NO ACT BY THE LESSOR OR ANY REPRESENTATIVE OR AGENT OF THE LESSOR, OTHER THAN SUCH A WRITTEN ACCEPTANCE BY THE LESSOR, SHALL CONSTITUTE AN ACCEPTANCE OF ANY SUCH SURRENDER.



29.      NO MERGER OF TITLE, NO PARTNERSHIP

NO MERGER

29.1. THERE SHALL BE NO MERGER OF THIS LEASE OR OF THE LEASEHOLD ESTATE CREATED BY THE LEASE BY REASON OF THE FACT THAT THE SAME PERSON, FIRM, CORPORATION OR OTHER ENTITY MAY ACQUIRE, OWN OR HOLD, DIRECTLY OR
         INDIRECTLY:

         29.1.1. THIS LEASE OR THE LEASEHOLD ESTATE CREATED BY THIS LEASE OR ANY INTEREST IN THIS LEASE OR SUCH LEASEHOLD ESTATE; AND

         29.1.2.  THE FREEHOLD OF THE LEASED PROPERTY.

NO PARTNERSHIP

29.2. NOTHING CONTAINED IN THIS LEASE WILL BE DEEMED OR CONSTRUED TO CREATE A PARTNERSHIP OR JOINT VENTURE BETWEEN THE LESSOR AND THE LESSEE OR TO CAUSE EITHER PARTY TO BE RESPONSIBLE IN ANY WAY FOR THE DEBTS OR OBLIGATIONS OF THE OTHER OR ANY OTHER PARTY, IT BEING THE INTENTION OF THE PARTIES THAT THE ONLY RELATIONSHIP UNDER THIS LEASE IS THAT OF THE LESSOR AND THE LESSEE.



30.      QUIET ENJOYMENT & ADDITIONAL RIGHTS

QUIET ENJOYMENT

30.1. THE LESSOR COVENANTS WITH THE LESSEE THAT SO LONG AS THE LESSEE PAYS ALL RENT AS IT BECOMES DUE AND COMPLIES WITH ALL OF THE TERMS OF THIS LEASE AND PERFORMS ITS OBLIGATIONS UNDER THIS LEASE, THE LESSEE SHALL PEACEABLY AND QUIETLY HAVE, HOLD AND ENJOY THE LEASED PROPERTY FOR THE TERM, FREE OF ANY CLAIM OR OTHER ACTION BY THE LESSOR OR ANYONE CLAIMING BY, THROUGH OR UNDER THE LESSOR, BUT SUBJECT TO ALL TITLE DOCUMENTS PROVIDED FOR IN THIS LEASE OR CONSENTED TO BY THE LESSEE AND ANY CLAIMS MADE IN RESPECT OF THE EXCLUDED PERSONAL PROPERTY.

FAILURE BY LESSOR NOT TO GIVE LESSEE RIGHTS

30.2. EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, NO FAILURE BY THE LESSOR TO COMPLY WITH THE FOREGOING COVENANT WILL GIVE THE LESSEE ANY RIGHT TO CANCEL OR TERMINATE THIS LEASE OR ABATE, REDUCE COUNTER CLAIM OR MAKE A DEDUCTION FROM OR SET OFF AGAINST THE RENT OR ANY OTHER SUM PAYABLE UNDER THIS LEASE, OR TO FAIL TO PERFORM ANY OTHER OBLIGATION OF THE LESSEE. THE LESSEE SHALL HAVE THE RIGHT, BY SEPARATE AND

         INDEPENDENT ACTION, TO PURSUE ANY CLAIM IT MAY HAVE AGAINST THE LESSOR AS A RESULT OF A BREACH BY THE LESSOR OF THE COVENANT OF QUIET ENJOYMENT CONTAINED IN THIS PART.

LESSOR TO COMPLY

30.3.    THE LESSOR COVENANTS TO COMPLY WITH THE LESSOR'S OBLIGATIONS IN THIS
         LEASE.

ADDITIONAL RIGHTS GRANTED

30.4. SUBJECT TO CLAUSE 30.5, THE LESSOR GRANTS TO THE LESSEE THE RIGHT FOR THE LESSEE AND THOSE LAWFULLY AUTHORISED BY IT (IN COMMON WITH THE LESSOR AND ALL OTHER PERSONS FROM TIME TO TIME ENTITLED AND TO THE EXTENT THE LESSOR MAY LAWFULLY GRANT THE SAME) TO USE ALL RIGHTS AND EASEMENTS TO THE LEASED PROPERTY.

RIGHTS RESERVED TO THE LESSOR

30.5. THERE ARE EXCEPTED AND RESERVED OUT OF THIS DEMISE ALL RIGHTS AND PRIVILEGES ENJOYED OVER OR AGAINST THE LEASED PROPERTY AND THE PARTICULAR RIGHTS FOLLOWING NAMELY:

ENTRY UPON THE LEASED PROPERTY

         30.5.1. THE RIGHT AT ANY TIME DURING THE TERM BUT (EXCEPT IN EMERGENCY) ONLY AFTER GIVING REASONABLE PRIOR NOTICE TO THE LESSEE TO ENTER (OR IN EMERGENCY DURING THE LESSEE'S ABSENCE TO BREAK AND ENTER) UPON THE LEASED PROPERTY IN ORDER:

                  30.5.1.1. to view the condition of the Leased Property (and to open floors and other parts of the Leased Property where required in order to view) and to take inventories of the Fixtures, the Lessor's Personal Property and the Lessee's Personal Property and things to be yielded up at the determination of the Term;

                  30.5.1.2. for any purpose connected with valuing or disposing of any interest of the Lessor in the Leased Property; and

                  30.5.1.3. doing anything necessary to prevent the forfeiture of any superior lease affecting the Leased Property.

         30.5.2. SUBJECT (IN EACH CASE) TO THE PERSON EXERCISING ANY SUCH RIGHT CAUSING AS LITTLE DAMAGE AND INCONVENIENCE AS PRACTICABLE AND MAKING GOOD ALL PHYSICAL DAMAGE THEREBY CAUSED TO THE LEASED PROPERTY BUT WITHOUT ANY LIABILITY TO PAY COMPENSATION.

CONDUITS

         30.5.3. THE RIGHT TO FREE PASSAGE AND RUNNING OF WATER, SURFACE WATER, SEWAGE, DRAINAGE, GAS, ELECTRICITY, TELECOMMUNICATIONS AND OTHER SERVICES OR SUPPLIES TO OR FROM ANY ADJACENT PREMISES IN AND THROUGH ANY OF THE CONDUITS WHICH MAY AT ANY TIME BE IN, UNDER OR PASSING THROUGH OR OVER THE LEASED PROPERTY.

SUPERIOR LEASES

30.6. IN RESPECT OF SUPERIOR LEASES ENTERED INTO AFTER THE DATE OF THIS LEASE, THE LESSEE SHALL ONLY BE REQUIRED TO COMPLY WITH A COVENANT IN SUCH SUPERIOR LEASES TO THE EXTENT THAT SUCH COVENANTS ARE NO MORE ONEROUS THAT THE EXISTING COVENANTS CONTAINED IN THIS LEASE.



31.      NOTICES

WRITTEN NOTICE

31.1. ALL NOTICES UNDER THIS LEASE SHALL BE IN WRITING AND PERSONALLY SERVED UPON A DIRECTOR OF THE PARTY BEING SERVED OR MAILED (BY REGISTERED OR RECORDED DELIVERY MAIL), OR BY HAND OR BY FACSIMILE TRANSMISSION ADDRESSED TO THE RESPECTIVE PARTIES, AS FOLLOWS:

         31.1.    if to the Lessee:     Moran Health Care (Australia) Pty Ltd
                                        13 - 15 Bridge St
                                        Sydney NSW 2000

         31.1.    if to the Lessor:     Principal Healthcare Finance Pty Limited
                                        c/- Phillips Fox
                                        255 Elizabeth Street
                                        SYDNEY NSW 2000

                  with a copy to:       Omega Worldwide Inc
                                        900 Victors Way
                                        Suite 350
                                        Ann Arbor MI 48108
                                        USA

                  and to:               Omega (UK) Limited
                                        145 Cannon Street
                                        London EC4N 5BP

                  or to such other address as either party may in future designate.

DEEMED GIVEN

31.2. NOTICE SHALL BE DEEMED TO HAVE BEEN GIVEN ON THE DATE OF DELIVERY IF SUCH DELIVERY IS MADE ON A BUSINESS DAY, OR IF NOT, ON THE FIRST BUSINESS DAY AFTER DELIVERY, OR IF DELIVERY IS REFUSED, ON THE DATE DELIVERY WAS FIRST ATTEMPTED.

FACSIMILE

31.3. A NOTICE SENT BY FACSIMILE TRANSMISSION SHALL BE DEEMED GIVEN UPON RECEIPT OF CONFIRMATION BY THE SENDER FROM THE RECIPIENT THAT SUCH NOTICE WAS RECEIVED.

LESSEE VACATED

31.4. IF THE LESSEE HAS VACATED THE LEASED PROPERTY, THE LESSOR'S NOTICE MAY BE POSTED ON THE DOOR OF THE LEASED PROPERTY. FOR THE PURPOSES OF THIS

         PART, THE TERM "DIRECTOR" SHALL MEAN THE CHAIRMAN OF THE BOARD OF DIRECTORS, THE PRESIDENT, ANY VICE PRESIDENT AND THE SECRETARY OF ANY CORPORATION AND GENERAL PARTNER OF ANY PARTNERSHIP UPON WHICH SERVICE IS TO BE MADE.

FAILURE TO SERVE

31.5. THE FAILURE OF THE LESSOR TO SERVE A COPY OF ANY NOTICE SERVED ON THE LESSEE ON THE GUARANTOR SHALL NOT AFFECT THE VALIDITY OF SUCH NOTICE SERVED ON THE LESSEE.



32.      INTERPRETATION

REDUCTION IN CERTAIN CIRCUMSTANCES

32.1. IF A LEASED PROPERTY SHALL CEASE AT ANY TIME TO FORM PART OF THIS LEASE (WHETHER BECAUSE THE LESSOR HAS NOT YET COMPLETED ITS PURCHASE OR BECAUSE THE SAME HAS CEASED TO BE PART OF THIS LEASE BY REASON OF THE PROVISIONS OF PART 14 OR 15) THE RENT FOR THE RELEVANT TIME AND THE PURCHASE PRICE OF THE REMAINING LEASED PROPERTY SHALL BE REDUCED ON A PRO RATA BASIS BY REFERENCE TO THE ALLOCATION OF AGREED AMOUNT AND RENT AMONG THE PROPERTIES CONTAINED IN SCHEDULE 2. PROVIDED THE RENT APPORTIONED TO THE REMAINING LEASED PROPERTIES SHALL NOT IN ANY CIRCUMSTANCE BE LESS THAN THE MINIMUM CONTINUING RENT.



33.      RENT ADJUSTMENT

33.1. EXCEPT WHERE DEALT WITH SPECIFICALLY ELSEWHERE IN THIS LEASE IF THE WHOLE OF A LEASED PROPERTY CEASES TO BE A LEASED PROPERTY FOR ANY REASON AND IF ALL SUMS OF MONEY PAYABLE TO THE LESSOR CONSEQUENT UPON THE LEASED PROPERTY CEASING TO BE A LEASED PROPERTY HAVE BEEN PAID IN FULL THE AGREED AMOUNT AND THE RENT WILL BE REDUCED ON A PRO RATA BASIS BY REFERENCE TO THE ALLOCATION OF THE AGREED AMOUNT AND THE RENT SET OUT IN SCHEDULE 2 FROM THE DATE THAT:

         33.1.1.  THE LEASED PROPERTY CEASES TO BE A LEASED PROPERTY; OR

         33.1.2. THE DATE THAT THE LESSOR RECEIVES ALL THE MONEY PAYABLE TO THE LESSOR CONSEQUENT UPON THE LEASED PROPERTY CEASING TO BE A LEASED PROPERTY;

         33.1.3. WHICHEVER IS THE LATTER PROVIDED THAT THE RENT OF THE REMAINING LEASED PROPERTIES WILL NOT BE LESS THAN THE MINIMUM CONTINUING RENT.



34.      BREACH BY LESSOR

LESSOR NOT IN BREACH

34.1. THE LESSOR SHALL NOT BE IN BREACH OF THIS LEASE UNLESS THE LESSOR FAILS TO OBSERVE OR PERFORM ANY TERM, COVENANT OR CONDITION OF THIS LEASE ON ITS PART TO BE PERFORMED AND SUCH FAILURE CONTINUES FOR A PERIOD OF 30 DAYS AFTER WRITTEN NOTICE SPECIFYING SUCH FAILURE AND THE NECESSARY CURATIVE ACTION IS RECEIVED BY THE LESSOR FROM THE LESSEE.

CONTINUING FAILURE

34.2. IF THE FAILURE CANNOT WITH DUE DILIGENCE BE CURED WITHIN A PERIOD OF 30 DAYS, THE FAILURE SHALL NOT BE DEEMED TO CONTINUE IF THE LESSOR, WITHIN THE 30 DAY PERIOD, PROCEEDS PROMPTLY AND WITH DUE DILIGENCE TO CURE THE FAILURE AND DILIGENTLY COMPLETES THE CURING THEREOF. THE TIME WITHIN WHICH THE LESSOR SHALL BE OBLIGATED TO CURE ANY SUCH FAILURE SHALL ALSO BE SUBJECT TO EXTENSION OF TIME DUE TO THE OCCURRENCE OF ANY UNAVOIDABLE DELAY.



35.      FACILITY MORTGAGEE CONSENT

35.1. THE LESSOR SHALL ENSURE THAT THE TERMS OF EACH FACILITY MORTGAGE SHALL OBLIGE THE FACILITY MORTGAGEE TO GRANT ITS CONSENT OR APPROVAL TO ANY MATTER IN RESPECT OF WHICH THE LESSOR IS OBLIGED TO GRANT ITS CONSENT OR APPROVAL UNDER THE TERMS OF THIS LEASE AND THE LESSOR SHALL AT THE REQUEST AND COST OF THE LESSEE:

         35.1.1. APPLY FOR EACH SUCH CONSENT OR APPROVAL AS MAY FROM TIME TO TIME BE REQUIRED BY THE LESSEE; AND

         35.1.2. ENFORCE AT THE LESSEE'S COST THE FACILITY MORTGAGEE'S OBLIGATIONS WITH REGARD TO THE GRANTING OF ANY SUCH CONSENT OR APPROVAL.



36.      EXPERT DETERMINATION

36.1. WITH RESPECT TO ANY FINANCIAL CALCULATIONS UNDER THIS LEASE, BUT NOT FURTHER OR OTHERWISE IN CASE ANY CONTROVERSY ARISES BETWEEN THE PARTIES HERETO AS TO ANY OF THE REQUIREMENTS OF THIS LEASE OR THE PERFORMANCE THEREOF, AND THE PARTIES ARE UNABLE TO SETTLE THE CONTROVERSY BY AGREEMENT OR AS OTHERWISE PROVIDED HEREIN, THE CONTROVERSY SHALL BE REFERRED TO AN INDEPENDENT CHARTERED ACCOUNTANT ACTING AS EXPERT NOT ARBITRATOR WHOSE DECISION SHALL BE FINAL AND BINDING UPON THE PARTIES (SAVE AS TO MATTERS OF LAW).

36.2. SUCH CHARTERED ACCOUNTANT SHALL BE NOMINATED BY AGREEMENT BETWEEN THE PARTIES OR IN DEFAULT OF SUCH AGREEMENT BY THE PRESIDENT FOR THE TIME BEING OF THE AUSTRALIAN INSTITUTE OF CHARTERED ACCOUNTANTS ON THE APPLICATION OF EITHER THE LESSOR OR THE LESSEE.



37.      MISCELLANEOUS

37.1. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE, ALL CLAIMS AGAINST AND LIABILITIES OF THE LESSEE OR THE LESSOR ARISING BEFORE ANY DATE OF TERMINATION OF THIS LEASE SHALL SURVIVE SUCH TERMINATION.

37.2. IF ANY TERM OR PROVISION OF THIS LEASE OR ANY APPLICATION THEREOF IS HELD INVALID OR UNENFORCEABLE, THE REMAINDER OF THIS LEASE AND ANY OTHER APPLICATION OF SUCH TERM OR PROVISIONS SHALL NOT BE AFFECTED.

37.3. IF ANY LATE CHARGES PROVIDED FOR IN ANY PROVISION OF THIS LEASE ARE BASED UPON A RATE IN EXCESS OF THE MAXIMUM RATE PERMITTED BY APPLICABLE LAW, THE PARTIES AGREE THAT SUCH CHARGES SHALL BE FIXED AT THE MAXIMUM PERMISSIBLE RATE.

37.4. NEITHER THIS LEASE NOR ANY PROVISION HEREOF MAY BE CHANGED, WAIVED, DISCHARGED OR TERMINATED EXCEPT BY A DEED OR AGREEMENT IN WRITING SIGNED (IN EITHER CASE) BY THE LESSOR AND THE LESSEE.

37.5. ALL THE TERMS AND PROVISIONS OF THIS LEASE SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

37.6. THE HEADINGS IN THIS LEASE ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT LIMIT OR OTHERWISE AFFECT THE MEANING HEREOF.

37.7. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW SOUTH WALES EXCEPT WHERE STATE SPECIFIC LEGISLATION APPLIES IN WHICH CASE THE GOVERNING LAW WILL BE THAT OF THE RELEVANT STATE.

37.8. THE LESSEE AGREES THAT SERVICE OF PROCEEDINGS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF NEW SOUTH WALES AND IRREVOCABLY WAIVES ANY OBJECTION TO SUCH JURISDICTION.

37.9. THE LESSEE AGREES TO LOOK SOLELY TO THE LESSOR'S INTEREST IN THE LEASED PROPERTY FOR RECOVERY OF ANY JUDGMENT FROM THE LESSOR, AND NO CONSTITUENT SHAREHOLDER OR OFFICER OF THE LESSOR SHALL EVER BE PERSONALLY LIABLE FOR ANY SUCH JUDGMENT OR FOR THE PAYMENT OF ANY MONETARY OBLIGATION TO THE LESSEE. THE LESSOR (ORIGINAL OR SUCCESSOR) SHALL NOT EVER BE LIABLE TO THE LESSEE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE LESSEE FROM WHATEVER CAUSE.

37.10. THE LESSEE WAIVES ANY DEFENCE BY REASON OF ANY DISABILITY OF THE LESSEE, AND WAIVES ANY OTHER DEFENCE BASED ON THE TERMINATION OF THE LESSEE'S (INCLUDING ANY THE LESSEE'S SUCCESSOR'S) LIABILITY FROM ANY CAUSE. THE LESSEE WAIVES ALL DEMANDS FOR PERFORMANCE, NOTICES OF

         NONPERFORMANCE, PROTESTS, NOTICES OF PROTEST, NOTICES OF DISHONOUR, AND NOTICES OF ACCEPTANCE, AND WAIVES ALL NOTICES OF THE EXISTENCE, CREATION, OR INCURRING OF NEW OR ADDITIONAL OBLIGATIONS.

37.11. WHENEVER THE CONSENT OR APPROVAL OF THE LESSOR IS REQUIRED UNDER THIS LEASE, THE LESSOR MAY IN ITS SOLE DISCRETION AND WITHOUT REASON WITHHOLD THAT CONSENT OR APPROVAL UNLESS OTHERWISE SPECIFICALLY PROVIDED.

37.12. DESPITE ANY OTHER PROVISIONS IN THIS LEASE TO THE CONTRARY, ALL OF THE PURCHASE OPTIONS GRANTED TO THE LESSEE IN THIS LEASE:

         37.12.1. ARE GRANTED SOLELY TO THE LESSEE AND ARE NOT ASSIGNABLE OR TRANSFERABLE AND ANY ATTEMPT OTHERWISE TO ASSIGN OR TRANSFER SUCH OPTIONS (OR ANY OF THEM) SHALL BE VOID AND OF NO FORCE AND EFFECT. HOWEVER, IN EXERCISING AN OPTION, THE LESSEE CAN NOMINATE AN ASSOCIATED COMPANY OF THE LESSEE AS THE PURCHASER OF THE LEASED PROPERTY;

         37.12.2. CAN ONLY BE EXERCISED BY THE LESSEE IF THE LESSEE PURCHASES ALL OF THE LEASED PROPERTY TOGETHER WITH ALL OF THE LEASED PROPERTY WHICH IS THE SUBJECT OF ANY SUPPLEMENTAL LEASE, ANY GROUP LEASE AND ANY SUPPLEMENTAL LEASE TO SUCH GROUP LEASE.

37.13. EXCEPT AS PROVIDED IN TO THE CONTRARY, THE RESPECTIVE RIGHTS AND REMEDIES OF THE PARTIES SPECIFIED IN THIS LEASE SHALL BE CUMULATIVE AND IN ADDITION TO ANY RIGHTS AND REMEDIES NOT SPECIFIED IN THIS LEASE.

37.14. THERE ARE NO ORAL OR WRITTEN AGREEMENTS OR REPRESENTATIONS BETWEEN THE PARTIES AFFECTING THIS LEASE. THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, REPRESENTATIONS, BROCHURES, AGREEMENTS AND UNDERSTANDINGS, IF ANY, BETWEEN THE LESSOR AND THE LESSEE.

37.15. IF ANY PROVISION OF THIS LEASE OR THE APPLICATION OF SUCH PROVISION TO ANY PERSON, ENTITY OR CIRCUMSTANCE IS FOUND INVALID OR UNENFORCEABLE BY A

         COURT OF COMPETENT JURISDICTION, SUCH DETERMINATION SHALL NOT AFFECT THE OTHER PROVISIONS OF THIS LEASE AND ALL OTHER PROVISIONS OF THIS LEASE SHALL BE DEEMED VALID AND ENFORCEABLE.

37.16. ALL RIGHTS AND OBLIGATIONS OF THE LESSOR AND THE LESSEE UNDER THIS LEASE SHALL EXTEND TO AND BIND THE RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS AND THE PERMITTED CONCESSIONAIRES, SUCCESSORS, SUBTENANTS AND ASSIGNEES OF THE PARTIES. IF THERE IS MORE THAN ONE LESSEE HEREUNDER, EACH SHALL BE BOUND JOINTLY AND SEVERALLY BY THE TERMS, COVENANTS AND AGREEMENTS CONTAINED IN THIS LEASE.

37.17. EXCEPT FOR THE DELIVERY OF POSSESSION OF THE FACILITY TO THE LESSEE, TIME IS OF THE ESSENCE OF ALL PROVISIONS OF THIS LEASE OF WHICH TIME IS AN ELEMENT.

37.18.   THE LESSEE SHALL:

         37.18.1. ON DEMAND PAY TO THE LESSOR ALL PROPER AND REASONABLE COSTS, CHARGES AND EXPENSES (INCLUDING LAWYERS' COSTS AND DISBURSEMENTS, SURVEYORS' AND OTHER PROFESSIONAL FEES TOGETHER WITH THE REASONABLE ADMINISTRATIVE CHARGES OF THE LESSOR) INCURRED BY THE LESSOR IN RELATION TO THE PREPARATION AND SERVICE OF A NOTICE REQUIRING THE LESSEE TO REMEDY A BREACH OF ANY OF THE COVENANTS OR CONDITIONS CONTAINED IN THIS LEASE AND ON THE PART OF THE LESSEE TO BE OBSERVED OR PERFORMED (NOTWITHSTANDING FORFEITURE FOR SUCH BREACH SHALL BE AVOIDED OTHERWISE THAN BY RELIEF GRANTED BY THE COURT);

         37.18.2. ON DEMAND TO PAY TO THE LESSOR (AND ON A FULL INDEMNITY BASIS) ALL COSTS, CHARGES AND EXPENSES, REASONABLY INCURRED OR SUFFERED BY THE LESSOR (INCLUDING LAWYERS' COSTS AND DISBURSEMENTS, SURVEYORS' AND OTHER PROFESSIONAL FEES, THE REASONABLE ADMINISTRATIVE CHARGES OF THE LESSOR AND ANY COSTS AND FEES PAYABLE TO ANY SUPERIOR THE LESSOR) IN CONNECTION
                  WITH:

                  37.18.2.1. the grant by the Lessor of any consent or approval under the covenants and conditions contained in this Lease or the grant by any superior lessor of any consent or approval under the covenants and conditions contained in any superior lease or any application for any such consent or approval;

                  37.18.2.2. any request by the Lessee in relation to the Leased Property (including the approval of drawings and specifications and the inspection or supervision of works by or on behalf of the Lessor or any Superior the Lessor); and

                  37.18.2.3. any breach of the covenants on the part of the Lessee or the conditions contained in this Lease.

         37.18.3. INDEMNIFY AND KEEP THE LESSOR INDEMNIFIED FROM AND AGAINST ALL ACTIONS, CLAIMS, COSTS, DEMANDS, EXPENSES, LIABILITIES AND LOSSES ARISING FROM ANY BREACH OF THE COVENANTS ON THE LESSEE'S PART OR CONDITIONS CONTAINED IN THIS LEASE OR ANY ACT, OMISSION OR DEFAULT IN RELATION TO THE LEASED PROPERTY BY THE LESSEE OR ANY PERSON DERIVING TITLE UNDER THE LESSEE OR ITS OR THEIR RESPECTIVE SERVANTS, AGENTS OR LICENSEES.

         37.18.4. THE FOLLOWING SECTIONS OF THE CONVEYANCING ACT 1919 (NEW SOUTH WALES) DO NOT APPLY TO THIS LEASE:

                  37.18.4.1. section 84;

                  37.18.4.2. section 84A;

                  37.18.4.3. section 85; and

                  37.18.4.4. section 86.

         37.18.5. IN THIS LEASE WORDS USED IN ANY OF THE FORMS OF WORDS USED IN THE FIRST COLUMN OF PART 2 OF SCHEDULE 4 OF THE CONVEYANCING ACT 1919 (NEW SOUTH WALES) DO NOT IMPLY A COVENANT UNDER
                  SECTION 86 OF THE CONVEYANCING ACT 1919 (NEW SOUTH WALES).

         37.18.6. THE FOLLOWING SECTIONS OF THE PROPERTY LAW ACT 1974 (QUEENSLAND) DO NOT APPLY TO THIS LEASE:

                  37.18.6.1.  section 105 (to pay rent and repair);

                  37.18.6.2. section 107 (landlord's right to enter, repair and take possession); and

                  37.18.6.3.  section 109 (short form covenants).

         37.18.7. SECTIONS 80 AND 82 OF THE PROPERTY LAW ACT 1969 (WA) DO NOT APPLY TO THIS LEASE.

37.19. THE REFERENCES TO ANY DOLLAR AMOUNTS IN THIS LEASE SHALL BE INCREASED FROM TIME TO TIME DURING THE TERM AS DETERMINED BY THE LESSOR. IN DETERMINING THE REVISED AMOUNTS THE LESSOR MUST ACT REASONABLY AND HAVE REGARD TO (BUT SHALL NOT BE BOUND BY) INCREASES IN THE CONSUMER PRICE INDEX. THIS CLAUSE SHALL NOT APPLY TO ANY DOLLAR AMOUNTS OF RENT OR OUTGOINGS WHICH SHALL ONLY BE VARIED AS SPECIFICALLY PROVIDED FOR IN THIS LEASE.



38.      COMMISSIONS

38.1. THE LESSEE REPRESENTS AND WARRANTS TO THE LESSOR THAT NO REAL ESTATE COMMISSION, FINDER'S FEE OR THE LIKE IS DUE AND OWING TO ANY PERSON IN CONNECTION WITH THIS LEASE. THE LESSEE AGREES TO SAVE, INDEMNIFY AND HOLD THE LESSOR HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES OR OBLIGATIONS FOR BROKERAGE, FINDER'S FEES OR THE LIKE IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, ASSERTED BY ANY PERSON ON THE BASIS OF ANY STATEMENT OR ACT ALLEGED TO HAVE BEEN MADE OR TAKEN BY THAT PARTY BY AND FROM THE LESSEE OR ANY OTHER PARTY TO ANY OF THE TRANSACTION DOCUMENTS.

39.      GST

39.1. IF DURING THE TERM A GST IS INTRODUCED WHICH IS OR MAY BE LEVIED OR BECOMES PAYABLE IN CONNECTION WITH THE SUPPLY OF THE LEASED PROPERTY OR ANY GOODS, SERVICES OR OTHER THINGS BY THE LESSOR TO THE LESSEE UNDER THIS LEASE, THE LESSOR AND THE LESSEE AGREE THAT THE GST WILL BE LEVIED AND COLLECTED ON:

         39.1.1.  THE RENT; AND

         39.1.2.  THE ADDITIONAL CHARGES; AND

         39.1.3. ANYTHING ELSE PAID FOR OR PROVIDED BY THE LESSOR TO THE LESSEE UNDER OR IN CONNECTION WITH THIS LEASE.

         39.1.4.  ON OR AFTER THE LATER OF:

         39.1.5. THE FIRST RENT REVIEW DATE UNDER CLAUSE 3.1 AFTER THE DATE OF COMMENCEMENT OR OPERATION OF THE GST; OR

         39.1.6. SUCH OTHER DATE PROVIDED FOR IN THE TRANSITIONAL PROVISIONS OF THE LEGISLATION WHICH IMPOSES THE GST.

39.2.    DESPITE ANY OTHER PROVISION IN THIS LEASE:

         39.2.1. THE LESSOR IS ENTITLED TO REQUIRE THE LESSEE TO PAY IN ADDITION TO:

                  39.2.1.1.  the Rent; and

                  39.2.1.2.  the Additional Charges; and

                  39.2.1.3. any other amounts payable by the Lessee to the Lessor under or in connection with this Lease;

         and recover from the Lessee; and

         39.2.2. THE LESSEE MUST PAY THE LESSOR AT THE TIME THE RELEVANT RENT, ADDITIONAL CHARGES OR OTHER AMOUNT IS PAYABLE;

         39.2.3.  THE AMOUNT OF ANY GST WHICH IS:

         39.2.4.  LEVIED OR COLLECTED ON THE RENT; OR

         39.2.5.  LEVIED OR COLLECTED ON THE ADDITIONAL CHARGES; OR

         39.2.6. LEVIED OR COLLECTED IN CONNECTION WITH ANYTHING ELSE FOR WHICH THE LESSEE IS REQUIRED TO PAY, REIMBURSE OR INDEMNIFY THE LESSOR UNDER OR IN CONNECTION WITH THIS LEASE OR FALLS WITHIN MORE THAN ONE OF THOSE CATEGORIES.

39.3. TO THE EXTENT, IF ANY, TO WHICH THE PREVIOUS CLAUSES OF THIS LEASE DO NOT OTHERWISE REQUIRE THE LESSEE TO PAY THE LESSOR AN AMOUNT EQUAL TO ANY INPUT GST, THEN SO MUCH OF THE INPUT GST FOR WHICH THE LESSOR CANNOT OBTAIN A CREDIT AGAINST ANY LIABILITY OF THE LESSOR TO GST IN RESPECT OF THIS LEASE IS TO BE ADDED TO:

         39.3.1.  THE RENT; OR

         39.3.2.  THE ADDITIONAL CHARGES; OR

         39.3.3. ANY OTHER AMOUNT THE LESSEE IS REQUIRED TO PAY, REIMBURSE OR INDEMNIFY THE LESSOR UNDER THIS LEASE.

39.4. TO THE EXTENT THAT THIS LEASE DOES NOT OTHERWISE PROVIDE, THE LESSEE WILL BE RESPONSIBLE FOR ANY OTHER TAX (INCLUDING WITHOUT LIMITATION A SALES TAX ON SERVICES), IMPOST OR DUTY IMPOSED BY ANY LAW OF THE COMMONWEALTH OF AUSTRALIA OR ANY STATE OR TERRITORY OF AUSTRALIA (WHETHER IN FORCE PRIOR TO OR COMING INTO FORCE AFTER THE DATE OF THIS LEASE) ON OR IN RESPECT OF THE LEASE, THE LEASED PROPERTY OR THE LESSEE'S ACTIVITIES AT THE LEASED PROPERTY (EXCLUDING ANY INCOME TAX PAYABLE BY THE LESSOR ON RECEIPT OF RENT OR ON OTHER AMOUNTS PAYABLE BY THE LESSEE TO THE LESSOR UNDER OR IN CONNECTION WITH THIS LEASE OR ANY CAPITAL GAINS TAX PAYABLE BY THE LESSOR ON THE DISPOSAL OF THE LEASED PROPERTY).

40.      LESSOR'S OPTION TO ACQUIRE BUSINESS ASSETS

40.1. THE PROVISIONS IN SCHEDULE 7 SHALL HAVE EFFECT AS IF INCORPORATED IN THIS LEASE.



41.      ESSENTIAL TERMS

41.1. THE LESSEE'S OBLIGATIONS TO PAY MONEY UNDER THIS LEASE AND THE LESSEE'S OBLIGATIONS UNDER PARTS 3, 4, 7, 8, 9, 10, 12, 13, 19, 22, 23, 39, 42
         AND 44 ARE ESSENTIAL TERMS OF THIS LEASE. OTHER OBLIGATIONS OF THE LESSEE MAY ALSO BE ESSENTIAL TERMS.



42.      FIRST RIGHT OF REFUSAL TO LEASE

FIRST RIGHT OF REFUSAL FOR  LESSEE

42.1. SUBJECT TO THE TERMS OF THIS CLAUSE 42, THE LESSOR GRANTS THE LESSEE A RIGHT OF PRE-EMPTION TO TAKE A NEW LEASE OF THE LEASED PROPERTY FOR A TERM COMMENCING THE DAY AFTER THE END OF THE TERM OF THIS LEASE. THE RIGHT OF PRE-EMPTION CONTINUES ONLY UNTIL THE EXPIRATION OF THIS LEASE.

NO GRANT ANY MANAGEMENT RIGHTS OR LEASE BY THE LESSOR

42.2. THE LESSOR COVENANTS THAT IT SHALL NOT, BEFORE THE END OF THE TERM, GRANT ANY LEASE OF THE LEASED PROPERTY FOR A TERM COMMENCING AFTER THE TERM WITHOUT HAVING FIRST COMPLIED WITH THE RIGHT OF PRE-EMPTION IN ACCORDANCE WITH THIS CLAUSE 42.

GIVING EFFECT TO THE PRE-EMPTION

42.3. IF THE LESSOR INTENDS TO GRANT A LEASE OF THE LEASED PROPERTY FOR A TERM COMMENCING AFTER THE END OF THE TERM:

         42.3.1. THE LESSOR SHALL SERVE ON THE LESSEE A WRITTEN NOTICE AT ANY TIME DURING THE LAST 5 YEARS OF THE TERM OFFERING TO GRANT A NEW LEASE OF THE LEASED PROPERTY TO THE LESSEE, SPECIFYING THE TERMS AND CONDITIONS OF THE NEW LEASE AND

                  FORWARDING WITH THE NOTICE A LEASE WHICH THE LESSOR IS PREPARED TO SIGN CONTAINING THOSE TERMS AND CONDITIONS;

         42.3.2. THE LESSOR'S OFFER TO GRANT A NEW LEASE OF THE LEASED PROPERTY TO THE LESSEE SHALL CONSTITUTE AN IRREVOCABLE OFFER WHICH THE LESSEE MAY ACCEPT WITHIN 30 DAYS AFTER SERVICE OF THE NOTICE ON THE LESSEE;

         42.3.3. THE LESSEE MAY ACCEPT THE LESSOR'S OFFER TO LEASE THE LEASED PROPERTY BY DELIVERING TO THE LESSOR THE NEW LEASE SUBMITTED BY THE LESSOR DULY EXECUTED BY THE LESSEE;

         42.3.4. UPON ACCEPTANCE OF THE LESSOR'S OFFER BY THE LESSEE WITHIN 30 DAYS, THE PARTIES ARE BOUND BY THE NEW LEASE ON THE TERMS CONTAINED IN THE NEW LEASE;

         42.3.5. THE LESSOR WILL DELIVER TO THE LESSEE WITHIN 7 DAYS AFTER RECEIPT OF THE NEW LEASE A COPY DULY EXECUTED BY THE LESSOR;

         42.3.6. IF THE LESSEE DOES NOT ACCEPT THE LESSOR'S OFFER OF THE NEW LEASE, THE LESSOR MAY GRANT THE NEW LEASE OF THE LEASED PROPERTY TO A THIRD PARTY WITHIN 12MONTHS AFTER SERVICE OF THE LESSOR'S WRITTEN NOTICE, ON TERMS AND CONDITIONS WHICH ARE NOT LESS FAVOURABLE TO THE LESSOR THAN THE TERMS AND CONDITIONS ON WHICH THE NEW LEASE WAS OFFERED TO THE LESSEE;

         42.3.7. IF THE NEW LEASE OF THE LEASED PROPERTY IS NOT GRANTED BY THE LESSOR IN ACCORDANCE WITH CLAUSE 42.3(F), AND SUBSEQUENTLY THE LESSOR DESIRES TO GRANT A NEW LEASE OF THE LEASED PROPERTY, THE LESSOR SHALL AGAIN COMPLY WITH THE PROVISIONS OF THIS CLAUSE 42.

43.      POWER OF ATTORNEY

APPOINTMENT

43.1. THE LESSEE APPOINTS THE LESSOR, ANY DIRECTOR OR OFFICER OF THE LESSOR AND ANY PARTNER IN THE FIRM OF SOLICITORS REPRESENTING THE LESSOR (AND THE LESSOR'S SUCCESSORS AND ASSIGNS, BEING THE OWNER OF THE LEASE PROPERTY FOR THE TIME BEING) AS THE LESSEE'S ATTORNEY WITH THE POWERS CONTAINED IN THIS CLAUSE.

IRREVOCABLE POWER

43.2.    THIS POWER OF ATTORNEY IS:

         43.2.1.  IRREVOCABLE BY THE LESSEE;

         43.2.2. GRANTED BY THE LESSEE FOR VALUABLE CONSIDERATION (THE GRANT OF THIS LEASE BY THE LEASE) TO SECURE THE PERFORMANCE OF THE LESSEE'S OBLIGATIONS AND THE LESSOR'S PROPRIETARY INTEREST OVER THE LEASED PROPERTY;

         43.2.3. ONLY EXERCISABLE BY THE LESSOR WHERE THERE IS AN EVENT OF DEFAULT.

EXTENT OF POWER - SPECIFIC

43.3. THE LESSOR AS THE LESSEE'S ATTORNEY AND IN THE NAME AND ON BEHALF OF THE LESSEE MAY:

         43.3.1.  GRANT ONE OR MORE SUBLEASES OVER THE LEASED PROPERTY:

                  43.3.1.1.  while the Lessee is the Lessee of the Leased
                             Property;

                  43.3.1.2. after the Lessee has vacated or abandoned the Leased Property in breach of this Lease;

                  43.3.1.3.  such sublease being:

                             (A) over the whole or any part of the Leased Property; and

                             (B) limited to the duration of the then existing term of this Lease binding the Lessee.

         43.3.2. TRANSFER THIS LEASE TO AN ASSIGNEE OF THE LEASE AND EXECUTE ANY OTHER DOCUMENTS REASONABLY REQUIRED IN CONNECTION WITH THE TRANSFER OF THIS LEASE, AFTER THE LESSEE VACATES OR ABANDONS THE LEASED PREMISES, WHEN THIS LEASE IS NOT TERMINATED;

                  43.3.3.    SURRENDER THIS LEASE AFTER;

                  43.3.3.1. the Lessor has become entitled to terminate this Lease; and

                  43.3.3.2.  the Lessee vacated or abandons the Leased Property;
                             or

                  43.3.3.3. the Lessor terminated this Lease by serving notice of termination;

         43.3.4. WITHDRAW ANY CAVEAT LODGED BY THE LESSEE IN RESPECT OF THIS LEASE, AFTER THE LESSOR EFFECTIVELY TERMINATED THIS LEASE;

         43.3.5. EXECUTE ANY DOCUMENT REQUIRED UNDER THE ESSENTIAL LEGISLATION WHICH IS REQUIRED TO BE EXECUTED IN RELATION TO THE PRIMARY INTENDED USE OF THE LEASED PROPERTY.

EXTENT OF POWER - GENERAL

43.4.    THE LESSOR MAY:

         43.4.1. ACT AS ATTORNEY UNDER THIS PART 43 DURING THE CONTINUANCE OF THIS LEASE AND FOR THE PERIOD OF 6 MONTHS AFTER THE END OF THIS LEASE;

         43.4.2. REGISTER THIS LEASE (OR LEASE PROVISION) AS A POWER OF ATTORNEY, AT ANY TIME INCLUDING AFTER THE TERMINATION OF THIS LEASE, IF THAT IS REQUIRED FOR THE EXERCISE OF ANY POWER;

         43.4.3. RATIFY AND CONFIRM ANY POWER WHEN EXERCISED UNDER THIS CLAUSE, AS ATTORNEY AND AGENT FOR THE LESSEE.

44.      ESSENTIAL LEGISLATION

GENERAL

44.1. THE LESSOR AND THE LESSEE AGREE THAT THE RIGHTS AND OBLIGATIONS UNDER THIS PART 44 ARE IN ADDITION TO AND SHALL NOT LIMIT THE GENERALITY OF THE OTHER RIGHTS AND OBLIGATIONS UNDER THIS LEASE.

COMPLIANCE WITH ESSENTIAL LEGISLATION

44.2. THE LESSEE MUST PROMPTLY AND AT ITS OWN COST COMPLY WITH THE PROVISIONS OF THE ESSENTIAL LEGISLATION IN SO FAR AS IT AFFECTS THE LEASED PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE USE OF THE LEASED PROPERTY FOR THE PRIMARY INTENDED USE) PROVIDED THAT IF THE LESSEE HAS COMPLIED FULLY WITH THE FOREGOING PROVISIONS OF THIS CLAUSE 44.2, IT SHALL NOT BE DEEMED TO BE AN EVENT OF DEFAULT IF THE NUMBER OF BEDS SHALL BE REDUCED AS A RESULT OF COMPLIANCE WITH ESSENTIAL LEGISLATION PROVIDED ALWAYS THAT THE LESSEE IS NOT IN BREACH OF ANY OF THE COVENANTS CONTAINED IN CLAUSES 3 OR 8 OF THIS LEASE.

DEBTS DUE TO GOVERNMENT

44.3. THE LESSEE COVENANTS AND WARRANTS TO THE LESSOR THAT THE LESSEE WILL BE SOLELY RESPONSIBLE FOR AND MUST PAY ANY DEBTS DUE TO ANY GOVERNMENT OR SEMI-GOVERNMENT AUTHORITY (INCLUDING ANY GRANTS WHICH MUST BE REPAID TO ANY GOVERNMENT OR SEMI-GOVERNMENT AUTHORITY) AS REQUIRED UNDER THE ESSENTIAL LEGISLATION.

TRANSFER OF APPROVALS

44.4. AT THE END OF THIS LEASE, INCLUDING TERMINATION DUE TO AN EVENT OF DEFAULT, THE LESSEE MUST AT ITS COST PROMPTLY DO ALL THINGS NECESSARY (INCLUDING HAVING APPROVALS REVOKED AND ISSUING NEW APPROVALS), INCLUDING UNDER ESSENTIAL LEGISLATION, TO TRANSFER TO THE LESSOR (OR SUCH OTHER PERSON NOMINATED BY THE LESSOR) SUCH APPROVALS WHICH HAVE BEEN GRANTED TO OR ARE WITHIN THE CONTROL OF THE LESSEE.

FUNDING

44.5. THE LESSEE MUST APPLY ALL FUNDING AND SUBSIDIES WHICH IT RECEIVES FROM ANY GOVERNMENT OR SEMI-GOVERNMENT AUTHORITY UNDER ANY ESSENTIAL LEGISLATION DIRECTLY FOR THE PURPOSE FOR WHICH THE FUNDING OR SUBSIDY WAS GRANTED AND FOR NO OTHER PURPOSE.

COPIES OF NOTICES AND ORDERS

44.6. THE LESSEE MUST PROMPTLY GIVE THE LESSOR COPIES OF ALL REPORTS, NOTICES AND ORDERS ISSUED UNDER THE ESSENTIAL LEGISLATION IN RELATION TO THE LEASED PREMISES BY ANY GOVERNMENT OR SEMI-GOVERNMENT BODY.

INDEMNITY

44.7. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LESSEE AGREES TO PROTECT, INDEMNIFY, DEFEND AND SAVE HARMLESS THE LESSOR, ITS DIRECTORS, OFFICERS, SHAREHOLDERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL FORESEEABLE OR UNFORESEEABLE LIABILITY, EXPENSE, LOSS, COSTS, DEFICIENCY, FINE, PENALTY, OR DAMAGE, (INCLUDING WITHOUT LIMITATION PUNITIVE OR CONSEQUENTIAL DAMAGES) OF ANY KIND OR NATURE, INCLUDING PROPER LEGAL COSTS FROM ANY SUITS, CLAIMS OR DEMANDS, ON ACCOUNT OF ANY MATTER OR THING, ACTION OR FAILURE TO ACT ARISING OUT OF ANY FAILURE BY THE LESSEE TO COMPLY WITH ANY ASPECT OF THE ESSENTIAL LEGISLATION.


45.      LIMITATION OF LIABILITY

ACKNOWLEDGMENT

45.1.    THE PARTIES ACKNOWLEDGE AND AGREE THAT:

         45.1.1. THE LESSOR HAS ENTERED INTO THIS LEASE IN ITS CAPACITY AS THE TRUSTEE OF THE TRUST AND IN NO OTHER CAPACITY;

         45.1.2. (SUBJECT TO CLAUSE 45.3) THE LESSOR IS NOT LIABLE TO PAY OR SATISFY ANY OF ITS OBLIGATIONS UNDER THIS LEASE AND HAS NO LIABILITY TO THE OTHER PARTIES EXCEPT TO THE EXTENT OF THE LESSOR'S RIGHT OF INDEMNITY OUT OF THE ASSETS OF THE TRUST;

         45.1.3. IF THOSE ASSETS ARE INSUFFICIENT, THE LESSEE MAY NOT SEEK TO RECOVER ANY SHORTFALL BY BRINGING PROCEEDINGS AGAINST THE LESSOR PERSONALLY AND MAY NOT SEEK THE APPOINTMENT OF A LIQUIDATOR, ADMINISTRATION OR ARRANGEMENT OF OR AFFECTING THE LESSOR.

RELEASE

45.2. SUBJECT TO CLAUSE 45.3, THE LESSEE AND THE GUARANTOR WAIVE THEIR RIGHTS AND RELEASE THE LESSOR FROM ANY PERSONAL LIABILITY WHATSOEVER IN RESPECT OF ANY LOSS OR DAMAGE WHICH CANNOT BE PAID OR SATISFIED OUT OF THE ASSETS OF THE TRUST.

PERSONAL LIABILITY

45.3. THE LESSOR IS LIABLE PERSONALLY AND IS NOT RELEASED TO THE EXTENT THAT A LIABILITY UNDER THIS LEASE ARISES OUT OF THE LESSOR'S OWN FRAUD, GROSS NEGLIGENCE, BREACH OF TRUST OR BREACH OF DUTY WHICH DISENTITLES IT FROM ANY INDEMNITY OUT OF THE ASSETS OF THE TRUST IN RELATION TO THE RELEVANT LIABILITY.

LIABILITY LIMITED UNDER LEASE

45.4. DESPITE ANY OTHER PROVISION OF THIS LEASE, THE LIABILITY OF THE LESSOR IS LIMITED BY THE PROVISIONS OF CLAUSES 45.1 TO 45.3. IN THE EVENT OF ANY INCONSISTENCY WITH ANY OTHER PROVISION OF THIS LEASE, THESE CLAUSES ARE PARAMOUNT.

NO AGENCY

45.5. NO AGENT OF THE LESSOR HAS AUTHORITY TO ACT ON BEHALF OF THE LESSOR IN A WAY WHICH EXPOSES THE LESSOR TO ANY PERSONAL LIABILITY. NO ACT OR OMISSION OF ANY SUCH PERSON WILL BE OF ITSELF CONSIDERED FRAUD, NEGLIGENCE, BREACH OF TRUST OR BREACH OF DUTY OF THE LESSOR FOR THE PURPOSE OF CLAUSE 45.3.

46.      YEAR 15 OPTION

OPTION

46.1. THE LESSEE SHALL HAVE THE OPTION ON THE OPTION DATE ("YEAR 15 OPTION") TO PURCHASE THE LEASED PROPERTY ON THE TERMS OF THIS PART 46 IF:

         46.1.1. THE LESSEE SIGNS AND RETURNS TO THE LESSOR A NOTICE IN THE FORM OF THE OPTION NOTICE IN SCHEDULE 5 TO THIS LEASE (AMENDED TO REFER TO THIS PART 46) ("YEAR 15 OPTION NOTICE");

         46.1.2. THE LESSOR RECEIVES THE YEAR 15 OPTION NOTICE NOT MORE THAN 12 MONTHS AND NOT LESS THAN 6 MONTHS BEFORE THE OPTION DATE;

         46.1.3. THE LESSEE CONTEMPORANEOUSLY GIVES THE LESSOR A YEAR 15 OPTION NOTICE UNDER EACH SUPPLEMENTAL LEASE, EACH GROUP LEASE AND EACH SUPPLEMENTAL LEASE TO SUCH GROUP LEASE;

         46.1.4. WHEN THE LESSEE GIVES THAT NOTICE, AND ON THE TERMINATING DATE, IT IS NOT IN BREACH OF THIS LEASE, ANY GROUP LEASE OR ANY SUPPLEMENTAL LEASE TO ANY GROUP LEASE.

PROVISIONS TO APPLY

46.2. THE PROVISIONS OF PART 18 OF THIS LEASE SHALL APPLY TO THE EXERCISE OF THE YEAR 15 OPTION WITH THE FOLLOWING VARIATIONS:

         46.2.1. "COMPLETION DATE" MEANS WITHIN 3 CALENDAR MONTHS AFTER THE OPTION DATE.

         46.2.2. THE PURCHASE PRICE OF THE LEASED PROPERTY SHALL BE AN AMOUNT EQUAL TO THE REPURCHASE PRICE PLUS ALL RENT THEN DUE AND PAYABLE AND ALL OTHER SUMS DUE UNDER THE TERMS OF THIS LEASE FROM THE LESSEE TO THE LESSOR AS AT THE DATE OF COMPLETION OF THE PURCHASE.

         46.2.3. THE PROVISIONS OF SCHEDULE 6 SHALL APPLY TO ANY AGREEMENT FOR SALE AND PURCHASE ARISING UNDER THIS PART 46.

         46.2.4. THE LESSOR SHALL NOT BE OBLIGED TO COMPLETE THE SALE OF THE FREEHOLD IN PART ONLY NOR TO COMPLETE THE SALE OTHERWISE THAN CONTEMPORANEOUSLY WITH COMPLETION OF THE SALES UNDER THE CORRESPONDING PROVISIONS OF EACH SUPPLEMENTAL LEASE, EACH GROUP LEASE AND EACH SUPPLEMENTAL LEASE TO SUCH GROUP LEASE.

                                  SCHEDULE ONE
                                   DICTIONARY

"Accounts" means the audited balance sheet and profit and loss account of any Person made up to its accounting reference date in any year (or the equivalent in relation to a Person that is not a company incorporated in Australia) together with the notes and reports forming part of the accounts (if any).

"Act" means the Aged Care Act 1997 (Cth).

"Additional Charges" means:

(a)    all Outgoings as provided in clause 4.1;

(b) all other amounts, liabilities and obligations which the Lessee assumes or agrees to pay under this Lease; and

(c) all fines, penalties, interest and costs which may be lawfully payable for nonpayment or late payment of the amounts referred to in (a) and (b) above.

"Aged Care Place" means a "place" (as that term is defined in the Act) allocated or transferred to a person pursuant to the Act in respect of a Facility and which has not been relinquished, revoked, surrendered or otherwise ceased to have effect pursuant to the Act .

"Agreed Amount" means the Initial Agreed Amount and in addition any Agreed Amount as referred to in any Supplemental Lease.

"Approvals" includes all Aged Care Places, licences, consents, registrations, certifications, accreditations and approvals relevant to the use and operation of each Facility for the Primary Intended Use in compliance with all applicable Legal Requirements.

"Associated Company" means with respect to any Person:

(a) any Person directly or indirectly controlling, controlled by or under common control with such Person;

(b)    any executive officer, director or general partner of such Person; or

(c) any Person who is an executive officer, director, general partner, or trustee of any Person described in paragraphs (a) and (b) and "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise but such Person shall only be deemed to have control over another if it owns directly or indirectly 51% of the issued shares or other voting ownership rights in such Person.

For the purpose of determining an "Associated Company" of the Lessee, the definition shall exclude any company which is situated above Moran Health Care Group Pty Limited in the Lessee's company structure.

"Assumed Indebtedness" means any indebtedness or other obligations of the Lessor, secured by an Encumbrance over the freehold in the Leased Property.

"Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

"Balance of the Term" means the period from the date of termination of the Lease until the Terminating Date.

"Bed" means a bed at a Facility the provision of which is provided for under the terms of an Approval pursuant to the Essential Legislation.

"Business Day" means any day except a bank or public holiday throughout New South Wales or a Saturday or Sunday.

"Cash Flow" means for any financial year of the Lease, the sum of:

(a) Net Income of the Lessee for such period attributable to the Leased Properties (when calculating such Net Income for the purpose of this definition only, the Lessee shall be deemed to deduct from gross income Management Fees equal to 4% of gross revenues in accordance with General Standards for such period by way of allowance for central office overheads whether or not actual central office overheads exceed or are less than the said 4% and for the avoidance of doubt, such actual central office overheads shall be excluded when calculation such Net Income);

(b) the amount of depreciation and amortisation which was deducted in computing such net income; and

(c) Rent, reduced by capital expenditures for such period (and in no event less than $300 per Bed per annum).

"Clean Up" means the removal and/or remediation and/or elimination of, or other response to, Contamination to the satisfaction of all applicable governmental agencies, in compliance with Environmental Laws and in compliance with good environmental management and prudent commercial practice.

"Commencement Date" means the date of this Lease.

"Condemner" means any public or quasi-public authority, or private corporation or individual, having the power of effecting any Seizure Matter.

"Consumer Price Index" means the index of underlying inflation, as defined by the Commonwealth Treasury and published by the Australian Bureau of Statistics or if such index is not published then the nearest approximate index to be determined by the Lessor in the Lessor's reasonable discretion.

"Contamination" means the presence (or absence) of any Hazardous Substance or the existence of any injury to health, safety or the environment or any other environmental condition at, in, or under the Leased Property, or any Release at, in, on, from or to the Leased Property, either in breach of Environmental Laws or at the time of expiration or earlier termination of the Term of this Lease, which would be reasonably required to be removed (or added) to ensure that no environmental matter restricts the present or future use, operation, leasing, development, construction, alteration, refinancing or sale of the Leased Property.

"Current Assets" means at any date, all assets of the Lessee that in conformity with General Standards should be classified as current assets at such date.

"Current Liabilities" means at any date, all liabilities of the Lessee that in conformity with General Standards should be classified as current liabilities at such date.

"Date of Taking" means the date the Condemner has the right to possession of the Facility.

"Debt" excludes any letter of credit for any Rent deposit payable by the Lessee and means as applied to any Person:

(a) any obligation for the payment or repayment of money, whether present, future or actual, in respect of:

       (i)    money borrowed, raised, advanced or paid; or

       (ii)   any bond, note, loan stock, debenture or similar instrument; or

       (iii)  any acceptance or documentary letter of credit facility; or

       (iv) deferred payment (for more than 90 days) for any service or asset; or

       (vii) guarantees and other assurances against financial loss in respect of any Financial Indebtedness of the kind referred to in paragraphs (i) to (vi) above inclusive of any person;

(b) that portion of obligations with respect to Finance Leases (for the avoidance of doubt, excluding this Lease) which is properly classified as a liability on a balance sheet in conformity with General Standards;

(c) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is

       (i) due more than three months from the date of incurrence of the obligation in respect thereof; or

       (ii)   evidenced by a note or similar written instrument; and

(d) all indebtedness secured by any lien (other than a lien, arising by operation of law) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby has been assumed by that Person or is non-recourse to the credit of that Person.

"Debt Service" means as of the end of any accounting period, the sum of

(a) all (in the case of an annual period) or one-fourth (in the case of a quarterly period) of Long Term Obligations Due Within One Year as of the end of such period; and

(b)    Rent.

"Dictionary" means the dictionary contained in Schedule One to this Lease.

"Disposal" means disposal or deemed disposal pursuant to the Tax Act.

"Encumbrance" means any mortgage, charge, deed of trust, lien or encumbrance securing any borrowing or other means of financing or refinancing, contract of sale or other matter affecting title to the Leased Property, or any portion thereof or interest therein.

"Environmental Documents" means each and every one of the following:

(a) each and every document received by the Lessee or any Associated Company from, and each and every document submitted by the Lessee or any Associated Company to any environmental health authority or agency or concerning safety in environmental matters with respect to the condition of the Leased Property, or the Lessee's operations upon the Leased Property; and

(b) each and every review, audit, report, or other analysis concerning environmental conditions, including, but not limited to Contamination at, in, or under or with respect to the Leased Property that have been prepared by or on behalf of or for the benefit of the Lessee.

"Environmental Laws" means each and every law (including, without limitation, common law), statute, code, ordinance, regulation, rule, order permit, consent decree or other requirement (including, but not limited to, consent decrees and judicial or administrative orders), and any other executive, judicial, regulatory or administrative agency, authority, board, bureau, commission, court, arbitrator or arbitration board, relating to health or safety or to the environment, including, but not limited to, those applicable to the manufacture, processing, transportation, distribution in commerce, use, generation, storage, treatment, disposal, handling and Release of any Hazardous Substance including medical waste, all as amended or modified from time to time, and those applicable to pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the soil, ground water, surface water, air or other natural resources, to exposure to pollutants, contaminants, hazardous or toxic substances, petroleum products, materials or wastes.

"Environmental Report" means the environmental review, audit and/or report relating to the Leased Property to be provided by the Lessee to the Lessor.

"Essential Legislation" means:


(a) the Act, Aged or Disabled Persons Care Act 1954(Cth), National Health Act 1953(Cth);

(b) Nursing Homes Act 1988 (NSW), Health Care Complaints Act 1993 (NSW), Retirement Villages Act 1989 (NSW);

(c)    Hospital and Health Services Act 1927 (WA), Retirement Villages Act 1992
       (WA), Health Act 1911 (WA), Health Services (Conciliation and Review) Act 1995 (WA);

(d) Health Act 1937 (Qld), Retirement Villages Act 1937 (Qld), Health Rights Commission Act, 1991 (Qld),

and includes any subsequent statutory re-enactment or modification of any such Act and any order, regulation, directive, by-law, rule, consent or Approval made or granted under such Act or by any public or local authority acting in its official capacity or by any court of competent jurisdiction or any other Act, order, regulation, directive, by-law, rule, consent or Approval which in any way affects the use of the Leased Property for the Primary Intended Use.

"Event of Default" has the meaning defined in Part 16 and as otherwise specifically provided in this Lease.

"Excluded Personal Property" means all of the chattels at the Leased Property on the Commencement Date other than the Lessor's Personal Property and includes the Residents Personal Property .

"Facility" means a registered nursing home/residential care facility and any other aged care or health care related facility both currently or subject to the terms of this Lease subsequently operated at the Leased Property including the Lessee's Personal Property, the Lessor's Personal Property and the Fixtures located in the Facility.

"Facility Mortgage" any Encumbrance placed on the Leased Property in accordance with the provisions of Part 35.

"Facility Mortgagee" means any holder of any mortgage deed of trust or other security agreement securing any Assumed Indebtedness.

"Finance Lease" means any lease of any property (whether real or moveable) to any Person which would, in accordance with General Standards, be required to be accounted for as a lease on the balance sheet of that Person.

"Fixtures" means all plant and equipment fixed to the Leased Property.

"Full Replacement Cost" means the Lessor's estimate from time to time of, or such (if any) higher figure as the Lessor may from time to time specify by Notice to the Lessee as, the actual replacement cost of the Leased Property including without limitation allowance for inflation in building costs, demolition and site clearance expenses for temporary support and protection costs of compliance with local authority requirements architects surveyors and other professional fees and all other incidental expenses and GST on any of the foregoing an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy.

"General Standards" means generally accepted accounting principles consistent with those applied in the preparation of financial statements in Australia and other mandatory professional reporting requirements.

"Gross Cash Flow" means for any period of the Term, the sum of:

(a) Net Income of the Lessee (before any deduction for Management Fees) for such period attributable to the Leased Properties;

(b) the amount of depreciation and amortisation which was deducted in computing such net income; and

(c)    Rent for the period.

"Group Company" means the Lessee, the Guarantor and any person who at any time before on, or after the date of this Lease is a Related Body Corporate of the Lessee (as the context may require).

"Group Lease" means this Lease and each other present or future lease:

(a) which is granted by an Omega Company to a Group Company before, on or after the date of this Lease;

(b) otherwise in relation to which, at any time before, on or after the date of this Lease, an Omega Company is the lessor and a Group company is the lessee; or

(c) which the Lessor and the Lessee and (if required by the Lessor) any Guarantor otherwise have agreed or may agree in writing shall be designated a Group Lease,

and includes:

(a)    the Lease between the Lessor and the Lessee dated 19 June 1998;

(b)    the Lease between the Lessor and the Lessee of the Other Properties.

"Guarantor" means Moran Health Care Group Pty Limited (ACN 008 585 242) and any other person who during the Term acts as surety or guarantor of the Lessee (and whether or not as a primary obliger).

"GST" means goods and services tax, consumption tax, value added tax or any similar tax, impost or duty imposed by any law of the Commonwealth of Australia or any State or Territory of Australia (whether in force before or coming into force after the date of this Lease).

"Hazardous Substances" means any dangerous, toxic or hazardous material, petroleum products, pollutants, contaminant, chemical, waste including medical waste or substance defined, listed or described as any of such in or governed by any Environmental Law.

"Initial Agreed Amount" means $72,500,000.

"Input GST" means the GST which is charged or levied by any Person on goods, services or other things acquired by the Lessor concerning the goods, services and other things which the Lessor, in turn, provides to the Lessee under this Lease.

"Insurance Requirements" means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

"Insured Risks" means fire, explosion, storm, tempest (including lightning), flood, burst pipes, impact and (in peacetime) aircraft and articles dropped from aircraft, riot and civil commotion and any other risks against which the Lessor or any Facility Mortgagee may from time to time require the Lessee to effect insurance in respect of the Leased Properties.

"Land" means the land described in Schedule 2 and in any Supplemental Lease.

"Lease" means this Lease any Supplemental Lease and any other deed expressed to be supplemental hereto and includes any schedules and Exhibits hereto or thereto.

"Lease Guarantee" means the lease guarantee given by the Guarantor in respect of the Obligations dated the same date as this Lease and includes a guarantee given in respect of any Group Lease.

"Lease Year" means the period from 1st July in each year of the Term (but from the date of this Lease in the case of the first year of the Term) to 30th June in the next following calendar year.

"Leased Property" means the Land, each Facility, the Lessor's right, title and interest (if any) in each Aged Care Place, the Fixtures and the Lessor's Personal Property. If any such assets shall cease to be subject to this Lease before the expiration or sooner determination of the Term, the assets will cease to be part of the Leased Property and the definitions of Property, Facility, Fixtures and the Lessor's Personal Property shall be modified accordingly.

"Legal Charge" means any legal mortgage made between the Lessee and the Lessor relating to this Lease.

"Legal Requirements" includes the Environmental Laws, the Essential Legislation and the Planning Acts and means every other Act of Parliament or requirement of any local or government authority or agency relating to or affecting the Leased Property or the ownership use, construction, operation, maintenance, lease, sublease, repair, rebuilding, occupation or alteration thereof or the employment or residence therein of any person or otherwise howsoever relating to the Leased Property or the interest of the Lessor, the Lessee or any third party in the Leased Property.

This definition includes, unless a contrary intention is stated, (without limitation) every Act of Parliament whether named in this Lease or not or whether in force today or not and any subsequent statutory re-enactment or modification of any Act of Parliament and any order, regulation, directive, by-law, rule, consent or licence made or granted under any Act of Parliament or by any public or local authority acting in its official capacity) or by any court of competent jurisdiction.

"Lessee" means Moran Health Care (Australia) Pty Limited (ACN 082 466 457) and its successors in title and assigns.

"Lessee's Certificate" means a statement in writing in substantially the same form of Schedule 4 attached hereto (with such changes thereto as may reasonably be requested by the Person relying on such certificate qualified as may be necessary to render such certificate true).

"Lessee's Personal Property" means all tangible moveable personal property acquired by the Lessee for use in connection with each Facility, except the Lessor's Personal Property, Fixtures and Replacement Property.

"Lessor" means Principal Healthcare Finance Pty Limited (ACN 069 875 476) (formerly known as Premier Care Australia Pty Limited) and its successors in title and assigns.

"Lessor's Personal Property" means all of the assets and chattels at the Leased Property on the Commencement Date.

"Long Term Obligations Due Within One Year" means as of any date, all Debt of the Lessee that in conformity with the General Standards should be classified as long-term obligations due within one year of such date.

"Management Contract" means any agreement or arrangement under which any Person (not being an employee, officer or director of the Lessee) is appointed to manage on behalf of the Lessee the whole of any Facility.

"Management Fees" means fees paid to any Person (not being an officer, director or employee of the payer) for the management of the whole of any Facility or Facilities to a maximum amount of 4% of the Lessee's gross revenue per annum (calculated in accordance with General Standards).

"Maximum Rent Apportionment" means in relation to any Leased Property such amount as represents the product of the following formula:

     RP x R

where RP is the amount of the Repurchase Price of the Leased Property (to which the apportionment in question is made) at the relevant time and R is the product of the Rent divided by the Initial Agreed Amount.

"Minimum Capital Expenditure" means the sum required to be expended each Lease Year by the Lessee in accordance with Part 8.

"Minimum Continuing Rent" means in relation to any Leased Property such amount as represents the product of the following formula:

     RP x  9.6
           ---
           100

where RP is the amount of the Repurchase Price of the relevant Facility or Leased Property (to which the apportionment in question is made) at the relevant time.

"Minimum Tangible Net Worth" means initially $500,000 increasing on the first day of each fiscal period of the Lessee on a cumulative basis by an amount equal to:

(a) (whilst the Tangible Net Worth of the Lessee is less than or equal to $3,000,000) 30% of the post tax profits of the Lessee as disclosed in the Lessee's Accounts for the immediately preceding fiscal period of the Lessee;

(b) (when the Tangible Net Worth of the Lessee exceeds $3,000,000) such percentage as equals the percentage by which the Consumer Price Index published on the last published date before commencement of that Lease Year exceeds the corresponding Consumer Price Index published on the last published date before commencement of the immediately preceding Lease Year.

"Net Income" means the net income derived from the operation of the Leased Properties, determined on an accrual basis in accordance with General Standards before tax but excluding extraordinary items.

"Net Proceeds" means all proceeds received by reason of any loss or damage to the Leased Property, or any portion thereof, insured under any policy of insurance required by Part 13 of this Lease, net of any costs incurred by the Lessor in obtaining such proceeds.

"Notice" means any notices, demands, requests, consents, approvals and other communications given pursuant to Part 31 of this Lease.

"Obligations" means the Lessee responsibilities, duties and obligations under this lease and at law.

"Officer's Certificate" means a certificate of the Lessee signed by one or more directors of the Lessee.

"Omega Company" means the Lessor and any person who is at any time before on or after the date of this Lease is a Related Body Corporate of the Lessor (as the context may require).

"Option Date" means 19 June 2013.

"Option Notice" means a notice in the form of a Notice set out in Schedule 5 of this Lease.

"Other Properties" means the properties described in Schedule 3 to this Lease.

"Outgoings" means collectively, all rates, taxes, assessments, duties, outgoings, impositions and charges whatsoever, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, registration, licence, permit, inspection, authorisation and similar fees), and all other governmental or local charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by the Lessee and/or the Rent (including all interest and penalties thereon due to any failure in payment by the Lessee), which at any time before, during or in respect of the Term hereof may be assessed or imposed on or in respect of

(a)    the Lessor or the Lessor's interest in the Leased Property,

(b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein,

(c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof, or

(d)    the Rent.

Not included in the definition of Outgoings are:

(a) income tax, company tax and capital gains tax and any other taxes (whether taxes of Australia, New South Wales, Queensland, Western Australia or foreign taxes) charged on the income, profits or gains of the Lessor in respect of Rent paid under this Lease or any disposal by the Lessor of the freehold interest in the Leased Property of any part thereof;

(b)    GST (which is expressly dealt with in the Lease); and

(c)    withholding taxes.

"Overdue Rate" means on any date, a rate equal to five percentage points above the average bid rate for bills (as defined in the Bills of Exchange Act 1901
(Cwth)) which is displayed on the page of the Reuters Monitor System designated "BBSY" but in no event greater than the maximum rate then permitted under applicable law.

"Payment Date" means any due date for the payment of the instalments of Rent, Additional Charges, or any other sums payable under this Lease.

"Person" means any natural person, trust, partnership, company, corporation, joint venture or other legal entity.

"Planning Acts" means:

(a) the Local Government Act 1993 (NSW), the Environmental Planning and Assessment Act 1979 (NSW);

(b) Integrated Planning Act 1997 (Qld), Town Planning Scheme for the City of Caloundra, and Town Planning Scheme for the Shire of Maroochy;

(c) Town Planning and Development Act 1928 (WA), Metropolitan Region Town Planning Scheme Act 1959 (WA), Local Government Act 1995 (WA), Local Government (Miscellaneous Provisions) Act 1960 (WA), Heritage of Western Australia Act 1990 (WA), Environmental Protection Act 1986 (WA),

all statutory town planning schemes and all subsidiary legislation including regulations made under the above Acts.

"Present Value" of any amount means such amount as may be agreed between the parties at its present value (being discounted to reflect accelerated payments and so reflect appropriate damages) as at the date of termination of the Lease having regard to relevant information about prevailing interest rates for the Balance of the Term, or, in default of such agreement, as may be determined in accordance with Part 36.

"Primary Intended Use" means use as an aged care facility, assisted and self-care aged living accommodation, nursing home, hostel, retirement village or residential care home (including the provision of health and nursing services) in accordance with the certificate or certificates of registration existing on the date of this Lease in respect of the Facilities pursuant to the Essential Legislation or if such legislation is repealed and not replaced by equivalent legislation of like effect as a high class aged care facility, assisted and self-care aged living accommodation, nursing home, hostel, retirement village or residential care home.

"Registrar General" means the Registrar General of the Land Titles Office of New South Wales.

"Regulatory Actions" means any claim, demand, action or proceeding brought or instigated by any government authority in connection with any Environmental Law, including, without limitation, civil and/or criminal administrative proceedings, and whether or not seeking costs, damages, penalties or expenses.

"Related Body Corporate" has the same meaning as that given in the Corporations Law.

"Release" means the intentional or unintentional spilling, leaking, dumping, pouring, emptying, seeping, disposing, discharging, emitting, depositing, injecting, leaching, escaping, abandoning, or any other release or threatened release, however defined, of any Hazardous Substance.

"Rent" means the initial rent of $6,960,000 and such increased amount in subsequent Lease Years as referred to in Part 3 and also includes (in addition) the yearly rent from time to time reserved by each Supplemental Lease.

"Rent Deposit Account" means any bank account under the control of the Lessor and maintained by the Lessee pursuant to any rent deposit deed made between the Lessee and the Lessor and supplemental to this Lease.

"Replacement Property" means any operational equipment or parts or property of the Fixtures or Lessor's Personal Property which have been replaced by the Lessee under clause 9.11.

"Replaced Property" means any of the Fixtures or the Lessor's Personal Property which have:

(a) become worn out, obsolete or unusable for the purpose for which it is intended; or

(b)    been lost or stolen damaged or destroyed (subject to Part 14).

"Repurchase Price" means a purchase price in respect of a Leased Property equal to the multiple of 10 times the Rent payable immediately before the date of completion of the purchase of the Leased Property.

"Residents' Personal Property" means all of the chattels at the Leased Property on the Commencement Date owned by the residents of the Leased Property.

Sale Assets means the Leased Property.

"Security Agreement" means a fixed and floating charge granted on the date of this Lease between the Lessee and the Lessor.

"Seizure Matter" means if (whether by order of any government or authority or otherwise) the Leased Property or any material part thereof shall be dismantled, confiscated, compulsorily required, vested, burdened by an easement or restrictive covenant, seized or appropriated or otherwise permanently or for any material period closed or taken out of the possession or control of the Lessee or the Lessor but excluding taking of possession by any mortgagee.

"Supplemental Lease" means any lease or underlease between the Lessor and the Lessee (and whether or not a Guarantor shall be party thereto) expressed to be supplemental to this Lease.

"Taking" means a notice to treat, notice of entry or any compulsory purchase or vesting or any Seizure Matter of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, affecting the Leased Property whether or not the same shall have actually been commenced.

"Tangible Net Worth" means at any date in respect of any Person, the net worth of that Person as determined in conformity with the General Standards (but recording debt that is subordinated to all liabilities of the Person as equity or in the case of a company ordinary share capital including debt that is subordinated in accordance with clause 8.4 or clause 8.7 or any subsequent subordination agreement between the Lessor and the Lessee which is in substantially the same form as the subordination agreements referred to in clauses 8.4 and 8.7), less the consolidated Intangible Assets of that Person, as determined at such date. For purposes of this definition, "Intangible Assets" means the amount of

(a) all unamortised debt discount and expense, unamortised deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses, unamortised operating rights, unamortised licences, unamortised leasehold rights and other intangible assets; or depreciation and any write-up resulting from a change in methods of accounting or inventory; and

(b)    the amount of any investment in any Associated Company.

For the purpose of calculating Tangible Net Worth there may be taken into account to the extent consistent with the General Standards the amounts standing to the credit of any Rent Deposit Account.

"Tax" means any present or future tax, levy, impost, deduction, charge, duty, compulsory loan or withholding (together with any related interest, penalty and fine in connection with any of them) levied or imposed by any government agency, other than those imposed on overall net income;

"Tax Act" means the Income Tax Assessment Act 1936 and includes the Income Tax Assessment Act 1997, and in either case where amended, re-enacted or replaced that amended, re-enacted or replacement legislation.

"Term" means the term of 30 years from and including the Term Commencement Date.

"Term Commencement Date" means the date of this lease.

"Terminating Date" means the date which is 30 years after the Term Commencement Date.

"Third Party Claims" means any claims, actions, demands or proceedings (other than Regulatory Actions) howsoever based on (including without limitation) those based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health, welfare or property) due to Contamination, and whether or not seeking costs, damages, penalties or expenses, brought by any person or entity other than a governmental agency.

"Transaction Documents" means:

o the Relationship Agreement (so called) between Omega Worldwide, Inc, the Guarantor and various other parties; and

o      the Lease Guarantee (so called) between the Lessor and the Guarantor; and

o the contract for the sale of land for the Other Properties dated the same date as this Lease; and

o the Agreement for Lease of the Other Properties dated the same date as this Lease; and

o the Capital Contribution Agreement (so called) between the Lessee, the Lessor and the Guarantor,

all dated on or about the same date as this Lease.

"Trust" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by a deed of trust dated 11 August 1995 between Assisted Living (Holdings) Pty Limited (now named Principal Healthcare Finance Pty Limited) as trustee and Metlife Australia (Holdings) Pty Limited (now named Premier Care Australia (Holdings) Pty Limited) and FAI Deposit Co Pty Limited (now named First Mentor Group Pty Limited) as original unit holders.

"Turnover" means the aggregate of all sums of money or other consideration received or receivable for all services sold or performed and all goods (if any) sold, leased, hired or otherwise disposed of and from all businesses of any nature whatever conducted at, in, from, on or upon each Facility by the Lessee. In calculating such sums no deduction shall be made for bad or doubtful debts but shall not include any GST, purchase tax and any similar sales or excise tax imposed directly on the Lessee in respect of the supply of goods or services but only to the extent that such tax is actually paid or accounted for by the Lessee to the taxing authority.

"Turnover Period" means the period of 12 months expiring on the last day of the calendar month immediately preceding the date of expiration of each Lease Year except for the period from the date of this Lease to 30 June 2000 in which case the Turnover Period shall be the period commencing on the date of this Lease and expiring on 30 June 2000.

"Unavoidable Delays" means delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be a cause beyond the control of either party to this Lease.

"Unsuitable for Its Primary Intended Use" means a state or condition of a Facility such that by reason of damage or destruction, or a Seizure Matter, that Facility cannot (in the reasonable opinion of the Lessor) be operated for its Primary Intended Use, taking into account, among other relevant factors, the number of useable Beds, the amount of square footage and the estimated revenue affected by such damage or destruction.

                           SCHEDULE 2: LEASED PROPERTY
                                 LEASED PROPERTY

All the land and buildings comprised within the following Certificates of Title:

NSW, WA, Qld
1.                                   Annandale
                                     Auto-consol 9867-46

2.                                   Applecross
                                     Vol. 1964 Fol. 640

3.                                   Armadale (Hillview)
                                     Vol. 1951 Fol. 293

4.                                   Armon
                                     1/110079

5.                                   Bathurst
                                     11/806355

6.                                   Bossley Park
                                     8/713734

7.                                   Bunbury
                                     Vol. 1534 Folio 995

8.                                   Caloundra
                                     2/177466

9.                                   Canterbury
                                     1/549851

10.                                  Crest
                                     1/913044 and 1/913045

11.                                  Dubbo
                                     12/592842

12.                                  Fernleigh
                                     1/201757 and 4/201757

13.                                  Geraldton
                                     Vol. 1539 Folio 329, Vol 1890 Folio 506

14.                                  Kalgoorlie
                                     Vol 1597 Folio 789

15.                                  Maitland
                                     5/733509

16.                                  Mudgee
                                     1/261314

17.                                  Murray River
                                     Vol 1697 Folio 190

18.                                  Murwillumbah
                                     1/786 640

19.                                  Nambour
                                     2/183823

20.                                  Narranderra
                                     2/582847 and 308/257212

21.                                  Narrogin
                                     Vol 1634 Folio 809

22.                                  Norah Head
                                     721/26247 and 509/26247

23.                                  Quakers Hill
                                     10/860042

24.                                  Shoalhaven
                                     5/614886

25.                                  Stanmore
                                     31/7/1

 PROPORTION OF RENT AND INITIAL AGREED AMOUNT APPLICABLE TO EACH LEASED PROPERTY

                                  NSW, Qld & WA
                -------------------------------------------------
                LEASED PROPERTY      AGREED AMOUNT        RENT
                -------------------------------------------------
                Annandale             3,600,000          345,600
                -------------------------------------------------
                Applecross            1,650,000          158,400
                -------------------------------------------------
                Armadale              2,850,000          273,600
                -------------------------------------------------
                Armon                 2,050,000          196,800
                -------------------------------------------------
                Bathurst              3,700,000          355,200
                -------------------------------------------------
                Bossley Park          4,550,000          436,800
                -------------------------------------------------
                Bunbury               2,000,000          192,000
                -------------------------------------------------
                Caloundra             3,300,000          316,800
                -------------------------------------------------
                Canterbury            3,200,000          307,200
                -------------------------------------------------
                Crest                 2,000,000          192,000
                -------------------------------------------------
                Dubbo                 3,600,000          345,600
                -------------------------------------------------
                Fernleigh             2,850,000          273,600
                -------------------------------------------------
                Geraldton             1,150,000          110,400
                -------------------------------------------------
                Kalgoorlie            1,700,000          163,200
                -------------------------------------------------
                Maitland              3,600,000          345,600
                -------------------------------------------------
                Mudgee                2,000,000          192,000
                -------------------------------------------------
                Murray River          1,500,000          144,000
                -------------------------------------------------
                Murwillumbah          5,100,000          489,600
                -------------------------------------------------
                Nambour               3,100,000          297,600
                -------------------------------------------------
                Narranderra           3,400,000          326,400
                -------------------------------------------------
                Narrogin              1,100,000          105,600
                -------------------------------------------------
                Norah Head            3,750,000          360,000
                -------------------------------------------------
                Quakers Hill          4,750,000          456,000
                -------------------------------------------------
                Shoalhaven            3,300,000          316,800
                -------------------------------------------------
                Stanmore              2,700,000          259,200
                -------------------------------------------------

                          SCHEDULE 3: OTHER PROPERTIES

Vic
1.                                   Altona
                                     Vol 8741 Folio 761, 771
2.                                   Meadow Heights
                                     Vol 10342 Folio 086
3.                                   Mildura
                                     Vol 9892 Folio 717, 719, 720
4.                                   Warrnambool
                                     Vol 10346 Folio 571
5.                                   Whittlesea
                                     Vol 10390 Folio 104

                        SCHEDULE 4: ESTOPPEL CERTIFICATE

## ("Lessee") under the Lease ("Lease") dated ##, 199 ## and made with ## ("Lessor"), hereby certifies that:

1. It is the Lessee under this Lease; that attached hereto as Annexure "A" is a true and correct copy of this Lease; that said Lease is now in full force and effect and has not been amended, modified or assigned except as disclosed or included in Annexure "A"; and that said Lease constitutes the entire agreement between the Lessor and the Lessee.

2.            Except as disclosed or included in Annexure "A":-

       o      there exist no defences or set offs to enforcement of this Lease;

       o to the best of the Lessee's knowledge there are, as of the date hereof, no breaches or unremedied defaults on the part of the Lessee or the Lessor thereunder; and

       o the Lessee has not received written notice of any prior assignment, hypothecation, subletting or other transfer of the Lessor's interest in this Lease.

3.            The Rent for the current Lease Year under this Lease is $_______.
       All Rent which is due has been paid, and there are no unpaid Additional Charges owing by the Lessee under this Lease as of the date hereof. No Rent or other items (including without limitation security deposit and any impound account or funds) have been paid by the Lessee in advance under this Lease except for the security deposit held by the Lessor a charge on a rent deposit account in the amount of $ and the monthly instalment of Rent that became due on [ ].

4. The Lessee has no current claim against the Lessor for the return of any security deposit or prepaid Rent except as provided in paragraph 3 of this Certificate.

5. The Lessee has not, and to the best of the Lessee's knowledge the Lessor has not begun any action, or given or received any notice for the purpose of termination of this Lease.

6.            This Estoppel Certificate has been requested by the Lessor under
       Part 20 clause 20.1 of this Lease and for the benefit of __________ ("Relying Party"). The Relying Party is entitled to rely on the statements of the Lessee contained in this certificate.

7. All capitalised terms under herein and not defined herein shall have the meanings for such terms set forth in the Lease.

              Dated:                             the Lessee:
                     ---------------------

              By:

                          SCHEDULE 5: THE OPTION NOTICE

Definitions

"Property" means ##.

"Intending Vendor" means ##.

"Intending Purchaser" means ##.

"Option Agreement" means an Agreement contained in Section 18 of a Lease dated ## 1998 between ## and ## relating to the Leased Property.

The Option contained in the Option Agreement is hereby exercised and the Leased Property shall be purchased by the Intending Purchaser on the terms set out in the Option Agreement.



Signed by the Intending Purchaser
                                  ------------------------------

                         SCHEDULE 6: CONDITIONS OF SALE

1.     DEFINITIONS & INTERPRETATION

1.1    Definitions

       Unless the context otherwise requires, the following expressions shall have the following meanings:-

       "Actual Completion" means actual completion of the sale and purchase under the Option and "Date of Actual Completion" shall be construed accordingly;

       "Arrears" means Rent, and other moneys recoverable by the Lessor from the Lessee under the Lease but unpaid at Actual Completion and whether or not demanded;

       "Business Day" has the meaning given to it in the Standard Conditions.

       "Completion Date" means the due date for completion ascertained in accordance with clause 14.2, 14.3 or 16.4 as appropriate and will be the date upon which the Option is effective;

       "Head Lease" means any lease or underlease under which the Lessor holds any part of the Leased Property and includes all licences, deeds and other documents supplemental thereto so far as subsisting on Actual Completion;

       "Lessor's Consent" means the requisite consent in writing or (if so required by the Lessor) by deed of the Lessor to the assurance of the Head Lease to the Lessee or a permitted assignee or a final declaration of the Court to the effect that such consent has been unreasonably withheld;

       "Lessor" means the Person or company in whom the reversion expectant upon the term granted by the Head Lease is vested at the relevant time and includes any superior Lessor;

       "Lease" means the Lease and any Supplemental Lease and any other deed expressed to be supplemental thereto and includes any Schedules thereto;

       "Standard Conditions" means the edition of the Law Society of New South Wales and Real Estate Institute of New South Wales Contract for the Sale Of Land which is current at the date of exercise of the Option;

       "Option" means any option or election made by the Lessee under or in accordance with Part 18 of the Lease;

       "Price" means the Repurchase Price;

       "Property" means all that the Lessor's reversionary interest in the Leased Property (excluding any Affected Property which has ceased to be Leased Property under clause 14.7 before notice to exercise the Option was given under clause 18.3).

1.2    Interpretation

       (a) Words and expressions defined in or to be interpreted in accordance with any provisions of the Lease shall (save where a different definition or interpretation is given in this Schedule in which case such different definition or interpretation will prevail) bear the same meaning or (as the case may require) be interpreted in the same way in this Schedule.

       (b) Unless the context otherwise requires, words or expressions importing the singular number shall be deemed to include the plural and vice versa, words importing the neuter gender shall be deemed to include the masculine and feminine genders and words importing the masculine gender only shall be deemed to include the feminine and vice versa.

       (c) Unless otherwise stated, a reference to a paragraph is a reference to a paragraph in this Schedule and a reference to a subparagraph is a reference to a subparagraph in the paragraph in or to which reference is made, and a reference to a Part or clause is a reference to a Part or clause in the Lease.

       (d) References to any Act of Parliament include references to any statutory modification or re-enactment thereof for the time being in force and any order, instrument, regulation or by-law made or issued thereunder.

       (e) The headings herein contained shall not be taken into account in the construction or interpretation of this Agreement.

2.     MATTERS AFFECTING THE PROPERTY: TITLE

       (a) The Property is sold subject to and with the benefit of the Lease so far as subsisting on Actual Completion.

       (b)    The Property is also sold subject to:-

              (i) all matters in the nature of easements, rights, exceptions, reservations, restrictions, covenants, conditions and agreements;

              (ii) the entries on the Certificate of Title for the Property by the Registrar General other than any Encumbrances securing indebtedness of the Lessor or any Associated Company of the Lessor.

              (iii) any Encumbrances (not securing indebtedness of the Lessor or any Associated Company of the Lessor) consented to by the Lessee (such consent being in writing and signed as a deed) before or during the Term;

              (iv)   any permitted Encumbrances; and

              (v) any other Encumbrances created before or during the Term in the operation of the law that do not relate to indebtedness of the Lessor or any Associated Company of the Lessor

              (vi) (If any part of the Property is leasehold) the rents reserved by and the covenants and conditions on the part of the Lessee to be observed and performed contained in the lease thereof or in any deed or document supplemental thereto (in each case) so far as the same are subsisting and capable of taking effect at Actual Completion.

       (c) The Lessee will be deemed to purchase with full knowledge of all matters subject to which the Property is sold thereof and (subject to the provisions of clause 2(g)) will not raise any enquiry, requisition or objection in relation thereto.

       (d) The Lessee and any permitted assignee to whom the Property is assured will in the assurance of the Property:-

              (i) jointly and severally covenant by way of indemnity only with the Lessor that the covenantee and its successors in title will thenceforth perform and observe:-

                     (A) the obligations of the Lessor under and the conditions contained in the Lease; and

                     (B) the other obligations of the owner of the Property or otherwise binding on the Lessor arising under the documents and matters subject to which the Property is sold (so far as the same affect the Property (or any part or parts thereof) and are still subsisting and capable of being enforced); and

              (ii) covenant with the Lessor fully and effectually to indemnify the Lessor in respect of all such obligations and conditions referred to in this clause 2(d) and against all actions, claims, costs, demands, expenses, liabilities and losses arising in consequence of any breach thereof.

       (e) The Lessee shall be deemed to have full notice of both the present user and permitted uses of the Property and shall not be entitled to request any information or to raise any objection or requisition with regard thereto.

       (f) The description of the Property is believed and shall be deemed to be correct and no objection or requisition shall be made on account of any error or omission in description.

       (g) Title to the Property having been deduced to the Lessee before the date hereof, the Lessee shall accept the same and shall raise no enquiry, requisition or objection thereto save in respect of matters arising after the assurance of the Property to the Lessor.

3.     STANDARD CONDITIONS OF SALE

3.1 The sale of the Property is subject to the Standard Conditions (as hereby varied) so far as the same are not inconsistent with the terms hereof and subject to the following:

       (a) the prescribed rate of interest is 4% per annum above Westpac Indicator Lending Rate from time to time;

       (b) "price" shall include the Price and any sum to be paid for chattels, fittings or other separate items;

       (c)    the Property is sold subject to such of the following matters:

              (i) all rates, water, sewerage and drainage service and usage charges, land tax and all other periodic outgoings;

              (ii) all notices served and orders, demands, proposals or requirements made by any local or other public authority (whether before, on, or after the date of this Agreement);

              (iii) all actual or proposed charges, notices, orders, restrictions, agreements, conditions or other matters arising under any planning legislation.

3.2 The Lessor shall be deemed to be ready and willing to fulfil its own outstanding obligations under this Agreement:-

       (a)    If it could do so but for the default of the Lessee; and

       (b)    Even though a mortgage or charge remains secured on the Property.

3.3 Any amount payable by the Lessee under the Option shall be paid free of all deductions, withholdings or set-offs whatsoever.

       3.4 For the avoidance of doubt any sum (including any purchase money) or other consideration payable under or by virtue of the Option shall to the extent that GST is chargeable thereon be (and be deemed to be) exclusive of GST which tax shall be payable by the party obliged to pay such sum or other consideration and which shall be payable on the due date for payment of such sum or consideration (as the case may be).

       3.5 If any part of the Property is leasehold the obligations of the Lessor and the Lessee for the assurance of that part under the Option are conditional on the obtaining of the Lessor's Consent.

       3.6 The Lessor shall as soon as practicable after exercise of the Option apply for and use its reasonable endeavours to obtain the Lessor's Consent duly signed or executed (as the case may require) but such obligation shall not extend to the execution of any works of repair or redecoration and shall not unless reasonably required by the Lessee and without cost to the Lessor (the Lessee paying the Lessors proper and reasonable costs) include taking court proceedings.

       3.7    The Lessee shall promptly:-

              (a) supply all such references and information as the Lessor may reasonably require, including in relation to any proposed surety, in order to consider the Lessor's application for the Lessor's Consent;

              (b) comply with the Lessor's and their respective Solicitors' reasonable requirements in relation to the granting of the Lessor's Consent; and

              (c) execute and procure any permitted assignee to execute a counterpart of the Lessor's Consent incorporating if so required by the Lessor:-

                     (i) a covenant by the Lessee and any permitted assignee to pay the rents reserved by the Lease and to observe and perform the Lessee's covenants and the conditions contained in the Lease; and

                     (ii) such other covenants by the Lessee and any permitted assignee as the Lessor may reasonably require and which may include covenants by the Purchaser and permitted assignee as to the execution of works of repair and redecoration where in the opinion of the Lessor required to remedy any breach of any of the Lessee's covenants or the conditions contained in the Lease; and

                     (iii) if so required by the Lessor procure that a surety or sureties acceptable to the Lessor sign or execute such counterpart to enter into such covenants as may be reasonably required by the Lessor within 5 business days after the engrossment thereof has been submitted to the Lessee's Solicitors.

3.8 As soon as reasonably practicable after the obtaining of the Lessor's Consent the Lessor shall procure that the Lessee is given notice to the effect that the conditions set out in clause 3 have been satisfied.

4.     NON-ASSIGNMENT

4.1 The Lessee shall not assign except contemporaneously with a lawful assignment of the Lease and to the same assignee ("permitted assignee") in whole or part the benefit of the Option which is personal to the Lessee.

4.2 The Lessor shall not be required to execute an assurance of the whole or any part of the Property to any Person other than the Lessee named herein or a permitted assignee nor to grant any overriding lease of the whole or any part of the Property and the Property shall be assured to the Lessee or a permitted assignee as a whole by one assurance only.

5.     COMPLETION

5.1 Completion of the sale and purchase hereby agreed shall take place on the Completion Date at the Lessor's solicitors' office or at such other place as the Lessor may reasonably require, when the whole of the Price together with the other purchase money shall be due and payable.

5.2 For the purpose of ascertaining the day of Actual Completion under this Agreement only every day shall be deemed to end at 2.00 p.m. so that if, due to the default of the Lessee, Actual Completion is effected after
       2.00 p.m. on any day it shall be deemed to have been effected on the next following business day and (inter alia) interest shall accrue accordingly.

5.3 The Lessor shall not be obliged to complete the sale of the reversion to the Lease in part only nor complete the sale otherwise than contemporaneously with completion of the sales under the corresponding provisions of each Supplemental Lease.

6.     CANCELLATION OF REGISTRATIONS

6.1 Upon any rescission or determination of any agreement arising on exercise of the Option, howsoever arising, the Lessee shall forthwith, and in any event within 5 business days (in respect of which time shall be of the essence) of such rescission or determination, apply for and procure the cancellation of all caveats and other entries and registrations effected (or for which an application shall have been made) to protect such agreement and the interests of the Lessee as purchaser of the Property. The Lessee shall provide certified true copies of all such applications for cancellation to the Lessor.

6.2 The Lessee hereby irrevocably appoints the Lessor as its attorney to act in its name and on its behalf for the purpose of effecting or procuring such cancellations at the cost of the Lessee in the event that the Lessee shall fail to fulfil its obligations under clause 6.1.

6.3 This paragraph shall remain in effect notwithstanding any rescission or determination of any agreement as aforesaid or of the Lease.

7.     MERGER

       The provisions of this Schedule shall remain in full force and effect in so far as they remain to be observed and performed notwithstanding Actual Completion.

8.     ENTIRE AGREEMENT: LIMITATIONS AS TO WARRANTIES

8.1 The Lessor and the Lessee respectively acknowledge that this Schedule and the Lease constitute and form the entire contract between them relating to its subject matter and that if it shall exercise the Option the Lessee will not exercise the same in reliance on any representation, warranty or statement (whether oral, written or implied) made by or on behalf of the Lessor. This clause shall remain in effect notwithstanding Actual Completion.

8.2 No modification, variation or waiver of any of the provisions of this Schedule shall, except as otherwise expressly provided, be effective unless the same is in writing and signed by the party against which enforcement of such modification, variation or waiver is sought.

8.3 Any failure of either party hereto at any time to require performance by the other of any provision of this Agreement shall not affect the right of such party to require performance of that provision.

9.     NOTICES

       ALL notices given by either party to the other under the Option shall be served or mailed in accordance with Section 31.

                 SCHEDULE 7: OPTION TO PURCHASE RELEVANT ASSETS

1.     DEFINITIONS

       In this Schedule, unless the context otherwise requires, the following expressions shall have the following meanings:-

       "Accrued Leave Entitlements" means the accrued rights of each Employee whose employment is transferred to the Lessee under clause 4.7 to sick leave, long service leave and holiday pay as at Option Completion.

       "Business" means the nursing and/or residential care home businesses carried on by the Lessee at each of the Leased Properties;

       "Business Day" means a day (other than a Saturday or a Sunday) on which banks generally are open for business in Sydney;

       "Consumable" means food, fuel, linen, cleaning supplies and materials, medical and nursing supplies, medical record supplies, office supplies and other consumable stores;

       "Employees" means the employees engaged by Lessee on Option Completion in connection with the Business;

       "Encumbrance" includes any interest or equity of any Person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecations, security interest (including any created by law), title retention or any other security agreement or arrangement or a rental, hire purchase, credit sale or other agreement for payment on deferred terms;

       "Future Hire Contracts" means those contracts and other contractual arrangements which shall or may be entered into by the Lessee or its predecessors in title on or after the date of completion under which tangible assets shall be supplied to the Lessee for use in or in connection with the Business by way of replacement for any Hired Assets or any other Future Hired Assets on hire or other rental, lease, licence, hire purchase or on other terms such that title does not pass to the Lessee (provided that the foregoing shall not include or relate to any tangible assets which would be owned by the Lessee were it not only for any retention of title or like clause in any original purchase contract);

       "Future Hired Assets" means tangible assets the subject of Future Hire Contracts;

       "Hire Contracts" means those contracts and other contractual arrangements entered into by or on behalf of the Lessee or its predecessors in title before the date of the completion under which tangible assets used in or in connection with the Business at that date other than the Sale Assets have been supplied to or are now held by the Lessee on hire or other rental, lease, licence, hire purchase or on other terms such that title thereto does not pass or has not at completion passed to the Lessee (provided that the foregoing shall not include or relate to any tangible assets which would have been owned by the Lessee were it not only for any retention of title or like clause in any original purchase contract);

       "Hired Assets" means tangible assets the subject of Hire Contracts;

       "Lease" means this Lease;

       "the Lessee's Personal Property" has the meaning ascribed to it in the Lease;

       "Lessor", except in clause 2.1, includes its nominee where the context permits.

       "the Lessor's Personal Property" has the meaning ascribed to it in the Lease;

       "the Lessor's Solicitors" means the solicitors to the Lessor being at present Phillips Fox of 255 Elizabeth Street, Sydney;

       "Option" means the Option granted under paragraph 2.1 of this Schedule;

       "Option Completion" means completion of the sale and purchase of the Relevant Assets under the Option;

       "Option Price" means the option price specified in paragraph 3.1;

       "Properties" means the properties described in the Lease;

       "Relevant Assets" has the meaning ascribed to it in paragraph 2.2 of this Schedule;

       "Sale Assets" means the Properties and the Lessee's Personal Property;

       "Third Party" has the meaning ascribed to it in paragraph 4.10(1);

2.     GRANT OF OPTION

2.1    Grant of Option

       In consideration of the payment by the Lessor to the Lessee of the sum of $1 (receipt of which is hereby acknowledged) the Lessee irrevocably and unconditionally grants to the Lessor or its nominee the right, exercisable as provided in paragraph 2.3, to purchase such of the Relevant Assets specified by the Lessor, for the Option Price specified in paragraph 3.

2.2    Subjects of Option

       (a)    In this Schedule, the "Relevant Assets" comprise

              (i) all the assets (including goodwill and book debts) which shall as at the date on which notice is given to exercise the Option be owned and solely used by the Lessee in connection with the Business at the Properties or any of them that were subject to the Lease immediately before its termination, excluding only (i) any rights of the Lessee against third parties not arising out of or in connection with the Relevant Assets so far as acquired by the Lessor under the Option; (ii) any intellectual property documents, manuals, reports and other information developed by the Lessee in connection with its operations in Australia including (without limitation) patient satisfaction surveys, employee handbooks, corporate financial statements and quality assurance policies and procedures; (iii) all accounting, financial and taxation records which relate to the Business (in whatever form) which are required by statute or other legal requirements to be retained; (iv) all cash in hand or at the bank; and (v) for the avoidance of doubt, the Lessee's Personal Property (but excluding the Residents' Personal Property);

              (ii)   all the Hired Assets and Future Hired Assets; and

              (iii)  Consumables

2.3    Exercise of Option

       The Lessor may exercise the Option in relation to all the Relevant Assets or all the Relevant Assets except the benefit of any contract(s) specified by the Lessor by notice in writing given to the Lessee either before or within the period which is the later of (i) 30 days after the termination (for whatever reason and howsoever effected) of the Lease and
       (ii) 30 days after the last to occur of the delivery of the list, statement of values and information and the provision of the answers to the Lessors enquiries, all as referred to in paragraph 2.4, but the Option shall expire (and any exercise of the Option shall be void) if the Lessee shall complete the purchase of the Properties encompassed within the Lease immediately before its termination. If the Lessee shall complete the purchase of less than all the Properties, the Option shall expire (and to such extent only any exercise of the Option shall be void) with respect to those of the Relevant Assets owned and used in the Business to the extent that it is operated at those Properties which immediately before the expiration of the Lease were subject to it (and to such extent only any exercise of the Option shall be void). The Lessee undertakes to the Lessor that it will not, after the exercise of the Option and pending Option Completion, remove any of the Relevant Assets from the Properties.

2.4    Particulars of Relevant Assets

       At least 30 days before the termination of the Lease or (if termination shall be due to forfeiture) forthwith after termination, the Lessee shall deliver to the Lessor a true and complete list of all Relevant Assets including a statement of the full face value of all its book debts and the depreciated book value of all other Relevant Assets (other than goodwill, the Hired Assets and the Future Hired Assets), together with such other information concerning the Relevant Assets and the Business as the Lessor shall require. The Lessee shall promptly respond to any enquiries which the Lessor shall raise in relation to such list, statement of values or information. The Lessor shall be entitled to treat any asset not so listed which would otherwise be included in the Relevant Assets as not one of the Relevant Assets.

3.     OPTION PRICE

3.1    Amount

       The Option Price shall be the sum of $1 for goodwill, nil for the Hired Assets and the Future Hired Assets, the face value of the book debts, the cost price of the Consumables and the depreciated book value of the other Relevant Assets, and in every case shall be inclusive of GST, if any.

3.2    Disputes

       Any disputes, differences or questions arising from the provisions of this paragraph shall at the request of either the Lessor or the Lessee be referred to an independent chartered accountant agreed upon by both of them or (in default of agreement) nominated (at the request of either of them) by the President for the time being of the Institute of Chartered Accountants in Australia, which independent chartered accountant shall act as an expert and not as an arbitrator and his fees and expenses in so acting shall be borne between the Lessee and the Lessor as he directs. Each of the parties hereto agrees to be bound by the decision of such independent chartered accountant which shall be final and binding accordingly (save in respect of manifest error).

4.     OPTION COMPLETION

4.1    Date and place of Option Completion

       Subject to exercise of the Option the Lessee and the Lessor shall be bound to complete the sale and purchase of the Relevant Assets on the later of (a) service of the notice of exercise and (b) the termination (for whatever reason and howsoever effected) of this Lease (other than and to the extent of termination upon completion of a purchase of the Leased Property by the Lessee under the Default Option or the Option (or in either case on the next succeeding Business Day if Option Completion would otherwise fall on a non-Business Day). Option Completion shall take place at the offices of the Lessor's Solicitors or at such other place as the parties shall agree.

4.2    Option Completion obligations

4.2.1  Upon Option Completion:-

       (a)    the Lessee shall deliver or cause to be delivered to the Lessor:-

              (i) all those Relevant Assets capable of passing by delivery, including any assets leased by the Lessee, together with all documents of title relating thereto;

              (ii) an assignment of goodwill in such form as the Lessor shall reasonably require; and

              (iii) assignments of the Lessee's books debts (if purchased), contracts (including contracts, to the extent lawfully assignable, with or for the care of patients) to the extent that the Lessor is purchasing them, and intellectual property rights, in such respective forms as the Lessor shall reasonably require;

              (iv)   the Lessor may agree that the assignments referred to at
                     (b) and (c) above shall be delivered within a period, specified by the Lessor, after Option Completion.

4.2.2 The Lessor shall pay the Option Price to the Lessee in cash: provided that the Lessor shall not be obliged to pay at Option Completion that part of the Option Price which relates to book debts which have at the date of Option Completion been outstanding for 60 days or more (the Option Price for such book debts being paid only if, when and to the extent that the same are paid).

4.2.3 If any book debt is not paid in full within 3 months of Option Completion then in respect of each outstanding book debt the Lessee must take an assignment of the book debt at its own cost against payment by the Lessee to the Lessor of an amount equal to the amount of the book debt.

4.3    Covenants by the Lessee

       The Lessee covenants with the Lessor that:-

       (i) it has full power and authority to grant the Option in respect of the Relevant Assets upon the terms and conditions of this Schedule; and

       (ii) at Option Completion the Relevant Assets (including the Hired Assets and the Future Hired Assets) will be sold to the Lessor as beneficial owner and free of any Encumbrances (and the Lessee shall accordingly procure unencumbered title to the Hired Assets and the Future Hired Assets to enable it to fulfil this covenant with respect to the Hired Assets and the Future Hired Assets).

4.4    Pending third party consents

       The Lessee shall use all reasonable endeavours without payment of a premium to obtain all such consents as may be necessary for the transfer to the Lessor with effect from Option Completion of all the Relevant Assets and the Lessee declares itself with effect from Option Completion trustee for the Lessor in respect of all such property and assets until the same shall with any necessary consents from third parties have been finally assigned to the Lessor and the Lessee undertakes that until completion of such assignments it will with effect from Option Completion act under the direction of the Lessor and as its agent in all matters relating to such property and assets and shall (with effect as aforesaid) be and be entitled to be full and effectively indemnified by the Lessor in so acting accordingly.

4.5    Treatment of Contracts

       In respect of any contracts comprised in the Relevant Assets and not excluded therefrom by the Lessor ("such contracts"):-

       (a) the Lessee shall on or with effect from Option Completion assign or hold to the order of the Lessor or procure the assignment to the order of the Lessor of all such contracts which are capable of assignment without the consent of other parties;

       (b) in the case of those of such contracts not so capable of assignment the Lessee shall, as soon as practicable following Option Completion, use all reasonable endeavours to obtain all necessary consents without payment of a premium for the assignment of the same or to arrange the novation thereof; and

       (c) unless and until such consents are obtained or novation is effected the Lessee shall, at the option of the Lessor, following Option Completion either:-

              (i) unless contractually prevented from so doing, subcontract the same to the Lessor on the same terms (mutatis mutandis) and for the same remuneration as apply to such contracts in question; or

              (ii) act in connection therewith in all respects as the Lessor may from time to time reasonably direct, and so that (without prejudice to the generality of the foregoing) the Lessor shall perform the obligations and liabilities arising under such contracts in question so far as any such obligation or liability arises after Option Completion (provided that no such obligation or liability is attributable to a breach of duty or contract of the Lessee before Option Completion) and the full benefit of all contractual rights, benefits and claims under this Lease whether arising before or after Option Completion shall vest in and be held on trust by the Lessee for the Lessor absolutely. Provided that the Lessee shall in all matters be and be entitled to be fully and effectively indemnified as the Lessor in so acting in accordance with the Lessor's directions.

4.6    Covenant by the Lessor

       The Lessor covenants with the Lessee that upon Option Completion the Lessor will, to the extent the other parties thereto agree, perform and observe all contracts comprised in the Relevant Assets and not excluded therefrom by the Lessor and the Lessor will indemnify the Lessee against loss suffered by the Lessee arising from any breach or non-performance by the Lessor occurring on or after the date of Option Completion or any claim in respect of such matters.

4.7    Employees

       (a) The Lessor may offer in writing to employ all of the Employees with effect from Option Completion, on the terms and conditions that the Lessor considers appropriate.

       (b) The Lessee must release the Employees who accept the offer of employment with the Lessor ("Transferring Employees") from their employment with the Lessee with effect from Option Completion.

       (c) The Lessee must pay all amounts then due to each of the Transferring Employees in respect of remuneration up to Option Completion other than Accrued Leave Entitlements.

       (d) From Option Completion the Lessor must assume the Lessee's obligations to pay the Transferring Employees their Accrued Leave Entitlements.

       (e) On Option Completion the Lessee must pay to the Lessor or allow the Lessor to set off against the Option Price an amount equal to the monetary value of the Accrued Leave Entitlements as at Option Completion.

       (f) The Lessee covenants with the Lessor that the Lessee will indemnify the Lessor and hold the Lessor harmless against all costs claims expenses and liabilities whatsoever arising in connection with any claim made by or on behalf of any Employee (including, without limitation, any claim for a redundancy payment, damages for breach of contract or compensation for unfair dismissal) insofar as and to the extent that the cause of action giving rise to such claim arises (wholly or in part) during that person's (or his/her relative's) period of employment by the Lessee or any subsidiary of the Lessee or any other Person for the time being carrying on the Business before such transfer (provided that the indemnity contained in this paragraph 4.7 shall not extend to claims to the extent of claims arising during or in respect of any period of employment by the Lessor); and against all legal costs and expenses reasonably incurred by the Lessor in settling contesting or dealing with any such claim.

4.8

       (a) The Lessee covenants with the Lessor that it shall not make contributions to any retirement benefits scheme which could have any unfunded liabilities.

       (b) In the event that any Transferring Employee brings a claim against the Lessee or the Lessor arising out of or in connection with the transfer his or her employment to the Lessor, the Lessor and the Lessee shall at their own respective expense give to the other as soon as practicable after any request therefor all co-operation, assistance and information which may be reasonably relevant to the claim.

       (c) The Lessee hereby agrees to assign to or otherwise hold for the Lessor with effect from Option Completion the benefit of any confidentiality or other undertakings or restrictions given to the Lessee by any present or former employees of the Lessee in the Business where such undertakings or restrictions or the benefit thereof are not novated to or otherwise vested in the Lessor by virtue of the Regulations and accordingly the Lessee hereby agrees pending formal assignment or novation of the same and at the request of the Lessor to take such steps, actions and proceedings as the Lessor shall reasonably require to enforce such undertakings and restrictions (or any of them) for the benefit and at the cost of the Lessor.

4.9    Indemnity

       The Lessee acknowledges and agrees with effect on and from Option Completion that the Lessor shall not assume or have any liability or obligation in respect of the Business and agrees to indemnify the Lessor and holds it harmless against any such obligation or liability.

4.10   Assignment

       The Lessor may assign its rights under the Option to any Person to whom it shall lawfully transfer the reversion of the Lease.

4.11   Sale of the Lessee's interest in the Business

       (a) In this paragraph 4.11 "Third Party" means any Person or persons who whether by purchase or some other event shall before the expiry of the later period referred to in paragraph 2.3 (the "Expiry Date") become entitled to the interest of the Lessee in the Business or any such part of the Business as is referred to in paragraph 4.11(b).

       (b) The Lessee covenants with the Lessor that it shall not, until after the Expiry Date, sell or otherwise dispose of all or any part of the Business, except that this covenant shall not prevent the Lessee -

              (i) from selling or realising current assets in the ordinary course of the Business; or

              (ii) from selling with the prior written consents of the Lessor the whole of its interest in the undertaking, assets and goodwill of the Business or the whole of its interest in that part of any Business as shall be carried on at any individual Property or Properties, but subject in the cases referred to in this paragraph (b) to the Lessee complying with paragraph 4.11(c).

       (c) If the Lessee shall sell its interest in the Business or any part of the Business as permitted by paragraph 4.11(b), or the same shall as a consequence of some other event become vested in a Third Party, the Lessee shall procure that the option shall continue to be enforceable by the Lessor against the Third Party and shall take all necessary steps as shall be required by the Lessor to ensure that upon the subsequent exercise of the Option the Business (or such part, as the case may be) shall be sold to the Lessor by the Third Party and so that the covenant in paragraph 4.11(b) and the other provisions of this paragraph 4.11 shall apply and that the Option shall be binding on and capable of enforcement against all owners of the Business (or any such part thereof, as the case may be) down to and including the Expiry Date and it is agreed that the Lessee -

              (i) shall give not less than 30 Business Days' notice to the Lessor of the Lessee's intention to sell its interest in the Business (or any such part thereof, as the case may be) to the Third Party; and

              (ii) shall procure that the Third Party shall immediately upon completing any such sale and before the grant of any other interest in the Business (or any such part thereof, as the case may be) execute and deliver to the Lessor a deed of covenant in the form set out in Schedule 9 to this Schedule with such modifications as the Lessor shall in its absolute discretion require.

4.12   The Lessor's remedies

       Without prejudice to any other rights or remedies which the Lessor may have, the Lessee acknowledges and agrees that damages would not be an adequate remedy for any breach of the Lessee's obligations in connection with the Option and the Lessor shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of such obligations. Nothing herein contained shall be construed as prohibiting the Lessor from pursuing any other remedies available to it, either at law or in equity, for such breach of threatened breach, including specific performance and recovery of monetary damages.

4.13   Perpetuity Period

       The perpetuity period applicable to the Option shall be eighty (80) years from the date of this Lease.

                                   SCHEDULE 9

THIS DEED OF COVENANT is made the             day of


BETWEEN

(1)    [the Third Party] of [         ] (the "Vendor") and

(2) Principal Healthcare Finance Pty Limited care of Phillips Fox 255 Elizabeth Street, Sydney, New South Wales, Australia (the Lessor")

WHEREAS

A      This Deed is entered into under the obligations contained in the Lease
       (the "Lease") dated         1998 and made amongst the Lessor (1) and
       o o (2) by which inter alia the Lessor is entitled to purchase the Business (as there defined) upon and subject to the conditions there contained.

B The Vendor has become the owner of the Business [relevant part of the Business].

THIS DEED WITNESSES as follows -

The Vendor [jointly and severally] covenants with the Lessor in respect of the Business that the Vendor will at all times after the date of this deed observe and perform all of the covenants, conditions and obligations on the part of the Lessee (as defined in the Lease) contained in the Lease in connection with the Option and will do and perform all acts and things as shall be necessary or appropriate to enable the Purchaser to exercise its right to purchase the Relevant Assets (as defined in the Lease) in accordance with the terms and conditions of the Lease.

This deed shall be governed by, and construed in accordance with the laws of New South Wales.

IN WITNESS etc.

EXECUTED AS A DEED
Signed, sealed and delivered by the attorney of Principal Healthcare Finance Pty Limited under power of attorney registered Book ____________
No ____________ in the presence of:


                                            ------------------------------------
                                            Signature of attorney


------------------------------------        ------------------------------------
Signature of witness                        Office held


------------------------------------        ------------------------------------
Name of witness (print)                     Name of attorney (print)

Executed by Moran Health Care (Australia) Pty
Limited (as Lessee) without a common sealing
acting by:

------------------------------------        ------------------------------------
Signature of authorised person              Signature of authorised person


------------------------------------        ------------------------------------
Office held                                 Office held


------------------------------------        ------------------------------------
Name of authorised person (print)           Name of authorised person (print)

Executed by Moran Health Care Group Pty
Limited (as Guarantor) without a common seal
acting by:


------------------------------------        ------------------------------------
Signature of authorised person              Signature of authorised person


------------------------------------        ------------------------------------
Office held                                 Office held



------------------------------------        ------------------------------------
Name of authorised person (print)           Name of authorised person (print)

                         CAPITAL CONTRIBUTION AGREEMENT
                                 (Moran Phase 2)


THIS AGREEMENT is made on                                                  1998


PARTIES

MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED ACN 082 466 457 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (Moran)

MORAN HEALTH CARE GROUP PTY LIMITED ACN 008 585 242 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (Covenantor)

PRINCIPAL HEALTHCARE FINANCE PTY LIMITED ACN 069 875 476 of Level 12, 255 Elizabeth Street, Sydney, New South Wales, Australia


BACKGROUND

A Moran has agreed to lease the assets described as "Leased Property" in the Lease from PHF.

B    The Covenantor has requested PHF to enter into this agreement.

C    Moran has accepted certain capital expenditure obligations under the Lease.

D PHF has also agreed to make certain capital contributions in respect of the properties subject to the Lease on the terms and conditions contained in this agreement at the request of the Covenantor.


AGREEMENT

1.            DEFINITIONS

              In this agreement:

              ASSET means "CGT assets" for the purposes of Division 108 of the Income Tax Assessment Act 1998 that are owned by PHF.

              ASSOCIATE has the same meaning as is attributed to that word pursuant to section 318 of the Income Tax Assessment Act 1936.

              CAPEX CONTRIBUTION DATE means 30 September in each Lease Year or 7 days after any controversy relating to the relevant Capex Contribution Conditions has been determined pursuant to clause 2.13, whichever is the later.

              Contribution Limit means at any time the lesser of:

                          (a)$33,927,500; and

                          (b)95% of the aggregate valuation for the Leased Properties referred to in Schedule 2 of the Lease less the Agreed Amount as increased from time to time.

              INCREASED RENT means the amount derived pursuant to clause 2.9.

              INITIAL VICTORIAN CAPEX CONTRIBUTION means $7,500,000.

              LEASE means the lease of the Queensland Properties, NSW Properties and WA Properties granted by PHF to Moran and, where the context permits, includes the Victorian Lease.

              MINIMUM CONTRIBUTION AND MINIMUM CAPEX means, in respect of a Lease Year, the amount specified opposite the name of each Facility in Schedule 5 in the column for the relevant Lease Year or such other amount as is agreed from time to time by PHF and Moran.

              MORAN ACCOUNT means an account styled "Principal Healthcare Finance Pty Limited - Moran Healthcare (Australia) Capex Account" established and conducted by PHF.

              NSW PROPERTIES means the properties identified as such in Schedule 1.

              PHF means Principal Healthcare Finance Pty Limited or any other trustee for the time being of the Trust.

              PHF ACCOUNT means an account styled "Principal Healthcare Finance Pty Limited - Moran Healthcare (Australia) Capex Security Account" established and conducted by PHF.

              PROPERTIES means any one or more of the Queensland Properties, NSW Properties, Victorian Properties or WA Properties.

              QUEENSLAND PROPERTIES means the properties identified as such in
              Schedule 2.

              TRUST means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by a deed of trust dated 11 August 1995 between Assisted Living (Holdings) Pty Limited (now named Principal Healthcare Finance Pty Limited) as trustee and Metlife Australia (Holdings) Pty Limited (now named Premier Care Australia (Holdings) Pty Limited) and FAI Deposit Co Pty Limited (now named First Mentor Group

              Pty Limited) as original unit holders.

              VICTORIAN LEASE means, when granted, the lease from PHF to Moran of the Victorian Properties, the terms of which have been agreed between PHF and Moran.

              VICTORIAN PURCHASE AGREEMENT means the agreement dated the same date as this agreement pursuant to which PHF acquires the Victorian Properties.

              VICTORIAN PROPERTIES means the properties identified as such in
              Schedule 3.

              WA PROPERTIES means the properties identified as such in Schedule
              4.

2.            TRUSTEE'S ADDITIONAL CAPITAL CONTRIBUTION

              2.1    TERMS DEFINED IN THE LEASE

                     2.1.1 Words which have a defined meaning in the Lease have the same meaning when used in this clause 2 unless:

                               (a) the same word is also defined in this
                                   agreement, in which case the definition in this agreement prevails; or

                               (b) there is a conflict between the Lease and the
                                   Victorian Lease, in which case the definition in the Lease will prevail.

                     2.1.2 The references to the terms "Cash Flow", "Gross Cash Flow" and "Rent" which have a defined meaning in both the Lease and the Victorian Lease are to be construed in this agreement as meaning the aggregate of the relevant amounts as determined in accordance with each of the Lease and the Victorian Lease.

              2.2    MORAN MAY SERVE REQUEST NOTICE

                     2.2.1 Subject to clause 2.2.3 in respect of the Lease Years commencing on 1 July 1999, 2000, 2001, 2002 and 2003 Moran may serve written notice (REQUEST NOTICE) on PHF as specified in clause 2.2.2 (the date on which the Request Notice is served being the REQUEST DATE) requesting PHF to pay a sum of money into the PHF Account (Capex Contribution).

                     2.2.2     A Request Notice must not be given:

                               (a) more than once in any Lease Year; and

                               (b) earlier than the date that the requirements
                                   of section

                               24.1(c) of the Lease are satisfied or later than 4 weeks after the requirements of section 24.1(c) of the Lease are satisfied.

                     2.2.3 PHF may disregard any Request Notice given before the purchase price paid or payable by PHF to the Covenantor directly or indirectly in connection with the acquisition of the Victorian Properties is $4,517,500.

              2.3    PHF MAY MAKE CAPEX CONTRIBUTIONS

                     2.3.1 If Moran does not serve a Request Notice pursuant to clause 2.2.1 in respect of any Lease Year specified in clause 2.2.1 requesting the Minimum Contribution, PHF may act as if a Request Notice had been served on the last day that Moran could have served a notice pursuant to clause 2.2.1 in respect of that Lease Year requesting the Minimum Contribution.

                     2.3.2 If Moran serves a Request Notice pursuant to clause 2.2.1 but does not request the Minimum Contribution, PHF may act as if the Request Notice had requested the Minimum Contribution.

                     2.3.3 All of the provisions of clauses 2.6, 2.7, 2.8 and 2.9 apply to any action by PHF pursuant to this clause 2.3 but nothing in this clause 2.3 requires PHF to take any action.

              2.4    REQUIREMENTS OF REQUEST NOTICE

              The Request Notice must:

                               (a) specify the Capex Contribution requested;

                               (b) specify the Property in respect of which the
                                   Capex Contribution is requested;

                               (c) include a valuation of the relevant Property
                                   from a valuer approved by PHF; and

                               (d) include a detailed calculation demonstrating
                                   how the condition specified in clause 2.8
                                   (Capex Contribution Conditions) will be
                                   satisfied.

              2.5    PHF TO CONSIDER REQUEST NOTICE

              PHF must consider the Request Notice as soon as reasonably practicable and must give written notice (Counter Request Notice) to Moran as soon as reasonably practicable (and in any event within 21 days) as to whether it considers the Capex Contribution Conditions have been satisfied and if not the reasons why and in default of agreement between Moran and PHF as to whether or not the Capex Contribution Conditions have been satisfied the controversy must be determined pursuant to the provisions of clause 2.13 of this agreement.

              2.6    CAPEX CONTRIBUTION DATE

              Subject to the Capex Contribution Conditions being satisfied and subject to clause 2.7, PHF must pay the Capex Contribution for the relevant Lease Year into the PHF Account on the Capex Contribution Date and the Rent must be increased as provided for in clause 2.9.

              2.7    CAPEX CONTRIBUTION ACCOUNT

                     2.7.1 Moran must deposit into the Moran Account the sum of $3,000,000 on the date of this agreement in respect of the Minimum Capex for the period from the date of this agreement to 30 September 1999.

                     2.7.2     On 1 October 1999, 2000, 2001, 2002 and 2003
                               Moran must deposit into the Moran Account an amount equal to the Minimum Capex to be expended during the ensuing 12 months as specified in
                               Schedule 5.

                     2.7.3 Without limiting the obligation of Moran pursuant to clause 2.7.2, to the extent that an amount has not been deposited into the Moran Account as required by clause 2.7.2 so much of any Capex Contribution that PHF must pay into the PHF Account as is equal to the amount that should have been deposited into the Moran Account as required by clause 2.7.2 will be in reduction of any obligation of Moran pursuant to clause 2.7.2 to the extent of such payment.

                     2.7.4 All monies from time to time in the PHF Account will at all times remain the property of PHF unless it is paid to Moran pursuant to clause 2.7.7.

                     2.7.5 All monies from time to time in the Moran Account will at all times remain the property of Moran but may only be dealt with as is provided for in this agreement.

                     2.7.6 PHF must pay from the Moran Account or the PHF Account to the relevant contractor to whom money is due in respect of expenditure contemplated in
                               Schedule 5 any money requested by Moran which is accompanied by:

                               (a) an invoice for the amount with sufficient
                                   details to identify the relevant expenditure; and

                               (b) a certificate signed by a director of Moran
                                   that the work referred to in the invoice has been completed to its satisfaction and the payment of the invoice is due.

                     2.7.7     When the Minimum Capex as contemplated in
                               Schedule 5 has been fully expended to the satisfaction of PHF, acting reasonably, any balance in either of the Moran Account which has been deposited by Moran or the PHF Account which has been deposited by PHF must be:

                               (a) retained in the Moran Account or the PHF
                                   Account as applicable and paid in respect of
                                   the future obligations of Moran under the
                                   Lease which qualify as Assets and PHF must
                                   pay from the Moran Account or the PHF Account to the relevant contractor to whom money is due, in respect of obligations of Moran under the Lease, any money requested by Moran which is accompanied by:


                                       (i) an invoice for the amount with
                                           sufficient details to identify the
                                           relevant expenditure; and

                                      (ii) a certificate signed by a director of
                                           Moran that the work referred to in
                                           the invoice has been completed to its
                                           satisfaction and the payment of the
                                           invoice is due; or

                               (b) paid to Moran in reimbursement of capital
                                   expenditure obligation previously met by
                                   Moran which qualify as Assets;

                                as directed by Moran.

                     2.7.8 Notwithstanding any other provision of this agreement, PHF may expend from either the Moran Account or the PHF Account any money to remedy any obligation that Moran has not met under the Lease.

              2.8    CAPEX CONTRIBUTION CONDITIONS

                     2.8.1     The Capex Contribution Conditions are:

                               (a) for the period of 26 weeks prior to 30 June
                                   preceding the relevant Request Date
                                   (SATISFACTION PERIOD) if:

                                       (i) the Capex Contribution had been paid
                                           into the PHF Account at the
                                           commencement of the

                              Satisfaction Period and the Rent had
                              been increased during the whole of
                              the Satisfaction Period pursuant to
                              clause 2.9 by reference to that
                              payment; and

                          ii) any other payment that, under any
                              agreement between PHF and the
                              Covenantor or any Associate of the
                              Covenantor for the acquisition of a
                              Property, is conditional on the
                              satisfaction of the ratio of either
                              Gross Cash Flow to Rent or Cash Flow
                              to Rent for the same or similar
                              period had been paid at the
                              commencement of the Satisfaction
                              Period and the Rent had been
                              increased during the whole of the
                              Satisfaction Period pursuant to a
                              provision of the relevant agreement
                              corresponding to clause 2.9 by
                              reference to that payment;

                              the ratio of:

                          (A) Gross Cash Flow to Rent would not at
                              any time have been less than 1.5 to 1
                              during the Satisfaction Period ending
                              on 30 June 1999;

                          (B) Cash Flow to Rent would not at any
                              time have been less than 1.2 to 1
                              during the Satisfaction Period ending
                              on 30 June 2000;

                          (C) Cash Flow to Rent would not at any
                              time have been less than 1.25 to 1
                              during the Satisfaction Period ending
                              on 30 June 2001;

                          (D) Cash Flow to Rent would not at any
                              time have been less than 1.3 to 1
                              during each Satisfaction Period
                              ending after 30 June 2001;

                  (b) each Capex Contribution must be a minimum of Two-Hundred and Fifty Thousand Dollars ($250,000);

                  (c) no Event of Default shall have occurred in relation to the
                      Lease or will occur at any time by reason of any payment by PHF pursuant to this agreement;

                  (d) Moran has complied with the requirements of section
                      24.1(c) of the Lease on or before 31 August in respect of the relevant Lease Year;

                  (e) Moran has complied with all of the requirements of this agreement with respect to giving the relevant Request Notice;

                  (f) the relevant Capex Contribution is to be spent on items that qualify as Assets;

                  (g) the Contribution Limit is not and will not be exceeded;

                  (h) Moran and PHF enters into such documents as PHF reasonably requires confirming the Increased Rent and the increased Initial Agreed Amount and revising the provisions of
                      Schedule 2 ("Proportion of Rent and Initial Agreed Amount Applicable to each Leased Property") of the Lease (or the corresponding provisions of a Supplemental Lease) to increase the Agreed Amount allocated to the relevant Property by the amount of the Capex Contribution for the relevant Property;

                  (i) PHF has obtained the consent (if required) of any Superior
                      Lessor or Facility Mortgagee (which it shall use its reasonable endeavours to obtain); and

                  (j) all of the above Capex Contribution Conditions remain
                      satisfied on the relevant Capex Contribution Date.

                  2.8.2     For the purpose of clause 2.8.1 (a):

                  (a) for the Satisfaction Period ended 30 June 1999 Gross Cash
                      Flow will be deemed to be the actual Gross Cash Flow for the three months to 30 June 1999, reduced by the actual accommodation fees received or to be received from the Commonwealth of Australia under the Act for that period of three months, multiplied by two, plus the forecast accommodation fees to be received from the Commonwealth of Australia under the Act for the six months to 31 December 1999; and

                  (b) for each Satisfaction Period that ends after 30 June 1999
                      Cash Flow will be deemed to be the actual Cash Flow for the six months to the end of the relevant Satisfaction Period, reduced by the actual accommodation fees received or to be received from the Commonwealth of Australia under the Act for that period of six months, plus the forecast accommodation fees to be received from the Commonwealth of Australia under the Act for the six months ending 31 December following the relevant Satisfaction Period.

              2.9    INCREASE IN RENT

              Each time a Capex Contribution is paid by PHF into the PHF Account pursuant to clause 2.2.1 or otherwise, the Rent (in both the Lease and the Victorian Lease as the case shall require) shall be increased on and from the Capex Contribution Date by an amount derived by multiplying the amount of the Capex Contribution by the greater of:

                                   (i)9.6% increased by the same percentage increase as the Rent is increased pursuant to section 3.1 (b) of the Lease between the Commencement Date and the relevant Capex Contribution Date; and


                                  (ii)400 basis points above the rate last
                                   quoted prior to the Capex
                                   Contribution Date for 10 year
                                   Australian Government Bonds.

              2.10   INITIAL VICTORIAN CAPEX CONTRIBUTION

                     2.10.1 On the date of this agreement PHF must pay into the PHF Account the Initial Victorian Capex Contribution in respect of the completion of the construction of the Victorian Properties, which the parties acknowledge are in the course of construction at the date of this agreement.

                     2.10.2 PHF must pay from the PHF Account to the relevant contractor to whom money is due in respect of the construction of the Victorian Properties any money requested by Moran, up to the amount of the Initial Victorian Capex Contribution, which is accompanied by:



                              (a) an invoice for the amount with sufficient
                                  details to identify the work done and the relevant Victorian Property; and

                              (b) a certificate signed by a director of Moran
                                  that the work referred to in the invoice has been completed to its satisfaction and the payment of the invoice is due.

                     2.10.3 On the date three months after completion of the Victorian Purchase Agreement if any part of the Initial Victorian Capex Contribution and any interest earned on it, has not been fully expended any balance of the Initial Victorian Capex Contribution must immediately be paid to Moran or its nominee on account of the purchase price payable by PHF to Moran pursuant to the Victorian Purchase Agreement to the extent that it has not already been paid.

                     2.10.4 In the event that the Victorian Purchase Agreement is not completed on or before 31 March 1999 Moran must immediately repay the whole of the Initial Victorian Capex Contribution without demand and to the extent that there is any amount in the Moran Account or the PHF Account on 1 April 1999 PHF may take it on account of the Initial Victorian Capex Contribution.

              2.11   ALLOCATION OF CAPEX CONTRIBUTIONS AND RENT INCREASES

                     2.11.1 The allocation of each Capex Contribution and the increase of the Rent arising out of the Capex Contributions as between the Properties will be at the absolute discretion of PHF.

                     2.11.2 The amounts specified under the columns headed "Agreed Amount" and "Rent" in the part of
                               Schedule 2 of the Lease entitled "Proportion of Rent and Initial Agreed Amount Applicable to each Leased Property" will be increased from time to time to reflect the allocation of Capex Contributions and Rent increases pursuant to this agreement and the Lease must be read accordingly.

                     2.11.3 The definition of "Initial Agreed Amount" must be read as if the amount specified in the definition had been increased by each Capex Contribution and the Lease must be read accordingly.

              2.12        OBLIGATIONS UNDER LEASE NOT AFFECTED

              Moran must comply with all of its obligations under the Lease relating to capital expenditure whether or not PHF pays any Capex Contribution pursuant to this agreement.

              2.13        DISPUTES

              Moran and PHF must meet to agree every amount for every purpose under this agreement and failing agreement if there is any dispute between PHF and Moran as to the calculation of any amount it will be determined by the accountants who are the auditor for the time being of PHF who will be deemed to be acting as an expert and not an arbitrator and whose costs will be borne as determined by such auditor.

              2.14        CONSIDERATION PAYABLE TO MORAN

              In consideration of the services provided by Moran to PHF pursuant to clauses 2.7.6 and 2.10.2, if no Event of Default shall have occurred in relation to the Lease or this agreement, PHF must pay to Moran within one month following the end of each quarter of a Lease Year an amount equal to 99.90% of the interest credited or paid in respect of the PHF Account less all bank charges and fees and all state and Commonwealth charges paid or debited in respect of the PHF Account.

3.            GUARANTEE AND INDEMNITY

              3.1         CONSIDERATION TO THE COVENANTOR

              The Covenantor acknowledges that PHF enters into this agreement at the Covenantor's request and subject to the Covenantor giving this guarantee and indemnity and that the Covenantor has received valuable consideration.

              3.2         GUARANTEE FROM THE COVENANTOR

              The Covenantor unconditionally and irrevocably guarantees the punctual performance of all of Moran's obligations under this agreement. The Covenantor must immediately upon demand pay PHF an amount not paid when due by Moran under this agreement.

              3.3         INDEMNITY

              The Covenantor unconditionally and irrevocably indemnifies PHF against all losses, damages, costs, charges, liabilities and expenses which PHF may at any time suffer or incur because:


              (a) an obligation of Moran expressed in this agreement is void, voidable or wholly or partially unenforceable;

              (b) PHF has to disgorge any money paid to it on Moran's account under this agreement; or

              (c) Moran fails to perform an obligation under this agreement.

              3.4         PAYMENT OF MONEY BY THE COVENANTOR

              The Covenantor must pay money owing under this agreement in immediately available funds without deduction. The Covenantor waives the right of set-off and the right to rely on a defence available to Moran.

              3.5         ACKNOWLEDGMENTS BY THE COVENANTOR

              The obligations and liabilities of the Covenantor and the rights of PHF under this agreement continue and are not affected by:

              (a) PHF granting time or indulgence to Moran or another person;

              (b) PHF compounding or compromising with or wholly or partially releasing Moran or another person;

              (c) laches, acquiescence, delay, acts, omissions or mistakes by
                  PHF;

              (d) PHF taking, varying, wholly or partially discharging or otherwise
                  dealing with or losing or impairing any security for Moran's obligations under this agreement or a security of that kind being or becoming void, voidable or unenforceable;

              (e) a person who is intended to assume liability as a guarantor under this agreement not doing so effectively or being discharged;

              (f) a novation, assignment, termination or variation of this agreement;

              (g) the insolvency or deregistration of Moran or the Covenantor;
                  or

              (h) anything else which might have a similar effect at law or in equity to any of those actions or events.

4.            MISCELLANEOUS

              4.1         PRESUMPTIONS OF INTERPRETATION

                         4.1.1     Unless the context otherwise requires a word
                                    which denotes:

                                    (a)the singular denotes the plural and vice versa;

                                    (b)any gender denotes the other genders;
                                    and

                                    (c)a person includes an individual, a body corporate, and a government.

                         4.1.2     Unless the context otherwise requires a
                                    reference to:

                                    (a)any legislation includes any regulation or instrument made under it and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation;

                                    (b)any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced;

                                    (c)a group of persons includes any one or more of them; and

                                    (d)a thing or amount is a reference to the whole and each part of it.

                          4.1.3 Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

              4.2         HEADINGS AND TABLE OF CONTENTS

              Headings and any table of contents must be ignored in the interpretation of this agreement.

              4.3         SUCCESSORS AND ASSIGNS

              A person includes PHF, executor, administrator, successor in title and assign of that person. This clause must not be construed as permitting a party to assign any right or obligation under this agreement.

              4.4         REFERENCES TO AND CALCULATIONS OF TIME

                          4.4.1 Unless the context otherwise requires a reference to a time of day means that time of day in the state or territory whose laws apply in the construction of this agreement.

                          4.4.2 For the purposes of determining the length of a period a reference to:

                                    (a)a day means a period of time
                                    commencing at midnight and ending 24 hours later; and

                                    (b)a month means a calendar month which is a period commencing at the beginning of a day of one of the 12 months of the year and ending immediately before the beginning of the corresponding day of the next month or, if there is no corresponding day, ending at the expiration of that next month.

                          4.4.3 Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

                          4.4.4 Unless the context otherwise requires, a term of this agreement which has the effect of requiring anything to be done on or by a date which is not a business day must be interpreted as if it required it to be done on or by the next business day.

              4.5         NO RELIANCE ON OTHER MATTERS

              Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty or other assurance except those set out in this agreement.

              4.6         LEGAL COSTS

              Moran must pay all legal and other expenses relating directly or indirectly to the negotiation, preparation and execution of this agreement and all documents contemplated by or incidental to it.

              4.7         STAMP DUTY AND OTHER CHARGES

                          4.7.1 Moran must pay all stamp duty payable in connection with this agreement and any document contemplated by or incidental to it.

                          4.7.2 If a party other than Moran pays any stamp duty on or relating to this agreement or a document contemplated by or incidental to it, Moran must pay that amount to the other party on demand.

              4.8         AMENDMENT

              This agreement may only be varied by the written agreement of the parties.

              4.9         APPROVALS AND CONSENT

                          4.9.1 Except when the contrary is stated in this agreement, a party may give or withhold an approval or consent to be given under this agreement in that party's absolute discretion and subject to those conditions determined by the party.

                          4.9.2 A party is not obliged to give its reasons for giving or withholding a consent or for giving a consent subject to conditions.

              4.10        ASSIGNMENT

              The rights or obligations under this agreement may not be assigned or transferred by Moran without the written consent of PHF.

              4.11        COUNTERPARTS

              This agreement may be executed in a number of counterparts and if so executed, the counterparts taken together constitute one agreement.

              4.12        GOVERNING LAW

              This agreement is governed by and must be construed in accordance with the laws of New South Wales.

              4.13        JURISDICTION

              Each party:

                                    (a)irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts which have jurisdiction to hear appeals from those courts; and

                                    (b)waives any right to object to proceedings being brought in those courts for any reason.

                                   SCHEDULE 1
                                (NSW PROPERTIES)

No.       Name                   Address                                                   Title reference
5.        Annandale              76 Johnston Street, Annandale, NSW 2038                   Auto-consol 9867-46

6.        Armon                  42 Croydon Street, Petersham, NSW 2049                    1/110079

7.        Bathurst               61 Boyd Street, Kelso, NSW 2795                           11/806355

8.        Bossley Park           56 Quarry Street, Bossley Park, NSW 2176                  8/713734

9.        Canterbury             16-20 Albert Street, Campsie, NSW 2194                    1/549851

10.       Crest                  11 Johnston Street, Annandale, NSW 2038                   1/913044 and 1/913045

11.       Dubbo                  80 Muller Street, Dubbo, NSW 2830                         12/592842

12.       Fernleigh              8-14 Sherbrooke Road, West Ryde, NSW 2114                 1/201757 and 4/201757

13.       Maitland               28 Broughton Street, Rutherford, NSW 2320                 5/733509

14.       Mudgee                 207-213 Denison Street, Mudgee NSW 2850                   1/261314

15.       Murwillumbah           Cnr North Arm Road and Ingram Place,                      1/786640
                                 Murwillumbah, NSW 2484

16.       Narranderra            1A Chantilly Street, Narranderra, NSW 2700                2/582847 and 308/257212

17.       Norah Head             63 Palomar Parade, Toukley, NSW 2263                      721/26247 and 509/26247

18.       Quakers Hill           35 Hambledon Road, Quakers Hill, NSW 2763                 10/860042

19.       Shoalhaven             43 Brinawarr Street, Bomaderry, NSW 2541                  5/614886

20.       Stanmore               66 Cambridge Street, Stanmore, NSW 2048                   31/7/1

SCHEDULE 2
(QUEENSLAND PROPERTIES)

No.       Name                   Address                                                   Title reference
21.       Caloundra              4 Lyon Street, Caloundra, Qld 4551                        2/177466

22.       Nambour                9 Princess Crescent, Nambour, Qld 4560                    2/183823

SCHEDULE 3
(VICTORIAN PROPERTIES)


No.       Name                   Address                                                   Title reference
23.       Altona                 33-38 Rymill Court, Altona North, Victoria 3018           Vol. 8741 Fol. 761, 771

24.       Meadow Heights         82-116 Lightwood Crescent, Meadow                         Vol. 10342 Fol. 086
                                 Heights, Vic 3048

25.       Mildura                Cnr Ontario Avenue and Colonial Drive,                    Previously Vol.
                                 Mildura, Vic 3500                                         9892 Fol. 717,
                                                                                           719, 720, now
                                                                                           being Lot 1 of
                                                                                           Plan of
                                                                                           Subdivision
                                                                                           409427J
                                                                                           (unregistered)

26.       Warrnambool            170 Raglan Parade, Warrnambool, Vic 3280                  Vol. 10346 Fol. 571

27.       Whittlesea             202-290 McDonalds Road, Epping, Vic 3076                  Vol. 10390 Fol. 104

SCHEDULE 4
(WA PROPERTIES)

No.       Name                   Address                                           Title reference
28.       Applecross             30 Carron Road, Applecross, WA 6153               Vol. 1964 Fol. 640

29.       Armadale               21 Angelo Street, Armadale, WA 6112               Vol. 1951 Fol. 293
          (Hillview)
30.       Bunbury                39 Hayes Street, Bunbury, WA 6230                 Vol. 1534 Fol. 995

31.       Geraldton              20 Milford Street, Geraldton, WA 6530             Vol. 1539 Fol. 329, Vol. 1890 Fol. 506


32.       Kalgoorlie             6 Dugan Street, Kalgoorlie, WA 6430               Vol. 1597 Fol. 789

33.       Murray River           Cnr Coolibah and Boundary Roads,                  Vol. 1697 Fol. 190
                                 Mandurah, WA 6210

34.       Narrogin               52 Williams Road, Narrogin, WA 6312               Vol. 1634 Fol. 809

SCHEDULE 5
(BUDGETED NURSING HOME ABNORMAL EXPENDITURE)

EXECUTED AS AN AGREEMENT

Signed by MORAN HEALTH CARE (AUSTRALIA)
PTY LIMITED BY:


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Signature of authorised person                           Signature of authorised person


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Office held                                                        Office held


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Name of authorised person (print)                       Name of authorised person (print)


Signed by MORAN HEALTH CARE GROUP PTY
LIMITED by:


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Signature of authorised person                           Signature of authorised person


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Office held                                                        Office held


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Name of authorised person (print)                       Name of authorised person (print)



Signed by the attorney of PRINCIPAL
HEALTHCARE FINANCE PTY LIMITED under
power of attorney in the presence of:


                                                      . . . . . . . . . . . . . . . . . .
                                                             Signature of attorney


 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Signature of witness                                             Office held

 . . . . . . . . . . . . . . . . . . .                 . . . . . . . . . . . . . . . . . .
Name of witness (print)                                    Name of attorney (print)

                         CAPITAL CONTRIBUTION AGREEMENT
                                 (Moran Phase 2)


                    MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED

                       MORAN HEALTH CARE GROUP PTY LIMITED

                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED




















                                [PHILLIPS FOX LOGO]

                 255 ELIZABETH STREET SYDNEY NSW 2000 AUSTRALIA
              TEL +61 2 9286 8000 FAX +61 2 9283 4144 DX 107 SYDNEY
                   EMAIL: POSTMASTER@SYDNEY.PHILLIPSFOX.COM.AU
                    WWW SITE: HTTP://WWW.PHILLIPSFOX.COM.AU

                               AGREEMENT FOR LEASE


DATED:


PARTIES

PRINCIPAL HEALTHCARE FINANCE PTY LIMITED ACN 069 875 476 c/- Phillips Fox, 255 Elizabeth Street, SYDNEY NSW 2000 ("LESSOR")

MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED ACN 082 466 456 of 13 - 15 Bridge Street, Sydney ("LESSEE")

MORAN HEALTH CARE GROUP PTY LIMITED ACN 008 585 242 of 13 - 15 Bridge Street, Sydney ("GUARANTOR")


RECITALS

A      The Lessor has entered into the Contract.

B Subject to completion of the Contract, the Lessor has agreed that it will grant the Lease to the Lessee and the Lessee and the Guarantor have agreed that the Lessee will take the Lease from the Lessor.


AGREEMENTS

1.     DEFINITIONS AND INTERPRETATION

       1.1    WORDS AND PHRASES DEFINED

       In this agreement:

       "AGREEMENT FEE" means  $720,000 per annum.

       "CONTRACT" means the Contract entered into by the Lessor to purchase the Property dated on or about the same date as this agreement.

       "LEASE" means the lease of the Property to be granted under this agreement in the form annexed to this agreement.

       "LEASE COMMENCEMENT DATE" means the date of completion of the Contract.

       "NOTICE OF COMPLETION" means a written notice from the Lessor to the Lessee stating that the Contract has been completed.

       "OBLIGATIONS" means each and all of the obligations of the Lessee under this agreement including the due and punctual payment of the Agreement Fee.

       "PROPERTY" means the whole of the land described in Schedule 1, together with all improvements.

       "TERM" means the term of this agreement, commencing on the date of this agreement and terminating on the Lease Commencement Date.

       "TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by a deed of trust dated 11 August 1995 between Assisted Living (Holdings) Pty Limited (now named Principal Healthcare Finance Pty Limited) as trustee and Metlife Australia (Holdings) Pty Limited (now named Premier Care Australia (Holdings) Pty Limited) and FAI Deposit Co Pty Limited (now named First Mentor Group Pty Limited) as original unit holders.

       "WORKS" means the works to be completed on the Property by the vendor under the Contract.

       1.2    NUMBERS AND GENDERS

       Words importing the singular number include the plural, words importing a particular gender include all genders, and words importing persons include companies.

       1.3    JOINT AND SEVERAL LIABILITY

       Any covenant or agreement on the part of two or more persons are deemed to bind them jointly and severally.

       1.4    SEVERABILITY

       The covenants and conditions in this agreement and each and every part of them are to be construed so as not to infringe the provisions of any applicable Act of Parliament. If any covenant or condition on its true interpretation does infringe such a provision that covenant or condition must be read down to the extent necessary to ensure that it does not infringe and to such extent as is reasonable in order to give it a valid operation. If the infringing covenant or condition cannot be so read down it is to be deemed to be void and severable.


2.     CONTRACT

       2.1    NOTICE OF COMPLETION

       The Lessor will give the Lessee a Notice of Completion within 7 days after completion of the Contract.

                                       -3-
       2.2    WORKS

       The Lessee shall not require the Lessor to carry out any works to the Property (including, but not limited to, the Works) either before or after the Lease Commencement Date.


3.     LEASE

       3.1    TERM ETC.

       Subject to clause 3.5, the Lessor and the Lessee will enter into the Lease of the Property for a term commencing on the Lease Commencement Date, on the rent and on the terms and conditions in the Lease, completed as provided in clause 3.3.

       3.2    EXECUTION OF LEASE

       The Lessee must simultaneously with the making of this agreement duly execute the Lease and deliver the Lease to the Lessor to be held in escrow pending the completion of the Contract.

       3.3    COMPLETION OF DETAILS

       The Lessee irrevocably authorises and directs the Lessor and its solicitors to complete and deliver the Lease with effect on and from the Lease Commencement Date by inserting:

              (a)the then current particulars of the Lessor and of any other party to the Lease;

              (b)the Lease Commencement Date;

              (c)the date of termination of the term;

              (d)the date of the Lease; and

              (e)any other relevant or necessary details and information to properly record the agreement between the Lessor and the Lessee and to complete and stamp the Lease.

       3.4    STAMPING LEASE AND AGREEMENT

       The Lessor agrees to stamp this agreement and the Lease at the cost of the Lessee. Stamp duty on the Lease must be paid by the Lessee to the Lessor's solicitors on notification by the Lessor's solicitors of an assessment of the stamp duty payable. The stamp duty must be paid by the Lessee in time to allow payment by the Lessor's solicitors within the time required to avoid interest or penalty.

       3.5    CONTRACT NOT COMPLETED

       The Lessor shall be under no obligation to grant the Lease to the Lessee if the Contract is not completed.


4.     OPTIONAL TERMINATION DATE

       4.1    LESSOR MAY TERMINATE

       If the Contract:

              (a)is not completed by 31 March 1999; or

              (b)is rescinded or terminated;

       the Lessor may terminate this agreement by notice in writing to the Lessee.

       4.2    NO COMPENSATION

       If the Lessor terminates the agreement under clause 4.1, the Lessor will be entitled to claim from the Lessee any sum, by way of damages, compensation or otherwise for or because of any loss damage or other expenses or outgoings which the Lessor may incur as a result of the termination of this agreement.


5.     AGREEMENT FEE

       5.1    PAYMENT OF FEE

       The Lessee covenants to pay the Agreement Fee to the Lessor during the
       Term:

              (a)by direct debit to whichever bank account the Lessor directs;

              (b)in equal, consecutive monthly instalments in advance on the first day of each calendar month;

       or to such other persons, firms or corporations or in such other manner as the Lessor from time to time may designate.

       5.2    FIRST PAYMENT

       The first monthly payment of the Agreement Fee shall be payable on the date of this agreement. The Agreement Fee shall be prorated as to any partial months at the beginning and end of the Term.


6.     MORTGAGEES CONSENT

       The Lessor covenants with the Lessee that it will at the Lessee's cost obtain an unconditional consent of any mortgagee from time to time of the Property or any part of it to this agreement and the Lease.


7.     GUARANTEE

       PERFORMANCE OF OBLIGATIONS

       7.1 The Guarantor guarantees to the Lessor that the Lessee will perform all of the Obligations and in default of the performance by the Lessee of any of the Obligations, the Guarantor covenants with the Lessor to perform the Obligations or cause them to be performed as if the Obligations were primarily the responsibility of the Guarantor.

       7.2 If the Lessee defaults in the payment of any money under this agreement, the Guarantor will on demand by the Lessor pay the money to the Lessor.

       7.3 If the Lessee fails to comply with any of the Obligations the Guarantor will on demand:

              (a)perform any such Obligation; and

              (b)pay to the Lessor damages, expenses and costs; and

              (c)reimburse the Lessor for all losses;

       which the Lessor has incurred or suffered whether or not the Lessor has exercised or exhausted its remedies for recovery from the Lessee.

       CONTINUING GUARANTEE

       7.4 This guarantee and indemnity is a continuing guarantee and indemnity. This guarantee and indemnity will not be considered as wholly or partly satisfied or discharged by:

              (a)the payment or liquidation at any time after the date of this agreement of any money due to the Lessor; or

              (b)any settlement of account; or

              (c)any other matter or thing.

       7.5 This guarantee and indemnity will extend to cover all money at any time due to the Lessor notwithstanding any special payment, liquidation or settlement of account or other matter or thing.

       7.6 This guarantee and indemnity will not be prejudiced or discharged or in any way affected by:

              (a) any transaction or arrangement that may take place between the Lessor and the Lessee or the Guarantor or any other person;

              (b) any compromise, release, abandonment, waiver, variation, renewal or relinquishment of any of the rights of the Lessor against the Lessee, the Guarantor or any other person;

              (c) the winding up or bankruptcy of the Lessee, the Guarantor or any other person;

              (d) any failure or omission by the Lessee, the Lessor or any other person to give notice to the Guarantor of any default by the Lessee under the Contract or under any other agreement or arrangement with the Lessee;

              (e) any laches, acts, omissions or mistakes on the part of the Lessor;

              (f) the Lessor obtaining judgment against the Lessee, the Guarantor or any other person for the payment of the Agreement Fee or other money or for the performance or otherwise of any act, matter of thing which the Lessee by the Contract has agreed to pay, do or not to do;

              (g) any settlement of account or act, matter or thing; or

              (h) this agreement being unenforceable, void or voidable.

       7.7 This guarantee and indemnity will continue and remain in full force and effect until the Lessee has performed all of the Obligations.

       LESSOR MAY GRANT INDULGENCE OR REFRAIN

       7.8 The Lessor may, without prejudicing or discharging or in any way affecting the liability of the Guarantor under this Deed:

              (a) grant any time or other indulgence or consideration or concession to the Lessee or the Guarantor or any other person, firm or corporation;

              (b) compound, compromise with or release the Lessee or any other person and assent to any assignment or trust deed for the benefit of creditors or any scheme or deed of arrangement by the Lessee or any other person and whether with or without the winding up or sequestration of the estate of the Lessee or of the other person;

              (c)release or discharge the Lessee in respect of the payment of money or otherwise; or

              (d)forebear to require the Lessee to pay any money or to do or refrain from doing any act, matter or thing which the Lessee by the Contract has agreed to pay or do or not to do.

       7.9 The Lessor may exercise or refrain from exercising any of the powers or discretions conferred on the Lessor by law or by this agreement or any other arrangement or agreement with the Lessee, the Guarantor or any other person without the consent of the Guarantor and without prejudicing, discharging or in any way affecting the liability of the Guarantor under this agreement.

       WAIVER BY GUARANTOR

       7.10 The Guarantor waives in favour of the Lessor so far as may be necessary to give effect to anything contained or implied in this agreement all rights whatever against the Lessor, the Lessee and any other person or any estate or asset including rights of subrogation, contribution and marshalling.

       7.11 If the Lessee makes any arrangement, assignment or composition for the benefit of creditors, becomes bankrupt or goes into liquidation the Guarantor will not prove in competition with the Lessor. The Guarantor authorises the Lessor to prove for all money which the Guarantor has paid under this agreement and to appropriate any money so received until the Lessor has received all money due to the Lessor in respect of the indebtedness or liabilities of the Lessee under or arising out of this agreement.

       7.12 If the Guarantor makes any arrangement, assignment or composition for the benefit of creditors, becomes bankrupt or goes into liquidation the Lessor will be entitled to prove for the money guaranteed by this agreement and all other money payable under this agreement whether due under this agreement or not up to the limit (if any) of the liability of the Guarantor under this agreement.

       INDEMNITY

       7.13   The Guarantor agrees with the Lessor that notwithstanding:

              (a)anything contained or implied in this agreement;

              (b)the money guaranteed by this agreement may not be recoverable or not presently recoverable from the Lessee for any reason or circumstance whatever; or

              (c)any other act, matter or thing by which the Obligations are not enforceable on the footing of this agreement;

       the Guarantor as a separate and additional liability indemnifies and will keep indemnified the Lessor in respect of all the Obligations and as a principal debtor agrees to pay to the Lessor on demand in writing a sum of money equal to any loss, damage, cost, charge or expense which if the payment were not made would otherwise be suffered or incurred by the Lessor as a result of default in performance by the Lessee of any of the Obligations.


8.     LIMITATION OF LIABILITY

       8.1    CAPACITY

       The Lessor enters into this Lease only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Lease can be enforced against the Lessor only to the extent to which it can be satisfied out of property of the Trust out of which the Lessor is actually indemnified for the liability. This limitation of the Lessor's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Lessor in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

       8.2    PROCEEDINGS

       The parties other than the Lessor may not sue the Lessor personally or seek the appointment of a liquidator, administrator, receiver or similar person to the Lessor or prove in any liquidation, administration or arrangement of or affecting the Lessor.

       8.3    FRAUD AND NEGLIGENCE

       The provisions of this clause 8 shall not apply to any obligation or liability of the Lessor to the extent that it is not satisfied because under the trust deed establishing the Trust or by operation of law there is a reduction in the extent of the Lessor's indemnification out of the assets of the Trust, as a result of the Lessor's fraud, negligence or breach of trust.


9.     COSTS

       The Lessee will pay the Lessor's costs and expenses of and incidental to the instructions for, preparation, perusal, negotiation and execution of this agreement,and of any document evidencing any variation of it and the Lease.


10.    GOVERNING LAW

       This agreement is governed by and is to be construed in accordance with the law of Victoria.

                                  SCHEDULE ONE


Altona               Vol. 8741 Fol. 761, 771
Meadow Heights       Vol. 10342 Fol. 086
Mildura              Previously Vol. 9892 Fol. 717, 719, 720 now
                     being Lot 1 of Plan of Subdivision 409427J
                     (unregistered)
Warrnambool          Vol. 10346 Fol. 571
Whittlesea           Vol. 10390 Fol. 104

EXECUTED AS A DEED

Signed, sealed and delivered by the attorney of
PRINCIPAL HEALTHCARE FINANCE PTY LIMITED
under power of attorney registered Book
 ............ No ............ in the presence of:


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of witness                                    Signature of attorney


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of witness (print)                                 Name of attorney (print)


Executed by MORAN HEALTH CARE (AUSTRALIA)
PTY LIMITED without a common seal acting by:


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person                          Signature of authorised person


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                             Office held


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)                       Name of authorised person (print)


Executed by MORAN HEALTH CARE GROUP PTY
LIMITED without a common seal acting by:


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person                          Signature of authorised person


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                             Office held


 . . . . . . . . . . . . . . . . . . . . .               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)                       Name of authorised person (print)

                               AGREEMENT FOR LEASE
                                   (VICTORIA)


                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED
                                   ("LESSOR")

                    MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED
                                   ("LESSEE")

                       MORAN HEALTH CARE GROUP PTY LIMITED
                                  ("GUARANTOR")







                 255 Elizabeth Street Sydney NSW 2000 Australia
              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY
              Email: postmaster@sydney.PhillipsFox.com.au WWW site:
                          http://www.PhillipsFox.com.au

                                Ref: VAC :965155

                             RELATIONSHIP AGREEMENT
                                 (Moran Phase 2)


THIS AGREEMENT IS MADE AS A DEED ON NOVEMBER 12                             1998


PARTIES


PRINCIPAL HEALTHCARE FINANCE PTY LIMITED ACN 069 875 476 of Level 12, 255 Elizabeth Street, Sydney, New South Wales, Australia

MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED ACN 082 466 457 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (MORAN)

PETER ANNA PTY LIMITED ACN 000 724 792 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (PETER ANNA)

MORAN HEALTH CARE GROUP (WA) PTY LIMITED ACN 009 029 216 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (MORAN WA)

MORAN HEALTH CARE GROUP PTY LIMITED ACN 008 585 242 of 13 - 15 Bridge Street Sydney, New South Wales, Australia (COVENANTOR)


BACKGROUND

A             The Covenantor is the sole beneficiary of the Moran Trust.

B             Moran is the trustee of the Moran Trust.

C The Covenantor, Moran, Peter Anna and Moran WA have requested PHF as trustee of the Principal Healthcare Finance Trust to:

              (a) purchase the Queensland Properties, NSW Properties, Victorian Properties and WA Properties; and

              (b) lease the Queensland Properties, NSW Properties, Victorian Properties and WA Properties to Moran.

D PHF is willing to accede to the requests of Moran, Peter Anna, Moran WA and the Covenantor on the terms and conditions of this agreement.

AGREEMENT

1.            DEFINITIONS

              In this agreement:

              ACT means the Aged Care Act 1997 (Cth).

              AGED CARE PLACES means Places in respect of the Victorian Properties and includes all the right, title and interest of a person conferred by or under the Act in respect of those Places.

              AGREED DATE means the first anniversary of the date of this agreement.

              AGREEMENT TO SELL means any agreement by which the Covenantor agrees, or has agreed, to sell Aged Care Places to PHF.

              ALTONA SURPLUS LAND means lots 2, 3, 4 and 5 in the draft plan of subdivision annexed to this agreement and marked A.

              LEASE means the lease of the NSW Properties, Queensland Properties and WA Properties from PHF to Moran dated on or about the date of this agreement.

              MEADOW HEIGHTS SURPLUS LAND means lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 in the draft plan of subdivision annexed to this agreement and marked B.

              MORAN RELATED ENTITY means any person that is an associate of the Covenantor or Moran for the purpose of section 318 of the Tax Act.

              MORAN SECURITY DOCUMENTS means the Deed of Fixed and Floating Charge dated 19 June 1998 between Premier and Moran, the Mortgage of Shares by the Covenantor to Premier dated 19 June 1998 and the Mortgage of Units in the Moran Trust by the Covenantor to Premier dated 19 June 1998[, and deeds of fixed and floating charge to be dated on or about the date of this agreement between PHF and various related bodies corporate of the Covenantor in respect of the Properties].

              MORAN TRUST means the trust known as "The Moran Health Care Australia Trust" constituted by a deed of trust dated 13 May 1998 between Moran Health Care (Australia) Pty Limited as trustee and Moran Health Care Group Pty Limited as original unit holder.

              NAMBOUR SURPLUS LAND means lot 2 in the draft plan of subdivision annexed to this agreement and marked C.

              NARROGIN LAND means all that land in Western Australia in Volume 1634 Folio 809 being Lot 501 on Diagram 57064.

              NARROGIN SURPLUS LAND means any land forming part of the Narrogin Land which is certified by Robert I Lister, in writing to PHF, within three months following the date of this agreement, to be land that if it were excluded from his valuation of the Narrogin Land dated 31 August 1998 the total quantum of his valuation of the remaining land would be $1,940,000.



              NSW PROPERTIES means the properties identified as such in Schedule A.

              PHF means Principal Healthcare Finance Pty Limited or any other trustee for the time being of the Trust.

              PLACE means a "place" (as that term is defined in the Act).

              PREMIER means Premier Care Australia Pty Limited (now named Principal Healthcare Finance Pty Limited) ACN 069 875 476.

              PROPERTIES means any one or more of the Queensland Properties, NSW Properties, Victorian Properties or WA Properties.

              QUEENSLAND PROPERTIES means the properties identified as such in Schedule A.

              SURPLUS LAND means the Altona Surplus Land, the Meadow Heights Surplus Land, the Nambour Surplus Land and the Narrogin Surplus Land.

              TRUST means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by a deed of trust dated 11 August 1995 between Assisted Living (Holdings) Pty Limited (now named Principal Healthcare Finance Pty Limited) as trustee and Metlife Australia (Holdings) Pty Limited (now named Premier Care Australia (Holdings) Pty Limited) and FAI Deposit Co Pty Limited (now named First Mentor Group Pty Limited) as original unit holders.

              VICTORIAN ACQUISITION AGREEMENT means the agreement between the Covenantor and PHF for the purchase of the Victorian Properties by PHF dated on or about the date of this agreement.

              VICTORIAN AGREEMENT TO LEASE means the agreement to lease the Victorian Properties from PHF to Moran dated on or about the date of this agreement.

              VICTORIAN PROPERTIES means the properties identified as such in Schedule A.

              WA PROPERTIES means the properties identified as such in Schedule
              A.

              $ means Australian dollars.

2.            COMMITMENT FEE

              Moran must pay to PHF on the date of this agreement $1,050,000 in consideration of PHF entering into this agreement and other agreements and arrangements with Moran and other bodies corporate which are related bodies corporate, as defined in the Corporations Law, of Moran.

3.            EMPLOYEES

              If at any time PHF becomes entitled to possession of any Property by reason of the termination of any lease between PHF and Moran or PHF becomes entitled to take possession of or to appoint a receiver of any asset of Moran, the Covenantor or a Moran Related Entity pursuant to a Moran Security Document PHF or the receiver, as the case may require, may offer to employ any person employed by Moran, the Covenantor or a Moran Related Entity in connection with that Property on such terms as that person may determine and Moran and the Covenantor must do all things that they are legally able to do to procure that such employees accept such offer.

4.            AGREEMENT TO SELL AND VICTORIAN ACQUISITION AGREEMENT

              If the Covenantor is in default of any obligation under an Agreement to Sell, the Victorian Acquisition Agreement or the Victorian Agreement to Lease for any reason such default is deemed to be an event of default under the Lease and PHF may exercise its rights pursuant to the Lease as if this provision was expressed in it.

5.            SALE OF SURPLUS LAND

              5.1    SUBDIVISION AND TRANSFER OF SURPLUS LAND

                     5.1.1 If any Surplus Land is not on separate titles PHF must provide to Moran such consents as Moran may reasonably require to enable the Surplus Land to be subdivided from any other land of which it forms part which is owned by PHF and Moran may at its own cost and expense cause that land to be so subdivided.

                     5.1.2 If the Altona Surplus Land is on a separate title Moran may prior to the Agreed Date request PHF in writing to transfer the Altona Surplus Land to Moran or its nominee and PHF must transfer the Altona Surplus Land to Moran or its nominee for the sum $1 free of all security interests given by PHF.

                     5.1.3 If the Meadow Heights Surplus Land is on a separate title Moran may prior to the Agreed Date request PHF in writing to transfer the Meadow Heights Surplus Land to Moran or its nominee and PHF must transfer the Meadow Heights Surplus Land to Moran or its nominee for the sum $1 free of all security interests given by PHF.

                     5.1.4 If the Nambour Surplus Land is on a separate title Peter Anna may prior to the Agreed Date request PHF in writing to transfer the Nambour Surplus Land to Peter Anna or its nominee and PHF must transfer the Nambour Surplus Land to Peter Anna or its nominee for the sum $1 free of all security interests given by PHF.

                     5.1.5 If the Narrogin Surplus Land is on a separate title Moran WA may prior to the Agreed Date request PHF in writing to transfer the Narrogin Surplus Land to Moran WA or its nominee and PHF must transfer the Narrogin Surplus Land to Moran WA or its nominee for the sum $1 free of all security interests given by PHF.

              5.2    OBLIGATIONS OF MORAN

              Moran is solely responsible for all expenses in relation to the subdivision of any land determined to be Surplus Land pursuant to clause 5.1.1 including without limitation:

                               (a)obtaining of all regulatory consents and planning approvals;

                               (b)any necessary expenses of sub-division; and

                               (c)all other costs of PHF including:

                               (c)the costs associated with the surrender of any lease or sub-lease in respect of the Surplus Land;

                               (c)the costs of obtaining any consent from any financier, lender or other person in any capacity paid or payable by PHF in connection with any such subdivision or transfer;

              and to the extent that any amount is paid or payable by PHF pursuant to this clause 5.2 PHF will not be obliged to give any consent or make any transfer until the same has been paid in full.

              5.3    MORANS RIGHT TO CAVEAT

                     5.3.1 Subject to clause 5.3.2, Moran may lodge caveats over the Altona Surplus Land and the Meadow Heights Surplus Land, Peter Anna may lodge a caveat over the Nambour Surplus Land and Moran WA may lodge a caveat over the Narrogin Surplus Land in respect of their respective interests in those properties under this agreement.

                     5.3.2 Moran, Peter Anna and Moran WA must not lodge any caveat as contemplated in clause 5.3.1 until after the mortgage to be granted by PHF to ABN AMRO Australia Pty Limited on the date of this agreement is lodged for registration in the appropriate State registry

                     5.3.3 Moran, Peter Anna and Moran WA (as caveator) must give their consent to any dealing PHF wishes to lodge in respect of the land of which the Surplus Land forms part but which does not adversely affect their interests in the Surplus Land.


6.            DUBBO EASEMENT

              6.1  PHF TO CONSENT

              PHF will at the request of Moran consent to the registration of the plan and the instrument a copy of which is annexed to this agreement and marked D and will cause to be produced to the Land Titles Office in New South Wales the relevant certificate of title to permit registration of the plan and instrument.

              6.2  OBLIGATIONS OF MORAN

              Moran is solely responsible for all expenses in relation to the registration of the plan and instrument pursuant to clause 6.1 including without limitation:

                   (a) obtaining of all regulatory consents and planning
                       approvals;

                   (b) any necessary expenses incurred in connection with the registration of the plan and instrument; and

                   (c) all other costs of PHF including the costs of obtaining any consent from any financier, lender or other person in any capacity paid or payable by PHF in connection with the registration of the plan and instrument;

              and to the extent that any amount is paid or payable by PHF pursuant to this clause 6.2 PHF will not be obliged to give any consent or produce any document until the same has been paid in full.

7.            GUARANTEE AND INDEMNITY FROM THE COVENANTOR

              7.1     CONSIDERATION TO THE COVENANTOR

              Moran enters into this agreement as the trustee of the Moran Trust. The Covenantor is the ultimate holding company of Moran and the ultimate beneficiary of the Moran Trust and the Covenantor acknowledges that PHF enters into this agreement at the Covenantor's and Moran's request and subject to the Covenantor giving the guarantee and indemnity in this clause and that the Covenantor and Moran has received valuable consideration.

              7.2    GUARANTEE FROM THE COVENANTOR

                     7.2.1 The Covenantor unconditionally and irrevocably guarantees to PHF the due and punctual performance of all of Moran's obligations under this agreement. The Covenantor must immediately upon demand perform any obligation owed by Moran to PHF and not performed by Moran when required or provided for under this agreement.

                     7.2.2     The Covenantor's obligations under this
                               agreement:

                               (a)are principal obligations and not ancillary or collateral to any other obligation; and

                               (b)may be enforced against the Covenantor without PHF being required to exhaust any remedy it may have against Moran or to enforce any security it may hold with respect to Moran's obligations.

              7.3     INDEMNITY

              The Covenantor unconditionally and irrevocably indemnifies PHF against all losses, damages, costs, charges, liabilities and expenses which it may at any time suffer or incur because:

              (a) an obligation of Moran expressed in this agreement is void, voidable or wholly or partially unenforceable;

              (b) it has to disgorge any money paid to it on Moran's account under this agreement; or

              (c)    Moran fails to perform an obligation under this agreement.

              7.4    PAYMENT OF MONEY BY THE COVENANTOR

              The Covenantor must pay money owing under this clause in immediately available funds without deduction.

              7.5    ACKNOWLEDGMENTS BY THE COVENANTOR

              The liability of the Covenantor is absolute and unconditional and is not affected by any act, omission, matter or thing which, but for this provision might operate to release or otherwise exonerate it from any of its obligations including, without limitation, any one or more of the following (whether occurring with or without the consent of any person):

              (a) PHF granting time or indulgence to Moran, the Covenantor or another person;

              (b) PHF compounding or compromising with or wholly or partially releasing Moran, the Covenantor or another person;

              (c) laches, acquiescence, delay, acts, omissions or mistakes by PHF;

              (d) PHF taking, varying, wholly or partially discharging or otherwise dealing with or losing or impairing any security for Moran's or the Covenantor obligations under this agreement or a security of that kind being or becoming void, voidable or unenforceable;

              (e) a person who is intended to assume liability as a guarantor under this agreement not doing so effectively or being discharged;

              (f) a novation, assignment, termination or variation of this agreement;

              (g) the insolvency or deregistration of Moran or the Covenantor; or

              (h) anything else which might have a similar effect at law or in equity to any of those actions or events.

8.            DISPUTE RESOLUTION

              8.1    RESOLUTION BY CHARTERED ACCOUNTANT

              The parties agree that any dispute between them in relation to the amounts payable pursuant to this agreement will be resolved by a chartered accountant of not less than ten year's standing appointed by agreement between them or, failing agreement, by the President for the time being of The Institute of Chartered Accountants in Australia.

              8.2    CHARTERED ACCOUNTANT TO ACT AS AN EXPERT

              The person appointed pursuant to clause 8.1 will act as an expert not an arbitrator and that person's decision will be final and binding on the parties.

              8.3     COSTS

              The costs of resolution of the dispute in accordance with this clause will be borne in accordance with the directions of the person resolving the dispute.

9.            WARRANTIES

              Each of the parties represent and warrant one unto the other that:

                      (a) it has been duly authorised and has the power and
                          authority to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement; and

                      (b) the transaction contemplated by this agreement will
                          not violate its constituent documents or any other document or agreement or any law or judgment binding on it; and

                      (c) its obligations under this agreement are valid and
                          binding and enforceable against it in accordance with its terms.

10.           CONFIDENTIALITY AND ANNOUNCEMENTS

              10.1    CONFIDENTIALITY

              Each party agrees to keep as confidential information the terms of this agreement and the contents of all negotiations leading to its preparation, and will not disclose or discuss any of that information without the prior written approval of the other party, except:

                      (a) as specifically contemplated by this agreement;

                      (b) to the extent required by law;

                      (c) to the extent required by the requirements of a stock
                          exchange on which the party's shares (or that of its holding company) are listed;

                      (d) to the extent required by that party's financiers or
                          intended financiers in relation to provision of finance for completion of the transactions contemplated by this agreement; or

                      (e) to the extent required to instruct the party's
                          professional advisers in relation to the
                     preparation and completion of this agreement.

              10.2   ANNOUNCEMENTS

              No announcements concerning this agreement or its subject matter or any ancillary matter will be made before, on or after the date of this agreement by any party except as required by law or a stock exchange or by any other regulatory body without the prior written approval of the parties (such approval not to be unreasonably withheld or delayed).

11.           NOTICES

              11.1   MEANS OF GIVING NOTICES

              Except if specified otherwise in a term of this agreement, a notice may be given to the addressee by:

                     (a)elivering it in writing to the street address of the addressee which includes placing it in a postal receptacle provided for the address or leaving it at the address with a person apparently of or over the age of 16 years;

                     (b)sending it by prepaid ordinary post (airmail if outside Australia) to the street address of the addressee; or

                     (c)sending it by facsimile to the facsimile number of the addressee.

              11.2   SPECIFIED ADDRESS FOR SERVICE

              Until a party gives notice of a change, the street address and facsimile number for that party is:

              Moran, Peter Anna, Moran WA and the Covenantor street address: the address specified on page 1 of this agreement facsimile number: 61 2 9247 1667

              PHF

              street address: the address of PHF specified on page 1 of this agreement facsimile number: 61 2 9286 8191

              with a copy to:

              Omega (UK) Limited 145 Cannon Street, London EC4N 5 BP, England

              facsimile number: 44 171 929 3555

              with a copy to:

              Phillips Fox, 255 Elizabeth Street, Sydney, NSW 2000, Attention Robert Tobias/Bill Chapman

              facsimile number: 61 2 9286 8191

              11.3   TIME NOTICES ARE GIVEN

              Except if a later time is specified in a term of this agreement dealing with a notice, a notice is to be regarded as received by the addressee:

                     (a)if delivered in writing to the street address   of the
                     addressee, at the time of delivery;

                     (b)if it is sent by post to the street address of the addressee, on the third (seventh if outside Australia) day after posting; or

                     (c)if sent by facsimile to the facsimile number    of the
                     addressee, at the time transmission is completed.

              11.4   PROOF OF GIVING NOTICES BY FACSIMILE

              Proof of the sending of a notice by facsimile and the time of completion of transmission may be established by production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the addressee.

              11.5   COPIES OF NOTICES

              If a party is required by any term of this agreement to give a copy of a notice to a person the failure to give the copy of the notice to the person may not be raised to rebut the effective giving of the notice.

12.           MISCELLANEOUS

              12.1   PRESUMPTIONS OF INTERPRETATION

                   12.1.1 Unless the context otherwise requires a word which denotes:

                               (a)the singular denotes the plural and vice versa;

                               (b)any gender denotes the other genders; and

                               (c)a person includes an individual, a body corporate, and a government.

                    12.1.2 Unless the context otherwise requires a reference to:

                               (a)any legislation includes any regulation or instrument made under it and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation;

                               (b)any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced; and

                               (c)a group of persons includes any one or more of them.

                    12.1.3 Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

              12.2   HEADINGS AND TABLE OF CONTENTS

              Headings and any table of contents must be ignored in the interpretation of this agreement.

              12.3   JOINT AND SEVERAL

              An agreement warranty representation or obligation which binds or benefits two or more persons under this agreement binds or benefits those persons jointly and separately.

              12.4   SUCCESSORS AND ASSIGNS

              A person includes the trustee, executor, administrator, successor in title and assign of that person. This clause must not be construed as permitting a party to assign any right or obligation under this agreement.

              12.5   BUSINESS DAY

              A business day is a day other than a Saturday or Sunday during which banks are open for general banking business in New South Wales.

              12.6   REFERENCES TO AND CALCULATIONS OF TIME

              Unless the context otherwise requires a reference to a time of day means that time of day in the state or territory whose laws apply in the construction of this agreement.

              12.7   LEGAL COSTS

              Moran must pay the legal and other expenses relating directly or indirectly to the negotiation, preparation and execution of this agreement and all documents arising under, relating to, referred to contemplated or incidental to it including its own and those of each other party.

              12.8   STAMP DUTY AND OTHER CHARGES

                     12.8.1 Moran must promptly pay within the time required to avoid interest or penalty all stamp duty, fees and other taxes and charges payable in connection with:

                               (a)this agreement and any document incidental to it;

                               (b)the registration and filing of this agreement and any document incidental to it.


                     12.8.2 If a party other than the Moran Trust pays any stamp duty on or relating to this agreement or a document incidental to it, the Moran Trust must pay that amount to the other party on demand.

              12.9   AMENDMENT

              This agreement may only be varied by the written agreement of the parties.

              12.10  APPROVALS AND CONSENT

                     12.10.1 Except when the contrary is stated in this agreement, a party may give or withhold an approval or consent to be given under this agreement in that party's absolute discretion and subject to those conditions determined by the party.

                     12.10.2 A party is not obliged to give its reasons for giving or withholding a consent or for giving a consent subject to conditions.

              12.11   ASSIGNMENT

              Moran may only assign a right or obligation under this agreement with the prior written consent of PHF and the Company which may be given or withheld in their absolute discretion.

              12.12   COUNTERPARTS

              This agreement may be executed in a number of counterparts and if so executed, the counterparts taken together constitute one agreement.

              12.13   ENTIRE AGREEMENT

                   12.13.1 The Transaction Documents together with this agreement embody the entire understanding and agreement between the parties as to the subject matter of this agreement.

                   12.13.2 All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this agreement are merged in and superseded by this agreement.

              12.14   FURTHER ASSURANCE

              Each party must promptly execute all documents and do all things that another party from time to time reasonably requests to effect, perfect or complete this agreement and all transactions incidental to it.

              12.15   SEVERANCE

              Each of the agreements of the parties under this agreement is severable from the others and the severance of one agreement does not affect the other agreements.

              12.16   GOVERNING LAW

              This agreement is governed by and must be construed in accordance with the laws of New South Wales.

              12.17   JURISDICTION

              Each party:

                      (a)irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts which have jurisdiction to hear appeals from those courts;
                               and

                               (b)waives any right to object to proceedings being brought in those courts for any reason.

                                    *****

                                   SCHEDULE A
                                  (Properties)



No.       Name                   Address                                                   Title reference
          QUEENSLAND
          PROPERTIES

13.       Caloundra              4 Lyon Street, Caloundra, Qld 4551                        2/177466

14.       Nambour                9 Princess Crescent, Nambour, Qld 4560                    2/183823

          NSW
          PROPERTIES

15.       Annandale              76 Johnston Street, Annandale, NSW                        Auto-consol
                                 2038                                                      9867-46

16,       Armon                  42 Croydon Street, Petersham, NSW                         1/110079
                                 2049

17.       Bathurst               61 Boyd Street, Kelso, NSW 2795                           11/806355

18.       Bossley Park           56 Quarry Street, Bossley Park, NSW                       8/713734
                                 2176

19.       Canterbury             16-20 Albert Street, Campsie, NSW 2194                    1/549851

20.       Crest                  11 Johnston Street, Annandale, NSW                        1/913044 and
                                 2038                                                      1/913045

21.       Dubbo                  80 Muller Street, Dubbo, NSW 2830                         12/592842

22.       Fernleigh              8-14 Sherbrooke Road, West Ryde,                          1/201757 and
                                 NSW 2114                                                  4/201757

23.       Maitland               28 Broughton Street, Rutherford, NSW                      5/733509
                                 2320

24.       Mudgee                 207-213 Denison Street, Mudgee NSW                        1/261314
                                 2850

25.       Murwillumbah           Cnr North Arm Road and Ingram Place,                      1/786640
                                 Murwillumbah, NSW 2484

26.       Narranderra            1A Chantilly Street, Narranderra, NSW                     2/582847 and
                                 2700                                                      308/257212



27.       Norah Head             63 Palomar Parade, Toukley, NSW 2263                      721/26247 and
                                                                                           509/26247

28.       Quakers Hill           35 Hambledon Road, Quakers Hill,                          10/860042
                                 NSW 2763

29.       Shoalhaven             43 Brinawarr Street, Bomaderry, NSW                       5/614886
                                 2541

30.       Stanmore               66 Cambridge Street, Stanmore, NSW                        31/7/1
                                 2048

          VICTORIAN
          PROPERTIES

31.       Altona                 33-38 Rymill Court, Altona North,                         Vol. 8741 Fol.
                                 Victoria 3018                                             761, 771, 772

32.       Meadow                 82-116 Lightwood Crescent, Meadow                         Vol. 10342 Fol.
          Heights                Heights, Vic 3048                                         086

33.       Mildura                Cnr Ontario Avenue and Colonial                           Vol. 9892 Fol.
                                 Drive, Mildura, Vic 3500                                  717, 719, 720

34.       Warrnambool            170 Raglan Parade, Warrnambool, Vic                       Vol. 10346 Fol.
                                 3280                                                      571

35.       Whittlesea             202-290 McDonalds Road, Epping, Vic                       Vol. 10390 Fol.
                                 3076                                                      104

          WA
          PROPERTIES

36.       Applecross             30 Carron Road, Applecross, WA 6153                       Vol. 1964 Fol.
                                                                                           640

37.       Armadale               21 Angelo Street, Armadale, WA 6112                       Vol. 1951 Fol.
          (Hillview)                                                                       293

38.       Bunbury                39 Hayes Street, Bunbury, WA 6230                         Vol. 1534 Fol.
                                                                                           995

39.       Geraldton              20 Milford Street, Geraldton, WA 6530                     Vol. 1539 Fol.
                                                                                           329, Vol. 1890
                                                                                           Fol. 506

40.       Kalgoorlie             6 Dugan Street, Kalgoorlie, WA 6430                       Vol. 1597 Fol.
                                                                                           789

41.       Murray River           Cnr Coolibah and Boundary Roads,                          Vol. 1697 Fol.
                                 Mandurah, WA 6210                                         190


42.       Narrogin               52 Williams Road, Narrogin, WA 6312                       Vol. 1634 Fol.
                                                                                           809

EXECUTED AS A DEED


Signed by the attorney of
PRINCIPAL HEALTHCARE FINANCE
PTY LIMITED under power of
attorney in the presence of:


 . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . .
Signature of witness                          Signature of attorney


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of witness (print)                       Name of attorney (print)


Executed by MORAN HEALTH CARE
(AUSTRALIA) PTY LIMITED by:


 . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .
Signature of authorised person                Signature of authorised person


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                   Office held


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)             Name of authorised person (print)


Executed by MORAN HEALTH CARE
GROUP PTY LIMITED by:


 . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .
Signature of authorised person                Signature of authorised person

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                   Office held


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)             Name of authorised person (print)



Executed by PETER ANNA PTY LIMITED
by:


 . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .
Signature of authorised person                Signature of authorised person


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                   Office held


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)             Name of authorised person (print)


Executed by MORAN HEALTH CARE
GROUP (WA) PTy LIMITED by:


 . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .
Signature of authorised person                Signature of authorised person


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held                                   Office held

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)             Name of authorised person (print)

                                   ANNEXURE A
                          (Plan of Altona Surplus Land)

                                   ANNEXURE B
                      (Plan of Meadow Heights Surplus Land)

                                   ANNEXURE C
                         (Plan of Nambour Surplus Land)

                                   ANNEXURE D
                     (Dubbo plan and section 88B instrument)

                             RELATIONSHIP AGREEMENT
                                 (Moran Phase 2)


                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED
                    MORAN HEALTH CARE (AUSTRALIA) PTY LIMITED
                             PETER ANNA PTY LIMITED
                    MORAN HEALTH CARE GROUP (WA) PTY LIMITED
                       MORAN HEALTH CARE GROUP PTY LIMITED





















                           [PHILLIPS FOX LAWYERS LOGO]

                 255 Elizabeth Street Sydney NSW 2000 Australia
              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY
                 Email: postmaster@sydney.PhillipsFox.com.au
                    WWW site: http://www.PhillipsFox.com.au

                                    CONTENTS



1.         DEFINITIONS ........................................................................................   1

2.         COMMITMENT FEE .....................................................................................   3

3.         EMPLOYEES ..........................................................................................   4

4.         AGREEMENT TO SELL AND VICTORIAN ACQUISITION
           AGREEMENT ..........................................................................................   4

5.         SALE OF SURPLUS LAND ...............................................................................   4
           5.1    Subdivision and transfer of Surplus Land ....................................................   4
           5.2    Obligations of Moran ........................................................................   5
           5.3    Morans right to caveat ......................................................................   5

6.         DUBBO EASEMENT  ....................................................................................   6
           6.1    PHF to consent ..............................................................................   6
           6.2    Obligations of Moran ........................................................................   6

7.         GUARANTEE AND INDEMNITY FROM THE COVENANTOR ........................................................   6
           7.1    Consideration to the Covenantor .............................................................   6
           7.2    Guarantee from the Covenantor ...............................................................   6
           7.3    Indemnity ...................................................................................   7
           7.4    Payment of money by the Covenantor ..........................................................   7
           7.5    Acknowledgments by the Covenantor ...........................................................   7

8.         DISPUTE RESOLUTION .................................................................................   8
           8.1    Resolution by chartered accountant ..........................................................   8
           8.2     Chartered accountant to act as an expert ...................................................   8
           8.3    Costs .......................................................................................   8

9.         WARRANTIES .........................................................................................   8

10.        CONFIDENTIALITY AND ANNOUNCEMENTS ..................................................................   9
           10.1   Confidentiality .............................................................................   9
           10.2   Announcements ...............................................................................   9

11.        NOTICES ............................................................................................   9
           11.1   Means of giving notices .....................................................................   9
           11.2   Specified address for service ...............................................................   9
           11.3   Time notices are given ......................................................................  10
           11.4   Proof of giving notices by facsimile ........................................................  10
           11.5   Copies of notices ...........................................................................  10

12.        MISCELLANEOUS ......................................................................................  11
           12.1   Presumptions of interpretation ..............................................................  11
           12.2   Headings and table of contents ..............................................................  11
           12.3   Joint and several ...........................................................................  11
           12.4   Successors and assigns ......................................................................  11
           12.5   Business day ................................................................................  12
           12.6   References to and calculations of time ......................................................  12
           12.7   Legal costs .................................................................................  12

           12.8   Stamp duty and other charges ................................................................  12
           12.9   Amendment ...................................................................................  12
           12.10  Approvals and consent .......................................................................  12
           12.11  Assignment ..................................................................................  13
           12.12  Counterparts ................................................................................  13
           12.13  Entire agreement ............................................................................  13
           12.14  Further assurance ...........................................................................  13
           12.15  Severance ...................................................................................  13
           12.16  Governing law ...............................................................................  13
           12.17  Jurisdiction ................................................................................  13

SCHEDULE A ....................................................................................................  14

================================================================================




                                 LEASE GUARANTEE
                                      [VIC]


                       MORAN HEALTH CARE GROUP PTY LIMITED
                                       AND
                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED





================================================================================












                 255 Elizabeth Street Sydney NSW 2000 Australia

              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY
              Email: postmaster@sydney.PhillipsFox.com.au WWW site:
                          http://www.PhillipsFox.com.au


                                 Ref:VAC:965155

                              GUARANTEE PARTICULARS




DATE:


PARTIES:

GUARANTOR:                              MORAN HEALTH CARE GROUP PTY LIMITED
                                        (ACN 008 585 242) of 13-15 Bridge
                                        Street, Sydney


LESSOR:                                 PRINCIPAL HEALTHCARE FINANCE PTY LIMITED
                                        (ACN 069 875 476) c/- Phillips
                                        Fox, 255 Elizabeth Street, Sydney

THE LEASE:                              The Lease dated the date of this
                                        Guarantee to which the Lessor and the
                                        Lessee are parties in respect of the
                                        property short particulars of which are
                                        set out in Appendix 2.

LESSEE:                                 MORAN HEALTH CARE (AUSTRALIA) PTY
                                        LIMITED (ACN 082 466 456) of 13-15
                                        Bridge Street, Sydney


LETTER OF CREDIT: PERCENTAGE OF         50%
ANNUAL RENT


SUPPLEMENTAL LETTER OF CREDIT:          50%
PERCENTAGE OF ANNUAL RENT


TANGIBLE: NET WORTH THRESHOLD           $65 million

LESSEE NOTICE DETAILS:                  13 Bridge Street, Sydney NSW 2000

LESSOR NOTICE DETAILS:                  Principal Healthcare Finance Pty Limited
                                        C/- Phillips Fox
                                        255 Elizabeth Street
                                        Sydney NSW 2000

                                        with a copy to:

                                        Omega Worldwide Inc
                                        900 Victors Way
                                        Suite 345
                                        Ann Arbor MI  48108
                                        USA

                                        and to:

                                        Omega (UK) Limited
                                        145 Cannon Street
                                        London EC4N 5BP
                                        United Kingdom

THIS LEASE GUARANTEE is made on the date stated in the Particulars BETWEEN the parties specified in the Particulars:

RECITALS


A. The Guarantor is the beneficial owner of the entire share capital of the Lessee.

B. The Lessee has entered into a conditional agreement for lease under which it is anticipated that the property referred to in the Schedule will be leased to the Lessee by the Lessor.

C. The Guarantor anticipates that the lease referred to above may be supplemented by the addition of further properties.

D. As a material inducement to the Lessor to enter into the lease referred to in recital B above, the Guarantor has agreed fully and unconditionally to guarantee, both payment of sums due under such lease and the performance of the covenants and conditions contained in such lease on the part of the Lessee and to enter into the covenants contained in this Guarantee including the personal covenant contained in Clause 7.

AGREEMENT

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

1.1.1 In this Guarantee unless the context otherwise requires words and expressions defined in this Clause or in the Particulars shall have the respective meanings attributable to them:

          "PHFT COMPANY" means the Lessor, Principal and any person who at any time prior to, on or after the date of this Charge is a Related Body Corporate of the Lessor or of Principal;

          "BUSINESS DAY" means any day other than a Saturday, a Sunday, Christmas Day, Boxing Day, Good Friday or a day which is a bank holiday in New South Wales;

          "COLLATERAL SECURITY DOCUMENTS" means any present or future guarantee, indemnity, security, letter of credit, rent deposit or other document or instrument which contains or evidences an obligation to pay, discharge or be responsible, directly or indirectly, for the Guaranteed Liabilities or any of them and any present or future Security Interest which secures the Guaranteed Liabilities or any of them;

          "DAMAGES" means any amount payable as agreed compensation for the termination of the Lease under the terms of the Lease;

          "EFFECTIVE DATE" means the date of the Lease;

          "ELIGIBLE BANK" means a bank in Australia the outstanding, unsecured, unsubordinated and unguaranteed short term debt obligations of which are for the time being rated A-1+ or higher by Standard & Poors Corporation;

          "GROUP COMPANY" means the Lessee, the Guarantor and any person who at any time prior to, on or after the date of this Charge is a Related Body Corporate of the Lessee or the Guarantor;

          "GROUP LEASE" means the Lease and each other present or future lease:

(a) which is granted by a PHFT Company to a Group Company prior to, or on after the date of this Charge;

(b) otherwise in relation to which, at any time prior to, on or after the date of this Charge, a PHFT Company is the landlord and a Group Company is the tenant; or

(c) which the Lessor and the Guarantor otherwise have agreed or may agree in writing shall be designated a Group Lease;

                and includes the Lease dated 19 June 1998 between the Lessor and the Lessee.

                "GUARANTOR" means the party named as "Guarantor" in the Particulars;

                "GUARANTEED LIABILITIES" means the moneys, liabilities and obligations (whether actual or contingent, present or future and whether incurred as principal or as surety) which are at any time guaranteed or the subject of an indemnity under this Guarantee or which are expressed to be guaranteed or to be the subject of an indemnity under this Guarantee;

                "LEASE" means the lease short particulars of which are set out in the Lease description contained in the Particulars and any lease entered into pursuant to Clause 16;

                "LEASED PROPERTY" means all that land and buildings demised by the Lease as more particularly described in the Lease;

                "LESSEE" means the company named as

                "Lessee" in the Particulars;

                "MANAGEMENT FEE" means fees paid to any person (not being an officer, director or employee of the payer) for the management of a registered nursing home/residential care facility and any other health care related facility to a maximum amount of 4% of the Lessee's gross revenue per annum (calculated in accordance with General Standards).

                "OVERDUE RATE" means on any date, a rate equal to 5 percentage points above the average bid rate for bills (as defined in the Bills of Exchange Act 1901 (Cwth)) which is displayed on the page of the Reuters Monitor System designated "BBSY" but in no event greater than the maximum rate then permitted by applicable law;

                "PARTICULARS" means the descriptions and terms appearing on the preceding pages headed "Charge Particulars" (and which form part of this Charge);

                "PRINCIPAL" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by a deed of trust dated 11 August 1995 between Assisted Living (Holdings) Pty Limited (now named Principal Healthcare Finance Pty Limited) as trustee and Metlife Australia (Holdings) Pty Limited (now named Premier Care Australia (Holdings) Pty Limited) and FAI Deposit Co Pty Limited (now named First Mentor Group Pty Limited) as original unit holders;

                "RELATED BODY CORPORATE" has the same meaning as that given under the Corporations Law;

                "RELEVANT DOCUMENTS" means each of the Group Leases and each agreement pursuant to which any Group Lease has been or may be entered into and each deed, agreement or other document entered into pursuant to any Group Lease or any such agreement;

                "RENT" means all amounts reserved as and payable as rent under the terms of the Lease including, for the avoidance of doubt, under all Supplemental Leases thereto;

                "SECURITY INTEREST means any mortgage, charge, assignment, pledge, lien, standard security, right of set-off, hypothecation, encumbrance, priority or other security interest (whether fixed or floating) including, without limitation, any "hold-back" or "flawed asset" arrangement, any preferential right, any retention of title, deferred purchase, leasing, sale or purchase, sale and leaseback arrangement or trust agreement, declaration of trust, trust arising by operation of law and any option or agreement for any of the same or any arrangement which has substantially the same commercial or substantive effect as the creation of security;

                "SUPERIOR LESSOR" means the holder of the immediate reversionary interest in any lease from which the Lease is demised;

                "SUPPLEMENTAL LEASE" means any lease or underlease entered prior to on or after the date of this Guarantee supplemental to or entered into pursuant to the Lease whether or not in respect of the same property;

                "TANGIBLE NET WORTH" means in relation to the Guarantor, the consolidated net worth of the Guarantor and its Related Bodies Corporate calculated in accordance with accounting principles generally accepted in Australia but always excluding the amount of any unamortised debt discount and expense, deferred charges, deferred taxation recognised as an asset, goodwill, deferred pre-opening costs, patents, trademarks, service names, copyrights, other intellectual property rights, organisational expenses, operating rights, any write-up of the value of unrealised real estate assets and any revaluation reserve; and

                "TANGIBLE NET WORTH THRESHOLD" means the amount referred to in the description of the Tangible Net Worth Threshold contained in the Particulars or such other amount as the Guarantor and the Lessor may agree.

1.2    INTERPRETATION

1.2.1  In this Guarantee:

(a) clause headings are included for convenience only and do not affect the construction of this Guarantee;

(b)       words denoting the singular include the plural and vice versa; and

(c)       words denoting one gender include each gender and all genders.

1.2.2 In this Guarantee, unless the context otherwise requires, references to:

(a) persons include references to natural persons, firms, partnerships, companies, corporations, associations, organisations and trusts (in each case whether or not having a separate legal personality);

(b) documents, instruments and agreements (including this Guarantee and any other Relevant Documents and any other document referred to in this Guarantee and the other Relevant Documents) are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

(c) the word "including" shall be construed as meaning "including without limitation" and the words "other" and "otherwise" shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

(d) the "Lessor" includes references to its successors and successors in title and assigns including any person deriving title under the Lessor or in favour of whom the Lessor may assign, transfer, novate, dispose of, grant any interest in or declare a trust in respect of the whole or any part of the right, title, interest or benefit of the Lessor in, to and under this Guarantee or the Group Leases or any of them;

(e) the Lessee and the Guarantor include reference to their successors and, in the case of the Lessee, to its successors in title and assigns in respect of the whole or any part of the Leased Property;

(f) Recitals, Clauses, the Schedule and the Appendix are references to the recitals to, clauses of and the schedule and appendix to this Guarantee;

(g) the "Lease" are to the same as it may from time to time (whether or not with the consent of the Guarantor) be amended, modified, varied, supplemented, novated, extended or renewed and include any Supplemental Lease or other document supplemental to or entered into pursuant to the Lease (whether or not with the consent of the Guarantor) including, without limitation, any guarantee entered into by the Lessee in relation to an assignment of the Lease;

(h) statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(i)             a time of day is a reference to Sydney time; and

(ii) words and expressions defined in the Lease but not expressly defined in this Guarantee shall in this Guarantee, unless the context otherwise requires, have the meaning ascribed to them in the Lease.

1.2.3   The Schedule and Appendix to this Guarantee form part of this Guarantee.

2.      GUARANTEE

2.1     The Guarantor hereby unconditionally and irrevocably:

(a) guarantees and covenants to the Lessor that the Lessee will duly and promptly pay all Rent and all other sums or amounts of whatsoever nature which may now or at any time hereafter be or become payable by the Lessee under the Lease (subject to such waivers and extensions as may be agreed from time to time in the absolute discretion of the Lessor);

(b) guarantees and covenants to the Lessor that the Lessee will duly and promptly perform when due (subject to such waivers and extensions as may be agreed from time to time in the absolute discretion of the Lessor) each and every one of the terms, conditions and covenants to be observed and performed by the Lessee under the Lease, and including all indemnification obligations, repurchase obligations, insurance obligations, all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property and the obligations of the Lessee to pay any amounts of Damages. The Guarantor hereby further unconditionally and irrevocably undertakes to the Lessor that in the event of the failure of the Lessee to pay any such Rent or any such other sums or amounts payable by the Lessee or to render any such other performance required of the Lessee under the Lease when due, the Guarantor shall forthwith on demand pay such Rent or such other provisions of the Lease to be performed by the Lessee thereunder. As a separate and independent obligation the Guarantor further undertakes that it will on demand indemnify the Lessor on a full and unqualified indemnity basis against, and keep indemnified the Lessor against all actions, claims, costs, demands, expenses, liabilities, losses and damages incurred by the Lessor as a result of the non-payment or non-performance by the Lessee of its obligations to pay such Rent or such other sums or amounts or to perform any such other provision of the Lease to the full extent provided under the Lease.

2.2 This Guarantee is a continuing security and shall remain in full force and effect until the Guaranteed Liabilities have been paid, discharged or satisfied in full notwithstanding any incapacity of or any change in the name or style of the Lessor, the Lessee or the Guarantor or any settlement of account or any other matter whatsoever.

3.      SURVIVAL OF OBLIGATIONS

3.1 The obligations of the Guarantor under this Guarantee shall not in any way be released, determined, discharged, reduced or affected by, and they shall survive and continue in full force and effect notwithstanding the occurrence of, any of the following or any combination of the following:

(a) any amendment, modification or extension of, or supplement to, the Lease (and any review of the Rent or other increase in the Rent);

(b) any compromise, release, consent, extension, indulgence, concession or other action or inaction in respect of any terms of the Lease or any Collateral Security Document;

(c) any substitution or release, in whole or in part, of any security for this Guarantee which the Lessor may hold at any time or for any other Collateral Security Document;

(d) any neglect, delay or forbearance in the exercise or non-exercise by the Lessor of any right, power or remedy under or in respect of the Lease or under or in respect of any Collateral Security Document or this Guarantee or of any waiver of any such right, power or remedy;

(e) any bankruptcy, insolvency, reorganisation, arrangement, scheme, composition, liquidation, administration, dissolution, receivership, winding-up, striking-off, the entry into a trust deed for the benefit of creditors and the execution of any distress or diligence against of the Lessor, the Guarantor, the Lessor or any other person liable under any Collateral Security Document or any of their assets or any similar or analogous event or circumstance, or any change in the constitution, structure or powers of the same;

(f) any limitation of the Lessee's or the Guarantor's liability which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;

(g) any sale, lease, surrender or transfer of all or any part of the Leased Property or all or any of the assets of the Lessee to any other person, firm or entity;

(h) any act or omission by the Lessor with respect to any of the Collateral Security Documents or this Guarantee or any failure to file, record or otherwise perfect any of the same;

(i) any extensions of time for performance under the Lease or any Collateral Security Document, whether before or after cessation or maturity;

(j) the release of any collateral lien or the release of the Lessee from the performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(k) the fact that the Lessee or any other person may or may not be personally liable, in whole or in part, under the terms of any Lease or any Collateral Security Document to pay any money judgment or other amount;

(l) the failure to give the Guarantor any notice of acceptance, default or otherwise;

(m) the existence or otherwise of any other Collateral Security Document now or hereafter executed by the Guarantor or anyone else in connection with the Lease;

(n) any rights, powers or privileges the Lessor may now or hereafter have against any other person, entity or collateral;

(o) the fact that the Lessee or any person liable under any Collateral Security Document shall be dissolved or cease to exist or the Lease is terminated in accordance with the provisions therein contained; or

(p) any other act, omission, matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated or released either wholly or in part.

4.      PRIMARY LIABILITY

4.1 As a separate and independent obligation, the liability of the Guarantor hereunder to the Lessor shall be primary, direct and immediate, and the Guarantor is jointly and severally liable with the Lessee and any other person liable under a Collateral Security Document for the fulfilment of all the obligations of the Lessee under the Lease and the Lessor may proceed against the Guarantor:

(a) before or in lieu of proceeding against the Lessee or any other person liable under a Collateral Security Document or the assets of any such person or any security deposit or letter of credit; and/or

(b) before or in lieu of pursuing any other rights or remedies available to the Lessor for any reason whatsoever and/or even if the obligations of the Lessee under the Lease or of any other person are not enforceable. All rights and remedies afforded to the Lessor by reason of this Guarantee or any other Collateral Security Document or by law are separate, independent and cumulative, and the exercise of any rights or remedies and the Lessor may exercise its rights and remedies as often as the Lessor thinks appropriate.

4.2 The Lessor shall not be obliged to make any demand on the Lessee or any other person before enforcing its rights against the Guarantor and in the event of any default under the Lease, a separate action or actions may be brought and prosecuted against the Guarantor whether or not the Lessee or any other person is joined therein or a separate action or actions are brought against the Lessee or any other person. The Lessor may maintain successive actions for other defaults. The Lessor's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations the payment and performance of which are hereby guaranteed have been unconditionally and irrevocably paid and fully performed and the Lessee shall have no further actual or contingent liability to the Lessor under the Lease.

5.      OBLIGATIONS NOT AFFECTED

5.1 In such manner, upon such terms and at such times as the Lessor in its sole discretion deems necessary or expedient and without notice to the Guarantor, the Lessor may:

(a) amend, alter, compromise accelerate, extend or change the time or manner for the payment or the performance of any Guaranteed Liabilities or the liability of the Guarantor hereunder;

(b) extend, amend or terminate the Lease, this Guarantee or any Collateral Security Document; or

(c) take or omit to take any action which would or might result in the occurrence of any of the events or circumstances described in Clause3. No exercise or non-exercise by the Lessor of any right hereby given to the Lessor, dealing by the Lessor with the Lessee or any other person liable under any Collateral Security Document, nor any change, impairment, release or suspension of any right or remedy of the Lessor against any person including the Lessee will affect any of the liabilities or obligations of the Guarantor hereunder or give the Guarantor any recourse or offset against the Lessor.

5.2 Without prejudice to any other protection afforded to the Lessor under this Guarantee, the Guarantor shall on demand enter into any deed or document supplemental to the Lease (including without limitation any Supplementary Lease) for the purpose of acknowledging that the Guarantor's liabilities and obligations hereunder will continue in full force and effect notwithstanding the entering into or execution of such supplemental deed or document and will apply to the terms of any such supplemental deed or document once the same has been entered into.

60      WAIVER

6.1 The Guarantor hereby irrevocably and unconditionally waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

(a) any right to require the Lessor to proceed against the Lessee or any other person or to proceed against or exhaust any security or Collateral Security Document held by the Lessor at any time or to pursue any other remedy in the Lessor's power before proceeding against the Guarantor or to proceed against the Lessee and/or any collateral, including collateral, if any, given to secure the Guarantor's obligation held by the Lessor at any time or in any particular order;

(b) any defence including, without limitation, estoppel that may arise by reason of the incapacity or lack of authority of any other person or persons;

(c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Lessee, the Lessor, any creditor of any Lessee or the Guarantor or on the part of any other person whomsoever under this or any other document or instrument in connection with any obligation or evidence of indebtedness held by the Guarantor or in connection with any obligation hereby guaranteed;

(d) any defence based upon an election of remedies by the Lessor which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Lessee for reimbursement, or both;

(e) any defence based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount or in other respects more burdensome than that of the principal; and

(f) any duty on the part of the Lessor to disclose to the Guarantor any facts the Lessor may now or hereafter know about the Lessee, regardless of whether the Lessor has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Lessee and of all circumstances bearing on the risk of non-payment or non-performance of the Guaranteed Liabilities.

70    WARRANTIES AND PERSONAL COVENANT

7.1 In order to induce the Lessor to enter into the Lease, the Guarantor warrants that:

(a)       this Guarantee is executed by the Guarantor at the Lessee's request;
          and

(b) the Guarantor has established adequate means of obtaining from the Lessee on a continuing basis financial information. The Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect the Guarantor risk hereunder and the Guarantor further agrees that the Lessor shall have no obligation to disclose to the Guarantor information or material acquired in the course of the Lessor's relationship with the Lessee. The Guarantor

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          further represents and warrants that:

(i) the Guarantor has full power to enter into and perform and observe its obligations and covenants hereunder and has taken all necessary corporate and other action required to authorise its execution of this Guarantee and the provisions of this Guarantee constitute the legal, valid and binding obligations of the Guarantor;

(ii) the Guarantor is duly incorporated and has full power (so far as is material to this Guarantee) to carry on its business as conducted at the date it becomes a party to this Guarantee and to own its property and other assets and to enter into and perform and observe its obligations under this Guarantee and it has obtained and will maintain in full force and effect all necessary consents, licences and authorities and no limitation on its powers to borrow or give guarantees will be executed as a result of this Guarantee;

(iii) the creation of this Guarantee and the performance and observance of the obligations and covenants hereunder does not and will not-

                     - contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject;

                     - conflict with or result in any breach of any of the terms of or constitute a default under any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound;

                     - contravene or conflict with any provision of its constitutional documents; or

                     - result in the creation or imposition of or oblige it to create any charge or other encumbrance on any of its assets, rights or revenues;

(iv) neither the Guarantor nor any of its Related Bodies Corporate is in default in respect of any financial commitment or obligation including any guarantee, indemnity, bond or like obligation or in breach of any agreement or arrangement or statutory or other legal requirements;

(v) save for any such matters arising in the ordinary and normal course of business, neither the Guarantee nor any of its Related Bodies Corporate is involved in any action, suit, arbitration or proceeding nor is any such action, suit, arbitration or proceeding pending or threatened;

(vi) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other document be stamped, registered, filed, notarised, recorded or enrolled in New South Wales or any other jurisdiction and this Guarantee is in proper form for its enforcement in Australia and any other applicable jurisdiction; and

(vii) no taxes, levies, imposts or duties of whatever nature are imposed under the laws of New South Wales or the Commonwealth or any other jurisdiction on or by virtue of the execution or delivery by the Guarantor of this Guarantee.

80      NO SUBROGATION

8.1 Until all obligations of the Lessee under the Lease and each of the other Group Leases have been unconditionally and irrevocably paid and fully performed and the Lessee shall have no further actual or contingent liability to the Lessor whether under the Lease or the other Group Leases, the Guarantor shall have no right of subrogation and the Guarantor waives any right to enforce any remedy which the Lessor now has or may hereafter have against the Lessee and any benefit of, and any right to participate in, any security now or hereafter held by the Lessor with respect to the Lease or the other Group Leases.

90      POSTPONEMENT

9.1 Until all of the Guaranteed Liabilities and all other moneys, liabilities and obligations (whether present or future, whether actual or contingent and whether as principal or surety) due or owing by the Lessee to the Lessor have been unconditionally and irrevocably satisfied and discharged in full the Guarantor undertakes to the Lessor that:

(a) it shall not claim or have the benefit of any security, guarantee or indemnity from the Lessee now or hereafter held by the Lessor in respect of the Guaranteed Liabilities or such other moneys, liabilities and obligations or the liabilities of the Lessee or any other person under any other Collateral Security Document;

(b) it shall not claim in competition with the Lessor in any liquidation, bankruptcy, administration, arrangement, scheme or composition with creditors of or concerning the Lessee unless required to do so by the Lessor;

(c) it will pay (to the extent of the aggregate amount of the Guarantor's liabilities hereunder) to the Lessor an amount equal to all moneys the Guarantee shall receive by way of proceeds of any judgment or any distribution from any liquidator, trustee in bankruptcy, receiver or administrator of the Lessee; and

(d) the Guarantor shall hold in trust (to the extent of the aggregate amount of the Guarantor's liabilities hereunder) for the benefit of the Lessor all security rights the Guarantor may have from time to time over the assets of any Lessee.

100     NO DELAY

10.1 Any payments required to be made by the Guarantor hereunder shall become due on demand validly made by the Lessor in accordance with the terms hereof. The Guarantor expressly unconditionally and irrevocably waives and relinquishes all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guarantee or any other notice to which such Guarantor may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

110     APPLICATION OF PAYMENTS

11.1 With or without notice to the Guarantor, the Lessor, in its sole discretion and at any time from time to time and in such manner and upon such terms as the Lessor deems appropriate, may apply any or all payments or recoveries from the Lessee or from any other person under any other instrument or realised from any security, in such manner and order of priority as the Lessor may determine, to any indebtedness, liability or obligation of Lessee with respect to the Lease, whether or not such indebtedness, liability or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application.

11.2 Any payment or recovery in respect of the Guaranteed Liabilities from the Guarantor or any amount received or recovered by the Lessor pursuant to Clauses9 or 10 may be placed in an account of the Lessor with an Australian trading bank (referred to in this sub-clause as a "suspense account") (instead of being applied immediately against the Guaranteed Liabilities) with a view to preserving the right of the Lessor to prove for the whole of its claim against the Lessee, the Guarantor or other person and the credit balance on such suspense account may be applied at such time as the Lessor shall choose and from time to time in the same way as such payments or recoveries. This sub-clause shall not operate to create a trust over the suspense account or any money standing to the credit of the suspense account.

11.3 If during any period there is a credit balance on a suspense account then the liability of the Guarantor to pay interest on the Guaranteed Liabilities in respect of such period shall be reduced to an amount equal to the amount of interest which would have been payable by the Guarantor on the Guaranteed Liabilities in respect of such period had the Lessor, upon receipt hereunder of any money credited to a suspense account, instead applied such money in or towards discharge of the Guaranteed Liabilities in accordance with the documents providing for the same and this Guarantee.

11.4 If at any time the credit balance of the suspense account exceeds the amount of the Guaranteed Liabilities and the Lessor is under no liability or obligation which may give rise to any further liabilities hereunder then the Lessor shall pay the amount of such excess to the Guarantor on demand.

120     GUARANTEE DEFAULT

12.1 As used herein, the term "Guarantee Default" shall mean one or both of the following events:

(a) the failure of the Guarantor to pay any amount required to be paid by it hereunder when due; and/or

(b) the failure of the Guarantor diligently and without delay to observe and perform any covenants, condition or agreement on its part to be observed or performed, pursuant to this Guarantee other than as referred to in sub-clause(a) above.

12.2 Upon the occurrence of a Guarantee Default, the Lessor shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its legal fees in any proceeding, including any appeal therefrom and any post-judgment proceedings.

12.3 The Guarantor agrees to pay interest on each amount properly demanded of it under this

        Guarantee from the date of such demand until payment at the Overdue Rate both before and after judgment. Such interest shall accrue daily and shall be compounded in the event of it not being punctually paid with quarterly rests but without prejudice to the Lessor's right to require payment of such interest when due.

130     LETTER OF CREDIT

13.1    In this Clause13, "LC" is the figure specified in the term "Letter of
        Credit: Percentage of Annual Rent" contained in the Particulars. For the avoidance of doubt, in calculating the amount of any Letters of Credit, "LC" is read as a figure rather than a percentage (so that if "Letter of
        Credit: Percentage of Annual Rent" is specified in the Particulars as 50per cent, LC is read as "50" and not as "one half").

13.2 If "Letter of Credit: Percentage of Annual Rent" is specified as "zero" or "not applicable" in the Particulars then this clause13 shall not apply to this Guarantee. If "Letter of Credit: Percentage of Annual Rent" is not specified in the Particulars then this Clause13 shall apply to this Guarantee and LC shall be read as "50".

13.3 On the commencement date of the Lease, the Guarantor shall deliver to the Lessee as further security for the Guaranteed Liabilities a letter of credit (the "Letter of Credit", which expression shall include any amendment thereto or any amended or substituted Letter of Credit delivered pursuant to sub-clause 13.4) issued by a bank which is an Eligible Bank in favour of the Guarantor in the form contained in the Appendix to this Guarantee in a principal amount equal to the amount which is LC per cent of the initial annual Rent under the Lease with an expiration date not less than one year after the date on which such Letter of Credit is delivered.

13.4 Without prejudice to sub-clause 13.5, if and whenever the Rent payable under the Lease shall before the expiration of the Letter of Credit or Replacement Letter of Credit, be increased (including by reason of the execution of any Supplemental Lease), the Guarantor shall on or prior to the effective date of such increase (the "Rent Increase Date"), deliver to the Lessor as further security for the Guaranteed Liabilities, an amendment to the Letter of Credit or Replacement Letter of Credit issued by a bank which is for the time being an Eligible Bank that has the effect of increasing the principal amount of the Letter of Credit or Replacement Letter of Credit to an amount equal to the amount which is LC per cent of such increased annual Rent.

13.5 Without prejudice to sub-clause13.4, not less than 30days before the expiration of the Letter of Credit or any Replacement Letter of Credit, the Guarantor will deliver to the Lessor a replacement letter of credit ("Replacement Letter of Credit") issued by a bank which is for the time being an Eligible Bank. The Replacement Letter of Credit shall be in the form contained in the Appendix to this Guarantee and shall be in a principal amount equal to LC per cent of the annual Rent payable under the Lease as at the date on which the Replacement Letter of Credit is delivered and shall have an expiration date not less than one year after the date on which the Replacement Letter of Credit is delivered. If a Replacement Letter of Credit is not delivered to the Issuer by the date which is 30 days before the expiration date of the Letter of Credit or previous Replacement Letter of Credit pursuant to this sub-clause13.5 or an amendment to a Letter of Credit or Replacement Letter of Credit is not delivered to the Lessor on or prior to the Rent Increase Date pursuant to sub-clause 13.4, then the Guarantor agrees that the Lessor shall be entitled to draw under the Letter of Credit the full outstanding balance of the principal amount thereof.

13.6 All sums drawn by the Lessor pursuant to sub-clause 13.5 shall be deposited by the Lessor in an interest-bearing account at an Australian trading bank and the credit balance on the account (together with the interest accruing thereon) may be applied at any time from time to time in the same way as payments and recoveries under this Guarantee as provided by Clause 11.

13.7 The foregoing provisions of this Clause shall apply (mutatis mutandis) to any Replacement Letter of Credit as they do to the Letter of Credit.

13.8 The Guarantor agrees that the Lessor shall be entitled to make one or more drawings under the Letter of Credit or any Replacement Letter of Credit at any time or times after any of the Guaranteed Liabilities have not been paid on the due date therefor in accordance with the terms of the Lease.

13.9 Any sum or sums recovered by the Lessor under the Letter of Credit or any Replacement Letter of Credit (other than sums deposited in a bank account in accordance with sub-clause 13.6) and any sums withdrawn by the Lessor from such account shall be applied in the same way as payments and recoveries under this Guarantee as provided by Clause 11.

140   SUPPLEMENTAL LETTER OF CREDIT

14.1 In this clause 14, "SLC" is the figure specified in the term "Supplemental Letter of Credit: Percentage of Annual Rent" contained in the Particulars. For the avoidance of doubt, in calculating the amount of any Supplemental Letters of Credit, "SLC" is read as a figure rather than a percentage (so that if "Supplemental Letter of Credit: Percentage of Annual Rent" is specified in the Particulars as 50 percent, SLC is read as "50" and not as "one half").

14.2 If "Supplemental Letter of Credit: Percentage of Annual Rent" is specified as "zero" or "not applicable" in the Particulars then this Clause 14 shall not apply to this Guarantee. If "Supplemental Letter of Credit: Percentage of Annual Rent" is not specified in the Particulars then this Clause 14 shall apply to this Guarantee and SLC shall be read as "50".

14.3 If at any time and from time to time the Tangible Net Worth of the Guarantor shall fall below the amount of the Tangible Net Worth Threshold on or after the Effective Date, the Guarantor undertakes within 7 days to deliver to the Lessor, in addition to the Letter of Credit or any Replacement Letter of Credit, a letter of credit (the "Supplemental Letter of Credit", which expression shall include any amendment thereto or any amended or substituted Supplemental Letter of Credit therefor delivered pursuant to sub-clause 14.4) issued by a bank which is for the time being an Eligible Bank in the form contained in the Appendix to this Guarantee in a principal amount equal to the amount which is SLC per cent of the annual Rent under the Lease at the date at which such Supplemental Letter of Credit is delivered and with an expiration date not less than one year after the date on which such Supplemental Letter of Credit is delivered.

14.4 Without prejudice to sub-clause 14.5, if and whenever prior to the expiration of a Supplemental Letter of Credit or any Replacement Supplemental Letter of Credit (as defined below), the annual Rent payable under the Lease shall be increased (including by reason of the execution of any Supplemental Lease) the Guarantor shall on or prior to the effective date of such increase (the "Rent Increase Date"), deliver to the Lessor as further security for the Guaranteed Liabilities, an amendment to the Supplemental Letter of Credit or Replacement Supplemental Letter of Credit issued by a bank which is for the time being an Eligible Bank that has the effect of increasing the principal amount of the Supplemental Letter of Credit or Replacement Supplemental Letter of Credit to an amount equal to SLC per cent of such increased annual Rent.

14.5 Without prejudice to sub-clause 14.4, not less than thirty(30) days prior to the expiration of the Supplemental Letter of Credit or any Replacement Supplemental Letter of Credit, the Guarantor will deliver to the Lessor a replacement supplemental letter of credit ("Replacement Supplemental Letter of Credit") issued by a bank which is for the time being an Eligible Bank unless the Tangible Net Worth of the Guarantor as at the day thirty(30) days prior to the expiration of the Supplemental Letter of Credit or Replacement Supplemental Letter of Credit exceeds the amount of the Tangible Net Worth Threshold. The Replacement Supplemental Letter of Credit shall be in the form contained in the Appendix to this Guarantee and shall be in a principal amount equal to SLC per cent of the annual Rent under the Lease as at the date at which the Replacement Supplemental Letter of Credit is delivered and shall have an expiration date not less than one year after the date on which the Replacement Supplemental Letter of Credit is delivered. If a Replacement Supplemental Letter of Credit or Replacement Supplemental Letter of Credit is not delivered to the Lessor by the date which is thirty(30) days prior to the expiration date of the Supplemental Letter of Credit or previous Replacement Supplemental Letter pursuant to this sub-clause 14.5 (other than by reason of the Tangible Net Worth of the Guarantor exceeding the amount of the Tangible Net Worth Threshold) or an amendment to a Supplemental Letter of Credit or Replacement Supplemental Letter of Credit is not delivered to the Lessor on or prior to the Rent Increase Date pursuant to sub-clause 14.4, then the Letter of Credit Guarantor agrees that the Lessor shall be entitled to draw under the Supplemental Letter of Credit or Replacement Supplemental Letter of Credit the full outstanding balance of the principal amount thereof. If the Guarantor does not deliver a Replacement Supplemental Letter of Credit by reason of the Tangible Net Worth of the Guarantor exceeding the amount of the Tangible Net Worth Threshold, and subsequently the Tangible Net Worth of the Guarantor falls below the amount of the Tangible Net Worth Threshold, the Guarantor shall for the avoidance of doubt deliver a further Supplemental Letter of Credit in accordance with Clause 14.3.

14.6 All sums drawn by the Lessor pursuant to sub-clause 14.5 above shall be deposited by the Lessor in an account at an Australian trading bank and the credit balance on the account (together with any interest accruing thereon) may be applied at any time and from time to time in the same way as payments and recoveries under this Guarantee as provided by Clause 11.

14.7 The foregoing provisions of this Clause 14 shall apply (mutatis mutandis) to any Replacement Supplemental Letter of Credit as they do to the Supplemental Letter of Credit.

14.8 The Guarantor agrees that the Lessor shall be entitled to make one or more drawings under the Supplemental Letter of Credit or any Replacement Supplemental Letter of Credit at any
        time or times to the extent that any of the Guaranteed Liabilities have not been paid and performed on the due date therefor in accordance with the terms of the Lease.

14.9 Any sum or sums recovered by the Lessor under the Supplemental Letter of Credit or any Replacement Supplemental Letter of Credit (other than sums deposited in a bank account in accordance with sub-clause 14.6) and any sums withdrawn by the Lessor from such account shall be applied in the same way as payments and recoveries under this Guarantee as provided by Clause 11.

14.10 If at any time and from time to time after the Guarantor has provided the Supplemental Letter of Credit to the Lessor, the Tangible Net Worth of the Guarantor rises above the amount of the Tangible Net Worth Threshold and constantly remains above that amount for a period of 6 months or more, the Lessor must return the Supplemental Letter of Credit to the Guarantor. If at any time and from time to time the Tangible Net Worth of the Guarantor subsequently falls below the amount of the Tangible Net Worth Threshold, the Guarantor undertakes within 7 days to deliver to the Lessor a new Supplemental Letter of Credit in accordance with clause 14.3 and the remaining provisions of this clause 14 shall apply.

150   FINANCIAL STATEMENTS

15.1  The Guarantor undertakes to deliver to the Lessor:

(a) within 140 days after the end of each of its financial years, the audited financial statements of the Guarantor; and

(b) within 10 days after the mailing thereof (or the delivery thereof in the case of any materials not mailed), any and all notices, circulars or other materials provided by the Guarantor to its shareholders generally.

160   OBLIGATION OF THE GUARANTOR TO ENTER INTO A NEW LEASE

16.1 If so required by the Lessor by written notice to the Guarantor at any time after an Event of Default under the Lease, the Guarantor agrees that:

(a) it will take from the Lessor a grant of a lease of the Leased Property under the Lease for the residue of the term of years granted by the Lease unexpired at the date of such Event of Default at the same yearly rents reserved by the Lease and subject to the like covenants, provisos and conditions in all respects (including the proviso for re-entry and any obligation to enter into a new lease) as are contained in the Lease (but so that the times at which:

(i)            the yearly rent is to be revised; and

(ii) the Leased Property is to be decorated further shall be the same times respectively as are specified in the Lease); and

(b) on the execution of any such further lease it shall execute and deliver to the Lessor a counterpart thereof and a fixed and floating charge in the form of a limited charge executed by the Lessee incorporating a legal charge over the Leased Property, the

          Approvals and the Lessee's Personal Property subject to such modifications as the Lessor considers necessary or appropriate.

170   PAYMENTS

17.1 All sums payable by the Guarantor under this Guarantee shall be paid to the Lessor as it may from time to time direct in full free of any present or future taxes, levies, imposts, duties, charges, fees or withholdings and without set-off or counterclaim or any restriction, condition or deduction whatsoever. If the Guarantor is compelled by law to make any deduction or withholding the Guarantor undertakes to promptly pay to the Lessor such additional amount as will result in the net amount received by the Lessor being equal to the full amount which would have been receivable had there been no deduction or withholding. Any additional amount paid under this sub-clause 17.1 shall not be treated as interest but as agreed compensation.

17.2 If required to do so by the Lessor, the Guarantor undertakes to pay any amount properly demanded hereunder to a collection agent in Australia appointed by the Lessor for that purpose.

17.3 Payments made under this Guarantee shall be made in Australian dollars and no liability of the Guarantor under this Guarantee shall be satisfied unless and until the Lessor shall have received the dollars amount thereof in full. If the Lessor receives any payment or recovery pursuant to this Guarantee in a currency other than Australian dollars, the Lessor shall be entitled (but not obliged) at any time to convert such payment or recovery into Australian dollars and shall incur no liability to the Guarantor in so doing. If for the purposes of any proceedings or filing or making any claim hereunder (whether in the insolvency of the Guarantor or otherwise) the Lessor is required to express any amount in any currency other than Australian dollars then the Lessor may express such amount calculated at such exchange rate as shall be notified to the Lessor by its bankers for the time being as the rate at which such bankers will buy such currency for Australian dollars and the Guarantor undertakes in relation to any amounts claimed from it, as a separate and independent cause of action, to indemnify the Lessor from any loss caused to the Lessor arising from any subsequent fluctuation in exchange rates prior to receipt by the Lessor of the amount claimed.

180   INDEMNITY

18.1 The Guarantor hereby agrees on demand to indemnify the Lessor on a full and unqualified indemnity basis against all losses, actions, claims, costs, charges, expenses and liabilities (together with any value added tax thereon) incurred or sustained by the Lessor:

(a) in relation to the enforcement of this Guarantee or occasioned by any breach by the Guarantor of any of its covenants or obligations to the Lessor under this Guarantee;

(b) arising by reason of or in connection with any lack of capacity or lack of authority on the part of the Lessee in entering into the Lease; or

(c) arising by reason of or in connection with any lack of capacity or authority on the part of the Guarantor in entering into this Guarantee or the Lease or this Guarantee not


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          taking effect in accordance with their terms for any reason.

190   SET-OFF

19.1 In addition to any general lien or similar right to which it might be entitled by operation of law, the Lessor shall have the right (but not the obligation) at any time after the occurrence of any Event of Default and without notice to the Guarantor (both before and after making any demand hereunder) to set-off any moneys, liability or obligation of the Lessor to the Guarantor whether for the time being present or future and whether for the time being actual or contingent in or towards satisfaction of the liability of the Guarantor to the Lessor hereunder whether for the time being present or future and whether for the time being actual or contingent.

200   MISCELLANEOUS

20.1 No term, condition or provision of this Guarantee may be waived except by an express written instrument to the effect signed by the waiving party. No waiver of any term, condition or provision of this Guarantee will be deemed a waiver of any other term, condition or provision of this Guarantee or any other document (including without limitation or Collateral Security Document), irrespective of similarity or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

20.2 If any one or more of the terms, conditions or provisions contained in this Guarantee is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect as against the Guarantor, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guarantee shall not in any jurisdiction in any way be affected or impaired thereby, and this Guarantee shall be interpreted and construed as if the invalid, illegal or unenforceable term, condition or provision had never been contained in this Guarantee.

20.3 This Guarantee shall be governed by, and construed in accordance with, the laws of New South Wales except where state specific legislation applies in which case the governing law will be the law of that particular state.

20.4 Any legal action or proceedings arising out of or in connection with this Guarantee may be brought in the Courts of New South Wales and the parties irrevocably and unconditionally submit to the jurisdiction of such Courts. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any party to take proceedings in whatsoever jurisdictions it thinks fit, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

20.5 Any release, discharge or settlement between the Guarantor and the Lessor shall be conditional upon no security, disposition or payment to the Lessor by the Lessee or any other person liable being void, voidable, set aside or ordered to be refunded pursuant to any court order or enactment relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled, the Lessor shall be entitled to enforce this Guarantee subsequently as if such release, discharge or


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      settlement had not occurred and any such security, disposition or payment had not been made. The Lessor shall be entitled to retain this Guarantee after as well as before the payment of or discharge of all of the Guaranteed Liabilities for such period as the Lessor may choose.

20.6 All notices, demands or other communications under or in connection with this Guarantee may be given by letter or facsimile or other comparable means of communication addressed to the party at the address as the Lessor may notify the Guarantor as the case may be in the Particulars. Any such communication by the Lessor to the Guarantor will be deemed to be given as follows:

(a)       if personally delivered, at the time of delivery;

(b) if sent by facsimile or comparable means of communication, at the time of transmission; and

(c) if by letter, at noon on the Business Day following the day such letter was posted first class postage pre-paid (or in the case of airmail, seven days after the envelope containing the same was delivered into the custody of the postal authorities).

               In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or in the case of facsimile transmission or other comparable means of communication, that a transmission report was produced.

20.7 This Guarantee may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and the counterparts together shall constitute only one instrument. Any or all of the counterparts may be executed within or outside New South Wales. Any one of the counterparts shall be sufficient for the purpose of proving the existence and terms of this Guarantee, and no party shall be required to produce an original or all of the counterparts in making such proof.

20.8 The parties hereto represent that they have been respectively represented and advised by lawyers in connection with the execution of this Guarantee. The Guarantor acknowledges receipt of a copy of the agreement for lease relating to the Lease and of Lease itself, and further represents that the Guarantor has been advised by lawyers qualified in Australia with respect thereto. This Guarantee shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party and as a whole, giving effect to all of the terms, conditions and provisions hereof.

20.9 Except as provided in any other written agreement now or at any time hereafter in force between the Lessor and the Guarantor, this Guarantee shall constitute the entire agreement of the Guarantor with the Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon the Lessor unless expressed herein or therein.

20.10 All stipulations, obligations, liabilities and undertakings under this Guarantee shall be binding upon the Guarantor and its successors and shall enure to the benefit of the Lessor including without limitation any person included in the definition of Lessor pursuant to Clause 1.

20.11 The Lessor may assign, transfer, novate, dispose of, grant any interest in or declare a trust in respect of its rights and obligations under this Guarantee in whole or in part, without regard to any equities between the Guarantor and the Lessor and without the consent of the Guarantor in favour of any person (in this clause an "Assignee") including any person to whom the immediate reversionary interest in any of the Group Leases or any interest (including without limitation a Security Interest) in, under or derived from the immediate reversionary interest in any of the Group Leases is vested, assigned, transferred, novated, disposed of to or granted at any time.

20.12 The Lessor may disclose any information concerning the Guarantor and its Related Bodies Corporate (if any) to any Assignee or proposed Assignee, or otherwise to any person in connection with any financing arrangement or securitisation to which it or any PHFT Company may be a party, as it may in its discretion think fit.

20.13 The Guarantor may not assign, transfer, novate or dispose of or grant any of or declare any interest in respect of, or any interest in, its rights and obligations under this Guarantee.

DULY EXECUTED AS A DEED



              Executed by MORAN HEALTH CARE GROUP PTY LIMITED without a common seal acting by:


              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      . . . . . . .  .  .  . . . . . . . . . . . . .
              Signature of authorised person                                       Signature of authorised person



              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      .  .  .  . . . . . . . . . . . . . . . . . . .
              Office held                                                          Office held



              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      .  .  .  . . . . . . . . . . . . . . . . . . .
              Name of authorised person (print)                                    Name of authorised person (print)


              Signed,   sealed  and   delivered   by  the
              attorney of  PRINCIPAL  HEALTHCARE  FINANCE
              PTY   LIMITED   under   power  of  attorney
              registered     Book     ............     No
              ............ in the presence of:

                                                                                   . . . . . . . . . . . . . . . . . . . . . . .
              . . . . . . . . . .
                                                                                   Signature of attorney



              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      .  .  .  . . . . . . . . . . . . . . . . . . .
              Signature of witness                                                 Office held


              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      .  .  .  . . . . . . . . . . . . . . . . . . .
              Name of witness (print)                                              Name of attorney (print)




                                   APPENDIX 1
                      FORM OF SUPPLEMENTAL LETTER OF CREDIT
                  AND REPLACEMENT SUPPLEMENTAL LETTER OF CREDIT



              (Date)
              LETTER OF CREDIT NO:
              BENEFICIARY:
              PHFT
              C/- Phillips Fox
              255 Elizabeth Street
              Sydney NSW 2000
              We hereby establish our Irrevocable Transferable Standby Letter of Credit number [] in favour of [] (the "Beneficiary") for the account of [] up to the aggregate amount of $[] ([] dollars) expiring on [] (the "Expiration Date") and hereby undertake that, upon the Beneficiary's first written demand or demands made at any time and from time to time on or before the Expiration Date, we will pay to the Beneficiary in immediately available funds an amount or amounts not exceeding $[] ([] dollars). Payment will be made against any written demand in or substantially in the form of the draft attached hereto signed by or on behalf of the Beneficiary.

               THIS LETTER OF CREDIT IS SUBJECT TO THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO 500).

               WE HEREBY UNDERTAKE WITH YOU THAT DEMANDS UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY PAID ON PRESENTATION TO US AT [ ] ON OR BEFORE TO THE EXPIRATION DATE SHOWN ABOVE.

                            For and on behalf of [].

                                [Form of Demand]

              []
              Date: []
              Irrevocable Transferable Standby Letter of Credit []
              We hereby make demand for the payment of $[] ([] dollars) drawn on the above mentioned Letter of Credit.

              Yours very truly
              .......................................

              Name: []
              Duly authorised
              for and on behalf of
              []

                                   APPENDIX 2
                           SCHEDULE OF PROPERTY LEASED


      Altona                                     Vol. 8741 Fol. 761, 771

      Meadow Heights                             Vol. 10342 Fol. 086

      Mildura                                    Previously Vol. 9892 Fol.
                                                 717, 719, 720 now being Lot 1
                                                 of Plan of Subdivision 409427J
                                                 (unregistered)

      Warrnambool                                Vol. 10346 Fol. 571

      Whittlesea                                 Vol. 10390 Fol. 104

                        DEED OF FIXED AND FLOATING CHARGE
    (securing all money owing at any time as a principal debtor or guarantor)


THIS DEED IS MADE ON              NOVEMBER 12                     1998


PARTIES

PENDER BROS PTY LTD, ACN 000 003 556 of Level 1, 13-15 Bridge Street, Sydney, New South Wales ("MORTGAGOR")

PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 c/o Phillips Fox, Level 12, 255 Elizabeth Street, Sydney, New South Wales in its own capacity and as trustee of the Principal Healthcare Finance Trust ("MORTGAGEE")


RECITALS

The Mortgagee has agreed to provide or continue providing credit or financial accommodation from time to time to or at the request of the Borrower and the Mortgagor upon the condition that the Mortgagor enters into this deed.


AGREEMENTS BETWEEN THE PARTIES

1.      DEFINITIONS AND INTERPRETATION

        1.1     DEFINITIONS

                1.1.1.  In this deed:

        "APPROVALS" includes all Aged Care Places, licences, consents, registrations, certifications, accreditations and approvals relevant to the use and operation of the Facility by the Mortgagor;

        "BORROWER" means Moran Australia, Moran Group and any other person who at any time in any capacity has obligations to the Mortgagee in respect of which the Mortgagor has given a guarantee or indemnity to the Mortgagee;

        "BUSINESS" means the business or businesses carried on by the Mortgagor in connection with the Facility at any time;

        "CAPEX AGREEMENT" means the capital contribution agreement between the Mortgagee, Moran Australia and Moran Group dated on or around the date of this deed;

        "DEBT" means any present or future debt (including, without limitation, any book debt) owing to the Mortgagor in connection with the Facility;



        "EVENT OF DEFAULT" means any event or circumstance referred to in clause 11.2;


        "ENVIRONMENTAL PROTECTION LAW" means any legislation or any directive, authority, permit or licence issued by an authority relating to pollution, use of land or protection of the environment;

        "FACILITY" means the nursing home described in Item 3 of the Schedule;

        "GUARANTOR" means any person who at any time has given a guarantee or indemnity to the Mortgagee in respect of any obligation owed to the Mortgagee by the Mortgagor or a Borrower and includes the Mortgagor;

        "LEASE" means the real property lease between the Mortgagee and Moran Australia dated on or around the date of this deed;

        "LEGAL REQUIREMENTS" includes Environmental Laws, the Essential Legislation and the Planning Acts and means every other Act of Parliament or requirement of any local or government authority or agency relating to or affecting the Facility or the ownership, use, construction, operation, maintenance, lease, sublease, repair, rebuilding, occupation or alteration thereof or the employment or residence therein of any person or otherwise howsoever relating to the Facility or the interest of the Mortgagor or any third party in the Facility.

        This definition includes, unless a contrary intention is stated (without limitation) every Act of Parliament whether named in this deed or not or whether in force today or not and any subsequent statutory en-enactment or modification of any Act of Parliament and any order, regulation, directive, by-law, rule, consent or licence made or granted under any Act of Parliament or by any public or local authority acting in its official capacity, or by any court of competent jurisdiction.

        "MORAN AUSTRALIA" means Moran Health Care (Australia) Pty Limited;

        "MORAN GROUP" means Moran Health Care Group Pty Limited;

        "MORTGAGED PROPERTY" means the Facility and all property, undertaking and rights presently or in the future held by the Mortgagor in connection with the Facility including (without limitation):

                (a) the benefit of all Approvals; and

                (b) the goodwill attaching to any Business.


        "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which with the giving of notice, lapse of time or fulfilment of any condition would become an Event of Default;

        "RECEIVER" means a receiver appointed by the Mortgagee under this deed;

        "RELATED BODY CORPORATE" has the same meaning as is given to that term in the Corporations Law;

        "SECURED MONEY" means any money which at any time under the Capex
        Agreement:

        (a) the Mortgagor or any Borrower in any capacity and whether alone or with others:

                (b) is actually or contingently liable to pay to the Mortgagee;
                    or

                (b) may become actually or contingently liable to pay to the
                    Mortgagee in the future pursuant to any transaction or arrangement at any time entered into or made by the Mortgagee with any person;

        (b) can be debited to any account of the Mortgagor or any Borrower with the Mortgagee;

        (c) has been advanced or paid by the Mortgagee to a person with the express or implied consent or at the express or implied request of the Mortgagor or any Borrower; or

                (c) the Mortgagee is or may become actually or contingently liable to pay a person in connection with a transaction or arrangement entered into with the express or implied consent or at the express or implied request of the Mortgagor or any Borrower;

        "TRUST" means a trust or settlement pursuant to which the Mortgagor holds any Mortgaged Property; and

        "TRUST DEED" means, in relation to a trust, the instrument setting out all the terms currently governing that Trust.

                1.1.2 Where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

        1.2     INTERPRETATION

                1.2.1   A reference to:

                (a) a business day means a day during which banks are open for general banking business in the state or territory whose laws apply in the construction of this deed;

                (b) this deed includes the recitals of and any schedules,
                    annexures and exhibits to this deed and where amended means this deed as so amended;

                (c) an item means an item of the schedule;

                (d) a receiver includes a manager and a receiver and manager;
                    and

                (e) a liquidator includes a provisional liquidator.

        1.2.2   Unless the context otherwise requires, a word which denotes:

                (a) the singular denotes the plural and vice versa;

                (b) any gender includes the other genders; and

                (c) a person includes an individual, a body corporate, and a government.

        1.2.3   Unless the context otherwise requires, a reference to:

                (a) any legislation includes any regulation, by laws or
                    instrument made under it and any orders or instruments having the force of law and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation;

                (b) any other deed, agreement or instrument where amended or replaced means that deed, agreement or instrument as amended or replaced;

                (c) a clause, schedule or annexure is a reference to a clause of or annexure or schedule to this deed;

                (d) a group of persons (including the Mortgagor if more than 1 person) includes any one or more of them; and

                (e) any thing or amount is a reference to the whole and each part of it.

        1.3     JOINT AND SEVERAL

        Any agreement, warranty, representation or obligation which binds or benefits 2 or more persons under this deed binds or benefits those persons jointly and severally.

        1.4     SUCCESSORS AND ASSIGNS

        A person includes the trustee, executor, administrator, successor in title and assignee of that person. This clause does not permit the Mortgagor to assign any right under this deed.

        1.5     HEADINGS AND TABLE OF CONTENTS

        Headings and table of contents must be ignored in the interpretation of this deed.

        1.6     REFERENCES TO AND CALCULATIONS OF TIME

                1.6.1 Unless the context otherwise requires, a reference to a time of day means that time of day in the state or territory whose laws apply in the construction of this deed;

                1.6.2   A reference to:

                        (a) a day means a period of time commencing at midnight
                            and ending 24 hours later; and

                        (b) a month means a calendar month which is a period
                            commencing at the beginning of a day of one of the 12 months of the year and ending immediately before the beginning of the corresponding day of the next month, or if there is no such corresponding day, ending at the expiration of the next month.

                1.6.3 Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

                1.6.4 Where something is done or received after 5.00pm on any day it will be deemed to have been done or received on the following day.

                1.6.5 A provision of this deed which has the effect of requiring anything to be done on or by a date which is not a business day must unless the context otherwise requires be interpreted as if it required it to be done on or by the immediately preceding business day.

        1.7     CORPORATE RELATIONSHIPS

        A reference to a person being an associate of another person or a company being related to or the subsidiary of another corporation or being a holding company has the same meaning as in the Corporations Law.

        1.8     DEFINED TERMS FROM THE LEASE

        Words which have a defined meaning in the Lease have the same meaning when used in this deed unless the same word is also defined in this deed, in which case the definition in this deed prevails to the extent of the inconsistency.

2.      CHARGE AND ITS NATURE

        2.1     CHARGE

        The Mortgagor charges the Mortgaged Property to the Mortgagee as security for the payment of the Secured Money and the due performance of all its other obligations to the Mortgagee.

        2.2     LIABILITY UNDER THIS DEED

        The Mortgagor's liability under this deed are in respect of the whole of the Secured Money. However, the Mortgagor's liability under this deed is in aggregate limited to $5,000,000.00 plus any interest payable on that amount and any costs or expenses of any nature whatsoever incurred by the Mortgagee under or in connection with this deed or any associated security.

        2.3     TITLE DOCUMENTS

        Subject to the rights of the holder of any prior ranking mortgage or charge, the Mortgagor must immediately lodge with the Mortgagee all documents of or evidencing title to any Mortgaged Property.

        2.4     FIXED CHARGE

        This charge is fixed on the Mortgaged Property which is:

                (a) the benefit of all Approvals; and

                (b) the Facility.

        2.5     FLOATING CHARGE

        Subject to clauses 2.6 and 2.7, this charge is floating on any Mortgaged Property not referred to in clause 2.3 (including, without limitation, the proceeds of payment of any Debt).

        2.6     DEALINGS WITH MORTGAGED PROPERTY SUBJECT TO FLOATING CHARGE

        The Mortgagor may in the ordinary course of its ordinary business sell or otherwise deal with any Mortgaged Property over which this charge is floating.

        2.7     CONVERSION OF FLOATING CHARGE TO FIXED CHARGE

        The Mortgagee may at any time by written notice to the Mortgagor convert this charge from a floating charge to a fixed charge in relation to the Mortgaged Property specified in the notice.


        2.8     CRYSTALLISATION OF FLOATING CHARGE

                2.8.1 This charge will automatically and immediately crystallise and take effect as a fixed charge in respect of all Mortgaged Property not already subject to a fixed charge upon:

                        (a) the appointment of a Receiver or the security constituted by this deed being enforced in any other way; or

                        (b) an Event of Default described in clause 11.2(e) occurring in respect of the Mortgagor or any subsidiary.

                2.8.2 This charge will automatically and immediately crystallise and take effect as a fixed charge in respect of any Mortgaged Property not already subject to a fixed charge upon:

                        (a) a notice under clause 2.6 being given in respect of that Mortgaged Property;

                        (b) the earlier of the Mortgagor doing, permitting or agreeing, resolving, deciding, issuing instructions or commencing to do or permit anything prohibited under clause 7.1 in relation to that Mortgaged Property;

                        (c) an Event of Default described in clauses 11.2(h) or 11.2(j) occurring or any steps which would lead to the occurrence of such an Event of Default being taken in relation to that Mortgaged Property; or

                        (d) any action being taken to enforce any charge or other security over that Mortgaged Property.

                2.8.3 This charge will automatically and immediately crystallise and take effect as a fixed charge over Mortgaged Property not already subject to a fixed charge in respect of which a government agency may in any way rank for payment of any taxes ahead of a floating charge upon the Mortgagor failing to pay any such taxes when payable.

        2.9     DE-CRYSTALLISATION

        The Mortgagee may by and with effect from notice to the Mortgagor convert any charge which has become fixed over Mortgaged Property pursuant to clauses 2.6 or 2.7 back to a floating charge in respect of the Mortgaged Property specified in the notice (subject to the further effects of clauses 2.6 and 2.7).

3.      PERFORMANCE OF MORTGAGOR' S OBLIGATIONS GENERALLY

        3.1     PERFORMANCE OF ALL OBLIGATIONS

        In addition to its obligations under this deed, the Mortgagor must:

                (a) duly perform all of its other obligations (both positive and negative) at any time owed to the Mortgagee (including, without limitation, the payment of Secured Money when payable); and

                (b) duly perform or cause the due performance of all of the obligations of a Borrower at any time owed to the Mortgagee whether or not the Mortgagor has consented to that Borrower undertaking such obligations.

        3.2     THE MORTGAGEE'S RIGHT TO REMEDY

        If the Mortgagor or a Borrower fails to duly perform any obligation owed to the Mortgagee, the Mortgagee may do anything it considers appropriate to protect its interests including, in its discretion performing such obligation itself. The costs of and liabilities incurred from any such action must be paid by the Mortgagor upon demand. Action by the Mortgagee to protect its interests does not amount to waiver of an Event of Default.

4.      PAYMENT OF SECURED MONEY

        4.1     TIME FOR PAYMENT

        Subject to clause 4.3, the Mortgagor must pay the Secured Money to the Mortgagee at the times and in the manner expressly agreed between the Mortgagor or any Borrower and the Mortgagee or, in the absence of any express agreement, immediately upon demand by the Mortgagee.

        4.2     NO PRE-CONDITION TO DEMANDING PAYMENT OF THE SECURED MONEY

        The Mortgagor acknowledges that the Secured Money includes any money owing at any time by any Borrower to the Mortgagee and agrees to pay the

        Secured Money when it becomes payable pursuant to clause 4.1 irrespective of whether the Mortgagee has made any demand on any Borrower or any other person liable to pay the Secured Money.

        4.3     PAYMENT FOLLOWING AN EVENT OF DEFAULT

        If an Event of Default occurs, the Mortgagor must pay the Secured Money to the Mortgagee immediately upon demand.

        4.4     PAYMENT WITHOUT DEDUCTION OR SET-OFF

        Secured Money must be paid in full without any deduction. The Mortgagor waives all rights of set-off, combination or counterclaim in relation to payment of Secured Money.

        4.5     CREDIT FOR PAYMENT

                4.5.1 The Mortgagor will be given credit for payment of Secured Money only upon its actual receipt in immediately available funds.

                4.5.2 If Secured Money is received by the Mortgagee on a day which is not a business day or after 12.00pm on any business day the Mortgagee may refuse to credit receipt until the next business day in which case the Mortgagor must pay interest on that Secured Money until the receipt is credited.

        4.6     APPLICATION OF PAYMENTS

                4.6.1 The Mortgagor irrevocably waives its right to determine the appropriation of any money paid to the Mortgagee. All payments of Secured Money may be applied in the discretion of the Mortgagee towards reduction or satisfaction of whichever part of the Secured Money the Mortgagee elects.

                4.6.2 The rule in Clayton's case does not apply. If the Mortgagee has not made an election it will be deemed to have applied payments in the manner and against such Secured Money as is in its best interests.

                4.6.3 So long as no Event of Default has occurred or is continuing, any money received by the Mortgagee in excess of Secured Money then presently payable will be refunded to the Mortgagor.

                4.6.4 If an Event of Default has occurred or is continuing, any money received by the Mortgagee in excess of Secured Money then presently payable may be placed in an interest bearing account in the name of the Mortgagee and applied against Secured Money as it becomes presently payable.

                4.6.5 Money in an account pursuant to clause 4.6.3 belongs to the Mortgagee. The Mortgagee must upon payment of the Secured Money in full and the Mortgagee being satisfied that no further Secured Money will arise pay to the Mortgagor (as a debt due) an amount equal to the balance of the account (including accrued interest).

        4.7     PLACE FOR PAYMENT OF MONEY

        Subject to any express written agreement to the contrary, all Secured Money must be paid to the Mortgagee at the place notified to the Mortgagor, or, in the absence of notice, at the Mortgagee's address in this deed.


        4.8     SET-OFF AGAINST OTHER ACCOUNTS

        The Mortgagor irrevocably authorises the Mortgagee at any time without notice to set-off against or combine with any Secured Money then presently payable any amount in any currency standing to the credit of any account of the Mortgagor with the Mortgagee. The Mortgagee has no obligation to effect any set-off or combination under this clause. This right is in addition to any rights arising under general law.

        4.9     OVERPAYMENT

        The Mortgagee is not required to pay or credit the Mortgagor with interest on overpayment of the Secured Money. The Mortgagee at its discretion may shed responsibility for the excess money by paying it to a subsequent mortgagee or other encumbrancee (whether or not registered), into court or to the credit of a bank account it opens up in the Mortgagor's name and notifying the Mortgagor of what it has done.

        4.10    PAYMENT IN WRONG CURRENCY

        If the Mortgagee receives payment of the Secured Money in a currency other than that in which payment is due the Mortgagor will be given credit:

                        (a) by reference to the spot rate at which the Mortgagee is able to directly or indirectly purchase the currency in which the payment is due;

                        (b) for the amount of the correct currency purchased after deducting the costs of conversion; and

                        (c) on the date of settlement of the conversion into the currency in which the payment is due.

        4.11    INTEREST

                4.11.1 The Mortgagor must on the last day of each month or upon earlier demand pay interest calculated at the Overdue Rate on daily balances of any Secured Money which does not otherwise bear interest from the earlier of the date it became payable to or was outlaid by the Mortgagee to the date of payment.

                4.11.2  The Mortgagor acknowledges that pursuant to clause
                        4.11.1 Secured Money which is interest not paid on its due date will itself bear interest at the Overdue Rate.

                4.11.3 The charging, demanding and receipt of interest on Secured Money not paid when due will not amount to a waiver of the Mortgagee's rights pursuant to the Event of Default arising because of that non-payment.

5.      INSURANCE OBLIGATIONS

        5.1     INSURANCE OF MORTGAGED PROPERTY

        The Mortgagor must keep the tangible Mortgaged Property insured for its full insurable value on a replacement and a reinstatement basis against fire and such other risks as a prudent owner of similar property would normally insure against or as are reasonably required by the Mortgagee. This insurance must include the Mortgagee as an insured party for its rights and interests.

        5.2     PUBLIC RISK AND OTHER INSURANCES

        The Mortgagor must maintain public risk insurance for an amount approved by the Mortgagee and such other insurances which a prudent person carrying on a similar business to any Business would effect or which the Mortgagee reasonably requires.

        5.3     GENERAL INSURANCE OBLIGATIONS

        The Mortgagor must in respect of each insurance required under this deed:

                        (a) effect it with a reputable insurer approved by the Mortgagee (which approval must not be unreasonably withheld);

                        (b) deposit an original or duplicate of the policy with the Mortgagee;

                        (c) effect and renew the insurance for a period of not less than 1 year;

                        (d) pay all premiums for renewals not less than 3 business days before expiry;

                        (e) immediately notify the Mortgagee of anything which may give rise to a claim;

                        (f)  immediately notify the Mortgagee of any
                             cancellation or proposal to cancel; and

                        (g) refrain from any action which may have the effect of rendering it unenforceable.

        5.4     ASSIGNMENT OF INSURANCE PROCEEDS

                5.4.1 The Mortgagor absolutely assigns to the Mortgagee as security for the Secured Money all its rights to demand, sue for, recover and receive proceeds of any insurance in respect of loss or destruction of or damage to any Mortgaged Property and any insurance effected pursuant to clause 5.2.

                5.4.2 Except in accordance with the Mortgagee's express instructions, the Mortgagor must not make claims, sue for, recover, settle, compromise or otherwise deal with any right to receive proceeds of any such insurance.

                5.4.3   The proceeds of any insurance referred to in clause
                        5.4.1 must be applied in reduction of the Secured Money or if the Mortgagee in its discretion permits in reinstatement or replacement of the Mortgaged Property.

6.      UNDERTAKINGS RELATING TO THE MORTGAGOR'S BUSINESS AND ASSETS

        6.1     CARRYING ON THE BUSINESS

         The Mortgagor must ensure that the Business continues to be carried on in a good, proper and efficient manner and, without limitation, that:

                        (a) all legislation applying to the Business or the Mortgaged Property is observed, including without limitation all Approvals and Legal Requirements applying to the Business;

                        (b) all approvals, licences, permits and consents reasonably necessary for carrying on the Business, including without limitation all Approvals applying to the Business, are obtained and maintained and that their conditions and terms are duly complied

                                      -13-
                        with;


                        (c) no agreement relating to the Business or the Mortgaged Property is breached or cancelled if breach or cancellation would or may have a material adverse effect on the Business or any aspect of it or the Mortgaged Property;

                        (d) all taxes (including without limitation rates) and statutory charges of whatever nature payable at any time in relation to the Business or the Mortgaged Property are paid by the due date for their payment; and

                        (e) the value of the Mortgagee's security under this deed is not diminished other than by circumstances beyond the control or influence of the Mortgagor.

        6.2     REPAIR AND SECURITY

        The Mortgagor must keep all tangible Mortgaged Property in good repair and condition and well protected from theft, loss or damage.

        6.3     REPLACEMENT OF DAMAGED OR DESTROYED PROPERTY

        The Mortgagor must immediately replace any tangible Mortgaged Property which is stolen, lost, damaged or destroyed with articles of no lesser quality and standard.

        6.4     PERFORMANCE OF ALL LEASE OBLIGATIONS

                6.4.1 The Mortgagor must duly perform the terms of any lease, tenancy or licence granted to the Mortgagor of any real or personal property.

                6.4.2 The Mortgagor must properly exercise any option to extend the term of any lease of premises used in connection with the Business unless it has obtained the use of satisfactory alternative premises.

        6.5     COMPLIANCE BY MORAN AUSTRALIA AND MORAN GROUP WITH THE CAPEX
                AGREEMENT

                6.5.1 The Mortgagor must ensure that Moran Australia and Moran Group duly comply with their respective obligations under the Capex Agreement.

                6.5.2 The Mortgagor must promptly notify the Mortgagee as soon as it becomes aware of any breach or non-compliance by Moran

                        Australia or Moran Group with the Capex Agreement.

        6.6     MAINTENANCE OF BOOKS AND ACCOUNTS

        The Mortgagor must maintain proper books and records which correctly record and explain the transactions undertaken in relation to the Business and the financial position of the Business and the Mortgagor and enable the preparation from time to time of true and fair accounts for the Business and the Mortgagor.

        6.7     ENVIRONMENTAL RISK MANAGEMENT

                6.7.1 This clause applies if the Mortgagee at any time determines that in the context of Environmental Protection Law and any Business or any activity carried on using Mortgaged Property there is a risk that this security or its value or the Mortgagor's ability to pay Secured Money may be adversely affected. If the Mortgagee notifies the Mortgagor that it has made such a determination the Mortgagor must establish and maintain an environmental risk management programme which:

                        (a) identifies all licences and approvals required from any authority concerned with the control of pollution in connection with a Business or the use of the Mortgaged Property or the storage of any substances on the Mortgaged Property and establishes procedures for ensuring that the conditions attaching to those licences and approvals are complied with;

                        (b) identifies the potential for any Business or the use of the Mortgaged Property or the storage of any substances on the Mortgaged Property to cause pollution and establishes procedures for ensuring that the risk of pollution is minimised; and

                        (c) establishes training programmes which ensure that people engaged in any Business or any activity carried on on the Mortgaged Property or the storage of any substances on the Mortgaged Property are aware of the risks of pollution occurring and the measures to be taken to minimise those risks.

                6.7.2   The Mortgagor must, upon request by the Mortgagee:

                        (a) provide the Mortgagee with full details of its environmental risk management programme established pursuant to clause 6.6.1 and a certificate signed by 2 directors of the Mortgagor certifying that that programme is being complied with;

                        (b) have its environmental risk management programme established pursuant to clause 6.6.1 and its compliance with that programme reviewed by an independent consultant approved by the Mortgagee who is experienced in the management of pollution risk similar to that involved in the Business or the activities being carried on on the Mortgaged Property and comply with the recommendations of that consultant; and

                        (c) provide the Mortgagee with full details of any internal or external (pursuant to paragraph (b) or otherwise) review or audit of its environmental risk management programme established pursuant to clause 6.6.1.

7.      NEGATIVE COVENANTS

        7.1     PROHIBITION ON DEALING WITH THE MORTGAGED PROPERTY

                7.1.1 Subject to clauses 2.5 and 7.1.3, the Mortgagor must not, without the Mortgagee's consent:

                        (a) sell, assign, lease, charge, encumber, surrender, grant any interest in or power over or otherwise in any manner deal or agree or attempt to deal with any Mortgaged Property or any interest in any Mortgaged Property; or

                        (b) permit any charge, lien, pledge, hypothecation, security, trust or power to arise or exist in respect of any Mortgaged Property.

                7.1.2 The Mortgagor's statutory powers to deal with the Mortgaged Property are, to the fullest extent possible, excluded.

                7.1.3 The Mortgagor will not be in default of its obligations under clause 7.1.1 because a charge arises by legislation in favour of a governmental agency except where the Mortgagor has not paid when payable money owing to that governmental agency.

        7.2     PROHIBITION ON DEALINGS WITH DEBTS

                7.2.1 Without limiting clause 7.1, the Mortgagor must not sell, assign or otherwise deal with any Debt without the Mortgagee's consent.

                7.2.2 The Mortgagor must prevent any set-off or combination of accounts in respect of any Debt.

        7.3     PROHIBITION ON ACTS PREJUDICIAL TO THE MORTGAGEE'S SECURITY

        The Mortgagor must not exercise any right arising in relation to the Mortgaged Property or directly or indirectly cause or influence any decision of any person which has or may have an adverse effect on the Mortgagee's security under this deed or its value.

        7.4     PROHIBITIONS IN RELATION TO THE BUSINESS

        The Mortgagor must not, without the Mortgagee's consent:

                (a)  change the nature of the Business at any time;

                (b)  contract out or licence any part of the Business; or

                (c) vary or surrender any lease or licence held at any time in connection with the Business or the Mortgaged Property.

        7.5     PROHIBITION RELATING TO CAPITAL

        The Mortgagor must not, without the Mortgagee's consent, propose, do or permit:

                        (a) anything which amounts to a waiver or postponement or an agreement to waive or postpone obligations in respect of shares in the Mortgagor or any subsidiary; or

                        (b) anything which amounts to financing dealings in or acquiring its own shares including, without limitation, anything specified in section 260A of the Corporations Law.

        7.6     OTHER PROHIBITIONS NOT TO BE AFFECTED

        Nothing in this deed affects any other prohibition agreed by the Mortgagor with the Mortgagee.

8.      PROVISIONS APPLYING TO A TRUSTEE MORTGAGOR

        8.1     APPLICATION OF CLAUSE 8

        Clause 8 applies where the Mortgagor is the owner or registered proprietor of Mortgaged Property as trustee of a Trust.

        8.2     WARRANTIES RELATING TO THE TRUST

        The Mortgagor warrants to the Mortgagee that:

                        (a) a true and complete copy of the Trust Deed has been supplied to the Mortgagee's solicitors;

                        (b) the Trust is validly created and subsisting and no circumstances exist pursuant to which it may be determined and no date for the vesting of any of the Trust fund has been appointed other than as may be set out in the Trust Deed;

                        (c) the Mortgagor is validly appointed as the sole trustee of the Trust, is not in breach of its obligations as trustee and no circumstances exist pursuant to which it may be removed;

                        (d) this deed is duly executed and granted pursuant to and in proper exercise of the powers of the Mortgagor as trustee of the Trust and all formalities required by the Trust Deed in connection with this deed have been complied with;

                        (e) the execution and performance of this deed is a proper purpose of the Trust and the Trust is receiving a valuable commercial benefit in return for entering into this deed;

                        (f) the Mortgagor is entitled to be fully indemnified out of the assets of the Trust in respect of its liability for Secured Money;

                        (g) the Mortgagor is the legal owner of all the assets of the Trust; and

                        (h) there is no dispute between the Mortgagor and any other person in relation to the Trust or the Trust assets.



        8.3     SPECIFIC PROHIBITIONS RELATING TO THE TRUST

        The Mortgagor must not, without the Mortgagee's consent:

                        (a)  cease to be the sole trustee of the Trust;

                        (b) cause or permit the Trust to be determined or a vesting date to be appointed;

                        (c) do or permit anything which adversely affects the Mortgagor's right of indemnity against the Trust assets;

                        (d) in any way vary the Trust Deed or permit it to be varied;

                        (e)  distribute or dispose of any Trust assets; or

                        (f) delegate any powers of the Mortgagor as trustee of the Trust or exercise any power of appointment.

        8.4     FINANCIAL INFORMATION

        The Mortgagor must at the request of the Mortgagee provide full financial details of the Trust.

        8.5     MORTGAGOR'S RIGHT OF INDEMNITY

        Without limiting any right of subrogation the Mortgagee may have, the Mortgagor must at the Mortgagee's request exercise the Mortgagor's right of indemnity against Trust assets to enable payment of the Secured Money to the Mortgagee.


        8.6     NEW TRUSTEES

        The Mortgagor must procure that any person who becomes a trustee of the Trust (whether in replacement of or in addition to the Mortgagor) enters into a deed with the Mortgagee whereby it agrees to perform the obligations of the Mortgagor under this deed.

        8.7     MORTGAGOR'S LIABILITY UNLIMITED

        The Mortgagor's liability to pay Secured Money to the Mortgagee and to perform its other obligations owed to the Mortgagee is not limited or otherwise affected by the Mortgagor being trustee of any trust or the extent of its ability to indemnify itself out of the assets of the Trust.

9.      WARRANTIES AND INDEMNITIES



        9.1     WARRANTIES

                9.1.1   The Mortgagor warrants to the Mortgagee that:

                        (a) this deed constitutes and will continue to constitute a valid and binding security enforceable in accordance with its terms;

                        (b) no Event of Default or Potential Event of Default has occurred or is likely to occur;

                        (c) the Mortgagor has obtained all necessary consents and complied with all internal procedures in relation to the execution and performance of this deed;

                        (d) there is no breach of any Environmental Protection Law in respect of the use or condition of the Mortgaged Property or the carrying on of any Business and there are no outstanding notices or restraining orders affecting the Mortgaged Property or its use or any Business issued pursuant to any Environmental Protection Law;

                        (e) the Mortgagor has disclosed to the Mortgagee the full extent of the interests in and control of the Mortgagor; and

                        (f) no other person has any interest or rights in respect of the Mortgaged Property and no property is held by the Mortgagor subject to any reservation of title in favour of another person except as expressly disclosed in writing to the Mortgagee prior to this deed.

                9.1.2 Each warranty contained in clause 9.1.1 will be deemed to be repeated on each day whilst any Secured Money remains outstanding, with reference to the facts and circumstances then subsisting, as if made on each such day.

        9.2     INDEMNITIES

                9.2.1 The Mortgagor indemnifies the Mortgagee against all actions, claims, demands, losses, damages, liabilities, costs and expenses of any nature incurred at any time actually or contingently by the Mortgagee arising directly or indirectly from:

                        (a) a failure by the Mortgagor to pay any Secured Money when payable or comply with any other obligation owed to the Mortgagee;

                        (b) the Mortgagee, a Receiver or an attorney appointed under this deed exercising or attempting to exercise any power or right under this deed, in any other agreement between the Mortgagor and the Mortgagee or at general law;

                        (c) the Mortgagee entering into any agreement or transaction in connection with this deed;

                        (d) the Mortgagee seeking to recover any Secured Money from any other person liable to pay it;

                        (e) an actual or assumed legal obligation of the Mortgagee to pay any money or do any thing in connection with the Mortgaged Property;

                        (f) a warranty in this deed being incorrect in any respect;

                        (g) judgment being given for any Secured Money in a currency other than that which that Secured Money is due;

                        (h) the rate of interest applying to any judgment debt being less than that applying to the original obligation to pay Secured Money in respect of which judgment was obtained;

                        (i) a claim that a payment, obligation, settlement, transaction, conveyance or transfer in connection with Secured Money (or money which would be Secured Money if the claim was invalid) is void or voidable under any law relating to insolvency, bankruptcy or the protection of creditors or for any other reason being upheld conceded or compromised;

                        (j) the appointment of or any indemnity given to a Receiver;

                        (k) the Mortgagee acting as the Mortgagor's attorney or providing any indemnity to any person so acting; or

                        (l) the Mortgagee paying (whether or not under a legal obligation) any loss, cost or expense incurred by any officer, employee, agent or consultant of the Mortgagee in connection with this deed.

                9.2.2 The Mortgagor indemnifies the Mortgagee, its directors and any other officers in management and control of the Mortgagee at any time and any Receiver against all actions, fines, claims, demands, losses, damages, costs and expenses of any nature incurred at any time actually or contingently arising directly or indirectly from any breach of any Environmental Protection Law in connection with the Mortgaged Property.

10.     PROVISION OF INFORMATION AND ACCESS FOR THE  MORTGAGEE

        10.1    ACCESS TO THE BUSINESS AND MORTGAGED PROPERTY

                10.1.1 The Mortgagor authorises the Mortgagee, its employees, consultants, agents and advisers to enter any part of the premises from which any Business is carried on. To the extent that the Business is carried on from other premises which are Mortgaged Property or upon which any Mortgaged Property is kept for any purpose in connection with this deed, the Mortgagor must procure that the Mortgagee has reasonable access to such premises on giving reasonable notice. The Mortgagor must obtain any necessary consent and give any person exercising this right reasonable assistance in carrying out his requirements. The Mortgagee may take copies of any books and records and photographs of the Mortgaged Property.

                10.1.2 The Mortgagee must not exercise this right without giving the Mortgagor at least 24 hours' prior notice except where an Event of Default has occurred or the Mortgagee believes that its security may be prejudiced.

        10.2    NOTIFICATION OF MATTERS TO THE MORTGAGEE

                10.2.1 The Mortgagor must immediately notify the Mortgagee of the following:

                        (a) the occurrence of an Event of Default or Potential Event of Default;

                        (b) any notice received from any authority which notifies a breach of any legislation or of a condition attaching to a licence or approval held by the Mortgagor, which requires or anticipates any acquisition or divestment of any Mortgaged Property or which may otherwise affect or potentially affect the Mortgagee's security under this deed;

                        (c) any notice requiring any work to be done to Mortgaged Property or relating to the use or condition of Mortgaged Property including, without limitation, notices or orders pursuant to any Environmental Protection Law;

                        (d) the receipt by the Mortgagor of any demand pursuant to section 459E of the Corporations Law;

                        (e) any damage to or destruction of any Mortgaged Property of a value in excess of $10,000; and

                        (f) anything which gives or may give rise to a claim for compensation for an amount exceeding $10,000 in relation to Mortgaged Property.

                10.2.2 The Mortgagor must provide the Mortgagee with such other information following notification under clause 10.4.1 as the Mortgagee requires.

11.     EVENT OF DEFAULT

        11.1    MORTGAGOR TO PREVENT EVENT OF DEFAULT

        The Mortgagor must prevent the occurrence of an Event of Default.

        11.2    EVENT OF DEFAULT

        An Event of Default occurs if:

                        (a) the Mortgagor or any Borrower fails to pay when payable any Secured Money;

                        (b) the Mortgagor or any Borrower defaults in the performance or observance of any obligation owed or undertaking given to the Mortgagee which is not the payment of Secured Money and, to the extent that that default is capable of remedy within 5 business days, it continues for 5 business days after written notice from the Mortgagee requiring its remedy;

                        (c) a warranty, representation, answer to requisition or statutory declaration made or given by or on behalf of the Mortgagor or a Borrower or Guarantor in connection with this deed or Secured Money is found to be incorrect or misleading;

                        (d) a Borrower or a Guarantor defaults in the performance of any obligation owed to the Mortgagee pursuant to:

                        (d) an agreement under which a Borrower or a Guarantor has an actual or contingent liability to pay any money which the Mortgagor is also actually or contingently liable to pay;

                        (d) an agreement which relates to or is connected with any agreement falling within sub-paragraph (i); or

                        (d) any legal or equitable mortgage, charge or other security of any nature and howsoever created or arising pursuant to which the Borrower or Guarantor secures an obligation under any agreement falling within sub-paragraph (i) or (ii), and to the extent that that default is not the payment of money and is capable of remedy within 5 business days and if there is no period in the relevant agreement within which to remedy it, the default continues for 5 business days after written notice from the Mortgagee requiring its remedy;

                        (e) any of the following occur in respect of a corporation which is the Mortgagor or a Borrower or Guarantor or which is related to the Mortgagor or a Borrower or Guarantor:

                        (e) an application is made, proceedings are initiated or a meeting (whether of shareholders, creditors or directors) is called with a view to winding it or any part of its undertaking up or placing it or any part of its undertaking under any kind of administration;

                        (e) a receiver, liquidator or voluntary or other administrator is appointed;

                        (e) a compromise or arrangement of the kind referred to in part 5.1 of the Corporations Law is proposed;

                        (e) an application is made or an action is initiated with a view to cancelling its registration or appointing an inspector or other officer to investigate any of its affairs pursuant to any legislation;

                        (e) it is, or is or may be deemed under any applicable law to be, insolvent or unable to pay its debts; or

                        (e) circumstances exist which would enable the court upon application to order its winding up pursuant to section 461 of the Corporations Law;

                        (f) any of the following occurs in respect of an individual who is a Borrower or a Guarantor:

                        (f) he or she commits an act of bankruptcy within the meaning of section 40 of the Bankruptcy Act 1966; or

                        (f) he or she dies or becomes incapable of managing his or her own affairs by reason of mental or other condition;

                        (g) any of the following occur in respect of a partnership which is a Borrower or a Guarantor:

                        (g) the dissolution of the partnership;

                        (g) any application to a court for the dissolution of the partnership being made; or

                        (g) the retirement within any period of 6 months of more than 20% of the members of the partnership without the Mortgagee's consent;

                        (h) distress is levied or a judgment or order is enforced or executed on or against any assets of the Mortgagor or a Borrower or Guarantor or any of those assets are attached to answer any judgment debt;

                        (i) a judgment for an amount in excess of 1% of the Secured Money is entered in any court against the Mortgagor or a Borrower or Guarantor and not satisfied, appealed or set aside within 28 days;

                        (j) any assets of the Mortgagor or a Borrower or Guarantor are confiscated, cancelled or forfeited;

                        (k) the Mortgagor or a Borrower or Guarantor stops payment of its debts or ceases or threatens to cease to carry on any of its businesses;

                        (l) any legislation is passed or anything else occurs which in the reasonable opinion of the Mortgagee materially and adversely affects any of its rights under this deed;

                        (m) a provision of this deed does not or ceases to have full effect to the Mortgagee's reasonable satisfaction;

                        (n) the Mortgagor or a Borrower or Guarantor which is a company reduces or attempts to reduce its capital, alters or proposes to alter its articles of association or directly or indirectly acquires or proposes to acquire its own shares without the Mortgagee's consent;

                        (o) the holder of any security given at any time over any assets of the Mortgagor or a Borrower or Guarantor becomes entitled to exercise any powers arising on default pursuant to that security or otherwise take action to enforce that security;

                        (p) a person who has provided credit or financial accommodation to the Mortgagor or a Borrower or Guarantor becomes entitled to accelerate any obligation of the Mortgagor or that Borrower or Guarantor to pay money to that person;

                        (q) the Mortgagor fails to duly comply with a condition attaching to a consent or approval issued by the Mortgagee in the context of this deed;

                        (r) any Mortgaged Property is damaged or destroyed or becomes affected by any proposal to an extent that in the Mortgagee reasonable opinion the value of all the Mortgaged Property (ignoring any insurance claim or compensation) is reduced by more than 5%;

                        (s) where the Mortgagor is a corporation listed on a stock exchange, its shares are suspended from quotation because of a breach of any listing or other rules of that stock exchange;

                        (t) where the Mortgagor is a corporation which is not listed on a recognised Australian stock exchange there is a change in the ownership (at the date of this deed) of more than 25% of the issued voting shares in the Mortgagor or there is a change in the control of the Mortgagor without the Mortgagee's consent;

                        (u) in the Mortgagee's opinion there is any change in the activities of the Mortgagor or any Borrower or Guarantor which could materially and adversely affect the ability of that person to meet any of its obligations to the Mortgagee;

                        (v) the Mortgagor ceases to carry on the whole or a substantial part of a Business or disposes of the assets of or an interest in a Business, a licence, or Approval, or other right in connection with a Business is disposed of, cancelled or not renewed;

                        (w) a notice is served on the Mortgagor in respect of a breach of or liability arising under any legislation including any Essential Legislation, directive, authority or permit relating to pollution and not complied with;

                        (x) in connection with any Mortgaged Property or the Mortgagor the Mortgagee becomes actually or contingently liable to pay money or do anything pursuant to the application of any legislation, directive, authority or permit relating to pollution;

                        (y) any proceedings are commenced against the Mortgagor or any occupier of Mortgaged Property pursuant to a breach of any Environmental Protection Law;

                        (z) without limiting the operation of any other Event of Default, any other event occurs or circumstance arises, financial or otherwise, which, in the opinion of the Mortgagee, is likely to materially and adversely affect:

                        (z) the ability of the Mortgagor or any other person actually or contingently liable to pay the Secured Money;

                        (z) the ability of the Mortgagor to comply with its obligations under this deed;

                        (z) the Mortgagee's security under this deed;

                        (z) the value of the Mortgaged Property; or

                        (z) the ability of a Borrower to duly perform its obligations to the Mortgagee;

                        (aa) Moran Australia or Moran Group defaults in the performance of any of their respective obligations under the Capex Agreement, and does not remedy or rectify such breach in accordance with the Capex Agreement;

                        (bb) the Approvals are revoked, suspended, withdrawn, terminated or forfeited for any reason; or

                        (cc) there is any material change, variation or amendment to the Approvals and the result is likely, in the opinion of the Mortgagee to have a material adverse effect on the Business.

        11.3    NO DEFAULT CERTIFICATE

        At the request of the Mortgagee the Mortgagor must immediately give the Mortgagee a certificate signed by 2 directors of the Mortgagor stating whether or not an Event of Default has occurred or is likely to occur.

        11.4    REPORT BY QUALIFIED ACCOUNTANT

        Following the occurrence of any Event of Default whether or not the Mortgagee has exercised any of its rights and powers on default, the Mortgagor at its cost must at the request of the Mortgagee promptly provide the Mortgagee with a report by a qualified accountant approved by the Mortgagee on the financial condition of the Mortgagor, the Business, the value of any Mortgaged Property and any other related matter the Mortgagee requires.

12.     THE MORTGAGEE'S POWERS FOLLOWING EVENT OF DEFAULT

        12.1    EXERCISE OF POWERS GENERALLY

        The Mortgagee may exercise its powers under clauses 12 and 13:

                        (a) whether or not it has demanded payment of the Secured Money;

                        (b) in the manner and at the times it wishes;

                        (c) irrespective of any omission, neglect or delay; and

                        (d) notwithstanding that any negotiable instrument evidencing or giving rise to Secured Money has not matured.

        12.2    TERMINATION OF TRANSACTIONS AND PAYMENT OF PRIOR MORTGAGEES

        Following the occurrence of an Event of Default, the Mortgagee may:

                        (a) terminate or reverse any transaction or arrangement entered into by the Mortgagee at the express or implied request or with the express or implied consent of the Mortgagor;

                        (b) enter into any transaction and make any payment to extinguish any actual or contingent liability incurred by the Mortgagee at the express or implied request or with the express or implied consent of the Mortgagor;

                        (c) convert (directly or indirectly) the currency of any obligation of the Mortgagor to the Mortgagee to another currency; or

                        (d) pay any other mortgagee or encumbrancee of Mortgaged Property any amount required to discharge or purchase (with or without a transfer of its security) its debt.

        The Mortgagor must upon demand reimburse the Mortgagee all payments made and costs and expenses incurred pursuant to anything done under this clause.


        12.3    THE MORTGAGEE'S GENERAL POWERS

        Following the occurrence of an Event of Default, the Mortgagee may:

                        (a) enter into possession and control of, manage and use the Mortgaged Property;

                        (b) receive rents, profits and other payments in relation to the Mortgaged Property;

                        (c) carry on, contract out, lease or licence the Business and any other business in relation to the Mortgaged Property;

                        (d) take any action it considers necessary or desirable to preserve, maintain or enhance the Mortgaged Property, the Business or the security constituted by this deed:

                        (e) effect and maintain any insurance of or in relation to the Mortgaged Property or the Business;

                        (f) commence, conduct, defend, compromise, settle, discontinue or submit to arbitration any proceedings, claims, questions or disputes in connection with the Mortgaged Property, the Business or this deed;

                        (g) prove any debt or liability owed to the Mortgagor in the bankruptcy, insolvency or winding up of any person and receive dividends and assent to any proposal for a composition or scheme of arrangement;

                        (h) exercise the rights of the Mortgagor in connection with the Mortgaged Property or the Business;

                        (i) perform obligations of the Mortgagor in connection with the Mortgaged Property and the Business under this deed or otherwise;

                        (j) renew, terminate, repudiate, rescind, vary, accept surrenders of and exercise rights under any contract or arrangement entered into by the Mortgagor, any predecessor in title or the Mortgagee (pursuant to the powers in this deed or at general law) in connection with the Mortgaged Property or the Business;

                        (k) renew, allow to lapse, surrender or vary the conditions of any licence held in connection with the Mortgaged Property or the Business;

                        (l) deal in any way with the Mortgaged Property, any estate or interest in it, any right attaching to it or any encumbrance affecting it;

                        (m) sell, surrender, dispose of, realise or convert into money the Mortgaged Property on any terms and in any manner;

                        (n) grant upon any terms and in any manner an option to purchase, lease or acquire an interest in the Mortgaged Property;

                        (o) grant upon any terms and in any manner leases, licenses and any other interests in or rights over the Mortgaged Property or the Business;

                        (p) in the name and on behalf of the Mortgagor or otherwise, borrow or obtain any form of financial accommodation upon any terms in connection with the exercise of any power under this deed or at general law;

                        (q) secure upon any terms and in any manner any money borrowed or liability incurred by charge or mortgage over the Mortgaged Property whether ranking in priority to, equally with or after this deed;

                        (r) demolish, replace, repair, alter, or develop, enlarge or construct any Mortgaged Property;

                        (s) in the name of the Mortgagor or otherwise acquire, take on lease or licence, hire or invest in any property upon any terms and in any manner for use in connection with the Mortgaged Property or the Business and in the name of the Mortgagor or otherwise grant a mortgage or charge over the acquired property to the

                        Mortgagee as security for the Secured Money;

                        (t) change the use or nature of any Mortgaged Property or any title to any Mortgaged Property;

                        (u) draw, accept, make and endorse any negotiable instrument;

                        (v) make calls, enforce payment of any call which is payable and unpaid and otherwise get in the capital of the Mortgagor;

                        (w) take up any rights issue or offer arising in connection with the Mortgaged Property;

                        (x) promote the formation of companies to acquire any Mortgaged Property or Business or assume any obligations of the Mortgagor;


                        (y) delegate in any manner any of its powers and rights under this deed or at general law;

                        (z) upon any terms and in any manner employ and terminate the employment of persons and engage and terminate the engagement of agents, contractors, consultants, advisers, auctioneers and other persons in connection with its powers under this deed or at general law;

                        (aa) expend money, assume obligations and incur liabilities in connection with any power under this deed or at general law; and

                        (bb) do anything else in Australia and elsewhere the Mortgagee considers necessary, desirable or convenient to be done in connection with the recovery of Secured Money and anything incidental or conducive to the exercise of any other power under this deed or general law.

        12.4    EXERCISE OF POWERS BY AGENT

        The Mortgagee may exercise its powers under this deed or general law by itself or through any agent. The fees charged by any agent must be paid by the Mortgagor.

13.     APPOINTMENT OF RECEIVERS

        13.1    APPOINTMENT, REMOVAL AND REPLACEMENT

                13.1.1 Following the occurrence of an Event of Default, the Mortgagee may appoint one or more persons to be jointly, severally or jointly and severally Receiver of any Mortgaged Property.

                13.1.2 The Mortgagee may appoint a Receiver under this deed notwithstanding the bankruptcy or insolvency of the Mortgagor.

                13.1.3 The Mortgagee may appoint any person to replace any Receiver who has been removed or who has retired or died.

                13.1.4 The Mortgagee may by written notice to a Receiver remove that Receiver absolutely or in relation to any part of the Mortgaged Property.

        13.2    RECEIVER'S REMUNERATION

                13.2.1 The Mortgagee may fix the remuneration of a Receiver and at any time by agreement with that Receiver vary that Receiver's remuneration.

                13.2.2 The Mortgagor must pay and a Receiver may retain out of money received by him or her his or her remuneration and (except where they arise because of the wilful misconduct or gross negligence of the Receiver) the costs, charges and expenses incurred by that Receiver as receiver and money on account of other liabilities incurred actually or contingently by that Receiver as receiver.

                13.2.3 The Mortgagor must reimburse the Mortgagee any payment made to a Receiver on account of that Receiver's fees or any cost or expense incurred by that Receiver.

        13.3    RECEIVER AGENT OF THE MORTGAGOR

        Unless otherwise prevented by law, a Receiver will be the agent of the Mortgagor. The Mortgagor agrees to be responsible for each Receiver's acts and omissions.

        13.4    RECEIVER'S POWERS

        Subject to any express limitation in his or her appointment, a Receiver may in his or her discretion exercise the same powers and rights as those of the Mortgagee under this deed and at general law including, without limitation, the powers listed in clause 12.3.

14.     PROVISIONS RELATING TO THE MORTGAGEE'S AND RECEIVER'S POWERS

        14.1    POWERS ARE IN ADDITION TO STATUTORY POWERS

        The powers of the Mortgagee and a Receiver under this deed are to be construed separately and are independent of and in addition to any other legal, equitable or statutory powers.

        14.2    WAIVER OF STATUTORY NOTICES

        To the extent permitted by any legislation, the Mortgagor agrees to dispense with any notice of or lapse of time before the Mortgagee or a Receiver may exercise any option, power or right following the occurrence of any Event of Default including, without limitation, notice or lapse of time which otherwise might be required pursuant to section 57 of the Real Property Act 1900 or section 111 of the Conveyancing Act 1919.

        14.3    PROTECTION OF PURCHASERS

        The Mortgagor agrees that any person dealing with the Mortgagee or any Receiver need not be concerned whether any power of the Mortgagee or that Receiver has arisen or with the propriety of any transaction undertaken by the Mortgagee or any Receiver even if it has actual notice to the contrary.

        14.4    SPECIFIC AUTHORITY TO EXERCISE POWERS

        The Mortgagor irrevocably and unconditionally authorises the Mortgagee and any Receiver to exercise its powers under this deed or any legislation notwithstanding that the Event of Default giving rise to exercise of such powers may subsequently be deemed never to have occurred. In such circumstances the Mortgagor:

                        (a) does not have any claim against the Mortgagee or a Receiver for trespass or for any loss suffered by the Mortgagor other than because of fraud or gross negligence on the part of the Mortgagee or Receiver; and

                        (b) indemnifies the Mortgagee and any Receiver against any claim or loss arising other than because of fraud or gross negligence.

        14.5    PROTECTION OF THE MORTGAGEE AND RECEIVER

        The Mortgagor agrees that the Mortgagee and any Receiver are not liable for any loss which may arise because of any omission or delay in the exercise of any of their respective powers under this deed or any legislation.

              14.6   MONEY OUTLAID IS SECURED

              The Mortgagor must upon demand pay any money outlaid by the Mortgagee or any Receiver in exercising powers under this deed or at general law.

              14.7   ENTITLEMENT TO CHARGE COMMISSIONS

              The Mortgagee and a Receiver (if permitted by the Mortgagee) may, in addition to any fee or other charge, charge a commission in connection with the management of and collection of income from the Mortgaged Property to the extent that those tasks have not been delegated to an agent.

              14.8   THE MORTGAGEE MAY GIVE UP POSSESSION OF MORTGAGED PROPERTY

              The Mortgagee may at any time give up possession of the whole or any part of the Mortgaged Property.

         15.  POWER OF ATTORNEY

              15.1   APPOINTMENT OF ATTORNEY

              For valuable consideration, the Mortgagor irrevocably appoints the Mortgagee, the directors and the secretary of the Mortgagee, any employee whose title includes the word "manager" and each Receiver severally its attorneys.

              15.2   POWERS EXERCISABLE BY ATTORNEYS

                     15.2.1 Each attorney appointed under clause 15.1 may in the name of the attorney or the Mortgagor:

                             (a) perform any obligation owed by the Mortgagor at any time to the Mortgagee;

                             (b) complete any blanks and correct any manifest errors in this deed or any ancillary document or agree or give effect to any such completion or correction and do all things necessary to procure the registration of this deed as a valid security with the priority intended by the Mortgagee;

                             (c) after the occurrence of an Event of Default, do anything in connection with the Mortgaged Property which the Mortgagor could do; and

                             (d) delegate its powers to any person for any period and revoke such delegation.

              15.3   CONFLICTS OF DUTY

              An attorney appointed under clause 15.1 may act notwithstanding any conflict of duty or a direct or personal interest in the means or result.

              15.4   ATTORNEY'S INDEMNITY AND COSTS

                     15.4.1 The Mortgagor indemnifies any attorney against any liability or loss arising from the exercise of any powers under this deed.

                     15.4.2 The Mortgagee may indemnify any attorney in connection with the exercise of its powers and the Mortgagor must reimburse any money paid pursuant to any such indemnity.

         16.  PRESERVATION OF THE MORTGAGEE'S RIGHTS

              16.1   GENERAL PRESERVATION OF RIGHTS

              This deed is a continuing security for the Secured Money. The liabilities of the Mortgagor under this deed and the rights of the Mortgagee, a Receiver or an attorney of the Mortgagor appointed under this deed are not affected by:

                             (a) the Mortgagee granting any time or indulgence to the Mortgagor or another person;

                             (b) the Mortgagee compounding or compromising with or wholly or partially releasing any Borrower, Guarantor or other person;

                             (c) laches, acquiescence, delay, acts, omissions or mistakes by the Mortgagee, Receiver or another person;

                             (d) the Mortgagee taking, varying, wholly or partially discharging or otherwise dealing with or losing or impairing any other security for Secured Money;

                             (e) any security for or obligation to pay Secured Money being or becoming void, voidable or unenforceable;

                             (f) any person who was intended to assume any actual or contingent liability to pay Secured Money not doing so or not doing so effectively or being discharged;

                             (g) any other transaction or arrangement between the Mortgagee or any other person; or

                             (h) anything else which might otherwise have such affect at law or in equity.

              16.2   NO MERGER

                     16.2.1 The Mortgagee's right to payment of Secured Money arising under any other instrument does not merge with the Mortgagor's undertaking to pay Secured Money under this deed.

                     16.2.2 This deed does not merge with or affect any other security or any judgment or order held at any time by the Mortgagee.

              16.3   NO SUSPENSION OF PAYMENT OBLIGATION

              The Mortgagee may demand payment of Secured Money and exercise its other rights and powers under this deed even if a negotiable instrument, security, contract or other obligation relating to Secured Money is still current or has not matured or fallen due.

              16.4   COMBINATION OF AND NEW ACCOUNTS

                     16.4.1 Subject to any express agreement to the contrary, the Mortgagee may at any time combine any two or more accounts which the Mortgagor may have with the Mortgagee and deal with the Mortgagor as if those two or more accounts had always been the one account.

                     16.4.2 The Mortgagee may without notice open up any new account of the Mortgagor with the Mortgagee and credit the new account with any credit in any other account or any new receipts.

              16.5   NO COMPETITION

              The Mortgagor must not claim or receive the benefit directly or indirectly of any distribution, dividend or payment in connection with the winding up or liquidation of any person who also has any liability in respect of the Secured Money if that would reduce the amount which the Mortgagee may receive from that other person.

              16.6   NO ORDER IN EXERCISE OF SECURITIES

              The Mortgagee may exercise its powers under this deed and any other security held for Secured Money in any order it wishes.

              16.7   RE-INSTATEMENT OF THE MORTGAGEE'S RIGHTS

              If any claim that a payment, obligation, settlement, transaction, conveyance or transfer in connection with Secured Money (or money which would be Secured

              Money if the claim was invalid) is void or voidable under any law relating to insolvency, bankruptcy or the protection of creditors is upheld, conceded or compromised:

                             (a) the Mortgagee is entitled immediately as against the Mortgagor to the rights in respect of the Secured Money to which it would have been entitled if all or part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

                             (b) the Mortgagor agrees to immediately do any act or sign any document at the Mortgagee's request to restore the Mortgagee to any security or guarantee held by it from the Mortgagor immediately before that payment, obligation, settlement, transaction, conveyance or transfer.

         17.  FURTHER ASSURANCES

              17.1   PERFECTION OF SECURITY

              The Mortgagor must immediately, upon request by the Mortgagee, do acts, obtain consents, pay fees and execute deeds and other documents deemed necessary or desirable by the Mortgagee:

                             (a) to perfect any mortgage or charge pursuant to this deed;

                             (b) to effect any mortgage or charge agreed to be given pursuant to this deed;

                             (c) to enable the exercise of the Mortgagee's rights and powers under this deed;

                             (d) to effect the security and priority intended by this deed and the Mortgagee;

                             (e) to more effectively secure the Mortgaged
                             Property to the Mortgagee; and

                             (f) to give the Mortgagee a legal mortgage over any property (including, without limitation, any Debt) mortgaged or charged under this deed.

              17.2   LAND COMPRISING MORTGAGED PROPERTY

                     17.2.1 Without limiting clause 17.1, the Mortgagor must at its cost at the reasonable request of the Mortgagee immediately execute and procure the registration of:

                             (a) a mortgage over any registered land or registered dealing at any time comprising Mortgaged Property; or

                             (b) a deed of conveyance creating a legal mortgage over any unregistered land or interest in land at any time comprising Mortgaged Property.

                     17.2.2 An instrument required by the Mortgagee pursuant to clause 17.2.1 will contain such provisions as the Mortgagee may require.

              17.3   ASSIGNMENT OF INCOME AND COMPENSATION

                     17.3.1 To the extent permitted by law, the Mortgagor absolutely assigns to the Mortgagee as security for Secured Money the Mortgagor's right to demand, sue for, recover and receive:

                             (a) premiums, rents, licence or other fees under any lease, licence or other agreement at any time relating to Mortgaged Property; and

                             (b) compensation arising at any time in connection with the Mortgaged Property.

                     17.3.2 Upon request at any time the Mortgagor must perfect the assignment referred to in clause 17.3.1 as a legal assignment.

         18.  THE MORTGAGEE'S RIGHT TO ASSIGN

              18.1   ASSIGNMENT

              The Mortgagee may at any time assign or deal in any way with its interest in Secured Money or its rights under this deed. Provided the Mortgagor's aggregate liability is not thereby increased it must, at the request and cost of the Mortgagee, sign any deed or other document reasonably required by the Mortgagee pursuant to any such assignment or dealing.

              18.2   DISCLOSURE OF INFORMATION

              The Mortgagee may, without notice to the Mortgagor, disclose information relating to the Mortgagor, a Borrower, a Guarantor, the Mortgaged Property or Secured Money in connection with a genuine proposal to assign any interest in Secured Money or this deed.

         19.  COSTS

              19.1   MORTGAGOR TO PAY ALL COSTS

              The Mortgagor must pay to the Mortgagee all costs and expenses (including legal costs on a full indemnity basis and out of pocket expenses) incurred by the Mortgagee, a Receiver or any attorney of the Mortgagor pursuant to clause 15 in connection with:

                             (a) the preparation, negotiation, stamping, registration variation, discharge or release of this deed and any agreement varying or relating to this deed and any associated investigation, enquiries and searches;

                             (b) the recovery of the Secured Money;

                             (c) the occurrence of an Event of Default and the assessment of the Mortgagee's securities, rights and duties;

                             (d) the exercise or attempted exercise of any power conferred on the Mortgagee or any Receiver pursuant to this deed or by law or on any attorney pursuant to clause 15;

                             (e) any obligation the Mortgagee has at any time to the Mortgagor pursuant to any legislation, this deed or any transaction contemplated by this deed;

                             (f) the consideration of any application for its consent or approval in connection with this deed and the issue or refusal of consent or approval; and

                             (g) the assessment of the Mortgagor's position following the occurrence of an Event of Default.

              19.2   MORTGAGOR TO REIMBURSE FID

              The Mortgagor must reimburse the Mortgagee all sums of financial institutions duty and other duties, taxes or imposts incurred or payable by the Mortgagee in relation to the advance and receipt of Secured Money.

              19.3   MORTGAGOR TO PAY STAMP DUTY

              The Mortgagor must pay immediately on demand by the Mortgagee and in any case by their due date all stamp, mortgage and other duties, imposts, taxes and levies arising directly or indirectly in respect of this deed, any variation or any transaction contemplated or evidenced by this deed. The Mortgagor must immediately reimburse the Mortgagee any such duties, imposts, taxes and levies paid by the Mortgagee.

              19.4   PAYMENT OF THE MORTGAGEE'S ADMINISTRATION FEE

              The Mortgagor agrees to pay the Mortgagee upon demand a fee for the time spent by employees of the Mortgagee in:

                             (a) considering any application for any approval or consent required under this deed; and

                             (b) exercising its rights and powers and taking any action to recover the Secured Money following the occurrence of an Event of Default.

              The fee will be calculated by reference to the hourly rates recommended by the Insolvency Practitioners Association of Australia from time to time and the Mortgagee's determination of the equivalent seniority levels of its employees.

         20.  GENERAL

              20.1   SIGNING OF NOTICES BY THE MORTGAGEE

              Any statement, demand or notice to the Mortgagor will be effectively signed on behalf of the Mortgagee if it is executed or signed by the Mortgagee, any director or secretary of the Mortgagee, any employee whose title includes the word "manager", "president" or "vice-president", the Mortgagee's solicitor or any person authorised by any of the above.

              20.2   SERVICE OF NOTICES

                     20.2.1 In addition to effecting service pursuant to any statute, any statement, demand or notice to any party may be validly served for the purposes of this deed by being delivered or sent by registered post to the address of the addressee or sent by facsimile to the facsimile number of the addressee. The address and facsimile numbers of the parties for the purposes of this clause are those set out in item 1 of Schedule 1 or such others as are from time to time notified in writing by the parties to all of the other parties. Service pursuant to this clause is taken to be effected:

                             (a) where delivered, upon actual delivery; and

                             (b) where sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient, except where actual delivery is made or the facsimile is sent after 4.30pm or on a day which is not a business day when service is taken to be effected at

              9.00am on the next following business day.

              20.3   REGISTRATION AND REQUISITIONS

              The Mortgagor must upon demand by the Mortgagee procure registration of this deed and any mortgage or encumbrance given pursuant to this deed with the priority intended by the Mortgagee. The Mortgagor must to the satisfaction of the Mortgagee promptly comply with any requisition raised by any authority in connection with this deed its stamping and registration.

              20.4   NO MORATORIUM

              The provisions of any legislation postponing payment of money, reducing or fixing rates of interest or purporting to curtail or restrict any rights of the Mortgagee or a Receiver are to the extent that it is lawful expressly excluded from application to this deed.

              20.5   TIME OF THE ESSENCE FOR MORTGAGOR'S OBLIGATIONS

              The Mortgagor agrees that time is of the essence in relation to the performance of its obligations expressed in or implied by this deed.

              20.6   THE MORTGAGEE'S CONSENTS

                     20.6.1 Where the Mortgagee's consent or approval is required pursuant to this deed:

                             (a) unless otherwise expressed it may in the Mortgagee's discretion (and whether or not acting reasonably) be withheld or given subject to terms or conditions; and

                             (b) it is not valid unless expressly given in writing by the Mortgagee.


                     20.6.2 Any consent given under this deed is not deemed to be consent in the context of any other agreement. Nothing in this deed can require the Mortgagee to give its consent in the context of any other agreement.

                     20.6.3 The Mortgagor must comply with the terms and conditions of any consent.

                     20.6.4 The Mortgagee may engage consultants and advisers to advise it in relation to any application for its approval or consent under this deed. The costs of those consultants and advisers must be reimbursed by the Mortgagor upon demand.

                     20.6.5 The Mortgagor agrees that the Mortgagee (and the Mortgagee's employees and consultants) owes no duty of care to the Mortgagor in issuing any consent or approval and that in determining whether to proceed with the thing consented to or approved the Mortgagor must rely entirely on its own judgment and the advice of its own employees and consultants.

            20.7     SURVIVAL OF PERSONAL COVENANTS AND AGREEMENTS

            Any personal covenant or agreement by the Mortgagor to pay Secured Money or any indemnity by the Mortgagor in favour of the Mortgagee in this deed remains in full force despite any release or discharge of the whole or any part of the Mortgaged Property.

            20.8     SEVERABILITY OF PROVISIONS

            Every provision of this deed is independent of the others. Any provision which is prohibited or unenforceable in any jurisdiction is to the extent of the prohibition or unenforceability deemed removed without invalidating the remaining provisions.

            20.9     APPLICABLE LAW

            This deed is governed by the law of New South Wales. The parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the New South Wales court system.

            20.10        MAXIMUM PROSPECTIVE LIABILITY

                     20.10.1 For the purposes of the priority rules in section 282 of the Corporations Law this deed secures a prospective liability up to the maximum amount specified in item 2 of
                     Schedule 1 in addition to any present liability.

                     20.10.2 For so long as there is no other charge over any Mortgaged Property registered subsequently to this deed, this deed also secures an additional prospective liability of an unlimited amount.

                     20.10.3 Where there is another charge over any Mortgaged Property registered subsequently to this deed, to the extent that the priority accorded to this deed pursuant to section 282 of the Corporations Law and clause 20.10.1 is not adversely affected this deed also secures an additional prospective liability of an unlimited amount.


                                    SCHEDULE

ITEM 1        SERVICE OF NOTICES

MORTGAGOR

Address:             Level 1, 13-15 Bridge Street, Sydney, New South Wales

Fax No:              (02) 9360 5770

MORTGAGEE

Principal Healthcare Finance Pty Limited
Attention:    Bill Chapman/Robert Tobias
Address:            c/o Phillips Fox, Level 12, 255 Elizabeth Street,
                    Sydney, New South Wales
Fax No:             (02) 9283 4144

AND TO

Omega (UK) Ltd
Attention:    John Storey
Address:            145 Cannon Street, London, EC4N 5BT
Fax No:             0011 44 171 929 3555

AND TO

Omega Healthcare Investors, Inc.
Attention:    Essel Bailey
Address:            900 Victors Way, Suite 345, Ann Arbor, Michigan 48108, USA
Fax No:             0011 1 734 887-0301

ITEM 2        MAXIMUM PROSPECTIVE LIABILITY

$25,000,000.00

ITEM 3 - FACILITY

The Logan Nursing Home located at 271 Middle Road, Greenbank, Queensland (being the land more particularly described as Lot 2 in Survey Plan 103669, Title Reference 50239805).

EXECUTED AS A DEED

Executed by PENDER BROS PTY LTD by:


 ..................................      ....................... ................
Signature of authorised person          Signature of authorised person

 ..................................      ................. ......................
Office held                             Office held

 ..................................      ................. ......................
Name of authorised person               Name of authorised person
(print)                                 (print)

                                    CONTENTS

1.         DEFINITIONS AND INTERPRETATION ......................................   1
1.1        Definitions .........................................................   1
1.2        Interpretation ......................................................   3
1.3        Joint and several ...................................................   4
1.4        Successors and assigns ..............................................   4
1.5        Headings and table of contents ......................................   5
1.6        References to and calculations of time ..............................   5
1.7        Corporate relationships .............................................   5
1.8        Defined terms from the Lease ........................................   5

2.         CHARGE AND ITS NATURE ...............................................   6
2.1        Charge ..............................................................   6
2.3        Title documents .....................................................   6
2.4        Fixed charge ........................................................   6
2.5        Floating charge .....................................................   6
2.6        Dealings with Mortgaged Property subject to
           floating charge .....................................................   6
2.7        Conversion of floating charge to fixed charge .......................   6
2.8        Crystallisation of floating charge ..................................   7
2.9        De-crystallisation ..................................................   7

3.         PERFORMANCE OF MORTGAGOR'S OBLIGATIONS GENERALLY ....................   7
3.1        Performance of all obligations ......................................   7
3.2        The Mortgagee's right to remedy .....................................   8

4.         PAYMENT OF SECURED MONEY ............................................   8
4.1        Time for payment ....................................................   8
4.2        No pre-condition to demanding payment of the
           Secured Money .......................................................   8
4.3        Payment following an Event of Default ...............................   8
4.4        Payment without deduction or set-off ................................   8
4.5        Credit for payment ..................................................   8
4.6        Application of payments .............................................   9
4.7        Place for payment of money ..........................................   9
4.8        Set-off against other accounts ......................................   9
4.9        Overpayment .........................................................  10
4.10       Payment in wrong currency ...........................................  10
4.11       Interest ............................................................  10

5.         INSURANCE OBLIGATIONS ...............................................  10
5.1        Insurance of Mortgaged Property .....................................  10
5.2        Public risk and other insurances ....................................  11
5.3        General insurance obligations .......................................  11
5.4        Assignment of insurance proceeds ....................................  11

6.         UNDERTAKINGS RELATING TO THE MORTGAGOR'S BUSINESS
           AND ASSETS  .........................................................  12
6.1        Carrying on the Business ............................................  12
6.2        Repair and security .................................................  12
6.3        Replacement of damaged or destroyed property ........................  12


6.4     Performance of all lease obligations ..........................................  12
6.5     Compliance by Moran Australia and Moran Group with
        the Capex Agreement ...........................................................  13
6.6     Maintenance of books and accounts .............................................  13
6.7     Environmental risk management .................................................  13

7.      NEGATIVE COVENANTS ............................................................  14
7.1     Prohibition on dealing with the Mortgaged Property ............................  14
7.2     Prohibition on dealings with Debts ............................................  14
7.3     Prohibition on acts prejudicial to the Mortgagee's
        security ......................................................................  15
7.4     Prohibitions in relation to the Business ......................................  15
7.5     Prohibition relating to capital ...............................................  15
7.6     Other prohibitions not to be affected .........................................  15

8.      PROVISIONS APPLYING TO A TRUSTEE MORTGAGOR ....................................  15
8.1     Application of clause 8 .......................................................  15
8.2     Warranties relating to the Trust ..............................................  15
8.3     Specific prohibitions relating to the Trust ...................................  16
8.4     Financial information .........................................................  16
8.5     Mortgagor's right of indemnity ................................................  17
8.6     New trustees ..................................................................  17
8.7     Mortgagor's liability unlimited ...............................................  17

9.      WARRANTIES AND INDEMNITIES ....................................................  17
9.1     Warranties ....................................................................  17
9.2     Indemnities ...................................................................  18

10.     PROVISION OF INFORMATION AND ACCESS FOR THE
        MORTGAGEE .....................................................................  19
10.1    Access to the Business and Mortgaged Property .................................  19
10.2    Notification of matters to the Mortgagee ......................................  19

11.     EVENT OF DEFAULT ..............................................................  20
11.1    Mortgagor to prevent Event of Default .........................................  20
11.2    Event of Default ..............................................................  20
11.3    No default certificate ........................................................  24
11.4    Report by qualified accountant ................................................  24

12.     THE MORTGAGEE'S POWERS FOLLOWING EVENT OF DEFAULT .............................  24
12.1    Exercise of powers generally ..................................................  24
12.2    Termination of transactions and payment of prior
        mortgagees ....................................................................  25
12.3    The Mortgagee's general powers ................................................  25
12.4    Exercise of powers by agent ...................................................  27

13.     APPOINTMENT OF RECEIVERS ......................................................  27
13.1    Appointment, removal and replacement ..........................................  27
13.2    Receiver's remuneration .......................................................  28
13.3    Receiver agent of the Mortgagor ...............................................  28
13.4    Receiver's powers .............................................................  28

14.     PROVISIONS RELATING TO THE MORTGAGEE'S AND
        RECEIVER'S POWERS .............................................................  28
14.1    Powers are in addition to statutory powers ....................................  28


14.2       Waiver of statutory notices ......................................... 29
14.3       Protection of purchasers ............................................ 29
14.4       Specific authority to exercise powers ............................... 29
14.5       Protection of the Mortgagee and Receiver ............................ 29
14.6       Money outlaid is secured ............................................ 29
14.7       Entitlement to charge commissions ................................... 29
14.8       The Mortgagee may give up possession of Mortgaged
           Property ............................................................ 30

15.        POWER OF ATTORNEY ................................................... 30
15.1       Appointment of attorney ............................................. 30
15.2       Powers exercisable by attorneys ..................................... 30
15.3       Conflicts of duty ................................................... 30
15.4       Attorney's indemnity and costs ...................................... 30

16.        PRESERVATION OF THE MORTGAGEE'S RIGHTS  ............................. 31
16.1       General preservation of rights ...................................... 31
16.2       No merger  .......................................................... 31
16.3       No suspension of payment obligation ................................. 31
16.4       Combination of and new accounts ..................................... 32
16.5       No competition ...................................................... 32
16.6       No order in exercise of securities .................................. 32
16.7       Re-instatement of the Mortgagee's rights ............................ 32

17.        FURTHER ASSURANCES .................................................. 32
17.1       Perfection of security .............................................. 32
17.2       Land comprising Mortgaged Property .................................. 33
17.3       Assignment of income and compensation ............................... 33

18.        THE MORTGAGEE'S RIGHT TO ASSIGN ..................................... 34
18.1       Assignment .......................................................... 34
18.2       Disclosure of information ........................................... 34

19.        COSTS ............................................................... 34
19.1       Mortgagor to pay all costs .......................................... 34
19.2       Mortgagor to reimburse FID .......................................... 35
19.3       Mortgagor to pay stamp duty ......................................... 35
19.4       Payment of the Mortgagee's administration fee ....................... 35

20.        GENERAL ............................................................. 35
20.1       Signing of notices by the Mortgagee ................................. 35
20.2       Service of notices .................................................. 35
20.3       Registration and requisitions ....................................... 36
20.4       No moratorium ....................................................... 36
20.5       Time of the essence for Mortgagor's obligations ..................... 36
20.6       The Mortgagee's consents ............................................ 36
20.7       Survival of personal covenants and agreements ....................... 37
20.8       Severability of provisions .......................................... 37
20.9       Applicable law ...................................................... 37
20.10      Maximum prospective liability ....................................... 37
SCHEDULE   ..................................................................... 38


                       DEED OF FIXED AND FLOATING CHARGE

                   (securing all money owing at any time as a
                         principal debtor or guarantor)

                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                              PENDER BROS PTY LTD






                          [PHILLIPS FOX LAWYERS LOGO]

                         DEED OF GUARANTEE AND INDEMNITY


THIS DEED IS MADE ON                      NOVEMBER 12                     1998


PARTIES

PENDER BROS PTY LTD, ACN 000 003 556 of Level 1, 13-15 Bridge Street, Sydney NSW 2000 ("GUARANTOR")

PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 of Level 12, 255 Elizabeth Street, Sydney, New South Wales, Australia in its own capacity and as trustee of the Principal Healthcare Finance Trust ("PHF")


AGREEMENTS BETWEEN THE PARTIES

1.  DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS

              In this deed:

              Borrower means collectively and individually the persons named as such in the Schedule;

              Capex Agreement means the capital contribution agreement PHF and the Borrower dated on or around the date of this deed;

              Guaranteed Money means all money which at any time under the Capex Agreement:

                   (a) is actually or contingently owing or remains unpaid; or

                   (b) may, because of a then existing arrangement or circumstance, become actually or contingently owing in the future,

              to PHF by the Borrower in any capacity and whether alone or jointly or jointly and severally with others;

              Lease means the lease of amongst other things, real property between Moran and PHF dated on or around the date of this deed;

              Trust means any trust or settlement as trustee of which the Guarantor has entered into this deed; and

              Trust Deed means, in relation to a Trust, the instrument setting out all the terms currently governing that Trust.

         1.2. INTERPRETATION

              1.2.1.   A reference to:

                   1.2.1.1. a person includes the trustee, executor or administrator of that person;

                   1.2.1.2. PHF includes any assignee;

                   1.2.1.3. a group of persons (including the Guarantor if more than 1 person) includes any one or more of them;

                   1.2.1.4. any thing or amount is a reference to the whole and each part of it; and

                   1.2.1.5. a clause or schedule is a reference to a clause of or schedule to this deed.

              1.2.2. Unless the context otherwise requires, a word which denotes:

                   1.2.2.1. the singular includes the plural and vice versa;

                   1.2.2.2. any gender includes the other gender; and

                   1.2.2.3. a person includes an individual, a body corporate and a government.

         1.3. JOINT AND SEVERAL

              Any agreement, warranty, representation or obligation which binds or benefits 2 or more persons under this deed binds or benefits those persons jointly and severally.

         1.4. HEADINGS AND TABLE OF CONTENTS

              Headings and the table of contents must be ignored in the interpretation of this deed.

         1.5. DEFINED TERMS FROM THE LEASE

              Words which have a defined meaning in the Lease have the same meaning when used in this deed unless the same word is also defined in this deed, in which case the definition in this deed prevails to the extent of the inconsistency.

2.  GUARANTEE AND INDEMNITY

         2.1. UNCONDITIONAL GUARANTEE

              The Guarantor unconditionally and irrevocably guarantees the punctual payment of Guaranteed Money to PHF. The Guarantor must upon demand immediately pay PHF any amount of Guaranteed Money not paid by the Borrower on its due date. The Guarantor must not delay payment because any negotiable instrument relating to Guaranteed Money has not matured.

         2.2. UNCONDITIONAL INDEMNITY

              The Guarantor unconditionally and irrevocably indemnifies PHF against all losses, damages, costs, charges, liabilities and expenses which PHF may at any time suffer or incur directly or indirectly because:

              2.2.1 it does not for any reason recover from the Borrower any Guaranteed Money or any money which would be Guaranteed Money but for:

                   2.2.1.1  the fact that any agreement between
                            PHF and the Borrower or another
                            person is void, voidable or wholly
                            or partially unenforceable; or

                   2.2.1.2  any release of the Borrower;

              2.2.2 PHF has to disgorge any money paid to or received by it and credited against Guaranteed Money;

              2.2.3 the Borrower or the Guarantor fails to pay any Guaranteed Money when payable;

              2.2.4 the occurrence of any event or circumstance entitling PHF to demand payment of money from the Borrower earlier than the time it would otherwise have become payable;

              2.2.5 PHF exercises or attempts to exercise any power or right in relation to the recovery of any Guaranteed Money;

              2.2.6 PHF seeks to recover any Guaranteed Money from any other person liable to pay; or

              2.2.7    a warranty in this deed is incorrect in any respect; or

              2.2.8 the rate of interest applying to any judgment debt is less than that applying to the original obligation to pay Guaranteed Money in respect of which a judgment was obtained.

              The Guarantor must upon demand immediately pay PHF any amount of loss, damage, cost, charge, liability or expense so indemnified.

         2.3. LIMITATION OF LIABILITY

              The Guarantor's guarantee in clause 2.1 and indemnity in clause 2.2 are in respect of the whole of the Guaranteed Money. However, the Guarantor's liability under clause 2.1 and
              2.2 is in aggregate limited to $5,000,000.00 plus any interest payable on that amount and any costs or expenses of any nature whatsoever incurred by PHF under or in connection with this deed or any associated security.

         2.4. RELEASE

              PHF will release the Guarantor from its obligations under this deed upon the earlier of:

              2.4.1 the Borrower performing all its obligations under the Capex Agreement; and

              2.4.2 the Borrower performing all of its obligations under the Lease.

3.  PAYMENT OF GUARANTEED MONEY
         3.1. PAYMENT WITHOUT DEDUCTION

              The Guarantor must pay money owing under this deed in immediately available funds without any deduction. The Guarantor irrevocably and unconditionally waives any right of set-off or counter-claim in relation to any money owing by it under this deed and any right to rely on any defence available to the Borrower.

         3.2. COMBINATION OF ACCOUNTS

              The Guarantor authorises PHF without notice and in its discretion to apply credit balances in any account of the Guarantor with PHF towards satisfaction of any amount then payable by the Guarantor under this deed.

         3.3. APPLICATION OF PAYMENTS

              3.3.1. The Guarantor irrevocably waives its right to determine the appropriation of any money paid to PHF. All payments of Guaranteed Money may be applied in the absolute discretion of PHF towards reduction or satisfaction of that part of the Guaranteed Money which PHF elects. Payment of Guaranteed Money may be credited by PHF to a suspense account and appropriated to Guaranteed Money in its discretion.

              3.3.2. PHF is under no obligation to appropriate the proceeds of any security to payment of Guaranteed Money before payment of any other money secured by that security.

         3.4. INTEREST ON GUARANTEED MONEY

              3.4.1. Subject to clause 3.4.2, the Guarantor must upon demand pay PHF interest calculated daily at the Overdue Rate on any money owing pursuant to this deed from the date it is demanded to the date it is paid.

              3.4.2. The Guarantor is not required to pay interest on an amount of Guaranteed Money which, pursuant to an agreement between the Borrower and PHF, is bearing interest where that interest is itself Guaranteed Money.

4.  GENERAL GUARANTEE PROVISIONS

         4.1. GUARANTOR TO MAKE ENQUIRIES

              The Guarantor agrees that:

              4.1.1 in entering into this deed, it has relied exclusively upon its own knowledge and enquiries of the Borrower and the Borrower's proposed transactions with PHF; and


              4.1.2 PHF is not at any time required to provide the Guarantor with any information relating to the Borrower, any other Guarantor or any existing or proposed transaction with the Borrower.

         4.2. GUARANTOR'S OBLIGATIONS TO CONTINUE UNAFFECTED

              4.2.1. The obligations and liabilities of the Guarantor and the rights of PHF under this deed continue in respect of all money which is or becomes Guaranteed Money and are not affected by:

                   4.2.1.1. PHF granting any time, waiver or other indulgence to the Borrower, any Guarantor or another person;

                   4.2.1.2.  PHF consenting to any scheme of
                             arrangement or assignment for the
                             benefit of creditors by the Borrower
                             or compounding or compromising with
                             or wholly or partially releasing or
                             covenanting not to sue the Borrower
                             or another person;

                   4.2.1.3. laches, acquiescence, delay, acts, omissions or mistakes by PHF or another person;

                   4.2.1.4.  PHF taking, varying, wholly or
                             partially discharging or otherwise
                             dealing with or losing or impairing
                             any security for Guaranteed Money;

                   4.2.1.5.  any security for or obligation to pay
                             Guaranteed Money being or becoming void, voidable or unenforceable;

                   4.2.1.6. any person who was intended to assume liability to pay Guaranteed Money not doing so or not doing so effectively or being discharged;

                   4.2.1.7. the novation, assignment, rescission, termination or variation of any contract or arrangement between PHF and the Borrower or another person;

                   4.2.1.8. any other transaction or arrangement between PHF and the Borrower or another person;

                   4.2.1.9. any change in the constitution of the Borrower including the Borrower becoming a company, partnership or sole trader;

                   4.2.1.10. any change in the ownership or status of any
                             corporate Borrower or Guarantor or any change in the partners of a partnership Borrower or Guarantor;

                   4.2.1.11. the death, mental illness or bankruptcy of any individual Borrower or Guarantor;

                   4.2.1.12. the insolvency or deregistration of any corporate Borrower or Guarantor;

                   4.2.1.13.  (where the  Borrower or a Guarantor  is a trustee)
                               any breach of trust or any limitation on the trustee's indemnity or the trust assets available to satisfy the indemnity; or

                   4.2.1.14. anything else which might at law or in equity have the effect of prejudicing or discharging the Guarantor's liability under this deed.

              4.2.2.   Where a person who is named as a Guarantor:

                   4.2.2.1.    fails to execute or become bound by this deed; or

                   4.2.2.2. ceases for any reason to have any liability or continuing liability under this deed including, without limitation, pursuant to a release by, concession from or compromise with PHF, the remaining Guarantors continue to be bound by this deed for all Guaranteed Money notwithstanding clause 1.3.

         4.3. INCREASES IN GUARANTEED MONEY

              Without limiting clause 4.2.1, the Guarantor agrees that PHF may, without notice to or the consent of the Guarantor, deal with the Borrower or another person in any manner and that Guaranteed Money may increase pursuant to any such dealing.

         4.4. DISCRETION IN ENFORCING SECURITIES

              The Guarantor agrees that PHF may enforce this deed irrespective of whether it has made a demand on the Borrower or has enforced any other security for Guaranteed Money. The Guarantor waives any right to require the marshalling of any securities held by PHF for the Guaranteed Money.

         4.5. NO MERGER

              PHF's right to payment of Guaranteed Money arising under any other instrument does not merge with the Guarantor's obligation to pay Guaranteed Money under this deed. This deed does not merge with or affect any other security or agreement or any judgment or order held at any time by PHF.

         4.6. GUARANTOR'S SECURITY FROM BORROWER TO PHF

              The Guarantor agrees to hold any indemnity (together with any security for that indemnity) from the Borrower in respect of its liability under this deed in trust for PHF.

         4.7. DISCHARGE OF GUARANTOR'S SECURITIES

              Subject to clause 2.4, the Guarantor is not entitled to the discharge of any security which secures its obligations under this deed until:

              4.7.1 all Guaranteed Money (irrespective of whether amounts are ascertainable); and

              4.7.2 all other money actually or contingently owing under this deed or that security, has been paid to PHF and the Guarantor has provided evidence to PHF's reasonable satisfaction that no money will become owing pursuant to clause 2.2(b).

         4.8. WARRANTY AS TO GUARANTOR'S UNDERSTANDING AND VALIDITY

              The Guarantor warrants to PHF that:

              4.8.1 this deed is in all respects valid and binding on the Guarantor and enforceable in accordance with its terms;

              4.8.2 where the Guarantor is a company, there is justifiable commercial benefit to it in giving this guarantee and indemnity; and

              4.8.3    the Guarantor is solvent.

5.  INSOLVENCY OF BORROWER OR GUARANTOR

         5.1. GUARANTOR NOT TO PROVE IN COMPETITION

              The Guarantor must not, without PHF's prior written consent:

              5.1.1 other than by its attorney appointed pursuant to clause 5.2, prove in the bankruptcy or insolvency of the Borrower or any other Guarantor or claim or receive the benefit of any dividend, distribution or other payment pursuant to that bankruptcy or insolvency; or

              5.1.2 claim the benefit of any right, power, remedy or security held by PHF,

              until the Guaranteed Money and all other money owing under this deed has been paid in full to PHF.

         5.2. PHF AS GUARANTOR'S ATTORNEY

              For valuable consideration, each Guarantor irrevocably appoints PHF and the persons who are at any time a director, secretary or employee whose title includes the word "manager" of PHF severally its attorneys with power:

              5.2.1 in the name of the Guarantor, to do anything the Guarantor can do in connection with the bankruptcy or insolvency of a Borrower or another

                       Guarantor;

              5.2.2 in the name of the Guarantor, to exercise any security referred to in clause 4.6;

              5.2.3 where clause 6 applies, to do anything in exercise of any right of indemnity referred to in clause 6.5 or to enable direct access or recourse to trust assets for the purposes of the right referred to in clause 6.6;

              5.2.4 to apply any money received in payment of money owing under this deed; and

              5.2.5    to delegate its powers to any person for any period.

              An attorney may delegate and exercise any of these powers notwithstanding any conflict of duty or interest in the outcome.

6.  PROVISIONS APPLYING TO A TRUSTEE GUARANTOR

         6.1. APPLICATION OF CLAUSE 6

              Clause 6 applies where a Guarantor has entered into this deed as trustee of a trust. References in clause 6 to the Guarantor are to each Guarantor who has entered into this deed as trustee of a trust.

         6.2. WARRANTIES RELATING TO THE TRUST

              The Guarantor warrants to PHF that:

              6.2.1 a true and complete copy of the Trust Deed has been supplied to PHF's solicitors;

              6.2.2 the Trust is validly created and subsisting and no circumstances exist pursuant to which it may be determined and no date for the vesting of any of the Trust fund has been appointed other than as may be set out in the Trust Deed;

              6.2.3 the Guarantor is validly appointed as the only trustee of the Trust, is not in breach of its obligations as trustee and no circumstances exist pursuant to which it may be removed;

              6.2.4 this deed and any security given over Trust assets for the Guarantor's obligations under this deed is duly executed and granted pursuant to and in proper exercise of the powers of the Guarantor as trustee of the Trust and all formalities required by the Trust Deed in connection with this deed and any such security have been complied with;

              6.2.5 the execution and performance of this deed and any security given over Trust assets for the Guarantor's obligations under this deed is a proper purpose of the Trust and provides a valuable commercial benefit to the Trust;

              6.2.6 the Guarantor is entitled to be fully indemnified out of the assets of the Trust in respect of its liability under this deed;

              6.2.7 the Guarantor is the legal owner of all the assets of the Trust;

              6.2.8 there is no dispute between the Guarantor and any other person in relation to the Trust or the Trust assets; and

              6.2.9 there is nothing relating to the Trust which has not been disclosed to PHF and which might, if disclosed, reasonably be expected to affect PHF's decision to enter into any transaction with a Borrower or to rely on this deed.

         6.3. SPECIFIC PROHIBITIONS RELATING TO THE TRUST

              The Guarantor must not, without PHF's consent:

              6.3.1    cease to be the sole trustee of the Trust;

              6.3.2 cause or permit the Trust to be determined or a vesting date to be appointed;

              6.3.3 do or permit anything which adversely affects the Guarantor's right of indemnity against the Trust assets;

              6.3.4    in any way vary the Trust Deed or permit it to be varied;

              6.3.5    distribute or dispose of any Trust assets;  or

              6.3.6 delegate any powers of the Guarantor as trustee of the Trust or exercise any power of appointment.

         6.4. FINANCIAL INFORMATION

              The Guarantor must at any time at the request of PHF provide full financial and other details of the Trust.

         6.5. GUARANTOR'S RIGHT OF INDEMNITY

              Without limiting any other right PHF may have, the Guarantor assigns to PHF the Guarantor's right of indemnity against Trust assets in respect of the payment of money owing at any time pursuant to this deed.

         6.6. PHF TO HAVE DIRECT ACCESS TO TRUST ASSETS

              The Guarantor grants PHF direct access and recourse to the Trust assets to satisfy the Guarantor's obligations under this deed. This right is separate and independent to PHF's other rights including, without limitation, its right under

                                      -12-
              clause 6.5.

         6.7. NEW TRUSTEES

              The Guarantor must procure that any person who becomes a trustee of the Trust (whether in replacement of or in addition to the Guarantor) enters into a deed with PHF whereby it agrees to perform the obligations of the Guarantor under this deed.

         6.8. GUARANTOR'S LIABILITY UNLIMITED

              The Guarantor's liability pursuant to this deed is not limited or otherwise affected by the Guarantor being trustee of the Trust, by the extent of the Guarantor's ability to indemnify itself out of the assets of the Trust or by any right granted to PHF in respect of Trust assets.

 7. GENERAL

         7.1. COSTS AND STAMP DUTY

              7.1.1. The Guarantor must pay PHF's legal costs (on a full indemnity basis) in respect of this deed, anything done in connection with this deed including, without limitation, the recovery of any money under it or under any agreement with the Borrower giving rise to or securing Guaranteed Money.

              7.1.2. The Guarantor must pay all stamp and other duties payable in relation to this deed, any transaction entered into in connection with this deed and the receipt of any Guaranteed Money by PHF.

         7.2. SIGNING AND SERVING OF CERTIFICATES, DEMANDS AND NOTICES

              7.2.1. Any certificate, demand or notice by PHF pursuant to this deed may be signed by an officer or employee of PHF and any solicitor acting for PHF.

              7.2.2. A certificate, demand or notice may be served by PHF on the Guarantor by delivery or facsimile to the Guarantor's address or facsimile numbers set out in the schedule or any other address from which the Guarantor carries on business or at which the Guarantor lives or (where the Guarantor is a company) at which its registered office is situated and any facsimile number of a machine located at such other address.

              7.2.3.   Service pursuant to this clause is taken to be effected:

                   7.2.3.1.  where delivered, upon actual delivery; and

                   7.2.3.2. where sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient,

                           except where actual delivery is made or the facsimile is sent after 4.30pm or on a day which is not a business day. In such cases, service will be deemed to have been effected at 9:00 am on the immediately following business day.

              7.2.4. Any certificate by PHF of an amount owing or payable by the Guarantor under this deed is prima facie evidence that the amount stated is owing or payable by the Guarantor.

         7.3. WAIVERS AND VARIATIONS

              The Guarantor agrees that, notwithstanding any representation made at any time, a waiver in connection with or variation of this deed is only binding on PHF if signed by PHF (under seal if a company) or any attorney duly appointed and authorised in writing.

         7.4. SEVERABILITY OF PROVISIONS

              Every provision of this deed is independent of the others. Any provision which is prohibited or unenforceable in any jurisdiction is, to the extent of the prohibition or unenforceability, deemed removed without invalidating the remaining provisions.

         7.5. APPLICABLE LAW

              This deed is governed by the law of New South Wales. The parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the New South Wales court system.

                                    SCHEDULE

BORROWER

Name:
           Moran Health Care (Australia) Pty Limited, ACN 082 466 457
Address:
           Level 1, 13-15 Bridge Street, Sydney NSW 2000
Fax No:




Name:             Moran Health Care Group Pty Limited, ACN 008 585 242
Address:          Level 1, 13-15 Bridge Street, Sydney NSW 2000
Fax No:

EXECUTED AS A DEED


Executed by PENDER BROS PTY LTD by:


 .  .  .  . . . . . . . . . . . . .         . . . . . . . . . . . . . . . . . . .

Signature of authorised person             Signature of authorised person


 . . . . . . . . . . . . . . . . .           .  . . . . . . . . . . . . . . . . .

Office held                                 Office held


 .  .  .  . . . . . . . . . . . . .       . . . . . . . . . . . . . . . . . . . .

Name of authorised person (print)        Name of authorised person (print)

                         DEED OF GUARANTEE AND INDEMNITY




                               PENDER BROS PTY LTD



                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED






                                [GRAPHIC OMITTED]

                 255 Elizabeth Street Sydney NSW 2000 Australia
              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY
              Email: postmaster@sydney.PhillipsFox.com.au WWW site:
                          http://www.PhillipsFox.com.au
                               Ref: WGC965155KUN

                                  CONTENTS


1.    DEFINITIONS AND INTERPRETATION

1.1         Definitions.........................................................
1.2         Interpretation......................................................
1.3         Joint and several...................................................
1.4         Headings and table of contents......................................
1.5         Defined terms from the Lease........................................

2.    GUARANTEE AND INDEMNITY
2.1         Unconditional guarantee.............................................
2.2         Unconditional indemnity.............................................
2.3         Limitation of liability.............................................
2.4         Release.............................................................

3.    PAYMENT OF GUARANTEED MONEY
3.1         Payment without deduction...........................................
3.2         Combination of accounts.............................................
3.3         Application of payments.............................................
3.4         Interest on Guaranteed Money........................................

4.    GENERAL GUARANTEE PROVISIONS
4.1         Guarantor to make enquiries.........................................
4.2         Guarantor's obligations to continue unaffected......................
4.3         Increases in Guaranteed Money.......................................
4.4         Discretion in enforcing securities..................................
4.5         No merger...........................................................
4.6         Guarantor's security from Borrower to PHF...........................
4.7         Discharge of Guarantor's securities.................................
4.8         Warranty as to Guarantor's understanding and validity...............

5.    INSOLVENCY OF BORROWER OR GUARANTOR
5.1         Guarantor not to prove in competition...............................
5.2         PHF as Guarantor's attorney.........................................

6.    PROVISIONS APPLYING TO A TRUSTEE GUARANTOR
6.1         Application of clause 6.............................................
6.2         Warranties relating to the Trust....................................
6.3         Specific prohibitions relating to the Trust.........................
6.4         Financial information...............................................
6.5         Guarantor's right of indemnity......................................
6.6         PHF to have direct access to Trust assets...........................
6.7         New trustees........................................................
6.8         Guarantor's liability unlimited.....................................

7.    GENERAL
7.1         Costs and stamp duty................................................
7.2         Signing and serving of certificates, demands and notices............
7.3         Waivers and variations..............................................
7.4         Severability of provisions..........................................
7.5         Applicable law......................................................

FORM 2 Version 2                                        QUEENSLAND LAND REGISTRY
Land Title Act 1994 And Land Act 1994     MORTGAGE                 Page 1 of 45



--------------------------------------------------  ---------------------------------------------------
         Dealing No.                                                   Stamp Duty Imprint








--------------------------------------------------  ---------------------------------------------------
1.  INTEREST BEING MORTGAGED                        LODGER Name, address & phone number LODGER
                                                                                        CODE
    Fee Simple                                      PHILLIPS FOX, SOLICITORS            283
                                                    PO BOX 7804, WATERFRONT PLACE
                                                    BRISBANE  QLD  4001
                                                    (07) 3246 4000 LJB
-------------------------------------------------------------------------------------------------------

2.       DESCRIPTION OF LOT            COUNTY           PARISH                 TITLE REFERENCE

         Lot 2 on SP 103669            Stanley          Mitchell               50239805

-------------------------------------------------------------------------------------------------------

3.       MORTGAGOR

         PENDER BROS PTY LTD ACN 000 003 556
-------------------------------------------------------------------------------------------------------
4.       MORTGAGEE   Given names       Surname/Company name and Number    (include tenancy if more than
                                                                                                   one)
                                       PRINCIPAL HEALTHCARE FINANCE PTY
                                       LIMITED ACN 069 875 476
-------------------------------------------------------------------------------------------------------
5.       DESCRIPTION OF DEBT OR LIABILITY SECURED

         The "Secured Money" as the term is defined in the Form 20 Schedule.
-------------------------------------------------------------------------------------------------------

6.     COVENANT/EXECUTION
The Mortgagor hereby covenants with the Mortgagee in terms of the attached schedule and charges the estate or interest in the land with the repayment/payment to the Mortgagee of all sums of money referred to in item 5.

WITNESSING OFFICER                               EXECUTION DATE                   MORTGAGOR'S SIGNATURE

 ..............................signature             /      /           .........................

 ..............................full name

 ..............................qualification
as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP, C.Dec)

WITNESSING OFFICER TO MORTGAGEE'S SIGNATURE      EXECUTION DATE     MORTGAGEE'S OR SOLICITOR'S SIGNATURE

 .......................................signature    /      /           .........................

 .......................................full name

 .......................................qualification
Note: A Solicitor is required to print full name if signing on behalf of the
Mortgagee as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP,
C.Dec) and no witness is required in this instance





FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994      SCHEDULE                 Page 2 of 45


                            TITLE REFERENCE 15602076


1.       DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS

             1.1.1In this mortgage:

         "APPLICABLE RATE" means the Overdue Rate;

         "BORROWER" means any person who at any time has obligations to the Mortgagee which are guaranteed by the Mortgagor including, without limitation, Moran Australia and Moran Group;

         "CHARGE" means the fixed and floating charge granted by the Mortgagor to the Mortgagee on or around the date of this mortgage;

         "CONSUMER CREDIT CODE" means the Consumer Credit (Queensland) Code referred to in the Consumer Credit (Queensland) Act 1994 or any corresponding regulation of another state or territory;

         "CROWN LANDS ACT" means any legislation relating to the alienation by sale, lease or otherwise or the occupancy, settlement, management or improvement of Crown Lands including, without limitation, the Land Act 1994 (Qld);

         "ENVIRONMENTAL PROTECTION LAW" means the Contaminated Land Act 1991
         (Qld) and any other legislation or any directive, authority, permit or licence issued by an authority relating to pollution, use of land or protection of the environment;

         "EVENT OF DEFAULT" means any event or circumstance referred to in clauses 7.5, 11.3 or 19.2;

         "GUARANTOR" means any person who at any time has given to the Mortgagee any guarantee or indemnity or any form of security over its property as security for any obligation owed to the Mortgagee by the Mortgagor or a Borrower;

         "LICENCE" means any licence or permit issued under the Liquor Legislation which is used or exercised in relation to the Mortgaged Property;

         "LIQUOR LEGISLATION" means the Liquor Act 1992 (Qld) or any other legislation relating to the sale, supply, disposal or consumption of liquor or to the provision of entertainment, to the operation of devices or to the licensing of premises on which liquor is sold, supplied, disposed or consumed;

         "MORTGAGED PROPERTY" means the land described in Item 2 of the Form 2 Mortgage together with any improvements, structures and fixtures on or affixed to it at any time and any natural or planted crops growing on it at any time;

         "RECEIVER" means a receiver appointed by the Mortgagee under this mortgage;

         "SECURED MONEY" means any money in any currency which at any time under the Capex Agreement:

                  (a) the Mortgagor or any Borrower in any capacity and whether alone or with others:

                  (a) is actually or contingently liable to pay to the Mortgagee;

FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 And Land Act 1994                               Page 4 of 45
                                   SCHEDULE

                            TITLE REFERENCE 15602076


                  (a) may become actually or contingently liable to pay to the Mortgagee in the future pursuant to any transaction or arrangement at any time entered into or made by the Mortgagee with any person; or

                  (a) may become actually or contingently liable to pay to the Mortgagee in the future as liquidated or unliquidated damages pursuant to any claim or cause of action;

                  (b) is at any time advanced or paid by the Mortgagee to a person with the express or implied consent or at the express or implied request of the Mortgagor or a Borrower; or

                  (c) the Mortgagee is or may become actually or contingently liable to pay a person in connection with a transaction or arrangement entered into with the express or implied consent or at the express or implied request of the Mortgagor or a Borrower, other than money which is payable under a provision which is void under section 261 of the Income Tax Assessment Act 1936 or which is owing in relation to a contract which is regulated by the Credit Act 1984 or by the Consumer Credit Code or any similar legislation in any other state or territory.

"STRATA TITLE LEGISLATION" means the Body Corporate and Community Management Act 1997, Building Units and Group Titles Act 1980, the Integrated Resort Development Act 1987, the Mixed Use Development Act 1993, Sanctuary Cove Resort Act 1985 or such other legislation as shall amend or replace that legislation from time to time;

"TRUST" means any trust or settlement pursuant to which the Mortgagor holds the Mortgaged Property;

"TRUST DEED" means, in relation to a Trust, the instrument setting out all the terms currently governing that Trust; and

"WORKS" means the demolition or alteration of improvements on the Mortgaged Property or the construction of new improvements on the Mortgaged Property.

             1.1.2 Where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

         1.2  INTERPRETATION

             1.2.1A reference to:

                  (a) a business day means a day during which banks are open for general banking business in Sydney;

                  (b) this mortgage includes any schedules and annexures and, where amended, means this mortgage as so amended;

                  (c) a receiver includes a manager and a receiver and manager; and

                  (d) a liquidator includes a provisional liquidator.

             1.1.2Unless the context otherwise requires, a word which denotes:

                  (a) the singular denotes the plural and vice versa;

FORM 20 VERSION 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 And Land Act 1994                               Page 5 of 45
                                   SCHEDULE

                            TITLE REFERENCE 15602076

                   (b) any gender includes the other genders; and

                   (c) a person includes an individual, a body corporate and a government.

             1.2.3 Unless the context otherwise requires, a reference to:

                   (a) any legislation includes any regulation, by-laws or instrument made under it and any orders or instruments having the force of law and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation;

                   (b) any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced;

                   (c) a clause, schedule or annexure is a reference to a clause of or annexure or schedule to this mortgage;

                   (d) a group of persons (including the Mortgagor if 2 or more persons) includes any one or more of them; and

                   (e) any thing or amount is a reference to the whole and each part of it.

         1.3 JOINT AND SEVERAL

         Any agreement, warranty, representation or obligation which binds or benefits 2 or more persons under this mortgage binds or benefits those persons jointly and severally.

         1.4 SUCCESSORS AND ASSIGNEES

         A person includes the trustee, executor, administrator, successor in title and assignee of that person. This clause does not permit the Mortgagor to assign any right under this mortgage.

         1.5 HEADINGS AND TABLE OF CONTENTS

         Headings and the table of contents must be ignored in the interpretation of this mortgage.

         1.6 REFERENCES TO AND CALCULATIONS OF TIME

              1.6.1 Unless the context otherwise requires, a reference to a time of day means that time of day in the state or territory in which the Mortgaged Property is situated.

              1.6.2 For the purposes of determining the length of a period (but not its commencement) a reference to:

                    (a) a day means a period of time commencing at midnight and ending 24 hours later; and

                    (b) a month means a calendar month which is a period commencing at the beginning of a day of one of the 12 months of the year and ending immediately before the beginning of the corresponding day of the next month or, if there is no such corresponding day, ending at the expiration of the next month.

              1.6.3 Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

              1.6.4 Where something is done or received after 5.00 pm on any day it will be deemed to have been done or received on the following day.

FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994                               Page 6 of 45
                                   SCHEDULE

                            TITLE REFERENCE 15602076



              1.6.5 A provision of this mortgage which has the effect of requiring anything to be done on or by a date which is not a business day must unless the context otherwise requires be interpreted as if it required it to be done on or by the immediately preceding business day.

         1.7 CORPORATE RELATIONSHIPS

         A reference to a person being associated with another person or a company being related to or the subsidiary of another corporation or being a holding company has the same meaning as in the Corporations Law.

[ ][ ]
         1.8 DEFINED TERMS IN THE CHARGE

         Words which have a defined meaning in the Charge have the same meaning when used in this mortgage unless the same word is also defined in this mortgage, in which case the definition in this mortgage prevails to the extent of the inconsistency.

2.       PERFORMANCE             OF             MORTGAGOR'S          OBLIGATIONS
         GENERALLY

         2.1 PERFORMANCE OF ALL OBLIGATIONS

         In addition to its obligations under this mortgage, the Mortgagor must:

                  (a) duly perform all of its other obligations (both positive and negative) at any time owed to the Mortgagee; and

                  (b) duly perform or cause the due performance of all of the obligations of a Borrower at any time owed to the Mortgagee whether or not the Mortgagor has consented to the Borrower undertaking such obligations.

         2.2 THE MORTGAGEE'S RIGHT TO REMEDY

         If the Mortgagor or a Borrower fails to duly perform any obligation owed to the Mortgagee, the Mortgagee may do anything it considers appropriate to protect its interests including, in its discretion, performing such obligation itself. The costs of and liabilities incurred from any such action must be paid by the Mortgagor upon demand. Action by the Mortgagee to protect its interests does not amount to any waiver of an Event of Default.

         2.3 SUBSEQUENT MORTGAGE AND TACKING

         For the purpose of applying section 82(1)(c) of the Property Law Act 1974, the Mortgagor covenants to observe and perform each and every obligation contained in this mortgage and also each and every obligation contained in any other agreement in writing between the Mortgagee and the Mortgagor and/or the Borrower relating to the Secured Money including, without limitation, any of the following obligations contained in any such agreement that is:

                  (a) the obligation to make further advances;

                  (b) the obligation to allow any loan or part of such loan to be redrawn or rolled over after repayment;

                  (c) the obligation to accept or discount any bill of exchange whether in substitution for an existing bill of exchange or otherwise;

                  (d) the obligation to issue any guarantee or accept any liability for or on account of the Mortgagor and/or the Borrower,

FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994      SCHEDULE                 Page 7 of 45


                            TITLE REFERENCE 15602076


         to the same extent as if any such obligation was repeated in full in this mortgage and the Mortgagor agrees that any such obligation shall be deemed to be incorporated as an integral term of this mortgage.

         2.4 LIMITATION OF LIABILITY

         The Mortgagor's liability is respect of the whole of the Secured Money. However, the Mortgagor's liability under this mortgage is in aggregate limited to $5,000,000.00 plus any interest payable on that amount and any costs or expenses of any nature whatsoever incurred by the Mortgagee under or in connection with this mortgage or any associated security.

3.       PAYMENT OF SECURED MONEY

         3.1 OBLIGATION TO PAY AND TIME FOR PAYMENT

         Subject to clause 3.3, the Mortgagor must pay the Secured Money to the Mortgagee at the times and in the manner expressly agreed between the Mortgagor or any Borrower and the Mortgagee.

         3.2 NO PRE-CONDITION TO DEMANDING PAYMENT OF SECURED MONEY

         The Mortgagor acknowledges that Secured Money includes any money owing at any time by any Borrower to the Mortgagee and agrees to pay such Secured Money when it becomes payable pursuant to clause 3.1 irrespective of whether the Mortgagee has made any demand on any Borrower or any other person liable to pay Secured Money.

         3.3 PAYMENT FOLLOWING AN EVENT OF DEFAULT

         If an Event of Default occurs the Mortgagor must pay the Secured Money to the Mortgagee immediately upon demand. Payment must include actual payment on account of Secured Money which is of a contingent nature and clause 3.6.3 applies accordingly.

         3.4 PAYMENT WITHOUT DEDUCTION OR SET-OFF

         Secured Money must be paid in full without any deduction. The Mortgagor waives all rights of set-off, combination or counterclaim in relation to payment of Secured Money.

         3.5 CREDIT FOR PAYMENT

         The Mortgagor will be given credit for payment of Secured Money only upon its actual receipt in immediately available funds. If Secured Money is received by the Mortgagee on a day which is not a business day or after 12.00 p.m. on any business day the Mortgagee may refuse to credit receipt until the next business day in which case the Mortgagor must pay interest on that Secured Money until the receipt is credited.

         3.6 APPLICATION OF PAYMENTS

             3.6.1 The Mortgagor irrevocably waives its right to determine the appropriation of any money paid to the Mortgagee. All payments of Secured Money may be applied in the discretion of the Mortgagee towards reduction or satisfaction of whichever part of the Secured Money the Mortgagee elects.

             3.6.2 Any rule relating to the application of money received by the Mortgagee does not apply. If the Mortgagee has not made an election it will be deemed to have applied payments in the manner and against such Secured Money as is in its best interests.

FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994                               Page 8 of 45
                                   SCHEDULE

                            TITLE REFERENCE 15602076

             3.6.3 Any money received by the Mortgagee in excess of Secured Money then presently payable may be placed in an interest bearing account and applied against Secured Money as it becomes presently payable.

             3.6.4 Money in an account pursuant to clause 3.6.3 belongs to the Mortgagee. The Mortgagee must upon payment of the Secured Money in full and the Mortgagee being satisfied that no further Secured Money will arise pay to the Mortgagor (as a debt due) an amount equal to the balance of the account (including accrued interest).

             3.6.5 PLACE FOR PAYMENT OF MONEY

         Subject to any express written agreement to the contrary, all Secured Money must be paid to the Mortgagee at the place notified to the Mortgagor or, in the absence of notice, at the Mortgagee's address in this mortgage.

         3.7 SET-OFF AGAINST OTHER ACCOUNTS

         The Mortgagor irrevocably authorises the Mortgagee at any time without notice to set-off against or combine with any Secured Money then presently payable any amount in any currency standing to the credit of any account of the Mortgagor with the Mortgagee. The Mortgagee has no obligation to effect any set-off or combination under this clause. This right is in addition to any rights arising under general law.

         3.8 OVERPAYMENT

         The Mortgagee is not required to pay or credit the Mortgagor with interest on overpayment of the Secured Money. The Mortgagee at its discretion may shed responsibility for the excess money by paying it to a subsequent mortgagee or other encumbrancee (whether or not registered), into court or to the credit of a bank account it opens up in the Mortgagor's name and notifying the Mortgagor of what it has done.

         3.9 PAYMENT IN WRONG CURRENCY

         If the Mortgagee receives payment of the Secured Money in a currency other than that in which payment is due the Mortgagor will be given credit:

                  (a) by reference to the spot rate at which the Mortgagee is able to directly or indirectly purchase the currency in which the payment is due;

                  (b) for the amount of the correct currency purchased after deducting the costs of conversion (which may include a commission charge by the Mortgagee); and

                  (c) on the date of settlement of the conversion into the currency in which the payment is due.

         3.10     INTEREST

                  3.10.1 Subject to clause 3.10.4 the Mortgagor must on the last day of each month or upon earlier demand pay interest calculated at the Applicable Rate on daily balances of any Secured Money which does not otherwise bear interest from the earlier of the date it became payable to or was outlaid by the Mortgagee to the date of payment.

                  3.10.2 The Mortgagor acknowledges that, pursuant to clause 3.10.1, Secured Money which is interest not paid on its due date will itself bear interest at the Applicable Rate.
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                  3.10.3 The charging, demanding and receipt of interest on
                  Secured Money not paid when due will not amount to a waiver of the Mortgagee's rights pursuant to the Event of Default arising because of that non-payment.

                  3.10.4 If an Event of Default occurs, interest accruing on Secured Money and any other money owing is payable upon demand by the Mortgagee.

4.       INSURANCE OBLIGATIONS

         4.1 BUILDING INSURANCE

         The Mortgagor must keep all parts of the Mortgaged Property which are insurable insured for the full insurable value on a replacement and reinstatement basis against fire and such other risks as a prudent owner of similar property would normally insure against or as are reasonably required by the Mortgagee. This insurance must include the Mortgagee as an insured party for its rights and interests.

         4.2 PUBLIC LIABILITY AND OTHER INSURANCES

         The Mortgagor must maintain:

                  (a) public liability insurance for an amount in relation to any one accident or event of not less than $5 million where the Mortgaged Property is a private residence and $10 million otherwise or such other amount as the Mortgagee may at any time require; and

                  (b) such other insurances which a prudent person owning property similar to the Mortgaged Property would effect or which are otherwise reasonably required by the Mortgagee.

         4.3 ENDORSEMENT TO PROTECT AGAINST MORTGAGOR'S NON-DISCLOSURE

         Where the Mortgagee is to be an insured party in respect of any insurance required under this mortgage, the Mortgagor must procure an endorsement on the relevant policy to the effect that the insurer will not as against the Mortgagee avoid the policy, refuse indemnity or seek to reduce its liability because of any failure to comply with a duty of disclosure or misrepresentation by any other person.

         4.4 GENERAL INSURANCE OBLIGATIONS

         The Mortgagor must in respect of each insurance required under this mortgage:

                  (a) effect it with a reputable insurer approved by the Mortgagee (which approval must not be unreasonably withheld);

                  (b) deposit an original or duplicate of the policy with the Mortgagee on request;

                  (c) pay all premiums for renewals not less than 3 business days before expiry;

                  (d) immediately notify the Mortgagee of anything which may give rise to a claim;

                  (e) immediately notify the Mortgagee of any cancellation or proposal to cancel; and

                  (f) comply with its obligations and refrain from any action which may have the effect of rendering it unenforceable.

         4.5 ASSIGNMENT OF INSURANCE PROCEEDS
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             4.5.1 The Mortgagor absolutely assigns to the Mortgagee as security for the Secured Money all its rights to demand, sue for, recover and receive proceeds (whether by way of premium refund, indemnity or otherwise) of any insurance effected pursuant to clauses 4.1 or
             4.2 and any other insurance (whether or not effected by the Mortgagor) in respect of loss of or damage or destruction to any Mortgaged Property or any property to be affixed to the Mortgaged Property at any time.

             4.5.2 Except in accordance with the Mortgagee's express instructions, the Mortgagor must not make claims, sue for, recover, settle, compromise or otherwise deal with any right to receive proceeds of any such insurance.

             4.5.3 The proceeds of any insurance referred to in clause 4.5.1 must be applied in reduction of the Secured Money or if the Mortgagee in its discretion permits in reinstatement of the Mortgaged Property.

5.   POSITIVE        OBLIGATIONS       RELATING         TO      THE    MORTGAGED
     PROPERTY

         5.1 REPAIR, SECURITY AND RECTIFICATION OF DEFECTS

         The Mortgagor must:

                  (a) keep the Mortgaged Property in good repair and condition, protected from theft, loss or damage;

                  (b) without limiting paragraph (a) keep the plant and equipment on the Mortgaged Property in good working order and properly maintained in accordance with the manufacturer's recommendations; and

                  (c) upon request and within the time reasonably stipulated by the Mortgagee rectify any defect in the Mortgaged Property.

         5.2 OUTGOINGS

         The Mortgagor must pay when payable all rents, rates, taxes, levies and other outgoings of any nature in connection with the Mortgaged Property and any business carried on by the Mortgagor on the Mortgaged Property and upon request by the Mortgagee provide receipts for those payments.

         5.3 TITLE DOCUMENTS

         Subject to the rights of any prior mortgagee, the Mortgagor must deposit with the Mortgagee all documents relating to its title in the Mortgaged Property, all documents of lease or licence and any other rights affecting the Mortgaged Property and all documents which may be of use to the Mortgagee in exercising any power of sale over the Mortgaged Property.

         5.4 COMPLIANCE WITH OBLIGATIONS

         The Mortgagor must duly comply with all of its obligations (both positive and negative) and all conditions and restrictions in relation to the Mortgaged Property including, without limitation, those arising under legislation, by-laws or any encumbrance or covenant.

         5.5 BUSINESS
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         The Mortgagor must ensure that any business conducted by it or any person associated with it on the Mortgaged Property is conducted and maintained in a good and efficient manner and so that at all times any legislation and the terms of any licence or approval relating to that business are complied with.

         5.6 RECTIFICATION OF ENCROACHMENTS

         The Mortgagor must immediately on becoming aware of an encroachment by an improvement erected principally on the Mortgaged Property rectify it by obtaining an appropriate easement to permit its continued existence and use or acquiring the affected land.

         5.7 INTENTIONALLY DELETED

         5.8 MAINTENANCE OF APPROVALS

         The Mortgagor must obtain, maintain and comply with the terms of all licences, approvals and consents necessary to:

                  (a) use the Mortgaged Property for its current use and any other use permitted at the date of this mortgage; and

                  (b) conduct and maintain any business carried on by the Mortgagor on the Mortgaged Property.

         5.9 ENHANCEMENT OF SECURITY

         The Mortgagor must exercise any right and take up any benefit relating to the Mortgaged Property which enlarges the Mortgagor's interest in the Mortgaged Property or which may enhance the value or saleability of the Mortgaged Property.

             5.10 INFORMATION

             5.10.1 The Mortgagor must immediately give the Mortgagee notice and copies of any notice or order requiring any work to be done to the Mortgaged Property or relating to the use or condition of the Mortgaged Property including, without limitation, notices or orders pursuant to any Environmental Protection Law.

             5.10.2 The Mortgagor must immediately provide the Mortgagee with information and copies of any documents relating to the Mortgaged Property which the Mortgagee at any time generally or specifically requests.


         5.11 ENVIRONMENTAL RISK MANAGEMENT

             5.11.1 If requested by the Mortgagee at any time, the Mortgagor must establish and maintain an environmental risk management programme which:

                  (a) identifies all licences and approvals required from any authority concerned with the control of pollution in connection with the use of the Mortgaged Property or the storage of any substances on the Mortgaged Property and establishes procedures for ensuring that the conditions attaching to those licences and approvals are complied with;

                  (b) identifies the potential for the use of the Mortgaged Property or the storage of any substances on the Mortgaged Property to cause pollution and establishes procedures for ensuring that the risk of pollution is minimised; and
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                  (c) establishes training programmes which ensure that people engaged in any activity carried on the Mortgaged Property or the storage of any substances on the Mortgaged Property are aware of the risks of pollution occurring and the measures to be taken to minimise those risks.

             5.11.2 The Mortgagor must, upon request by the Mortgagee:

                  (a) provide the Mortgagee with full details of its environmental risk management programme and a certificate signed by the Mortgagor (or if the Mortgagor is a company, 2 directors) that the programme is complied with;

                  (b) have its environmental risk management and its compliance with that programme reviewed by an independent consultant approved by the Mortgagee who is experienced in the management of pollution risk from the activities of the kind being carried on on the Mortgaged Property and comply with the recommendations of that consultant;

                  (c) procure an environmental audit of the Mortgaged Property and the Mortgagor's activities on the Mortgaged Property by an independent consultant approved by the Mortgagee who is experienced in assessing pollution and pollution risk from the activities of the kind being carried on on the Mortgaged Property; and

                  (d) provide the Mortgagee with full details of any internal or external (pursuant to paragraph (b) or otherwise) review or audit of its environmental risk management programme.

6.   PROHIBITIONS IN RELATION TO MORTGAGED PROPERTY

         6.1 DEALINGS AND ENCUMBRANCES

             6.1.1 The Mortgagor must not, without the Mortgagee's consent, dispose of or in any other way deal with or part with possession of or agree to dispose of, deal with, or part with possession of:

                  (a) the Mortgaged Property or any estate or interest in it;

                  (b) its rights under any easement right of excessive possession or covenant benefiting the Mortgaged Property; or

                  (c) any other right or interest of any kind existing in connection with the Mortgaged Property.

         The Mortgagor's statutory powers to lease, further encumber or otherwise deal with the Mortgaged Property are, to the fullest extent possible, excluded.

             6.1.2 The Mortgagor must not permit the Mortgaged Property to be or become encumbered or affected in any way other than in a manner consented to by the Mortgagee. The existence of a charge arising under legislation in relation to outgoings payable in respect of the Mortgaged Property is not a breach of this clause unless the outgoings have not been paid by their due date.

             6.1.3 The Mortgagor must notify the Mortgagee of any caveat lodged in respect of the Mortgaged Property and at the Mortgagee's request immediately procure its removal.

             6.1.4 Whether or not the Mortgagee has consented to any sale of or other dealing with the Mortgaged Property the Mortgagor must pay to the Mortgagee any deposit or similar payment released to it. The acceptance of such money does not oblige the Mortgagee to consent to the sale or dealing.
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             6.1.5 Before exercising any statutory right to mortgage or otherwise encumber the Mortgaged Property not excluded by this mortgage the Mortgagor must procure an agreement by the proposed mortgagee or encumbrancee (by way of deed with the Mortgagee) that this mortgage ranks first for all Secured Money (present or future).

         6.2 LEASES

         The Mortgagor must not in respect of any lease of the Mortgaged Property without the Mortgagee's consent:

                  (a) agree to its variation;

                  (b) permit its surrender; or

                  (c) permit an assignment or sub-letting.

         6.3 DEMOLITION, ALTERATIONS AND CHANGES TO NATURE AND TITLE

         The Mortgagor must not, without the Mortgagee's consent:

                  (a) demolish, remove or alter any improvements or structures on the Mortgaged Property;

                  (b) change or permit the change of the use of the Mortgaged Property;

                  (c) change or permit the change of the nature of the Mortgaged Property or the Mortgagor's title to it; or

                  (d) change or permit the change of the Mortgagor's interest in or rights of occupation of the Mortgaged Property.

         6.4 VALUE, SALEABILITY AND SECURITY

         The Mortgagor must not do, omit, permit or cause anything which may in the Mortgagee's reasonable opinion:

                  (a) result in the diminution of the value of the Mortgaged Property;

                  (b) adversely affect the saleability of the Mortgaged
                  Property;

                  (c) render the Mortgaged Property or any right in relation to the Mortgaged Property liable to forfeiture or cancellation; or

                  (d) adversely affect the security constituted by this mortgage.

         6.5 INCREASES IN AMOUNTS SECURED BY OTHER CHARGES

         The Mortgagor must not, without the Mortgagee's consent, permit the amount secured by any other mortgage or charge (other than charges arising under legislation in relation to outgoings in respect of the Mortgaged Property) of the Mortgaged Property to increase above:

                  (a) in the case of a mortgage or charge existing at the date of this mortgage, the amount then advised to the Mortgagee as being secured by that mortgage or charge; or
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                  (b) in the case of a mortgage or charge created after this mortgage, the amount notified to the Mortgagee in the Mortgagor's application for the Mortgagee's consent to that mortgage or charge.

         6.6 USE

         The Mortgagor must not use or permit the use of the Mortgaged Property in an unlawful manner, for any unlawful purpose, or so that a nuisance or disturbance is caused to owners or occupiers of nearby land.

7. PROVISIONS APPLYING TO STRATA TITLE

         7.1 APPLICATION OF CLAUSE 7

         This clause 7 applies where the Mortgaged Property at any time is subject to the provisions of any Strata Title Legislation. Words or phrases defined in any Strata Title Legislation have the same meaning when they are used in this clause 7. In particular, any reference to a:

                  (a) "strata scheme" shall include a building units plan of subdivision, group titles plan of subdivision or any scheme or plan of subdivision of land under any Strata Title Legislation which in any way relates to the Mortgaged Property;

                  (b) "body corporate" shall include any entity established upon registration of a strata scheme.

         7.2 INSURANCE

         7.2.1 Clauses 4.1 and 4.2 do not apply to the extent that the Mortgaged Property forms part of a strata scheme.

         7.2.2 The Mortgagor must effect and maintain mortgagee protection insurance for the benefit of the Mortgagee pursuant to any Strata Title Legislation for the maximum amount permitted. Clause 4.4 applies to such insurance.

         7.2.3 The Mortgagor must use its best endeavours to ensure that the body corporate complies with its insurance obligations under any Strata Title Legislation and that in the case of each insurance required to be effected by the body corporate:

                  (a) the risks insured against are those which a prudent person would in similar circumstances insure against; and

                  (b) the amount of the insurance is sufficient to indemnify the body corporate against any loss it may suffer because of the occurrence of any risk insured against.

         7.2.4 The Mortgagor must, at the Mortgagee's request, provide the Mortgagee with particulars of all insurances effected by the body corporate.

         7.3 VOTING

         The Mortgagor must:

                  (a) preserve its right to vote at general meetings of the body corporate;

                  (b) if the Mortgagee requires, give the Mortgagee not less than 5 business days' notice of proposed meetings of the body corporate and business to be transacted;
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                  (c) subject to the rights of any prior mortgagee, obtain and vote in accordance with the direction of the Mortgagee on any motion requiring a special resolution, unanimous resolution or resolution without dissent of the body corporate; and

                  (d) at the Mortgagee's request, appoint the Mortgagee or its nominee as its proxy to vote on its behalf at any meeting of the body corporate.

         7.4 INFORMATION

         The Mortgagor must immediately notify and give the Mortgagee full details of:

                  (a) any application or proposal for the variation or termination of the strata scheme; and

                  (b) any notice or order received from any relevant authority or any court relating to the Mortgaged Property or the common property.

         7.5 ADDITIONAL EVENTS OF DEFAULT

         An Event of Default occurs if, without the Mortgagee's consent:

                  (a) the body corporate passes a resolution and, as a consequence, in the Mortgagee's reasonable opinion the value of the Mortgaged Property or its saleability is or is likely to be adversely affected; or

                  (b) an application is made for the termination of the strata scheme.

         7.6 NOTICES

         The Mortgagor must immediately cause notices to be served on the body corporate of the relevant strata scheme in accordance with any Strata Title Legislation and provide evidence of registration of the Mortgagee's interest.

         7.7 AUTHORITY TO OBTAIN INFORMATION

         The Mortgagor irrevocably authorises the Mortgagee and its officers severally to apply to the body corporate for any information.

         7.8 COVENANTS

         The Mortgagor must:

                  (a) observe and comply with all provisions of any Strata Title Legislation and any by-laws of the body corporate from time to time in force;

                  (b) pay punctually all levies, contributions or other moneys payable in connection with the Mortgaged Property under any Strata Title Legislation or otherwise and will if the Mortgagee requires give receipts relating to such payments to the Mortgagee;

                  (c) not surrender, assign or otherwise dispose of any rights to use any part or parts of the common property or concur in or agree to any dealing with such common property without the Mortgagee's prior consent;

                  (d) comply with the terms of any restrictions on user affecting common property.

8.       FOREIGN OWNERSHIP OF LAND REGISTER ACT
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         8.1 WARRANTIES RELATING TO THE FOREIGN OWNERSHIP OF LAND REGISTER ACT

         The Mortgagor warrants to the Mortgagee that:

             (a) there is no restriction or impediment under the Foreign
                 Investment Guidelines and requirements of the Governments of the Commonwealth of Australia and the State of Queensland to the Mortgagor owning the Mortgaged Property; and

             (b) the Mortgagee and its predecessors in title have strictly complied with all the requirements of the Foreign Ownership of Land Register Act 1988 (referred to in this Clause 8 as the "Act").

         8.2 OBLIGATIONS OF THE MORTGAGOR

         The Mortgagor must:

             (a) strictly comply with all the requirements of the Act from the date of this mortgage or from time to time as the case may be;

             (b) within 24 hours of the receipt by the Mortgagor, give to the
                 Mortgagee any orders, notices, declarations and/or other proceedings issued pursuant to the Act.

             (c) inform the Mortgagee immediately when the Mortgagor has knowledge of any facts or circumstances which may give rise to any orders, notices, declarations and/or other proceedings referred to in paragraph (c);

             (d) notify the Mortgagee of any notice, form or document which has been lodged by the Mortgagor and/or its agents, successors and assigns with the Registrar pursuant to the Act and provide a copy of such notice to the Mortgagee within 24 hours of lodging.

9.       ENVIRONMENTAL PROVISIONS

         9.1 APPLICATION OF CLAUSE 9

         This clause 9 applies where the Mortgaged Property at any time is subject to the provisions of any Environmental Protection Law. Words or phrases defined in any Environmental Protection Law have the same meaning when used in this clause 9.

         9.2 OBLIGATIONS OF THE MORTGAGOR

         The Mortgagor must:

             (a) immediately provide notice to the Mortgagee upon the Mortgagor becoming aware that the Mortgaged Property is Contaminated Land or that the Mortgaged Property is likely to become Contaminated Land.

             (b) cause all acts and matters to be done, carried out or performed to ensure that the Mortgaged Property is free or clear of contamination and shall cease to carry on any acts or activities which may cause the Mortgaged Property to become Contaminated Land.

             (c) immediately provide notice to the Mortgagee upon the  Mortgagor receiving any notice, direction, order or condition from the Director.
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                   (d) permit the Mortgagee and its agents to come onto, enter and inspect the Mortgaged Property at any reasonable time and to carry out any environmental audits or environmental site assessments that it may consider necessary provided the Mortgagee has first given notice to the Mortgagor.

         9.3 WARRANTIES BY THE MORTGAGOR

         The Mortgagor warrants to the Mortgagee that the Mortgaged Property:

                  (a) has not at any time been used for or in connection with the use, creation, containment, handling, storage, transfer, transportation, treatment, disposal or any other means of dealing whatsoever with any Hazardous Substance or Waste;

                  (b) has not at any time (whether before or after the Mortgagor acquired any interest in the Mortgaged Property) been polluted or contaminated and is not Contaminated Land; or

                  (c) has not and has never been subject to any notice, direction, order or condition from the Director requiring any person to take remediation measures set out in such notice, directions, order or condition and the Mortgagor is not aware of the pending or contemplated issue of any such notice, direction, order or condition from the Director.

         9.4 INDEMNITY BY MORTGAGOR

         The Mortgagor hereby indemnifies and agrees to keep indemnified the Mortgagee, its directors and any other officers in management and control of the Mortgagee at any time, any Receiver and any agent of the Mortgagee from and against all costs, claims, expenses, liabilities, causes of action, proceedings, awards, judgments, fines, penalties, (including, but not limited to any costs and expenses of defending or denying the same and including, but not limited to the costs and expenses of preparing any necessary environmental audit report or other such reports and the costs of any remediation measures) arising out of the Mortgagee's interest in the Mortgaged Property and in respect of:

                  (a) any contamination or pollution howsoever arising on, from or otherwise connected with the Mortgaged Property or any part of it by any Hazardous Substance or Waste at any time and from time to time, whether such pollution or contamination emanates from the Mortgaged Property or from outside the boundaries of such Mortgaged Property;

                  (b) any remedial action taken by the Mortgagee either before or consequent upon enforcement of the Mortgage by the Mortgagee in respect of such contamination or pollution;

                  (c) any action taken or to be taken by the Mortgagee, whether before or after any enforcement proceedings taken by the Mortgagee pursuant to the Mortgage to mitigate or abate any harm or likely harm or threat to the environment or to the health of any person arising out of any such contamination or pollution;

                  (d) the Mortgagee complying with any notice, condition or order by the Director or any relevant person whether it is obliged or required to do so or not, and whether before or after any enforcement proceedings taken pursuant to the Mortgage, requiring any such contamination or pollution to be cleaned up, contained, removed, diluted or dealt with in any way whatsoever including the costs of the Director or any relevant person in issuing any such notice or order as aforesaid.
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10.      HERITAGE LEGISLATION

         10.1 APPLICATION OF CLAUSE 10

         This clause 10 applies where the Mortgaged Property at any time is or may be subject to the provisions of the Heritage Act 1992 (Queensland) ("Heritage Act"). Words or phrases defined in the Heritage Act have the same meaning when used in this clause 10.

         10.2 HERITAGE REGISTER

         The Mortgagor warrants to the Mortgagee that the Mortgaged Property is not entered on the Heritage Register maintained under the Heritage Act.

         10.3 ENTRY ON OR REMOVAL FROM HERITAGE REGISTER

         The Mortgagor must:

                  (a) not apply for the Mortgaged Property to be placed on the Heritage Register without the written consent of the Mortgagee.

                  (b) forthwith give to the Mortgagee a copy of any notice, order, correspondence or paperwriting received from the Queensland Heritage Council.

                  (c) at the Mortgagor's own cost object to any proposal to enter the Mortgaged Property on the Heritage Register unless the Mortgagee exempts the Mortgagor from the requirement to object in accordance with the Heritage Act.

                  (d) in lodging an objection:

                  (d) where required by the Mortgagee, lodge the objection in the form and containing the materials required by the Mortgagee; and

                  (d) comply with the Heritage Act to ensure the lodgment of a valid objection.

                  (e) if the Mortgaged Property is, at any time, listed on the Heritage Register at the request of the Mortgagee and at the cost of the Mortgagor;

                  (e) apply to remove the Mortgaged Property from the Heritage Register. In making such application the Mortgagor shall accept direction (if any) from the Mortgagee as to the form and content of the application; and

                  (e) lodge and vigorously pursue an appeal to the Planning and Environment Court against the decision within the time allowed under the Heritage Act. In any such appeal the Mortgagor shall accept direction (if any) from the Mortgagee as to the form and content of the appeal and the management of the appeal.

         10.4 CERTIFICATE OF IMMUNITY

         The Mortgagor must apply for a certificate of immunity from registration if the Mortgagee at any time requires the Mortgagor to do so.

         10.5 COMPLIANCE WITH HERITAGE ACT

         The Mortgagor must at all times comply with each and every of theprovisions of the Heritage Act.

         10.6 HERITAGE AGREEMENT
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                  (a) The Mortgagor shall not without the prior consent in
                  writing of the Mortgagee enter into a heritage agreement relating to the Mortgaged Property.

                  (b) If a heritage agreement is entered into, the Mortgagor shall comply with all terms of the heritage agreement.

         10.7 THE MORTGAGEE'S COSTS AND EXPENSES

         Any cost or expense incurred by the Mortgagee in relation to any issue or matter pertaining to the provisions of this clause (including all legal costs and other consultant's costs) will constitute part of the Secured Money and will bear interest as provided in this mortgage from the date of payment of those costs and expenses.

11.      PROVISIONS APPLYING TO LIQUOR ACT LICENCES

         11.1 APPLICATION OF CLAUSE 11

         This clause 11 applies where the Mortgaged Property at any time is or includes licensed premises under Liquor Legislation or premises where a Licence issued under Liquor Legislation is used or exercised. Words or phrases defined in the Liquor Legislation have the same meaning when used in this clause 11.

         11.2 SPECIAL OBLIGATIONS RELATING TO LICENSED PREMISES

         Without limiting the Mortgagor's obligations pursuant to clause 5.5, the Mortgagor must:

                  (a) personally, or by means of the person who holds the Licence, carry on the business conducted on the Mortgaged Property for which the Licence is held in a proper and orderly manner;

                  (b) keep the licensed premises open during normal trading hours;

                  (c) comply with the Liquor Legislation and any requirements or orders of authorities in respect of the Licence and the licensed premises;

                  (d) oppose any application to restrict, suspend or cancel the Licence;

                  (e) not without the Mortgagee's consent:

                  (e) remove or apply to remove the Licence or allow the Licence to be removed;

                  (e) surrender, attempt to surrender, dispose of, deal with or part with possession of any interest in the Licence; or

                  (e) create or allow any encumbrance which affects the Licence; and

                  (f) give the Mortgagee a copy of any summons, conviction, order or notification under the Liquor Legislation in connection with the Licence or the licensed premises.
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         11.3 ADDITIONAL EVENTS OF DEFAULT

         An Event of Default occurs if:

                  (a) the conditions attached to the Licence are, in the opinion of the Mortgagee, materially varied; or
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                  (b) the Mortgagee reasonably suspects that the Mortgagor or the person who holds the Licence or any of their servants or agents have done or are about to do something which is prohibited by this mortgage or which may put the Licence in jeopardy or materially affect the security under this mortgage (including, without limitation, being convicted of an offence).

         11.4 PROCEDURES AFTER AN EVENT OF DEFAULT

         After an Event of Default:

                  (a) at the request of the Mortgagee, the Mortgagor must use its best endeavours to obtain a transfer of the Licence to the Mortgagee or its nominee; and

                  (b) the Mortgagee, or a Receiver having entered into possession of the licensed premises, is irrevocably authorised by the Mortgagor to serve liquor and exercise generally all of the rights arising pursuant to the Licence in the Mortgagor's name.

12.      PROVISIONS APPLYING TO AGRICULTURAL LAND

         12.1 APPLICATION OF CLAUSE 12

         This clause 12 applies where the Mortgaged Property at any time is or includes land used for an agricultural, horticultural or rural purpose.

         12.2 SPECIAL OBLIGATIONS RELATING TO AGRICULTURAL LAND

         Without limiting the Mortgagor's obligations pursuant to clause 5.5, the Mortgagor must:

                  (a) personally or by persons with proper skills, cultivate and manage the Mortgaged Property in a proper and husbandlike manner and preserve and maintain the Mortgaged Property in a proper and efficient state of improvement and cultivation;

                  (b) erect and keep in good repair all fences and adopt other measures necessary for keeping the Mortgaged Property free from pests (including, without limitation, rabbits and other noxious animals), insects, infestations and diseases;

                  (c) take all reasonable steps for exterminating all growths which might interfere with or lower the value or utility of the Mortgaged Property for grazing, farming, horticultural or agricultural purposes;

                  (d) at the Mortgagee's request (but at the Mortgagor's cost) immediately execute and register in a form required by the Mortgagee a lien over or mortgage of (with the same or better ranking as this mortgage) any wool clip in relation to sheep grazed on the Mortgaged Property, any stock grazed on the Mortgaged Property or any agricultural or horticultural produce grown on the Mortgaged Property as further security for the Secured Money;

                  (e) not give any other lien, charge or stock mortgage over or on any crop, stock or produce arising from the use of the Mortgaged Property except with the Mortgagee's consent;

                  (f) comply with any condition of any statutory authority and with other licences or quotas affecting or regulating production from the Mortgaged Property or sale of produce from it;
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                  (g) obtain and maintain all water licences and rights and
                  comply with any conditions attaching to them; and

                  (h) not dispose of, deal with or part with possession of a quota for the production or sale of any crop or produce capable of being produced on the Mortgaged Property without the Mortgagee's consent and not do or permit to be done anything which might cause any such quota to be forfeited, surrendered or reduced.

13.      PROVISIONS APPLYING TO CROWN LANDS

         13.1 APPLICATION OF CLAUSE 13

         This clause 13 applies where the Mortgaged Property at any time is or includes land subject to any of the Crown Lands Acts.

         13.2 OBLIGATIONS OF THE MORTGAGOR

         The Mortgagor must:

                  (a) from time to time, apply for and do whatever may be necessary to procure the renewal of leases or licences or enforce any right of purchase or pre-emption under the Crown Lands Acts;

                  (b) so far as the law permits, convert or join with the Mortgagee in converting any of the Mortgaged Property into freehold or into any other form of tenure which may be allowed by any legislation at any time;

                  (c) not do or permit any act which would render the Mortgaged Property liable to forfeiture or cancellation or to be otherwise prejudiced;

                  (d) comply with all the conditions and requirements of the Crown Lands Acts which apply to the Mortgagor or the Mortgaged Property including, in particular, any conditions and requirements which relate to improvements; and

                  (e) not do or allow any act to be done whereby the present or any future holding, tenure or licence may be surrendered, forfeited or prejudiced and must make any application and do whatever may be necessary for acquiring any additional holdings or other leased lands or enforcing any rights according to the Crown Lands Acts.

14.      PROVISIONS APPLYING TO A TRUSTEE MORTGAGOR

         14.1 APPLICATION OF CLAUSE 14

         This clause 14 applies where the Mortgagor is the owner or registered proprietor of the Mortgaged Property as trustee of a Trust.

         14.2 WARRANTIES RELATING TO THE TRUST

         The Mortgagor warrants to the Mortgagee that:

                  (a) a true and complete copy of the Trust Deed has been supplied to the Mortgagee's solicitors;

                  (b) the Trust is validly created and subsisting and no circumstances exist pursuant to which it may be determined and no date for the vesting of any of the Trust fund has been appointed other than as may be set out in the Trust Deed;
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                  (c) the Mortgagor is validly appointed as the sole trustee of the Trust, is not in breach of its obligations as trustee and no circumstances exist pursuant to which it may be removed;

                  (d) this mortgage is duly executed and granted pursuant to and in proper exercise of the powers of the Mortgagor as trustee of the Trust and all formalities required by the Trust Deed in connection with this mortgage have been complied with;

                  (e) the execution and performance of this mortgage is a proper purpose of the Trust and the Trust is receiving a valuable commercial benefit in return for entering into this mortgage;

                  (f) the Mortgagor is entitled to be fully indemnified out of the assets of the Trust in respect of its liability for Secured Money;

                  (g) the Mortgagor is the legal owner of all the assets of the Trust; and

                  (h) there is no dispute between the Mortgagor and any other person in relation to the Trust or the Trust assets.

             14.2.1 SPECIFIC PROHIBITIONS RELATING TO THE TRUST

         The Mortgagor must not, without the Mortgagee's consent:

                  (a) cease to be the sole trustee of the Trust;

                  (b) cause or permit the Trust to be determined or a vesting date to be appointed;

                  (c) do or permit anything which adversely affects the Mortgagor's right of indemnity against the Trust assets;

                  (d) in any way vary the Trust Deed or permit it to be varied;

                  (e) distribute or dispose of any Trust assets; or

                  (f) delegate any powers of the Mortgagor as trustee of the Trust or exercise any power of appointment.

         14.3 FINANCIAL INFORMATION

         The Mortgagor must at the request of the Mortgagee provide full financial details of the Trust.

         14.4 MORTGAGOR'S RIGHT OF INDEMNITY

         Without limiting any right of subrogation the Mortgagee may have, the Mortgagor assigns its right of indemnity against Trust assets to enable payment of the Secured Money to the Mortgagee. As a separate and independent right the Mortgagor grants the Mortgagee direct access to the Trust assets to obtain payment of the Secured Money.

         14.5 NEW TRUSTEES

         The Mortgagor must procure that any person who becomes a trustee of the Trust (whether in replacement of or in addition to the Mortgagor) enters into a deed with the Mortgagee whereby it agrees to perform the obligations of the Mortgagor under this mortgage.
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         14.6 MORTGAGOR'S LIABILITY UNLIMITED

         The Mortgagor's liability to pay Secured Money to the Mortgagee and to perform its other obligations owed to the Mortgagee is not limited or otherwise affected by the Mortgagor being trustee of the Trust or the extent of its ability to indemnify itself out of the assets of the Trust.

15.       PROVISIONS APPLYING TO WORKS ON MORTGAGED   PROPERTY

         15.1 CONSENTS REQUIRED IN RELATION TO WORKS

             15.1.1 The Mortgagor must not carry out any Works without the consent of the Mortgagee.

             15.1.2 The Mortgagor must not enter into a contract to design or carry out Works for a price in excess of $10,000.00 unless the Mortgagee has approved the form and terms of the contract and the design consultant and the builder. If the Mortgagee requires the Mortgagor must procure that the builder and any design consultant each enters into a side agreement with the Mortgagee and the Mortgagor containing such terms as the Mortgagee requires including, without limitation, to the effect that:

                  (a) the builder or the design consultant will not terminate the building or design contract without giving the Mortgagee notice;

                  (b) the builder or the design consultant will not terminate the building or design contract because of any default by the Mortgagor if the Mortgagee undertakes to pay for work done subsequent to the default subject to verification by its own consultants; and

                  (c) if required by the Mortgagee, the builder or the design consultant will by way of novation of the building or design contract enter into a new building or design contract with the Mortgagee or its nominee at the same price and upon the same terms.

         15.2 LODGEMENT OF PLANS AND AUTHOR'S LICENCE

         The Mortgagor must before commencing any Works lodge with the Mortgagee 1 copy of all plans and specifications for the Works together with evidence of all necessary consents and approvals. The Mortgagor must procure that the author of those plans in writing licences the Mortgagee to use them and grant sub-licences in connection with the exercise of any of its powers under this mortgage.

         15.3 CARRYING OUT OF WORKS

         The Mortgagor must procure that any Works are carried out:

                  (a) in accordance with plans and specifications approved by the Mortgagee and any relevant authority;

                  (b) in a good and workmanlike manner by qualified tradespeople;

                  (c) with the minimum of delay; and

                  (d) in accordance with all legislation and the requirements of any authority.
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         15.4 REPORTING ON WORKS

         If the Mortgagee requires, the Mortgagor must:

                  (a) engage a quantity surveyor or other consultant required by the Mortgagee to report to the Mortgagee on the progress of the Works and their compliance with approvals; and

                  (b) give the Mortgagee regular reports on the progress of the Works, all payments made in relation to the Works and any matter which may delay or adversely affect the completion of the Works.

         15.5 INSURANCES

         The Mortgagor must ensure that:

                  (a) any insurances of any improvements on the Mortgaged Property not to be demolished are maintained and not voidable because of the Works;

                  (b) any improvements constructed pursuant to the Works are insured for their full insurable value from time to time and that the Mortgagee is included as an insured party for its rights and interests;

                  (c) public liability insurance in relation to the Mortgaged Property for an amount required by the Mortgagee is maintained during the course of the Works; and

                  (d) workers' compensation insurance and any other insurances required by law in relation to the carrying out of the Works are effected and maintained by the person responsible.

         15.6 RETENTION MONEY

         The Mortgagor must not pay over any retention under the building contract in relation to any Works without the Mortgagee's consent.

         15.7 COMPLETION CERTIFICATES

         The Mortgagor must on completion of the Works promptly procure delivery to the Mortgagee of certificates from relevant authorities to the effect that the Works have been carried out and completed in accordance with all necessary approvals and consents and that the improvements effected by the Works may be occupied.

         15.8 MANUFACTURER'S WARRANTIES

         The Mortgagor assigns to the Mortgagee the benefit of all warranties in relation to any goods fixed to the Mortgaged Property in the course of carrying out the Works.

16.      THE MORTGAGEE'S RIGHT OF ACCESS

         The Mortgagor irrevocably authorises the Mortgagee and any person instructed or authorised by the Mortgagee to enter the Mortgaged Property and any other place where records relating to the Mortgaged Property or any business conducted thereon are maintained during normal business hours to inspect the Mortgaged Property, any records relating to it or any business conducted upon it or for any other purpose in connection with this mortgage. The Mortgagor must obtain any necessary consent, give that person reasonable assistance in carrying out his requirements and upon request provide copies of any documents relating to the Mortgaged Property and any business conducted upon it.
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17.      COMPENSATION ARISING IN RELATION TO MORTGAGED PROPERTY

         17.1 NOTIFICATION OF PROPOSALS

         The Mortgagor must immediately inform and give all details to the Mortgagee upon becoming aware of:

                  (a) any proposal (including without limitation any resumption, appropriation or compulsory acquisition) affecting or which may affect the Mortgaged Property; or

                  (b) any claim for compensation arising in respect of the Mortgaged Property or any work carried out on it.

         17.2 COMPENSATION BENEFITS

             17.2.1 The Mortgagor absolutely assigns to the Mortgagee as security for the Secured Money all its rights to demand, sue for, recover and receive compensation arising at any time in connection with the Mortgaged Property.

             17.2.2 Except in accordance with the Mortgagee's express instructions, the Mortgagor must not make claims or take any action to recover, settle, compromise, or otherwise deal with any right to receive such compensation.

             17.2.3 The proceeds of any compensation referred to in clause
             15.2.1 must be applied in reduction of the Secured Money unless the Mortgagee in its discretion permits otherwise.

18.      WARRANTIES AND INDEMNITIES

         18.1 WARRANTIES

         The Mortgagor warrants to the Mortgagee that:

                  (a) it is or is unconditionally entitled to be registered as proprietor of the Mortgaged Property with an indefeasible title free from any encumbrance other than those noted in this mortgage as prior encumbrances and those expressly approved of in writing by the Mortgagee prior to this mortgage being given;

                  (b) unless otherwise expressly disclosed and approved in writing by the Mortgagee any business carried on or to be carried on on the Mortgaged Property belongs to and is or will be carried on by the Mortgagor;

                  (c) this mortgage is in all respects valid and binding on the Mortgagor and enforceable in accordance with its terms;

                  (d) the Mortgagor and any Borrower or Guarantor has fully and correctly disclosed all information:

                  (d) to the Mortgagee which has been requested by the Mortgagee or its solicitors in connection with this mortgage;

                  (d) to the Mortgagee which is material to the Mortgagee's assessment of the value and appropriateness of the Mortgaged Property as security for the Mortgagor's obligations to the Mortgagee;
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                  (d) to any valuer who has provided any valuation of the
                  Mortgaged Property to the Mortgagee which is material to that valuer's assessment of the value of the Mortgaged Property; and

                  (d) to any insurer who has insured the Mortgaged Property or any risk in connection with it which is material to that insurer's assessment of the insurance risk and the appropriate premium;

                  (e) no Event of Default has occurred and no event has occurred and no circumstance exists which with the giving of notice, lapse of time or fulfilment of any condition would constitute an Event of Default;

                  (f) unless otherwise expressly disclosed to and approved by the Mortgagee it is or is unconditionally entitled to be the absolute legal and beneficial owner of the Mortgaged Property; and

                  (g) there is no breach of any Environmental Protection Law in respect of the use or condition of the Mortgaged Property and there are no outstanding notices or restraining orders affecting the Mortgaged Property or its use issued pursuant to any Environmental Protection Law;

                  (h) where the mortgage secures money owing by a Borrower, the Mortgagor (where it is a company) is receiving valuable commercial benefit for giving this mortgage;

                  (i) the Mortgagor has been given the opportunity to obtain and has obtained such legal, and financial advice in relation to its obligations and liabilities under this mortgage as is necessary to fully understand those obligations and liabilities;

                  (j) the Mortgagor has not relied upon any representation or statement by or on behalf of the Mortgagee, but has determined to enter into this mortgage solely upon its own assessment after having obtained advice from its own advisers;

                  (k) the Mortgagor is not in breach of any Licence or agreement relating to or granting any Licence; and

                  (l) the Mortgagor has obtained all necessary consents and complied with all internal procedures in relation to the execution and performance of this mortgage.

         18.2 INDEMNITIES

             18.2.1 The Mortgagor indemnifies the Mortgagee against all actions, claims, demands, losses (including, without limitation, loss of margin), damages, liabilities, costs and expenses of any nature suffered or incurred at any time actually or contingently by the Mortgagee as a direct or indirect consequence of:

                  (a) a failure by the Mortgagor or a Borrower to pay any Secured Money when payable or comply with any other obligation owed to the Mortgagee;

                  (b) the occurrence of any Event of Default;

                  (c) the Mortgagee exercising or attempting to exercise any power or right of the Mortgagee under this mortgage, in any other agreement between the Mortgagor or a Borrower and the Mortgagee or at general law;

                  (d) the Mortgagee entering into any agreement or transaction in connection with this mortgage;
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                                    SCHEDULE

                  (e) the Mortgagee seeking to recover any Secured Money from any other person liable to pay it;

                  (f) an actual or assumed legal obligation of the Mortgagee to pay any money or do any thing in connection with the Mortgaged Property;

                  (g) a warranty in this mortgage being incorrect in any respect;

                  (h) judgment being given for any Secured Money in a currency other than that in which that Secured Money is due;

                  (i) the rate of interest applying to any judgment debt being less than that applying to the original obligation to pay Secured Money in respect of which judgment was obtained;

                  (j) the Mortgagee receiving payment of Secured Money earlier or later than the date it should be paid if no Event of Default had occurred;

                  (k) a claim that a payment, obligation, settlement, transaction, conveyance or transfer in connection with Secured Money (or money which would be Secured Money if the claim was invalid) is void or voidable under any law relating to insolvency, bankruptcy or the protection of creditors or for any other reason being upheld conceded or compromised;

                  (l) the appointment of and any indemnity given to a Receiver;

                  (m) the Mortgagee acting as the Mortgagor's attorney or providing an indemnity to any person so acting;

                  (n) the Mortgagee paying (whether or not under a legal obligation) any loss, cost or expense incurred by any officer, employee, agent or consultant of the Mortgagee in connection with this mortgage;

                  (o) any dispute between the Mortgagor or the Borrower and any other person; and

                  (p) any agreement relating to any Secured Money being or becoming void or unenforceable; or

                  (q) any new law or any change in any law or in the interpretation of any law.

             18.2.2 The Mortgagor indemnifies the Mortgagee, its directors and any other officers in management and control of the Mortgagee at any time, any Receiver and any agent of the Mortgagee against all actions, fines, claims, demands, losses, damages, costs and expenses of any nature incurred at any time actually or contingently arising directly or indirectly from any breach of any Environmental Protection Law in connection with the Mortgaged Property.

             18.2.3 The Mortgagor's obligations to indemnify the Mortgagee are absolute, irrevocable and unconditional and continue (irrespective of discharge of this mortgage) until an express release is given. The Mortgagor waives any right or claim which may have the effect of reducing or impairing the indemnities given by it.

         18.3 THE MORTGAGEE'S CERTIFICATE CONCLUSIVE

         A certificate by the Mortgagee of its determination made in good faith of the amount payable by the Mortgagor pursuant to this clause shall in the absence of manifest error be conclusive and binding upon the parties.
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                                    SCHEDULE

19.      EVENTS OF DEFAULT AND THE MORTGAGEE'S POWERS

         19.1 MORTGAGOR TO PREVENT EVENTS OF DEFAULT

         The Mortgagor must prevent the occurrence of an Event of Default and acknowledges that it will be in default under this mortgage if an Event of Default occurs.

         19.2 EVENTS OF DEFAULT

         An Event of Default occurs if:

                  (a) the Mortgagor or a Borrower fails to pay when payable any Secured Money;

                  (b) the Mortgagor defaults in the performance or observance of any other obligation owed or undertaking given to the Mortgagee;

                  (c) a warranty, representation, answer to requisition or statutory declaration made or given by or on behalf of any Mortgagor, Borrower or Guarantor in connection with this mortgage, any agreement relating to Secured Money or any other security for Secured Money is found to be incorrect or misleading;

                  (d) a Borrower or a Guarantor defaults in the performance of any obligation owed to the Mortgagee pursuant to:

                  (d) an agreement under which a Borrower or a Guarantor has an actual or contingent liability to pay any money which the Mortgagor is also actually or contingently liable to pay;

                  (d) an agreement which relates to or is connected with any agreement falling within sub-paragraph (i);

                  (d) any legal or equitable mortgage, charge or other security of any nature and howsoever created or arising pursuant to which the Borrower or Guarantor secures an obligation under an agreement falling within sub-paragraphs (i) or (ii); or

                  (d) any undertaking;

                  (e) any of the following occurs in respect of a corporation which is or is related to the Mortgagor or a Borrower or Guarantor;

                  (e) an application is made, proceedings are initiated, a resolution is passed or a meeting (whether of shareholders, creditors or directors) is called with a view to winding it or any part of its undertaking up or placing it or any part of its undertaking under any kind of administration;

                  (e) an order is made that it be wound up;

                  (e) a receiver, liquidator or administrator is appointed to any of its assets or undertaking or any such assets or undertaking are placed in the hands of any judicial manager or other court appointed manager or administrator;

                  (e) a compromise or arrangement of the kind referred to in part 5.1 of the Corporations Law is proposed;

                  (e) a notice is published or given to the effect that its registration may be cancelled or an application is made or an action is initiated with a view to cancelling its registration or appointing an inspector or other officer to investigate any of its affairs pursuant to any legislation;
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                                    SCHEDULE

                  (e) it is, or is or may be deemed under any applicable law to be, insolvent or unable to pay its debts; or

                  (e) circumstances exist which would enable the court upon application to order its winding up pursuant to section 461 of the Corporations Law;

                  (f) any of the following occurs in respect of an individual who is the Mortgagor or a Borrower or Guarantor:

                  (f) he or she commits an act of bankruptcy within the meaning of section 40 of the Bankruptcy Act 1966 or proposes any composition or scheme of arrangement with any creditors or any assignment for the benefit of any creditors; or

                  (f) he or she dies or becomes incapable of managing his or her own affairs by reason of mental or other condition;

                  (g) any of the following occurs in respect of a partnership which is the Mortgagor or a Borrower or Guarantor or which has the Mortgagor or a Borrower or Guarantor as a member and carries on business on the Mortgaged Property:

                  (g) the dissolution or any application for the dissolution of the partnership;

                  (g) the appointment or any application for the appointment of a receiver; or

                  (g) the retirement within any period of 6 months of more than 20% of the members of the partnership without the Mortgagee's consent;

                  (h) distress is levied or a judgment or order is enforced or executed on or against any assets of the Mortgagor or a Borrower or Guarantor or any of those assets are attached to answer any judgment debt;

                  (i) a judgment for an amount in excess of 1% of the Secured Money is entered in any court against the Mortgagor or a Borrower or Guarantor and not satisfied, appealed or set aside within 28 days;

                  (j) any assets of the Mortgagor or a Borrower or Guarantor are confiscated, cancelled or forfeited;

                  (k) the Mortgagor or a Borrower or Guarantor stops payment of its debts or ceases or threatens to cease to carry on any of its businesses;

                  (l) any legislation is passed or anything else occurs which in the reasonable opinion of the Mortgagee materially and adversely affects any of its rights under this mortgage or any other security for Secured Money ;

                  (m) a provision of this mortgage or any other security for Secured Money does not or ceases to have full effect to the Mortgagee's reasonable satisfaction;

                  (n) the Mortgagor or a Borrower or Guarantor which is a company reduces or attempts to reduce its capital, alters or proposes to alter its articles of association or directly or indirectly acquires or proposes to acquire its own shares without the Mortgagee's consent;

                  (o) the holder of any security given at any time over any assets of the Mortgagor or a Borrower or Guarantor becomes entitled to exercise any powers arising on default pursuant to that security or otherwise take action to enforce that security;
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                  (p) a person who has provided credit or financial
                  accommodation to the Mortgagor or a Borrower or Guarantor becomes entitled to accelerate any obligation of the Mortgagor or that Borrower or Guarantor to pay money to that person;

                  (q) the Mortgagor fails to duly comply with a condition attaching to a consent or approval issued by the Mortgagee in the context of this mortgage;

                  (r) the Mortgaged Property is damaged or destroyed or becomes affected by any proposal to an extent that, in the Mortgagee's reasonable opinion, its value (ignoring any insurance claim or compensation) is reduced by more than 5%;

                  (s) where the Mortgagor is a corporation listed on a stock exchange, its shares are suspended from quotation because of a breach of any listing or other rules of that stock exchange;

                  (t) where the Mortgagor is a corporation which is not listed on a recognised Australian stock exchange, there is a change in the ownership (at the date of this mortgage) of more than 25% of the issued voting shares in the Mortgagor or there is a change in the control of the Mortgagor without the Mortgagee's consent;

                  (u) in the Mortgagee's opinion, there is any change in the activities of the Mortgagor or a Borrower or Guarantor which could materially and adversely affect the ability of that person to meet any of its obligations to the Mortgagee;

                  (v) the Mortgagor ceases to carry on the whole or a substantial part of any business at any time carried on by it on the Mortgaged Property or disposes of the assets of or any interest in any such business or any licence or other right in connection with any such business is disposed of cancelled or not renewed;

                  (w) in respect of a breach of or liability arising under any Environmental Protection Law or Heritage Act in relation to the Mortgaged Property, a notice is served on the Mortgagor and not complied with or a notice is served on the Mortgagee;

                  (x) any proceedings are commenced against the Mortgagor or any occupier of the Mortgaged Property pursuant to a breach of any Environmental Protection Law or Heritage Act in respect of the Mortgaged Property;

                  (y) without limiting the operation of any other Event of Default, any other event occurs or circumstance arises or becomes known to the Mortgagee, financial or otherwise, which, in the opinion of the Mortgagee, is likely to materially and adversely affect:

                  (y) the ability of the Mortgagor or any other person actually or contingently liable to pay the Secured Money;

                  (y) the ability of the Mortgagor to comply with its obligations under this mortgage;

                  (y) the Mortgagee's security under this mortgage;

                  (y) the value of the Mortgaged Property; or

                  (y) the ability of a Borrower to duly perform its obligations to the Mortgagee; or
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                  (z) Moran Australia or Moran Group defaults in the performance of any of their respective obligations under the Capex Agreement, and does not remedy or rectify such breach in accordance with the Capex Agreement.

         19.3 NO DEFAULT CERTIFICATE

         At the request of the Mortgagee, the Mortgagor must give the Mortgagee a certificate signed by the Mortgagor (or where a company, by 2 directors) stating whether or not an Event of Default has occurred or is likely to occur.

         19.4 NOTIFICATION OF EVENTS OF DEFAULT

         The Mortgagor must immediately notify the Mortgagee of the occurrence of an Event of Default or the existence of any circumstance which may lead to the occurrence of an Event of Default.

         19.5 TERMINATION OF TRANSACTIONS AND PAYMENT OF PRIOR MORTGAGEES

         Whether or not the Mortgagee has demanded payment of the Secured Money, the Mortgagee may at any time following the occurrence of an Event of Default in the manner and at the times which it considers appropriate (irrespective of any omission, neglect or delay):

                  (a) terminate or reverse any transaction or arrangement entered into by the Mortgagee at the express or implied request or with the express or implied consent of the Mortgagor;

                  (b) enter into any transaction and make any payment to extinguish, set off or hedge in any way any actual or contingent liability incurred by the Mortgagee at the express or implied request or with the express or implied consent of the Mortgagor;

                  (c) dishonour any cheque, close any account and open any new account

                  (d) convert (directly or indirectly) the currency of any obligation of the Mortgagor to the Mortgagee to another currency; or

                  (e) pay any other mortgagee or encumbrancee of the Mortgaged Property any amount required to discharge or purchase (with or without a transfer of its security) its debt.

         The Mortgagor must reimburse the Mortgagee all payments made and costs and expenses incurred pursuant to anything done under this clause.

         19.6 THE MORTGAGEE'S POWERS AND RIGHTS

         Whether or not the Mortgagee has demanded payment of the Secured Money the Mortgagee may at any time following the occurrence of an Event of Default in the manner and at the times which it considers appropriate (irrespective of any omission, neglect or delay):

                  (a) enter, seize, take possession of, manage and use the Mortgaged Property;

                  (b) receive and give receipts for proceeds, rents and profits in relation to the Mortgaged Property or any other property mortgaged or charged by this mortgage;

                  (c) use the Mortgaged Property for any purpose (including, without limitation, for grazing or agricultural or horticultural purposes) or carry on any business on the Mortgaged Property;
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                  (d) take any action it considers necessary or desirable for the preservation, maintenance or enhancement of the Mortgaged Property or its value;

                  (e) commence, conduct, defend, compromise, settle, discontinue or submit to arbitration any proceedings, claims, questions or disputes in connection with the Mortgaged Property or this mortgage;

                  (f) exercise any rights and discretions of the Mortgagor in connection with the Mortgaged Property;

                  (g) perform obligations of the Mortgagor in connection with the Mortgaged Property under this mortgage or otherwise;

                  (h) renew, terminate, repudiate, rescind, vary, accept surrenders of, exercise any rights under and take any legal action in connection with any contract entered into by the Mortgagor, any predecessor in title or the Mortgagee (pursuant to the powers in this mortgage or at general law) in connection with the Mortgaged Property;

                  (i) deal in any way with the Mortgaged Property, any estate or interest in it, any right attaching to it or any encumbrance affecting it;

                  (j) sell, surrender, exchange or otherwise dispose of the Mortgaged Property upon any terms and in any manner;

                  (k) sever any fixtures to the Mortgaged Property and dispose of them upon any terms and in any manner;

                  (l) remove and place in storage any personal property of the Mortgagor left on the Mortgaged Property (but without being liable for any damage or loss);

                  (m) grant for any period and upon any terms an option to purchase, lease or acquire an interest in the Mortgaged Property;

                  (n) grant leases, licences, agistments, easements and other interests in or rights over the Mortgaged Property upon any terms and (in the case of leases, licences and agistments) for any period;

                  (o) in the name and on behalf of the Mortgagor or otherwise, borrow or obtain any form of financial accommodation from the Mortgagee or any other person upon any terms in connection with any power of the Mortgagee under this mortgage or at general law;

                  (p) secure upon any terms and in any manner any money borrowed or liability incurred by charge or mortgage over the Mortgaged Property whether ranking in priority to, equally with or after this mortgage;

                  (q) demolish, replace, repair, alter, construct and affix any improvements, fixtures or plant and equipment on or to the Mortgaged Property;

                  (r) redevelop the Mortgaged Property or carry on any development commenced on the Mortgaged Property with any variations the Mortgagee considers appropriate;

                  (s) effect or cancel any insurance in relation to the Mortgaged Property or the exercise of any of these powers and make claims, sue for, recover, settle, compromise or otherwise deal with any right to receive proceeds of insurances;
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                  (t) acquire in the name of the Mortgagor or otherwise any
                  property upon any terms and in any manner for use in connection with the Mortgaged Property and in the name of the Mortgagor grant a mortgage over the acquired property to the Mortgagee as security for the Secured Money;

                  (u) change the use or nature of the Mortgaged Property or any title to the Mortgaged Property;

                  (v) delegate in any manner any of its powers and rights under this mortgage or at general law;

                  (w) expend money, assume obligations and incur liabilities in exercising any power and right under this mortgage or at general law;

                  (x) pay any money owing by the Mortgagor in respect of any chattel used by the Mortgagor on the Mortgaged Property or which has been leased by the Mortgagor to any lessee or licensee of the Mortgaged Property;

                  (y) exercise the same powers over any other property mortgaged or charged by this mortgage as it has in respect of the Mortgaged Property;

                  (z) upon any terms and in any manner employ persons and engage agents, contractors, consultants, advisers, auctioneers and other persons in connection with the powers and rights of the Mortgagee under this mortgage or at general law; and

                  (aa) do anything to protect the interest of the Mortgagor or the Mortgagee in the Mortgaged Property, to protect the enforceability, validity and priority of this mortgage or to recover the Secured Money;

         19.7 EXERCISE OF POWERS BY AGENT

         The Mortgagee may exercise its powers under this mortgage or general law by itself or through any agent. The fees charged by any agent must be paid by the Mortgagor.

         19.8 OUTSTANDING NEGOTIABLE INSTRUMENTS DO NOT AFFECT THE MORTGAGEE'S RIGHTS

         The Mortgagee may demand payment of Secured Money and exercise its other rights under clauses 19 and 20 and at general law notwithstanding that Secured Money arises under or is evidenced by any negotiable instrument, security, contract or other obligation which is still current or has not matured or fallen due.

         19.9 ENVIRONMENTAL AUDIT BEFORE TAKING POSSESSION

         The Mortgagor irrevocably authorises the Mortgagee and its consultants, following the occurrence of an Event of Default, to go on to the Mortgaged Property for the purposes of carrying out an environmental audit of the Mortgaged Property and the Mortgagor's activities on the Mortgaged Property. The Mortgagor must, upon request, make available the Mortgagor's records relating to the Mortgaged Property and its use. The Mortgagor must upon demand reimburse the Mortgagee the costs incurred in carrying out the audit.

20.      RECEIVERS AND THEIR POWERS

         20.1 APPOINTMENT, REMOVAL AND REPLACEMENT

             20.1.1 Whether or not the Mortgagee has demanded payment of the Secured Money, the Mortgagee may at any time following the occurrence of an Event of Default (irrespective of any omission, neglect, delay or waiver) appoint one or more persons

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             to be jointly, severally or jointly and severally a Receiver of any of the Mortgaged Property or any other property mortgaged or charged by this mortgage.

             20.1.2 The Mortgagee may appoint a Receiver under this mortgage notwithstanding the bankruptcy or insolvency of the Mortgagor.

             20.1.3 The Mortgagee may appoint any person to replace any Receiver who has been removed or who has retired or died.

             20.1.4 The Mortgagee may by written notice to a Receiver remove that Receiver absolutely or in relation to any part of the Mortgaged Property.

             20.1.5 The provisions of the Property Law Act 1974 and (if applicable) the Corporations Law dealing with Receivers shall be varied and extended to the extent provided in clause 21.

         20.2 RECEIVER'S REMUNERATION

             20.2.1 The Mortgagee may fix the remuneration of a Receiver and at any time by agreement with that Receiver vary that Receiver's remuneration.

             20.2.2 The Mortgagor must pay a Receiver's remuneration and all costs, charges and expenses paid or incurred by him or her as Receiver. From money received the Receiver may retain his or her remuneration and (except where they arise because of the wilful misconduct or gross negligence of the Receiver) the costs, charges and expenses incurred by him or her as Receiver and money on account of other liabilities incurred actually or contingently by him or her as Receiver.

         20.3 RECEIVER AGENT OF THE MORTGAGOR

         Unless otherwise prevented by law, a Receiver will be the agent of the Mortgagor. The Mortgagor agrees to be responsible for each Receiver's acts and omissions.

         20.4 RECEIVER'S POWERS

         Subject to any express limitation in his appointment, a Receiver may exercise the same powers as those of the Mortgagee under this mortgage the Property Law Act 1974 (if applicable), the Corporations Law and at general law including, without limitation, the powers listed in clause 19.6.

21.       PROVISIONS RELATING TO THE MORTGAGEE'S AND  RECEIVER'S        POWERS

         21.1 POWERS ARE IN ADDITION TO STATUTORY POWERS

         The powers of the Mortgagee and a Receiver under this mortgage are independent of and in addition to any other legal, equitable or statutory powers and free of any limitation affecting any statutory power.

         21.2 WAIVER OF STATUTORY NOTICES AND TIME

             21.2.1 To the extent that any legislation is not contravened the Mortgagor agrees that any notice or lapse of time before the Mortgagee or a Receiver can exercise any option, power or right is not necessary.

         21.3 PROTECTION OF PURCHASERS
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         The Mortgagor agrees that any person dealing with the Mortgagee or any
         Receiver need not be concerned whether any power of the Mortgagee or Receiver has arisen or with the propriety of any transaction undertaken by the Mortgagee or any Receiver even if it has actual notice to the contrary.

         21.4 SPECIFIC AUTHORITY TO EXERCISE POWERS

         The Mortgagor irrevocably and unconditionally authorises the Mortgagee and any Receiver to exercise its powers under this mortgage or any legislation notwithstanding that the Event of Default giving rise to exercise of such powers may subsequently be deemed never to have occurred. In such circumstances the Mortgagor:

                  (a) does not have any claim against the Mortgagee or a Receiver for trespass or for any loss suffered by the Mortgagor other than because of fraud or gross negligence on the part of the Mortgagee or a Receiver; and

                  (b) indemnifies the Mortgagee and any Receiver against any claim or loss arising other than because of fraud or gross negligence.

         21.5 PROTECTION OF THE MORTGAGEE AND RECEIVER

         The Mortgagor agrees that the Mortgagee and any Receiver are not liable for any loss which may arise because of any omission or delay in the exercise of any of their respective powers under this mortgage or any legislation.

         21.6 MONEY OUTLAID IS SECURED

         The Mortgagor must upon demand pay any money outlaid or liability incurred by the Mortgagee or any Receiver in exercising powers under this mortgage or at general law.

         21.7 ENTITLEMENT TO CHARGE COMMISSIONS

         The Mortgagee and the Receiver (if permitted by the Mortgagee) may, in addition to any fee or other charge, charge a commission in connection with the management of and collection of income from the Mortgaged Property to the extent that those tasks have not been delegated to an agent.

         21.8 THE MORTGAGEE MAY GIVE UP POSSESSION OF MORTGAGED PROPERTY

         The Mortgagee may at any time give up possession of the whole or any part of the Mortgaged Property or retire any Receiver from the whole or any part of the Mortgaged Property.

         21.9 APPLICATION OF MONEYS

         The Mortgagee shall stand possessed of moneys actually received by it as a result of the exercise of its rights and powers under this mortgage upon trust to apply as follows:

                  (a) first, in or towards payment of that part of the Secured Money being costs, charges and expenses incurred by the Mortgagee or the Receiver in the exercise, performance or enforcement or attempted exercise, performance or enforcement of any rights or powers under this mortgage;

                  (b) secondly, in or towards payment of such other outgoings as the Mortgagee or the Receiver shall think fit to pay;

                  (c) thirdly, in or towards payment to the Receiver of any remuneration whether by way of commission or otherwise;
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                  (d) fourthly, in or towards payment of the Secured Money,

         and the surplus (if any) will belong to the Mortgagor or other persons entitled to it but;

                  (e) the surplus will not carry interest; and

                  (f) the Mortgagee or the Receiver may pay the surplus to the credit of a bank account in the name of the Mortgagor or other persons entitled to it and will thereupon be under no further liability in respect of it.

         21.10 INSTALMENTS

         If during the currency of any notice delivered by the Mortgagee to the Mortgagor pursuant to Section 84 of the Property Law Act 1974:

                  (a) any instalment (a "current instalment") of principal and/or interest falls due for payment by the Mortgagor; and

                  (b) the Mortgagee receives any moneys or credits under this Mortgage;

         the Mortgagor irrevocably directs the Mortgagee to apply such moneys or credits:

                  (b) first, in satisfaction of each current instalment; and

                  (b) secondly, towards satisfaction or reduction of the arrears specified in any such notice.

22.      POWER OF ATTORNEY

         22.1 APPOINTMENT OF ATTORNEY

         For valuable consideration, the Mortgagor irrevocably appoints the Mortgagee and its directors and employees and each Receiver severally its attorneys with power in the name of the attorney or the Mortgagor to:

                  (a) perform any obligation owed by the Mortgagor at any time to the Mortgagee;

                  (b) complete any blanks and correct any manifest errors in this mortgage or agree or give effect to any such completion or correction and do all things necessary to procure the registration of this mortgage as a valid security;

                  (c) after the occurrence of an Event of Default, do anything in connection with the Mortgaged Property which the Mortgagor could do including, without limitation, the execution or signing of any transfer, lease, mortgage, charge or other dealing or application;

                  (d) delegate its powers to any person for any period and revoke such delegation;

                  (e) prove and do anything else the Mortgagor can do in connection with the bankruptcy or insolvency of any Borrower, Guarantor or another Mortgagor;

                  (f) exercise any security referred to in clause 24.6;

                  (g) do anything in exercise of any right of indemnity referred to in clause 14.4 or to enable direct access or recourse to trust assets for the purposes of clause 14.4; and
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                  (h) where clause 11 applies, do anything which the Mortgagor may lawfully authorize an attorney to do in connection with the Licence including, without limitation, executing deeds, instituting, conducting and defending legal proceedings, applying for or obtaining the continuation, transfer or removal of the Licence and signing all notices, transfers, applications and documents for that purpose.

         If the Mortgagor does not hold the Licence referred to in paragraph (h) the Mortgagor must upon request promptly procure that the person who holds the Licence gives a power of attorney in favour of the Mortgagee or the Receiver in the same terms as are contained in clause 22.1(h).

         22.2 CONFLICTS OF DUTY

         An attorney may act notwithstanding any conflict of duty or a direct or personal interest in the means or result.

         22.3 ATTORNEY'S INDEMNITY AND COSTS

             22.3.1 The Mortgagor indemnifies each attorney against any liability or loss arising from the exercise of any powers under this mortgage.

             22.3.2 The Mortgagee may indemnify any attorney in connection with the exercise of its powers and the Mortgagor must reimburse any money paid pursuant to any such indemnity.

         22.4 RATIFICATION

         The Mortgagor and the Borrower each agree to ratify and confirm all and whatsoever an attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue of the foregoing power of attorney or this Mortgage and not to contravene or contradict the same.

         22.5 POWER OF ATTORNEY BY WAY OF SECURITY

         The foregoing power of attorney being given for valuable consideration and by way of security is hereby agreed and declared to be irrevocably notwithstanding the death, incapacity, winding up, dissolution or other demise of the Mortgagor and/or the Borrower.

23.       PRESERVATION OF THE MORTGAGEE'S RIGHTS

         23.1 GENERAL PRESERVATION OF RIGHTS

         This is a continuing security. The liabilities of the Mortgagor under this mortgage and the rights of the Mortgagee, a Receiver or an attorney of the Mortgagor appointed under this mortgage are not affected by:

                  (a) the Mortgagee granting any time or indulgence to the Mortgagor, any Borrower or another person;

                  (b) the Mortgagee compounding or compromising with or wholly or partially releasing any Borrower, Guarantor or other person;

                  (c) laches, acquiescence, delay, acts, omissions or mistakes by the Mortgagee, Receiver or another person;

                  (d) the Mortgagee taking, varying, wholly or partially discharging or otherwise dealing with or losing or impairing any other security for Secured Money;
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                  (e) any security for or obligation to pay Secured Money being or becoming void, voidable or unenforceable;

                  (f) any person who was intended to assume any actual or contingent liability to pay Secured Money not doing so or not doing so effectively or being discharged;

                  (g) the death, insolvency, bankruptcy or deregistration of any person;

                  (h) any other transaction or arrangement between the Mortgagee or any other person; or

                  (i) anything else which might otherwise have such affect at law or in equity.

         23.2 NO MERGER

         The Mortgagee's right to payment of Secured Money arising under any other instrument does not merge with the Mortgagor's undertaking to pay Secured Money under this mortgage. This mortgage does not merge with or affect any other security or any judgement or order held at any time by the Mortgagee.

         23.3 PARTNERSHIP MORTGAGOR

         Where Secured Money includes any partnership indebtedness this mortgage continues to be binding notwithstanding any changes in the partnership (including changes which result in the partnership business being carried on by one person) and Secured Money includes the indebtedness of the partnership following any such change. The Mortgagee is under no obligation to release any Mortgagor who has ceased to be a member of the partnership comprising the Mortgagor.

         23.4 NEW AND SUSPENSE ACCOUNTS

             23.4.1 The Mortgagee may without notice open up any new account of the Mortgagor with the Mortgagee and credit the new account with any credit in any other account or any new receipt.

             23.4.2 In the event of the liquidation of a Borrower, a Guarantor or another Mortgagor the Mortgagee may retain and carry to a suspense account and appropriate at its discretion all money received by any Receiver, any attorney or the Mortgagee under or by virtue of this mortgage and prove for the full amount of the Secured Money.

         23.5 MORTGAGOR NOT TO PROVE IN COMPETITION OR CLAIM SUBROGATION

         The Mortgagor must not, without the Mortgagee's prior written consent:

                  (a) other than by its attorney appointed under this mortgage prove in the bankruptcy or insolvency of a Borrower, Guarantor or another Mortgagor or claim or receive the benefit of any dividend, distribution or other payment pursuant to that bankruptcy or insolvency; or

                  (b) directly or indirectly claim the benefit of any right, power, remedy or security held by the Mortgagee or of any distribution, dividend or payment arising out of or relating to the liquidation of the Borrower or any other person, until the Secured Money has been paid in full to the Mortgagee.

         23.6 NO ORDER IN EXERCISE OF SECURITIES
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         The Mortgagee may exercise its security under this mortgage and any other security for Secured Money in any order it wishes. The Mortgagor waives any right of marshalling against the Mortgagor or otherwise in relation to this mortgage or any other security for Secured Money. The Mortgagee is not under any obligation to appropriate in favour of the Mortgagor or to exercise, apply or recover any security for Secured Money or any fund or asset that the Mortgagee may be entitled to receive or have a claim upon.

         23.7 REINSTATEMENT OF THE MORTGAGEE'S RIGHTS

         If any claim that a payment, obligation, settlement, transaction, conveyance or transfer in connection with Secured Money (or money which would be Secured Money if the claim was invalid) is void or voidable under any law relating to insolvency, bankruptcy or the protection of creditors is upheld, conceded or compromised:

                  (a) the Mortgagee is entitled immediately as against the Mortgagor to the rights in respect of the Secured Money to which it would have been entitled if all or part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

                  (b) the Mortgagor agrees to immediately do any act or sign any document at the Mortgagee's request to restore the Mortgagee to any security or guarantee held by it from the Mortgagor immediately before that payment, obligation, settlement, transaction, conveyance or transfer.

24.      FURTHER ASSURANCES

         24.1 PERFECTION OF SECURITY

         The Mortgagor must immediately upon request by the Mortgagee do acts, obtain consents, pay fees and execute deeds and other documents deemed necessary or desirable by the Mortgagee:

                  (a) to perfect any mortgage or charge pursuant to this mortgage or otherwise created or intended to be created by the Mortgagor as security for any Secured Money;

                  (b) to effect any mortgage or charge agreed to be given pursuant to this mortgage;

                  (c) to enable the exercise of the Mortgagee's rights and powers under this mortgage and at general law;

                  (d) to effect the security and priority intended by this mortgage and the Mortgagee;

                  (e) to more effectively secure the Mortgaged Property to the Mortgagee; and

                  (f) to give the Mortgagee a legal mortgage over any property mortgaged or charged under this mortgage.

         24.2 PROPERTY SUBSEQUENTLY ACQUIRED

         The Mortgagor agrees that it will immediately give the Mortgagee a mortgage with an equivalent ranking to this mortgage over:

                  (a) any freehold or other interest in land acquired at any time for use in conjunction with the Mortgaged Property or appended at any time to the Mortgaged Property;
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                  (b) any freehold or other interest in land acquired at any time pursuant to any exchange involving Mortgaged Property;
                  and

                  (c) any other interest or tenure acquired at any time in or pursuant to the Mortgaged Property.

         24.3 ASSIGNMENT OF INCOME

               24.3.1 To the extent permitted by law the Mortgagor absolutely assigns to the Mortgagee as security for Secured Money the Mortgagor's right to receive premiums, rents or licence or other fees under any lease, licence or other agreement at any time relating to the Mortgaged Property. At any time the Mortgagee may and the Mortgagor must upon request perfect this as a legal assignment.

               24.3.2 The Mortgagor absolutely assigns to the Mortgagee as security for the Secured Money any guarantee, bond, deposit, bank guarantee or other instrument or property held as security for premiums, rents or licence or other fees under any lease, licence or other agreement at any time relating to the Mortgaged Property. At any time the Mortgagee may and the Mortgagor must upon request perfect this as a legal assignment.

               24.3.3 The Mortgagee will not be deemed to have taken possession of any Mortgaged Property by virtue of this clause or anything done pursuant to this clause.

         24.4 ASSIGNMENT OF LICENCES AND OTHER RIGHTS

         Unless forbidden by any legislation the Mortgagor absolutely assigns to the Mortgagee as security for the Secured Money all its right, title and interest in any licence, permission, approval, trademark, business name, quota or other right attached, existing or used in relation to the Mortgaged Property. At any time the Mortgagee may and the Mortgagor must upon request perfect this as a legal assignment.

         24.5 CONTRACTS FOR SALE OF MORTGAGED PROPERTY

         Whether or not the Mortgagee has approved any such dealing, the Mortgagor assigns to the Mortgagee the whole of its interest in and claim to any deposit, bond, premium or other sum paid or payable in connection with any sale, lease or other dealing with the Mortgaged Property or any part. The Mortgagor will hold any such deposit, bond, premium or other sum it receives for the Mortgagee.

         24.6 MORTGAGOR'S SECURITY FROM BORROWER

         The Mortgagor agrees to hold any indemnity (together with any security for that indemnity) from any Borrower in respect of its liability under this mortgage in trust for the Mortgagee.

25.      DISCHARGES

         24.6 MORTGAGOR'S RIGHT TO A DISCHARGE

         Upon payment of all Secured Money the Mortgagee must execute a discharge except where the Mortgagee considers that any money will or may become actually, contingently or prospectively owing by the Mortgagor to the Mortgagee:

                  (a) because a payment made to the Mortgagee could be voided under any law relating to insolvency, bankruptcy or the protection of creditors or for any other reason; or
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                  (b) as a result of any claim or action the Mortgagee has
                  against the Mortgagor, any Borrower or Guarantor or other person.

         25.2 SURVIVAL OF PERSONAL COVENANTS AND AGREEMENTS

         Any personal covenant or agreement by the Mortgagor to pay Secured Money or any indemnity by the Mortgagor in favour of the Mortgagee in this mortgage remains in full force despite any release or discharge in part or whole.

26.      THE MORTGAGEE'S RIGHT TO ASSIGN

         26.1 ASSIGNMENT

         The Mortgagee may at any time assign or deal in any way with its interest in Secured Money or its rights under this mortgage. Provided the Mortgagor's aggregate liability is not thereby increased it must, at the request and cost of the Mortgagee, sign any deed or other document reasonably required by the Mortgagee pursuant to any such assignment or dealing.

         26.2 DISCLOSURE OF INFORMATION

         The Mortgagee may without notice to the Mortgagor disclose information relating to the Mortgagor, a Borrower, a Guarantor, the Mortgaged Property or Secured Money in connection with a proposal to assign any interest in Secured Money or this mortgage.

27.      COSTS

         27.1 MORTGAGOR TO PAY ALL COSTS

         The Mortgagor must pay to the Mortgagee all costs and expenses (including legal costs on a full indemnity basis and out of pocket expenses) incurred by the Mortgagee (or any attorney of the Mortgagor or a Borrower pursuant to clause 20) in connection with:

                  (a) the preparation, negotiation, stamping, registration, variation, discharge or release of this mortgage and any agreement varying or relating to this mortgage and any associated investigation, enquiries and searches;

                  (b) the perfection of this mortgage or the Mortgagor's or the Mortgagee's title or interest in the Mortgaged Property;

                  (c) the recovery of Secured Money;

                  (d) the occurrence of an Event of Default and the assessment of the Mortgagee's securities, rights and duties;

                  (e) the valuation of the Mortgaged Property following an Event of Default;

                  (f) the exercise or attempted exercise of any power conferred on the Mortgagee or any Receiver pursuant to this mortgage or by law or on any attorney pursuant to clause 20;

                  (g) any obligation the Mortgagee has at any time to the Mortgagor pursuant to any legislation, this mortgage or any transaction contemplated by this mortgage;

                  (h) the consideration of any application for its consent or approval in connection with this mortgage and the grant or refusal of consent or approval; and
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                  (i) the assessment of the Mortgagor's position following the occurrence of an Event of Default.

         27.2 MORTGAGOR TO REIMBURSE FID

         The Mortgagor must reimburse the Mortgagee all sums of financial institutions duty, bank account debits tax and any other duties, taxes or imposts incurred or payable by the Mortgagee in relation to the advance and receipt of Secured Money.

         27.3 MORTGAGOR TO PAY STAMP DUTY

         The Mortgagor must pay immediately on demand by the Mortgagee and in any case by their due date all stamp, loan security and other duties, imposts, taxes and levies arising directly or indirectly in respect of this mortgage, any variation or any transaction contemplated or evidenced by this mortgage. The Mortgagor must reimburse the Mortgagee any such duties, imposts, taxes and levies paid by the Mortgagee.

         27.4 PAYMENT OF THE MORTGAGEE'S ADMINISTRATION FEE

         The Mortgagor agrees to pay the Mortgagee upon demand a fee for the time spent by employees of the Mortgagee in:

                  (a) considering any application for any approval or consent required under this mortgage; and

                  (b) exercising its rights and powers and taking any action to recover the Secured Money following the occurrence of an Event of Default.

         The fee will be calculated by reference to the hourly rates recommended by the Insolvency Practitioners' Association of Australia from time to time and the Mortgagee's determination of the equivalent seniority levels of its employees.

28.      GENERAL

         28.1 SIGNING OF NOTICES BY THE MORTGAGEE

         Any statement, demand or notice to the Mortgagor will be effectively signed on behalf of the Mortgagee if it is executed or signed by the Mortgagee, any director or secretary of the Mortgagee, any employee whose title includes the word manager, president or vice-president, the Mortgagee's solicitor or any person authorised by any of the above.

         28.2 SERVICE OF NOTICES

         In addition to effecting service pursuant to any statute, any statement, demand or notice to any party may be validly served for the purposes of this mortgage by being delivered or sent by registered post to the address of the addressee or sent by telex or facsimile to the telex or facsimile number of the addressee. The address and telex and facsimile numbers of the parties for the purposes of this clause are those set out in this mortgage or such others as are from time to time notified in writing by the parties to all of the other parties. Service pursuant to this clause is taken to be effected:

                  (a) where delivered - upon actual delivery;

                  (b) where sent by telex - upon receipt by the sender of the answerback code of the addressee after transmission of the telex; and
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                  (c) where sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient,

         except where actual delivery is made or the telex or facsimile is sent after 4.30 pm or on a day which is not a business day when service is taken to be effected at 9.00 am on the next following business day.

         28.3 REGISTRATION AND REQUISITIONS

         The Mortgagor must upon demand by the Mortgagee procure registration of this mortgage and any mortgage or encumbrance given pursuant to this mortgage with the priority intended by the Mortgagee. The Mortgagor must to the satisfaction of the Mortgagee promptly comply with any requisition raised by any authority in connection with this mortgage, its stamping and registration.

         28.4 NO MORATORIUM

         The provisions of any legislation postponing payment of money, reducing or fixing rates of interest or purporting to curtail or restrict any rights of the Mortgagee are to the extent that it is lawful expressly excluded from application to this mortgage.

         28.5 TIME OF THE ESSENCE FOR MORTGAGOR'S OBLIGATIONS

         The Mortgagor agrees that time is of the essence in relation to the performance of its obligations expressed in or implied by this mortgage.

         28.6 THE MORTGAGEE'S CONSENTS

             28.6.1 Where the Mortgagee's consent or approval is required pursuant to this mortgage:

                  (a) unless otherwise expressed it may in the Mortgagee's discretion (and whether or not acting reasonably) be withheld or given subject to terms or conditions; and

                  (b) it is not valid unless expressly given in writing by the Mortgagee.

             28.6.2 The Mortgagor must comply with the terms and conditions of any consent.

             28.6.3 The Mortgagee may engage consultants and advisers to advise it in relation to any application for its approval or consent under this mortgage. The costs of those consultants and advisers must be reimbursed by the Mortgagor upon demand.

             28.6.4 The Mortgagor agrees that the Mortgagee (and the Mortgagee's employees and consultants) owes no duty of care to the Mortgagor in issuing any consent or approval and that in determining whether to proceed with the thing consented to or approved the Mortgagor must rely entirely on its own judgment and the advice of its own employees and consultants.

         28.7 CERTIFICATE OF SECURED MONEY OWING

         A certificate signed by the Mortgagee or any employee of the Mortgagee will be conclusive evidence against the Mortgagor in the absence of manifest error as to the amount of Secured Money then owing or payable.

         28.8 SEVERABILITY OF PROVISIONS
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         Every provision of this mortgage is independent of the others. Any provision which is prohibited or unenforceable in any jurisdiction is to the extent of the prohibition or unenforceability deemed removed without invalidating the remaining provisions.

         28.9 MORTGAGE IS A DEED

         This mortgage is made as a deed and each party declares that by its signature it has executed this mortgage as a deed in addition to giving any certification required by any legislation.

         28.10 APPLICABLE LAW

         This mortgage is governed by the law of the place in which the Mortgaged Property is situated. The parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the court system of that place.

         28.11 ATTORNMENT

         The Mortgagor attorns and becomes tenant from week to week to the Mortgagee of the Mortgaged Property commencing on the date of this mortgage at a weekly rental equal to and varying in amount with the interest accruing under this Mortgage from day to day for one week (or if no interest is payable, a rental of 1(cent) per week). Such rent is to be paid by weekly payments if demanded by the Mortgagee but until demanded to be paid on the days appointed for payment of interest (or if no interest is payable, capital payments) under this mortgage. All rent received by the Mortgagee by virtue of this attornment will be applied towards satisfaction of the interest payable under this mortgage. The Mortgagee may at any time after the Secured Money becomes payable at the option of the Mortgagee without giving any previous notice enter into and upon and take possession of the Mortgaged Property whereof the Mortgagor has attorned as tenant and may determine the tenancy created by this attornment. Neither the receipt of the rent nor the tenancy created by the attornment will render the Mortgagee liable to account as mortgagee in possession and nothing in this attornment clause will prejudice or lessen the rights of the Mortgagee as mortgagee or modify or add to the rights of the Mortgagor as mortgagor or lessee, it being agreed that this attornment clause is for the purpose of estoppel only. If this clause would otherwise be construed as granting or affording to the Mortgagor any rights privileges protections or immunities of a lessee under any statute or at law or in equity which would not, except for this clause, be available to the Mortgagor, then this clause will be deemed to be severed from and will form no part of this mortgage.

FORM 20 Version 1                                       QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994                              Page 46 of 45
                                    SCHEDULE

                            TITLE REFERENCE 15602076


                                    CONTENTS



   1.    DEFINITIONS AND INTERPRETATION ...................................    2
   1.1   Definitions ......................................................    2
   1.2   Interpretation ...................................................    3
   1.3   Joint and several ................................................    4
   1.4   Successors and assignees .........................................    4
   1.5   Headings and table of contents ...................................    4
   1.6   References to and calculations of time ...........................    4
   1.7   Corporate relationships ..........................................    4

   2.    PERFORMANCE OF MORTGAGOR'S OBLIGATIONS GENERALLY .................    5
   2.1   Performance of all obligations ...................................    5
   2.2   The Mortgagee's right to remedy ..................................    5
   2.3   Subsequent Mortgage and Tacking ..................................    5

   3.    PAYMENT OF SECURED MONEY .........................................    6
   3.1   Obligation to pay and time for payment ...........................    6
   3.2   No pre-condition to demanding payment of Secured Money ...........    6
   3.3   Payment following an Event of Default ............................    6
   3.4   Payment without deduction or set-off .............................    6
   3.5   Credit for payment ...............................................    6
   3.6   Application of payments ..........................................    6
   3.7   Set-off against other accounts ...................................    7
   3.8   Overpayment ......................................................    7
   3.9   Payment in wrong currency ........................................    7
   3.10  Interest .........................................................    7

   4.    INSURANCE OBLIGATIONS ............................................    7
   4.1   Building insurance ...............................................    7
   4.2   Public liability and other insurances ............................    8
   4.3   Endorsement to protect against Mortgagor's non-disclosure ........    8
   4.4   General insurance obligations ....................................    8
   4.5   Assignment of insurance proceeds 8

   5.    POSITIVE OBLIGATIONS RELATING TO THE MORTGAGED PROPERTY ..........    8
   5.1   Repair, security and rectification of defects ....................    8
   5.2   Outgoings ........................................................    9
   5.3   Title documents ..................................................    9
   5.4   Compliance with obligations ......................................    9
   5.5   Business .........................................................    9
   5.6   Rectification of encroachments ...................................    9
   5.8   Maintenance of approvals .........................................    9
   5.9   Enhancement of security ..........................................   10
   5.10  Information ......................................................   10
   5.11  Environmental risk management ....................................   10

   6.    PROHIBITIONS IN RELATION TO MORTGAGED PROPERTY ...................   11
   6.1   Dealings and encumbrances ........................................   11
   6.3   Demolition, alterations and changes to nature and title ..........   11
   6.4   Value, saleability and security ..................................   12
   6.5   Increases in amounts secured by other charges ....................   12
   6.6   Use ..............................................................   12

   7.    PROVISIONS APPLYING TO STRATA TITLE ..............................   12
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   7.1   Application of clause 7 ..........................................   12
   7.2   Insurance ........................................................   12
   7.3   Voting ...........................................................   13
   7.4   Information ......................................................   13
   7.5   Additional Events of Default .....................................   13
   7.6   Notices ..........................................................   13
   7.7   Authority to obtain information ..................................   14
   7.8   Covenants ........................................................   14

   8.    FOREIGN OWNERSHIP OF LAND REGISTER ACT ...........................   14
   8.1   Warranties Relating to the Foreign Ownership of Land Register
         Act...............................................................   14
   8.2   Obligations of the Mortgagor .....................................   14

   9.    ENVIRONMENTAL PROVISIONS .........................................   15
   9.1   Application of Clause 9 ..........................................   15
   9.2   Obligations of the Mortgagor .....................................   15
   9.3   Warranties by the Mortgagor ......................................   15
   9.4   Indemnity by Mortgagor ...........................................   15

  10.    HERITAGE LEGISLATION .............................................   16
  10.1   Application of Clause 10 .........................................   16
  10.2   Heritage Register ................................................   16
  10.3   Entry on or removal from Heritage Register .......................   16
  10.4   Certificate of Immunity ..........................................   17
  10.5   Compliance with Heritage Act .....................................   17
  10.6   Heritage Agreement ...............................................   17
  10.7   The Mortgagee's costs and expenses ...............................   17

  11.    PROVISIONS APPLYING TO LIQUOR ACT LICENCES .......................   17
  11.1   Application of clause 11 .........................................   17
  11.2   Special obligations relating to licensed premises ................   17
  11.3   Additional Events of Default .....................................   18
  11.4   Procedures after an Event of Default .............................   18

  12.    PROVISIONS APPLYING TO AGRICULTURAL LAND .........................   18
  12.1   Application of clause 12 .........................................   18
  12.2   Special obligations relating to agricultural land ................   18

  13.    PROVISIONS APPLYING TO CROWN LANDS ...............................   19
  13.1   Application of clause 13 .........................................   19
  13.2   Obligations of the Mortgagor .....................................   19

  14.    PROVISIONS APPLYING TO A TRUSTEE MORTGAGOR .......................   19
  14.1   Application of clause 14 .........................................   19
  14.2   Warranties relating to the Trust 20
  14.3   Financial information ............................................   20
  14.4   Mortgagor's right of indemnity ...................................   20
  14.5   New trustees .....................................................   21
  14.6   Mortgagor's liability unlimited ..................................   21

  15     PROVISIONS APPLYING TO WORKS ON MORTGAGED PROPERTY................   21
  15.1   Consents required in relation to Works ...........................   21
  15.2   Lodgement of plans and author's licence ..........................   21
  15.3   Carrying out of Works ............................................   21
  15.4   Reporting on Works ...............................................   22
  15.5   Insurances .......................................................   22
  15.6   Retention money ..................................................   22
  15.7   Completion certificates ..........................................   22

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                                    SCHEDULE

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  15.8   Manufacturer's warranties ........................................   22

  16.    THE MORTGAGEE'S RIGHT OF ACCESS ..................................   22

  17.    COMPENSATION ARISING IN RELATION TO MORTGAGED PROPERTY ...........   23
  17.1   Notification of proposals ........................................   23
  17.2   Compensation benefits ............................................   23

  18.    WARRANTIES AND INDEMNITIES .......................................   23
  18.1   Warranties .......................................................   23
  18.2   Indemnities ......................................................   24
  18.3   The Mortgagee's certificate conclusive ...........................   25

  19.    EVENTS OF DEFAULT AND THE MORTGAGEE'S POWERS .....................   25
  19.1   Mortgagor to prevent Events of Default ...........................   25
  19.2   Events of Default ................................................   25
  19.3   No default certificate ...........................................   28
  19.4   Notification of Events of Default ................................   28
  19.5   Termination of transactions and payment of prior mortgagees ......   28
  19.6   The Mortgagee's powers and rights ................................   29
  19.7   Exercise of powers by agent ......................................   30
  19.8   Outstanding negotiable instruments do not affect the Mortgagee's
         rights............................................................   30
  19.9   Environmental audit before taking possession .....................   31

  20.    RECEIVERS AND THEIR POWERS .......................................   31
  20.1   Appointment, removal and replacement .............................   31
  20.2   Receiver's remuneration ..........................................   31
  20.3   Receiver agent of the Mortgagor ..................................   31
  20.4   Receiver's powers ................................................   31

  21.    PROVISIONS RELATING TO THE MORTGAGEE'S AND RECEIVER'S POWERS .....   32
  21.1   Powers are in addition to statutory powers .......................   32
  21.2   Waiver of statutory notices and time .............................   32
  21.3   Protection of purchasers .........................................   32
  21.4   Specific authority to exercise powers ............................   32
  21.5   Protection of the Mortgagee and Receiver .........................   32
  21.6   Money outlaid is secured .........................................   32
  21.7   Entitlement to charge commissions ................................   32
  21.8   The Mortgagee may give up possession of Mortgaged Property .......   32
  21.9   Application of Moneys ............................................   32
  21.10  Instalments ......................................................   33

  22.    POWER OF ATTORNEY ................................................   33
  22.1   Appointment of attorney ..........................................   33
  22.2   Conflicts of duty ................................................   34
  22.3   Attorney's indemnity and costs ...................................   34
  22.4   Ratification .....................................................   34
  22.5   Power of Attorney by Way of Security .............................   34

  23.    PRESERVATION OF THE MORTGAGEE'S RIGHTS ...........................   34
  23.1   General preservation of rights ...................................   34
  23.2   No merger ........................................................   35
  23.3   Partnership Mortgagor ............................................   35
  23.4   New and suspense accounts ........................................   35
  23.5   Mortgagor not to prove in competition or claim subrogation .......   35
  23.6   No order in exercise of securities ...............................   35
  23.7   Reinstatement of the Mortgagee's rights ..........................   36
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  24.    FURTHER ASSURANCES ...............................................   36
  24.1   Perfection of security ...........................................   36
  24.2   Property subsequently acquired ...................................   36
  24.3   Assignment of income .............................................   36
  24.4   Assignment of licences and other rights ..........................   37
  24.5   Contracts for sale of Mortgaged Property .........................   37
  24.6   Mortgagor's security from Borrower ...............................   37

  25.    DISCHARGES .......................................................   37
  25.1   Mortgagor's right to a discharge..................................   37
  25.2   Survival of personal covenants and agreements ....................   37

  26.    THE MORTGAGEE'S RIGHT TO ASSIGN ..................................   38
  26.1   Assignment .......................................................   38
  26.2   Disclosure of information ........................................   38

  27.    COSTS ............................................................   38
  27.1   Mortgagor to pay all costs .......................................   38
  27.2   Mortgagor to reimburse FID .......................................   38
  27.3   Mortgagor to pay stamp duty ......................................   39
  27.4   Payment of the Mortgagee's administration fee ....................   39

  28.    GENERAL ..........................................................   39
  28.1   Signing of notices by the Mortgagee ..............................   39
  28.2   Service of notices ...............................................   39
  28.3   Registration and requisitions ....................................   39
  28.4   No moratorium ....................................................   40
  28.5   Time of the essence for Mortgagor's obligations...................   40
  28.6   The Mortgagee's consents .........................................   40
  28.7   Certificate of Secured Money owing ...............................   40
  28.8   Severability of provisions .......................................   40
  28.9   Mortgage is a deed ...............................................   40
  28.10  Applicable law ...................................................   40
  28.11  Attornment .......................................................   41

                          WAREHOUSE FACILITY AGREEMENT


                                Date:



                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                                Initial Borrower




                           ABN AMRO Australia Limited
                    and ABN AMRO BANK N.V., Australian Branch

                                each a Financier


                      ABN AMRO Facilities Australia Limited

                       Security Trustee and Facility Agent




                            (C)Copyright Clayton Utz

                          TABLE OF CONTENTS

CLAUSE                                                           PAGE

1.     DEFINITIONS AND INTERPRETATION                               1

1.1    Definitions                                                  1
1.2    Interpretation                                              12
1.3    Dual Financiers                                             13
1.4    Debenture Stock Trust Deeds                                 13

2.     THE FACILITY                                                13

2.1    Commitment                                                  13
2.2    Purpose and Application of Advances                         14
2.3    Termination                                                 14
2.4    Joinder of New Borrowers                                    14

3.     DRAWDOWN                                                    15

3.1    Notice                                                      15
3.2    Contents of Drawdown Request                                15
3.3    Requirements of Drawdown Request                            15
3.4    Financiers to advise of outstanding Conditions Precedent    16

4.     CONDITIONS PRECEDENT                                        16

4.1    Documentary Conditions Precedent                            16
4.2    Further Conditions Precedent                                18
4.3    Security over further Approved Aged Care Assets             20
4.4    Security - Capital Expenditure                              21
4.5    Certification                                               22

5.     REPAYMENT AND PREPAYMENTS                                   22

5.1    Repayment                                                   22
5.2    Prepayment                                                  22

6.     INTEREST                                                    23

6.1    Interest Periods                                            23
6.2    Calculation of Interest                                     23
6.3    Payment of Interest                                         23

7.     INTEREST ON OVERDUE AMOUNTS                                 24

7.1    Payment of interest                                         24

                            TABLE OF CONTENTS

CLAUSE                                                           PAGE

7.2    Accrual of interest                                         24

8.     BILL RELIQUEFICATION                                        24

8.1    Financiers' election                                        24
8.2    Nature of Bills                                             24
8.3    Borrower's Obligations                                      25
8.4    Financiers' rights and Obligations                          25

9.     FEES                                                        26

9.1    Establishment Fee                                           26
9.2    Non-Usage Fee                                               26
9.3    Fees Non-refundable                                         26

10.    PAYMENTS                                                    26

10.1   Time and place                                              26
10.2   No deduction for Taxes and no set-off or counterclaim       27
10.3   Merger                                                      27
10.4   Conversion of Foreign Currency receipts to Dollars          27
10.5   Costs of conversion                                         27
10.6   Foreign Currency indemnity                                  27

11.    ILLEGALITY AND INCREASED COSTS                              28

11.1   Illegality                                                  28
11.2   Increased cost                                              28

12.    REPRESENTATIONS AND WARRANTIES                              29

12.1   General representations and warranties                      29
12.2   Corporate representations and warranties                    30
12.3   Trust Representations and Warranties                        31
12.4   Representations and warranties repeated                     32
12.5   No representation by Financiers                             32

13.    UNDERTAKINGS                                                32

13.1   General undertakings                                        32
13.2   Undertakings relating to the Security Property              35
13.3   Trust undertakings                                          36

                            TABLE OF CONTENTS

CLAUSE                                                           PAGE

14.    DEFAULT AND TERMINATION                                     37

14.1   Events of Default                                           37
14.2   Rights of Financiers on Event of Default                    39
14.3   Review Event                                                39
14.4   Consequences of Review Event                                40

15.    ADDITIONAL INDEMNITY                                        40

16.    EXPENSES AND STAMP DUTIES                                   41

16.1   Expenses                                                    41
16.2   Stamp Duties                                                41

17.    ASSIGNMENTS                                                 41

17.1   Assignments by the Financiers                               41
17.2   Assignments by the Borrowers                                41
17.3   Successors and assigns                                      42

18.    SYNDICATION                                                 42

18.1   Financiers may syndicate                                    42
18.2   Substitution                                                42
18.3   Consent to Issue of Stock                                   43
18.4   Syndication Provisions                                      44
18.5   Stamp Duty                                                  44

19.    GOVERNING LAW AND JURISDICTION                              44

19.1   Governing law                                               44
19.2   Jurisdiction                                                44

20.    MISCELLANEOUS                                               45

20.1   Certificate of Financier                                    45
20.2   Notices                                                     45
20.3   Continuing obligation                                       46
20.4   Settlement conditional                                      46
20.5   Further assurance                                           46
20.6   Attorney                                                    46
20.7   Severability of provisions                                  47
20.8   Transaction Documents                                       47

                            TABLE OF CONTENTS

CLAUSE                                                           PAGE

20.9   Remedies cumulative                                         47
20.10  Waiver                                                      47
20.11  Consents and approvals                                      47
20.12  Written waiver, consent and approval                        48
20.13  Time of essence                                             48
20.14  Professional fees                                           48
20.15  Moratorium legislation                                      48
20.16  Mutual accounts                                             48
20.17  Binding on each signatory                                   48
20.18  Counterparts                                                49

21.    NO REPRESENTATION BY OR RELIANCE ON THE FINANCIERS          49

SCHEDULE 1  DRAWDOWN REQUEST                                       50

SCHEDULE 2  SUBSTITUTION CERTIFICATE                               52

SCHEDULE 3  SYNDICATION PROVISIONS                                 56

SCHEDULE 4  MORAN PROPERTIES                                       63

SCHEDULE 5  ACCESSION AGREEMENT                                    65

WAREHOUSE FACILITY AGREEMENT made at               on                     1998

BETWEEN PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("Initial Borrower")

AND ABN AMRO AUSTRALIA LIMITED, ACN 000 862 797 and ABN AMRO BANK N.V., AUSTRALIAN BRANCH, ARBN 079 478 612

AND ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543 ("Security Trustee" and "Facility Agent")


OPERATIVE PROVISIONS:

1.     DEFINITIONS AND INTERPRETATION

       1.1    Definitions

       In this Agreement:

       "ABN AMRO Commitment" means the Total Facility Limit less all Commitments that have been transferred to New Financiers pursuant to Substitution Certificates.

       "Accession Agreement" means an agreement in, or substantially in, the form of Schedule 5.

       "Advance" means a loan (by way of cash advance) by the Financiers to a Borrower under this Agreement or, where the context requires, the balance of the loan which is outstanding.

       "Approved Aged Care Assets" means:.

       (a) assets that a Borrower proposes to acquire (or which have been acquired, as the context requires) from Moran Health Care Group Pty Limited (or any of its Related Bodies Corporate); and

       (b) such other healthcare or healthcare related facilities (including aged care facilities, nursing and/or residential care facilities for the aged, mentally infirm, the chronically ill, the learning or physically disabled, hospitals, medical surgeries) or entities owning such facilities, that a Borrower proposes to acquire (or which have been acquired, as the context requires) from any other person, as may be approved in writing by the Financiers under clause 4.2(b).

       "Associate" has the same meaning as in section 11 of the Corporations
       Law.

       "Banking Day" means a day (other than a Saturday or Sunday) on which trading banks are open for business generally in Sydney.

       "BBSY Rate" in relation to each Interest Period means:

       (a) the rate (expressed as a percentage per annum, rounded up to four decimal places) which is the average of the bid rates shown at approximately 11.00 am on page "BBSY" on the Reuters Monitor System on the first day of that Interest Period for a term equal to the duration of that Interest Period (or if that Interest Period is subject to marginal adjustment, for a term equal to the duration of the Interest Period prior to such adjustment); or

       (b) if for any reason the rate referred to at paragraph (a) above is not displayed or is no longer available, or the basis for calculation of that rate is changed after the date of this Agreement and in the reasonable opinion of the Financiers ceases to reflect the Financiers' cost of funding to the same extent as at the date of this Agreement, then:

              (i) if a Syndication has not occurred - the rate (expressed as a percentage per annum) at which the Financiers would be prepared to fund the relevant Advance(s);

              (ii) if a Syndication has occurred - the average of the rates at which the Financiers would be prepared to fund the relevant Advance(s) (determined by aggregating those rates and dividing the total by the number of Financiers at the relevant time).

       "Bill" means a bill of exchange within the meaning given to the expression "bill of exchange" in the Bills of Exchange Act 1909 (Commonwealth), but does not include a cheque or payment order, and any reference to the drawing, acceptance, indorsement or other dealing of or with a Bill refers to a drawing, acceptance, indorsement or other dealing within the meaning of that Act.

       "Borrower" means, at any time, the Initial Borrower and each New Borrower (if any) at that time.

       "Borrowing" means any liability in respect of money borrowed or raised (including rentals under finance leases) or any other form of financial accommodation, including any liability under any bill of exchange, debenture, note or security, or under any acceptance credit facility (including the FAI Facility), any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof, and any guarantee or other assurance against financial loss in respect of any such financial accommodations.

       "Business" means the business conducted by the Borrowers (or a New Security Provider, as the context requires) in connection with the Approved Aged Care Assets, including the acquisition or leasing of the Approved Aged Care Assets.

       "Capex Contribution" means a payment under clause 2 of the Capital Contribution Agreement.

       "Capital Contribution Agreement" means the agreement dated on or about the date of this Agreement between the Initial Borrower, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited.

       "Commitment" means, in respect of a Financier:

       (a) under the FAI Facility - a dollar amount equal to the portion of the aggregate face value of all FAI Bills; and

       (b) under the Warehouse Facility - a dollar amount equal to a portion of the Facility Limit,

       for which that Financier is liable, and:

       (c) in the case of ABN AMRO Australia Limited - its Commitment under the FAI Facility is $50,000,000 as reduced by any transfer of rights and obligations under a Substitution Certificate; and

       (d) in the case of ABN AMRO Australia Limited and ABN AMRO BANK N.V. as dual financiers under this Agreement - their Commitment under the Warehouse Facility is $75,000,000 as reduced by any transfer of rights and obligations under a Substitution Certificate; and

       (e) in the case of a New Financier - its Commitments under the FAI Facility and the Warehouse Facility will be the amount of the "Substituted Commitments" stated in the Substitution Certificate to which the New Financier is a party.

       "Conditions Precedent" means the conditions precedent referred to in clauses 4.1 and 4.2.

       "Control" means:

       (a) in respect of a Borrower which is a corporation - the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights or otherwise, by OWI or any Associate of OWI, directly or indirectly to control the membership of the board of directors of the corporation or to otherwise directly or indirectly direct or cause the direction of the management, policies or activities of the corporation whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise; and

       (b) in respect of the PHF Trust or any other Borrower which is a trust, partnership, or other entity other than a corporation - the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights or otherwise, by OWI or any Associate of OWI, directly or indirectly to control the Borrower or to otherwise directly or indirectly direct or cause the direction of the management, policies or activities of the Borrower whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in the Borrower or otherwise.

       "Controller" has the meaning given in section 9 of the Corporations Law.

       "Cross-Guarantee" means, in respect of a proposed New Borrower, a guarantee and indemnity in such form and on such terms as the Facility Agent may require whereby each Borrower (including the proposed New Borrower) guarantees to each Financier the obligations of each other Borrower under the other Transaction Documents.

       "Debenture Stock Trust Deed (Ongoing Assets)" means the Debenture Stock Trust Deed dated on or about the date of this Agreement between the Initial Borrower and the Security Trustee.

       "Dollar" or "$" means the lawful currency for the time being of the Commonwealth of Australia.

       "Drawdown Date" means the date on which an Advance is made or, where the context requires, is proposed to be made.

       "Drawdown Request" means a written request that complies with clauses 3.2 and 3.3.

       "Encumbrance" means any mortgage, charge, pledge, lien, encumbrance, assignment hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person.

       "Essential Lease Terms" means (except to the extent to which the Financiers and the Initial Borrower otherwise agree in writing):

       (a) where the Operator of the relevant Approved Aged Care Assets is Moran Health Care (Australia) Pty Limited or any of its Related Bodies Corporate - provisions in the documentation between the Initial Borrower and the Operator of those Approved Aged Care Assets to the effect that:

              (i) a minimum rent cover ratio requirement of 1.5 x gross rental must be observed by the Operator;
              (ii) the net worth of the group of companies of which the Operator forms part is at all times at least $65,000,000 (on a consolidated basis); and
              (iii) a six month rent reserve must be provided by the Operator and held by the Initial Borrower (and may take the form of a bank guarantee, letter of credit or straight cash cover); and

       (b) where the Operator of the relevant Approved Aged Care Assets is a person who is not referred to in paragraph (a) - such provisions, if any, of the documentation between the relevant Borrower and the Operator of the Approved Aged Care Assets as are proposed by the Borrower as "Essential Lease Terms" pursuant to clause 4.2(a)(i) and are approved by the Financiers as such.

       "Event of Default" means any of the events referred to in clause 14.1 or 14.4.

       "Face Amount" has the same meaning as in the Original Debenture Stock Trust Deed or the Debenture Stock Trust Deed (Ongoing Assets), as the context requires.

       "Facility Limit" means $75,000,000 or any other amount as may be agreed in writing between the Financiers and the Initial Borrower to the extent that the Warehouse Facility is not terminated or cancelled under this Agreement.

       "FAI Bill" means a Bill accepted by ABN AMRO Australia Limited pursuant to the FAI Facility Agreement.

       "FAI Facility" means the bill acceptance facility provided by ABN AMRO Australia Limited to the Initial Borrower pursuant to the FAI Facility Agreement.

       "FAI Facility Agreement" means the Bill Facility Agreement dated 19 June 1998 between ABN AMRO Australia Limited and the Initial Borrower.

       "FAI Facility Limit" means the "Facility Limit" as defined in the FAI Facility Agreement.

       "FAI Transaction Documents" means the "Transaction Documents" as defined in the FAI Facility Agreement.

       "Featherweight Fixed and Floating Charge" means a fixed and floating charge that:

       (a) in so far as it applies to the assets and undertaking of a New Security Provider that are used in the conduct of the Business (or the proceeds of disposal of such assets) - is on the same terms as the Fixed and Floating Charge (NSW and Vic); and

       (b) in so far as it applies to other assets - can only be enforced if an administrator is appointed to the New Security Provider or any proposal is made by any person to appoint an administrator to the New Security Provider.

       "Fees Side Letter" means the side letter agreement entitled "Fees Side Letter" dated on or about the date of this Agreement between the Initial Borrower, the Financiers and the Security Trustee.

       "Financial Quarter" means each period of 3 calendar months commencing on each 1 July, 1 October, 1 January and 1 April until the Termination Date, provided that:

       (a) the first Financial Quarter shall commence on the date of this Agreement and end at midnight on 31 December, 1998; and

       (b) the last Financial Quarter shall terminate at midnight on the Termination Date.

       "Financier" means either ABN AMRO Australia Limited or ABN AMRO BANK N.V., and after any Syndication occurs, includes each New Financier.

       "Fixed and Floating Charge (NSW and Vic)" means the deed entitled "Deed of Charge (NSW and Vic)" between the Initial Borrower and the Security Trustee dated on or about the date of this Agreement.

       "Fixed and Floating Charge (Qld)" means the deed entitled "Deed of Charge
       (Qld)" between the Initial Borrower and the Security Trustee dated on or about the date of this Agreement.

       "Fixed and Floating Charge (WA)" means the deed entitled "Deed of Charge
       (WA)" between the Initial Borrower and the Security Trustee dated on or about the date of this Agreement.

       "Foreign Currency" means the currency for the time being of any country other than the Commonwealth of Australia.

       "Higher Rate" means the aggregate of the Lower Rate and 2% per annum.

       "Initial Unitholders" means Metlife Australia (Holdings) Pty Limited, ACN 070 667 417 and FAI Deposit Co. Pty Limited, ACN 008 647 489.

       "Insolvency Event" means:

       (a) a receiver, manager, receiver and manager, trustee, administrator, Controller or similar officer is appointed in respect of a person or any asset of a person (and does not retire, or is not removed, within 3 Banking Days of such appointment);

       (b) a liquidator or provisional liquidator is appointed in respect of a corporation;

       (c) any application (not being an application withdrawn, stayed or dismissed within 10 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

              (i)   appointing a person referred to in paragraphs (a) or (b);
              (ii)  winding up a corporation; or
              (iii) proposing or implementing a scheme of arrangement;

       (d) a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person's creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn, stayed or dismissed within 10 days;

       (e) a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

       (f) any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person for any amount exceeding $100,000.

       "Insolvency Provision" means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

       "Interest Period" means (subject to clause 6.1(b), (c), (d) and (e)) a period of 30, 60 or 90 days duration selected by the Initial Borrower in accordance with clause 6.1(a).

       "Lease" means any lease or licence of any Moran Property granted by the Initial Borrower in favour of Moran Health Care (Australia) Pty Limited.

       "Lease Guarantee" means the deed entitled "Lease Guarantee" dated on or about the date of this Agreement between Moran Health Care Group Pty Limited and the Initial Borrower.

       "Lessee Purchase" means a lessee of an Approved Aged Care Asset purchasing that Approved Aged Care Asset in accordance with the terms of the lease of that Approved Aged Care Asset.

       "Lower Rate" for each Interest Period means the aggregate of the applicable BBSY Rate and the Margin.

       "Margin" means in respect of an Advance:

       (a) for the period from the Drawdown Date of the Advance until the date which is 6 months after such Drawdown Date - 1.15% per annum; and

       (b)    thereafter - 1.5% per annum.

       "Moran Documents" means:

       (a)    the Lease;

       (b)    the Lease Guarantee;

       (c)    the New Relationship Agreement;

       (d) the Fixed and Floating Charge dated 19 June 1998 between the Initial Borrower and Moran Health Care (Australia) Pty Limited as trustee of the Moran Health Care Australia Trust;

       (e) the Mortgage of Units dated 19 June 1998 between the Initial Borrower and Moran Health Care Group Pty Limited; and

       (f) the Mortgage of Shares dated 19 June 1998 between the Initial Borrower and Moran Health Care Group Pty Limited.

       "Moran Properties" means each property listed in Schedule 4.

       "Mortgages" means mortgages over Approved Aged Care Assets granted by a Borrower under clause 4.3.

       "New Borrower" means a wholly-owned Subsidiary of the Initial Borrower (or a Permitted Sister Subsidiary, as the case may be) in respect of whom the requirements of paragraphs (a) to (e) (inclusive) of clause 2.4 have been satisfied.

       "New Financier" means a bank or financial institution to whom the Financiers transfer part of their rights and obligations under the Transaction Documents and the FAI Transaction Documents in accordance with clause 18.2(a).

       "New Relationship Agreement" means the agreement entitled "Relationship Agreement" between the Initial Borrower, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited and dated on or about the date of this Agreement.

       "Non-Usage Fee" means the fee payable by the Borrowers under clause
       9.2(a).

       "Obligations" means all the liabilities of the Borrowers to the Financiers under or by reason of:

       (a)    any Transaction Document to which a Borrower is a party; or

       (b)    any other transaction, matter or event,

       and includes any liabilities which:

       (c)    are unliquidated;

       (d)    are present, prospective or contingent;

       (e) are in existence before or come into existence after the date of this Agreement;

       (f) relate to the payment of money or the performance or omission of any act;

       (g)    sound in damages only; or

       (h)    accrue as a result of any Event of Default.

       "Ongoing Security Trust" means the security trust constituted by the Debenture Stock Trust Deed (Ongoing Assets).

       "Operator" means, in respect of Approved Aged Care Assets, a person approved by the Financiers (such approval not to be unreasonably withheld) to operate and manage some or all of the Approved Aged Care Assets.

       "Operator Document" means any document referred to in clause 4.2(d).

       "Original Debenture Stock Trust Deed" means the Debenture Stock Trust Deed dated 17 June 1998 between the Initial Borrower and the Security Trustee.

       "Original Securities" means:

       (a)    the Original Debenture Stock Trust Deed;

       (b)    the Debenture Stock Trust Deed (Ongoing Assets);

       (c)    the Fixed and Floating Charge (NSW and Vic);

       (d)    the Fixed and Floating Charge (Qld);

       (e)    the Fixed and Floating Charge (WA);

       (f)    the Real Property Mortgage (NSW);

       (g)    the Real Property Mortgage (Qld); and

       (h)    the Real Property Mortgage (WA).

       "OWI" means Omega Worldwide Inc.

       "OWI Guarantee" means the Deed of Guarantee and Indemnity dated on or about the date of this Agreement between OWI, ABN AMRO Australia Limited and ABN AMRO BANK N.V.

       "Permitted Sister Subsidiary" means a company which is:

       (a)    a wholly owned Subsidiary of OWI; or

       (b) Controlled by OWI and which is acceptable to the Financiers in their absolute discretion.

       "Permitted Trust" means a trust of which a New Borrower is the sole trustee and in respect of which an agreement required by clause 2.4 (e) has been entered into.

       "PHF Trust" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

       "Potential Event of Default" means any event which, with the giving of notice, lapse of time, or any determination, might (in the reasonable opinion of the Financiers) constitute an Event of Default.

       "Real Property Mortgage (NSW)" means the mortgage over Approved Aged Care Assets that constitute land situated in New South Wales, granted by the Initial Borrower in favour of the Security Trustee on or about the date of this Agreement.

       "Real Property Mortgage (Qld)" means the mortgage over Approved Aged Care Assets that constitute land situated in Queensland, granted by the Initial Borrower in favour of the Security Trustee on or about the date of this Agreement.

       "Real Property Mortgage (WA)" means the mortgage over Approved Aged Care Assets that constitute land situated in Western Australia granted by the Initial Borrower in favour of the Security Trustee on or about the date of this Agreement.

       "Register" has the same meaning as in the Original Debenture Stock Trust Deed or the Debenture Stock Trust Deed (Ongoing Assets), as the context requires.

       "Related Body Corporate" has the meaning given in section 9 of the Corporations Law, but on the basis that "Subsidiary" for the purposes of that definition has the meaning given in this Agreement.

       "Relationship Agreement" means the agreement so entitled dated 19 June 1998 between OWI, PHF No. 1 Pty Limited, PHF No. 2 Pty Limited, Tanoa Pty Limited, Mindra Pty Limited, Beheer - en Beleggingsmaatschappij Dilava BV, Beheer - en Beleggingsmaatschappij Rocla BV, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited.

       "Review Event" means any event referred to in clause 14.3.

       "Securities" means the Original Securities plus any other security held by the Financiers at any time for the due performance, observance and fulfilment of the Obligations (including any Mortgages), and "Security" means each or any one of them as the context requires.

       "Security Property" means any property subject to a Security.

       "Security Trustee" means ABN AMRO Facilities Australia Limited.

       "Stock" and "Stock Certificate" each have the same meaning as in the Original Debenture Stock Trust Deed or the Debenture Stock Trust Deed (Ongoing Assets), as the context requires.

       "Subsidiary" in relation to any person, has the meaning given in the Corporations Law but so that:

              (a) an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of parts 3.6 and 3.7 of the Corporations Law);

              (b) a trust may be a Subsidiary, for the purposes of which any units or other beneficial interests will be deemed to be shares; and

              (c) a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

       "Substitution Certificate" means a certificate in or substantially in the form of Schedule 2.

       "Syndication" means a transfer of rights and obligations under the Transaction Documents and the FAI Transaction Documents in accordance with clause 18.

       "Taxes" mean all present and future income, stamp and other taxes (including goods and services taxes, consumption taxes, and value added or other similar taxes), levies, imposts, deductions, charges and withholdings plus interest thereon and penalties, if any, and charges, fees or other amounts in respect of any of them, except if imposed on the overall net income of a Financier.

       "Termination Date" means the first to occur of:

              (a) the first anniversary of the date of this Agreement (or such later date as the Initial Borrower and the Financiers may agree); and

              (b) such earlier date on which the Warehouse Facility is terminated or cancelled by the Financiers in accordance with this Agreement.

       "Total Facility Limit" means the aggregate of the Facility Limit and the FAI Facility Limit.

       "Transaction Documents" means:

              (a)    this Agreement;

              (b)    the Tripartite Agreement;

              (c)    each Security;

              (d)    the OWI Guarantee;

              (e)    the Fees Side Letter;

              (f)    each Accession Agreement;

              (g)    each Cross-Guarantee;

              (h)    each Substitution Certificate; and

              (i) each other document to which a Borrower and a Financier are parties at any time that:

                     (i) relates to any money that is declared by that document to be part of the Obligations; or
                     (ii) is expressed to be, or is agreed by the said parties to be, a Transaction Document for the purposes of this Agreement,

       and any document which is, or which is expressed to be, collateral or supplemental to any other document that is then a Transaction Document.

       "Tripartite Agreement" means the agreement so entitled dated on or about the date of this Agreement between ABN AMRO Australia Limited, ABN AMRO BANK N.V., the Initial Borrower the Security Trustee, Tanoa Pty Limited and PHF No. 1 Pty Limited.

       "Trust Deed" means the deed of trust dated 11 August 1995 between the Initial Borrower and the Initial Unitholders.

       "Undrawn Commitment" means, on any day, the Facility Limit minus the amount of all outstanding Advances as at 9.00am (Sydney time) on that day.

       "Valuation" means, in respect of any asset, a valuation of the business conducted in connection with that asset on a going concern basis and otherwise on terms acceptable to the Financiers by a suitably qualified and experienced valuer approved by the Financiers, and which is addressed to the Financiers. If the relevant asset is not fully operational at the time of the Valuation, the Valuation must contain both a valuation of the asset (in accordance with the previous sentence) and an estimate of the cost involved in making the asset fully operational.

       "Warehouse Facility" means the cash advance facility provided to the Borrowers by the Financiers in accordance with this Agreement.

       1.2    Interpretation

       In this Agreement:

              (a) headings are for convenience only and do not affect interpretation; and

       unless the context indicates a contrary intention:

              (b) the expression "person" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

              (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of a trustee includes any substituted or additional trustee;

              (d) a reference to any Transaction Document however described or to any other document includes the Transaction Document or other document as amended, varied, novated, supplemented, ratified or replaced from time to time;

              (e) a reference to any legislation or to any section or provision thereof includes any statutory modification, re-write or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory documents issued thereunder;

              (f) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

              (g) a reference to a clause is a reference to a clause of this Agreement;

              (h) where any word or phrase is given a defined meaning, any other part of speech or grammatical form in respect of such word or phrase has a corresponding meaning;

              (i) where the day on or by which any sum is payable or any act, matter or thing is to be done is a day other than a Banking Day, that sum will be paid and that act, matter or thing will be done on the immediately preceding Banking Day;

              (j) all accounting terms used have the meaning given under accounting principles and practices generally accepted in Australia from time to time;

              (k) any agreement, undertaking, acknowledgement, condition or other term that is made or given by a Borrower will be deemed to be a covenant by the Borrower in favour and for the benefit of the Financiers;

              (l) any reference to the drawing, acceptance, indorsement or other dealing of or with a Bill refers to a drawing, acceptance, indorsement or other dealing within the meaning of the Bills of Exchange Act 1909 (Commonwealth); and

              (m) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

       1.3    Dual Financiers

       (a) Each Borrower acknowledges and agrees that the Warehouse Facility provided by ABN AMRO Australia Limited and ABN AMRO BANK N.V. is one and the same facility, made by them jointly and severally. Where ABN AMRO Australia Limited and ABN AMRO BANK N.V. are obliged to provide an Advance which one of them actually provides that Advance shall be determined by ABN AMRO Australia Limited in its absolute discretion.

       (b) Reference in any Transaction Document to a "Financier" in relation to an Advance shall, so far as that reference relates to ABN AMRO Australia Limited and ABN AMRO BANK N.V., be deemed to be a reference to whichever of ABN AMRO Australia Limited or ABN AMRO BANK N.V. has actually provided that Advance. All other references in any Transaction Document to a "Financier" will, so far as that reference relates to ABN AMRO Australia Limited and ABN AMRO BANK N.V., be deemed to be a reference to either or both of ABN AMRO Australia Limited and ABN AMRO BANK N.V. as the context requires.

       (c) A consent from, a communication by, or the exercise of a discretion by, one of ABN AMRO Australia Limited or ABN AMRO BANK N.V. in its capacity as a Financier shall bind the other of them as a Financier.

       (d) A payment to ABN AMRO BANK N.V., as a Financier, in respect of an obligation to pay ABN AMRO Australia Limited shall satisfy, to the extent of that payment, the obligation to pay ABN AMRO Australia Limited, and a payment to ABN AMRO Australia Limited, as a Financier, in respect of an obligation to pay ABN AMRO BANK N.V. shall satisfy, to the extent of that payment, the obligation to pay ABN AMRO BANK N.V.

       1.4    Debenture Stock Trust Deeds

       Each Borrower and each Financier acknowledges that this Agreement is a "Transaction Document" as defined in and for the purposes of the Original Debenture Stock Trust Deed and the Debenture Stock Trust Deed (Ongoing Assets).

2.     THE FACILITY

       2.1    Commitment

       The Financiers agree to make Advances to the Borrowers under the Warehouse Facility up to an aggregate principal amount equal to the Facility Limit, subject to the terms of this Agreement and in reliance on the representations and warranties contained in it.

       2.2    Purpose and Application of Advances

              (a) A Borrower may only use the Warehouse Facility in connection with:

                     (i)  the acquisition of Approved Aged Care Assets; or

                     (ii) capital expenditure in respect of Approved Aged Care
                          Assets which have been acquired by the Borrower.

              (b) If the Financiers make an Advance under this Agreement, the relevant Borrower may only use that Advance towards paying the purchase price of the Approved Aged Care Assets in respect of which the Advance is made (or towards payments to be made pursuant to the terms of the Capital Contribution Agreement in respect of those Approved Aged Care Assets, as the case may be), and the Amount of the relevant Advance (together with any other Advances in respect of the relevant Approved Aged Care Assets) must not exceed 67% of the Valuation of those Approved Aged Care Assets.

       2.3    Termination

       The Warehouse Facility terminates on the Termination Date.

       2.4    Joinder of New Borrowers

       If the Initial Borrower wishes to add a wholly-owned Subsidiary of the Initial Borrower, or a Permitted Sister Subsidiary as a Borrower under this Agreement, the Initial Borrower shall:

              (a) execute, and procure that the proposed New Borrower executes, an Accession Agreement;

              (b) deliver to the Facility Agent such constituent documents of the proposed New Borrower, certificates of registration of the proposed New Borrower, extracts of resolutions of the board of directors of the proposed New Borrower, powers of attorney, authorisations, opinions and other documents as the Facility Agent may reasonably require;

              (c) execute, and procure that the proposed New Borrower executes, a Cross-Guarantee in such form and on such terms as the Facility Agent may require;

              (d) procure that the proposed New Borrower executes a fixed and floating charge over all of its assets and undertaking on the same terms as the fixed and floating charge contained in the Debenture Stock Trust Deed (Ongoing Assets); and

              (e) if the proposed New Borrower is the trustee of a trust - procure that the proposed New Borrower and each beneficiary of that trust executes an agreement in respect of that trust on the same terms as the Tripartite Agreement.

       Each Borrower (other than the Initial Borrower and the proposed New Borrower) hereby irrevocably appoints the Initial Borrower to execute Accession Agreements on its behalf and as its attorney.

       Each Financier and the Security Trustee hereby irrevocably appoints the Facility Agent to execute Accession Agreements on its behalf and as its attorney.

3.     DRAWDOWN

       3.1    Notice

       A Borrower may request the Financiers to make an Advance under the Warehouse Facility by giving a Drawdown Request to the Financiers.

       3.2    Contents of Drawdown Request

       Each Drawdown Request must be in or substantially in the form set out in
       Schedule 1 and must specify:

              (a) the amount of the Advance (which must be at least $2,000,000 or such lower amount as the Financiers may approve);

              (b) the proposed Drawdown Date (which must be a Banking Day prior to the Termination Date);

              (c)    the proposed initial Interest Period of the Advance;

              (d)    payment instructions; and

              (e)    any other details the Financiers reasonably require.

       3.3    Requirements of Drawdown Request

       Each Drawdown Request:

              (a) must be received by the Financiers 3 clear Banking Days before the proposed Drawdown Date or at such other time as the Borrower giving the Drawdown Request and Financier agree;

              (b) must be signed by a person duly authorised by the relevant Borrower to do so;

              (c)    will be irrevocable;

              (d) must not be given until all the Conditions Precedent to the Advance requested have been satisfied (except for the Conditions Precedent referred to in clause 4.1(a) and (b) to the extent to which they require matters to be stated in a Drawdown Request); and

              (e) must not be given if the making of the Advance requested would cause the Facility Limit to be exceeded or otherwise would not comply with any term of this Agreement.

       3.4    Financiers to advise of outstanding Conditions Precedent

       If a Borrower proposes to give a Drawdown Request to the Financiers then, within a reasonable time after being requested to do so, the Financiers will notify that Borrower of the outstanding Conditions Precedent, if any, that need to be satisfied before the Drawdown Request may be given.

4.     CONDITIONS PRECEDENT

       4.1    Documentary Conditions Precedent

       The obligation of the Financiers to make an Advance is subject to the condition that they have first received all of the following in form and substance satisfactory to them:

              (a) (Constitution): a certified copy of the constitution of each Borrower (or a certified copy of all amendments or variations to the constitution of a Borrower that have been made since a certified copy of that Borrower's constitution was last provided to a Financier, or if no such amendments or variations have been made, a statement to that effect in the relevant Drawdown Request);

              (b) (Trust Deed): a certified copy of the Trust Deed and all constituent documents of each Permitted Trust (or a certified copy of all amendments or variations to the Trust Deed or relevant document which have been made since a certified copy of the Trust Deed or relevant document was last provided to a Financier or, if no such amendments or variations have been made, a statement to that effect in the relevant Drawdown Request);

              (c) (Corporate authorisation): a certified copy of a resolution of the directors of the Initial Borrower approving the Warehouse Facility and authorising:

                     (i)    in the case of the first Advance:

                            A. the execution by the Initial Borrower of this Agreement, the Original Securities and the Tripartite Agreement; and
                            B. a person or persons to sign Bills, notices, certificates or other documents in connection with the Warehouse Facility on behalf of the Initial Borrower; and

                     (ii) in the case of a later Advance, such matters as the Financiers may reasonably require;

              (d) (Powers of Attorney): an original execution copy of any power of attorney pursuant to which any Transaction Document is to be executed by any Borrower or OWI or any of their Related Bodies Corporate;

              (e) (Signatories): a certified copy of the signatures of all persons authorised to sign on behalf of the Borrowers;

              (f) (Executed Documents): this Agreement, each Original Security, the Tripartite Agreement, the Fees Side Letter, the OWI Guarantee and each Moran Document duly executed and stamped (which the Financiers will provide to the Security Trustee after the making of the first Advance has occurred);

              (g) (Certificates of Title): certificates of title for each Moran Property subject to the Real Property Mortgage (NSW), or the Real Property Mortgage (WA), and such other documentation, including discharges of Encumbrances, as may be necessary to procure the registration of the Real Property Mortgage (NSW), the Real Property Mortgage (Qld) and the Real Property Mortgage (WA) as first ranking mortgages at the relevant land titles offices (which the Financiers will provide to the Security Trustee after the making of the first Advance has occurred);

              (h) (Settlement Notice for Queensland Properties): a settlement notice in respect of each Moran Property subject to the Real Property Mortgage (Qld) duly executed by the Initial Borrower;

              (i) (Forms 309 and 350): duly completed Corporations Law Forms 309 and 350 in respect of the Fixed and Floating Charge (NSW and Vic), the Fixed and Floating Charge (Qld) and the Fixed and Floating Charge (WA);

              (j) (Payment of Fees): payment in full of the fees required by the Fees Side Letter to be paid upon or prior to the making of the first Advance;

              (k) (Requisitions): replies to all requisitions of the Financiers and their solicitors relating to the Warehouse Facility;

              (l) (Legal Opinion): an opinion addressed to the Financiers from their solicitors, Clayton Utz, as to such matters relating to this Agreement, the Original Securities and the Tripartite Agreement as the Financiers may require;

              (m) (US Legal Opinion): an opinion addressed to the Financiers from a legal practitioner practising in the United States of America approved by the Financiers as to such matters relating to the OWI Guarantee as the Financiers may require;

              (n) (Ernst and Young Reports): in the case of an Advance in respect of the Moran Properties, a copy of the report prepared by Ernst and Young in respect of the financial projections of the proposed operator of those Approved Aged Care Assets;

              (o) (Issue of Stock to ABN AMRO BANK N.V., Australian Branch under Original Debenture Stock Trust Deed): a Stock Certificate under the Original Debenture Stock Trust Deed issued in favour of ABN AMRO BANK N.V., Australian Branch and evidence that ABN AMRO BANK N.V., Australian Branch has been entered in the Register as the holder of Stock under the Original Debenture Stock Trust Deed;

              (p) (Statutory Declaration): a statutory declaration from a director or secretary of the Initial Borrower stating the location and approximate values of the assets subject to the Original Securities on a State-by-State basis;

              (q) (Stamp duty forms): a Loan Security Undertaking in such form as may be required by the Office of State Revenue (New South Wales), in respect of the Debenture Stock Trust Deed (Ongoing Assets) duly executed by the Initial Borrower; and

              (r) (Issue of Stock under Debenture Stock Trust Deed (Ongoing Assets): a Stock Certificate under the Debenture Stock Trust Deed (Ongoing Assets) issued in favour of each Financier and evidence that each Financier has been entered on the Register as the holder of Stock under the Debenture Stock Trust Deed (Ongoing Assets).

       4.2    Further Conditions Precedent

       The obligation of the Financiers to make an Advance is subject to the further conditions precedent (which must be in form and substance satisfactory to the Financiers) that:

              (a) (Information regarding proposed acquisition): the Borrower requesting the Advance has provided to the Financiers:

                     (i) a detailed proposal in respect of the acquisition of Approved Aged Care Assets or capital expenditure that it intends to apply the proceeds of the Advance towards (including, in the case of an acquisition of Approved Aged Care Assets, full details of the assets being acquired, the financial performance of those assets, any proposed Essential Lease Terms, the proposed Operator of the assets and details of its financial position, a Valuation of the assets, and a confirmation that the relevant Approved Aged Care Assets are substantially completed and operational); and

                     (ii) a copy of the credit memorandum regarding the proposed transaction and such other information and materials as the Financiers reasonably require in respect of the transaction;

              (b)    (Financier Approval): the Financiers approve in writing:

                     (i) in the case of a proposed acquisition of Approved Aged Care Assets:

                            A.     the assets that the relevant Borrower
                                   proposes to purchase with the proceeds of the Advance; and
                            B.     the operator of those assets; or

                     (ii) in the case of proposed capital expenditure, that capital expenditure.

              The Financiers agree that the information referred to in paragraphs (a)(i) and (d) of this clause 4.2 is the key (although not the only) material that the Financiers will consider in forming a view as to whether they will approve the transaction for the purpose of the Warehouse Facility;

              (c) (Amount of Advance): the amount of the proposed Advance (together with any other Advances in respect of the relevant Approved Aged Care Assets or capital expenditure in respect of those Approved Aged Care Assets) does not exceed 67% of a Valuation of the Approved Aged Care Assets;

              (d)    (Documentation between Borrower and Operator of assets):
                     in the case of an acquisition of Approved Aged Care Assets, the Financiers are provided with a copy of all material documents evidencing the arrangements between the relevant Borrower and the Operator of the Approved Aged Care Assets, and the terms of all such documents are reasonably acceptable to the Financiers. Such documentation must include all of the Essential Lease Terms. In the case of an Operator other than Moran Health Care (Australia) Pty Limited or any of its Related Bodies Corporate, the documentation will be reasonably acceptable to the Financiers if it is substantially in the same form as the Moran Documents;

              (e) (Security over Approved Aged Care Assets): the Borrowers have complied in full with clauses 4.3 and 4.4;

              (f) (Certificates of Title): the Financiers have received all certificates and other indicia of title to any property over which security will be provided under clause 4.3 or clause 4.4 (which the Financiers will provide to the Security Trustee after the making of the Advance has occurred);

              (g) (Requisitions): the Borrowers have satisfactorily replied to all reasonable requisitions of the Financiers and their solicitors relating to any property over which security will be provided under clause 4.3 or clause 4.4;

              (h) (Legal Opinion): the Financiers have received an opinion addressed to the Financiers from their solicitors as to such matters as the Financiers may require;

              (i) (FIRB Approval): in the case of a proposed acquisition of Approved Aged Care Assets, the Financiers have received evidence that any authorisation required under the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the acquisition by the relevant Borrower of the relevant Approved Aged Care Assets has been granted (including an authorisation arising as a result of the expiry of a period of time after notification to the Foreign Investment Review Board);

              (j) (Representations and warranties true): the representations and warranties set out in this Agreement are true and correct as of the date of the Drawdown Request and the Drawdown Date as though made at that date; and

              (k) (No Event of Default): no Event of Default or Potential Event of Default is subsisting at the date of the relevant Drawdown Request and the Drawdown Date or may result from the provision or continuation of the Advance.

       4.3    Security over further Approved Aged Care Assets

              (a) (Real property acquired by a Borrower): to the extent to which any Approved Aged Care Assets constitute real property or an interest in real property and those Approved Aged Care Assets are not subject to the Real Property Mortgage (NSW), the Real Property Mortgage (WA) or the Real Property Mortgage (Qld), the Borrower who proposes to acquire such Approved Aged Care Assets shall grant to the Security Trustee (in its capacity as trustee of the Ongoing Security Trust), contemporaneously with the Borrower's acquisition of those Approved Aged Care Assets, a first ranking legal mortgage over such Approved Aged Care Assets on the same terms as the Real Property Mortgage (NSW), the Real Property Mortgage (WA) and the Real Property Mortgage (Qld) (except for such changes to those terms as are necessary to accommodate the real property laws in the jurisdiction in which the property is located, or the nature of the interest being mortgaged);

              (b) (Execution of mortgage): if paragraph (a) applies to any Approved Aged Care Assets the subject of any proposed Advance, the relevant Borrower shall, contemporaneously with the Advance being made available to it under this Agreement, execute and deliver to the Financiers:

                     (i) a legal mortgage of such Approved Aged Care Assets as required by paragraph (a) (which the Financiers will provide to the Security Trustee (in its capacity as trustee of the Ongoing Security Trust) after the making of the Advance has occurred); and

                     (ii) such other documentation (including discharges of Encumbrances) as may be required to ensure that the Security Trustee (in its capacity as trustee of the Ongoing Security Trust) obtains a registered first-ranking legal mortgage over the Approved Aged Care Assets.

              At the same time, the Borrowers shall put the Security Trustee in funds to pay any stamp duty payable in connection with such mortgage.

              (c) (Further assurances): the Borrowers shall on demand by a Financier and at the entire cost and expense of the Borrowers perform all such acts and execute all such agreements, assurances and other documents and instruments as may be necessary to ensure that the Security Trustee (in its capacity as trustee of the Ongoing Security Trust) obtains a valid, registered first-ranking legal mortgage over all Approved Aged Care Assets which comprise real property or an interest in real property.

              (d) (Shares or Stock acquired by a Borrower): to the extent to which any Approved Aged Care Assets constitute shares or stock in any corporation and the acquisition of such shares or stock results in a Borrower gaining Control of that corporation ("New Security Provider") then that Borrower shall procure that the New Security

                     Provider grants to the Security Trustee (in its capacity as trustee of the Ongoing Security Trust) immediately after the Borrower's acquisition of the relevant shares or stock:

                     (i) a first ranking legal mortgage over any real property or interest in real property owned by the New Security Provider and which is used in the conduct of the Business, on the same terms as the Real Property Mortgage (NSW) (except for such changes to those terms as are necessary to accommodate the real property laws in the jurisdiction in which the property is located, or the nature of the interest being acquired);

                     (ii) a Featherweight Fixed and Floating Charge over all of the assets and undertaking of the New Security Provider; and

                     (iii) a guarantee and indemnity from the New Security Provider limited to the assets described in clause 4.3(d)(i) and (ii) on terms acceptable to the Security Trustee in respect of all of the Obligations.

              (e) (Execution of securities): if paragraph (d) applies to any Approved Aged Care Assets the subject of any proposed Advance, the relevant Borrower shall procure that the New Security Provider executes and delivers to the Financiers contemporaneously with the Advance being made available under this Agreement:

                     (i)    a legal mortgage as required by paragraph (d);

                     (ii)   a fixed and floating charge as required by paragraph
                            (d);

                     (iii)  a guarantee and indemnity as required by paragraph
                            (d); and

                     (iv) such other documentation (including discharges of Encumbrances) as may be required to ensure that the Security Trustee obtains a registered first-ranking security interest as envisaged by paragraph (d).

              At the same time, the Borrowers shall put the Security Trustee in funds to pay any stamp duty payable in connection with such securities.

              The Financiers shall provide the documents referred to in (i),
              (ii) and (iii) above to the Security Trustee after the making of the Advance has occurred.

              (f) (Further assurances): the Borrowers shall on demand by the Financiers procure that a New Security Provider (at the New Security Provider's expense) performs all such acts and executes all such agreements, assurances and other documents and instruments as may be necessary to ensure that the Security Trustee obtains a valid, registered first ranking security over all the property, assets and undertaking of the New Security Provider.

       4.4    Security - Capital Expenditure

       If:

              (a) it is proposed that an Advance will be applied towards capital expenditure in respect of Approved Aged Care Assets which have been acquired by a Borrower; and

              (b) that capital expenditure involves the acquisition by a Borrower of any property (including plant and equipment) over which the Security Trustee does not already have security,

       the Borrower referred to in paragraph (b) shall grant to the Security Trustee (in its capacity as trustee of the Ongoing Security Trust) security over such property on such terms and in such form as the Security Trustee may reasonably require.

       The Borrowers shall, contemporaneously with the provision of such security, put the Security trustee in funds to pay any stamp duty payable in connection with such Security.

       4.5    Certification

       For the purposes of this clause, "certified" means a copy certified to be such by a director, secretary or general manager of the relevant Borrower.

5.     REPAYMENT AND PREPAYMENTS

       5.1    Repayment

       The Borrowers will repay to the Financiers all Advances together with all other money the payment or repayment of which forms part of the Obligations on the Termination Date.

       5.2    Prepayment

              (a) A Borrower may prepay the whole or part of an Advance (if part, in a minimum of $1,000,000 and then multiples of $250,000 or, in the case of a prepayment as a result of a Lessee Purchase, the amount of the prepayment may be the amount paid to the Borrower as a result of such Lessee Purchase) on the last day of its current Interest Period by giving not less than 3 Banking Days' prior written notice to the Financiers.

              (b) Any notice of prepayment given by a Borrower is irrevocable and the Borrower is thereby bound to prepay in accordance with the notice.

              (c) A Borrower may not prepay any Advance except in accordance with this clause 5.2.

              (d) Interest accrued on any amount prepaid under this Agreement will be paid at the time of prepayment.

              (e) The Warehouse Facility is revolving. Accordingly, the Borrowers may (subject to the provisions of this Agreement) redraw the amount of any prepayment prior to the Termination Date.

6.     INTEREST

       6.1    Interest Periods

              (a) Not later than 3 Banking Days before the commencement of each Interest Period in respect of an Advance, the Initial Borrower will notify the Financiers whether that Interest Period is to be of 30, 60 or 90 days' duration.

              (b) Each Interest Period in relation to an Advance is the period commencing on the Drawdown Date for that Advance (in the case of the initial Interest Period) or on the last day of the immediately preceding Interest Period for that Advance (in the case of any subsequent Interest Period) and ending on the day which is 30, 60 or 90 days thereafter as the Initial Borrower notifies to the Financiers.

              (c) If an Advance is drawn during an Interest Period relating to another Advance, then unless the Financiers and the Initial Borrower agree otherwise, the first Interest Period relating to the further Advance ends on the last day of the Interest Period relating to the other Advance.

              (d) If the Initial Borrower does not select an Interest Period for an Advance in accordance with clause 6.1(a), the Interest Period will be 90 days.

              (e) The term of each Interest Period is subject to any marginal adjustment as the Financiers in their discretion determine so that the first and last days of it are Banking Days and the final Interest Period terminates on the Termination Date.

              (f) There must be no more than 3 Interest Periods ending on different dates current at any particular time.

       6.2    Calculation of Interest

              (a) Interest on each Advance accrues daily, and is to be computed on a daily basis on a year of 365 days.

              (b) The rate of interest for each Advance for each Interest Period is the Higher Rate in relation thereto. If interest is paid when due and there is then no subsisting Event of Default, the Financiers will accept interest calculated at the Lower Rate in relation thereto.

              (c) A Financier's certificate as to the rate of interest at any time will be conclusive and binding on the Borrowers in the absence of manifest error on the face of the certificate.

       6.3    Payment of Interest

              (a) Each Borrower will pay to the Financiers the accrued interest in relation to each Advance made available to it in arrears on the last day of each Interest Period, calculated up to (and including) that day.

              (b) Prior to the last day of each Interest Period, the Financiers will notify the Initial Borrower in writing of the amount of accrued interest payable under this Agreement in respect of that Interest Period. A copy of such notice will be forwarded to:

              Omega Healthcare Investors, Inc.
              Address:             900 Victors Way
                                   Suite 345
                                   Ann Arbor, Michigan 48108
              Facsimile:           0011 1 734 887 0301.

              A failure by the Financiers to comply with this paragraph (b) will in no way detract from or affect the obligations of any Borrower under any provision of any Transaction Document (including clause 6.3(a)).

7.     INTEREST ON OVERDUE AMOUNTS

       7.1    Payment of interest

       Each Borrower will pay interest on all amounts due and payable by it under or in respect of this Agreement or the Securities and unpaid, including interest payable under this clause 7.

       7.2    Accrual of interest

       Interest will accrue on all amounts due and payable from day to day from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment, at the Higher Rate for successive 30 day periods commencing on the date of default and if not paid when due, will itself bear interest in accordance with this clause.

8.     BILL RELIQUEFICATION

       8.1    Financiers' election

       If the Financiers elect to utilise Bills to enable the Financiers to reliquefy in respect of any Advance, they will immediately notify the Initial Borrower of their election and the manner in which each Bill is to be drawn, the face value of each Bill, and its maturity date.

       8.2    Nature of Bills

              (a) At the election of the Financiers, Bills to be drawn under this clause will be either:

                     (i) drawn by the relevant Borrower on the Financiers payable to the Borrower, accepted by the Financiers and indorsed in blank by the Borrower; or

                     (ii) drawn by the Financiers on the relevant Borrower payable to the Financiers and accepted by the Borrower.

              (b) Bills drawn under this clause must have:

                     (i) a maturity date which is no later than the then Termination Date; and

                     (ii)   a face value which does not exceed the relevant
                            Advance.

       8.3    Borrower's Obligations

              (a) If the Financiers elect that Bills are to be drawn by a Borrower on the Financiers and indorsed by the Borrower, the Borrower will deliver to the Financiers Bills so drawn and indorsed without qualification within 2 Banking Days of notification of that election by the Financiers.

              (b) If the Financiers elect to draw Bills on a Borrower, the Financiers will immediately deliver them to the Borrower and the Borrower will accept the Bills without qualification and hand them back to the Financiers within 2 Banking Days of their delivery by the Financiers to the Borrower.

              (c) Each Borrower acknowledges that its acceptance of Bills drawn on it by the Financiers will not in itself constitute the satisfaction by the Borrower of its obligation to pay to the Financiers any money the payment of which forms part of the Obligations.

       8.4    Financiers' rights and Obligations

              (a) The Financiers may negotiate any Bills drawn under this clause 8 at their discretion.

              (b) In the case of Bills drawn by a Borrower and accepted by the Financiers:

                     (i) the Financiers will honour each Bill on its maturity; and
                     (ii) if the Financiers do not so honour each Bill and the Borrower as drawer or indorser meets that Bill at its maturity, the Borrower's payment to a holder of a Bill is satisfaction of the Obligations to the extent of the payment only.

              (c) In the case of Bills drawn by the Financiers and accepted by a Borrower:

                     (i) the Financiers will put the Borrower in cleared funds to meet each Bill on its maturity; and
                     (ii) if the Financiers do not so put the Borrower in funds and the Borrower meets that Bill at its maturity, the Borrower's payment to a holder of a Bill is satisfaction of the Obligations to the extent of the payment only.

              (d) The Financiers will be responsible for and will indemnify each Borrower for all fees, costs and expenses incurred or payable in respect of the preparation of any Bills drawn under this clause 8, and for all Taxes payable in respect of the drawing, acceptance, indorsement or other dealing in any such Bills (other than any goods and services tax, consumption tax, value added tax or any similar tax imposed by any law of the Commonwealth of Australia or any State or Territory of Australia, whether in force before or coming into force after the date of this Agreement).

9.     FEES

       9.1    Establishment Fee

       The Initial Borrower must pay to the Financiers the establishment fee referred to in the Fees Side Letter in accordance with the Fees Side Letter.

       9.2    Non-Usage Fee

              (a) The Borrowers shall pay to the Financiers a non-usage fee equal to 0.25% p.a. of the Undrawn Commitment.

              (b) The Non-Usage Fee shall be calculated on a daily basis on the Undrawn Commitment on that day.

              (c) The Non-Usage Fee shall be payable quarterly in arrears on the last day of each Financial Quarter.

              (d) Prior to the last day of each Financial Quarter, the Financiers will notify the Initial Borrower in writing of the amount of the Non-Usage Fee payable in respect of that Financial Quarter. A copy of such notice will be forwarded to:

              Omega Healthcare Investors, Inc.
              Address:             900 Victors Way
                                   Suite 345
                                   Ann Arbor, Michigan 48108
              Facsimile:           0011 1 734 887 0301

              A failure by the Financiers to comply with this paragraph (d), will in no way detract from or affect the obligations of any Borrower under any provision of any Transaction Document (including this clause 9.2).

       9.3    Fees Non-refundable

       Each fee referred to in clauses 9.1 or 9.2 is not refundable to the Borrowers in any circumstances.

10.    PAYMENTS

       10.1   Time and place

       Unless expressly provided otherwise in writing, all payments by a Borrower under any Transaction Document are to be made to the Financiers in Dollars in immediately available funds not later than 12.00 noon local time on the due date to the account the Financiers from time to time designate, or as otherwise agreed between the Borrower and the Financiers.

       10.2   No deduction for Taxes and no set-off or counterclaim

       All payments by a Borrower under any Transaction Document, whether of principal, interest or other amounts due under that document, will be:

              (a)    free of any set-off or counterclaim; and

              (b) without deduction or withholding for any present or future Taxes unless the Borrower is compelled by law to deduct or withhold the same, in which event the Borrower will pay to the Financiers any additional amounts necessary to enable the Financiers to receive, after all deductions and withholding for Taxes, a net amount equal to the full amount which would otherwise have been payable had no such deduction or withholding been required to be made.

       10.3   Merger

       If the liability of a Borrower to pay to the Financiers any money the payment or repayment of which forms part of the Obligations becomes merged in any judgment or order, the Borrower as an independent obligation will pay interest at the rate which is the higher of that payable under this Agreement and that fixed by or payable under the judgment or order.

       10.4   Conversion of Foreign Currency receipts to Dollars

              (a) Notwithstanding the obligation under clause 10.1 of the Borrowers to make all payments in Dollars, if any payment is tendered to the Financiers under any Transaction Document in a Foreign Currency the Financiers at their absolute discretion may accept payment in the Foreign Currency as tendered.

              (b) If any payment in a Foreign Currency is tendered to and accepted by the Financiers, or any funds are recovered by the Financiers under any Transaction Document in a Foreign Currency, the Financiers at their absolute discretion may actually or notionally convert such payment or funds to Dollars at such time or times as it sees fit and at such rate or rates as it is, or considers it would be, able to obtain in the market at the time of such conversion. The amount of Dollars actually or notionally received after the conversion will be applied in reduction of the Obligations.

       10.5   Costs of conversion

       The Borrowers will pay all commissions and expenses involved in actually or notionally converting any payment or receipt in a Foreign Currency into Dollars.

       10.6   Foreign Currency indemnity

       If Foreign Currency is received by the Financiers as a result of a court or tribunal order or as a result of a distribution under an Insolvency Provision, then as a separate, additional and continuing liability (notwithstanding the order or distribution), the Borrowers will pay to the Financiers any deficiency in the amount of Dollars actually received by the Financiers resulting from any variation between:

              (a) the rate of exchange at which the amount of Foreign Currency was calculated for the purposes of the court or tribunal order or the distribution; and

              (b) the rate of exchange at which the Financiers are able to purchase Dollars with the amount of Foreign Currency actually received by the Financiers.

11.    ILLEGALITY AND INCREASED COSTS

       11.1   Illegality

       If any change in applicable law, regulation, treaty or official directive or in the interpretation or administration thereof by any governmental authority charged with their administration makes it unlawful or impossible for the Financiers to maintain or give effect to its obligations under this Agreement, the Financiers may give a notice to the Initial Borrower appointing a date, which will be not less than 45 days from the date of the notice, as the Termination Date.

       The Financiers agree to use reasonable endeavours, during the period of 45 days referred to above, to make the financial accommodation provided under this Agreement available by some alternative means to avoid the illegality (including changing its lending office to another existing lending office or making the financial accommodation available through a Related Body Corporate of the Financiers).

       11.2   Increased cost

              (a) If because of any change in law or in its interpretation or administration or because of compliance with any request from or requirement of any fiscal, monetary or other authority:

                     (i) the Financiers incur a cost as a result of their having entered into or performed their obligations under the Warehouse Facility or as a result of any Advance or Bills being outstanding under this Agreement;

                     (ii) there is any increase in the cost to the Financiers of funding or maintaining any Advance made or to be made under this Agreement;

                     (iii) the amount of principal or interest or any other amount payable to the Financiers or the effective return to the Financiers under this Agreement is reduced; or

                     (iv) the Financiers become liable to make any payment (not being a payment of Tax on its overall net income) on or calculated by reference to the amount of Advances made hereunder or Bills outstanding under this Agreement, then from time to time on notification by the Financiers the Borrowers will pay to the Financiers amounts sufficient to indemnify the Financiers against that cost, increased cost, reduction or liability.

              (b) If the Financiers have acted in good faith it is no defence that the cost, increased cost, reduction or liability could have been avoided. At the request of the Initial Borrower however, the Financiers will negotiate in good faith with the Borrowers to minimise the cost, increased cost, reduction or liability.

              (c) A certificate from the Financiers as to the amount of, and basis for arriving at, any cost, increased cost, reduction or liability is conclusive and binding on the Borrowers in the absence of manifest error on the face of the certificate.

              (d) If a demand for additional amounts is made under this clause 11.2 then the Financiers agree to use reasonable endeavours for a period of 45 days to either:

                     (i) make the relevant financial accommodation available by alternative means (including by changing its lending office to another existing lending office or making the financial accommodation available through a Related Body Corporate of the Financiers) so the increase in cost or the circumstance referred to in clause 11.2(a) no longer applies and that no other additional expense arises as a result of using the alternative means; or

                     (ii) assist the Borrowers to find another financial institution to assume responsibility for the obligations of the Financiers under this Agreement on that basis that the increase in cost or the circumstances referred to in clause 11.2(a) that applies to the Financiers does not apply to the substitute.

12.    REPRESENTATIONS AND WARRANTIES

       12.1   General representations and warranties

       Each Borrower represents and warrants to the Financiers that:

              (a) (Legally binding obligation): each Transaction Document to which it is a party constitutes a valid and legally binding obligation of it in accordance with its terms;

              (b) (Execution, delivery and performance): the execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding on it or any of its assets;

              (c) (Authorisation): all consents, licences, approvals and authorisations of every government authority required to be obtained by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been obtained and are valid and subsisting;

              (d) (Information): all information relating to it provided to the Financiers in connection with the Warehouse Facility and each Transaction Document is true in all material respects and is not, by omission or otherwise, misleading in any material respect;

              (e) (No material adverse effect): no litigation, arbitration, criminal or administrative proceedings are current, pending or, to its knowledge threatened which if adversely determined would or could have a material adverse effect on its business, assets or financial condition;

              (f) (No Event of Default): no event has occurred which constitutes an Event of Default or a Potential Event of Default;

              (g) (Laws): it has not failed to comply with any statute or regulation relative to it and the business carried on by it where such failure may have a material adverse effect on its ability to observe its obligations under the Transaction Documents to which it is a party;

              (h) (Borrowings): it is not in default in the payment of any material sum, or in the performance or observance of any material obligation in respect of any Borrowing, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a material default in respect of any Borrowing;

              (i) (No trusts): it is not the trustee of any trust (other than, in the case of the Initial Borrower, the PHF Trust and, in the case of any New Borrower, any Permitted Trust) and does not hold any property subject to or impressed by any trust (other than, in the case of the Initial Borrower, the PHF Trust and, in the case of any New Borrower, any Permitted Trust); and

              (j) (No guarantees): (except as provided in the Transaction Documents or as required in the ordinary course of the Business) there are no bonds, guarantees or indemnities currently binding on it nor has it entered into any obligation to provide any bond, guarantee or indemnity.

       12.2   Corporate representations and warranties

       Each Borrower represents and warrants to the Financiers that:

              (a) (Due incorporation): it is duly incorporated and has the corporate power to own its own property and to carry on its business;

              (b) (Constitution): the execution, delivery and performance of each Transaction Document to which it is a party does not violate its constitution;

              (c) (Corporate power): it has the power, and has taken all corporate and other action required, to enter into any Transaction Document to which it is a party and to authorise the execution and delivery thereof and the performance of its obligations thereunder; and

              (d) (Filings): it has filed all corporate notices and effected all registrations with the Australian Securities Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate.

       12.3   Trust Representations and Warranties

       The Initial Borrower represents and warrants to the Financiers that:

              (a) (Trustee): it enters, or has entered, into the Transaction Documents to which it is a party in its capacity as trustee of the PHF Trust;

              (b) (Trust validly created): the PHF Trust has been validly created and is in existence at the date of this Agreement;

              (c) (Sole trustee): it has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

              (d) (Trust Deed): the PHF Trust is solely constituted by the Trust Deed, (a true copy of which was provided to the Financiers or their agent prior to the date of this Agreement) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;

              (e) (Trustee's power): it has full and free power to enter into the Transaction Documents to which it is a party in its capacity as trustee of the PHF Trust;

              (f) (Trust authorisations): it has in full force and effect all authorisations necessary to enter into the Transaction Documents as trustee of the PHF Trust, and to perform its obligations under them;

              (g) (No removal of trustee): no action has been taken or is proposed to remove it as trustee of the PHF Trust;

              (h) (No default of trustee): it is not in default under the Trust Deed which would have the effect of limiting or removing its right of indemnity from the property of the PHF Trust, or would affect its power or ability to enter into the Transaction Documents to which it is a party (or to perform its obligations under the Transaction Documents to which it is a party) as trustee of the PHF Trust;

              (i) (Trust obligations): it and its directors and other officers have complied with their obligations in connection with the PHF Trust;

              (j) (Vesting date not declared): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

              (k) (No proceedings): no proceedings of any description have been or are likely to be commenced or threatened which could have a material adverse effect on the assets or financial position of the PHF Trust or on its trusteeship thereof;

              (l) (No acquisition of trust assets): it has not done, or failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Trustee and the beneficiaries of the PHF Trust from time to time, has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

              (m) (Indemnity): it has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under the Transaction Documents to which it is a party;

              (n) (Commercial benefit): it is to the commercial benefit of the PHF Trust that it enters into the Transaction Documents to which it is a party in its capacity, inter alia, as trustee of the PHF Trust and encumbers the property of the PHF Trust as provided in the Securities; and

              (o) (Ranking): the Financiers' and the Security Trustee's rights under the Securities rank (in relation to the Security Property only) in priority to the interests of the beneficiaries of the PHF Trust.

       If and to the extent that a New Borrower is the trustee of a Permitted Trust, the New Borrower shall be deemed to have made the representations and warranties contained in this clause 12.3 in respect of that Permitted Trust.

       12.4   Representations and warranties repeated

       Each representation and warranty contained in clauses 12.1, 12.2 and 12.3 will be repeated on each day whilst any money the payment or repayment of which forms part of the Obligations remain outstanding (whether or not then due for payment) or the Warehouse Facility is available for drawdown, with reference to the facts and circumstances then subsisting, as if made on each such day.

       12.5   No representation by Financiers

       Each Borrower acknowledges that it has not entered into this Agreement or any other Transaction Document to which it is a party as a result of any representation, promise, statement or inducement to it by or on behalf of the Financiers or any other person.

13.    UNDERTAKINGS

       13.1   General undertakings

       For as long as any amount is outstanding under the Warehouse Facility or the Warehouse Facility is available for drawdown, each Borrower undertakes to the Financiers that it will:

              (a) (Perform Obligations): perform, fulfil and observe the Obligations;

              (b) (Maintain all consents): obtain, renew, maintain and comply with all consents, licences, approvals and authorisations reasonably necessary for the validity and enforceability of the Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder, and the effectiveness of each Security as a security with the stated priority; and it will promptly provide copies of these to the Financiers when these are obtained or renewed;

              (c) (Comply with Statutes): comply with all statutes and all lawful requirements of every government authority which relate to the Business;

              (d) (Proper books of account): keep or cause to be kept proper books of account, in which it will make true entries of all dealings and transactions now or in the future conducted by it, including, in respect of its business, that it will keep the books of account, vouchers and all other documents relating to its affairs and its business at its registered office or other place where those books of account, vouchers and documents of a similar nature have previously been kept, and will ensure that they are available at all reasonable times following an Event of Default for inspection and copying by the Financiers or any employee, agent or professional adviser of the Financiers that the Financiers appoint;

              (e) (Audit): unless otherwise directed by the Financiers, cause its books of account, and (in the case of the Initial Borrower) the books of account of the PHF Trust, to be duly audited by a registered company auditor at least once in every year;

              (f)    (Financial information): furnish to the Financiers:

                     (i) as soon as practicable and in any event not later than 120 days after the close of each of its financial years, a copy of its (consolidated, if applicable) (and, in the case of the Initial Borrower, the PHF Trust's) audited balance sheet and trading and profit and loss account for that financial year certified as correct by a registered company auditor;
                     (ii) as soon as practicable and in any event not later than 60 days after each of its half-financial years, a copy of its (and, in the case of the Initial Borrower, the PHF Trust's) unaudited semi-annual management accounts for such period; and
                     (iii) promptly, any further information regarding its (and, in the case of the Initial Borrower, the PHF Trust's) financial condition and business operations (or regarding any proposal to which the Financiers have been requested to consent under this Agreement) as the Financiers from time to time reasonably require;

              (g) (Compliance with accounting standards): ensure that each balance sheet and trading and profit and loss account furnished to the Financiers is prepared in accordance with its Articles of Association, the Corporations Law, any other applicable legislation and all accounting principles and practices generally accepted in Australia consistently applied, or if not consistently applied, accompanied by details of the inconsistencies, and will give a true and fair view of its financial condition and the result of its operations as at the date, and for the period ending on the date, to which those accounts are prepared;

              (h) (Consolidated and unconsolidated accounts): ensure that if any balance sheet and trading and profit and loss account furnished under this Agreement discloses the consolidated financial condition and results of the operations of more than one corporation, it is accompanied by an unaudited unconsolidated balance sheet and trading and profit and loss account that complies with all other requirements in this Agreement in relation to balance sheets and trading and profit and loss accounts for each corporation;

              (i) (Certificate of default): as and when reasonably required by the Financiers, furnish the Financiers with a certificate signed by a director of the Borrower stating to the best knowledge of such director whether or not an Event of Default or a Potential Event of Default has occurred and, if it has, setting out the details and the steps (if any) taken by the Borrower to remedy or cure the same;

              (j) (Notification of certain events): immediately notify the Financiers in writing as soon as it becomes aware of the occurrence of:

                     (i) (Event of Default): any Event of Default or Potential Event of Default;

                     (ii) (Litigation): any litigation, arbitration, criminal or administrative proceedings or labour disputes relating to the Borrower or the Borrower's property, assets or revenues that involves a claim against the Borrower in excess of $250,000 or that, if decided adversely to the Borrower, could have a material adverse effect on the ability of the Borrower to perform the Obligations;

                     (iii) (Bills): any change in the persons authorised by it to sign notices, certificates or other documents in connection with the Warehouse Facility with specimen signatures of any new person so authorised, and giving to the satisfaction of the Financiers evidence, where requested by the Financiers, of the authority of that person; or

                     (iv) (Trustee): it becoming or being appointed the trustee of any trust (other than the PHF Trust or a Permitted Trust) or comes to hold any property subject to or impressed by any trust (other than the PHF Trust or a Permitted Trust);

              (k)    (Notification etc. of Transfer or Issue of Units):
                     whenever reasonably requested by the Financiers, notify the Financiers of any proposed transfer, redemption or creation of units in the PHF Trust or any Permitted Trust (including the creation of new classes of units) since the Financiers were last provided with a notice under this clause 13.1(k) (or since the date of this Agreement, in the case of the first request under this clause 13.1(k)), and provide the Financiers with such details of the proposed transfer, redemption or creation (as the case may be) as the Financiers may reasonably require;

              (l) (Restriction of dealings): other than as a result of a transfer, redemption or creation of units in the PHF Trust (including the creation of new classes of units) not (without the prior written consent of the Financiers, which will not be unreasonably withheld) sell or otherwise dispose of or create any interest in any Security Property;

              (m) (Proceeds of Sale of Security Property): except to the extent that the Financiers otherwise consent, ensure that any proceeds of sale (or subdivision) of any Security Property are applied in reduction of the indebtedness of the Borrowers under this Agreement;

              (n) (Negative Pledge): not, create, permit or suffer to exist any Encumbrance over the Security Property or agree to do so without the prior written consent of the Financiers, except for:

                     (i)    the Securities; and

                     (ii) encumbrances created by statute in favour of governmental or semi-governmental authorities or departments securing the payment of Taxes except as created because of any failure to duly pay any Taxes;

              (o) (No provision of financial accommodation): not make the proceeds of any Advance available to any Related Body Corporate of the Borrower or OWI without the prior written approval of the Financiers (which may not be unreasonably withheld); and

              (p) (Guarantees): except as permitted or required by the Transaction Documents or as required in the ordinary course of its business (as determined by the Borrower in good faith), the Borrower will not without the prior written consent of the Financiers (which may not be unreasonably withheld) enter into any bond, guarantee or indemnity in favour of any person other than a Financier.

       13.2   Undertakings relating to the Security Property

       For as long as any amount is outstanding under the Warehouse Facility or the Warehouse Facility is available for drawdown, each Borrower undertakes to the Financiers that:

              (a) (Good repair): where applicable, it will (or will procure that the lessee of the Security Property will) maintain and protect the Security Property owned by it and keep the same in a good and tenantable state of repair and in good working order and condition;

              (b)    (Insurance): in respect of Security Property owned by it:

                     (i) it will maintain (or procure that the relevant Operator maintains) at all times the insurances required under the terms of the Lease and any other documentation between an Operator and the Borrower concerning the operation and use of the relevant Approved Aged Care Assets. Such insurances must cover the risks provided for in such Lease or other documentation;

                     (ii) the insurance referred to in sub-paragraph (i) must be taken out with a reputable, responsible and solvent insurer on terms and in an amount reasonably acceptable to the Financiers;

                     (iii) it will procure that each insurance policy has noted on it the name of the Security Trustee as loss payee;

                     (iv) it will duly and punctually pay (or procure that the relevant Operator pays) all premiums, commissions, stamp duties, charges and other expenses necessary for effecting and maintaining in force each insurance policy;

                     (v) it will on reasonable request deliver (or procure that the relevant Operator delivers) to the Financiers certificates of currency in respect of all such insurances and all other details as to the insurances that the Financiers require;

                     (vi) it will not do anything or permit anything to be done which may prejudice any policy or omit to do anything where that omission may prejudice a policy;

                     (vii) it will procure that each insurance policy provides that the proceeds of any loss in respect of insurance of the Security Property will, subject to the terms of any lease of the Security Property, be paid to the Security Trustee; and

                     (viii) if the Borrower defaults in effecting or keeping up any insurance policy with respect to the Security Property or if any insurance policy from any cause becomes void or voidable, the Financiers may (but are not obliged to) effect or keep up that insurance policy at the cost of the Borrower;

              (c) (Outgoings): it will duly and punctually pay (or procure that the relevant Operator pays) when due all outgoings (including rent and Taxes) payable in respect of the Security Property.

       13.3   Trust undertakings

       The Initial Borrower undertakes to the Financiers that:

              (a) (Observance of obligations): it will observe its obligations as trustee of the PHF Trust;

              (b) (New Trustee): it will notify the Financiers immediately in writing if it ceases for any reason or at any time to be the sole trustee of the PHF Trust;

              (c) (New Trustee): it will, before it ceases to be the sole trustee of the PHF Trust, procure any new trustee of the PHF Trust to execute in favour of the Financiers any undertakings, covenants, guarantees, agreements or securities relating to the Warehouse Facility as the Financiers reasonably require;

              (d) (Interest to be subjugated): it will not, without the prior written consent of the Financiers, exercise in its own favour personally, any right of indemnification, reimbursement, recoupment, lien or charge to which it might be entitled personally against or in respect of all money or other assets forming part of the PHF Trust. If any money or other assets which once formed part of the PHF Trust are at any time in its hands freed of their trust character by virtue of the exercise or purported exercise of any right of indemnification, reimbursement, recoupment, lien or charge, it will hold that money and/or those assets on trust for the Financiers for the extent to which any liability under the Transaction Documents has not been satisfied;

              (e) (Determination of PHF Trust etc.): it will notify the Financiers immediately in writing if the PHF Trust is determined or for any other reason ceases to exist and will also notify the Financiers immediately in writing if it is required or directed by any of the beneficiaries of the PHF Trust to do any act or thing in relation to the PHF Trust or the trust funds thereof;

              (f) (No Distribution): (except as contemplated by the Relationship Agreement as at 19 June 1998) a distribution or return of any of the capital of the PHF Trust will not be made without the prior written consent of the Financiers; and

              (g) (PHF Trust Statements): it will furnish to the Financiers whenever reasonably required by the Financiers a copy of the current financial statements of the PHF Trust certified as correct by a registered company auditor.

       If and to the extent that a New Borrower is the trustee of a Permitted Trust, the New Borrower shall be bound by the undertakings contained in this clause 13.3 as though references to the PHF Trust in this clause
       13.3 were references to that Permitted Trust.

14.    DEFAULT AND TERMINATION

       14.1   Events of Default

       Each of the events set out below is an Event of Default, whether or not the cause is beyond the control of a Borrower or any other person:

              (a) (Failure to pay): a Borrower does not pay at or before the due time on the due date and in the specified manner, any amount payable by it under any Transaction Document to which it is a party;

              (b) (Failure to comply): a Borrower defaults in fully performing, observing and fulfilling any material provision of any Transaction Document to which it is a party (other than a provision requiring the payment of money as described in clause 14.1(a)), and if that default is capable of remedy, it has not been remedied within 14 days of the occurrence of the default;

              (c) (Untrue warranty): any representation, warranty or statement made, repeated or deemed to be made or repeated by a Borrower in any Transaction Document to which it is a party or in connection with the Warehouse Facility or any accounts or opinion furnished in connection with the application for the Warehouse Facility or under this Agreement is proved to be untrue in any material respect when made, repeated or deemed to be made, repeated or furnished (as the case may be);

              (d) (Breach of undertaking): a Borrower breaches any material undertaking given at any time to a Financier or fails to comply with any condition imposed by a Financier in agreeing to any matter (including any waiver);

              (e) (Event of Default under Transaction Document): any event of default occurs under any Transaction Document and is not remedied within any period permitted in the relevant Transaction Document, or waived;

              (f) (Event of Insolvency): any Insolvency Event occurs in respect of a Borrower or any of its Related Bodies Corporate;

              (g) (Investigation): an investigation into the affairs or particular affairs of a Borrower or any of its Related Bodies Corporate is directed or commenced under the Corporations Law;

              (h) (Trust Deed): the Trust Deed is varied, amended or terminated without the prior written consent of the Financiers in a manner which is likely, in the reasonable opinion of the Financiers, to have a material adverse effect on the Initial Borrower's ability to perform its obligations under the Transaction Documents to which it is a party (or the constituent documents of any Permitted Trust are varied, amended or terminated without the prior written consent of the Financiers in a manner which is likely, in the reasonable opinion of the Financiers, to have a material adverse effect on the relevant New Borrower's ability to perform its obligations under the Transaction Documents to which it is a party);

              (i) (Cessation of business): a Borrower or any of its Related Bodies Corporate ceases, or threatens to cease, to carry on all or a substantial part of the Business;

              (j)    (Essential Lease Terms etc.):

                     (i) the identity of the person responsible for the operation of any Approved Aged Care Assets is changed and the written consent of the Financiers to such change (such consent not to be unreasonably withheld) is not obtained within 2 months of the new operator being appointed; or

                     (ii) any of the Essential Lease Terms applicable to any Operator are amended, varied or waived without the prior written consent of the Financiers;

              (k)    (Cross-default):

                     (i) any default occurs under any Borrowing of a Borrower or OWI (whilst OWI is a guarantor of the Warehouse Facility) if such default gives (or with the giving of notice or the lapse of time or both would give) to the person who provided such Borrowing the right to terminate the Borrowing or accelerate the obligation to repay the Borrowing; or

                     (ii) any demand or claim for an amount greater than $500,000 is made under any bond, guarantee or indemnity given by a Borrower or OWI (whilst OWI is a guarantor of the Warehouse Facility) in favour of any person, and is not waived or withdrawn;

              (l) (Void or voidable): any Transaction Document is, becomes or is claimed by a Borrower or any of its Related Bodies Corporate to be, void, voidable or unenforceable in whole or in part;

              (m) (Illegality): at any time it is unlawful for a Borrower or any of its Related Bodies Corporate to perform any of its obligations under any Transaction Document to which it is a party;

              (n) (Failure to comply with laws): a Borrower fails to duly and punctually comply with all statutes and other laws binding on it and the result is likely, in the reasonable opinion of the Financiers, to have a material adverse effect on the Borrower's ability to perform its obligations under the Transaction Documents to which it is a party;

              (o) (Reduction in capital): without the prior written consent of the Financiers, a Borrower takes action to reduce its share capital (other than a reduction of share capital undertaken whilst the Borrower is solvent on terms approved by the Financiers);

              (p) (Reserve liability): without the prior written consent of the Financiers, any meeting of a Borrower is convened for the purpose of considering or passing a special resolution under section 254N of the Corporations Law or any such resolution is proposed at any meeting of a Borrower;

              (q) (Management of Initial Borrower): Omega (Australia) Pty Limited, OWI, Omega Healthcare Investors, Inc or Omega (UK) Limited ceases to provide management services to the Initial Borrower; or

              (r) (Material adverse change): any other event or series of events occurs, whether related or not, and including, without limitation, any material adverse change in the business assets or financial condition of a Borrower, the PHF Trust or a Permitted Trust which in the reasonable opinion of the Financiers could affect the ability or willingness of any Borrower to perform, observe and fulfil all or any of its material obligations under any Transaction Document to which it is a party.

       14.2   Rights of Financiers on Event of Default

       If any Event of Default occurs, the Financiers may by written notice to the Initial Borrower:

              (a) declare the obligations of the Financiers under this Agreement to be cancelled immediately and the same and the Warehouse Facility will be cancelled immediately; and/or

              (b) declare all Advances and all other money the payment of which forms part of the Obligations immediately due and payable, and the same shall thereupon be immediately due and payable.

       14.3   Review Event

       It shall be a review event if (without the prior written consent of the Financiers):

              (a) (Change of Control): any change in the Control of a Borrower, the PHF Trust or a Permitted Trust occurs; or

              (b) (Moran Documents): any material breach of, or default under, any Moran Document or Operator Document occurs which results, or is reasonably likely to result, in any termination or repudiation of that Moran Document or Operator Document, and:

                     (i) the Borrowers fail to demonstrate to the satisfaction of the Financier that they have taken, or are taking, steps to remedy that breach or default or its effect (which remedy may include the replacement of the current Operator with a new Operator); and

                     (ii) the breach or default is likely, in the reasonable opinion of the Financier, to have a material adverse effect on the ability of any Borrower to perform its obligations under the Transaction Documents to which it is a party.

       14.4   Consequences of Review Event

       If all of the following conditions are satisfied:

              (a)    a Review Event occurs; and

              (b) the Borrowers fail to satisfy the Financiers, within 28 days of the Review Event occurring, that the Review Event will not affect the ability or willingness of any Borrower to perform, observe and fulfill all or any of its material obligations under any Transaction Document to which it is a party; and

              (c) the Financiers notify the Initial Borrower in writing of the failure of the Borrowers to satisfy the Financiers of the matters referred to in paragraph (b),

       then an Event of Default shall be taken to have occurred at the time of the giving of the notice referred to in paragraph (c).

15.    ADDITIONAL INDEMNITY

       Each Borrower agrees to indemnify the Financiers and keep the Financiers indemnified against any loss, cost or expenses which the Financiers may sustain or incur as a consequence of:

              (a) any sum payable by a Borrower under this Agreement not being paid when due;

              (b) the occurrence of any Event of Default or Potential Event of Default;

              (c) an Advance requested in a Drawdown Request not being provided for any reason including failure to fulfil any Condition Precedent but excluding any default by the Financiers; or

              (d) the Financiers receiving payments of principal other than on the last day of an Interest Period for any reason including prepayment in accordance with a Transaction Document.

       Such losses, costs or expenses will include the amount determined in good faith by the Financiers as being loss including loss of margin, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Financiers to fund or maintain the Advance or amount.

16.    EXPENSES AND STAMP DUTIES

       16.1   Expenses

       The Borrowers will on demand reimburse the Financiers for, and keep the Financiers indemnified against, all expenses including legal fees, costs and disbursements on a solicitor/own client basis assessed without the necessity of taxation incurred by the Financiers in connection with:

              (a) (Preparation): the preparation and execution of the Transaction Documents and any subsequent consent, agreement, approval or waiver thereunder or amendment thereto; and

              (b) (Enforcement): the enforcement, attempted enforcement or the preservation of any rights under the Transaction Documents including, without limitation, any expenses incurred in the evaluation of matters of material concern to the Financiers.

       16.2   Stamp Duties

              (a) (Payment of all duties): The Borrowers must pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any applicable authority or determined to be payable in connection with the execution, delivery, performance or enforcement of the Transaction Documents or any payment, receipt or any other transaction contemplated by them.

              (b) (Indemnity): Each Borrower will indemnify and keep indemnified the Financiers against any loss or liability incurred or suffered by it as a result of the delay or failure by the Borrower to pay Taxes.

17.    ASSIGNMENTS

       17.1   Assignments by the Financiers

       The Financiers may at any time assign or otherwise transfer all or any part of their rights under any Transaction Document to another bank or financial institution and may disclose to a proposed assignee or transferee information in the possession of the Financiers relating to any Borrower.

       17.2   Assignments by the Borrowers

       A Borrower cannot assign any part of its rights under any Transaction Document without the prior written consent of the Financiers.

       17.3   Successors and assigns

       This Agreement is binding on and enures to the benefit of each party to it and that party's respective successors and permitted assigns.

18.    SYNDICATION

       18.1   Financiers may syndicate

       (a) A Financier may at any time transfer part of its rights and obligations under the Transaction Documents and the FAI Transaction Documents to another bank or financial institution approved by the Initial Borrower (acting reasonably), provided that such transfer is effected by a substitution in accordance with this clause 18.

       (b) Notwithstanding any other provision of this clause 18, a Financier may not (without the prior consent of the Initial Borrower, which may not be unreasonably withheld or delayed) transfer part of its rights and obligations under the Transaction Documents and the FAI Transaction Documents under this clause 18 prior to the first anniversary of the date of this Agreement if such transfer would result in the ABN AMRO Commitment being less than 30% of the Total Commitment. This restriction shall not apply after the first anniversary of the date of this Agreement (and nothing in this clause affects the right of the Financiers to not agree to extend the Termination Date beyond the first anniversary of the date of this Agreement).

       18.2   Substitution

              (a) If a Financier ("Transferring Financier") wishes to transfer part of its rights and obligations under the Transaction Documents and the FAI Transaction Documents to another bank or financial institution:

                     (i) the Transferring Financier, the proposed New Financier, the Initial Borrower, OWI and the Facility Agent must each execute 4 counterparts of a Substitution Certificate;

                     (ii) the proposed New Financier must execute an application for a Stock Certificate under the Debenture Stock Trust Deed (Ongoing Assets) having a Face Amount of $100 (in the form of Schedule 2 of the Debenture Stock Trust Deed (Ongoing Assets)) in such place as the Security Trustee may approve, and pay the relevant subscription money to the Initial Borrower;

                     (iii) the Initial Borrower must execute an acceptance of the application for Stock Certificate (in the form of Schedule 3 of the Debenture Stock Trust Deed (Ongoing Assets)) in such place as the Security Trustee may approve;

                     (iv) the Initial Borrower must issue a Stock Certificate under the Debenture Stock Trust Deed (Ongoing Assets) having a Face Amount of $100 to the proposed New Financier;

                     (v) the Security Trustee must endorse the Stock Certificate referred to in (iv); and

                     (vi) if at the relevant time the Financiers still hold Stock under the Original Debenture Stock Trust Deed the New Financier, the Initial Borrower and the Security Trustee will repeat the procedure referred to in (ii), (iii), (iv) and (v) above in respect of the Original Debenture Stock Trust
                            Deed.

              As soon as a Stock Certificate is issued and endorsed pursuant to this clause 18.2, the Security Trustee must make the appropriate entry in the relevant Register.

              To the extent to which OWI is referred to in this clause as doing an act or thing, the Initial Borrower must procure that OWI does that act or thing.

              (b) When a Substitution Certificate is executed by all parties to it:

                     (i) the Transferring Financier shall, with effect from the "Substitution Date" specified in that Substitution Certificate, be relieved of its obligations under the Transaction Documents and the FAI Transaction Documents to the extent specified in the Substitution Certificate; and

                     (ii) the New Financier shall, with effect from the "Substitution Date" specified in the Substitution Certificate, be bound by the Transaction Documents and the FAI Transaction Documents to the extent so stated in the Substitution
                            Certificate.

              (c) No transfer of a Financier's rights and obligations under the Transaction Documents and the FAI Transaction Documents may be effected while any Drawdown Request is current.

              (d) Each party to this Agreement (other than the Borrowers and the Transferring Financier(s)) hereby irrevocably appoints the Facility Agent to execute Substitution Certificates on its behalf and as its attorney.

              (e) Each Borrower (other than the Initial Borrower) hereby irrevocably appoints the Initial Borrower to execute Substitution Certificates on its behalf and as its attorney.

       18.3   Consent to Issue of Stock

       (a) Each New Financier who becomes bound by this Agreement pursuant to a Substitution Certificate hereby consents to any issue of any Stock to a New Financier pursuant to clause 18.2, and directs the Security Trustee (in both its capacity as trustee of the Ongoing Security Trust and as trustee of the security trust constituted by the Original Debenture Stock Trust Deed) to issue such Stock.

       (b) Each New Financier who becomes bound by this Agreement pursuant to a Substitution Certificate agrees to do everything necessary to give effect to the consent and direction referred to in paragraph
              (a) (including for the purpose of clause 5.5(b) of the Original Debenture Stock Trust Deed and clause 5.5(b) of the Debenture Stock Trust Deed (Ongoing Assets)).

       18.4   Syndication Provisions

       If a Financier transfers part of its rights and obligations under the Transaction Documents and the FAI Transaction Documents to a New Financier in accordance with this clause 18, then:

       (a) with effect from the "Substitution Date" specified in the Substitution Certificate (and notwithstanding any provision of any Transaction Document or FAI Transaction Document) the Transaction Documents and the FAI Transaction Documents shall be read and construed subject to and in accordance with Schedule 3; and

       (b)    to the extent that there is any conflict between the provisions of
              Schedule 3 and the provisions of any Transaction Document or FAI Transaction Document, the provision of Schedule 3 shall prevail; and

       (c) a reference to the "Financiers" in this Agreement shall include a reference to the New Financier, and a reference to the "Financier" in the FAI Facility Agreement shall include a reference to the New Financier.

       18.5   Stamp Duty

       Unless otherwise agreed by the Initial Borrower, all documents contemplated by this clause 18 will be executed by all parties to those documents in the Australian Capital Territory and all new Stock (whether issued under the Original Debenture Stock Trust Deed or under the Debenture Stock Trust Deed (Ongoing Assets)) will be issued to the relevant New Financier in the Australian Capital Territory.

19.    GOVERNING LAW AND JURISDICTION

       19.1   Governing law

       Each Transaction Document is governed by and construed in accordance with the laws of New South Wales.

       19.2   Jurisdiction

              (a) (Acceptance of jurisdiction): Each Borrower irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to any Transaction Document.

              (b) (No objection to inconvenient forum): Each Borrower irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

20.    MISCELLANEOUS

       20.1   Certificate of Financier

       A certificate in writing signed by an officer of a Financier certifying the amount payable by a Borrower under this Agreement to the Financiers or stating any other act, matter or thing relating to any Transaction Document is conclusive and binding on the Borrowers in the absence of manifest error on the face of the certificate.

       20.2   Notices

       Any notice or other communication which must be given, served or made under or in connection with any Transaction Document:

              (a)    must be in writing in order to be valid;

              (b) is sufficient if executed by the party giving, serving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

              (c) will be deemed to have been duly given, served or made in relation to a person if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that person set out herein (or at such other address or number as is notified in writing by that person to the other parties from time to time); and

              (d)    will be deemed to be given, served or made:

                     (i) (in the case of prepaid post) on the fifth day after the date of posting;
                     (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and
                     (iii)  (in the case of delivery by hand) on delivery.

       The address and facsimile numbers of the parties for the purposes of this clause are:

       The Financiers

       Address:             10 Spring Street, Sydney  NSW  2000
       Fax No:              (02) 9321 2139
       Attention:           Manager, Loans Administration

       The Borrowers

       Address:             C/- Phillips Fox
                            255 Elizabeth Street
                            Sydney  NSW  2000
       Fax No:              (02) 9283 4144
       Attention:           Mr Kevin Moss/Mr Bill Chapman

       With a copy to each of:

       Omega Healthcare Investors, Inc
       Address:             900 Victors Way
                            Suite 345
                            Ann Arbor, Michigan 48108
       Fax No:              0011 1 734 887 0301

       and

       Omega (UK) Limited
       Address:             145 Cannon Street
                            London EC4N 5BP
       Fax No:              0011 44 171 929 3555,

       provided that a failure to provide a copy of a notice or communication to either or both of Omega Healthcare Investors, Inc or Omega (UK) Limited will not affect the validity of the notice or communication.

       20.3   Continuing obligation

       Each Transaction Document constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation or any other matter or thing, until a final discharge has been given to the Borrowers.

       20.4   Settlement conditional

       Any settlement or discharge between the Financiers and a Borrower is conditional on any security or payment given or made to the Financiers by the Borrower or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If a security or payment is so avoided, repaid or reduced, the Financiers will be entitled to recover its value or amount from the Borrower subsequently as if the settlement or discharge had not occurred.

       20.5   Further assurance

       Each Borrower on demand by the Financiers and at the entire cost and expense of the Borrower will perform all such acts and execute all such agreements, assurances and other documents and instruments as the Financiers reasonably require to perfect or improve the rights and powers afforded, created, or intended to be afforded or created, by any Transaction Document.

       20.6   Attorney

       Each Borrower hereby irrevocably appoints:

              (a)    each Financier;

              (b) each director and secretary from time to time of each Financier;

              (c) each person authorised by a Financier from time to time to execute cheques on its behalf (whether alone or jointly with any other person); and

              (d)    any duly appointed agent of a Financier,

       jointly and severally the attorney of the Borrower, in the Borrower's name and on the Borrower's behalf, at any time after the occurrence of an Event of Default and in any manner as the Financiers in their absolute discretion think fit to:

              (e) deal with, execute, draw, accept, indorse or vary the terms of a Bill or execute and deliver all deeds, instruments and documents and do all acts necessary or proper for any such purpose;

              (f) do all acts necessary or proper to further or fully assure any Transaction Document or any Bill to the Financiers; and

              (g) do all acts necessary or proper to perfect or improve the rights and powers afforded or created, or intended to be afforded or created, by any Transaction Document.

       20.7   Severability of provisions

       Any provision of any Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of the illegality, voidness or unenforceability without invalidating the remaining provisions of this Agreement or the Transaction Document.

       20.8   Transaction Documents

       Notwithstanding the collateral nature of the Transaction Documents, if any Event of Default occurs, the Financiers are thereupon entitled to exercise the powers arising from each and every one of the Transaction Documents without the necessity of giving notice to any party to this Agreement or to any other person except to the extent required by the Transaction Documents.

       20.9   Remedies cumulative

       The rights and remedies conferred by this Agreement on the Financiers are cumulative and in addition to all other rights or remedies available to the Financiers by law or by virtue of any Transaction Document.

       20.10  Waiver

       A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under any Transaction Document by the Financiers will not in any way preclude or operate as a waiver of any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege thereunder or provided by law.

       20.11  Consents and approvals

       Where any act, matter or thing under any Transaction Document depends on the consent or approval of the Financiers, then unless expressly provided otherwise in that document, that consent or approval may be given, given subject to any condition, or withheld in the absolute and unfettered discretion of the Financiers.

       20.12  Written waiver, consent and approval

       Any waiver, consent or approval given by the Financiers under any Transaction Document will only be effective and only binds the Financiers if it is given in writing, or given verbally and subsequently confirmed in writing, and executed by the Financiers or on their behalf by an officer for the time being of the Financiers.

       20.13  Time of essence

       Time is of the essence in respect of the obligations of the Borrowers under the Transaction Documents.

       20.14  Professional fees

       Where the Financiers have to make any determination (whether in respect of an Advance or otherwise), they may employ such consultants or persons as they in their absolute discretion think fit to assist in making that determination. The Borrowers will reimburse the Financiers for any fees paid by the Financiers to any such persons on receipt of a written demand therefor, and will pay any fees due direct to any such persons on request by the Financiers.

       20.15  Moratorium legislation

       To the fullest extent permitted by law, the provisions of all statutes whether existing now or in the future and whether operating directly or indirectly to lessen or otherwise to vary or affect in favour of any Borrower any obligation under any Transaction Document, or to delay or otherwise prevent or prejudicially affect the exercise of any rights or remedies conferred on the Financiers under any Transaction Document, are hereby expressly waived, negatived and excluded.

       20.16  Mutual accounts

       Each Borrower authorises each Financier without prior notice to set-off any amount owing by the Borrower under this Agreement, whether present or future, actual, contingent or prospective and on any account, against any liability whether present, future, actual, contingent or prospective of the Financier to the Borrower. The Financiers are not obliged to exercise any of its rights under this clause, which is without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled whether by operation of law, contract or otherwise. The Financiers may effect such currency exchanges as they consider appropriate in the exercise of any of their rights under this clause.

       20.17  Binding on each signatory

       Each Transaction Document is binding on each of the signatories notwithstanding that any one or more of the named parties does not execute it, that there is any invalidity, forgery or irregularity touching its execution, or that it is or becomes unenforceable, void or voidable against a named party.

       20.18  Counterparts

       This Agreement may be executed in a number of counterparts, all of which taken together will constitute one and the same document.

21.    NO REPRESENTATION BY OR RELIANCE ON THE FINANCIERS

       Each Borrower acknowledges that:

              (a) it has relied upon its own inquiries as to the nature and extent of the entire relationship between itself and the Financiers whether or not recorded in the Transaction Documents, and the nature and effect of the Transaction Documents; and

              (b) it has not entered into any Transaction Document in reliance on or as a result of any representation, promise, statement, conduct or inducement to that party by or on behalf of any Financier otherwise than as embodied in the Transaction Documents.

                             SCHEDULE 1

                          DRAWDOWN REQUEST



To: [ABN AMRO Australia Limited, ACN 000 862 797 and ABN AMRO Bank N.V., Australian Branch, ARBN 079 478 612]/[ABN AMRO Australia Limited, ACN 000 862 797 as Facility Agent]

From: [Principal Healthcare Finance Pty Limited, ACN 069 875 476/details of New Borrower]

Date:  [             ]



                          DRAWDOWN REQUEST

       Warehouse Facility Agreement dated [           ] 1998 between Principal
       Healthcare Finance Pty Limited in its personal capacity and in its capacity as trustee of the PHF Trust, ABN AMRO Australia Limited, ABN AMRO Bank N.V., Australian Branch and ABN AMRO Facilities Australia Limited ("Facility Agreement")

Dear Sirs

In accordance with clause 3.1 of the Facility Agreement we hereby request the Financiers to make an Advance.

Terms used in this Drawdown Request and defined in the Facility Agreement have the same meaning as in the Facility Agreement.

Details of the proposed Advance are as follows:

(a)    Amount: $[         ].

(b)    Drawdown Date: [          ].

(c)    Initial Interest Period: [          ].

We propose to apply the proceeds of the Advance towards the [purchase of the following assets/the following capital expenditure]:

[describe relevant aged care assets/capital expenditure]

[(the "Assets")/the "Capital Expenditure"].

We undertake to you that the proceeds of the Advance will only be applied towards [paying the purchase price of the Assets/funding the Capital Expenditure], and we undertake to provide you with such further information regarding the [Assets/Capital Expenditure] as you may require.

 Payment instructions with respect to the proceeds of the Advance are as follows:

       [         ].

We confirm that:

(a) the representations and warranties contained in the Facility Agreement and deemed to be repeated by clause 12.4 of the Facility Agreement are true and correct as of the date of this Drawdown Request and will be true and correct on the Drawdown Date as though made on that date; and

(b) no Event of Default or Potential Event of Default is subsisting at the date of this Drawdown Request or will be subsisting at the Drawdown Date or may result from the provision of the Advance [; and

(c) no amendments or variations to the constitution of any Borrower/Trust Deed/constituent documents of any Permitted Trust have been made since a certified copy was last provided to the Financiers].


We acknowledge that your obligation to make the Advance is subject to, inter alia, your written approval of our acquisition of the Assets.

For and on behalf of
[NAME OF BORROWER]




-------------------------------------------
[Authorised Signatory of relevant Borrower]

                             SCHEDULE 2

                      SUBSTITUTION CERTIFICATE

SUBSTITUTION CERTIFICATE made at [       ] on [       ]

BETWEEN       [INSERT DETAILS OF TRANSFERRING FINANCIER(S)] ("Existing
              Financier(s)")

AND           [                 ] ("New Financier")

AND           PRINCIPAL HEALTHCARE FINANCE PTY LIMITED ACN 069 875 467
              ("Initial Borrower")

AND           OMEGA WORLDWIDE, INC.

AND           [ABN AMRO AUSTRALIA LIMITED] ("Facility Agent")


RECITALS

A.     The Existing Financier(s), the Facility Agent and the Initial Borrower
       are parties to a Warehouse Facility Agreement dated [           ] 1998
       ("Warehouse Facility Agreement").

B. ABN AMRO Australia Limited and the Initial Borrower are party to the FAI Facility Agreement.

C. Clause 18 of the Warehouse Facility Agreement enables the Existing Financier(s) to transfer part of its/their rights and obligations under the Transaction Documents and the FAI Transaction Documents to another bank or financial institution.

D. The New Financier wishes to assume part of the rights and obligations of the Existing Financier(s) under the Transaction Documents and the FAI Transaction Documents.


1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Certificate words which are defined in the Warehouse Facility Agreement have the same meaning when used in this Certificate, and:

       "Substituted Commitments" means the Commitments specified in Item 2 of the Schedule to this Certificate.

       "Substituted Obligations" means obligations and responsibilities identical to the obligations and responsibilities under the Transaction Documents and the FAI Transaction Documents of the Existing Financier(s) in relation to the Substituted Commitments.

       "Substituted Rights" means rights, remedies and powers identical to the rights, remedies and powers under the Transaction Documents and the FAI Transaction Documents of the Existing Financier(s) in relation to the Substituted Commitments.

       "Substitution Date" means the later of:

       (a)    the date of this Certificate; or

       (b)    such other date as the parties hereto may agree in writing.

1.2    Interpretation

       A reference in this Certificate to "identical" obligations and responsibilities or rights, remedies and powers is a reference to the character of those obligations and responsibilities, rights, remedies and powers rather than to the identity of the person obliged to perform them or entitled to them.

1.3    Transaction Document

       This Certificate is a "Transaction Document" for the purpose of both the Warehouse Facility Agreement and the FAI Facility Agreement.

2.     REPRESENTATION

       The Existing Financier(s) represent/s and warrant/s to the New Financier that as at the date of this Certificate the Commitments of the Existing Financier(s) under the Warehouse Facility and the FAI Facility is/are as set out in Item 1 of the Schedule.

3.     SUBSTITUTED OBLIGATIONS

3.1    Release from Future Obligations

       The Existing Financier(s) is/are released from the Substituted Obligations with effect on and from the Substitution Date. The Existing Financier(s) shall, however, remain bound by its/their respective obligations and responsibilities under the Transaction Documents and FAI Transaction Documents which accrue prior to the Substitution Date.

3.2    Assumption of Obligations

       The New Financier shall assume the Substituted Obligations on and from the Substitution Date.

4.     SUBSTITUTED RIGHTS

       The Existing Financier(s) shall no longer be entitled to the Substituted Rights, and the New Financier shall become entitled to the Substituted Rights, with effect on and from the Substitution Date.

5.     EFFECT ON TRANSACTION DOCUMENTS

       With effect on and from the Substitution Date:

       (a) the New Financier and each party to each Transaction Document and each FAI Transaction Document will assume obligations and responsibilities towards each other, and have rights, remedies and powers in relation to each other, determined on the basis that the obligations and responsibilities of the New Financier are the Substituted Obligations and the rights, remedies and powers of the New Financier are the Substituted Rights;

       (b) the Existing Financier(s) will be released from its/their obligations and responsibilities under each of the Transaction Documents and FAI Transaction Documents accruing on and after the Substitution Date to the extent of the Substituted Obligations and will cease to be entitled to exercise any rights, remedies or powers under the Transaction Documents and FAI Transaction Documents arising on or after the Substitution Date in respect of the Substituted Rights; and

       (c) the New Financier will be deemed a party to each Transaction Document and each FAI Transaction Document to which the Existing Financier(s) is/are a party with Commitments equal to the Substituted Commitments.

6.     NO EFFECT ON ACCRUED RIGHTS AND OBLIGATIONS

       Save as expressly provided herein this Certificate shall not affect the Existing Financier(s)' rights, remedies and powers arising, and obligations and responsibilities accrued, prior to the Substitution Date.

7.     RELIQUEFYING BILLS

       Nothing contained in this Certificate releases, relieves or otherwise affects the obligations and responsibilities and the rights, remedies and powers, of the Existing Financier(s) in respect of Bills drawn under clause 8 of the Warehouse Facility Agreement. The New Financier will not assume any obligations or responsibilities, or acquire any rights, remedies or powers, in respect of such Bills.

8.     PAYMENTS

8.1    Consideration

       The Existing Financier(s) and the New Financier shall agree separately between themselves the amounts (if any) payable from one to the other in relation to the substitution in respect of principal, accrued interest and fees.

8.2    Facility Agent

       On and from the Substitution Date the Facility Agent will make all payments received by it in respect of the Substituted Commitments, Substituted Obligations and Substituted Rights to the New Financier.

8.3    Indemnity in respect of FAI Bills

       If the Substituted Commitment includes the FAI Facility and the Initial Borrower fails to provide ABN AMRO Australia Limited with full cash cover when the FAI Bills mature, the New Financier shall pay to ABN AMRO Australia Limited on demand its Share (as defined in Schedule 3 of the Warehouse Facility Agreement) of the amount payable by ABN AMRO Australia Limited under the FAI Bills upon their maturity.

9.     ACKNOWLEDGEMENTS

       The New Financier acknowledges that it has received a complete and current copy of each Transaction Document and each FAI Transaction Document together with such other documents and information as it has required in connection therewith.

10.    GOVERNING LAW

       This Certificate is governed by the laws of the Australian Capital Territory.

                                    SCHEDULE

                                WAREHOUSE FACILITY            FAI FACILITY
       ITEM 1

       Commitments of              $[       ]                    $[       ]
       Existing Financier(s)
       prior to
       Substitution

       Item 2

       Substituted                 $[       ]                    $[       ]
       Commitments

SIGNED as an agreement.

[To be executed by Existing Financier(s), the New Financier, the Initial Borrower, OWI and the Facility Agent]

                             SCHEDULE 3

                       SYNDICATION PROVISIONS

The provisions of this Schedule 3 apply if a Financier transfers part of its rights and obligations under the Transaction Documents and the FAI Transaction Documents to a New Financier in accordance with clause 18.

1.     DEFINITIONS

       The definitions in clause 1.1 of this Agreement apply to this Schedule and in addition:

       "Default" means an "Event of Default" as defined in either this Agreement or the FAI Facility Agreement.

       "Existing Financier" means [insert details of transferring Financier(s)]

       "Facility Agent" means ABN AMRO Facilities Australia Limited as appointed under clause 2 of this Schedule, or any replacement facility agent appointed under clause 4.13 of this Schedule.

       "FAI Security" means a "Security" as defined in the FAI Facility
       Agreement.

       "Majority Financiers" means Financiers having Commitments in aggregate greater than 66% of the Total Facility Limit.

       "Potential Default" means a "Potential Event of Default" as defined in either this Agreement or the FAI Facility Agreement.

       "Share" means, in respect of a New Financier, the proportion (expressed as a percentage) which the New Financier's Commitment under the FAI Facility bears to the FAI Facility Limit.

2.     APPOINTMENT OF ABN AMRO AUSTRALIA LIMITED AS FACILITY AGENT

       (a) Each Financier appoints ABN AMRO Facilities Australia Limited as facility agent to act on behalf of the Financiers and to exercise (subject to this Schedule) such rights, remedies, powers, obligations and discretions as are conferred on the Financiers by the Transaction Documents and the FAI Transaction Documents together with such rights, remedies, powers and discretions as are reasonably incidental thereto.

       (b) The Facility Agent does not have any duties, obligations or liabilities beyond those expressly stated in this Schedule.

       (c) In consideration of it acting as Facility Agent, the Facility Agent shall be paid the facility agent fees referred to in the Fees Side Letter in accordance with the Fees Side Letter. If the appointment of the Facility Agent ends during any such year, the Facility Agent shall not be obliged to refund any part of such fee already paid to it in respect of that year.

       (d) Each Transferring Financier shall, when it executes the Substitution Certificate by virtue of which rights and obligations under the Transaction Documents and FAI Transaction Documents are transferred by it to a New Financier, pay an administration fee of $2,000 to the Facility Agent. This does not apply to a transfer by ABN AMRO Australia Limited and ABN AMRO Bank N.V. of their rights and obligations under the Transaction Documents and FAI Transaction Documents.

3.     MECHANICAL PROVISIONS

3.1    Funding

       (a) Each New Financier and the Existing Financier(s) shall agree between themselves the amounts payable by the New Financier to the Existing Financier(s) in respect of the substitution of Commitments under the Warehouse Facility.

       (b) No amount shall be payable by any New Financier to the Existing Financier(s) in respect of the substitution of any Commitment under the FAI Facility. Rather, the provisions of clause 3.2 of this Schedule shall apply to any substitution of a Commitment under the FAI Facility.

3.2    FAI Facility - Indemnity if no Cash Cover Provided for Matured FAI Bills

       If a substitution of a Commitment under the FAI Facility occurs and the Initial Borrower fails to provide ABN AMRO Australia Limited with full cash cover when the FAI Bills mature, each New Financier shall pay to ABN AMRO Australia Limited on demand its Share of the amount payable by ABN AMRO Australia Limited under the FAI Bills upon their maturity.

3.3    Establishment Fees, etc

       Unless the Existing Financier(s) otherwise agree(s), no New Financier will be entitled to any fees received by the Existing Financier(s) under clause 8 of the FAI Facility Agreement or clause 9.1 of this Agreement.

3.4    Payments by Borrowers

       All payments to be made by a Borrower under the FAI Facility Agreement or this Agreement shall be made to the Facility Agent. Each such payment shall be sufficient to enable the Facility Agent to provide each Financier with its respective share of such payment. Upon receipt of such payments, the Facility Agent shall disburse them to the Financiers in accordance with their respective entitlements.

3.5    Communications

       All communications to be made between the Borrowers and the Financiers or any of them concerning the Warehouse Facility or the FAI Facility shall be made by or through the Facility Agent.

3.6    Notices and Reports

       (a) Wherever a Transaction Document or a FAI Transaction Document requires a Borrower to deliver a report, notice or other document, the Borrower shall deliver such report, notice or other document to the Facility Agent, and shall not be required to deliver the report, notice or other document to each Financier. The Borrower shall provide the Facility Agent with sufficient copies of any such report, notice or other document to enable the Facility Agent to provide a copy to each Financier.

       (b) Promptly after its receipt thereof, the Facility Agent will provide to each Financier a copy of each report, notice or other document delivered to it under this clause 3.6.

4.     GENERAL PROVISIONS

4.1    Relationships

       (a) Nothing contained in this Schedule, in clause 18 of this Agreement or in any Substitution Certificate shall be deemed to constitute the Financiers as a partnership, association, joint venture or other entity.

       (b) In performing its functions, the Facility Agent shall act solely on behalf of the Financiers and will not assume and shall not be deemed in any circumstances to have assumed any responsibility, liability or obligation, towards, or relationship of agency or trust with, or for, any Borrower.

4.2    Instructions

       (a) Subject to paragraph (b) and clause 4.3 of this Schedule, the Facility Agent must act or refrain from acting in the exercise of any right or power, or as to any matter not expressly provided for by this Schedule, in accordance with the instructions of the Majority Financiers and shall be fully protected in so doing. Any such instructions shall be binding on all Financiers. In the absence of any such instructions, the Facility Agent may act or refrain from acting as it sees fit, provided that it has used reasonable endeavours to obtain such instructions. In no event, however, shall the Facility Agent be required to take any action which exposes, or is likely to expose, it to personal liability, or which is contrary to this Schedule or to any law, regulation or directive.

       (b) The Facility Agent may act or refrain from acting in the exercise of any right or power without seeking the instructions of the Majority Financiers in circumstances where such act or refrain relates to administrative matters but not so as to involve a waiver of any breach by any Borrower of its obligations under any Transaction Document or any FAI Transaction Document or any amendment to any Transaction Document or any FAI Transaction Document.

4.3    Amendments

       (a) If authorised by the Majority Financiers, the Facility Agent may (subject to paragraph (b)) grant waivers or consents, or (with the agreement of the Borrowers) vary the terms of any Transaction Document or FAI Transaction Document. Any such waiver, consent or variation so authorised and effected by the Facility Agent shall be binding on all the Financiers and the Facility Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation.

       (b) The following may only be effected with the prior written consent of all of the Financiers and the Borrowers:

              (i) any variation of the definition of "Majority Financiers" in this Schedule;

              (ii) any extension of the date for, or alteration in the amount or currency of, or waiver of, any payment of principal, interest, margin, fee, commission or any other amount payable under any Transaction Document or FAI Transaction Document;

              (iii) any variation of clauses 4.2, 4.3, 4.4, 5.1, 6.2(b), 6.3(a), 9.2. 10.2, 11 or 14 of this Agreement (and any defined terms which are used in those clauses);

              (iv) any variation of clauses 9.2, 10 or 13 of the FAI Facility Agreement (and any defined terms which are used in those clauses);

              (v)    any variation of this clause 4.3 of this Schedule;

              (vi) any waiver or consent in relation to, or variation of the material provisions of, any Security or any FAI Security;

              (vii)  any release of any of the Securities or FAI Securities;

              (viii) any approval under clause 4.2(b) of this Agreement;

              (ix)   any variation of clause 2 or 3 of the OWI Guarantee; or

              (x)    any release pursuant to clause 2.4 of the OWI Guarantee.

4.4    No need for enquiries

       The Borrowers shall not be concerned or required to enquire as to whether the Facility Agent has been given any instructions by the Majority Financiers or as to the terms of any instructions so given.

4.5    Delegation

       The Facility Agent may from time to time delegate the performance of its duties and obligations under this Schedule to agents selected by it with reasonable care.

4.6    No duty to enquire

       The Facility Agent is not obliged to ascertain or enquire as to the credit or financial condition or affairs of any Borrower, OWI or any other person; or

       (a) as to the performance or observance by any Borrower, OWI or any other person of any of the terms of any of the Transaction Documents or FAI Transaction Documents; or

       (b)    whether any Default or Potential Default has occurred.

4.7    Default

       The Facility Agent shall not be obliged to make any enquiry as to whether any Borrower is in breach of, or in default under, a Transaction Document or an FAI Transaction Document or as to the existence of any Default or Potential Default and shall not be deemed to have knowledge of the occurrence of such a breach, default, Default or Potential Default unless it has received express written notice thereof from a Financier or from a Borrower. If the Facility Agent receives such a notice, or otherwise acquires actual knowledge of a Default or Potential Default, it shall promptly notify all Financiers. Subject to its being indemnified to its satisfaction, the Facility Agent shall take such action with respect to a Default as it shall be directed to take by the Majority Financiers. Until the Facility Agent receives such directions it may but shall not be obliged to take or refrain from taking such action as it shall in its absolute discretion deem advisable in the best interests of the Financiers.

4.8    Rights of Facility Agent

       With respect to its own rights as a "Financier" under this Agreement or the FAI Facility Agreement, the Facility Agent shall have the same rights and powers as any other Financier and may exercise the same as though it were not performing the duties and functions delegated to it as the Facility Agent under this Schedule and the term "Financiers" shall include the Facility Agent in its individual capacity as a financier.

4.9    Dealings

       The Facility Agent may, without any liability to account to any Financier, accept deposits from, lend money to and generally engage in any kind of banking or financial, trust or other business with a Borrower as if it was not the Facility Agent and may accept fees and other consideration from a Borrower for services in connection with any Transaction Document or FAI Transaction Document or otherwise without having to account for the same to the Financiers.

4.10   Facility Agent not responsible

       (a) The Facility Agent shall not be responsible to any Financier for failure of a Borrower to perform its obligations under a Transaction Document or a FAI Transaction Document, a Borrower's financial condition, or the completeness or accuracy of any statements, representations or warranties in a Transaction Document or FAI Transaction Document.

       (b) The Facility Agent will not be liable for any cost, loss, damage or expense suffered or incurred by a Financier or any other person except to the extent arising as a direct result of the gross negligence or wilful misconduct of the Facility Agent.

4.11   Indemnity, etc.

       (a) Each Financier shall reimburse the Facility Agent rateably in accordance with its Commitments on demand, for charges and expenses incurred by the Facility Agent in connection with the enforcement or preservation of any rights under a Transaction Document or FAI Transaction Document or in carrying out its duties as the Facility Agent, in each case including the fees and expenses of legal and other professional advisers.

       (b) Each Financier shall indemnify the Facility Agent rateably in accordance with its Commitment against all liability, damage, costs, claims and expenses suffered or incurred or made against the Facility Agent in connection with a Transaction Document or FAI Transaction Document, the performance or purported performance of its duties as the Facility Agent or any action taken or omitted to be taken by the Facility Agent under (or purportedly under) a Transaction Document or FAI Transaction Document except to the extent that such liability, damage, cost, claim or expense directly results from the Facility Agent's gross negligence or wilful misconduct.

       (c) The Facility Agent shall not be liable to make a payment to any Financier unless it has been put in sufficient cleared funds by the Borrowers to enable it to do so. Notwithstanding this, if the Facility Agent does make a payment to a Financier in anticipation of receiving funds from the Borrowers, and such funds are not received, the Financier that received the payment shall remit the full amount of such payment to the Facility Agent on demand.

       (d) Each Financier must notify the Facility Agent promptly of its receipt other than by payment through the Facility Agent of money payable under the Transaction Documents or FAI Transaction Document (including by way of set-off or banker's lien). If such a receipt represents an amount which, had it been received by the Facility Agent, would have been distributable not only to the Financier who received it, then the relevant Financier must pay to the Facility Agent an amount equivalent to the amount received within 2 Banking Days of receiving it. Such amount shall then be:

              (i) taken to have been received by the Facility Agent and not by the Financier who received it; and

              (ii) distributed by the Facility Agent to the parties entitled to it in accordance with their entitlement.

4.12   Illegality

       The Facility Agent may refrain from doing anything which would or might in its opinion be contrary to any relevant law of any relevant jurisdiction or will render it liable to any person and may do anything which in its opinion is necessary to comply with any relevant law.

4.13   Removal and Retirement of Facility Agent

       (a)    The Facility Agent ("Retiring Facility Agent") may:

              (i) resign at any time by not giving less than 20 Banking Days written notice thereof to the Financiers and the Initial Borrower; and

              (ii) be removed from office upon not less than 20 Banking Days prior written notice signed by or on behalf of the Majority Financiers.

       (b) Upon receipt of a notice of resignation from the Facility Agent, or the giving of a notice of removal of the Facility Agent, the Majority Financiers shall have the right, in consultation with the Initial Borrower, to appoint a successor Facility Agent. In the case only of a resignation of the Facility Agent, if within 20 Banking Days after the giving of a notice of resignation, no successor Facility Agent has been appointed, the Retiring Facility Agent may, in consultation with the Initial Borrower, appoint a successor Facility Agent which shall be a reputable and experienced financier having an office in Sydney.

       (c) The resignation or removal of the Retiring Facility Agent and the appointment of the successor Facility Agent shall both become effective upon the successor Facility Agent notifying the Financiers and the Initial Borrower of its acceptance of such appointment. Upon giving such notification, the successor Facility Agent shall succeed to and be vested with all the rights, obligations, powers and duties and privileges of the Facility Agent under the Transaction Documents and the FAI Transaction Documents in place of the Retiring Facility Agent and the Retiring Facility Agent shall be discharged from its duties and obligations under the Transaction Documents and the FAI Transaction Documents.

                                   SCHEDULE 4

                                MORAN PROPERTIES

NAME                           ADDRESS                    FOLIO IDENTIFIER
----                           -------                    ----------------
NSW

Annandale Nursing Home         76 Johnston Street,        Auto Consol
                               Annandale NSW 2038         9867-46

Armon Nursing Home             42 Croydon Street,         1/110079
                               Petersham NSW 2049

Bathurst Nursing Home          61 Boyd Street,            11/806355
                               Kelso NSW 2795

Bossley Park Nursing Home      52-64 Quarry Street,       8/713734
                               Bossley Park NSW 2176

Canterbury District            20 Albert Street,          1/549851
Nursing Home                   Campsie NSW 2194

Crest Nursing Home             11 Johnston Street,        1/913045 and 1/913044
                               Annandale NSW 2038

Dubbo Nursing Home             80 Muller Street,          12/592842
                               Dubbo NSW 2830

Fernleigh Nursing Home         8 Sherbrooke Road,         4/201757 and 1/201757
                               West Ryde NSW 2114

Maitland Nursing Home          Broughton Street,          5/733509
                               Rutherford NSW 2320

Mudgee Nursing Home            207-213 Denison Street,    1/261314
                               Mudgee NSW 2850

Murwillumbah Nursing Home      Cnr North Arm Road and     1/786640
                               Ingram Place,
                               Murwillumbah NSW 2484

Narrandera Nursing Home        Chantilly Street,          2/582847
                               Narrandera NSW 2700        308/257212

Norah Head Nursing Home        63 Palomar Parade,         721/26247 and
                               Toukley NSW 2263           509/26247

Quakers Hill Nursing Home      35 Hambledon Road,         10/860042
                               Quakers Hill NSW 2763

Shoalhaven Nursing Home        Brinawarr Street,          5/614886
                               Bomaderry NSW 2541

Stanmore Nursing Home          66 Cambridge Street,       31/7/1
                               Stanmore NSW 2048

NAME                           ADDRESS                    FOLIO IDENTIFIER
----                           -------                    ----------------
QUEENSLAND

Caloundra Nursing Home         Lyon Street,               Lot 2, RP 177466
                               Caloundra QLD 4551

Nambour Nursing Home           9 Princess Crescent,       Lot 2, RP 183823
                               Nambour QLD 4560

WESTERN AUSTRALIA

Apple Cross Nursing Home       30 Carron Road,            Vol. 1964 Fol 640
                               Apple Cross WA 6153

Armadale Nursing               21 Angelo Street,          Vol 1951 Fol 293
Centre/Hillview Nursing        Armadale WA 6112
Home

Bunbury Nursing Home           39 Hayes Street,           Vol 1534 Fol 995
                               Bunbury WA 6230

Geraldton Nursing Home         20 Milford Street,         Vol. 1539 Fol 329
                               Geraldton WA 6530          Vol. 1890 Fol 506

Kalgoorlie Nursing Home        Dugan Street,              Vol. 1597 Fol 789
                               Kalgoorlie WA 6430

Narrogin Nursing Home          52 Williams Road           Vol. 1634 Fol 809
                               Narrogin WA 6312

Murray River Nursing Home      Cnr Coolibah & Boundary    Vol. 1697 Fol 190
                               Roads,
                               Dudley Park,
                               Mandurah WA 6210

                             SCHEDULE 5

                         ACCESSION AGREEMENT


ACCESSION AGREEMENT made at            on

BETWEEN        [INSERT NAME AND ACN OF NEW BORROWER], ("New Borrower")

AND            PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476
               ("Initial Borrower")

AND            ABN AMRO FACILITIES AUSTRALIA LIMITED ACN 001 035 543,
               ("Facility Agent")


RECITALS

A. The Facility Agent, the Initial Borrower and others are parties to a Warehouse Facility Agreement dated [ ] 1998 ("Warehouse Facility Agreement").

B. Clause 2.4 of the Warehouse Facility Agreement contemplates that a wholly-owned Subsidiary of the Initial Borrower or a Permitted Sister Subsidiary may become a Borrower for the purposes of the Warehouse Facility Agreement by entering into an Accession Agreement in the form of this Agreement

C. The New Borrower wishes to become a Borrower and is entering into this Agreement accordingly.

THE PARTIES AGREE:

1.     DEFINITIONS AND INTERPRETATIONS

       In this Agreement a term which is used but not defined in this Agreement has the meaning given to it in the Warehouse Facility Agreement, and:

       "Effective Date" means the later of:

              (a)    the date of this Agreement; and

              (b)    the date on which all the requirements of paragraphs (a) to
                     (e) (inclusive) of clause 2.4 of the Warehouse Facility Agreement have been satisfied in respect of the New Borrower.

2.     JOINDER OF NEW BORROWER

       With effect from the Effective Date:

              (a) the expression "Borrower" when used in the Warehouse Facility Agreement includes the New Borrower; and

              (b) the New Borrower has the rights and benefits, and assumes the obligations, of a Borrower as if the New Borrower were a Borrower under the Warehouse Facility Agreement.

3.     NO REPRESENTATION BY OR RELIANCE ON THE FINANCIERS

       The New Borrower acknowledges that:

              (a) it has relied upon its own enquiries as to the nature and extent of the entire relationship between itself and the Financiers whether or not recorded in the Transaction Documents, and the nature and effect of the Transaction Documents; and

              (b) it has not entered into this Accession Agreement in reliance on or as a result of any representation, promise, statement, conduct or inducement to the New Borrower by or on behalf of any Financier otherwise than as embodied in this Accession Agreement.

4.     GENERAL

       This Agreement shall be read and construed as though clauses 1.2 and
       20.18 of the Warehouse Facility Agreement were set out in full in this Agreement.



Executed as an Agreement.

[To be executed by Facility Agent, Initial Borrower and New Borrower]

SIGNED as an agreement.


SIGNED for and on behalf of                  )
PRINCIPAL HEALTHCARE FINANCE                 )
PTY LIMITED, ACN 069 875 476 by              )
                                             )
its Attorney under a Power of Attorney       )
dated           and who declares that he     )
has not received any notice of the           )
revocation of such Power of Attorney in      )  ------------------------------
the presence of:                             )  (Signature)


---------------------------------------
(Signature of Witness)


---------------------------------------
(Name of Witness in Full)



SIGNED for and on behalf of                  )
ABN AMRO AUSTRALIA LIMITED,                  )
ACN 000 862 797 by                           )
                                             )
its Attorney under a Power of Attorney       )
dated           and who declares that he     )
has not received any notice of the           )  ------------------------------
revocation of such Power of Attorney in      )  (Signature)
the presence of:


---------------------------------------
(Signature of Witness)


---------------------------------------
(Name of Witness in Full)

SIGNED for and on behalf of                  )
ABN AMRO BANK N.V.,                          )
AUSTRALIAN BRANCH, ARBN 079                  )
478 612 by                                   )
and                                          )  ------------------------------
its Attorneys under a Power of Attorney      )  Signature
dated           and who declares that he     )
has not received any notice of the           )
revocation of such Power of Attorneys in     )  ------------------------------
the presence of:                             )  (Signature)


---------------------------------------
(Signature of Witness)


---------------------------------------
(Name of Witness in Full)


SIGNED for and on behalf of                  )
ABN AMRO FACILITIES AUSTRALIA                )
LIMITED, ACN 001 035 543 by                  )
                                             )
its Attorney under a Power of Attorney       )
dated           and who declares that he     )
has not received any notice of the           )
revocation of such Power of Attorney in      )  ------------------------------
the presence of:                             )  (Signature)


---------------------------------------
(Signature of Witness)


---------------------------------------
(Name of Witness in Full)

DEED OF GUARANTEE AND INDEMNITY made at                on              1998

BETWEEN      OMEGA WORLDWIDE INC., ("GUARANTOR")

AND          ABN AMRO AUSTRALIA LIMITED, ACN 000 862 797 and ABN
             AMRO BANK N.V., AUSTRALIAN BRANCH, ARBN 079 478 612 each of 10 Spring Street, Sydney, New South Wales (each a "FINANCIER")


THIS DEED PROVIDES

1.           DEFINITIONS AND INTERPRETATION

             1.1         DEFINITIONS

             In this Deed:

             "ADVANCE" has the same meaning as in the Facility Agreement.

             "APPROVED INVESTOR" means:

             (a)         an institution referred to in the Schedule; or

             (b)         such other institution as the Financiers may approve.

             "COLLATERAL SECURITY" means any guarantee, mortgage, charge, pledge, lien, hypothecation, indemnity, letter of credit, performance bond or other assurance against loss which secures the Guaranteed Money, and whether existing at the date of this Deed or at any time in the future (and includes the Original Securities).

             "DEBTOR" means Principal Healthcare Finance Pty Limited, ACN 069 875 476, both in its personal capacity and in its capacity as trustee of the PHF Trust.

             "FACILITY" has the same meaning as in the Facility Agreement.

             "FACILITY AGREEMENT" means the agreement entitled "Warehouse Facility Agreement" dated on or about the date of this Deed between the Debtor and the Financiers.

             "GUARANTEED MONEY" means all money which is now or which may hereafter become or remain due and owing or unpaid by the Debtor to the Financiers under or in respect of a Transaction Document or the Facility whether actual or contingent, present or future, including without limitation:

                         (a) in respect of a liability to repay any Advance or to pay interest on any Advance;

                         (b) in respect of a liability to pay interest on any overdue amount;

                         (c) by reason of a Financier drawing, accepting, paying, indorsing or discounting any bill of exchange, order, draft, cheque, promissory note or negotiable instrument;

                         (d) in respect of a liability to reimburse or indemnify a Financier in respect of any act, matter or thing;

                         (e) arising because of the assignment to a Financier of the benefit of any liability previously owed by the Debtor to another person, whether actual or contingent, present or future and whether or not the Debtor has consented to such assignment; or

                         (f) in respect of liquidated or unliquidated damages.

             "NEW FINANCIER" has the same meaning as in the Facility Agreement.

             "OMEGA PROPORTION" means, in respect of any amount or liability, the proportion of that amount or liability determined in accordance with the following formula:

                                 OP = O
                                     ---
                                      T

             WHERE:

             OP equals the Omega Proportion;

             T equals the total number of Units;

             O equals the total number of Units minus the number of Units which are held by Approved Investors.

             "UNIT" means a unit in the PHF Trust (or such other form of participation in the PHF Trust as the Financiers may approve).

             "ORIGINAL SECURITIES" has the same meaning as in the Facility Agreement.

             "PHF TRUST" has the same meaning as in the Facility Agreement.

             "RELEVANT PERSON" means the Debtor, the Guarantor and any person who has executed or granted a Collateral Security.

             "SUBSTITUTION CERTIFICATE" has the same meaning as in the Facility Agreement.

             "TAXES" has the same meaning as in the Facility Agreement.

             "TRANSACTION DOCUMENT" has the same meaning as in the Facility Agreement (but does not include this Deed).

             1.2         INTERPRETATION

             In this Deed:

                         (a) headings are for convenience only and do not affect interpretation; and

             unless the context indicates a contrary intention:

                         (b) the expression "PERSON" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

                         (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of a trustee includes any substituted or additional trustee;

                         (d) a reference to any document or agreement is to such document or agreement as amended, varied, novated, supplemented, ratified or replaced from time to time;

                         (e) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

                         (f) unless otherwise stated, a reference to any amount is a reference to all or part of the amount; and

                         (g) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

             1.3         DUAL FINANCIERS

             Notwithstanding any other provision of this Deed:

                         (a)         in this Deed a reference to the
                                     "Financiers" is a reference to them
                                     jointly and to each of them severally; and

                         (b) the rights of the Financiers under this Deed may be exercised by either one of them, and any such exercise of rights binds the other Financier.

             1.4         TRANSACTION DOCUMENTS

             The Guarantor acknowledges that it has, prior to its execution of this Deed, received a copy of each Transaction Document dated on or about the date of this Deed and is aware of the contents and effect of each such Transaction Document.

2.           GUARANTEE

             2.1         GUARANTEE

             The Guarantor irrevocably and unconditionally guarantees to each Financier the payment when due of the Guaranteed Money and the performance by the Debtor of all of its obligations under the Transaction Documents.

             2.2         PAYMENT BY GUARANTOR

             If the Debtor does not pay the Guaranteed Money when due, the Guarantor must on demand from time to time pay to the Financiers the Guaranteed Money which is then due and payable.

             2.3 AUTOMATIC REDUCTION OF GUARANTOR'S LIABILITY UPON INTRODUCTION OF APPROVED INVESTOR

             Notwithstanding any other provision of any Transaction Document, if an Approved Investor acquires one or more Units, the liability of the Guarantor under this Deed shall be automatically reduced to the Omega Proportion such that, as from the date of such acquisition:

                         (a) the Guarantor shall only be liable under clauses 2.1, 2.2 and 3 for the Omega Proportion of the Guaranteed Money; and

                         (b) the Guarantor shall only be liable under clause 2.1 (in respect of the performance by the Debtor of its obligations under the Transaction Documents) and clause 3 such that it will only be obliged to pay the Omega Proportion of its prima facie payment obligation under those clauses.

             2.4         RELEASE OF GUARANTOR

             If at any time Approved Investors hold at least 25% of the Units, the Financiers, if requested to do so by the Guarantor, will consider in good faith releasing the Guarantor from all of its obligations under this Deed. If at any time Approved Investors hold at least 40% of the Units, then the Financiers will not unreasonably withhold their consent to such a release.

3.           INDEMNITY

             As a covenant separate and distinct from that contained in clause 2.1, the Guarantor irrevocably and unconditionally agrees to indemnify each Financier and at all times to keep each Financier indemnified against any loss or damage suffered by that Financier arising out of:

                         (a) any failure by the Debtor to pay the Guaranteed Money duly and punctually; or

                         (b) any failure by the Debtor to observe or perform any of its obligations under any Transaction Document; or

                         (c) any Transaction Document being wholly or partly void, voidable or unenforceable against the Debtor for any reason and whether or not the Financiers knew or ought to have known of that reason, with the result, in any such case, that sums which would (but for the voidness, voidability, or unenforceability) have been Guaranteed Money are not recoverable by the Financiers under clause 2.

4.           NATURE AND PRESERVATION OF LIABILITY

             4.1         ABSOLUTE LIABILITY

             The liability of the Guarantor under this Deed arises immediately on execution and delivery of this Deed by the Guarantor, and:

                         (a) arises notwithstanding that any person expressed to be a party to this Deed does not execute and deliver this Deed, that there is any invalidity, forgery or irregularity in the execution or purported execution of this Deed by any person, or that this Deed is or becomes unenforceable against any such person for any reason; and

                         (b) is not conditional on the entering into by any other person of any other document or agreement which might benefit (directly or indirectly) the Guarantor, or on the satisfaction of any other condition.

             4.2         UNCONDITIONAL LIABILITY

             The liability of the Guarantor under this Deed will not be affected by any thing which, but for this clause 4.2, would release the Guarantor from or reduce that liability, including but not limited to:

                         (a) (INVALIDITY ETC.): any Transaction Document being terminated or discharged (whether by any party thereto or by operation of law) or being or becoming void, voidable or unenforceable for any reason;

                         (b) (OTHER COLLATERAL SECURITIES): a Financier accepting or declining to accept any Collateral Security from any person;

                         (c) (TIME OR INDULGENCE): a Financier granting or agreeing with the Guarantor or the Debtor to grant time, waiver or other indulgence or concession to, or making any composition or compromise with, any person;

                         (d) (FORBEARANCE): a Financier not exercising or delaying in the exercise of any remedy or right it has at any time to terminate or enforce its rights under this Deed, any other Transaction Document or any other document;

                         (e) (VARIATION): any variation, novation or alteration to or substitution of this Deed, any other Transaction Document any Collateral Security or any other document, whether or not that variation, novation or alteration permits or results in a change in the amount of the Guaranteed Money or a change in the date by which it must be paid;

                         (f) (RELEASE):the full, partial or conditional release or discharge by a Financier or by operation of law of the Debtor or any other person from its obligations under any Transaction Document or any Collateral Security;

                         (g) (COLLATERAL SECURITIES): a Financier enforcing, releasing, disposing of, surrendering, wasting, impairing, destroying, abandoning, prejudicing, or failing or delaying to perfect, maintain, preserve, realise or enforce any Collateral Security, whether negligently or otherwise;

                         (h) (ACCOUNTS): the opening or operation of any new account with a Financier by any Relevant Person;

                         (i) (CHANGE OF CONSTITUTION): any change for any reason in the name or manner in which a Financier or any Relevant Person carries on business, including any change in any partnership, firm or association of which a Financier or any Relevant Person is a member;

                         (j) (CHANGE IN OWNERSHIP): any change in ownership or control of the Debtor, the Guarantor or any other person;

                         (k) (DISCLOSURE): any failure by a Financier to disclose to the Guarantor any material or unusual fact, circumstance, event or thing known by, or which ought to have been known by, the Financier relating to or affecting any Relevant Person or any other matter or thing before or at any time after the date of this Deed;

                         (l) (PREJUDICIAL CONDUCT): any breach by a Financier of any term of any Transaction Document or any other document or any other act or omission (negligent or otherwise) of a Financier with regard to any Transaction Document or any other document which is prejudicial to the interests of the Guarantor;

                         (m) (PREFERENCE): any claim by any person that a payment to, receipt by, or other transaction in favour of a Financier in or towards satisfaction of the Guaranteed Money is void, voidable or capable of being set aside under any law relating to bankruptcy, insolvency or liquidation being upheld, conceded or compromised;

                         (n) (ASSIGNMENT): the transfer, assignment or novation by a Financier of all or any of its rights or obligations under any Transaction Document, or the Financier mortgaging, charging or otherwise encumbering its rights under any Transaction Document or any other document; or

                         (o) (ADMINISTRATION): the provisions of section 440J of the Corporations Law operating to prevent or delay:

                                     (i)   the enforcement of this Deed against
                                           the Guarantor; or
                                     (ii)  any claim for contribution against
                                           the Guarantor.

             4.3         NO MARSHALLING

             The Financiers are under no obligation to marshal or appropriate in favour of the Guarantor or to exercise, apply, transfer or recover in favour of any Guarantor, any Collateral Security or any funds or assets that the Financiers hold, have a claim on, or are entitled to receive.

             4.4         VOID OR VOIDABLE TRANSACTIONS

             If:

                         (a)         a Financier has at any time released or
                                     discharged:

                                     (i)    the Guarantor from its
                                            obligations under this Deed or any
                                            collateral Security executed by the
                                            Guarantor; or

                                     (ii)   any assets of the Guarantor from a
                                            Collateral Security,

                         in either case in reliance on a payment, receipt or other transaction to or in favour of the Financier;

                         (b) that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason, including under a law relating to bankruptcy, insolvency or liquidation; and
                         (c)         that claim is upheld, conceded or
                                     compromised,
             then

                         (d) (RESTITUTION OF RIGHTS): the Financier will immediately become entitled against the Guarantor to all such rights (including under any Collateral Security) as it had immediately before that release or discharge;

                         (e) (RESTORE FINANCIER'S POSITION): the Guarantor must immediately do all things and execute all documents as the Financier may reasonably require to restore the Financier all those rights; and

                         (f) (INDEMNITY): the Guarantor must indemnify and keep indemnified the Financier against costs, losses and expenses suffered or incurred by the Financier as a result of the upholding, concession or compromise of the claim.

             4.5         NO DOUBLE PROOF

             This Deed constitutes a guarantee of the whole of the Guaranteed Money, even if the Financiers and the Guarantor have agreed or agree at any time that the Guarantor's liability under this Deed will be limited to a maximum amount. Accordingly, the Guarantor is not entitled to:

                         (a) lodge any proof of debt in the winding up of the Debtor;

                         (b)         exercise any right of subrogation; or

                         (c) otherwise be entitled to the benefit of any Collateral Security held by a Financier,

             unless and until the Guaranteed Money has been paid, discharged or recovered by the Financiers in full.

             4.6         SUSPENSE ACCOUNT

             A Financier may retain and carry to a suspense account and appropriate at the discretion of the Financier any dividend received by the Financier in the winding-up of any Relevant Person, plus any other sums received by the Financier on account of the Guaranteed Money, until the Financiers have received the full amount of the Guaranteed Money.

             4.7         PROOF OF DEBT IN COMPETITION WITH FINANCIER

             The Guarantor must prove in the winding-up of any Relevant Person in respect of any claim it has against that Relevant Person other than a claim arising as a result of the Guarantor making a payment under this Deed, and agrees to hold any dividend received in respect of that proof on trust for the Financiers in or towards satisfaction of the Guarantor's obligations under this Deed. The Guarantor appoints each Financier its attorney for the purposes of lodging a proof in the Guarantor's name, and authorises each Financier to retain and to carry to a suspense account and appropriate at the discretion of the Financier any amounts received in respect of that proof until, after taking the amount into account, the Financiers have recovered an amount equal to all of the Guaranteed Money.

             4.8         NO SET-OFF, COUNTERCLAIM, ETC.

             The liability of the Guarantor under this Deed will not be reduced or avoided by any defence, set-off or counterclaim available to any other Relevant Person against a Financier.


             4.9         CLAIM ON THE GUARANTOR

             The Financiers are not required to take any steps to enforce their rights under any Transaction Document or Collateral Security before enforcing their rights against the Guarantor under this Deed.

             4.10        NO REPRESENTATION BY FINANCIER

             The Guarantor acknowledges that in entering into this Deed it has not relied on any representation, warranty or statement by the Financiers.

             4.11        NO CONTRIBUTION

             The Guarantor must not make a claim under or enforce any right of contribution it may have against any other Relevant Person unless and until the Guaranteed Money has been paid, discharged or recovered by the Financiers in full.

5.           CORPORATE REPRESENTATIONS AND WARRANTIES

             The Guarantor represents and warrants to each Financier that:

                         (a) (CONSTITUTION): the execution, delivery and performance of this Deed does not violate its constitution or any other document, agreement, law or rules by which it is bound;

                         (b) (CORPORATE POWER): it has taken all action required to enter into this Deed and to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed;

                         (c) (VALID AND BINDING): this deed is valid and binding and enforceable against the Guarantor in accordance with its terms;

                         (d) (CORPORATE BENEFIT): the execution of this Deed is in the best commercial interests of the Guarantor; and

                         (e) (CONSIDERATION): this Deed is executed for valuable consideration, the receipt and adequacy of which the Guarantor acknowledges.

6.           PAYMENTS

             6.1         ON DEMAND

             All money payable by the Guarantor under this Deed must be paid on demand by the Financier in immediately available funds to the account and in the manner notified from time to time by the Financiers to the Guarantor.

             6.2         PAYMENT IN GROSS

             All money received or recovered by the Financiers on account of the Guaranteed Money will be treated as payments in gross.

             6.3         APPROPRIATION OF PAYMENTS

             The Financiers may appropriate any money received by them under or in respect of this Deed, any other Transaction Document or any Collateral Security in the manner and order and at all times as the Financiers in their absolute discretion determine.

             6.4         INTEREST

             The Guarantor must on demand by the Financiers from time to time pay interest on all amounts due and payable by it and unpaid under or in respect of this Deed. Interest will accrue on those amounts from day to day from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment, at such rate as is notified by the Financiers to the Guarantor as being its cost of funds in respect of those amounts and, if not paid when due, will itself bear interest in accordance with this clause 6.4.

             6.5         MERGER

             If the liability of the Guarantor to pay to the Financiers any money under this Deed becomes merged in any judgment or order, then as an independent obligation the Guarantor must pay interest on the amount of that money at the rate which is the higher of that payable under clause 6.4 and that fixed by or payable under the judgment or order.

             6.6         NO SET-OFF OR DEDUCTION

             All payments by the Guarantor under this Deed will be free of any set-off or counterclaim and without deduction or withholding for any present or future Taxes unless the Guarantor is compelled by law to make any deduction or withholding and if this is the case, the Guarantor must pay to the Financiers any additional amounts as are necessary to enable the Financiers to receive, after all those deductions and withholdings, a net amount equal to the full amount which would otherwise have been payable had no deduction or withholding been required to be made.

7.           EXPENSES AND STAMP DUTY

             7.1         EXPENSES

             The Guarantor must on demand indemnify and keep each Financier indemnified against all expenses, including legal fees, costs and disbursements on a solicitor/own client basis, incurred by the Financier in connection with:

                         (a)         (PREPARATION):  the negotiation,
                                     preparation and execution of this Deed and any subsequent consent, agreement, approval or waiver hereunder or amendment to it; and

                         (b) (ENFORCEMENT): the enforcement, attempted enforcement or preservation of any rights under this Deed.

             7.2         STAMP DUTIES

             The Guarantor must:

                         (a) (PAYMENT OF ALL DUTIES): pay all stamp duties, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax in connection with the execution, delivery, performance, enforcement, or attempted enforcement of this Deed or any payment or other transaction under or contemplated in this Deed; and

                         (b) (INDEMNITY): indemnify and keep indemnified each Financier against any loss or liability incurred or suffered by it as a result of the delay or failure by the Guarantor to pay Taxes.

8.           ASSIGNMENTS

             8.1         ASSIGNMENT

             The Financiers may at any time assign, mortgage, charge or otherwise transfer or deal with all or any part of their respective rights under this Deed and may disclose to a proposed assignee or transferee any information in the possession of the Financiers relating to the Guarantor.

             8.2         SYNDICATION

                         (a) The Guarantor acknowledges that a Financier (as defined in the Facility Agreement) may transfer part of its rights and obligations under the Transaction Documents (including this Deed) to another bank or financial institution pursuant to clause 18 of the Facility Agreement, and agrees that if this occurs the New Financier shall, with effect from the "Substitution Date" specified in the relevant Substitution Certificate, be bound by the Transaction Documents (including this Deed) to the extent stated in the Substitution Certificate, and the Guarantor shall be bound to the New Financier accordingly.

                         (b) The execution by the Guarantor of this Deed shall constitute an offer to all New Financiers of the matters set out in paragraph (a), which may be accepted by a New Financier executing a Substitution Certificate.

9.           GOVERNING LAW AND JURISDICTION

             9.1         GOVERNING LAW

             This Deed is governed by and will be construed in accordance with the laws of New South Wales.

             9.2         JURISDICTION

                         (a) (ACCEPTANCE OF JURISDICTION): The Guarantor irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

                         (b) (NO OBJECTION TO INCONVENIENT FORUM): The Guarantor irrevocably waives any objection it may now or in the future have to the venue of any action or proceeding, and any claim it may now or in the future have that any action or proceeding has been brought in an inconvenient forum.

10.          MISCELLANEOUS

             10.1        CERTIFICATE OF FINANCIER

             A certificate in writing of a Financier certifying the amount payable by the Debtor or the Guarantor to the Financier or stating any other act, matter or thing relating to this Deed, any Transaction Document or any Collateral Security will be conclusive and binding on the Guarantor in the absence of manifest error on the face of the certificate.

             10.2        NOTICES

             Every notice or other communication to be given or made under or arising from this Deed:

                         (a)         must be in writing;

                         (b) must be signed by a person duly authorised to do so by the sender;

                         (c) will be deemed to have been duly given or made to a person if delivered or posted by prepaid post to the address, or sent by fax to the fax number of that person set out in clause 10.3 (or to any other address or fax number as is notified in writing by that person to the other parties from time to time); and

                         (d)         will be deemed to be given or made:

                                     (i)          (in the case of prepaid post)
                                                  on the fifth day after the
                                                  date of posting;
                                     (ii)         (in the case of delivery by
                                                  hand) on delivery;
                                     (iii)        (in the case of fax) on
                                                  receipt of a transmission
                                                  report confirming successful
                                                  transmission.

             10.3        ADDRESS FOR NOTICES

             The addresses and fax numbers of the parties are:

             THE GUARANTOR

             Address:                900 Victors Way
                                     Suite 345
                                     Ann Arbor
                                     Michigan 48108

             Fax No.:                0011 1 734 887 0301

             THE FINANCIERS

             Address:                10 Spring Street
                                     Sydney  NSW  2000
             Fax No.:                (02) 9321 2139
             Attention:  Manager, Loans Administration

             10.4        CONTINUING OBLIGATION

             This Deed will be a continuing obligation notwithstanding any termination by the Guarantor, settlement of account, intervening payment, express or implied revocation or any other matter or thing, and continues to entitle the Financiers to the due and punctual payment of any of Guaranteed Money which becomes due or owing or is incurred after termination, settlement of account, payment, revocation or other matter or thing until a final discharge has been given to the Guarantor.

             10.5        FURTHER ASSURANCE

             The Guarantor will immediately on demand by the Financiers and at the entire cost and expense of the Guarantor, perform all things and execute all agreements, assurances and other documents as the Financiers reasonably require, to perfect or give effect to the rights and powers of the Financiers created, or intended to be created, by this Deed.

             10.6        FORM OF DEMAND

             A demand on the Guarantor for payment under this Deed may be in the form and contain any information as the Financiers determine. It need not specify the amount of the Guaranteed Money, nor the method or basis of calculation of all or any part of the Guaranteed Money, including without limitation amounts of, or in the nature of interest.

             10.7        SEVERABILITY OF PROVISIONS

             Any provision of this Deed which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

             10.8        REMEDIES CUMULATIVE

             The rights and remedies conferred by this Deed on the Financiers are cumulative and in addition to all other rights or remedies available to the Financiers by law or by virtue of any Transaction Document or Collateral Security.

             10.9        WAIVER

             A failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of any right, remedy, power or privilege under this Deed by a Financier will not in any way preclude or operate as a waiver of any further exercise or enforcement of it, or the exercise or enforcement of any other right, remedy, power or privilege under this Deed or provided by law.

             10.10       CONSENTS AND APPROVALS

             Where under this Deed the consent or approval of the Financiers is required to any act or thing, then unless expressly provided otherwise in this Deed, that consent or approval may be given or withheld in the absolute and unfettered discretion of the Financiers.

             10.11       WRITTEN WAIVER, CONSENT AND APPROVAL

             Any waiver, consent or approval given by the Financiers under this Deed will only be effective and will only bind the Financiers if it is given in writing, or given verbally and subsequently confirmed by the Financiers in writing.

             10.12       MORATORIUM LEGISLATION

             To the fullest extent permitted by law, the provisions of all legislation whether existing now or in the future, operating directly or indirectly:

                         (a) to lessen or otherwise to vary or affect in favour of the Guarantor any obligation under this Deed; or

                         (b)         to delay or otherwise prevent or
                                     prejudicially affect the exercise of any rights or remedies conferred on the Financiers under this Deed,

             are expressly waived and excluded.

             10.13       DEBIT ACCOUNTS AND SET-OFF

             A Financier may without prior notice to the Guarantor set-off any amount which or may become owing, actually or contingently and on any account whatsoever by the Financier to the Guarantor against any liability actual or contingent of the Guarantor to the Financier under this Deed. The rights of the Financiers under this clause 10.13 are without prejudice and in addition to any other right or remedy to which it is at any time entitled.

             10.14       COUNTERPARTS

             This Deed may be executed in any number of counterparts and by the different parties on different counterparts, each of which constitutes an original of this Deed, and all of which together constitute one and the same instrument.


EXECUTED as a deed.

                                    SCHEDULE

                         APPROVED FINANCIAL INSTITUTIONS



-            AMP Ltd

-            MLC Ltd (Lend Lease Group)

-            GIO Australia Ltd

-            Legal & General Life of Australia Ltd

-            Mercantile Mutual Life Insurance Ltd

-            National Mutual Life Association Ltd

-            NRMA Life Ltd

-            Prudential Assurance Co Ltd

-            Colonial Group Ltd

-            Australia Post Superannuation Scheme

-            Commonwealth Bank Officers Superannuation Fund

-            Public Sector Superannuation Scheme

-            Local Authority Superannuation Board

-            C+Bus

-            HEST Australia Limited

-            Retail Employees Superannuation Trust

-            Superannuation Trust of Australia

-            TWU Superannuation Fund


Or any subsidiary or related body corporate of any of the above institutions, provided that such subsidiary or related body corporate is approved by the Financiers in writing.

SIGNED SEALED AND DELIVERED                    )
for and on behalf of                           )
OMEGA WORLDWIDE, INC. by                       )  .........................
                      its Attorney under a     )   (Signature)
Power of Attorney dated          and           )
who declares that he has not received any      )
notice of the revocation of such Power of      )
Attorney in the presence of:                   )


 ...............................................
(Signature of Witness)


 ...............................................
(Name of Witness in Full)



SIGNED SEALED AND DELIVERED                    )   ........................
for and on behalf of ABN AMRO                  )    (Signature)
AUSTRALIA LIMITED, ACN 000 862                 )
797 by                   its Attorney under    )
a Power of Attorney dated                      )
and who declares that he has not received      )
any notice of the revocation of such Power     )
of Attorney in the presence of:                )






 .....................................................
(Signature of Witness)


 .....................................................
(Name of Witness in Full)

SIGNED SEALED AND DELIVERED                  )
for and on behalf of ABN AMRO BANK           )   ...........................
N.V., AUSTRALIAN BRANCH, ARBN                )   (Signature)
079 478 612 by
                                             )
and                   its Attorneys under a  )
Power of Attorney dated                 and  )
who declare that they have not received any  )
notice of the revocation of such Power of    )
Attorney in the presence of:


 .....................................................
(Signature of Witness)

 .....................................................
(Name of Witness in Full)


                               TABLE OF CONTENTS

CLAUSE
                                                                                      PAGE
1.           DEFINITIONS AND INTERPRETATION                                             1

1.1          DEFINITIONS                                                                1
1.2          INTERPRETATION                                                             2
1.3          DUAL FINANCIERS                                                            3
1.4          TRANSACTION DOCUMENTS                                                      3

2.           GUARANTEE                                                                  3

2.1          GUARANTEE                                                                  3
2.2          PAYMENT BY GUARANTOR                                                       3
2.3          AUTOMATIC REDUCTION OF GUARANTOR'S LIABILITY UPON INTRODUCTION OF
             APPROVED INVESTOR                                                          4
2.4          RELEASE OF GUARANTOR                                                       4

3.           INDEMNITY                                                                  4

4.           NATURE AND PRESERVATION OF LIABILITY                                       4

4.1          ABSOLUTE LIABILITY                                                         4
4.2          UNCONDITIONAL LIABILITY                                                    5
4.3          NO MARSHALLING                                                             6
4.4          VOID OR VOIDABLE TRANSACTIONS                                              6
4.5          NO DOUBLE PROOF                                                            7
4.6          SUSPENSE ACCOUNT                                                           7
4.7          PROOF OF DEBT IN COMPETITION WITH FINANCIER                                7
4.8          NO SET-OFF, COUNTERCLAIM, ETC.                                             8
4.9          CLAIM ON THE GUARANTOR                                                     8
4.10         NO REPRESENTATION BY FINANCIER                                             8
4.11         NO CONTRIBUTION                                                            8

5.           CORPORATE REPRESENTATIONS AND WARRANTIES                                   8

6.           PAYMENTS                                                                   9

6.1          ON DEMAND                                                                  9
6.2          PAYMENT IN GROSS                                                           9
6.3          APPROPRIATION OF PAYMENTS                                                  9
6.4          INTEREST                                                                   9
6.5          MERGER                                                                     9
6.6          NO SET-OFF OR DEDUCTION                                                    9

7.           EXPENSES AND STAMP DUTY                                                   10




                                TABLE OF CONTENTS

CLAUSE                                                                                    PAGE


7.1          EXPENSES                                                                       10
7.2          STAMP DUTIES                                                                   10

8.           ASSIGNMENTS                                                                    10

8.1          ASSIGNMENT                                                                     10
8.2          SYNDICATION                                                                    10

9.           GOVERNING LAW AND JURISDICTION                                                 11

9.1          GOVERNING LAW                                                                  11
9.2          JURISDICTION                                                                   11

10.          MISCELLANEOUS                                                                  11

10.1         CERTIFICATE OF FINANCIER                                                       11
10.2         NOTICES                                                                        11
10.3         ADDRESS FOR NOTICES                                                            12
10.4         CONTINUING OBLIGATION                                                          12
10.5         FURTHER ASSURANCE                                                              12
10.6         FORM OF DEMAND                                                                 12
10.7         SEVERABILITY OF PROVISIONS                                                     12
10.8         REMEDIES CUMULATIVE                                                            13
10.9         WAIVER                                                                         13
10.10        CONSENTS AND APPROVALS                                                         13
10.11        WRITTEN WAIVER, CONSENT AND APPROVAL                                           13
10.12        MORATORIUM LEGISLATION                                                         13
10.13        DEBIT ACCOUNTS AND SET-OFF                                                     13
10.14        COUNTERPARTS                                                                   14



                         DEED OF GUARANTEE AND INDEMNITY






                                DATE:








                              OMEGA WORLDWIDE, INC.

                                    Guarantor




                           ABN AMRO AUSTRALIA LIMITED
                                       and
                      ABN AMRO BANK N.V., AUSTRALIAN BRANCH

                                each a Financier









                            (C) Copyright Clayton Utz

 Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994 NSW

DEBENTURE STOCK TRUST DEED made at Canberra on                              1998

BETWEEN PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("COMPANY")

AND          ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543
             ("SECURITY TRUSTEE")

RECITALS

A. The Company has executed this Deed to enable it to raise money and to secure its obligations by the issue of first ranking debenture stock by the Company.

B. The Security Trustee has at the request of the Company agreed to act as Security Trustee under this Deed for the holders of that debenture stock from time to time.

C. The Company executes this Deed to protect the interest of the holders of such debenture stock.

THIS DEED PROVIDES

1.           DEFINITIONS AND INTERPRETATION

             1.1         DEFINITIONS

             In this Deed:

             "APPROVED AGED CARE ASSETS" means healthcare or healthcare related facilities (including aged care facilities, nursing and/or residential care facilities for the aged, mentally infirm, the chronically ill, the learning or physically disabled, hospitals, medical surgeries) or entities owning such facilities, that the Company proposes to acquire (or which have been acquired, as the context requires) from any person (but excluding the FAI Property and the Moran Property);

             "ASSOCIATED RIGHTS" means, in relation to any property:

             (a) all rights, powers and remedies of the Company for the enforcement of such property; and

             (b) all rights and powers of the Company to vary, repudiate, rescind, avoid, waive any right under, or terminate any agreement or arrangement relating to such property.

             "BANKING DAY" means a day (other than a Saturday or Sunday) on which trading banks are open for business generally in Sydney.


                                                                              1.

             "BUSINESS" means the business conducted by the Company in connection with the Approved Aged Care Assets, including the acquisition or leasing of the Approved Aged Care Assets.

             "CHARGE" means the charge granted by the Company under this Deed.

             "CHARGED PROPERTY" means all of the Chargor's assets, undertaking and rights, both present and future, including without limiting the generality of the foregoing, the Approved Aged Care Assets any Lease Guarantee and any Lease, but excluding:

             (a)         the FAI Property;

             (b)         the Moran Property; and

             (c) any assets which are released from this Charge pursuant to clause 2A.

             "COLLATERAL SECURITY" means each guarantee, indemnity, contract of suretyship or Encumbrance (other than the Charge) at any time held by the Security Trustee whether during the currency of the Charge or otherwise, for the performance of the whole or any part of the Obligations.

             "CONTROLLER" has the meaning given in section 9 of the Corporations Law.

             "DOLLAR" or "$" means the lawful currency for the time being of the Commonwealth of Australia.

             "ENCUMBRANCE" means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person.

             "EVENT OF CRYSTALLISATION" means each or any of the following events:

                         (a)         any breach of clause 7.1;

                         (b) any Encumbrance over any asset of the Company becomes enforceable or any Encumbrance that is a floating security over any asset of the Company crystallises or otherwise becomes a fixed or specific security;

                         (c) any Insolvency Event occurs in relation to the Company;

                         (d) the Commissioner of Taxation, or its delegate, determines to issue a notice under section 74 of the Sales Tax Assessment Act 1992 or section 218 of the Income Tax Assessment Act 1936 for any amount due by the Company in respect of any Tax under such Act or any fines and costs imposed on the Company under such Act; and


                                                                              2.

                         (e) any other event that the Security Trustee has notified the Company to be an Event of Crystallisation for the purposes of the Charge.

             "EVENT OF DEFAULT" means an act, matter or event which is defined as an "Event of Default" in any Transaction Document or which is specifically agreed in any Transaction Document to be an Event of Default.

             "EXTRAORDINARY RESOLUTION" means:

             (a) a resolution in writing under clause 12 of the Meetings Procedures signed by all Stockholders; or

             (b) a resolution adopted at a meeting of the Stockholders (or the relevant class of Stockholders as the case may be) duly convened and held in accordance with clause 20 and the Meetings Procedures by a majority consisting of not less than 66% of the votes cast in respect of such resolution, or where there is only one Stockholder a resolution in writing signed by that Stockholder.

             "FACE AMOUNT" means, when used in relation to the Stock, the face value of and the amount subscribed for that Stock being the amount set out and so described on the face of the relevant Stock Certificate.

             "FAI PROPERTY" means the charged property referred to in the Original Debenture Stock Trust Deed.

             "FINANCE LEASE" means any lease or other arrangement (whether in respect of land, plant and equipment, machinery, Intellectual Property or otherwise) entered into primarily as a means of financing or refinancing the acquisition of the asset or property and which must be accounted for as a finance lease under Approved Accounting Standard ASRB 1008: Accounting for Leases or under any other applicable approved accounting standard (but does not include any lease or other arrangement which may be accounted for as an operating lease under Approved Accounting Standard ASRB 1008:
             Accounting for Leases or under any other applicable approved accounting standard).

             "FINANCIAL ACCOMMODATION" means the funds, financial accommodation (including, without limitation, Guarantees) or credit which a Stockholder (or a person who reasonably expects to become a Stockholder) provides or agrees to provide to or for the accommodation of, or at the direction of the Company on the security of this Deed, any money borrowed or raised or credit or accommodation obtained by the Company, including by way of loans, discount or acceptance facilities or the issue of Guarantees.

             "FINANCIAL LIABILITY" means any present or future, actual or contingent indebtedness in respect of any Financial Accommodation, credit arrangements, Treasury Transaction, Finance Lease or hire purchase arrangement or any Guarantee given in respect of any such indebtedness.


                                                                              3.

             "GOVERNMENT AUTHORITY" means any government or any governmental or semi- governmental entity, authority, agency, commission, corporation or body (including, without limitation, those constituted or formed under any Statute).

             "GUARANTEE" means any guarantee, bond, letter of credit or suretyship or any other obligation (whatever called and of whatever nature) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of or the insolvency of any other person.

             "INITIAL STOCK" means Stock to be issued within 1 week of the date of this Deed to such of the following persons who subscribe for stock in the Face Amounts referred to below:

           NAME                                                          FACE AMOUNT
           ABN AMRO Australia Limited                                    $100
           ABN AMRO Bank N.V.                                            $100


             "INITIAL STOCKHOLDER" means each of ABN AMRO Australia Limited, ACN 000 862 797 and ABN AMRO BANK N.V.

             "INSOLVENCY EVENT " means:

                         (a) a receiver, manager, receiver and manager, trustee, administrator, Controller or similar officer is appointed in respect of a person or any asset of a person (and does not retire, or is not removed, within 3 Banking Days of such appointment);

                         (b) a liquidator or provisional liquidator is appointed in respect of a corporation;

                         (c) any application (not being an application withdrawn, stayed or dismissed within 10 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

                                     (i)    appointing a person referred to in
                                            paragraphs (a) or (b);
                                     (ii)   winding up a corporation; or
                                     (iii)  proposing or implementing a scheme
                                            of arrangement;

                         (d) a moratorium of any debts of a person or an official assignment or a composition or an arrangement (formal or informal) with a person's creditors or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn,


                                                                              4.

                                     stayed or dismissed within 10 days;

                         (e) a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

                         (f) any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person for any amount exceeding $100,000.

             "INSOLVENCY PROVISION" means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

             "INTELLECTUAL PROPERTY" means all patents, trademarks, copyrights, registered designs, trade secrets, confidential information and other intellectual property at any time held by or registered in the name of the Company or which the Company at any time has the benefit of, has an interest in or is entitled to use.

             "LEASE" means all of the present and future right, title and interest of the Company in:

             (a) any lease entered into by the Company with any person in respect of any Approved Aged Care Assets (as amended, varied, novated, supplemented, notified or replaced from time to time); and

             (b) all Associated Rights in relation to and all proceeds deriving from the property referred to in paragraph
                         (a),

             but does not include any part of the FAI Property or the Moran Property.

             "LEASE GUARANTEE" means all of the present and future right, title and interest of the Company in:

             (a) any guarantee and/or indemnity provided by any person in respect of the obligations of any lessee under a Lease; and

             (b) all Associated Rights in relation to and all proceeds deriving from the property referred to in paragraph
                         (a),

             but does not include any part the FAI Property or the Moran
             Property.

             "LICENCE" means each licence, certificate, document, registration, permission, privilege, permit, authority or consent which is issued or held in connection with the Business, or


                                                                              5.

              which is necessary or desirable to be held by the Company in relation to the Business including any variation or renewal thereof.

             "MARKETABLE SECURITIES" has the meaning given in section 9 of the Corporations Law.

             "MEETINGS PROCEDURES" means the procedures and other provisions contained in Schedule 1.

             "MORAN PROPERTY" means the charged property referred to in each of the Deed of Charge (WA), the Deed of Charge (Qld) and the Deed of Charge (NSW and Vic) all of which are between the Company and the Security Trustee and are dated on or about the date of this Deed.

             "OBLIGATIONS" means all the liabilities and obligations of the Company to any Stockholder or to the Security Trustee (as trustee for the Stockholders) under or by reason of any Transaction Document and includes any liabilities or obligations which:

                         (a)         are liquidated or unliquidated;

                         (b)         are present, prospective or contingent;

                         (c) are in existence before or come into existence upon or after the date of this Deed;

                         (d) relate to the payment of money or the performance or omission of any act;

                         (e)         sound in damages only; or

                         (f)         accrue as a result of any Event of Default,

             and irrespective of:

                         (g) whether the Company is liable or obligated solely, or jointly or jointly and severally with another person;

                         (h) the circumstances in which the Stockholder or Security Trustee (as trustee for the Stockholders) comes to be owed each liability or obligation and in which each liability or obligation comes to be secured by this Deed, including, without limitation, any assignment of any liability or obligation or of this Deed; or

                         (i) the capacity in which the Company and the Stockholder come to owe or be owed such liability or obligation (including the Stockholder acting as trustee for any person or group of persons).

             "ORIGINAL DEBENTURE STOCK TRUST DEED" means the Debenture Stock Trust Deed dated


                                                                              6.

              17 June 1998 between the Company and the Security Trustee.

             "PHF TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

             "POTENTIAL EVENT OF DEFAULT" means any event which with the giving of notice, lapse of time, satisfaction of a condition or determination could constitute an Event of Default.

             "POWER" means any right, power, authority, discretion, remedy or privilege conferred on the Security Trustee, Receiver or any attorney or agent appointed under this Deed by any Transaction Document, by statute or by law or equity in respect of the Charge or any Collateral Security.

             "PRINCIPAL MONEY" means in relation to a Stockholder, the outstanding principal amount of the Financial Liability actually or contingently owing and secured by this Deed and each Collateral Security being:

                         (a) in respect of loans, the outstanding principal amount of those loans;

                         (b) in respect of money raised under a bill facility or acceptance or like credit, the nominal or face value of the outstanding bills of exchange or other instruments concerned;

                         (c) in respect of Treasury Transactions the aggregate of the assessed marked to market values for the time being of each agreement comprising a Treasury Transaction;

                         (d)         in respect of Finance Leases:

                                     (i)          where the amount is determined
                                                  before termination of the
                                                  Finance Lease, the amount
                                                  which would be payable if the
                                                  Finance Lease were terminated
                                                  on the relevant date for
                                                  determination of the Principal
                                                  Money;
                                     (ii)         where the amount is determined
                                                  after termination of the
                                                  Finance Lease, the outstanding
                                                  amount payable on termination;
                                                  or
                                     (iii)        such other amount as
                                                  determined by the Company's
                                                  auditor in consultation with
                                                  the Company and the relevant
                                                  Stockholder and in accordance
                                                  with Australian accounting
                                                  standards;

                         (e) in respect of any indemnity or like obligation of the Company with respect to any Guarantee, the principal amount (determined in the same manner as set out in paragraphs (a) to (d) inclusive of this definition) of the obligation secured by such Guarantee;

                         (f) in respect of any financial accommodation raised by the Company


                                                                              7.

                                     under or pursuant to an issue of bonds or debentures where the Stockholder acts as trustee or paying agent for the bondholders or debentureholders, the outstanding principal amount of the bonds or debentures; and

                         (g) in respect of any other type of Financial Liability secured by this Deed, the amount determined by the Company's auditor in consultation with the Company and the relevant Stockholder and in accordance with Australian accounting standards.

             The "Principal Money" of a Stockholder will also include the Face Amount of the Stock held by that Stockholder.

             "RECEIVER" means a receiver or receiver and manager appointed by the Security Trustee under the Charge, and, if more than one, then each of them, and also any servant, agent or delegate of any of them.

             "REGISTER" means the register of Stockholders kept under this Deed.

             "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law, but on the basis that "SUBSIDIARY" for the purposes of that definition has the meaning given in this Agreement.

             "REPRESENTATIVE" means a proxy or representative of a Stockholder appointed in accordance with clause 8 or clause 9 of the Meetings Procedures.

             "SECURED MONEY" means all money the payment or repayment of which from time to time forms part of the Obligations (including, without limitation, the Face Amount of all Stock on issue).

             "SECURITY TRUST" means the trust created by this Deed.

             "SECURITY TRUST FUND" means all property rights and assets which are or become subject to the Security Trust (including, without limitation, the rights established by this Deed and each Collateral Security against the Company and any property or proceeds coming into the Security Trustee's hands under any such security or to which it is or becomes entitled under this Deed or any Collateral Security).

             "SPECIFIED RATE" means on any date the aggregate of 2% and the average of the buy rates for bills of exchange which have a tenor of 30 days which rates are displayed on the page of the Reuters Monitor System designated "BBSY" at or around 10.30 am (Sydney time) on the relevant date or, if those rates are not displayed at that time on that date, the average of the rates quoted to the Security Trustee by 3 Australian licensed trading banks as the rate at which they would be prepared to purchase bills of that tenor at or around that time.

             "STATUTE" means any legislation of the Parliament of the Commonwealth of Australia or of any State or Territory thereof in force now or after the date of this Deed, and any rule,


                                                                              8.

             regulation, ordinance, by-law, statutory instrument, order or notice at any time made under that legislation.

             "STOCK" means debenture stock issued under clause 5.

             "STOCK CERTIFICATE" means a certificate issued under clause 5.

             "STOCKHOLDER" means a person at any time entered on the Register as the holder of Stock.

             "SUBSIDIARY" in relation to any person, has the meaning given in the Corporations Law but so that:

                         (a) an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of parts 3.6 and 3.7 of the Corporations Law);

                         (b) a trust may be a Subsidiary, for the purposes of which any units or other beneficial interests will be deemed shares; and

                         (c) a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

             "SUPPLEMENTAL TRUST DEED" means a deed entered into under clause
             5.8.

             "TAXES" means all present and future income, stamp and other taxes, levies, imposts, deductions, charges and withholdings plus interest thereon and penalties, if any, and charges, fees or other amounts in respect of any of them except if imposed on the overall net income of a Stockholder.

             "TOTAL PRINCIPAL MONEY" means the aggregate of the Principal Money for the time being outstanding.

             "TRANSACTION DOCUMENT" means:

                         (a)         this Deed;

                         (b)         any Supplemental Trust Deed;

                         (c) each Stock Certificate issued under this Deed;

                         (d)         each Collateral Security;

                         (e) each other document to which the Company and the Security Trustee agree in writing (whether in a Stock Certificate or otherwise) is to be a Transaction Document for the purposes of this Deed; and



                                                                              9.

                         (f) a document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes a written undertaking by or to a party or its lawyers under or in relation to any of the above.

             "TREASURY TRANSACTION" means any foreign exchange agreement, interest rate swap, cap or collar agreement, interest rate future or option agreement, currency and other forms of hedging agreement (whether entered into for the purpose of hedging or speculation or otherwise).

             "TRUST DEED" means the deed of trust dated 11 August 1995 between the Company, Metlife Australia (Holdings) Pty Limited and FAI Deposit Co. Pty Limited.

             1.2         INTERPRETATION

             In this Deed and any Stock Certificate:

                         (a) headings are for convenience only and do not affect interpretation;

             and unless the context indicates a contrary intention:

                         (b) the expression "PERSON" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

                         (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and, in the case of the trustee includes any substituted or additional trustee;

                         (d) a reference to the "Charged Property" includes any part of it;

                         (e) a reference to this Deed, to a Transaction Document or to any other document, includes respectively this Deed, the Transaction Document or that other document as amended, varied, novated, supplemented, ratified or replaced from time to time;

                         (f) a reference to any legislation or to any statutory provision includes any statutory modification, re-write or re-enactment or any statutory provision substituted therefor, and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

                         (g) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

                         (h) a reference to a clause, schedule, annexure or part is a reference to a clause, schedule, annexure or part of this Deed;



                                                                             10.

                         (i) where any word or phrase is given a defined meaning, any other part of speech or grammatical form in respect of that word or phrase has a corresponding meaning;

                         (j) all accounting terms used in this Deed have the meaning given under accounting principles and practices generally accepted in Australia from time to time; and

                         (k) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

             1.3         RIGHTS OF STOCKHOLDERS

                         (a) The issue of Stock under this Deed will confer on the relevant Stockholder in respect of such Stock the benefit of:

                                     (i)  the covenants and warranties by:
                                          A. the Security Trustee; and
                                          B. the Company under this Deed and
                                             under the Collateral Securities,

                                     (ii) the conditions set out in each
                                          Stock Certificate issued to
                                          such Stockholder.

                         (b) Each Stockholder and any person claiming under that Stockholder will be bound by the terms and conditions of this Deed.

             1.4         STOCKHOLDERS OBLIGATIONS

                         (a) The rights and obligations of each Stockholder under this Deed and under any indemnity issued to the Security Trustee under this Deed are several and:

                         (i) failure by any Stockholder to carry out its obligations will not relieve any other Stockholder or the Company of any of their obligations; and
                         (ii)        no Stockholder will be
                                     responsible for the
                                     obligations of any other
                                     Stockholder.

                         (b) The liability of each Stockholder under this Deed or under any indemnity issued to the Security Trustee under this Deed is limited as to monetary amount to the amount calculated at the time for determination of liability as follows:




                                                                             11.

             1.5  SECURITY TRUSTEE

                  (a) Unless the context otherwise requires, any reference to the "Security Trustee" in this Deed will be construed as referring to the Security Trustee as trustee for the Stockholders except in Part B (which governs the relationship between the Security Trustee and the Stockholders), where such references will be construed as references to the Security Trustee in its personal capacity.

                  (b) The Company will not have any rights under or by reason of Part B except as set out in the Meetings Procedures.

                  (c) As between the Company on the one hand and the Security
                      Trustee and the Stockholders on the other, all action taken by the Security Trustee under any Transaction Document will be taken to be authorised and the Company need make no enquiry as to the authority of the Security Trustee.

             1.6 DETERMINATION OF PROPORTIONATE SHARE WITH RESPECT TO FOREIGN CURRENCY AMOUNTS

                  (a) For the purposes of:

                      (i) the ascertainment at any time of the shares in which the Stockholders are entitled to the benefit of this Deed;
                      (ii) the ascertainment of the rateable share of each
                           Stockholder in accordance with clause 11.1(d), (e) or
                           (f);
                     (iii) the ascertainment of the liability of a  Stockholder under clause 1.4; and
                      (iv) calculation of voting and other rights under clause
                           20,

                  all of the Secured Money and the Principal Money will be expressed (to the extent that they are not denominated in Dollars) in Dollars.

                  (b) For that purpose all of the Secured Money and the
                      Principal Money which are for the time being denominated in a currency ("FOREIGN CURRENCY") other than Dollars, will be notionally converted into Dollars.

                  (c) The exchange rate for such conversion will be the spot rate of exchange quoted to the Security Trustee (as determined by the Security Trustee) for the purchase of the appropriate amount of Foreign Currency with Dollars in the Sydney foreign exchange market in the ordinary course of trading at or about 10.00 am on the day in question for delivery 2 Banking Days thereafter.



                                                                             12.

             1.7  ASCERTAINMENT OF PRINCIPAL MONEY

                  (a) (NOTIFICATION): Each Stockholder may at any time, and
                      will forthwith on request by the Security Trustee, notify the Security Trustee of the amount of the Principal Money secured by this Deed in relation to the Stockholder.

                  (b) (DETERMINATION FOR VOTING): For the  purposes of:

                      (i) the definition of Extraordinary Resolution in clause
                          1.1; and

                     (ii) the calculation of voting and other rights under
                          clause 20,

                  the Principal Money in relation to each Stockholder will be deemed to be the amount stated in the last notice provided under paragraph (a).

                  (c) NOTIFICATION OF STOCKHOLDERS): If any Stockholder so
                      requests before any meeting of Stockholders, the Security Trustee will inform that Stockholder of the respective amounts of the Principal Money ascertained under this clause.


                                     PART A:
                            THE CHARGE AND THE TRUST

2.           CHARGE AND TRUST

             2.1  THE CHARGE

             The Company both in its personal capacity and as trustee of the PHF Trust hereby charges all the Charged Property to the Security Trustee to secure the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of the Secured Money.

             2.2  THE TRUST

             The Security Trustee:

                  (a) declares that it holds the benefit of this Deed and each
                      Collateral Security on trust for the Stockholders rateably in proportion to the amount of the Secured Money owing to each of them; and

                  (b) agrees to act as trustee of the Security Trust (which will be known as the "Principal Healthcare Ongoing Security Trust").



                                                                             13.

             2.3         STOCKHOLDER'S ENTITLEMENT

             A Stockholder is not entitled to any equitable or proprietary interest in the Security Trust Fund except:

                  (a) the benefit of the personal covenants contained in this
                      Deed; and

                  (b) following enforcement or discharge of the Charge or any
                      Collateral Security included in the Security Trust Fund, the proceeds of enforcement or discharge.

             Subject to that, this Deed will confer on Stockholders a mere right of action against the Security Trustee to require the Security Trustee to hold the benefit of the Security Trust Fund and enforce the covenants provided to the Security Trustee (as trustee for the Stockholders) under this Deed or the Collateral Securities in accordance with this Deed and the Collateral Securities and to account to the Stockholders in accordance with this Deed.

             2.4         DETERMINATION OF TRUST

             The trust established by this Deed commences on the date of this Deed and, unless determined earlier, ends on the earlier of the following dates:

                  (a) the day before the 80th anniversary of the date of this
                      Deed; and

                  (b) the date which is 7 months after the day on which the
                      Security Trustee discharges the Charge and the Collateral Securities.

2A.          RELEASE OF CHARGE

                  (a) If the Company acquires assets or property the acquisition of which is funded wholly by persons other than Stockholders in their capacity as Stockholders ("OTHER ASSETS"), the Security Trustee will if requested to do so by the Company unconditionally release those Other Assets from this Charge.

                  (b) For the avoidance of doubt, the parties acknowledge that the reference in paragraph (a) to "assets or property the acquisition of which is funded wholly by persons other than Stockholders in their capacity as Stockholders":

                         (i) includes a reference to assets or property the
                             acquisition of which is funded out of the Company's own cash reserves or by Omega (Australia) Pty. Limited, Omega Worldwide Inc, Omega Healthcare Investors Inc or Omega (UK) Limited; and

                        (ii) does not include a reference to assets or property
                             the acquisition of which is wholly or partially funded by financial accommodation of any kind which is provided by any Stockholder (in its capacity as a Stockholder) to the Company.



                                                                             14.

3.           NATURE OF CHARGE

             3.1         ASSETS OVER WHICH THE CHARGE IS FIXED

             The Charge will operate as a fixed charge over the Charged Property listed below (whether present or future) which does not constitute stock-in-trade of the Business:

                  (a) all real and leasehold property, and all fixtures and
                      improvements thereon;

                  (b) all machinery, vehicles, fittings, furniture, plant and equipment, computer software and hardware;

                  (c) any Lease Guarantee, all rights of the Company under any management contract in respect of the Business, any Lease and all other documents, contracts, rights and records relating to the Business;

                  (d) the goodwill of the Business and all Licences; and

                  (e) all Encumbrances, documents of title and Intellectual
                      Property,

             with the intention that each item of future property described in this clause 3.1 will be specifically charged to the Security Trustee at the time it is acquired by the Company. The Charge will operate as a floating charge as regards all other Charged Property.

             3.2         DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE

             Subject to any contrary provision in any Transaction Document, the Company may in respect of any part of the Charged Property which is subject to the floating charge created by this Deed, deal with and pay or apply that part of the Charged Property in the ordinary course of its ordinary business.

             3.3         AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE

             If any Event of Crystallisation occurs, the floating charge created by this Deed will at that time automatically crystallise and immediately become a fixed charge over that part of the Charged Property not immediately prior to such occurrence the subject of the fixed charge.

             3.4         NOTICE OF CONVERSION

             The Security Trustee may at any time by notice in writing to the Company convert or reconvert its security under the Charge from a floating charge to a fixed charge or from a fixed charge to a floating charge in respect of any asset or class of asset specified in that notice. Any such conversion will be effective from the moment of receipt of such notice.



                                                                             15.

             3.5         RECONVERSION

             The Security Trustee may at any time by notice in writing to the Company reconvert its security under the Charge from a fixed charge to a floating charge in respect of any asset or class of asset specified in that notice.

             3.6         PROSPECTIVE LIABILITY

             For the purpose only of section 282(3) of the Corporations Law the specified maximum amount of the prospective liability secured by the Charge is $200,000,000. The nature of the prospective liability is as shown on the notice lodged with the Charge with the Australian Securities Commission. Nothing in this clause 3.6 will limit, or put the Security Trustee under any obligation to do any act or thing so as to increase, the amount of the money secured by the Charge.

             3.7         CONVERSION TO LEGAL MORTGAGE

             If an Event of Default occurs and is not waived or remedied in the period (if any) permitted in any Transaction Document, at any time thereafter if such event continues the Security Trustee may procure itself (or its nominee) to be registered as the holder of any shares forming part of the Charged Property. Without limiting the generality of the foregoing, the Company irrevocably and unconditionally authorises the Security Trustee to date and complete any transfers and lodge such transfers for stamping and registration accompanied by the share certificates relating thereto, if applicable. The Security Trustee's costs and expenses relating to the transfer and registration, including stamp duty and other taxes, will be payable by the Company on demand and will form part of the Secured Money.

4.           INDEBTEDNESS

             4.1         ACKNOWLEDGEMENT

             The Company acknowledges to the Security Trustee its indebtedness (both present and future, actual and contingent) in respect of the Secured Money (including, without limitation, each part of any Financial Accommodation provided).

             4.2         PAYMENT

             The Company agrees with the Security Trustee that it will duly and punctually pay the Secured Money (including, without limitation, interest) in the same manner and in the same currency as the Company is required to pay the Secured Money as provided in the relevant Transaction Document except where the Security Trustee directs the Company in writing to pay that money to it in which case the Company will comply with such direction.



                                                                             16.

             4.3      SATISFACTION

             Due payment under any Transaction Document will to the same extent constitute due payment of the Secured Money secured by this Deed and vice versa.

5.           CREATION, ISSUE AND REGISTRATION OF STOCK

             5.1      ISSUE OF STOCK

             The Company may subject to this clause 5 at any time before the determination of the Security Trust create and issue stock to any creditor or proposed creditor of the Company who subscribes for Stock (including, without limitation, the Security Trustee acting in its personal capacity).

             5.2      MONEY SECURED

             The issue of Stock for or Stock Certificates referring to a particular Face Amount of Principal Money will not restrict the amount of Secured Money secured for the benefit of a Stockholder by this Deed and the Collateral Securities.

             5.3      CONDITIONS OF ISSUE OF STOCK

             Stock may be issued on terms and conditions which may relate to any one or more of the following matters:

                  (a) the Face Amount;

                  (b) payment on demand or at the expiration of periods or upon the occurrence of particular events or at a particular date; and

                  (c) any limitation on the rights of the Stockholder to enforce such Stock.

             5.4      NOTIFICATION OF SECURITY TRUSTEE

             Whenever the Company wishes to issue any Stock it will immediately notify the Security Trustee of:

                  (a) the name of the proposed Stockholder;

                  (b) the terms and conditions of such issue;

                  (c) the Secured Money (including the proposed Face Value)
                      referable to the proposed Stockholder; and

                  (d) details of the proposed Transaction Document.


                                                                             17.

             5.5  SECURITY TRUSTEE'S CONSENT TO ISSUE STOCK

                  (a) The Company may not issue Stock (other than Initial Stock)
                      unless it has first obtained the Security Trustee's consent to the issue of that Stock.

                  (b) The Security Trustee will not consent to the issue of any
                      Stock (other than Initial Stock) unless directed to by a unanimous resolution of all Stockholders.

                  (c) The Security Trustee will if directed by the Stockholders confirm its consent to the issue of Stock by endorsing that confirmation on the corresponding Stock Certificate, in which case such endorsement will be conclusive. No Stock will be valid or effective unless the Security Trustee has endorsed such confirmation on the Stock Certificate.

             5.6   ISSUE AFTER ENFORCEMENT OF CHARGE

             The Company may not create or issue any Stock whilst any Event of Default is subsisting or after enforcement of the Charge or any Collateral Security has commenced unless the appointment of all Receivers appointed thereunder has been terminated.

             5.7   CANCELLATION

                  (a) The Company may at any time cancel any Stock created but not issued.

                  (b) Upon redemption of any Stock on issue the Company will immediately cancel that Stock.

             5.8   SUPPLEMENTAL TRUST DEEDS

                  (a) The Company and the Security Trustee may execute
                      Supplemental Trust Deeds in respect of any unissued Stock, or in respect of any issued Stock with the consent of the relevant Stockholder.

                  (b) Supplemental Trust Deeds may contain further duties and powers of the Security Trustee, further covenants and events of default and warranties and such other provisions, not being inconsistent with the provisions of this Deed, as the Company and Security Trustee may think fit.

                  (c) No Supplemental Trust Deed will contain any provision
                      which will derogate in any way from the right or interest of any Stockholder other than the Stock in respect of which it is executed.


                                                                             18.

             5.9  PRIORITY

             The benefit of this Deed and the Collateral Securities will be held by the Security Trustee for the proportionate use, benefit and security of all Stockholders in respect of the Secured Money without any discrimination or preference or priority of any one Stockholder or of any one portion of the Secured Money over any other by reason of priority in the time of issue of Stock or of the provision of Financial Accommodation or of the incurring of any Financial Liability or for any other reason whatsoever except to the extent that the rights of holders of particular Stock may expressly be restricted by the terms of issue of that Stock or any relevant Supplemental Trust Deed.

             5.10 REGISTER

             The Security Trustee will on behalf of the Company keep or cause to be kept in Sydney (or such other place as the Security Trustee and Company may agree) a register of Stockholders and will enter in such register:

                  (a) the names and addresses of the Stockholders from time to time and a description of the Stock held by them respectively;

                  (b) the date on which the name of each person was entered into the Register as a Stockholder;

                  (c) the date on which any person who has ceased to be a
                      Stockholder so ceased to be a Stockholder; and

                  (d) the date of every issue of Stock to Stockholders and the
                      Face Amount of Stock comprised in each issue.

             5.11 BRANCH REGISTER

             The Security Trustee (on behalf of the Company) may at its option cause to be kept in any State or Territory of Australia other than that in which the Register is located, at any office of the Security Trustee or its Related Bodies Corporate a branch register of Stockholders which will be deemed to be part of the Register and will be kept in the same manner in which the Register is required to be kept under this Deed.

             5.12 CERTIFICATES

             The Company will issue to every Stockholder in respect of Stock held by him a certificate in or to the effect of the form of
             Schedule 4 or in such other form as the Security Trustee approves.

             5.13 CONDITIONS OF ISSUE

                  (a) Stock will be held with the benefit of and subject to the conditions contained in the Stock Certificate.



                                                                             19.

                      (b) Those conditions will be binding on the Company and
                          the holders of such Stock and all persons claiming through them respectively.

             5.14     EXECUTION OF CERTIFICATES

             Every Stock Certificate will be executed by the Company under its common seal or by the signature of its duly constituted attorney.

             5.15     REGISTER CONCLUSIVE

             The Stockholders whose names appears for the time being in the Register are to be regarded as the beneficial owners of the Stock in issue which is registered in their respective names and except as required by law neither the Company nor the Security Trustee will be bound in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Stock.

             5.16     REGISTER AVAILABLE FOR INSPECTION

             The Company will ensure that the Register is at all times during business hours open for inspection by each Stockholder.

             5.17     INVITATION TO SUBSCRIBE

             By executing this Deed the Company invites the Initial Stockholder (and any other person to whom the Security Trustee delivers a copy of this Deed at any time) to subscribe for Stock in the Face Amount of $100.

             5.18     SUBSCRIPTION FOR STOCK

             Each proposed Stockholder (wherever it is resident or domiciled) will subscribe for its stock in any place agreed by the Security Trustee and the Company by executing an application in the form of
             Schedule 2 and paying the relevant subscription money. the Company will, subject to this Deed, accept such subscriptions (and any subsequent subscriptions) by executing an acceptance in the form of
             Schedule 3.

             5.19     TRANSACTION DOCUMENT

             The Security Trustee will not agree that any document is a Transaction Document for the purposes of this Deed (as contemplated in paragraph (e) of the definition of Transaction Document) unless directed to by a unanimous resolution of all Stockholders or all Stockholders agree in writing with the Security Trustee.



                                                                             20.

6.           REPRESENTATIONS AND WARRANTIES

             6.1  GENERAL REPRESENTATIONS AND WARRANTIES

             The Company represents and warrants to the Security Trustee that:

                  (a) (GOOD TITLE): it has good right to charge the Charged
                      Property as beneficial owner in the manner provided in this Deed and in each Collateral Security, and the Charged Property is free of all Encumbrances;

                  (b) (LEGALLY BINDING OBLIGATION): this Deed constitutes a
                      valid and legally binding obligation of the Company in accordance with its terms;

                  (c) (EXECUTION, DELIVERY AND PERFORMANCE): the execution,
                      delivery and performance of this Deed by the Company does not violate any Statute or law, or any document or agreement to which the Company is a party or which is binding on it or any of its assets;

                  (d) (AUTHORISATION): all consents, licences, approvals and authorisations of every Government Authority required to be obtained by the Company in connection with the execution, delivery and performance of this Deed have been obtained and are valid and subsisting;

                  (e) (FINANCIAL LIABILITIES): the Company is not in default in the payment of any material sum or in the performance or observance of any material obligation in respect of any Financial Liability, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a material default in respect of any Financial Liability;

                  (f) (NO EVENT OF DEFAULT): no event has occurred which
                      constitutes an Event of Default or a Potential Event of Default;

                  (g) (STATUTES): the Company has not failed to comply with any
                      Statute relative to it or the Business where such failure may have a material adverse effect on the Company's ability to observe its obligations under the Transaction Documents; and

                  (h) (NO TRUSTS): the Company is not the trustee of any trust
                      (other than the PHF Trust) nor does it hold any property subject to or impressed by any trust (other than the PHF Trust).



                                                                             21.

             6.2  CORPORATE REPRESENTATIONS AND WARRANTIES

             The Company further represents and warrants to the Security Trustee that:

                  (a) (DUE INCORPORATION): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

                  (b) (CONSTITUTION): the execution, delivery and performance of this Deed does not violate constitution of the Company;

                  (c) (CORPORATE POWER): it has the power and has taken all
                      corporate and other action required to enter into this Deed and to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed; and

                  (d) (FILINGS): the Company has filed all corporate notices and effected all registrations with the Australian Securities Commission and all of those filings and registrations are current, complete and accurate.

             6.3  TRUST REPRESENTATIONS AND WARRANTIES

             The Company represents and warrants to the Security Trustee that:

                  (a) (SECURITY TRUSTEE): it enters, or has entered, into this deed in its capacity as trustee of the PHF Trust;

                  (b) (TRUST VALIDLY CREATED): the PHF Trust has been validly created and is in existence at the date of this Deed;

                  (c) (SOLE TRUSTEE): it has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

                  (d) (TRUST DEED): the PHF Trust is solely constituted by the
                      Trust Deed, (a true copy of which was provided to the Security Trustee or its agent prior to the date of this
                      Deed) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;

                  (e) (SECURITY TRUSTEE'S POWER): it has full and free power to enter into this deed in its capacity as trustee of the PHF Trust;

                  (f) (TRUST AUTHORISATIONS): it has in full force and effect all authorisations necessary to enter into this deed as trustee of the PHF Trust, and to perform its obligations under them;

                  (g) (NO REMOVAL OF TRUSTEE): no action has been taken or is proposed to remove it as trustee of the PHF Trust;



                                                                             22.

                  (h) (NO DEFAULT OF TRUSTEE): it is not in default under the
                      Trust Deed which would have the effect of limiting or removing its right of indemnity from the property of the PHF Trust, or would affect its power or ability to enter into this deed (or to perform its obligations under this deed) as trustee of the PHF Trust;

                  (i) (TRUST OBLIGATIONS): it has complied with its obligations in connection with the PHF Trust;

                  (j) (VESTING DATE NOT DECLARED): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

                  (k) (NO PROCEEDINGS): no proceedings of any description have been or are likely to be commenced or threatened which could have a material adverse effect on the assets or financial position of the PHF Trust or on its trusteeship thereof;

                  (l) (NO ACQUISITION OF TRUST ASSETS): it has not done, or
                      failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Trustee and the beneficiaries of the PHF Trust from time to time, has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

                  (m) (INDEMNITY): it has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under this deed; and

                  (n) (COMMERCIAL BENEFIT): it is to the commercial benefit of the PHF Trust that it enters into this deed in its capacity, inter alia, as trustee of the PHF Trust.

             6.4  REPRESENTATIONS AND WARRANTIES REPEATED

             Each representation and warranty in this Deed will be repeated on each day whilst any of the Secured Money remains outstanding (whether or not then due for payment) with reference to the facts and circumstances then subsisting, as if made on each such day.


                                                                             23.

7.           COVENANTS CONCERNING THE CHARGED PROPERTY

             7.1  RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY

             The Company will not without the Security Trustee's prior written consent (which will not be unreasonably withheld):

                  (a) (NO ENCUMBRANCES): create, purport or attempt to create or permit to exist any Encumbrance howsoever ranking over any part of the Charged Property.

                  (b) (NO SALE, LEASE ETC.): convey, assign, transfer, lease or otherwise dispose or part with possession of, make any bailment over, grant any option over or create or permit to exist any other interest in any part of the Charged Property whilst such part of the Charged Property is subject to the fixed charge created in this Deed or in any Collateral Security;

                  (c) (NOT TO PREJUDICE): do or permit any act, omission or
                      thing whereby any part of the Charged Property becomes or could be liable to surrender, forfeiture or cancellation or becomes prejudiced in any manner or the value of the Charge as a security to the Security Trustee becomes or could be materially lessened;

                  (d) (ORDINARY COURSE): subject to this Deed, deal with or
                      attempt to deal with the Charged Property other than in the ordinary course of its ordinary business;

                  (e) (AMENDMENTS, ETC): amend, vary, terminate, cancel or
                      surrender any Lease or any Lease Guarantee in any material respect; or

                  (f) (STEP): take any step towards doing any of these things.

             7.2  INSPECTION

             The Company will following the occurrence of any Event of Default (or if the Security Trustee suspects, on reasonable grounds, that an Event of Default may have occurred) permit the Security Trustee and any employee, agent or professional adviser of the Security Trustee, to enter any land or buildings owned or occupied by the Company or any Related Body Corporate of the Company, at all reasonable times, without notice, to inspect its condition and to monitor compliance with this Deed (so long as to do so will not cause the Company to be in breach of any Statute or any lease of such land or buildings).

             7.3  PROTECTION OF CHARGED PROPERTY

             At the request of the Security Trustee, the Company will take or defend all legal proceedings that the Security Trustee considers necessary or desirable for the preservation,


                                                                             24.

             protection or recovery of all or any part of the Charged Property.

             7.4  CONDUCT OF BUSINESS

             The Company will carry on and conduct the Business in a proper and efficient manner and will not materially change the general character of or discontinue the Business without the Security Trustee's prior written consent.

             7.5  INTELLECTUAL PROPERTY

             The Company will maintain and renew all its present and future Intellectual Property.

             7.6  LICENCES

             The Company will:

                  (a) (APPLY): apply for (or procure the application for) and use (or procure that the applicant uses) its best endeavours to obtain and maintain each licence which is not held in respect of the Business but which is required by law to be held;

                  (b) (RENEW): on or before the time and in the manner
                      prescribed by the relevant Statute for each Licence, apply for (or procure the application for) and procure the renewal of each Licence, and pay or cause to be paid the renewal fees and other sums required in respect of the Licence or the renewal of the Licence within the time allowed and in the manner prescribed by the Statute;

                  (c) (PRODUCTION OF THE LICENCE): whenever reasonably requested by the Security Trustee, produce to the Security Trustee (or procure the production to the Security Trustee of) each Licence and all receipts for payments in relation to each Licence;

                  (d) (NO CANCELLATION): not do, allow or suffer any act, matter or thing as a result of which any Licence is surrendered, forfeited, withdrawn, cancelled, refused or rendered void, or whereby the holder of any Licence is disqualified permanently or temporarily from receiving or continuing to hold a Licence, or whereby the Business may be disqualified permanently or temporarily from having a Licence; and

                  (e) (COMPLY WITH STATUES): procure that the holder of any
                      Licence complies with all Statutes and all lawful requirements of every Government Authority in relation to the Licence (to the extent that such compliance is necessary to ensure that the Licence is not revoked, terminated or forfeited) and otherwise does all things so required of the holder.


                                                                             25.

             7.7  SECURITY TRUSTEE ASSUMES NO OBLIGATIONS

             The Security Trustee will not be deemed by virtue of this Deed to have assumed any obligation of the Company under any Licence or Statute.

             7.8  DOCUMENTS OF TITLE AND OTHER SECURITIES

             The Company will lodge with the Security Trustee all documents relating to each Encumbrance under which the Company is the Encumbrancee, all certificates, scrip and other indicia of the Company's title or interest in any Marketable Securities, all negotiable instruments other than cheques, and all other documents of title to the whole or part of the Charged Property immediately on receipt of the same.

             7.9  POSTPONEMENT OR WAIVER OF ENCUMBRANCES

             The Company will, if requested by the Security Trustee, immediately cause:

                  (a) any Encumbrance which has arisen or which arises from time to time by operation of law over the Charged Property in favour of any person (including the Company) to be at the Security Trustee's option postponed in all respects after and subject to the Charge or to be otherwise discharged, released or terminated; and

                  (b) any Financial Liability or other obligation secured by any such Encumbrance at the Security Trustee's option to be waived, released, paid or performed.

8.           EVENTS OF DEFAULT

             If any Event of Default occurs and while it subsists at the option of the Security Trustee and notwithstanding any delay or previous waiver of the right to exercise that option, all Powers not previously exercisable become exercisable, and also at the like option of the Security Trustee, the right of the Company to deal with the Charged Property immediately ceases.

9.           RECEIVERS: APPOINTMENT AND POWERS

             9.1  APPOINTMENT OF RECEIVER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Deed, the Security Trustee may if directed by an Extraordinary Resolution of Stockholders:

                  (a) appoint in writing any person or persons to be a receiver or receiver and manager of the whole or part of the Charged Property;

                  (b) withdraw the appointment of that Receiver as to the whole or part of


                                                                             26.

                      the Charged Property; and

                  (c) (in case of the removal, retirement or death of any
                      Receiver) appoint another person or persons in his place.

             9.2  JOINT RECEIVERS

             If more than one person is appointed as a Receiver of the whole or any part of the Charged Property, the Security Trustee may specify whether the appointment, and the Powers of each appointee, will at its option be joint, or joint and several, and failing such specification, the appointment and the Powers of each person will be deemed to be joint and several.

             9.3  REMUNERATION OF RECEIVER

             The Security Trustee may fix the remuneration of any Receiver at such rate as the Security Trustee from time to time determines, which rate will not exceed the standard hourly rate from time to time charged by the firm of which the Receiver is a member for work of the level conducted by the Receiver.

             9.4  AGENT OF THE COMPANY

             Every Receiver will be the agent of the Company who will be solely responsible for all acts and omissions by and the remuneration of the Receiver.

             9.5  POWERS OF RECEIVER

             Without the need for any consent by the Company, each Receiver will have all of the powers specified in section 420 of the Corporations Law, and in addition to those and any other Powers, will have all of the following powers:

                  (a) (TO TAKE POSSESSION): to take possession or control of or make use of the whole or any part of the Charged Property or relinquish such possession or control;

                  (b) (TO CONVERT TO MONEY): to convert, liquidate and reduce the whole or any part of the Charged Property into money;

                  (c) (TO LEASE): whether or not the Receiver has taken
                      possession, to lease or licence in the name of the Company or otherwise the whole or any part of the Charged Property for any period and on any terms or to vary or terminate a lease or licence;

                  (d) (TO CARRY ON BUSINESS): to carry on or concur in carrying on each Business and do all acts which the Company might do in the ordinary conduct of such Business for the protection or improvement of the whole or part of the Charged Property;



                                                                             27.

                  (e) (TO BORROW OR RAISE MONEY): to borrow or raise from the
                      Security Trustee or any other person any money which may be required for any purpose and in the name of the Company or otherwise to secure any money so borrowed or raised by the grant of any Encumbrance over the whole or part of the Charged Property so that the Encumbrance ranks in priority to, pari passu with or after the Charge. The Security Trustee will not be bound to inquire as to the necessity or propriety of any Financial Liability nor be responsible for the misapplication or non-application of any money so borrowed or raised;

                  (f) (TO ENGAGE): to engage consultants, contractors,
                      professional advisers, agents and employees (including any person associated with a firm or company in which the Receiver is a member or in which he is interested, and that person may charge for his services as if he had been independently retained at such salaries or remuneration as the Receiver thinks fit), and the Receiver may act on any advice given by that person;

                  (g) (TO CONDUCT WORKS): to repair, renew, replace, renovate or clean the Charged Property, to erect any new buildings or make any improvements to any land forming part of the Charged Property, and to demolish, alter, rebuild or extend any existing buildings on the Charged Property;

                  (h) (TO SELL PROPERTY): whether or not in possession, to sell or concur in selling all or any of the Charged Property by public auction, private treaty or tender, for cash or on credit, in one lot or in parcels, with or without special conditions as to title or the time and the mode of payment of purchase money and on such other terms as the Receiver thinks fit, with power to defer payment of any part of the purchase money, whether or not secured by an Encumbrance from the purchaser and to buy in and to rescind or vary any contract for sale, and to resell without being responsible for loss;

                  (i) (CONTRACTS FOR SALE): to exercise all or any rights,
                      powers and remedies of the Company under any contract for sale and to execute those contracts, transfers, applications for transfer, assignments and assurances of all or any part of the Charged Property in the name and on behalf of the Company or otherwise, and to do all other acts and things for implementing and completing any sale that the Receiver deems necessary;

                  (j) (TO SEVER AND SELL FIXTURES): to sever fixtures belonging to the Company and to sell those separately from any other part of the Charged Property;



                                       28.

                  (k) (TO INVEST PROCEEDS AGAINST CONTINGENCIES): if any part of the Secured Money is contingent, to invest, deposit or hold any part of the Charged Property in a form or mode of investment for the time being as the Receiver in its absolute discretion thinks fit, with like power to vary, transpose or re-invest the investments or deposits from time to time until such part of the Secured Money ceases to be contingent;

                  (l) (TO ENTER INTO CONTRACTS): to enter into any contract or arrangement with any person for any purpose connected with this Deed or the whole or any part of the Charged Property or in furtherance of any Power, on such terms and conditions as the Receiver in its absolute discretion thinks fit, including without limitation, granting or conferring options to, in favour of or exercisable by any person for the purpose of or in connection with the sale, purchase, leasing, hiring, or other dealing with, the whole or any part of the Charged Property;

                  (m) (TO PERFORM CONTRACTS): to perform, observe and carry out, enforce specific performance of, exercise or refrain from exercising, the Company's rights and powers under, obtain the benefit of, and to vary or rescind, all contracts and rights forming part of the Charged Property or entered into in the exercise of any Power;

                  (n) (TO TAKE PROCEEDINGS): to institute, conduct or defend any proceedings in law, equity or bankruptcy, and to submit to arbitration, mediation or conciliation in the name of the Company or otherwise and on any terms, any proceeding, claim, question or dispute in connection with the Charged Property or otherwise;

                  (o) (TO COMPROMISE): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Charged Property; to grant to any person involved therein time or other indulgence; and to execute such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

                  (p) (TO APPEAL): to appeal against or to enforce any judgment or order;

                  (q) (TO BANKRUPT DEBTORS AND WIND-UP COMPANIES): to make
                      debtors bankrupt and to wind-up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the whole or part of the Charged Property, or for the security or other benefit of the Security Trustee;



                                                                             29.

                  (r) (TO DELEGATE): with the consent in writing of the Security
                      Trustee, to delegate to any person for such time or times as the Security Trustee approves, any of the Powers, including this power of delegation;

                  (s) (TO FILE): to file all certificates, registrations and other documents and to take any and all action on behalf of the Company which the Security Trustee or Receiver believes is necessary to protect, preserve or improve any or all of the Charged Property and the rights of the Company and the Security Trustee in respect of any agreement for sale, and to obtain for the Security Trustee and the Stockholders all of the benefits of the Charge and any Transaction Document; and in particular, the placing of the Company into liquidation or the appointment of a Receiver will be deemed to be an event against which the Security Trustee may protect its rights;

                  (t) (TO MAKE CALLS): to call and get in the uncalled and
                      called but unpaid nominal or premium capital of the Company;

                  (u) (TO OPERATE BANK ACCOUNTS): to open or operate any bank account in the name of the Company (whether alone or jointly) to the exclusion of the Company, and to deposit or withdraw any money to the credit of that account, and to sign and indorse or to authorise others to sign and indorse in the name of the Company cheques, promissory notes bills of exchange and other negotiable instruments;

                  (v) (TO DO ALL OTHER THINGS NECESSARY): to do all things
                      necessary to perform, observe and fulfil any of the covenants on the part of the Company contained in this Deed; and

                  (w) (RECEIVER'S DISCRETION): to do all other acts and things without limitation as such Receiver thinks expedient in the interests of the Security Trustee or the Stockholders,

             and any further powers and discretions as the Security Trustee confers on the Receiver by notice in writing to the Receiver for the purposes referred to in this clause 9.5.

             9.6  INDEMNITY

             The Security Trustee may give such indemnities to the Receiver concerning the performance of the Receiver's duties as are permitted by law, and if the Security Trustee is obliged to pay any money under any indemnity, that money will become part of the Secured Money.



                                                                             30.

10.          SECURITY TRUSTEE'S POWERS

             10.1 EXERCISE OF POWER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Deed the Security Trustee may if directed by an Extraordinary Resolution of Stockholders without notice and whether or not a Receiver has been appointed:

                  (a) exercise all or any of the Powers conferred on a Receiver or which would be conferred on a Receiver if appointed as if those Powers had been expressly conferred on the Security Trustee;

                  (b) exercise all other Powers; and

                  (c) appoint an agent or joint and several agents and delegate such powers to it or them (in which case clauses 9.1, 9.3 and 9.6 will apply as if it or they were appointed as a Receiver).

             10.2 ACT JOINTLY

             The Security Trustee or Receiver may exercise any of the Powers in conjunction with the exercise of similar powers by any other Encumbrancee of the whole or part of the Charged Property or by any receiver appointed by that other Encumbrancee, and may enter into and give effect to agreements and arrangements with that other Encumbrancee or receiver as the Security Trustee or Receiver thinks fit.

             10.3 POWER OF ATTORNEY

                  (a) The Company irrevocably appoints the Security Trustee, each director, manager and attorney from time to time of the Security Trustee, and any Receiver severally, as its attorney, with power at any time after the occurrence of an Event of Default (and to the extent to which the Event of Default has not been remedied or waived) to:

                         (i) do all acts which ought to be done by the Company
                             under this Deed or to exercise any Power;

                        (ii) demand, sue for, recover and receive all or any
                             part(s) of the Charged Property from any person, in the name of and on behalf of the Company, or in the name of the Security Trustee or an attorney appointed under this Deed;

                       (iii) take further action and to execute further
                             instruments which are, or are in the opinion of the Security Trustee, either necessary to more satisfactorily secure the payment of the Secured Money or are expedient in relation to the Charged Property; and

                        (iv) appoint (and remove at will) at any time any
                             person(s) as


                                                                             31.

                             a substitute(s) for an attorney or attorneys.

                  (b) The Company ratifies and confirms now and for the future all actions lawfully undertaken by or on behalf of its attorney under this Power of Attorney.

                  (c) The Company declares that this Power of Attorney will
                      continue in force until all actions taken under it have been completed, notwithstanding the discharge of the Charge or any of the agreements or arrangements to which it refers.

             10.4 SECURITY TRUSTEE MAY MAKE GOOD DEFAULT

             If the Company defaults in duly performing, observing and fulfilling any of the Obligations, the Security Trustee may, without prejudice to any other Power, do all things and pay all money necessary or expedient in the opinion of the Security Trustee to make good or to attempt to make good that default to the satisfaction of the Security Trustee.

             10.5 NOTICE FOR EXERCISE OF POWERS

                  (a) The Powers may be exercised by the Security Trustee and the Receiver immediately or at any time after an Event of Default occurs without any notice or lapse of time being necessary unless required by a law which cannot be excluded.

                  (b) One day is hereby fixed as the period for which:

                         (i) default must continue in the performance,
                             observance and fulfilment of the whole or any part of the Obligations, or in the payment of any part of the Secured Money, including interest, before the Security Trustee may serve any notice in writing as required by any Statute affecting the Powers; and


                        (ii) default must continue after the service of notice
                             before any power of sale given by Statute may be exercised.

11.          APPLICATION OF MONEY

             11.1 PRIORITY OF PAYMENTS

             All money received by the Security Trustee or by the Receiver as a result of the exercise of the Powers in respect of the Company will be applied in the following order:

                  (a) (INCIDENTAL TO EXERCISE OF POWERS): in payment of all
                      costs, charges, expenses and disbursements incurred in or incidental to the exercise or attempted exercise of any of the Powers;



                                                                             32.

                  (b) (OUTGOINGS): in payment of any other outgoings as the
                      Receiver or the Security Trustee thinks fit;

                  (c) (PAYMENT OF SECURED MONEY SECURED BY THE STOCK): in
                      payment to the Stockholders in respect of the Secured Money (other than the Face Amount) secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date of the payment is made);

                  (d) (PAYMENT OF FACE AMOUNT): in payment to the Stockholders in respect of the Face Amount secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

                  (e) (SUBSEQUENT ENCUMBRANCES): in payment of subsequent
                      Encumbrances of which the Security Trustee is aware in the order of their priority; and

                  (f) (SURPLUS): the surplus (if any) belongs to the Company but does not carry interest.

             11.2 CONTINGENT INDEBTEDNESS

             If the Security Trustee receives money in connection with this Deed when part of the Secured Money is contingently or prospectively owing, then the Security Trustee must deposit an amount not exceeding that part in an interest-bearing deposit account with a bank on such terms as the Security Trustee thinks fit until that part becomes actually payable or no longer falls within the definition of "Secured Money". At that time the Security Trustee may retain for its own account the amount which is then actually payable to it. The balance is to be paid in accordance with clause 11.1.

             11.3 MONEY RECEIVED

             In applying any money towards satisfaction of the Secured Money, the Company will be credited only with so much of the money available for that purpose as will be actually received by the Security Trustee or the Receiver and not required for whatever reason to be disgorged, any credit to date from the time of receipt.

             11.4 APPLICATION OF PAYMENTS OR CREDITS

             Subject to this clause 11, each of the Security Trustee and the Receiver has an absolute discretion to apply any payment or credit received by it under the Charge in reduction of any part or parts of the Secured Money, whenever and on whatever account the same became secured, notwithstanding any principle or presumption of law to the contrary or any direction given at the time of receipt, and without the need to communicate its election to any person.



                                                                             33.

             11.5 RELIANCE ON CERTIFICATE

             In making any payment to any other Encumbrancee under clause 11.1, the Security Trustee and the Receiver may rely on a certificate from that Encumbrancee as to the amount secured, and are not bound to enquire as to the accuracy of the certificate or whether the amount referred to is validly secured by the Encumbrance.

12.          LIABILITY AND RELEASE

             12.1 CONTINUING OBLIGATION

             This Deed constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation, or any other matter or thing. Without limiting the generality of the foregoing each indemnity in this Deed is a separate additional and continuing obligation and will survive the discharge of the Charge. Unless otherwise agreed, payment by the Security Trustee will not be a pre-condition to liability under any indemnity.

             12.2 PERSONAL LIABILITY

             Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee, and notwithstanding the rule in Groongal Pastoral Company Limited (In Liquidation) v. Falkiner
             (1924) 35 CLR 157, no grant of full or partial satisfaction of or discharge from the Charge by the Security Trustee will release the Company from personal liability under this Deed or under any Transaction Document until all the Secured Money has in fact been received by the Security Trustee and is not liable to be disgorged for any reason, notwithstanding that the quotation or statement of account has arisen from the mistake, negligence, error of law or error of fact of the Security Trustee, its servants or agents.

             12.3 SETTLEMENT CONDITIONAL

             Any settlement or discharge between the Company and the Security Trustee is conditional on any security or payment given or made to the Security Trustee by the Company or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If the security or payment is avoided, repaid or reduced, the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Company subsequently as if that settlement or discharge had not occurred.

             12.4 COMPANY'S LIABILITY NOT AFFECTED

             The liability of the Company under this Deed:

                  (a) (ABSOLUTE): is absolute and is not subject to the
                      execution of any Transaction Document or any other document by any person or to the performance of any condition precedent or subsequent;



                                                                             34.

                  (b) (NOT AFFECTED): will not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release the Company from its liability including, without limiting the generality of the foregoing, any of the following:

                         (i) the occurrence of any Event of Default;

                        (ii) the receipt by the Security Trustee of any payment,
                             dividend or distribution under any Insolvency Provision in relation to the Company;

                       (iii) any Transaction Document or any payment the making
                             of which would otherwise have formed part of the Secured Money being or becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including, without limiting the generality of the foregoing:

                             A. any Statute, other law or principle of
                                equity;

                             B. any act or omission by any person;

                             C. any legal limitation, disability or
                                incapacity of the Company;

                             D. any improper exercise of a Power;

                             E. any Power being suspended or postponed by
                                Statute, any court order or otherwise; or

                             F. any Insolvency Provision;

                        (iv) the Security Trustee accepting any Transaction
                             Document;

                         (v) the Security Trustee granting time, waiver or other
                             indulgence or concession to, or to making any composition or compromise with, the Company;

                        (vi) the Security Trustee forbearing or neglecting to
                             exercise any remedy or right it has for the enforcement of any Transaction Document or any of the Obligations;

                       (vii) any laches, acquiescence or other act, neglect,
                             default, omission or mistake by the Security
                             Trustee;

                      (viii) the determination, rescission, repudiation or
                             termination, or the acceptance of any of the foregoing, by the Security Trustee or the Company of any Transaction Document or any of the Obligations;

                        (ix) execution of any Transaction Document or any
                             variation to any Transaction Document or any of the Obligations, whether or not such event imposes an additional liability upon or is onerous on the Company;

                         (x) the full, partial or conditional release or
                             discharge by the Security Trustee or by operation of law, of any person from any Transaction Document or any of the Obligations;

                        (xi) the release of any property from any Transaction
                             Document or the substitution of any property in place of any other


                                                                             35.

                             property now or hereafter the subject of a Transaction Document;

                       (xii) the Security Trustee wasting, destroying,
                             abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising a Transaction Document;

                      (xiii) the failure to obtain any Transaction Document or
                             the loss or impairment of any Transaction Document by operation of law or otherwise, whether or not the same is in breach of an express or implied condition to obtain or preserve such Transaction Document or in breach of any equitable duty which might otherwise have been imposed upon the Security Trustee;

                       (xiv) the postponement or loss of the priority attaching
                             to any Transaction Document;

                        (xv) the opening or operation of any new account with
                             the Security Trustee by the Company;

                       (xvi) any change in membership (whether by death or
                             retirement of an existing member, admission of a new member or otherwise) or name of any partnership, firm or association in which the Company is a member;

                      (xvii) the transfer or assignment of the benefit of any
                             Transaction Document or of any of the Obligations;

                     (xviii) any failure by the Security Trustee to disclose to the Company any material or unusual fact, circumstance, event or thing whatsoever known to, or which ought to have been known by, the Security Trustee relating to or affecting the Company at any time prior to or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Company and whether or not the Security Trustee was under any duty of disclosure; or

                       (xix) the Security Trustee entering into a covenant with
                             the Company not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation or do any other act, matter or thing in respect of the liability of the Company.

             12.5     RELEASE OF CHARGED PROPERTY

             The Security Trustee will be under no obligation to grant a release of the Charged Property from the Charge unless at the time release is to be provided, none of the Secured Money is owing (whether actually, contingently or prospectively), none of the Obligations remain to be performed and it is not reasonably foreseeable that there could be any such money owing or Obligations to be performed at a future time.



                                                                             36.

13.          PROTECTION AND INDEMNITY

             13.1 WAIVER BY THE COMPANY

             The Company waives in favour of the Security Trustee:

                  (a) all rights against the Security Trustee and any other
                      person, estate or assets as far as is necessary to give effect to any provision of the Charge;

                  (b) promptness and diligence on the part of the Security
                      Trustee, and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing the Charge; and

                  (c) all rights inconsistent with the provisions of the Charge, including any rights of contribution or subrogation which that Company might otherwise be entitled to claim or enforce.

             13.2 NO LIABILITY FOR LOSS

             Neither the Security Trustee nor any Receiver will be liable or otherwise accountable for any omission, delay or mistake, or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any Power, except for actual fraud or wilful misconduct.

             13.3 NO LIABILITY TO ACCOUNT

             Neither the Security Trustee nor any Receiver will, by reason of the Security Trustee or the Receiver entering into possession of the whole or part of the Charged Property, be liable to account as mortgagee or chargee in possession, or for anything except actual receipts, or be liable for any loss on realisation or for any default, omission, delay or mistake for which a mortgagee or chargee in possession might be liable.

             13.4 NO CONFLICT

             The Security Trustee and any Receiver may exercise any Power notwithstanding that the exercise of that Power involves a conflict between any duty owed to the Company by the Security Trustee or that Receiver and any duty owed by the Security Trustee or Receiver to any other person, or the interests of the Security Trustee or Receiver. No contract will be void or voidable by virtue of any such conflict of duty or interest, nor will the Security Trustee or Receiver be liable to account to the Company or any other person for any money or property as a result of such conflict.

             13.5 NO NOTICE OR ENFORCEMENT

             The Security Trustee need not give any notice of the security created by the Charge to any debtor of the Company, or to any purchaser, or to any other person, or to enforce payment


                                                                             37.

             of any money payable to the Company, or realise any of the Charged Property, or to take any steps or proceedings for that purpose.

             13.6 INDEMNITY

             The Company will on demand indemnify and keep the Security Trustee indemnified in respect of all costs, expenses, liabilities and losses incurred by the Security Trustee or the Receiver:

                  (a) in the exercise, attempted exercise or non-exercise of any
                      Power, including (without limitation) those consequent on any mistake, oversight, error of judgment or want of prudence on the part of the Security Trustee or the Receiver, unless the same is due to actual fraud or wilful misconduct;

                  (b) as a consequence of the occurrence of any Event of
                      Default;

                  (c) by reason of the Charge;

                  (d) in respect of any act or omission for which the Security
                      Trustee or the Receiver is exonerated by Part A of this Deed; and

                  (e) by reason of the Security Trustee redeeming or taking a transfer of any Encumbrance ranking in priority to or pari passu with the Charge,

             and the Company will defend all actions, proceedings claims or demands brought by any person in relation to any matter the subject of this indemnity.

             13.7 PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE
                  OR RECEIVER

             No person acquiring any money or asset from or paying or handing over any money or asset to or otherwise dealing with the Security Trustee, the Receiver or any attorney appointed under this Deed, or to whom is tendered for registration an instrument executed by the Security Trustee, the Receiver or any attorney appointed under this Deed will be:

                  (a) bound to inquire:

                         (i) whether any Event of Default has occurred;

                        (ii) whether any of the Secured Money is owing or
                             payable;

                       (iii) whether the Receiver or attorney has been properly
                             appointed;

                        (iv) as to the propriety or regularity of the exercise
                             or purported exercise of any Power; or


                         (v) as to any other matter or thing;

                  (b) affected by actual or constructive notice that any
                      transaction,



                                                                             38.

                      document or other dealing is unnecessary or improper; or

                  (c) concerned to see to the application of any money or asset, or be answerable or accountable for any loss or misapplication,

             and the irregular, improper or unnecessary exercise of any Power will be, as regards the protection of any such person, deemed to be authorised by the Company and valid.

14.          PAYMENTS

             14.1 CREDIT BALANCES OF OTHER ACCOUNTS

             In determining the Secured Money, no credit need be allowed by the Security Trustee or any Stockholder for any credit balance in any joint or other account of the Company with either of them, or for any other money owing by the Security Trustee or any Stockholder to the Company.

             14.2 PAYMENT OF INTEREST

             The Company will pay interest on the Secured Money to the Security Trustee or any Stockholder, in accordance with each Transaction Document, and in the absence of any relevant provision, to the Security Trustee at the Specified Rate calculated on daily balances computed from the time or respective times when the money becomes owing to, or is paid by, the Security Trustee or Stockholder. Interest accrues daily, and is payable on the earlier of a demand from the Security Trustee (made at the request of a Stockholder) or the last Banking Day of each calendar month, whilst the Secured Money remains outstanding.

             14.3 CAPITALISATION OF INTEREST

             The Security Trustee or Stockholder may capitalise any interest which has become due and owing in accordance with any Transaction Document or in the absence of any relevant provisions then at such periods of not less than one calendar month and from such dates as the Security Trustee or that Stockholder elects. The accumulation of capitalised interest may continue until the Secured Money has been paid in full notwithstanding any composition, compromise judgment or order in respect of any person or any other thing.

             14.4 MERGER

             If the liability of the Company to pay to the Security Trustee or any Stockholder any of the Secured Money becomes merged in any judgment or order, the Company will, as an independent obligation, pay interest at the rate which is the higher of that payable under this Deed and that fixed by or payable under that judgment or order.


                                                                             39.

             14.5 NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM

             Subject to any Transaction Document, all payments of Secured Money by the Company to the Security Trustee or a Stockholder will be:

                  (a) free of any set-off or counterclaim; and

                  (b) subject to any Statute, without deduction or withholding for any present or future Taxes.

             14.6 CURRENCY CONVERSION AND INDEMNITY

                  (a) If any amount is required to be paid in a particular
                      currency and the Security Trustee receives payment in another currency, then the Security Trustee may actually or notionally convert the amount received into the required currency at the spot rate which it is or considers it would be able to obtain in the market at the time following receipt when it sees fit to make such conversion. The Company will only satisfy its obligation to pay in the required currency to the extent of the amount actually or notionally received after deducting the costs of conversion.

                  (b) The Company agrees to indemnify the Security Trustee for any deficiency which arises for any reason between the amount actually received under any judgment, court or tribunal order or distribution under any Insolvency Provision which takes into account any currency conversion rate and the amount which would be actually or notionally received by the Security Trustee by applying the conversion provided for in this clause.

                                     PART B:
              RELATIONSHIP BETWEEN THE TRUSTEE AND THE STOCKHOLDERS

15.          THE TRUSTEE

             15.1 RIGHTS AND SPECIFIC INDEMNITIES

             The Security Trustee agrees to exercise the Powers and perform the obligations which are delegated to or conferred on it by this Deed or any Collateral Security. The Security Trustee has no obligations except those expressly set out or referred to in this Deed.

             15.2 ACTS OF SECURITY TRUSTEE BINDING

             Any act, matter or thing done or document signed by the Security Trustee acting properly within its Powers, duties and obligations under this Deed will be binding on every Stockholder.



                                                                             40.

             15.3 GENERAL COVENANTS OF SECURITY TRUSTEE

             Until it retires or is removed from office as Security Trustee of the Security Trust, the Security Trustee will:

                  (a) (ACT AS SECURITY TRUSTEE): act continuously as trustee of the Security Trust;

                  (b) (ACT HONESTLY ETC.): subject to the terms and conditions of this Deed, act honestly and in good faith in the performance of its duties and the exercise of its Powers;

                  (c) (NO CO-MINGLING): keep the Security Trust Fund separate from all other assets, investments and other property of the Security Trustee or any other person, including, but not limited to, assets, investments or other property vested in or held by the Security Trustee as trustee of trusts other than the Security Trust;

                  (d) (FOLLOW INSTRUCTIONS): in the exercise of all its Powers, act or refrain from acting in accordance with the instructions (if any) of the Stockholders or where an Extraordinary Resolution is contemplated under this Deed, in accordance with that Extraordinary Resolution;

                  (e) (OBLIGATIONS UNDER SECURITIES): perform any obligations incurred by it under the terms of any Transaction
                      Document;

                  (f) (KEEP BOOKS): keep and maintain proper and accurate books, records and accounts in regard to the Security Trust Fund and its duties under this Deed.

                  (g) (OBTAIN DOCUMENTS): ensure that all documents are provided by or on behalf of the Company in accordance with the terms of the Transaction Documents granted by the Company to the Security Trustee, review the substance of such documents to determine whether any Event of Default or Potential Event of Default is subsisting and provide copies of the same to the Stockholders; and

                  (h) (NOTIFICATION): promptly notify the Stockholders of any proposal to vary, replace or terminate this Deed or to replace the Security Trustee.

             15.4 PROTECTION OF SECURITY TRUSTEE

             In addition to any protections under any Statute or contained in this Deed the Security Trustee will not be liable (except to the extent that it is in breach of this Deed or has engaged in fraud, negligence or wilful breach) to any Stockholder or the Company or otherwise be responsible for:



                                                                             41.

                  (a) (EXERCISE OF RIGHTS): any loss or damage occurring as a result of its exercising, failing to exercise or purporting to exercise any Power under any Transaction Document; or

                  (b) (DEFAULT OF AGENTS): the default of any agent of the
                      Security Trustee, whether or not the employment or appointment of the agent was necessary or expedient;

                  (c) (MISTAKE OR OMISSION): any mistake or omission made by the
                      Security Trustee;

                  (d) (ANY OTHER THING): any other matter or thing done in
                      relation to any Transaction Document;

                  (e) (INVALIDITY): the invalidity or unenforceability of any
                      Transaction Document;

                  (f) (DIRECTIONS OF STOCKHOLDERS): any action or omission of the Security Trustee in accordance with or consistent with an Extraordinary Resolution;

                  (g) (ACTING ON RESOLUTION): acting on any resolution
                      purporting to have been passed at any meeting of Stockholders at which minutes were made and signed even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any other reason the resolution was not valid or binding on any of those Stockholders whom it purports to bind or the Security Trustee;

                  (h) (INQUIRY INTO TITLE): enquiring into or liable for any defects or failure in the title of any person to property Encumbered by that person under a Transaction Document, whether such defects or failure might have been discovered upon inquiry and remedied or not;

                  (i) (MONITORING COMPLIANCE): monitoring, investigating or
                      otherwise informing itself as to the Company's compliance with any Transaction Document except as expressly provided in this Deed;

                  (j) (NO OBLIGATION TO INFORM): except where expressly provided in this Deed, informing the Stockholders of the occurrence of an Event of Default or Potential Event of Default; and

                  (k) (NO LIABILITY FOR ACTS OF A RECEIVER): the acts or
                      omissions of a Receiver, but it will, to the extent of a prudent security trustee, monitor the performance by the Receiver of the Receiver's duties.



                                                                             42.

             15.5 POWERS OF SECURITY TRUSTEE

             In addition to the provisions of any Statute and the other Powers contained in this Deed:

                  (a) (DISCRETION IN REPRESENTING STOCKHOLDERS): subject to
                      clause 15.3 in representing the Stockholders, the Security Trustee has an absolute discretion to act or to refrain from acting and to commence, prosecute, vary or discontinue, abandon, waive or compromise any action, proceeding or claim on any terms or conditions as it thinks is in the best interests of the Stockholders;

                  (b) (ACT ON ADVICE): the Security Trustee may, in relation to this Deed or any Power, without liability for loss, rely on (without further inquiry):

                      (i) the opinion, advice or information obtained by the Security Trustee from any properly qualified adviser of any kind appropriate to a particular case (including without limitation any lawyer, independent accountant, valuer or other expert) whether or not the opinion, advice or information is correct;

                      (ii) any documents, advice or other communication
                           supplied to it in accordance with any Transaction Document if it appears on its face to be correct and is believed by the Security Trustee to be genuine and the Security Trustee has not received notice to the contrary.

                  (c) (DELEGATION AND AGENTS): the Security Trustee may:

                      (i)  employ and act through agents and attorneys; or

                      (ii) delegate its powers, discretions, duties or
                           obligations to any person as provided, whether expressly or by implication, in any Transaction Document,

                  and no person dealing with the Security Trustee is bound to enquire as to the regularity or authority of such person or as to whether the Security Trustee has the requisite power;

                  (d) (CONVENE MEETINGS): the Security Trustee may at any time convene a meeting of Stockholders;

                  (e) (REPRESENT STOCKHOLDERS): the Security Trustee may at any
                      time either of the Security Trustee's own volition or under any directions or in accordance with any policy given or indicated by any meeting of Stockholders, represent the Stockholders generally in any investigation, negotiation, action, transaction or proceeding touching the interests of the Stockholders generally in the affairs of the


                                                                             43.

                      Company, in the enforcement of the rights of the Stockholders or the Security Trustee or as to the duties of the Security Trustee or as to the liabilities of the Company and in enforcing the rights of the Stockholders or the Security Trustee by any demand, action or proceeding;

                  (f) (APPLY TO COURT FOR DIRECTION): the Security Trustee may
                      apply to the court for directions in relation to any question, and assent to and approve of or oppose any application to the court made by any Stockholder; and

                  (g) (POWER TO DETERMINE): the Security Trustee has full power as between itself and the Stockholders to determine all questions and matters of doubt arising in relation to any of the provisions of this Deed and every such determination will be conclusive and binding on the Stockholders.

             15.6 ADDITIONAL POWERS OF THE SECURITY TRUSTEE

             The Powers conferred by this Deed on the Security Trustee are in addition to any powers which may from time to time be vested in trustees by law.

             15.7 SECURITY TRUSTEE TO EXERCISE POWERS

             Notwithstanding that the Security Trustee holds the benefit of the Powers for the Stockholders, the Stockholders acknowledge that only the Security Trustee or a Receiver appointed by the Security Trustee may exercise the Powers.

             15.8 GENERAL INDEMNITY

             Without limiting the rights of indemnification given to the Security Trustee by law and elsewhere in this Deed, the Security Trustee and every Receiver, attorney, agent or other person appointed by the Security Trustee under this Deed will be indemnified by the Company in respect of all liabilities and costs, charges and expenses properly incurred by any of them in the performance and execution of the trusts contained in this Deed or in the exercise or non exercise of any powers, authorities and discretions vested in any of them under this Deed. This indemnity does not apply where there has been a breach of trust, misconduct, fraud or negligence on the part of the Security Trustee or any of those other persons.

16.          ENFORCEMENT OF SECURITIES

             16.1 OBLIGATION TO CONVENE MEETING

             If the Security Trustee becomes aware of the occurrence of an Event of Default, it will, subject to clause 16.5, promptly notify the Stockholders and convene a meeting of them in accordance with this Deed, at which it will seek instructions from the Stockholders by



                                                                             44.

             way of an Extraordinary Resolution of the Stockholders regarding the action it should take as a result of such Event of Default.

             16.2 SECURITY TRUSTEE MAY REQUIRE AN INDEMNITY

             The obligation of the Security Trustee to act in accordance with the Extraordinary Resolution referred to in clause 16.1 is subject to:

                  (a) this Deed; and

                  (b) if required by the Security Trustee (in its absolute
                      discretion) the receipt from the Stockholders of an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Stockholders) against all actions, proceedings, claims and demands to which it may render itself liable, any liability or loss which may arise and all costs, charges, damages and expenses which it may incur, in giving effect to an Extraordinary Resolution of the Stockholders. No such indemnity will extend to cover fraud, negligence or wilful breach on the part of the Security Trustee.

             16.3 NO OBLIGATION TO ENFORCE

             Pending the receipt of instructions from the Stockholders as contemplated by clause 16.1 and receipt of the indemnity (if required) contemplated by clause 16.2, the Security Trustee will not be bound to take any action under the Charge or any Collateral Security or give any consent or waiver or make any determination thereunder (including, without limiting the generality of the foregoing, to appoint any Receiver or to declare the Charge or Collateral Security enforceable or to take any other proceedings referred to in that security).

             16.4 NOTICE OF ENFORCEMENT

             Immediately upon the Security Trustee notifying the Company that the Charge or a Collateral Security is enforceable, the Security Trustee will send a copy of that notice to the Stockholders.

             16.5 IMMATERIAL WAIVERS

             The Security Trustee may in the absence of a relevant Extraordinary Resolution of Stockholders:

                  (a) on such terms and conditions as it may deem expedient;

                  (b) without the consent of the Stockholders; and



                                                                             45.

                  (c) without prejudice to its rights or duties in respect of any subsequent breach,

             agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of this Deed or any Collateral Security which is not, in the opinion of the Security Trustee, prejudicial to the interests of the Stockholders and may determine that any event that would otherwise be a Potential Event of Default or Event of Default will not be treated as such for the purposes of this Deed and any Collateral Security.

17.          TRUSTEE FEE

             NOT USED.

18.          TRUSTEE'S PERSONAL INTEREST

             18.1 SECURITY TRUSTEE NOT PRECLUDED FROM BEING A STOCKHOLDER

             Nothing in the Transaction Documents prohibits the Security Trustee or any Related Body Corporate of the Security Trustee or any directors or officers of the Security Trustee or any of its Related Bodies Corporate (each a "SECURITY TRUSTEE GROUP MEMBER") from being a Stockholder or a shareholder in the Company or in a Stockholder or from acting in any representative capacity for such a shareholder or Stockholder. In particular, any Security Trustee Group Member may act on its own account or as administrator, trustee, receiver, attorney or agent or in any other fiduciary or professional capacity and its acting in such capacity is not deemed a breach of the obligations arising out of the fiduciary relationship between the Security Trustee and the Stockholders. Any consideration received for so acting may be retained.

             18.2 SECURITY TRUSTEE NOT PRECLUDED FROM CONTRACTING

             The Security Trustee is not by reason of any fiduciary capacity, including by its entering into this Deed, in any way precluded from making any contracts or entering into any transactions with the Company in the ordinary course of the business of the Security Trustee or from undertaking any fiduciary or agency services for the Company or for itself as Security Trustee.

19.          REMOVAL, APPOINTMENT AND RESIGNATION OF TRUSTEE

             19.1 REMOVAL

             If:

                  (a) (DEFAULT): the Security Trustee defaults in:

                      (i) the payment of any money held by it under the Trust in the manner required by this Deed; or

                      (ii) the observance or performance of any of its
                           material


                                                                             46.

                             obligations under this Deed and, if that default is capable of rectification, it is not rectified within 7 Banking Days of its occurrence;

                  (b) (INSOLVENT): an Insolvency Event occurs in relation to the
                      Security Trustee; or

                  (c) (EXTRAORDINARY RESOLUTION): an Extraordinary Resolution is
                      passed that the Security Trustee be removed from office,

             the Stockholders may, subject to the following provisions of this clause 19, by at least 7 Banking Days' written notice to the Security Trustee remove the Security Trustee from office.

             19.2 RETIREMENT OF SECURITY TRUSTEE

             The Security Trustee may, subject to the following provisions of this clause 19, retire at any time upon giving not less than 14 days' notice in writing to the Company and each Stockholder.

             19.3 REMOVAL OR RETIREMENT NOT EFFECTIVE

             No removal or retirement of the Security Trustee under this clause 19 is effective unless and until a new Security Trustee has accepted the office of Security Trustee under clause 19.4.

             19.4 APPOINTMENT OF NEW SECURITY TRUSTEE

                  (a) Subject to paragraph (b) of this clause 19.4, the power of appointing a new Security Trustee is vested in the Company.

                  (b) On the service of a notice under clause 19.1 (except where clause 19.1(c) applies) or of a notice of retirement by the Security Trustee under clause 19.2, the Company will promptly procure the Security Trustee to convene a meeting of the Stockholders for the purpose of proposing a successor Security Trustee. The Company will exercise the power of appointment conferred by clause 19.4(a) in accordance with any resolution passed at such meeting.

             19.5     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

                  (a) Every successor Security Trustee appointed in accordance with this clause 19 will (at its own cost or at the cost of the Company) execute and deliver to the Company and the retiring Security Trustee, an instrument accepting such appointment and do all other things reasonably within its power to assume the obligations, duties and Powers of the retiring Security Trustee under this Deed.



                                                                             47.

                  (b) Upon the resignation or removal of the retiring Security
                      Trustee, the successor Security Trustee becomes vested with all the Powers, trusts and duties of the retiring Security Trustee. Such vesting will not affect the rights and obligations of the retiring Security Trustee arising during its term as Security Trustee.

             19.6 CO-OPERATION OF REMOVED OR RETIRING SECURITY TRUSTEE

             The removed or retiring Security Trustee will:

                  (a) (DELIVER DOCUMENTS): execute and deliver any documents and do every other thing reasonably within its power which is necessary or desirable to effect the appointment of the successor Security Trustee; and

                  (b) (DELIVER ASSETS): deliver and grant to the successor
                      Security Trustee:

                         (i) all assets of the Security Trust Fund, all
                             documents of title and other documents relating thereto, and all computer and other records, computer software, accounts and documents relating to the Security Trust and which are in the possession of or under control of the removed or retiring Security Trustee; and

                        (ii) such access to the computer and other records,
                             computer software, accounts and documents which belong to the removed or retiring Security Trustee in its own right and which are necessary to carry out the functions and to exercise the rights of the successor Security Trustee.

20.          MEETINGS OF STOCKHOLDERS

             20.1 MEETINGS REGULATED BY THE MEETINGS PROCEDURES

             The Meetings Procedures apply to all meetings and resolutions of Stockholders.

             20.2 EXTRAORDINARY RESOLUTIONS

             In addition to all other powers specified in this Deed as exercisable by Extraordinary Resolution, the Stockholders have the following powers exercisable by Extraordinary Resolution:

                  (a) (SANCTION, RELEASE OR COMPROMISE): power to sanction any release, modification, waiver, variation, moratorium or compromise or any arrangement in respect of the rights of the Stockholders or the Security Trustee against the Company or against their assets;



                                                                             48.

                  (b) (WAIVER OF DEFAULT): power to give any sanction, assent, release or waiver of any breach or default by the Company under any of the provisions of this Deed or any Collateral Security other than a default in respect of the payment of any part of the Secured Money;

                  (c) (GIVE UP POSSESSION): power to authorise the Security
                      Trustee or any Receiver where it has entered into possession of property Encumbered by the Charge or any Collateral Security or any part thereof, to give up possession of the same to the Company, either unconditionally or upon any condition;

                  (d) (REMOVE SECURITY TRUSTEE): subject to the provisions of this Deed, power to remove any Security Trustee and to propose the appointment of or appoint a new Security Trustee;

                  (e) (EXECUTION OF DOCUMENTS ETC.): power to authorise or
                      instruct the Security Trustee to execute any document or agreement to give effect to any matter referred to in this clause 20.2; and

                  (f) (INSTRUCT SECURITY TRUSTEE GENERALLY): power to instruct the Security Trustee to take or refrain from taking such action or do such things as the Security Trustee may lawfully do under this Deed.

             20.3     EXTRAORDINARY RESOLUTIONS BINDING

             An Extraordinary Resolution (whether passed at a meeting duly convened and held in accordance with this Deed or passed in writing in accordance with clause 12 of the Meetings Procedures) is binding upon all Stockholders, and the Stockholders and the Security Trustee are bound to give effect to it. However:

                  (a) (CLASS OF STOCKHOLDERS AFFECTED): a resolution of all
                      Stockholders which affects a particular class of Stockholders only, as opposed to the rights of Stockholders generally, is not binding on the Stockholders of that particular class unless the Stockholders of that particular class have, by Extraordinary Resolution, agreed to be bound by it;

                  (b) (PARTICULAR STOCKHOLDER AFFECTED): a resolution of all
                      Stockholders or of a class of Stockholders which affects a particular Stockholder only, rather than the rights of all Stockholders of the Stockholder's class generally, is not binding on that Stockholder unless he has agreed to be bound by it; and

                  (c) (RELEASE ON PART PAYMENT OF SECURED MONEY): no
                      Extraordinary Resolution which purports to have any of the following effects upon any Secured Money is valid unless agreed to by the Stockholder to whom those Secured Money is owed:



                                                                             49.

                         (i) the release of any obligation to pay the Secured
                             Money; or

                        (ii) the alteration of any date upon which any part of
                             the Secured Money is payable or the amount of any payment of any part of the Secured Money.

21.          AMENDMENTS OF SECURITY TRUST

             21.1 AMENDMENT BY SECURITY TRUSTEE

             Subject to clauses 21.3 and 21.4, any provision of this Deed (including this clause 21) or any Supplemental Trust Deed may be varied or amended and any new provision inserted at any time by deed made between the Company and the Security Trustee if that variation, amendment or insertion is:

                  (a) (MANIFEST ERROR): to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only; or

                  (b) (NOT PREJUDICIAL): in the opinion of the Security Trustee neither prejudicial nor likely to be prejudicial to the interests of the Stockholders as a whole and either:

                         (i) not prejudicial nor likely to be prejudicial to any
                             Stockholder; or

                        (ii) to the extent the variation, amendment or insertion
                             is or is likely to be prejudicial to the interests of any Stockholder, consented to by that Stockholder.

             21.2 AMENDMENT BY EXTRAORDINARY RESOLUTION

             Subject to clauses 21.3 and 21.4, the Security Trustee may, if authorised to do so by the Company and an Extraordinary Resolution, vary or amend this Deed as so authorised or directed.

             21.3 SECURITY TRUSTEE NOT TO BENEFIT

             Subject to the provisions of this Deed (including, but not limited to, any right of indemnity), the Security Trustee is not entitled to any interest in or benefit in or arising from the Security Trust Fund by resulting trust or otherwise and any acts, determinations or otherwise by the Security Trustee purporting to create such interest or benefit are void.

             21.4 EVIDENCE OF VARIATION

             If a variation or amendment to this Deed is made under this clause 21, any person may rely upon a certificate from the Security Trustee describing the variation and the certificate is deemed to be conclusive evidence of the variation.



                                                                             50.

22.          EXPENSES STAMP DUTIES AND REGISTRATION

             22.1 EXPENSES

             The Company on demand will reimburse the Security Trustee for and keep the Security Trustee indemnified against all expenses, including legal fees, costs and disbursements (on a solicitor/own client basis) incurred by the Security Trustee in connection with:

                  (a) (PREPARATION): the preparation, negotiation and execution of the Transaction Documents and any subsequent consent, agreement, waiver, amendment to, or discharge of any of them; and

                  (b) (ENFORCEMENT): the exercise, enforcement, preservation, or attempted exercise, enforcement or preservation of any rights under the Transaction Documents, including without limitation any expenses incurred in the evaluation of any matter of material concern to the Security Trustee or any Stockholder.

             The Company will bear the cost of its compliance with the Transaction Documents.

             22.2 STAMP DUTIES

                  (a) (PAYMENT OF ALL DUTIES): The Company will pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Deed, or any payment, receipt or other transaction contemplated by this Deed.

                  (b) (INDEMNITY): The Company will indemnify the Security
                      Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay Taxes.

             22.3 REGISTRATION

             The Company will ensure that the Charge is registered in the manner and within such time limits as may be prescribed by law to ensure the full efficacy of the Charge as a security to the Security Trustee in all relevant jurisdictions.

23.          GOVERNING LAW AND JURISDICTION

             23.1 GOVERNING LAW

             This Deed is to be governed by and construed in accordance with the laws of New South Wales.



                                                                             51.

             23.2 JURISDICTION

                  (a) (ACCEPTANCE OF JURISDICTION): The Company irrevocably
                      submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

                  (b) (NO OBJECTION TO INCONVENIENT FORUM): The Company
                      irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings, and any claim it may now or in the future have that action or proceeding has been brought in an inconvenient forum.

24.          MISCELLANEOUS

             24.1 CONFIDENTIALITY

                  (a) Subject to clause 24.1(b) the Security Trustee and the
                      Stockholder will not disclose any confidential or unpublished information or documents supplied by the Company in connection with the Transaction Documents which are specifically indicated by the Company to be confidential.

                  (b) The Security Trustee and the Stockholder will be entitled to disclose any confidential information or documents:

                       (i)  to a Stockholder;

                      (ii) in any proceeding arising out of or in connection with any Transaction Document to the extent that such disclosure is deemed by that person necessary to protect its interests;

                      (iii) if required to do so under a binding order of any
                            Government Authority or any procedure for discovery in any proceedings;

                       (iv) if required to do so under any law or any
                            administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible trustees, bankers or financial institutions;

                        (v) otherwise as required or permitted by any
                            Transaction Document;

                       (vi) to its legal advisers and its consultants as long
                            as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;

                      (vii) to a proposed Stockholder or assignee or transferee
                            from a Stockholder with the prior written consent of the Company


                                                                             52.

                             which consent will not unreasonably be withheld or delayed and will be deemed to have been given if not refused within 5 Banking Days of a request therefor; or

                      (viii) with the prior Company's written consent.

                  (c) This clause 24.1 survives the termination of this Deed.

             24.2  FURTHER ASSURANCE

             The Company will, and will procure that, all persons having or claiming any estate or interest in the whole or part of the Charged Property from time to time and at all times after the date of this Deed on the request of the Security Trustee and at the cost of the Company, will make, do and execute or cause to be made, done and executed all acts, deeds and assurances for:

                  (a) more satisfactorily securing to the Security Trustee the payment of the Secured Money;

                  (b) assuring or more satisfactorily assuring the Charged
                      Property to the Security Trustee, or as the Security Trustee may direct; or

                  (c) facilitating the exercise of any Power.

             In particular, whenever requested to do so by the Security Trustee, the Company will execute in favour of the Security Trustee legal mortgages, transfers, assignments or other assurances of the whole or any part of the Charged Property in terms acceptable to the Security Trustee.

             24.3 CERTIFICATE OF SECURITY TRUSTEE

             A certificate in writing signed by an officer of the Security Trustee certifying the amount payable by the Company to the Security Trustee or stating any other act, matter or thing relating to this Deed or any Transaction Document is conclusive and binding on the Company in the absence of manifest error on the face of the certificate.

             24.4 NOTICES

             Any notice or other communication served, given or made under or in connection with this Deed or any Collateral Security to which the Company is a party:

                  (a) must be in writing in order to be valid;

                  (b) is sufficient if executed by the party serving, giving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

                  (c) will be deemed to have been duly served, given or made in relation


                                                                             53.

                      to a party if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that party set out in the Transaction Documents or notified in writing by that party to the other parties from time to time; and

                  (d) will be deemed to be given, served or made:

                      (i) (in the case of prepaid post) on the fifth day
                          after the date of posting;

                      (ii) (in the case of facsimile) on receipt of a
                           transmission report confirming successful transmission; and

                      (iii) (in the case of delivery by hand) on delivery.

             24.5 ASSIGNMENT

                  (a) (DEED BINDS ASSIGNS): This Deed will be binding on and inure to the benefit of the Company, the Stockholders and the Security Trustee and their respective successors and assigns.

                  (b) (ASSIGNMENT BY THE COMPANY): Notwithstanding clause
                      24.5(a), the Company may not assign or transfer all or any part of its rights or obligations under this Deed without the prior written consent of the Security Trustee acting on the instructions of all the Stockholders.

                  (c) (ASSIGNMENT BY STOCKHOLDER OF STOCK): No Stockholder may
                      assign all or part of its rights to any Stock. If a Stockholder assigns all or a rateable part of its rights to the indebtedness secured by this Deed it will notify the Company which will (subject to clause 5.5) thereupon issue new Stock Certificates to the assignee and if the assignor has assigned all of its indebtedness it will return the relevant Stock Certificate to the Company.

                  (d) (ASSIGNEE NOT RECOGNISED): The Security Trustee will be under no obligation to recognise the interest of any unregistered assignee from any Stockholder.

             24.6 NO MERGER

             Neither this Deed, any Collateral Security nor any of the Powers will merge or prejudicially affect or be merged in or prejudicially affected by and the Company's obligations under this Deed will not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy, or any other matter or thing now or hereafter existing in respect of the Secured Money.



                                                                             54.

             24.7     SEVERABILITY OF PROVISIONS

             Any provision of a Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

             24.8     POWERS CUMULATIVE

             Each Power is cumulative and in addition to each other Power available to the Security Trustee or the Receiver.

             24.9     WAIVER

             A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any Power by the Security Trustee will not in any way preclude, or operate as a waiver of, any further exercise or enforcement of that or any other Power.

             24.10    CONSENTS

             Any consent referred to in this Deed or any Collateral Security may be given or withheld and may be given subject to any conditions, as the Security Trustee thinks fit in its absolute discretion unless this Deed expressly provides otherwise.

             24.11    WRITTEN WAIVER AND CONSENT

             Any waiver or consent given by the Security Trustee under this Deed or any Collateral Security will only be effective and binding on the Security Trustee if it is given or confirmed in writing.

             24.12    TIME OF ESSENCE

             Time is of the essence in respect of the Company's obligations under this Deed or any Collateral Security.

             24.13    MORATORIUM LEGISLATION

             To the fullest extent permitted by law, the provisions of all Statutes at any time operating directly or indirectly to lessen or affect in favour of the Company any obligation under this Deed or any Collateral Security, or to delay or otherwise prevent or prejudicially affect the exercise of any Power, are expressly waived, negatived and excluded.

             24.14    BINDING ON EACH SIGNATORY

             This Deed is binding on each of the signatories notwithstanding that any one or more of the named parties does not execute this Deed, that there is any invalidity, forgery or irregularity touching any execution of this Deed, or that this Deed is or becomes unenforceable, void or voidable against a named party.



                                       55.

             24.15    COUNTERPARTS

             This Deed may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

             24.16    NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE

             The Company does not enter into this Deed or any Collateral Security in reliance on or as a result of any representation, promise, statement, conduct or inducement by or on behalf of the Security Trustee, any Stockholder otherwise than as set out in the Transaction Documents.

             24.17    INDEPENDENT INVESTIGATION

             Each Stockholder confirms that it has made and will continue to make, independently and without reliance on the Security Trustee or any other Stockholder and based on the documents and information which it regards as appropriate, its own investigations into the affairs of the Company and its own analysis and decisions whether to take or not take action under any Transaction Document.




                                                                             56.

                                   SCHEDULE 1

                               MEETINGS PROCEDURES

1.           CONVENING OF MEETINGS

1.1          A meeting of Stockholders:

                  (a) may be convened at any time by the Security Trustee; and

                  (b) will be convened by the Security Trustee:

                      (i) if requested to do so by the Company;

                      (ii) if requested to do so by a Stockholder or by
                           Stockholders holding not less than 10% of the Principal Money.

1.2 Each meeting of Stockholders will be held at such time and place as the Security Trustee approves.

2.           NOTICE OF MEETINGS

2.1 The Security Trustee must give notice of a proposed meeting of Stockholders to each Stockholder and the Company as follows:

             (a) the notice must specify the day, time and place of the meeting and the nature of each specific resolution (if any) to be proposed at that meeting;

             (b) the notice must be given 5 Banking Days in advance of the meeting (inclusive of the day on which the notice is given and of the day on which the meeting is held);

             (c) the notice may be given to each recipient in any manner provided in relation to that recipient under this Deed.

2.2 A meeting convened otherwise than in accordance with clause 2.1 is deemed to be duly convened if it is so agreed by Stockholders representing a quorum.

2.3 An accidental omission to give notice to, or the non-receipt of notice by, any person entitled to such notice, does not invalidate the proceedings at any meeting provided that a quorum is present.

3.           CHAIRMAN

             A person (who need not be a Stockholder and who may be a representative of the Security Trustee) nominated in writing by the Security Trustee is entitled to take the chair at every meeting of Stockholders. If, however, no such nomination is made or the person nominated is not present at the meeting within 15 minutes after the time appointed for the


                                                                             57.

             meeting to be held, the Stockholders present may choose one of their number to be chairman.

4.           QUORUM

4.1 At any meeting of Stockholders any 2 or more persons present in person being Stockholders holding, or Representatives holding or representing, in aggregate not less than 50% of the Principal Money will form a quorum for the transaction of business and no business (other than the choosing of a chairman) may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

5.           ADJOURNMENT

5.1 If within 15 minutes from the time appointed for any meeting of Stockholders a quorum is not present then:

             (a) if convened upon the requisition of Stockholders, the
                 meeting will be dissolved; and

             (b) in any other case the meeting will stand adjourned (unless the Security Trustee agrees that it be dissolved) for such period, not being less than 5 days nor more than 30 Banking Days, as may be appointed by the chairman.

5.2 The chairman may with the consent of (and must if directed by) any meeting adjourn the same from time to time and from place to place but no business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

5.3 At least 5 Banking Days' notice of any meeting adjourned through want of a quorum must be given in the same manner as an original meeting. That notice need not contain any further information regarding the adjourned meeting.

6.           VOTING PROCEDURE

6.1 Every question submitted to a meeting will be decided in the first instance by a show of hands.

6.2 In case of equality of votes the chairman has, both on a show of hands and on a poll, a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Stockholder or as a Representative.

6.3 Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Company or the Security Trustee or by one or more persons being Stockholders holding, or Representatives holding or representing, in aggregate, not less than 2% of the Principal Money, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes


                                                                             58.

             recorded in favour of or against such resolution.

6.4 If a poll is demanded, it must be taken in such manner and (subject to clause 6.5) either at once or after such an adjournment as the chairman directs and the result of such poll is deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

6.5 Any poll demanded at any meeting on the election of a chairman or on any question of adjournment will be taken at the meeting without adjournment.

6.6          Subject to the chairman's casting vote under clause 6.2:

             (a) on a show of hands every person present being a Stockholder, or a Representative holding or representing a Shareholder, has one vote;

             (b) subject to clause 6.7, on a poll every person present being a
                 Stockholder or a Representative has one vote for each Australian dollar (but not part thereof) of the Principal Money (assessed as at the date of the notice of meeting issued under clause 2.1 in respect of the meeting) that he holds or in respect of which he is a Representative; and

             (c) any person entitled to more than one vote need not:

                 (i) use all their votes; or

                 (ii) cast all their votes in the same way.

7.           RIGHT TO ATTEND AND SPEAK

             The Company and the Security Trustee (through their respective representatives) and their respective financial and legal advisers are entitled to attend and speak at any meeting of Stockholders. No other person is entitled to attend or vote at any meeting of the Stockholders.

8.           APPOINTMENT OF PROXIES

8.1          Each appointment of a proxy:

             (a) must be in writing;

             (b) if so required by the Security Trustee must be accompanied by proof satisfactory to the Security Trustee of its due execution; and

             (c) must be deposited with the Security Trustee not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote.



                                                                             59.

             In default, the appointment of proxy is not valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business.

8.2 The proxy named in any appointment of proxy need not be a Stockholder.

8.3 The Security Trustee is not obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any appointment of proxy.

8.4 Any vote cast in accordance with the terms of an appointment of proxy conforming with clause 8.1 is valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the Stockholder's instructions under which it was executed, provided that no intimation in writing of such revocation or amendment is received by the Security Trustee or by the chairman of the meeting not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

9.           APPOINTMENT OF CORPORATE REPRESENTATIVES

             A person authorised under sections 249(3)-(6) of the Corporations Law by a Stockholder being a body corporate to act for it at any meeting will, in accordance with their authority until their authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Stockholder and will be entitled to produce evidence of their authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which they propose to vote.

10.          RIGHTS OF REPRESENTATIVES

             A Representative of a Stockholder will have the right to demand or join in demanding a poll and will (except and to the extent to which the Representative is specially directed to vote for or against any proposal) have power generally to act at a meeting for the Stockholder.

11.          MINUTES AND RECORDS

11.1 Minutes of all resolutions and proceedings at every meeting of Stockholders will be made and duly entered in the books provided for that purpose by the Security Trustee.

11.2 Minutes of meetings of Stockholders if purporting to be signed by the chairman of that meeting or by the chairman of the next succeeding meeting of Stockholders are conclusive evidence of the matters therein contained and until the contrary is proved every such meeting of which minutes have been made and signed as aforesaid is deemed to have been duly convened and held and all resolutions passed or proceedings transacted at that meeting are deemed to have been duly passed and transacted.

12.          WRITTEN RESOLUTIONS



                                                                             60.

             Notwithstanding the preceding provisions of these Meetings Procedures, a resolution of all the Stockholders (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which is or are signed by all the Stockholders. Any such instrument or instruments are effective upon presentation to the Security Trustee for entry in the records referred to in clause 11.

13.          FURTHER PROCEDURES FOR MEETINGS

             Subject to all other provisions contained in these Meetings Procedures, the Security Trustee may without the consent of the Stockholders prescribe such further regulations regarding the holding of meetings of the Stockholders and attendance and voting at those meetings as the Security Trustee may in its sole discretion determine, including, but not limited to, such regulations and requirements as the Security Trustee thinks reasonable:

             (a) to satisfy itself that persons are in fact Stockholders who purport to requisition a meeting or who purport to make any requisition to the Security Trustee in accordance with this Deed;

             (b) to satisfy itself that persons who purport to attend or vote at any meeting of Stockholders are entitled to do so in accordance with these Meetings Procedures; and

             (c) as to the form of appointment of a Representative.

14.          MEETINGS AND RESOLUTIONS OF CLASSES OF STOCKHOLDERS

             The preceding provisions of these Meetings Procedures apply in all respects, with the necessary modifications, to meetings and resolutions of any class of Stockholders. For that purpose a reference in the preceding provisions to "Stockholders" is a reference to Stockholders of that class of Stockholders and a reference to "Principal Money" is a reference to Principal Money owed to that class of Stockholders.



                                                                             61.

                                   SCHEDULE 2

                        APPLICATION FOR STOCK CERTIFICATE


                                                                          [Date]

Principal Healthcare Finance Pty Limited
("COMPANY")

and

ABN AMRO Facilities Australia Limited
("SECURITY TRUSTEE")

APPLICATION FOR DEBENTURE STOCK

We refer to the Debenture Stock Trust Deed dated [                 ] 1998
between the Company and the Security Trustee ("TRUST DEED").

We hereby apply for the issue of [1] Stock Certificate having a Face Amount
of $[        ].

We enclose a cheque for that amount.

We covenant for the benefit of the Company and the Security Trustee to be bound by the provisions of the Trust Deed.

Our address is:  [            ]

(Execution by Stockholder)



                                                                             62.

                                   SCHEDULE 3

                 ACCEPTANCE OF APPLICATION FOR STOCK CERTIFICATE


[Name of Applicant]

Acceptance of Application for Debenture Stock: Principal Healthcare Ongoing Security Trust

Subject to the terms of the Debenture Stock Trust Deed, we accept your application of [ ] for one stock certificate in the above Trust with a Face Amount of $[ ] and we will forward the debenture stock certificate to the address shown in your application shortly.

[Execution by Company]



                                                                             63.

                                   SCHEDULE 4

                            FORM OF STOCK CERTIFICATE


                           DEBENTURE STOCK CERTIFICATE

                                                 FACE AMOUNT
STOCKHOLDER              NAME AND                OF STOCK                   CERTIFICATE             DATE
NUMBER                   ADDRESS                 REGISTERED                 NUMBER                  ISSUED









-------------------------------------------------------------------------------------------------------------------


DEBENTURE STOCK constituted and secured by the Debenture Stock Trust Deed dated [ ] made between [ ] and [ ] (as security trustee) ("DEBENTURE STOCK TRUST DEED") and issued with the benefit of and subject to the provisions of that Debenture Stock Trust Deed and the conditions contained in this Certificate.

Terms defined in the Debenture Stock Trust Deed have the same meaning when used in this Certificate.

THIS IS TO CERTIFY that:

(a) the person whose name and address is set out above is the registered holder of such amount of the abovementioned Stock as is above stated but subject to any endorsements hereon;

(b) the Company acknowledges its indebtedness to the Stockholder in respect of the Face Amount and promises to pay to the Stockholder on the Maturity Date or such earlier date as the Face Amount may become payable in accordance with the Trust Deed, the Face Amount together with any accrued interest on the Face Amount on presentation and surrender of this Stock Certificate at the registered office of the Company;

(c) interest will accrue on the Face Amount at the rate of 10% per year and, unless otherwise agreed in the Transaction Document, will be payable on the 31st day of the month of December in each year until the date of redemption (or if that day is not a Business Day, on the next day which is a Business Day) and on the date of redemption, to the account specified by the Stockholder to the Company from time to time;

(d) the Company will make all payments in relation to the Stock in immediately available


                                                                             64.

             funds without set-off or counterclaim and without deduction for Taxes or otherwise;

(e) the Stock is only redeemable after payment in full of the Secured Money (other than the Face Amount of this Stock Certificate):

(f)          the Stock may not be assigned or transferred;

(g) the Company warrants that the warranties in clause 6 of the Trust Deed are true and correct as at the date of this Certificate as if made on such date;

(h) in this Certificate "Maturity Date" means the date of payment and discharge in full of all the Secured Money owing to the Stockholder (other than the Face Amount of this Stock Certificate);

(i) if any Stock Certificate is worn out or defaced then upon its production to the Company, the Company may cancel it and may issue a new Stock Certificate in its place;

(j)          if:

             (i) any Stock Certificate is lost or if the Company does not receive satisfactory proof of destruction of a Stock Certificate; and

             (ii) the Company receives an undertaking and/or security on terms as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in investigating evidence as the Issuer requires, the Company will issue a new Stock Certificate to the person entitled to the lost or destroyed Stock Certificate;

(k) an entry as to the issue of the new Stock Certificate and indemnity (if any) will be made in the Register. The new Stock Certificate will indicate that it is issued as a replacement certificate.

The Company and the Security Trustee agree that the following document(s) are "Transaction Documents" as defined in and for the purposes of the Debenture Stock Trust Deed:

                         [Specify Transaction Documents]

(Execution by the Company in a manner permitted by Trust Deed).

(Endorsement by the Security Trustee).

Date:  [                     ]





                                                                             65.

EXECUTED as a deed.                )

SIGNED SEALED AND DELIVERED        )
for and on behalf of PRINCIPAL     )
HEALTHCARE FINANCE PTY             )         ...................................
LIMITED ACN 069 875 476 by         )         (Signature)

its Attorney under a Power         )
of Attorney dated           and    )
who declares that he has not       )
received any notice of the         )
revocation of such Power of        )
Attorney in the presence of:       )




 ........................................
(Signature of Witness)


 ........................................
(Name of Witness in Full)



SIGNED SEALED AND DELIVERED for    )

and on behalf of ABN AMRO          )
FACILITIES AUSTRALIA LIMI          )         ...................................
by                                 )         (Signature of Witness)
                                   )
its Attorney under a Power         )
of Attorney dated         and      )
who declares that he has not       )
received any notice of the         )
revocation of such Power of        )
Attorney in the presence of:       )





 ........................................
(Name of Witness in Full) )


 ........................................
(Signature)



                                                                             66.

                                TABLE OF CONTENTS

CLAUSE                                                                                              PAGE
1.           DEFINITIONS AND INTERPRETATION                                                            1

1.1          DEFINITIONS                                                                               1
1.2          INTERPRETATION                                                                            9
1.3          RIGHTS OF STOCKHOLDERS                                                                   10
1.4          STOCKHOLDERS OBLIGATIONS                                                                 10
1.5          SECURITY TRUSTEE                                                                         11
1.6          DETERMINATION OF PROPORTIONATE SHARE WITH RESPECT TO FOREIGN CURRENCY
             AMOUNTS                                                                                  11
1.7          ASCERTAINMENT OF PRINCIPAL MONEY                                                         11

PART A:
             THE CHARGE AND THE TRUST                                                                 12

2.           CHARGE AND TRUST                                                                         12

2.1          THE CHARGE                                                                               12
2.2          THE TRUST                                                                                12
2.3          STOCKHOLDER'S ENTITLEMENT                                                                12
2.4          DETERMINATION OF TRUST                                                                   13

2A.          RELEASE OF CHARGE                                                                        13

3.           NATURE OF CHARGE                                                                         13

3.1          ASSETS OVER WHICH THE CHARGE IS FIXED                                                    13
3.2          DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE                                         14
3.3          AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE                                             14
3.4          NOTICE OF CONVERSION                                                                     14
3.5          RECONVERSION                                                                             14
3.6          PROSPECTIVE LIABILITY                                                                    14
3.7          CONVERSION TO LEGAL MORTGAGE                                                             14

4.           INDEBTEDNESS                                                                             15

4.1          ACKNOWLEDGEMENT                                                                          15
4.2          PAYMENT                                                                                  15
4.3          SATISFACTION                                                                             15

5.           CREATION, ISSUE AND REGISTRATION OF STOCK                                                15

5.1          ISSUE OF STOCK                                                                           15
5.2          MONEY SECURED                                                                            15
5.3          CONDITIONS OF ISSUE OF STOCK                                                             15



                                                                             (i)

                                TABLE OF CONTENTS

CLAUSE                                                                                              PAGE
5.4          NOTIFICATION OF SECURITY TRUSTEE                                                         16
5.5          SECURITY TRUSTEE'S CONSENT TO ISSUE STOCK                                                16
5.6          ISSUE AFTER ENFORCEMENT OF CHARGE                                                        16
5.7          CANCELLATION                                                                             16
5.8          SUPPLEMENTAL TRUST DEEDS                                                                 16
5.9          PRIORITY                                                                                 17
5.10         REGISTER                                                                                 17
5.11         BRANCH REGISTER                                                                          17
5.12         CERTIFICATES                                                                             17
5.13         CONDITIONS OF ISSUE                                                                      18
5.14         EXECUTION OF CERTIFICATES                                                                18
5.15         REGISTER CONCLUSIVE                                                                      18
5.16         REGISTER AVAILABLE FOR INSPECTION                                                        18
5.17         INVITATION TO SUBSCRIBE                                                                  18
5.18         SUBSCRIPTION FOR STOCK                                                                   18
5.19         TRANSACTION DOCUMENT                                                                     18

6.           REPRESENTATIONS AND WARRANTIES                                                           19

6.1          GENERAL REPRESENTATIONS AND WARRANTIES                                                   19
6.2          CORPORATE REPRESENTATIONS AND WARRANTIES                                                 19
6.3          TRUST REPRESENTATIONS AND WARRANTIES                                                     20
6.4          REPRESENTATIONS AND WARRANTIES REPEATED                                                  21

7.           COVENANTS CONCERNING THE CHARGED PROPERTY                                                21

7.1          RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY                                         21
7.2          INSPECTION                                                                               22
7.3          PROTECTION OF CHARGED PROPERTY                                                           22
7.4          CONDUCT OF BUSINESS                                                                      22
7.5          INTELLECTUAL PROPERTY                                                                    22
7.6          LICENCES                                                                                 22
7.7          SECURITY TRUSTEE ASSUMES NO OBLIGATIONS                                                  23
7.8          DOCUMENTS OF TITLE AND OTHER SECURITIES                                                  23
7.9          POSTPONEMENT OR WAIVER OF ENCUMBRANCES                                                   23

8.           EVENTS OF DEFAULT                                                                        23

9.           RECEIVERS: APPOINTMENT AND POWERS                                                        24

9.1          APPOINTMENT OF RECEIVER                                                                  24
9.2          JOINT RECEIVERS                                                                          24
9.3          REMUNERATION OF RECEIVER                                                                 24
9.4          AGENT OF THE COMPANY                                                                     24



                                                                            (ii)

                                TABLE OF CONTENTS

CLAUSE                                                                                               PAGE
9.5          POWERS OF RECEIVER                                                                       24
9.6          INDEMNITY                                                                                27

10.          SECURITY TRUSTEE'S POWERS                                                                27

10.1         EXERCISE OF POWER                                                                        27
10.2         ACT JOINTLY                                                                              28
10.3         POWER OF ATTORNEY                                                                        28
10.4         SECURITY TRUSTEE MAY MAKE GOOD DEFAULT                                                   28
10.5         NOTICE FOR EXERCISE OF POWERS                                                            28

11.          APPLICATION OF MONEY                                                                     29

11.1         PRIORITY OF PAYMENTS                                                                     29
11.2         CONTINGENT INDEBTEDNESS                                                                  29
11.3         MONEY RECEIVED                                                                           30
11.4         APPLICATION OF PAYMENTS OR CREDITS                                                       30
11.5         RELIANCE ON CERTIFICATE                                                                  30

12.          LIABILITY AND RELEASE                                                                    30

12.1         CONTINUING OBLIGATION                                                                    30
12.2         PERSONAL LIABILITY                                                                       30
12.3         SETTLEMENT CONDITIONAL                                                                   30
12.4         COMPANY'S LIABILITY NOT AFFECTED                                                         31
12.5         RELEASE OF CHARGED PROPERTY                                                              32

13.          PROTECTION AND INDEMNITY                                                                 33

13.1         WAIVER BY THE COMPANY                                                                    33
13.2         NO LIABILITY FOR LOSS                                                                    33
13.3         NO LIABILITY TO ACCOUNT                                                                  33
13.4         NO CONFLICT                                                                              33
13.5         NO NOTICE OR ENFORCEMENT                                                                 33
13.6         INDEMNITY                                                                                34
13.7         PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER                      34

14.          PAYMENTS                                                                                 35

14.1         CREDIT BALANCES OF OTHER ACCOUNTS                                                        35
14.2         PAYMENT OF INTEREST                                                                      35
14.3         CAPITALISATION OF INTEREST                                                               35
14.4         MERGER                                                                                   35
14.5         NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM                                    35



                                                                           (iii)

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                                TABLE OF CONTENTS

CLAUSE                                                                                               PAGE
14.6         CURRENCY CONVERSION AND INDEMNITY                                                        35

PART B:
             RELATIONSHIP BETWEEN THE TRUSTEE AND THE STOCKHOLDERS
                                                                                                      36

15.          THE TRUSTEE                                                                              36

15.1         RIGHTS AND SPECIFIC INDEMNITIES                                                          36
15.2         ACTS OF SECURITY TRUSTEE BINDING                                                         36
15.3         GENERAL COVENANTS OF SECURITY TRUSTEE                                                    36
15.4         PROTECTION OF SECURITY TRUSTEE                                                           37
15.5         POWERS OF SECURITY TRUSTEE                                                               38
15.6         ADDITIONAL POWERS OF THE SECURITY TRUSTEE                                                39
15.7         SECURITY TRUSTEE TO EXERCISE POWERS                                                      39
15.8         GENERAL INDEMNITY                                                                        39

16.          ENFORCEMENT OF SECURITIES                                                                40

16.1         OBLIGATION TO CONVENE MEETING                                                            40
16.2         SECURITY TRUSTEE MAY REQUIRE AN INDEMNITY                                                40
16.3         NO OBLIGATION TO ENFORCE                                                                 40
16.4         NOTICE OF ENFORCEMENT                                                                    40
16.5         IMMATERIAL WAIVERS                                                                       40

17.          TRUSTEE FEE                                                                              41

18.          TRUSTEE'S PERSONAL INTEREST                                                              41

18.1         SECURITY TRUSTEE NOT PRECLUDED FROM BEING A STOCKHOLDER                                  41
18.2         SECURITY TRUSTEE NOT PRECLUDED FROM CONTRACTING                                          41

19.          REMOVAL, APPOINTMENT AND RESIGNATION OF TRUSTEE                                          41

19.1         REMOVAL                                                                                  41
19.2         RETIREMENT OF SECURITY TRUSTEE                                                           42
19.3         REMOVAL OR RETIREMENT NOT EFFECTIVE                                                      42
19.4         APPOINTMENT OF NEW SECURITY TRUSTEE                                                      42
19.5         ACCEPTANCE OF APPOINTMENT BY SUCCESSOR                                                   42
19.6         CO-OPERATION OF REMOVED OR RETIRING SECURITY TRUSTEE                                     43

20.          MEETINGS OF STOCKHOLDERS                                                                 43

20.1         MEETINGS REGULATED BY THE MEETINGS PROCEDURES                                            43



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                                TABLE OF CONTENTS

CLAUSE                                                                                              PAGE
20.2         EXTRAORDINARY RESOLUTIONS                                                                43
20.3         EXTRAORDINARY RESOLUTIONS BINDING                                                        44

21.          AMENDMENTS OF SECURITY TRUST                                                             44

21.1         AMENDMENT BY SECURITY TRUSTEE                                                            44
21.2         AMENDMENT BY EXTRAORDINARY RESOLUTION                                                    45
21.3         SECURITY TRUSTEE NOT TO BENEFIT                                                          45
21.4         EVIDENCE OF VARIATION                                                                    45

22.          EXPENSES STAMP DUTIES AND REGISTRATION                                                   45

22.1         EXPENSES                                                                                 45
22.2         STAMP DUTIES                                                                             45
22.3         REGISTRATION                                                                             46

23.          GOVERNING LAW AND JURISDICTION                                                           46

23.1         GOVERNING LAW                                                                            46
23.2         JURISDICTION                                                                             46

24.          MISCELLANEOUS                                                                            46

24.1         CONFIDENTIALITY                                                                          46
24.2         FURTHER ASSURANCE                                                                        47
24.3         CERTIFICATE OF SECURITY TRUSTEE                                                          47
24.4         NOTICES                                                                                  47
24.5         ASSIGNMENT                                                                               48
24.6         NO MERGER                                                                                48
24.7         SEVERABILITY OF PROVISIONS                                                               49
24.8         POWERS CUMULATIVE                                                                        49
24.9         WAIVER                                                                                   49
24.10        CONSENTS                                                                                 49
24.11        WRITTEN WAIVER AND CONSENT                                                               49
24.12        TIME OF ESSENCE                                                                          49
24.13        MORATORIUM LEGISLATION                                                                   49
24.14        BINDING ON EACH SIGNATORY                                                                49
24.15        COUNTERPARTS                                                                             50
24.16        NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE                                     50
24.17        INDEPENDENT INVESTIGATION                                                                50

SCHEDULE 1 - MEETINGS PROCEDURES                                                                      51

SCHEDULE 2 - APPLICATION FOR STOCK CERTIFICATE                                                        56




                                                                             (v)

                                TABLE OF CONTENTS

CLAUSE                                                                                               PAGE
SCHEDULE 3 - ACCEPTANCE OF APPLICATION FOR STOCK CERTIFICATE                                          57

SCHEDULE 4 - FORM OF STOCK CERTIFICATE                                                                58


                                                                            (vi)

                           DEBENTURE STOCK TRUST DEED










                                      DATE:








                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                                     Company




                      ABN AMRO FACILITIES AUSTRALIA LIMITED

                                Security Trustee


                                                                           (vii)

DEED OF CHARGE (NSW and VIC) made at              on                   1998

BETWEEN PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("CHARGOR")

AND ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543 as trustee of the Premier Care Australia Security Trust ("SECURITY TRUSTEE")

THIS DEED PROVIDES

1.           DEFINITIONS AND INTERPRETATION

             1.1    DEFINITIONS

             In this Charge words which are defined in the Debenture Stock Trust Deed and which are not defined in this Charge have the same meaning when used in this Charge and:

             "ADMINISTRATOR EVENT" means either:

             (a)    an administrator is appointed to the Chargor; or

             (b) a proposal is made by any person to appoint an administrator to the Chargor.

             "APPROVED AGED CARE ASSETS" means assets that the Chargor proposes to acquire (or which have been acquired, as the context requires) from Moran Health Care Group Pty Limited (or any of its Related Bodies Corporate).

             "ASSOCIATED RIGHTS" means, in relation to any property:

             (a) all rights, powers and remedies of the Chargor for the enforcement of such property; and

             (b) all rights and powers of the Chargor to vary, repudiate, rescind, avoid, waive any right under, or terminate any agreement or arrangement relating to such property.

             "BUSINESS" means the business conducted by the Chargor in connection with the Approved Aged Care Assets, including the acquisition or leasing of the Approved Aged Care Assets.

             "CHARGED PROPERTY" means:

             (a)    the Leased Property; and

             (b) all rights of the Chargor under the Moran Relationship Agreement, any management contract entered into by the Chargor as part of or in connection with the Business, the Moran Lease, the Moran Guarantee and the Moran


                                                                              1.

                    Securities; and

             (c)    the Remaining Property,

             but does not include the Excluded Property.

             "DEBENTURE STOCK TRUST DEED" means the deed so entitled dated 17 June 1998 between the Chargor and the Security Trustee.

             "EVENT OF CRYSTALLISATION" means each or any of the following events:

             (a)    any breach of clause 4.1;

             (b) any Encumbrance over any asset of the Chargor becomes enforceable or any Encumbrance that is a floating security over any asset of the Chargor crystallises or otherwise becomes a fixed or specific security;

             (c)    any Insolvency Event occurs in relation to the Chargor;

             (d) the Commissioner of Taxation, or its delegate, determines to issue a notice under section 74 of the Sales Tax Assessment Act 1992 or section 218 of the Income Tax Assessment Act 1936 for any amount due by the Chargor in respect of any Tax under such Act or any fines and costs imposed on the Chargor under such Act; and

             (e) any other event that the Security Trustee has notified the Chargor to be an Event of Crystallisation for the purposes of this Charge.

             "EXCLUDED PROPERTY" means any asset, property or undertaking located in Queensland or Western Australia.

             "FAI PROPERTY" means the charged property referred to in the Original Debenture Stock Trust Deed.

             "INITIAL UNITHOLDERS" means Metlife Australia (Holdings) Pty Limited, ACN 070 667 417 and FAI Deposit Co. Pty Limited, ACN 008 647 489.

             "INTELLECTUAL PROPERTY" means all patents, trademarks, copyrights, registered designs, trade secrets, confidential information and other intellectual property at any time held by or registered in the name of the Chargor or which the Chargor at any time has the benefit of, has an interest in or is entitled to use.

             "LICENCE" means each licence, certificate, document, registration, permission, privilege, permit, authority or consent which is issued or held in connection with the Business, which is necessary or desirable to be held by the Chargor in relation to the Business including any variation or renewal thereof.


                                                                              2.

             "LEASED PROPERTY" means:

             (a)    the Properties;

             (b) each nursing home/residential care facility and any other aged care or health care related facility currently or subsequently operated on any Property;

             (c) all plant and equipment fixed to any property referred to in another paragraph of this definition; and

             (d) all assets and chattels on the Properties (or any facility referred to in paragraph (b)) and used in connection with the Business on the date of commencement of the Moran Lease.

             "MORAN GUARANTEE" means all of the present and future right, title and interest of the Chargor in:

             (a) the Lease Guarantee dated on or about the date of this Charge between Moran Health Care Group Pty Limited and the Chargor; and

             (b) all Associated Rights in relation to and all proceeds deriving from the Property referred to in paragraph (a).

             "MORAN LEASE" means all of the present and future right, title and interest of the Chargor in:

             (a) the lease entered into by the Chargor with Moran Health Care (Australia) Pty Limited in respect of the Properties on or about the date of this Charge (as amended, varied, novated, supplemented, ratified or replaced from time to time); and

             (b) all Associated Rights in relation to and all proceeds deriving from the property referred to in paragraph (a).

             "MORAN RELATIONSHIP AGREEMENT" means the agreement entitled "Relationship Agreement" between the Chargor, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited dated on or about the date of this Charge.

             "MORAN SECURITIES" means all of the present and future right, title and interest of the Chargor in:

                    (a) the Fixed and Floating Charge dated 19 June 1998 between the Chargor and Moran Health Care (Australia) Pty Limited as trustee of the Moran Health Care Australia Trust;

                    (b) the Mortgage of Units dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited; and


                                                                              3.

                    (c) the Mortgage of Shares dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited.

             "ORIGINAL DEBENTURE STOCK TRUST DEED" means the Debenture Stock Trust Deed dated 17 June 1998 between the Chargor and the Security Trustee.

             "PHF TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

             "POWER" means any right, power, authority, discretion, remedy or privilege conferred on the Security Trustee, Receiver or any attorney or agent appointed under this Charge, by any Transaction Document, by Statute, or by law or equity in respect of this Charge or any Collateral Security.

             "PREMIER CARE AUSTRALIA SECURITY TRUST" means the trust constituted by the Debenture Stock Trust Deed.

             "PROPERTIES" means the properties listed in the Schedule.

             "RECEIVER" means a receiver or receiver and manager appointed by the Security Trustee under this Charge and if more than one, then each of them, and also any servant, agent or delegate of any of them.

             "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law and refers to any corporation of that kind whenever it becomes related.

             "REMAINING PROPERTY" means all of the Chargor's assets, undertakings and rights, both present and future, but excluding:

                    (a)  the FAI Property; and

                    (b) the property referred to in paragraphs (a) and (b) of the definition of "Charged Property".

             "TRUST DEED" means the deed of trust dated 11 August 1995 between the Chargor and the Initial Unitholders.

             1.2    INTERPRETATION

             In this Charge:

                    (a) headings are for convenience only and do not affect interpretation;

             and unless the context indicates a contrary intention:

                    (b) the expression "PERSON" includes an individual, the estate of an

                                                                              4.

                         individual, a corporation, and a statutory or other authority or association (incorporated or unincorporated);

                    (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of a trustee includes any substituted or additional trustee;

                    (d) a reference to the Charged Property includes any part of it;

                    (e) a reference to this Charge, to a Transaction Document or to any other document includes respectively this Charge, the Transaction Document or that other document as amended, varied, novated, supplemented, ratified or replaced from time to time;

                    (f) a reference to any legislation or to any section or provision thereof includes any statutory modification,

                    (g) re-write or re-enactment or any statutory provision substituted therefor, and all ordinances, by-laws, regulations and other statutory documents issued thereunder;

                    (h) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

                    (i) a reference to a clause is a reference to a clause of this Charge;

                    (j) where any word or phrase is given a defined meaning, any other part of speech or grammatical form in respect of that word or phrase has a corresponding meaning;

                    (k) all accounting terms used in this Charge have the meaning given under accounting principals and practices generally accepted in Australia from time to time; and

                    (l) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

             1.3    DEBENTURE STOCK TRUST DEED

                    (a) The Chargor and the Security Trustee acknowledge and agree that this Charge are each a "Transaction Document" as defined in and for the purposes of the Debenture Stock Trust Deed.

                    (b) The Chargor and the Security Trustee agree that this Charge is a "Collateral Security" as defined in and for the purposes of the Debenture Stock Trust Deed.

                                                                              5.

             (c) To the extent to which any provision of this Charge is inconsistent with the Debenture Stock Trust Deed, the Debenture Stock Trust Deed shall prevail.

             1.4    SECURITY TRUSTEE

                    (a) Any reference to the "Security Trustee" in this Charge will be construed as referring to the Security Trustee as trustee for the Stockholders.

                    (b) As between the Chargor on the one hand and the Security Trustee and the Stockholders on the other, all action taken by the Security Trustee under this Charge will be taken to be authorised and the Chargor need make no enquiry as to the authority of the Security Trustee.

2.           CHARGE

             2.1    THE CHARGE

             The Chargor both in its personal capacity and as trustee of the PHF Trust hereby charges all the Charged Property to the Security Trustee to secure the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of the Secured Money.

             2.2    ASSETS OVER WHICH THIS CHARGE IS FIXED

             This Charge will operate as a fixed charge over the Charged Property listed below (whether present or future) which does not form part of the Remaining Property:

                    (a) all real and leasehold property, and all fixtures and improvements thereon;

                    (b) all machinery, vehicles, fittings, furniture, plant and equipment, computer software and hardware;

                    (c) the Moran Guarantee, all rights of the Chargor under any management contract in respect of the Business, the Moran Lease and all other documents, contracts, (including leases), rights and records relating to the Business;

                    (d)  the goodwill of the Business and all Licences;

                    (e) the Moran Securities and all other Encumbrances, Marketable Securities, documents of title and Intellectual Property,

             with the intention that each item of future property described in this clause 2.2 will be specifically charged to the Security Trustee at the time it is acquired by the Chargor. This



                                                                              6.

             Charge will operate as a floating charge as regards all other Charged Property (including the Remaining Property).

             2.3    DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE

             Subject to any contrary provision in any Transaction Document, the Chargor may in respect of any part of the Charged Property which is subject to the floating charge created by this Charge, deal with and pay or apply that part of the Charged Property in the ordinary course of its ordinary business.

             2.4    AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE

             (a) If any Event of Crystallisation occurs, the floating charge created by this Charge will (except to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over that part of the Charged Property not immediately prior to such occurrence the subject of the fixed charge.

             (b) if an Administrator Event occurs the floating charge created by this Charge will (to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over the Remaining Property.

             2.5    NOTICE OF CONVERSION

             The Security Trustee may at any time by notice in writing to the Chargor convert or reconvert its security under this Charge from (except in the case of the Remaining Property) a floating charge to a fixed charge or from a fixed charge to a floating charge. Any such conversion will be effective from the moment of receipt of notice of such conversion.

             2.6    RECONVERSION

             The Security Trustee may at any time by notice in writing to the Chargor reconvert its security under this Charge from a fixed charge to a floating charge in respect of any asset or class of asset specified in that notice.

             2.7    CONVERSION TO LEGAL MORTGAGE

             If an Event of Default occurs and is not waived or remedied in the period (if any) permitted in any Transaction Document, at any time thereafter if such event continues the Security Trustee may procure itself (or its nominee) to be registered as the holder of any shares forming part of the Charged Property (other than any shares forming part of the Remaining Property). Without limiting the generality of the foregoing, the Chargor irrevocably and unconditionally authorises the Security Trustee to date and complete any transfers and lodge such transfers for stamping and registration accompanied by the share certificates relating thereto, if applicable. The Security Trustee's costs and expenses



                                                                              7.

             relating to the transfer and registration, including stamp duty and other taxes, will be payable by the Chargor on demand and will form part of the Secured Money.

             2.8    PROSPECTIVE LIABILITY

             For the purpose only of section 282(3) of the Corporations Law, the specified maximum amount of the prospective liability secured by this Charge is $200,000,000. The nature of the prospective liability is as shown on the notice lodged with this Charge with the Australian Securities and Investments Commission. Nothing in this clause 2.8 will limit, or put the Security Trustee under any obligation to do any act or thing so as to increase, the amount of the money secured by this Charge.

3.           REPRESENTATIONS AND WARRANTIES

             3.1    GENERAL REPRESENTATIONS AND WARRANTIES

             The Chargor represents and warrants to the Security Trustee that:

                    (a) (GOOD TITLE): it has good right to charge the Charged Property as beneficial owner in the manner provided in this Charge and in each Collateral Security, and the Charged Property is free of all Encumbrances;

                    (b) (LEGALLY BINDING OBLIGATION): this Charge constitutes a valid and legally binding obligation of the Chargor in accordance with its terms;

                    (c) (EXECUTION, DELIVERY AND PERFORMANCE): the execution, delivery and performance of this Charge by the Chargor does not violate any Statute or law, or any document or agreement to which the Chargor is a party or which is binding on it or any of its assets;

                    (d) (AUTHORISATION): all consents, licences, approvals and authorisations of every Government Authority required to be obtained by the Chargor in connection with the execution, delivery and performance of this Charge have been obtained and are valid and subsisting;

                    (e) (FINANCIAL LIABILITIES): the Chargor is not in default in the payment of any material sum or in the performance or observance of any material obligation in respect of any Financial Liability, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a default in respect of any Financial Liability;

                    (f) (NO EVENT OF DEFAULT): no event has occurred which constitutes an Event of Default or a Potential Event of Default;

                    (g) (STATUTES): the Chargor has not failed to comply with any Statute


                                                                              8.

                         relative to it or the Business where such failure may have a material adverse effect on the Chargor's ability to observe its obligations under the Transaction Documents; and

                    (h) (NO TRUSTS): the Chargor is not the trustee of any trust (other than the PHF Trust) nor does it hold any property subject to or impressed by any trust (other than the PHF Trust).

             3.2    CORPORATE REPRESENTATIONS AND WARRANTIES

             The Chargor further represents and warrants to the Security Trustee that:

                     (a) (DUE INCORPORATION): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

                     (b) (CONSTITUTION): the execution, delivery and performance of this Charge does not violate the Constitution of the Chargor;

                     (c) (CORPORATE POWER): it has the power, and has taken all corporate and other action required, to enter into this Charge and to authorise the execution and delivery of this Charge and the performance of its obligations under this Charge; and

                     (d) (FILINGS): the Chargor has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission and all of those filings and registrations are current, complete and accurate.

             3.3    TRUST REPRESENTATIONS AND WARRANTIES

             The Chargor further represents and warrants to the Security Trustee that:

                     (a) (TRUSTEE): it enters, or has entered, into this Charge in its capacity as trustee of the PHF Trust;

                     (b) (TRUST VALIDLY CREATED): the PHF Trust has been validly created and is in existence at the date of this Charge;

                     (c) (TRUSTEE VALIDLY APPOINTED): the Chargor has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

                     (d) (TRUST DEED): the PHF Trust is solely constituted by the Trust Deed, (a true copy of which has been provided to the Security Trustee or its agent before the date of this Charge) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;



                                                                              9.

                     (e) (TRUSTEE'S POWER): it has full and free power to enter into this deed in its capacity as trustee of the PHF Trust;

                     (f) (TRUST AUTHORISATIONS): it has in full force and effect all authorisations necessary to enter into this deed as trustee of the PHF Trust, and to perform its obligations under them;

                     (g) (NO REMOVAL OF TRUSTEE): no action has been taken or is proposed to remove it as trustee of the PHF Trust;

                     (h) (NO DEFAULT OF TRUSTEE): it is not in default under the Trust Deed which would have the effect of limiting or removing its right of indemnity from the property of the PHF Trust, or would affect its power or ability to enter into this deed (or to perform its obligations under this deed) as trustee of the PHF Trust;

                     (i) (TRUST OBLIGATIONS): it has complied with its obligations in connection with the PHF Trust;

                     (j) (VESTING DATE NOT DECLARED): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

                     (k) (NO PROCEEDINGS): no proceedings of any description have been or are likely to be commenced or threatened which could have a material adverse effect on the assets or financial position of the PHF Trust or on its trusteeship thereof;

                     (l) (NO ACQUISITION OF TRUST ASSETS): it has not done, or failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Chargor and the beneficiaries of the PHF Trust from time to time, has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

                     (m) (INDEMNITY): it has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under this Charge; and

                     (n) (COMMERCIAL BENEFIT): it is to the commercial benefit of the PHF Trust that it enters into this Charge in its capacity, inter alia, as trustee of the PHF Trust.



                                                                             10.

             3.4    REPRESENTATIONS AND WARRANTIES REPEATED

             Each representation and warranty in this Charge will be repeated on each day whilst any of the Secured Money remains outstanding (whether or not then due for payment) with reference to the facts and circumstances then subsisting, as if made on each such day.

4.           COVENANTS CONCERNING THE CHARGED PROPERTY

             4.1    RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY

             The Chargor will not without the Security Trustee's prior written consent (which will not be unreasonably withheld):

                    (a) (NO ENCUMBRANCES): create, purport or attempt to create or permit to exist any Encumbrance howsoever ranking over any part of the Charged Property (other than the Remaining Property).

                    (b) (NO SALE, LEASE ETC.): convey, assign, transfer, lease or otherwise dispose or part with possession of, make any bailment over, grant any option over or create or permit to exist any other interest in any part of the Charged Property whilst that part of the Charged Property is subject to the fixed charge created in this Charge or in any Collateral Security;

                    (c) (NOT TO PREJUDICE): do or permit any act, omission or thing whereby any part of the Charged Property (other than the Remaining Property) becomes or could be liable to surrender, forfeiture or cancellation or becomes prejudiced in any manner or the value of this Charge as a security to the Security Trustee becomes or could be materially lessened;

                    (d) (ORDINARY COURSE): subject to this Charge, deal with or attempt to deal with the Charged Property other than in the ordinary course of its ordinary business;

                    (e) (AMENDMENTS, ETC): amend, vary, terminate, cancel or surrender any Moran Guarantee, any Moran Lease or any Moran Security in any material respect; or

                    (f) (STEP): take any step towards doing any of these things.

             4.2    INSPECTION

             The Chargor will following the occurrence of any Event of Default (or if the Security Trustee suspects, on reasonable grounds, that an Event of Default may have occurred) permit the Security Trustee and any employee, agent or professional adviser of the Security Trustee, to enter any land or buildings owned or occupied by the Chargor or any Related



                                                                             11.

             Body Corporate of the Chargor (except to the extent to which they form part of the Remaining Property), at all reasonable times, without notice, to inspect its condition and to monitor compliance with this Charge (so long as to do so will not cause the Chargor to be in breach of any Statute or any lease of such land or buildings).

             4.3    PROTECTION OF CHARGED PROPERTY

             At the request of the Security Trustee, the Chargor will take or defend all legal proceedings that the Security Trustee considers necessary or desirable for the preservation, protection or recovery of all or any part of the Charged Property.

             4.4    CONDUCT OF BUSINESS

             The Chargor will carry on and conduct the Business in a proper and efficient manner and will not change the general character of or discontinue the Business without the Security Trustee's prior written consent.

             4.5    INTELLECTUAL PROPERTY

             The Chargor will maintain and renew all its present and future Intellectual Property.

             4.6    LICENCES

             The Chargor will:

                    (a) (APPLY): apply for (or procure the application for) and use (or procure that the applicant uses) its best endeavours to obtain and maintain each licence which is not held in respect of the Business but which is required by law to be held;

                    (b) (RENEW): on or before the time and in the manner prescribed by the relevant Statute for each Licence, apply for (or procure the application for) and procure the renewal of each Licence, and pay or cause to be paid the renewal fees and other sums required in respect of the Licence or the renewal of the Licence within the time allowed and in the manner prescribed by the Statute;

                    (c) (PRODUCTION OF THE LICENCE): whenever reasonably requested by the Security Trustee, produce to the Security Trustee (or procure the production to the Security Trustee of) each Licence and all receipts for payments in relation to each Licence;

                    (d) (NO CANCELLATION): not do, allow or suffer any act, matter or thing as a result of which any Licence is or may be surrendered, forfeited, withdrawn, cancelled, refused or rendered void, or whereby the holder of any Licence is disqualified permanently or temporarily from receiving or continuing to hold a Licence, or whereby the Business



                                                                             12.

                         may be disqualified permanently or temporarily from having a Licence; and

                    (e) (COMPLY WITH STATUTES): procure that the holder of any Licence complies with all Statutes and all lawful requirements of every Government Authority in relation to the Licence (to the extent that such compliance is necessary to ensure that the Licence is not revoked, terminated or forfeited) or otherwise does all things required of the holder.

             4.7    SECURITY TRUSTEE ASSUMES NO OBLIGATIONS

             The Security Trustee will not be deemed by virtue of this Charge to have assumed any obligation of the Chargor under any Licence or Statute.

             4.8    DOCUMENTS OF TITLE AND OTHER SECURITIES

             The Chargor will lodge with the Security Trustee all documents relating to each Encumbrance under which the Chargor is the Encumbrancee, all certificates, scrip and other indicia of the Chargor's title or interest in any Marketable Securities, all negotiable instruments other than cheques, all real estate leases, and all other documents of title to the whole or part of the Charged Property (other than the Remaining Property) immediately on receipt of same.

             4.9    POSTPONEMENT OR WAIVER OF ENCUMBRANCES

             The Chargor will, if requested by the Security Trustee, immediately cause:

                    (a) any Encumbrance which has arisen or which arises from time to time by operation of law over the Charged Property (other than the Remaining Property) in favour of any person (including the Chargor) to be at the Security Trustee's option postponed in all respects after and subject to this Charge or to be otherwise discharged, released or terminated; and

                    (b) any Financial Liability or other obligation secured by any such Encumbrance at the Security Trustee's option to be waived, released, paid or performed.

5.           EVENTS OF DEFAULT

             (a) If any Event of Default occurs and while it subsists at the option of the Security Trustee and notwithstanding any delay or previous waiver of the right to exercise that option, all Powers not previously exercisable become exercisable, and also at the like option of the Security Trustee, the right of the Chargor to deal with the Charged Property (other than the Remaining Property) immediately ceases.



                                                                             13.

             (b) If an Administrator Event occurs then, notwithstanding any delay or previous waiver of the right to exercise that option, all Powers in respect of the Remaining Property not previously exercisable become exercisable and also at the like option of the Security Trustee, the right of the Chargor to deal with the Remaining Property immediately ceases.

                         Nothing in this paragraph (b) limits paragraph (a) of this clause 5 or any other provision of this Charge or any other Transaction Document.

6.           RECEIVERS: APPOINTMENT AND POWERS

             6.1    APPOINTMENT OF RECEIVER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge, the Security Trustee may if directed by an Extraordinary Resolution of Stockholders:

                    (a) appoint in writing any person or persons to be a receiver or receiver and manager of the whole or part of the Charged Property;

                    (b) withdraw the appointment of that Receiver as to the whole or part of the Charged Property; and

                    (c) (in case of the removal, retirement or death of any Receiver) appoint another person or persons in his place,

             PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 6.1 in respect of the Remaining Property if an Administrator Event has occurred.

             6.2    JOINT RECEIVERS

             If more than one person is appointed as a Receiver of the whole or any part of the Charged Property, the Security Trustee may specify whether the appointment, and the Powers of each appointee, will at its option be joint, or joint and several, and failing such specification, the appointment and the Powers of each person will be deemed to be joint and several.

             6.3    REMUNERATION OF RECEIVER

             The Security Trustee may fix the rate of remuneration of any Receiver at such rate as the Security Trustee from time to time determines, which rate will not exceed the standard hourly rate from time to time charged by the firm of which the Receiver is a member for work of the level conducted by the Receiver.


                                                                             14.

             6.4    AGENT OF THE CHARGOR

             Every Receiver will be the agent of the Chargor who will be solely responsible for all acts and omissions by and the remuneration of the Receiver.

             6.5    POWERS OF RECEIVER

             Without the need for any consent by the Chargor, each Receiver will have all of the powers specified in section 420 of the Corporations Law, and in addition to those and any other Powers, will have all of the following powers:

                    (a) (TAKE POSSESSION): to take possession or control of or make use of the whole or any part of the Charged Property or relinquish possession or control;

                    (b) (CONVERT TO MONEY): to convert, liquidate and reduce the whole or any part of the Charged Property into money;

                    (c) (LEASE): whether or not the Receiver has taken possession, to lease or licence in the name of the Chargor or otherwise the whole or any part of the Charged Property, for any period and on any terms or to vary or terminate a lease or licence;

                    (d) (CARRY ON BUSINESS): to carry on or concur in carrying on each Business and do all acts which the Chargor might do in the ordinary conduct of such Business for the protection or improvement of the whole or part of the Charged Property;

                    (e) (BORROW OR RAISE MONEY): to borrow or raise from the Security Trustee or any other person any money which may be required for any purpose, and in the name of the Chargor or otherwise to secure any money so borrowed or raised by the grant of any Encumbrance over the whole or part of the Charged Property (whether in the name of the Chargor or otherwise) so that the Encumbrance ranks in priority to, pari passu with or after this Charge. The Security Trustee will not be bound to inquire as to the necessity or propriety of any Financial Liability nor be responsible for the misapplication or non-application of any money so borrowed or raised;

                    (f) (ENGAGE): to engage consultants, contractors, professional advisers, agents and employees (including any person associated with a firm or company in which the Receiver is a member or in which he is interested, and that person may charge for his services as if he had been independently retained at such salaries or remuneration as the Receiver thinks fit), and the Receiver may act on any advice given by that person;



                                                                             15.

                    (g) (CONDUCT WORKS): to repair, renew, replace, renovate or clean the Charged Property, to erect any new buildings or make any improvements to any land forming part of the Charged Property, and to demolish, alter, rebuild or extend any existing buildings on the Charged Property;

                    (h) (SELL PROPERTY): whether or not in possession, to sell or concur in selling all or any of the Charged Property by public auction, private treaty or tender, for cash or on credit, in one lot or in parcels, with or without special conditions as to title or the time and the mode of payment of purchase money and on such other terms as the Receiver thinks fit, with power to defer payment of any part of the purchase money, whether or not secured by an Encumbrance from the purchaser, and to buy in and to rescind or vary any contract for sale, and to resell without being responsible for loss;

                    (i) (CONTRACTS FOR SALE): to exercise all or any rights, powers and remedies of the Chargor under any contract for sale and to execute those contracts, transfers, applications for transfer, assignments and assurances of all or any part of the Charged Property in the name and on behalf of the Chargor or otherwise, and to do all other acts and things for implementing and completing any sale that the Receiver deems necessary;

                    (j) (SEVER AND SELL FIXTURES): to sever fixtures belonging to the Chargor and to sell them separately from any other part of the Charged Property;

                    (k) (INVEST PROCEEDS AGAINST CONTINGENCIES): if any part of the Secured Money is contingent, to invest, deposit or hold the Charged Property in a form or mode of investment for the time being as the Receiver in its absolute discretion thinks fit, with like power to vary, transpose or re-invest the investments or deposits from time to time until such part of the Secured Money ceases to be contingent;

                    (l) (ENTER INTO CONTRACTS): to enter into any contract or arrangement with any person for any purpose connected with this Charge or the whole or any part of the Charged Property or in furtherance of any Power, on such terms and conditions as the Receiver in its absolute discretion thinks fit, including without limitation, granting or conferring options to, in favour of or exercisable by any person for the purpose of or in connection with the sale, purchase, leasing, hiring, or other dealing with, the whole or any part of the Charged Property;

                    (m) (PERFORM CONTRACTS): to perform, observe, carry out, enforce specific performance of, exercise or refrain from exercising, the Chargor's rights and powers under, obtain the benefit of, and to vary or rescind,


                                                                             16.

                         all contracts and rights forming part of the Charged Property or entered into in the exercise of any Power;

                    (n) (TAKE PROCEEDINGS): to institute, conduct or defend any proceedings in law, equity or bankruptcy, and to submit to arbitration, mediation or conciliation, in the name of the Chargor or otherwise and on any terms, any proceeding, claim, question or dispute in connection with the Charged Property or otherwise;

                    (o) (COMPROMISE): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Charged Property; to grant to any person involved therein time or other indulgence; and to execute all such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

                    (p) (APPEAL): to appeal against or to enforce any judgment or order;

                    (q) (BANKRUPT DEBTORS AND WIND-UP COMPANIES): to make debtors bankrupt and to wind-up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the whole or part of the Charged Property, or for the security or other benefit of the Security Trustee;

                    (r) (DELEGATE): with the consent in writing of the Security Trustee, to delegate to any person for such time or times as the Security Trustee approves, any of the Powers, including this power of delegation;

                    (s) (FILE): to file all certificates, registrations and other documents and to take any and all action on behalf of the Chargor which the Security Trustee or Receiver believes is necessary to protect, preserve or improve any or all of the Charged Property and the rights of the Chargor and the Security Trustee in respect of any agreement for sale, and to obtain for the Security Trustee and the Stockholders all of the benefits of this Charge and any Transaction Document; and in particular, the placing of the Chargor into liquidation or the appointment of a Receiver will be deemed to be an event against which the Security Trustee may protect its rights;

                    (t) (MAKE CALLS): to call and get in the uncalled and called but unpaid nominal or premium capital of the Chargor;

                    (u) (OPERATE BANK ACCOUNTS): to open or operate any bank account in the Chargor's name (whether alone or jointly) to the exclusion of the Chargor, and to deposit or withdraw any money to the credit of that account, and to sign and indorse or to authorise others to sign and



                                                                             17.

                         indorse in the name of the Chargor cheques, promissory notes bills of exchange and other negotiable instruments;

                    (v) (DO ALL OTHER THINGS NECESSARY): to do all things necessary to perform, observe and fulfil any of the covenants on the part of the Chargor contained in this Charge; and

                    (w) (RECEIVER'S DISCRETION): to do all other acts and things without limitation as the Receiver thinks expedient in the interests of the Security Trustee or the Stockholders,

             and any further powers and discretions as the Security Trustee confers on the Receiver by notice in writing to the Receiver for the purposes referred to in this clause 6.5,

             PROVIDED THAT a Receiver may only exercise the powers referred to in this clause 6.5 in respect of the Remaining Property if an Administrator Event has occurred.

             6.6    INDEMNITY

             The Security Trustee may give any indemnities to the Receiver concerning the performance of the Receiver's duties as are permitted by law. If the Security Trustee is obliged to pay any money under any indemnity, that money will become part of the Secured Money.

7.           SECURITY TRUSTEE'S POWERS

             7.1    EXERCISE OF POWER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge the Security Trustee may if directed by an Extraordinary Resolution of Stockholders without notice and whether or not a Receiver has been appointed:

                    (a) exercise all or any of the Powers conferred on a Receiver or which would be conferred on a Receiver if appointed as if those Powers had been expressly conferred on the Security Trustee;

                    (b)  exercise all other Powers; and

                    (c) appoint an agent or joint and several agents and delegate such Powers to it or them (in which case clauses 6.1, 6.3 and 6.6 will apply as if it or they were appointed as a Receiver),

             PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 7.1 in respect of the Remaining Property if an Administrator Event has occurred.




                                                                             18.

             7.2    ACT JOINTLY

             The Security Trustee or Receiver may exercise any of the Powers in conjunction with the exercise of similar powers by any other Encumbrancee of the whole or part of the Charged Property or by any receiver appointed by that other Encumbrancee, and may enter into and give effect to agreements and arrangements with that other Encumbrancee or receiver as the Security Trustee or Receiver thinks fit.

             7.3    POWER OF ATTORNEY

                    (a) The Chargor irrevocably appoints the Security Trustee, each director, manager and attorney from time to time of the Security Trustee, and any Receiver severally, as its attorney, with power at any time after the occurrence of an Event of Default (and to the extent to which the Event of Default has not been remedied or waived) to:

                         (i)   do all acts which ought to be done by the Chargor
                               under this Charge or to exercise any Power;
                         (ii)  demand, sue for, recover and receive all or any
                               part(s) of the Charged Property from any person, in the name of and on behalf of the Chargor, or in the name of the Security Trustee or an attorney appointed under this Charge;
                         (iii) take further action and to execute further
                               instruments which are, or are in the opinion of the Security Trustee, either necessary to more satisfactorily secure the payment of the Secured Money or are expedient in relation to the Charged Property; and
                         (iv) appoint (and remove at will) at any time any person(s) as a substitute(s) for an attorney or attorneys,

                    PROVIDED THAT an attorney may only exercise rights and powers under this clause 7.3 in respect of the Remaining Property if an Administrator Event has occurred (and to the extent to which the Administrator Event has not been remedied or waived).

                    (b) The Chargor ratifies and confirms now and for the future all actions lawfully undertaken by or on behalf of its attorney under this Power of Attorney.

                    (c) The Chargor declares that this Power of Attorney will continue in force until all actions taken under it have been completed, notwithstanding the discharge of this Charge or any of the agreements or arrangements to which it refers.



                                                                             19.

             7.4    SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT

             If the Chargor defaults in duly performing, observing and fulfilling any of the Obligations, the Security Trustee may, without prejudice to any other Power, do all things and pay all money necessary or expedient in the opinion of the Security Trustee to make good or to attempt to make good that default to the satisfaction of the Security Trustee.

             7.5    NOTICE FOR EXERCISE OF POWERS

                    (a) The Powers may be exercised by the Security Trustee and the Receiver immediately or at any time after an Event of Default occurs without any notice or lapse of time being necessary unless required by a law which cannot be excluded.

                    (b)  One day is fixed as the period for which:

                         (i) default must continue in the performance, observance and fulfilment of the whole or any part of the Obligations, or in the payment of any part of the Secured Money, including interest, before the Security Trustee may serve any notice in writing as required by any Statute affecting the Powers; and

                         (ii) default must continue after the service of notice before any power of sale given by Statute may be exercised.

8.           APPLICATION OF MONEY

             8.1    PRIORITY OF PAYMENTS

             All money received by the Security Trustee or by the Receiver as a result of the exercise of the Powers in respect of the Chargor will be applied in the following order:

                    (a) (INCIDENTAL TO EXERCISE OF POWERS): in payment of all costs, charges, expenses and disbursements incurred in or incidental to the exercise or attempted exercise of any of the Powers;

                    (b) (OUTGOINGS): in payment of any other outgoings as the Receiver or the Security Trustee thinks fit;

                    (c) (PAYMENT OF SECURED MONEY SECURED BY STOCK): in payment to the Stockholders of the balance of the Secured Money (other than the Face Amount) secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

                    (d) (PAYMENT OF FACE AMOUNT): in payment to the Stockholders in respect of the Face Amount secured by the Stock (rateably according


                                                                             20.

                         to the respective amounts of their respective Secured Money as at the date the payment is made);

                    (e) (SUBSEQUENT ENCUMBRANCES): in payment of subsequent Encumbrances of which the Security Trustee is aware in the order of their priority; and

                    (f) (SURPLUS): the surplus (if any) belongs to the Chargor but does not carry interest.

             8.2    CONTINGENT INDEBTEDNESS

             If the Security Trustee receives money in connection with this Charge when part of the Secured Money is contingently or prospectively owing, then the Security Trustee must deposit an amount not exceeding that part in an interest-bearing deposit account with a bank on such terms as the Security Trustee thinks fit until that part becomes actually payable or no longer falls within the definition of "Secured Money". At that time the Security Trustee may retain for its own account the amount which is then actually payable to it. The balance is to be paid in accordance with clause 8.1.

             8.3    MONEY RECEIVED

             In applying any money towards satisfaction of the Secured Money, the Chargor will be credited only with as much of the money available for that purpose as will be actually received by the Security Trustee or the Receiver and is not required for whatever reason to be disgorged, a credit to date from the time of receipt.

             8.4    APPLICATION OF PAYMENTS OR CREDITS

             Subject to this clause 8, each of the Security Trustee and the Receiver has an absolute discretion to apply any payment or credit received by it under this Charge in reduction of any part or parts of the Secured Money, whenever and on whatever account the same became secured, notwithstanding any principle or presumption of law to the contrary or any direction given at the time of receipt, and without the need to communicate its election to any person.

             8.5    RELIANCE ON CERTIFICATE

             In making any payment to any other Encumbrancee under clause 8.1, the Security Trustee and the Receiver may rely on a certificate from that Encumbrancee as to the amount secured, and are not bound to enquire as to the accuracy of the certificate or whether the amount referred to is validly secured by the Encumbrance.




                                                                             21.

9.           LIABILITY AND RELEASE

             9.1    CONTINUING OBLIGATION

             This Charge constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation, or any other matter or thing. Without limiting the generality of the foregoing, each indemnity in this Charge is a separate additional and continuing obligation and will survive the discharge of this Charge. Unless otherwise agreed, payment by the Security Trustee will not be a pre-condition to liability under any indemnity.

             9.2    PERSONAL LIABILITY

             Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee, and notwithstanding the rule in GROONGAL PASTORAL COMPANY LIMITED (IN LIQUIDATION) V. FALKINER
             (1924) 35 CLR 157, no grant of full or partial satisfaction of or discharge from this Charge by the Security Trustee will release the Chargor from personal liability under this Charge or under any Transaction Document until all the Secured Money has in fact been received by the Security Trustee and is not liable to be disgorged, notwithstanding that the quotation or statement of account has arisen from the mistake, negligence, error of law or error of fact of the Security Trustee, its servants or agents.

             9.3    SETTLEMENT CONDITIONAL

             Any settlement or discharge between the Chargor and the Security Trustee is conditional on any security or payment given or made to the Security Trustee by the Chargor or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If the security or payment is avoided, repaid or reduced, the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Chargor subsequently as if that settlement or discharge had not occurred.

             9.4    CHARGOR'S LIABILITY NOT AFFECTED

             The liability of the Chargor under this Charge:

                    (a) (ABSOLUTE): is absolute and is not subject to the execution of any Transaction Document or any other document by any person or to the performance of any condition precedent or subsequent;

                    (b) (NOT AFFECTED): will not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release the Chargor from its liability including, without limiting the generality of the foregoing, any of the following:

                         (i)   the occurrence of any Event of Default;
                         (ii) the receipt by the Security Trustee of any payment,



                                                                             22.

                                 dividend or distribution under any Insolvency Provision in relation to the Chargor;
                         (iii) any Transaction Document or any payment the making of which would otherwise have formed part of the Secured Money being or becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including, without limiting the generality of the foregoing:
                                 A.   any Statute, other law or principle of
                                      equity;
                                 B.   any act or omission by any person;
                                 C.   any legal limitation, disability or
                                      incapacity of the Chargor;
                                 D.   any improper exercise of a Power;
                                 E. any Power being suspended or postponed by Statute, any court order or otherwise; or
                                 F.   any Insolvency Provision;
                         (iv) the Security Trustee accepting any Transaction Document;
                         (v) the Security Trustee granting time, waiver or other indulgence or concession to, or to making any composition or compromise with, the Chargor;

                         (vi) the Security Trustee forbearing or neglecting to exercise any remedy or right it has for the enforcement of any Transaction Document or any of the Obligations;
                         (vii) any laches, acquiescence or other act, neglect, default, omission or mistake by the Security Trustee;
                         (viii) the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Security Trustee or the Chargor of any Transaction Document or any of the Obligations;
                         (ix) execution of any Transaction Document or any variation to any Transaction Document or any of the Obligations, whether or not such event imposes an additional liability upon or is onerous on the Chargor;
                         (x) the full, partial or conditional release or discharge by the Security Trustee or by operation of law, of any person from any Transaction Document or any of the Obligations;
                         (xi)    the release of any property from any
                                 Transaction Document or the substitution of any property in place of any other property now or hereafter the subject of a Transaction Document;
                         (xii) the Security Trustee wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising a Transaction Document;
                         (xiii) the failure to obtain any Transaction Document or the loss or impairment of any Transaction Document by operation



                                                                             23.

                               of law or otherwise, whether or not the same is in breach of an express or implied condition to obtain or preserve such Transaction Document or in breach of any equitable duty which might otherwise have been imposed upon the Security Trustee;
                         (xiv) the postponement or loss of the priority
                               attaching to any Transaction Document;
                         (xv) the opening or operation of any new account with the Security Trustee by the Chargor;
                         (xvi) any change in membership (whether by death or
                               retirement of an existing member, admission of a new member or otherwise) or name of any partnership, firm or association in which the Chargor is a member;
                        (xvii) the transfer or assignment of the benefit of any
                               Transaction Document or of any of the
                               Obligations;
                       (xviii) any failure by the Security Trustee to disclose
                               to the Chargor any material or unusual fact, circumstance, event or thing whatsoever known to, or which ought to have been known by, the Security Trustee relating to or affecting the Chargor at any time prior to or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Chargor and whether or not the Security Trustee was under any duty of disclosure; or
                         (xix) the Security Trustee entering into a covenant
                               with the Chargor not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation or do any other act, matter or thing in respect of the liability of the Chargor.

             9.5    RELEASE OF CHARGED PROPERTY

             The Security Trustee will be under no obligation to grant a release of the Charged Property from this Charge unless at the time the release is to be provided, none of the Secured Money is owing (whether actually, contingently, or prospectively), none of the Obligations remain to be performed and it is not reasonably foreseeable that there could be any money owing or Obligations to be performed at a future time.

10.          PROTECTION AND INDEMNITY

             10.1   WAIVER BY THE CHARGOR

             The Chargor waives in favour of the Security Trustee:

                    (a) all rights against the Security Trustee and any other person, estate or assets as far as is necessary to give effect to any provision of this



                                                                             24.

                         Charge;

                    (b) promptness and diligence on the part of the Security Trustee, and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing this Charge; and

                    (c) all rights inconsistent with the provisions of this Charge, including any rights of contribution or subrogation which the Chargor might otherwise be entitled to claim or enforce.

             10.2   NO LIABILITY FOR LOSS

             Neither the Security Trustee nor any Receiver will be liable or otherwise accountable for any omission, delay or mistake, or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any Power, except for actual fraud or wilful misconduct.

             10.3   NO LIABILITY TO ACCOUNT

             Neither the Security Trustee nor any Receiver will, by reason of the Security Trustee or the Receiver entering into possession of the whole or part of the Charged Property, be liable to account as mortgagee or Security Trustee in possession, or for any loss on realisation or for any default, omission, delay or mistake for which a mortgagee or Security Trustee in possession might be liable.

             10.4   NO CONFLICT

             The Security Trustee and any Receiver may exercise any Power notwithstanding that the exercise of that Power involves a conflict between any duty owed to the Chargor by the Security Trustee or that Receiver and any duty owed by the Security Trustee or Receiver to any other person, or the interests of the Security Trustee or Receiver. No contract will be void or voidable by virtue of any such conflict of duty or interest, nor will the Security Trustee or Receiver be liable to account to the Chargor or any other person for any money or property as a result of such conflict.

             10.5   NO NOTICE OR ENFORCEMENT

             The Security Trustee need not give any notice of this Charge to any debtor of the Chargor, or to any purchaser, or to any other person, or to enforce payment of any money payable to the Chargor, or realise any of the Charged Property, or to take any steps or proceedings for that purpose.

             10.6   INDEMNITY

             The Chargor will on demand indemnify and keep the Security Trustee indemnified in respect of all costs, expenses, liabilities and losses incurred by the Security Trustee or the Receiver:


                                                                             25.

                    (a) in the exercise, attempted exercise or non-exercise of any Power, including (without limitation) those consequent on any mistake, oversight, error of judgment or want of prudence on the part of the Security Trustee or the Receiver, unless the same is due to actual fraud or wilful misconduct;

                    (b) as a consequence of the occurrence of any Event of Default;

                    (c)  by reason of this Charge;

                    (d) in respect of any act or omission for which the Security Trustee or the Receiver is exonerated by this Charge; and

                    (e) by reason of the Security Trustee redeeming or taking a transfer of any Encumbrance ranking in priority to or pari passu with this Charge,

             and the Chargor will defend all actions, proceedings, claims or demands brought by any person in relation to any matter the subject of this indemnity.

             10.7 PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER

             No person acquiring any money or asset from or paying or handing over any money or asset to or otherwise dealing with the Security Trustee, the Receiver or any attorney appointed under this Charge, or to whom is tendered for registration an instrument executed by the Security Trustee, the Receiver or any attorney appointed under this Charge, will be:

                    (a)  bound to inquire:

                         (i)   whether any Event of Default has occurred;
                         (ii) whether any of the Secured Money is owing or payable;
                         (iii) whether the Receiver or attorney has been
                               properly appointed;
                         (iv) as to the propriety or regularity of the exercise or purported exercise of any Power; or
                         (v)   as to any other matter or thing;

                    (b) affected by actual or constructive notice that any transaction, document or other dealing is unnecessary or improper; or

                    (c) concerned to see to the application of any money or asset, or be answerable or accountable for any loss or misapplication,

             and the irregular, improper or unnecessary exercise of any Power will be, as regards the protection of any such person, deemed to be authorised by the Chargor, and valid.



                                                                             26.

11.          PAYMENTS

             11.1   CREDIT BALANCES OF OTHER ACCOUNTS

             In determining the Secured Money, no credit need be allowed by the Security Trustee or any Stockholder for any credit balance in any joint or other account of the Chargor with either of them, or for any other money owing by the Security Trustee or any Stockholder to the Chargor.

             11.2   PAYMENT OF INTEREST

             The Chargor will pay interest on the Secured Money to the Security Trustee or any Stockholder in accordance with each Transaction Document, and in the absence of any relevant provision, to the Security Trustee at the Specified Rate calculated on daily balances computed from the time or respective times when the money becomes owing to, or is paid by, the Security Trustee or Stockholder. Interest accrues daily, and is payable on the earlier of a demand from the Security Trustee (made at the request of a Stockholder) or the last Banking Day of each calendar month, whilst the Secured Money remains outstanding.

             11.3   CAPITALISATION OF INTEREST

             The Security Trustee or any Stockholder may capitalise any interest which has become due and owing in accordance with any Transaction Document or in the absence of any relevant provision then at such periods of not less than one calendar month and from such dates as the Security Trustee or that Stockholder elects. The accumulation of capitalised interest may continue until the Secured Money has been paid in full, notwithstanding any composition, compromise, judgment or order in respect of any person or any other matter.

             11.4   MERGER

             If the liability of the Chargor to pay any of the Secured Money to the Security Trustee or any Stockholder becomes merged in any judgment or order, the Chargor will, as an independent obligation, pay interest at the rate which is the higher of that payable under this Charge and that fixed by or payable under that judgment or order.

             11.5   NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM

             Subject to any Transaction Document, all payments of Secured Money by the Chargor to the Security Trustee or a Stockholder will be:

                    (a)  free of any set-off or counterclaim; and

                    (b) subject to any Statute, without deduction or withholding for any present or future Taxes.



                                                                             27.

             11.6   CURRENCY CONVERSION AND INDEMNITY

                    (a) If any amount is required to be paid in a particular currency and the Security Trustee receives payment in another currency, the Security Trustee may actually or notionally convert the amount received into the required currency at the spot rate which it is or considers it would be able to obtain in the market at the time following receipt when it sees fit to make the conversion. The Chargor will only satisfy its obligation to pay in the required currency to the extent of the amount actually or notionally received after deducting the costs of conversion.

                    (b) The Chargor agrees to indemnify the Security Trustee for any deficiency which arises for any reason between the amount actually received under any judgment, court or tribunal order or distribution under any Insolvency Provision which takes into account any currency conversion rate and the amount which would be actually or notionally received by the Security Trustee by applying the conversion provided for in this clause.

12.          EXPENSES, STAMP DUTIES AND REGISTRATION

             12.1   EXPENSES

             The Chargor on demand will reimburse the Security Trustee for and keep the Security Trustee indemnified against all expenses, including legal fees, costs and disbursements (on a solicitor/own client basis) incurred by the Security Trustee in connection with:

                    (a) (PREPARATION): the preparation, negotiation and execution of the Transaction Documents and any subsequent consent, agreement, waiver, amendment to, or discharge of any of them; and

                    (b) (ENFORCEMENT): the exercise, enforcement, preservation, or attempted exercise, enforcement or preservation of any rights under the Transaction Documents, including without limitation any expenses incurred in the evaluation of any matter of material concern to the Security Trustee or any Stockholder.

             The Chargor will bear the cost of its compliance with the Transaction Documents.

             12.2   STAMP DUTIES

                    (a) (PAYMENT OF ALL DUTIES): The Chargor will pay all stamp duty, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Charge, or any payment, receipt



                                                                             28.

                         or other transaction contemplated by this Charge.

                    (b) (INDEMNITY): The Chargor will indemnify the Security Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Chargor to pay Taxes.

             12.3   REGISTRATION

             The Chargor will ensure that this Charge is registered in the manner and within such time limits as may be prescribed by law to ensure the full efficacy of this Charge as a security to the Security Trustee in all relevant jurisdictions.

13.          GOVERNING LAW AND JURISDICTION

             13.1   GOVERNING LAW

             This Charge is to be governed by and construed in accordance with the laws of New South Wales.

             13.2   JURISDICTION

                    (a) (ACCEPTANCE OF JURISDICTION): The Chargor irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Charge.

                    (b) (NO OBJECTION TO INCONVENIENT FORUM): The Chargor irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings, and any claim it may now or in the future have that action or proceeding has been brought in an inconvenient forum.

14.          MISCELLANEOUS

             14.1   CONFIDENTIALITY

                    (a) Subject to clause 14.1(b) the Security Trustee and the Stockholders will not disclose any confidential or unpublished information or documents supplied by the Chargor in connection with the Transaction Documents which are specifically indicated by the Chargor to be confidential.

                    (b) The Security Trustee and the Stockholders will be entitled to disclose any confidential information or documents:

                         (i)   to a Stockholder;



                                                                             29.

                         (ii) in any proceeding arising out of or in connection with any Transaction Document to the extent that such disclosure is deemed by that person necessary to protect its interests;
                         (iii) if required to do so under a binding order of any
                               Government Authority or any procedure for discovery in any proceedings;
                         (iv) if required to do so under any law or any administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible trustees, bankers or financial institutions;
                         (v) otherwise as required or permitted by any Transaction Document;
                         (vi) to its legal advisers and its consultants as long as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;
                         (vii) to a proposed Stockholder or assignee or
                               transferee from a Stockholder with the prior written consent of the Chargor which consent will not unreasonably be withheld or delayed and will be deemed to have been given if not refused within 5 Banking Days of a request therefore; or
                        (viii) with the Chargor's prior written consent.

                    (c) This clause 14.1 survives the termination of this Charge.

             14.2   FURTHER ASSURANCE

             The Chargor will, and will procure that, all persons having or claiming any estate or interest in the whole or part of the Charged Property from time to time and at all times after the date of this Charge on the request of the Security Trustee and at the cost of the Chargor, will make, do and execute or cause to be made, done and executed all acts, deeds and assurances for:

                    (a) more satisfactorily securing to the Security Trustee the payment of the Secured Money;

                    (b) assuring or more satisfactorily assuring the Charged Property to the Security Trustee, or as the Security Trustee may direct; or

                    (c)  facilitating the exercise of any Power.

             In particular, whenever requested to do so by the Security Trustee, the Chargor will execute in favour of the Security Trustee legal mortgages, transfers, assignments or other assurances of the Charged Property in terms acceptable to the Security Trustee.



                                                                             30.

             14.3   CERTIFICATE OF SECURITY TRUSTEE

             A certificate in writing signed by an officer of the Security Trustee certifying the amount payable by the Chargor to the Security Trustee or stating any other act, matter or thing relating to this Charge or any Transaction Document is conclusive and binding on the Chargor in the absence of manifest error on the face of the certificate.

             14.4   NOTICES

             Any notice or other communication served, given or made under or in connection with this Charge or any Collateral Security to which the Chargor is a party:

                    (a)  must be in writing in order to be valid;

                    (b) is sufficient if executed by the party serving, giving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

                    (c) will be deemed to have been duly served, given or made in relation to a party if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that party set out in the Transaction Documents or notified in writing by that party to the other parties from time to time; and

                    (d)  will be deemed to be served, given or made:

                         (i) (in the case of prepaid post) on the fifth day after the date of posting;

                         (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and

                         (iii) (in the case of delivery by hand) on delivery.

             14.5   ASSIGNMENT

                    (a) (CHARGE BINDS ASSIGNS): This Charge will be binding on and inure to the benefit of the Chargor, the Stockholders and the Security Trustee and their respective successors and assigns.

                    (b) (ASSIGNMENT BY THE CHARGOR): Notwithstanding clause 14.5(a), the Chargor may not assign or transfer all or any part of its rights or obligations under this Charge without the prior written consent of the Security Trustee acting on the instructions of all the Stockholders.

             14.6   NO MERGER

             Neither this Charge, any Collateral Security nor any of the Powers will merge or prejudicially affect or be merged in or prejudicially affected by and the Chargor's


                                                                             31.

             obligations under this Charge will not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy, or any other matter or thing now or hereafter existing in respect of the Secured Money.

             14.7   SEVERABILITY OF PROVISIONS

             Any provision of a Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

             14.8   POWERS CUMULATIVE

             Each Power is cumulative and in addition to each other Power available to the Security Trustee or the Receiver.

             14.9   WAIVER

             A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any Power by the Security Trustee will not in any way preclude, or operate as a waiver of, any further exercise or enforcement of that or any other Power.

             14.10  CONSENTS

             Any waiver or consent given by the Security Trustee under this Charge may be given or withheld and may be given subject to any conditions, as the Security Trustee thinks fit in its absolute discretion unless this Charge expressly provides otherwise.

             14.11  WRITTEN WAIVER AND CONSENT

             Any waiver or consent given by the Security Trustee under this Charge or any Collateral Security will only be effective and binding on the Security Trustee if it is given or confirmed in writing.

             14.12  TIME OF ESSENCE

             Time is of the essence in respect of the Chargor's obligations under this Charge or any Collateral Security.

             14.13  MORATORIUM LEGISLATION

             To the fullest extent permitted by law, the provisions of all Statutes at any time operating directly or indirectly to lessen or affect in favour of the Chargor any obligation under this Charge or any Collateral Security, or to delay or otherwise prevent or prejudicially affect the exercise of any Power, are expressly waived, negatived and excluded.



                                                                             32.

             14.14  BINDING ON EACH SIGNATORY

             This Charge is binding on each of the signatories notwithstanding that any one or more of the named parties does not execute this Charge, or that there is any invalidity, forgery or irregularity touching any execution of this Charge, or that this Charge is or becomes unenforceable, void or voidable against a named party.

             14.15  COUNTERPARTS

             This Charge may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

             14.16  NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE

             The Chargor does not enter into this Charge in reliance on or as a result of any representation, promise, statement, conduct or inducement by or on behalf of the Security Trustee or any Stockholder otherwise than as set out in the Transaction Documents.




                                                                             33.

                                    SCHEDULE




NAME                                    ADDRESS                                FOLIO IDENTIFIER

NSW

Annandale Nursing Home                  76 Johnston Street,                    Auto Consol
                                        Annandale NSW 2038                     9867-46

Armon Nursing Home                      42 Croydon Street,                     1/110079
                                        Petersham NSW 2049

Bathurst Nursing Home                   61 Boyd Street,                        11/806355
                                        Kelso NSW 2795

Bossley Park Nursing Home               52-64 Quarry Street, Bossley           8/713734
                                        Park NSW 2176

Canterbury District Nursing             20 Albert Street,                      1/549851
Home                                    Campsie NSW 2194

Crest Nursing Home                      11 Johnston Street,                    1/913045 and 1/913044
                                        Annandale NSW 2038

Dubbo Nursing Home                      80 Muller Street,                      12/592842
                                        Dubbo NSW 2830

Fernleigh Nursing Home                  8 Sherbrooke Road,                     4/201757 and 1/201757
                                        West Ryde NSW 2114

Maitland Nursing Home                   Broughton Street, Rutherford           5/733509
                                        NSW 2320

Mudgee Nursing Home                     207-213 Denison Street,                1/261314
                                        Mudgee NSW 2850

Murwillumbah Nursing                    Cnr North Arm Road and                 1/786640
Home                                    Ingram Place,
                                        Murwillumbah NSW 2484

Narrandera Nursing Home                 Chantilly Street,                      2/582847
                                        Narrandera NSW 2700                    308/257212

Norah Head Nursing Home                 63 Palomar Parade,                     721/26247 and
                                        Toukley NSW 2263                       509/26247

Quakers Hill Nursing Home               35 Hambledon Road,                     10/860042
                                        Quakers Hill NSW 2763

Shoalhaven Nursing Home                 Brinawarr Street,                      5/614886
                                        Bomaderry NSW 2541




                                                                             34.



NAME                                    ADDRESS                                FOLIO IDENTIFIER

Stanmore Nursing Home                   66 Cambridge Street,                   31/7/1
                                        Stanmore NSW 2048




                                                                             35.



NAME                                    ADDRESS                                FOLIO IDENTIFIER

QUEENSLAND

Caloundra Nursing Home                  Lyon Street,                           Lot 2, RP 177466
                                        Caloundra QLD 4551

Nambour Nursing Home                    9 Princess Crescent,                   Lot 2, RP 183823
                                        Nambour QLD 4560

WESTERN AUSTRALIA

Apple Cross Nursing Home                30 Carron Road,                        Vol. 1964 Fol 640
                                        Apple Cross WA 6153

Armadale Nursing                        21 Angelo Street,                      Vol 1951 Fol 293
Centre/Hillview Nursing                 Armadale WA 6112
Home

Bunbury Nursing Home                    39 Hayes Street,                       Vol 1534 Fol 995
                                        Bunbury WA 6230

Geraldton Nursing Home                  20 Milford Street,                     Vol. 1539 Fol 329
                                        Geraldton WA  6530                     Vol. 1890 Fol 506

Kalgoorlie Nursing Home                 Dugan Street,                          Vol. 1597 Fol 789
                                        Kalgoorlie WA 6430

Narrogin Nursing Home                   52 Williams Road                       Vol. 1634 Fol 809
                                        Narrogin WA 6312

Murray River Nursing Home               Cnr Coolibah & Boundary                Vol. 1697 Fol 190
                                        Roads,
                                        Dudley Park,
                                        Mandurah WA 6210



                                                                             36.


EXECUTED as a deed.

SIGNED SEALED AND DELIVERED                           )
for and on behalf of PRINCIPAL                        )       -----------------------------------------
HEALTHCARE FINANCE PTY                                )       (Signature)
LIMITED, ACN 069 875 476                              )
by                      its Attorney under a          )
Power of Attorney dated              and who          )
declares that he has not received any notice          )
of the revocation of such Power of Attorney           )
in the presence of:





----------------------------------------------
(Signature of Witness)


----------------------------------------------
(Name of Witness in Full)




SIGNED SEALED AND DELIVERED                           )
for and on behalf of ABN AMRO                         )       -----------------------------------------
FACILITIES AUSTRALIA LIMITED,                         )       (Signature)
ACN 001 035 543                                       )
by                      its Attorney under a          )
Power of Attorney dated              and who          )
declares that he has not received any notice          )
of the revocation of such Power of Attorney           )
in the presence of:

----------------------------------------------
(Signature of Witness)


----------------------------------------------
(Name of Witness in Full)













                                                                             37.

                                TABLE OF CONTENTS



CLAUSE                                                                            PAGE

1.           DEFINITIONS AND INTERPRETATION                                          1

1.1          DEFINITIONS                                                             1
1.2          INTERPRETATION                                                          4
1.3          DEBENTURE STOCK TRUST DEED                                              5
1.4          SECURITY TRUSTEE                                                        5

2.           CHARGE                                                                  5

2.1          THE CHARGE                                                              5
2.2          ASSETS OVER WHICH THIS CHARGE IS FIXED                                  6
2.3          DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE                        6
2.4          AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE                            6
2.5          NOTICE OF CONVERSION                                                    6
2.6          RECONVERSION                                                            7
2.7          CONVERSION TO LEGAL MORTGAGE                                            7
2.8          PROSPECTIVE LIABILITY                                                   7

3.           REPRESENTATIONS AND WARRANTIES                                          7

3.1          GENERAL REPRESENTATIONS AND WARRANTIES                                  7
3.2          CORPORATE REPRESENTATIONS AND WARRANTIES                                8
3.3          TRUST REPRESENTATIONS AND WARRANTIES                                    8
3.4          REPRESENTATIONS AND WARRANTIES REPEATED                                 9

4.           COVENANTS CONCERNING THE CHARGED PROPERTY                              10

4.1          RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY                       10
4.2          INSPECTION                                                             10
4.3          PROTECTION OF CHARGED PROPERTY                                         10
4.4          CONDUCT OF BUSINESS                                                    11
4.5          INTELLECTUAL PROPERTY                                                  11
4.6          LICENCES                                                               11
4.7          SECURITY TRUSTEE ASSUMES NO OBLIGATIONS                                11
4.8          DOCUMENTS OF TITLE AND OTHER SECURITIES                                12
4.9          POSTPONEMENT OR WAIVER OF ENCUMBRANCES                                 12

5.           EVENTS OF DEFAULT                                                      12

6.           RECEIVERS: APPOINTMENT AND POWERS                                      12

6.1          APPOINTMENT OF RECEIVER                                                12
6.2          JOINT RECEIVERS                                                        13



                                                                             (i)

                                TABLE OF CONTENTS


CLAUSE                                                                              PAGE

6.3          REMUNERATION OF RECEIVER                                                 13
6.4          AGENT OF THE CHARGOR                                                     13
6.5          POWERS OF RECEIVER                                                       13
6.6          INDEMNITY                                                                16

7.           SECURITY TRUSTEE'S POWERS                                                16

7.1          EXERCISE OF POWER                                                        16
7.2          ACT JOINTLY                                                              17
7.3          POWER OF ATTORNEY                                                        17
7.4          SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT                               17
7.5          NOTICE FOR EXERCISE OF POWERS                                            18

8.           APPLICATION OF MONEY                                                     18

8.1          PRIORITY OF PAYMENTS                                                     18
8.2          CONTINGENT INDEBTEDNESS                                                  18
8.3          MONEY RECEIVED                                                           19
8.4          APPLICATION OF PAYMENTS OR CREDITS                                       19
8.5          RELIANCE ON CERTIFICATE                                                  19

9.           LIABILITY AND RELEASE                                                    19

9.1          CONTINUING OBLIGATION                                                    19
9.2          PERSONAL LIABILITY                                                       19
9.3          SETTLEMENT CONDITIONAL                                                   20
9.4          CHARGOR'S LIABILITY NOT AFFECTED                                         20
9.5          RELEASE OF CHARGED PROPERTY                                              21

10.          PROTECTION AND INDEMNITY                                                 22

10.1         WAIVER BY THE CHARGOR                                                    22
10.2         NO LIABILITY FOR LOSS                                                    22
10.3         NO LIABILITY TO ACCOUNT                                                  22
10.4         NO CONFLICT                                                              22
10.5         NO NOTICE OR ENFORCEMENT                                                 22
10.6         INDEMNITY                                                                23
10.7         PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER      23

11.          PAYMENTS                                                                 24

11.1         CREDIT BALANCES OF OTHER ACCOUNTS                                        24
11.2         PAYMENT OF INTEREST                                                      24


                                                                            (ii)

                                TABLE OF CONTENTS


CLAUSE                                                                               PAGE

11.3         CAPITALISATION OF INTEREST                                                24
11.4         MERGER                                                                    24
11.5         NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM                     24
11.6         CURRENCY CONVERSION AND INDEMNITY                                         24

12.          EXPENSES, STAMP DUTIES AND REGISTRATION                                   25

12.1         EXPENSES                                                                  25
12.2         STAMP DUTIES                                                              25
12.3         REGISTRATION                                                              25

13.          GOVERNING LAW AND JURISDICTION                                            26

13.1         GOVERNING LAW                                                             26
13.2         JURISDICTION                                                              26

14.          MISCELLANEOUS                                                             26

14.1         CONFIDENTIALITY                                                           26
14.2         FURTHER ASSURANCE                                                         27
14.3         CERTIFICATE OF SECURITY TRUSTEE                                           27
14.4         NOTICES                                                                   27
14.5         ASSIGNMENT                                                                28
14.6         NO MERGER                                                                 28
14.7         SEVERABILITY OF PROVISIONS                                                28
14.8         POWERS CUMULATIVE                                                         28
14.9         WAIVER                                                                    28
14.10        CONSENTS                                                                  28
14.11        WRITTEN WAIVER AND CONSENT                                                28
14.12        TIME OF ESSENCE                                                           29
14.13        MORATORIUM LEGISLATION                                                    29
14.14        BINDING ON EACH SIGNATORY                                                 29
14.15        COUNTERPARTS                                                              29
14.16        NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE                      29




                                                                           (iii)

                          DEED OF CHARGE (NSW AND VIC)




                              DATE:








                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                                     Chargor




                      ABN AMRO FACILITIES AUSTRALIA LIMITED

                                Security Trustee















                            (C) COPYRIGHT CLAYTON UTZ

             Liability is limited by the Solicitors Scheme under the
                       Professional Standards Act 1994 NSW

DEED OF CHARGE (QLD) made at              on                   1998

BETWEEN PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("CHARGOR")

AND ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543 as trustee of the Premier Care Australia Security Trust ("SECURITY TRUSTEE")

THIS DEED PROVIDES

1.     DEFINITIONS AND INTERPRETATION

       1.1    DEFINITIONS

       In this Charge words which are defined in the Debenture Stock Trust Deed and which are not defined in this Charge have the same meaning when used in this Charge and:

       "ADMINISTRATOR EVENT" means either:

       (a)     an administrator is appointed to the Chargor; or

       (b) a proposal is made by any person to appoint an administrator to the Chargor.

       "APPROVED AGED CARE ASSETS" means assets that the Chargor proposes to acquire (or which have been acquired, as the context requires) from Moran Health Care Group Pty Limited (or any of its Related Bodies Corporate).

       "ASSOCIATED RIGHTS" means, in relation to any property:

       (a) all rights, powers and remedies of the Chargor for the enforcement of such property; and

       (b) all rights and powers of the Chargor to vary, repudiate, rescind, avoid, waive any right under, or terminate any agreement or arrangement relating to such property.

       "BUSINESS" means the business conducted by the Chargor in connection with the Approved Aged Care Assets, including the acquisition or leasing of the Approved Aged Care Assets.

       "CHARGED PROPERTY" means:

       (a)     the Leased Property; and

       (b) all rights of the Chargor under the Moran Relationship Agreement, any management contract entered into by the Chargor as part of or in connection with the Business, the Moran Lease, the Moran Guarantee and the Moran

                                                                              1.

               Securities; and

       (c)     the Remaining Property
               but does not include the Excluded Property.

       "DEBENTURE STOCK TRUST DEED" means the deed so entitled dated 17 June 1998 between the Chargor and the Security Trustee.

       "EVENT OF CRYSTALLISATION" means each or any of the following events:

       (a)     any breach of clause 4.1;

       (b) any Encumbrance over any asset of the Chargor becomes enforceable or any Encumbrance that is a floating security over any asset of the Chargor crystallises or otherwise becomes a fixed or specific security;

       (c)     any Insolvency Event occurs in relation to the Chargor;

       (d) the Commissioner of Taxation, or its delegate, determines to issue a notice under section 74 of the Sales Tax Assessment Act 1992 or section 218 of the Income Tax Assessment Act 1936 for any amount due by the Chargor in respect of any Tax under such Act or any fines and costs imposed on the Chargor under such Act; and

       (e) any other event that the Security Trustee has notified the Chargor to be an Event of Crystallisation for the purposes of this Charge.

       "EXCLUDED PROPERTY" means any asset, property or undertaking which is located outside of Queensland.

       "FAI PROPERTY" means the charged property referred to in the Original Debenture Stock Trust Deed.

       "INITIAL UNITHOLDERS" means Metlife Australia (Holdings) Pty Limited, ACN 070 667 417 and FAI Deposit Co. Pty Limited, ACN 008 647 489.

       "INTELLECTUAL PROPERTY" means all patents, trademarks, copyrights, registered designs, trade secrets, confidential information and other intellectual property at any time held by or registered in the name of the Chargor or which the Chargor at any time has the benefit of, has an interest in or is entitled to use.

       "LICENCE" means each licence, certificate, document, registration, permission, privilege, permit, authority or consent which is issued or held in connection with the Business, which is necessary or desirable to be held by the Chargor in relation to the Business including any variation or renewal thereof.

                                                                              2.

       "LEASED PROPERTY" means:

       (a)     the Properties;

       (b) each nursing home/residential care facility and any other aged care or health care related facility currently or subsequently operated on any Property;

       (c) all plant and equipment fixed to any property referred to in another paragraph of this definition; and

       (d) all assets and chattels on the Properties (or any facility referred to in paragraph (b)) and used in connection with the Business on the date of commencement of the Moran Lease.

       "MORAN GUARANTEE" means all of the present and future right, title and interest of the Chargor in:

       (a) the Lease Guarantee dated on or about the date of this Charge between Moran Health Care Group Pty Limited and the Chargor; and

       (b) all Associated Rights in relation to and all proceeds deriving from the Property referred to in paragraph (a).

       "MORAN LEASE" means all of the present and future right, title and interest of the Chargor in:

       (a) the lease entered into by the Chargor with Moran Health Care (Australia) Pty Limited in respect of the Properties on or about the date of this Charge (as amended, varied, novated, supplemented, ratified or replaced from time to time); and

       (b) all Associated Rights in relation to and all proceeds deriving from the property referred to in paragraph (a).

       "MORAN RELATIONSHIP AGREEMENT" means the agreement entitled "Relationship Agreement" between the Chargor, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited dated on or about the date of this Charge.

       "MORAN SECURITIES" means all of the present and future right, title and interest of the Chargor in:

               (a) the Fixed and Floating Charge dated 19 June 1998 between the Chargor and Moran Health Care (Australia) Pty Limited as trustee of the Moran Health Care Australia Trust;

               (b) the Mortgage of Units dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited; and

                                                                              3.

               (c) the Mortgage of Shares dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited.

       "ORIGINAL DEBENTURE STOCK TRUST DEED" means the Debenture Stock Trust Deed dated 17 June 1998 between the Chargor and the Security Trustee.

       "PHF TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

       "POWER" means any right, power, authority, discretion, remedy or privilege conferred on the Security Trustee, Receiver or any attorney or agent appointed under this Charge, by any Transaction Document, by Statute, or by law or equity in respect of this Charge or any Collateral Security.

       "PREMIER CARE AUSTRALIA SECURITY TRUST" means the trust constituted by the Debenture Stock Trust Deed.

       "PROPERTIES" means the properties listed in the Schedule.

       "RECEIVER" means a receiver or receiver and manager appointed by the Security Trustee under this Charge and if more than one, then each of them, and also any servant, agent or delegate of any of them.

       "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law and refers to any corporation of that kind whenever it becomes related.

       "REMAINING PROPERTY" means all of the Chargor's assets, undertakings and rights, both present and future, but excluding:

       (a)     the FAI Property; and

       (b) the property referred to in paragraphs (a) and (b) of the definition of "Charged Property".

       "TRUST DEED" means the deed of trust dated 11 August 1995 between the Chargor and the Initial Unitholders.

       1.2     INTERPRETATION

       In this Charge:

               (a) headings are for convenience only and do not affect interpretation; and unless the context indicates a contrary intention:

               (b) the expression "PERSON" includes an individual, the estate of an

                                                                              4.

                       individual, a corporation, and a statutory or other authority or association (incorporated or unincorporated);

               (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of a trustee includes any substituted or additional trustee;

               (d) a reference to the Charged Property includes any part of it;

               (e) a reference to this Charge, to a Transaction Document or to any other document includes respectively this Charge, the Transaction Document or that other document as amended, varied, novated, supplemented, ratified or replaced from time to time;

               (f) a reference to any legislation or to any section or provision thereof includes any statutory modification,

               (g) re-write or re-enactment or any statutory provision substituted therefor, and all ordinances, by-laws, regulations and other statutory documents issued thereunder;

               (h) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

               (i) a reference to a clause is a reference to a clause of this Charge;

               (j) where any word or phrase is given a defined meaning, any other part of speech or grammatical form in respect of that word or phrase has a corresponding meaning;

               (k) all accounting terms used in this Charge have the meaning given under accounting principals and practices generally accepted in Australia from time to time; and

               (l) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

       1.3     DEBENTURE STOCK TRUST DEED

               (a) The Chargor and the Security Trustee acknowledge and agree that this Charge are each a "Transaction Document" as defined in and for the purposes of the Debenture Stock Trust Deed.

               (b) The Chargor and the Security Trustee agree that this Charge is a "Collateral Security" as defined in and for the purposes of the Debenture Stock Trust Deed.

                                                                              5.

               (c) To the extent to which any provision of this Charge is inconsistent with the Debenture Stock Trust Deed, the Debenture Stock Trust Deed shall prevail.

       1.4     SECURITY TRUSTEE

               (a) Any reference to the "Security Trustee" in this Charge will be construed as referring to the Security Trustee as trustee for the Stockholders.

               (b) As between the Chargor on the one hand and the Security Trustee and the Stockholders on the other, all action taken by the Security Trustee under this Charge will be taken to be authorised and the Chargor need make no enquiry as to the authority of the Security Trustee.

2.     CHARGE

       2.1     THE CHARGE

       The Chargor both in its personal capacity and as trustee of the PHF Trust hereby charges all the Charged Property to the Security Trustee to secure the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of the Secured Money.

       2.2     ASSETS OVER WHICH THIS CHARGE IS FIXED

       This Charge will operate as a fixed charge over the Charged Property listed below (whether present or future) which does not form part of the Remaining Property:

               (a) all real and leasehold property, and all fixtures and improvements thereon;

               (b) all machinery, vehicles, fittings, furniture, plant and equipment, computer software and hardware;

               (c) the Moran Guarantee, all rights of the Chargor under any management contract in respect of the Business, the Moran Lease and all other documents, contracts, (including leases), rights and records relating to the Business;

               (d)       the goodwill of the Business and all Licences;

               (e) the Moran Securities and all other Encumbrances, Marketable Securities, documents of title and Intellectual Property,

       with the intention that each item of future property described in this clause 2.2 will be specifically charged to the Security Trustee at the time it is acquired by the Chargor. This

                                                                              6.

       Charge will operate as a floating charge as regards all other Charged Property (including the Remaining Property).

       2.3     DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE

       Subject to any contrary provision in any Transaction Document, the Chargor may in respect of any part of the Charged Property which is subject to the floating charge created by this Charge, deal with and pay or apply that part of the Charged Property in the ordinary course of its ordinary business.

       2.4     AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE

       (a) If any Event of Crystallisation occurs, the floating charge created by this Charge will (except to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over that part of the Charged Property not immediately prior to such occurrence the subject of the fixed charge.

       (b) if an Administrator Event occurs the floating charge created by this Charge will (to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over the Remaining Property.

       2.5     NOTICE OF CONVERSION

       The Security Trustee may at any time by notice in writing to the Chargor convert or reconvert its security under this Charge from (except in the case of the Remaining Property) a floating charge to a fixed charge or from a fixed charge to a floating charge. Any such conversion will be effective from the moment of receipt of notice of such conversion.

       2.6     RECONVERSION

       The Security Trustee may at any time by notice in writing to the Chargor reconvert its security under this Charge from a fixed charge to a floating charge in respect of any asset or class of asset specified in that notice.

       2.7     CONVERSION TO LEGAL MORTGAGE

       If an Event of Default occurs and is not waived or remedied in the period (if any) permitted in any Transaction Document, at any time thereafter if such event continues the Security Trustee may procure itself (or its nominee) to be registered as the holder of any shares forming part of the Charged Property (other than any shares forming part of the Remaining Property). Without limiting the generality of the foregoing, the Chargor irrevocably and unconditionally authorises the Security Trustee to date and complete any transfers and lodge such transfers for stamping and registration accompanied by the share certificates relating thereto, if applicable. The Security Trustee's costs and expenses

                                                                              7.

       relating to the transfer and registration, including stamp duty and other taxes, will be payable by the Chargor on demand and will form part of the Secured Money.

       2.8     PROSPECTIVE LIABILITY

       For the purpose only of section 282(3) of the Corporations Law, the specified maximum amount of the prospective liability secured by this Charge is $200,000,000. The nature of the prospective liability is as shown on the notice lodged with this Charge with the Australian Securities and Investments Commission. Nothing in this clause 2.8 will limit, or put the Security Trustee under any obligation to do any act or thing so as to increase, the amount of the money secured by this Charge.

       2.9     LIMITATION

       This Charge is security for the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of all of the Secured Money. Nevertheless the amount payable by the Chargor and ultimately recoverable by the Security Trustee upon enforcement of this Charge is limited to the greater of:

               (a)     $7,100,000; and

               (b) the aggregate value of the Charged Property determined as at the date of such enforcement.

3.     REPRESENTATIONS AND WARRANTIES

       3.1     GENERAL REPRESENTATIONS AND WARRANTIES

       The Chargor represents and warrants to the Security Trustee that:

               (a) (GOOD TITLE): it has good right to charge the Charged Property as beneficial owner in the manner provided in this Charge and in each Collateral Security, and the Charged Property is free of all Encumbrances;

               (b) (LEGALLY BINDING OBLIGATION): this Charge constitutes a valid and legally binding obligation of the Chargor in accordance with its terms;

               (c) (EXECUTION, DELIVERY AND PERFORMANCE): the execution, delivery and performance of this Charge by the Chargor does not violate any Statute or law, or any document or agreement to which the Chargor is a party or which is binding on it or any of its assets;

               (d) (AUTHORISATION): all consents, licences, approvals and authorisations of every Government Authority required to be obtained by the Chargor in connection with the execution, delivery and performance of this Charge have been obtained and are valid and subsisting;

                                                                              8.

               (e) (FINANCIAL LIABILITIES): the Chargor is not in default in the payment of any material sum or in the performance or observance of any material obligation in respect of any Financial Liability, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a default in respect of any Financial Liability;

               (f) (NO EVENT OF DEFAULT): no event has occurred which constitutes an Event of Default or a Potential Event of Default;

               (g) (STATUTES): the Chargor has not failed to comply with any Statute relative to it or the Business where such failure may have a material adverse effect on the Chargor's ability to observe its obligations under the Transaction Documents; and

               (h) (NO TRUSTS): the Chargor is not the trustee of any trust (other than the PHF Trust) nor does it hold any property subject to or impressed by any trust (other than the PHF Trust).

       3.2     CORPORATE REPRESENTATIONS AND WARRANTIES

       The Chargor further represents and warrants to the Security Trustee that:

               (a) (DUE INCORPORATION): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

               (b) (CONSTITUTION): the execution, delivery and performance of this Charge does not violate the Constitution of the Chargor;

               (c) (CORPORATE POWER): it has the power, and has taken all corporate and other action required, to enter into this Charge and to authorise the execution and delivery of this Charge and the performance of its obligations under this Charge; and

               (d) (FILINGS): the Chargor has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission and all of those filings and registrations are current, complete and accurate.

       3.3     TRUST REPRESENTATIONS AND WARRANTIES

       The Chargor further represents and warrants to the Security Trustee that:

               (a) (TRUSTEE): it enters, or has entered, into this Charge in its capacity as trustee of the PHF Trust;

                                                                              9.

               (b) (TRUST VALIDLY CREATED): the PHF Trust has been validly created and is in existence at the date of this Charge;

               (c) (TRUSTEE VALIDLY APPOINTED): the Chargor has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

               (d) (TRUST DEED): the PHF Trust is solely constituted by the Trust Deed, (a true copy of which has been provided to the Security Trustee or its agent before the date of this Charge) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;

               (e) (TRUSTEE'S POWER): it has full and free power to enter into this deed in its capacity as trustee of the PHF Trust;

               (f) (TRUST AUTHORISATIONS): it has in full force and effect all authorisations necessary to enter into this deed as trustee of the PHF Trust, and to perform its obligations under them;

               (g) (NO REMOVAL OF TRUSTEE): no action has been taken or is proposed to remove it as trustee of the PHF Trust;

               (h) (NO DEFAULT OF TRUSTEE): it is not in default under the Trust Deed which would have the effect of limiting or removing its right of indemnity from the property of the PHF Trust, or would affect its power or ability to enter into this deed (or to perform its obligations under this deed) as trustee of the PHF Trust;

               (i) (TRUST OBLIGATIONS): it has complied with its obligations in connection with the PHF Trust;

               (j) (VESTING DATE NOT DECLARED): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

               (k) (NO PROCEEDINGS): no proceedings of any description have been or are likely to be commenced or threatened which could have a material adverse effect on the assets or financial position of the PHF Trust or on its trusteeship thereof;

               (l) (NO ACQUISITION OF TRUST ASSETS): it has not done, or failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Chargor and the beneficiaries of the PHF Trust from time to time,

                                                                             10.

                       has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

               (m) (INDEMNITY): it has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under this Charge; and

               (n) (COMMERCIAL BENEFIT): it is to the commercial benefit of the PHF Trust that it enters into this Charge in its capacity, inter alia, as trustee of the PHF Trust.

       3.4     REPRESENTATIONS AND WARRANTIES REPEATED

       Each representation and warranty in this Charge will be repeated on each day whilst any of the Secured Money remains outstanding (whether or not then due for payment) with reference to the facts and circumstances then subsisting, as if made on each such day.

4.     COVENANTS CONCERNING THE CHARGED PROPERTY

       4.1     RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY

       The Chargor will not without the Security Trustee's prior written consent (which will not be unreasonably withheld):

               (a) (NO ENCUMBRANCES): create, purport or attempt to create or permit to exist any Encumbrance howsoever ranking over any part of the Charged Property (other than the Remaining Property).

               (b) (NO SALE, LEASE ETC.): convey, assign, transfer, lease or otherwise dispose or part with possession of, make any bailment over, grant any option over or create or permit to exist any other interest in any part of the Charged Property whilst that part of the Charged Property is subject to the fixed charge created in this Charge or in any Collateral Security;

               (c) (NOT TO PREJUDICE): do or permit any act, omission or thing whereby any part of the Charged Property (other than the Remaining Property) becomes or could be liable to surrender, forfeiture or cancellation or becomes prejudiced in any manner or the value of this Charge as a security to the Security Trustee becomes or could be materially lessened;

               (d) (ORDINARY COURSE): subject to this Charge, deal with or attempt to deal with the Charged Property other than in the ordinary course of its ordinary business;

               (e) (AMENDMENTS, ETC): amend, vary, terminate, cancel or surrender any

                                                                             11.

                       Moran Guarantee, any Moran Lease or any Moran Security in any material respect; or

               (f)     (STEP): take any step towards doing any of these things.

       4.2     INSPECTION

       The Chargor will following the occurrence of any Event of Default (or if the Security Trustee suspects, on reasonable grounds, that an Event of Default may have occurred) permit the Security Trustee and any employee, agent or professional adviser of the Security Trustee, to enter any land or buildings owned or occupied by the Chargor or any Related Body Corporate of the Chargor (except to the extent to which they form part of the Remaining Property), at all reasonable times, without notice, to inspect its condition and to monitor compliance with this Charge (so long as to do so will not cause the Chargor to be in breach of any Statute or any lease of such land or buildings).

       4.3     PROTECTION OF CHARGED PROPERTY

       At the request of the Security Trustee, the Chargor will take or defend all legal proceedings that the Security Trustee considers necessary or desirable for the preservation, protection or recovery of all or any part of the Charged Property.

       4.4     CONDUCT OF BUSINESS

       The Chargor will carry on and conduct the Business in a proper and efficient manner and will not change the general character of or discontinue the Business without the Security Trustee's prior written consent.

       4.5     INTELLECTUAL PROPERTY

       The Chargor will maintain and renew all its present and future Intellectual Property.

       4.6     LICENCES

       The Chargor will:

               (a) (APPLY): apply for (or procure the application for) and use (or procure that the applicant uses) its best endeavours to obtain and maintain each licence which is not held in respect of the Business but which is required by law to be held;

               (b) (RENEW): on or before the time and in the manner prescribed by the relevant Statute for each Licence, apply for (or procure the application for) and procure the renewal of each Licence, and pay or cause to be paid the renewal fees and other sums required in respect of the Licence or the renewal of the Licence within the time allowed and in the manner prescribed by the Statute;

                                                                             12.

               (c) (PRODUCTION OF THE LICENCE): whenever reasonably requested by the Security Trustee, produce to the Security Trustee (or procure the production to the Security Trustee of) each Licence and all receipts for payments in relation to each Licence;

               (d) (NO CANCELLATION): not do, allow or suffer any act, matter or thing as a result of which any Licence is or may be surrendered, forfeited, withdrawn, cancelled, refused or rendered void, or whereby the holder of any Licence is disqualified permanently or temporarily from receiving or continuing to hold a Licence, or whereby the Business may be disqualified permanently or temporarily from having a Licence; and

               (e) (COMPLY WITH STATUTES): procure that the holder of any Licence complies with all Statutes and all lawful requirements of every Government Authority in relation to the Licence (to the extent that such compliance is necessary to ensure that the Licence is not revoked, terminated or forfeited) or otherwise does all things required of the holder.

       4.7     SECURITY TRUSTEE ASSUMES NO OBLIGATIONS

       The Security Trustee will not be deemed by virtue of this Charge to have assumed any obligation of the Chargor under any Licence or Statute.

       4.8     DOCUMENTS OF TITLE AND OTHER SECURITIES

       The Chargor will lodge with the Security Trustee all documents relating to each Encumbrance under which the Chargor is the Encumbrancee, all certificates, scrip and other indicia of the Chargor's title or interest in any Marketable Securities, all negotiable instruments other than cheques, all real estate leases, and all other documents of title to the whole or part of the Charged Property (other than the Remaining Property) immediately on receipt of same.

       4.9     POSTPONEMENT OR WAIVER OF ENCUMBRANCES

       The Chargor will, if requested by the Security Trustee, immediately cause:

               (a) any Encumbrance which has arisen or which arises from time to time by operation of law over the Charged Property (other than the Remaining Property) in favour of any person (including the Chargor) to be at the Security Trustee's option postponed in all respects after and subject to this Charge or to be otherwise discharged, released or terminated; and

               (b) any Financial Liability or other obligation secured by any such

                                                                             13.

                       Encumbrance at the Security Trustee's option to be waived, released, paid or performed.

5.     EVENTS OF DEFAULT

               (a) If any Event of Default occurs and while it subsists at the option of the Security Trustee and notwithstanding any delay or previous waiver of the right to exercise that option, all Powers not previously exercisable become exercisable, and also at the like option of the Security Trustee, the right of the Chargor to deal with the Charged Property (other than the Remaining Property) immediately ceases.

               (b) If an Administrator Event occurs then, notwithstanding any delay or previous waiver of the right to exercise that option, all Powers in respect of the Remaining Property not previously exercisable become exercisable and also at the like option of the Security Trustee, the right of the Chargor to deal with the Remaining Property immediately ceases.

                       Nothing in this paragraph (b) limits paragraph (a) of this clause 5 or any other provision of this Charge or any other Transaction Document.

6.     RECEIVERS: APPOINTMENT AND POWERS

       6.1     APPOINTMENT OF RECEIVER

       At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge, the Security Trustee may if directed by an Extraordinary Resolution of Stockholders:

               (a) appoint in writing any person or persons to be a receiver or receiver and manager of the whole or part of the Charged Property;

               (b) withdraw the appointment of that Receiver as to the whole or part of the Charged Property; and

               (c) (in case of the removal, retirement or death of any Receiver) appoint another person or persons in his place,

       PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 6.1 in respect of the Remaining Property if an Administrator Event has occurred.

       6.2     JOINT RECEIVERS

       If more than one person is appointed as a Receiver of the whole or any part of the Charged Property, the Security Trustee may specify whether the appointment, and the Powers of each appointee, will at its option be joint, or joint and several, and failing such specification, the appointment and the Powers of each person will be deemed to be joint and several.

                                                                             14.

       6.3     REMUNERATION OF RECEIVER

       The Security Trustee may fix the rate of remuneration of any Receiver at such rate as the Security Trustee from time to time determines, which rate will not exceed the standard hourly rate from time to time charged by the firm of which the Receiver is a member for work of the level conducted by the Receiver.

       6.4     AGENT OF THE CHARGOR

       Every Receiver will be the agent of the Chargor who will be solely responsible for all acts and omissions by and the remuneration of the Receiver.

       6.5     POWERS OF RECEIVER

       Without the need for any consent by the Chargor, each Receiver will have all of the powers specified in section 420 of the Corporations Law, and in addition to those and any other Powers, will have all of the following powers:

               (a) (TAKE POSSESSION): to take possession or control of or make use of the whole or any part of the Charged Property or relinquish possession or control;

               (b) (CONVERT TO MONEY): to convert, liquidate and reduce the whole or any part of the Charged Property into money;

               (c) (LEASE): whether or not the Receiver has taken possession, to lease or licence in the name of the Chargor or otherwise the whole or any part of the Charged Property, for any period and on any terms or to vary or terminate a lease or licence;

               (d) (CARRY ON BUSINESS): to carry on or concur in carrying on each Business and do all acts which the Chargor might do in the ordinary conduct of such Business for the protection or improvement of the whole or part of the Charged Property;

               (e) (BORROW OR RAISE MONEY): to borrow or raise from the Security Trustee or any other person any money which may be required for any purpose, and in the name of the Chargor or otherwise to secure any money so borrowed or raised by the grant of any Encumbrance over the whole or part of the Charged Property (whether in the name of the Chargor or otherwise) so that the Encumbrance ranks in priority to, pari passu with or after this Charge. The Security Trustee will not be bound to inquire as to the necessity or propriety of any Financial Liability nor be responsible for the misapplication or non-application of any money so borrowed or raised;

               (f) (ENGAGE): to engage consultants, contractors, professional advisers,

                                                                             15.

                       agents and employees (including any person associated with a firm or company in which the Receiver is a member or in which he is interested, and that person may charge for his services as if he had been independently retained at such salaries or remuneration as the Receiver thinks fit), and the Receiver may act on any advice given by that person;

               (g) (CONDUCT WORKS): to repair, renew, replace, renovate or clean the Charged Property, to erect any new buildings or make any improvements to any land forming part of the Charged Property, and to demolish, alter, rebuild or extend any existing buildings on the Charged Property;

               (h) (SELL PROPERTY): whether or not in possession, to sell or concur in selling all or any of the Charged Property by public auction, private treaty or tender, for cash or on credit, in one lot or in parcels, with or without special conditions as to title or the time and the mode of payment of purchase money and on such other terms as the Receiver thinks fit, with power to defer payment of any part of the purchase money, whether or not secured by an Encumbrance from the purchaser, and to buy in and to rescind or vary any contract for sale, and to resell without being responsible for loss;

               (i) (CONTRACTS FOR SALE): to exercise all or any rights, powers and remedies of the Chargor under any contract for sale and to execute those contracts, transfers, applications for transfer, assignments and assurances of all or any part of the Charged Property in the name and on behalf of the Chargor or otherwise, and to do all other acts and things for implementing and completing any sale that the Receiver deems necessary;

               (j) (SEVER AND SELL FIXTURES): to sever fixtures belonging to the Chargor and to sell them separately from any other part of the Charged Property;

               (k) (INVEST PROCEEDS AGAINST CONTINGENCIES): if any part of the Secured Money is contingent, to invest, deposit or hold the Charged Property in a form or mode of investment for the time being as the Receiver in its absolute discretion thinks fit, with like power to vary, transpose or re-invest the investments or deposits from time to time until such part of the Secured Money ceases to be contingent;

               (l) (ENTER INTO CONTRACTS): to enter into any contract or arrangement with any person for any purpose connected with this Charge or the whole or any part of the Charged Property or in furtherance of any Power, on such terms and conditions as the Receiver in its absolute discretion thinks fit, including without limitation, granting or conferring options

                                                                             16.

                       to, in favour of or exercisable by any person for the purpose of or in connection with the sale, purchase, leasing, hiring, or other dealing with, the whole or any part of the Charged Property;

               (m) (PERFORM CONTRACTS): to perform, observe, carry out, enforce specific performance of, exercise or refrain from exercising, the Chargor's rights and powers under, obtain the benefit of, and to vary or rescind, all contracts and rights forming part of the Charged Property or entered into in the exercise of any Power;

               (n) (TAKE PROCEEDINGS): to institute, conduct or defend any proceedings in law, equity or bankruptcy, and to submit to arbitration, mediation or conciliation, in the name of the Chargor or otherwise and on any terms, any proceeding, claim, question or dispute in connection with the Charged Property or otherwise;

               (o) (COMPROMISE): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Charged Property; to grant to any person involved therein time or other indulgence; and to execute all such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

               (p) (APPEAL): to appeal against or to enforce any judgment or order;

               (q) (BANKRUPT DEBTORS AND WIND-UP COMPANIES): to make debtors bankrupt and to wind-up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the whole or part of the Charged Property, or for the security or other benefit of the Security Trustee;

               (r) (DELEGATE): with the consent in writing of the Security Trustee, to delegate to any person for such time or times as the Security Trustee approves, any of the Powers, including this power of delegation;

               (s) (FILE): to file all certificates, registrations and other documents and to take any and all action on behalf of the Chargor which the Security Trustee or Receiver believes is necessary to protect, preserve or improve any or all of the Charged Property and the rights of the Chargor and the Security Trustee in respect of any agreement for sale, and to obtain for the Security Trustee and the Stockholders all of the benefits of this Charge and any Transaction Document; and in particular, the placing of the Chargor into liquidation or the appointment of a Receiver will be deemed to be an event against which the Security Trustee may protect its rights;

                                                                             17.

               (t) (MAKE CALLS): to call and get in the uncalled and called but unpaid nominal or premium capital of the Chargor;

               (u) (OPERATE BANK ACCOUNTS): to open or operate any bank account in the Chargor's name (whether alone or jointly) to the exclusion of the Chargor, and to deposit or withdraw any money to the credit of that account, and to sign and indorse or to authorise others to sign and indorse in the name of the Chargor cheques, promissory notes bills of exchange and other negotiable instruments;

               (v) (DO ALL OTHER THINGS NECESSARY): to do all things necessary to perform, observe and fulfil any of the covenants on the part of the Chargor contained in this Charge; and

               (w) (RECEIVER'S DISCRETION): to do all other acts and things without limitation as the Receiver thinks expedient in the interests of the Security Trustee or the Stockholders,

       and any further powers and discretions as the Security Trustee confers on the Receiver by notice in writing to the Receiver for the purposes referred to in this clause 6.5,

       PROVIDED THAT a Receiver may only exercise the powers referred to in this clause 6.5 in respect of the Remaining Property if an Administrator Event has occurred.

       6.6     INDEMNITY

       The Security Trustee may give any indemnities to the Receiver concerning the performance of the Receiver's duties as are permitted by law. If the Security Trustee is obliged to pay any money under any indemnity, that money will become part of the Secured Money.

7.     SECURITY TRUSTEE'S POWERS

       7.1     EXERCISE OF POWER

       At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge the Security Trustee may if directed by an Extraordinary Resolution of Stockholders without notice and whether or not a Receiver has been appointed:

               (a) exercise all or any of the Powers conferred on a Receiver or which would be conferred on a Receiver if appointed as if those Powers had been expressly conferred on the Security Trustee;

               (b)     exercise all other Powers; and

               (c) appoint an agent or joint and several agents and delegate such Powers to it or them (in which case clauses 6.1, 6.3 and 6.6 will apply as if

                                                                             18.

                       it or they were appointed as a Receiver),

       PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 7.1 in respect of the Remaining Property if an Administrator Event has occurred.

       7.2     ACT JOINTLY

       The Security Trustee or Receiver may exercise any of the Powers in conjunction with the exercise of similar powers by any other Encumbrancee of the whole or part of the Charged Property or by any receiver appointed by that other Encumbrancee, and may enter into and give effect to agreements and arrangements with that other Encumbrancee or receiver as the Security Trustee or Receiver thinks fit.

       7.3     POWER OF ATTORNEY

               (a) The Chargor irrevocably appoints the Security Trustee, each director, manager and attorney from time to time of the Security Trustee, and any Receiver severally, as its attorney, with power at any time after the occurrence of an Event of Default (and to the extent to which the Event of Default has not been remedied or waived) to:

                       (i) do all acts which ought to be done by the Chargor under this Charge or to exercise any Power;

                       (ii) demand, sue for, recover and receive all or any part(s) of the Charged Property from any person, in the name of and on behalf of the Chargor, or in the name of the Security Trustee or an attorney appointed under this Charge;

                       (iii) take further action and to execute further
                             instruments which are, or are in the opinion of the Security Trustee, either necessary to more satisfactorily secure the payment of the Secured Money or are expedient in relation to the Charged Property; and

                       (iv) appoint (and remove at will) at any time any person(s) as a substitute(s) for an attorney or attorneys,

               PROVIDED THAT an attorney may only exercise rights and powers under this clause 7.3 in respect of the Remaining Property if an Administrator Event has occurred (and to the extent to which the Administrator Event has not been remedied or waived).

               (b) The Chargor ratifies and confirms now and for the future all actions lawfully undertaken by or on behalf of its attorney under this Power of Attorney.

               (c) The Chargor declares that this Power of Attorney will continue in force until all actions taken under it have been completed, notwithstanding the discharge of this Charge or any of the agreements

                                                                             19.

                       or arrangements to which it refers.

       7.4     SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT

       If the Chargor defaults in duly performing, observing and fulfilling any of the Obligations, the Security Trustee may, without prejudice to any other Power, do all things and pay all money necessary or expedient in the opinion of the Security Trustee to make good or to attempt to make good that default to the satisfaction of the Security Trustee.

       7.5     NOTICE FOR EXERCISE OF POWERS

               (a) The Powers may be exercised by the Security Trustee and the Receiver immediately or at any time after an Event of Default occurs without any notice or lapse of time being necessary unless required by a law which cannot be excluded.

               (b)     One day is fixed as the period for which:

                       (i) default must continue in the performance, observance and fulfilment of the whole or any part of the Obligations, or in the payment of any part of the Secured Money, including interest, before the Security Trustee may serve any notice in writing as required by any Statute affecting the Powers; and


                       (ii) default must continue after the service of notice before any power of sale given by Statute may be exercised.

8.     APPLICATION OF MONEY

       8.1    PRIORITY OF PAYMENTS

       All money received by the Security Trustee or by the Receiver as a result of the exercise of the Powers in respect of the Chargor will be applied in the following order:

               (a) (INCIDENTAL TO EXERCISE OF POWERS): in payment of all costs, charges, expenses and disbursements incurred in or incidental to the exercise or attempted exercise of any of the Powers;

               (b) (OUTGOINGS): in payment of any other outgoings as the Receiver or the Security Trustee thinks fit;

               (c) (PAYMENT OF SECURED MONEY SECURED BY STOCK): in payment to the Stockholders of the balance of the Secured Money (other than the Face Amount) secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

                                                                             20.

               (d) (PAYMENT OF FACE AMOUNT): in payment to the Stockholders in respect of the Face Amount secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

               (e) (SUBSEQUENT ENCUMBRANCES): in payment of subsequent Encumbrances of which the Security Trustee is aware in the order of their priority; and

               (f) (SURPLUS): the surplus (if any) belongs to the Chargor but does not carry interest.

       8.2     CONTINGENT INDEBTEDNESS

       If the Security Trustee receives money in connection with this Charge when part of the Secured Money is contingently or prospectively owing, then the Security Trustee must deposit an amount not exceeding that part in an interest-bearing deposit account with a bank on such terms as the Security Trustee thinks fit until that part becomes actually payable or no longer falls within the definition of "Secured Money". At that time the Security Trustee may retain for its own account the amount which is then actually payable to it. The balance is to be paid in accordance with clause 8.1.

       8.3     MONEY RECEIVED

       In applying any money towards satisfaction of the Secured Money, the Chargor will be credited only with as much of the money available for that purpose as will be actually received by the Security Trustee or the Receiver and is not required for whatever reason to be disgorged, a credit to date from the time of receipt.

       8.4     APPLICATION OF PAYMENTS OR CREDITS

       Subject to this clause 8, each of the Security Trustee and the Receiver has an absolute discretion to apply any payment or credit received by it under this Charge in reduction of any part or parts of the Secured Money, whenever and on whatever account the same became secured, notwithstanding any principle or presumption of law to the contrary or any direction given at the time of receipt, and without the need to communicate its election to any person.

       8.5     RELIANCE ON CERTIFICATE

       In making any payment to any other Encumbrancee under clause 8.1, the Security Trustee and the Receiver may rely on a certificate from that Encumbrancee as to the amount secured, and are not bound to enquire as to the accuracy of the certificate or whether the amount referred to is validly secured by the Encumbrance.

                                                                             21.

9.     LIABILITY AND RELEASE

       9.1     CONTINUING OBLIGATION

       This Charge constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation, or any other matter or thing. Without limiting the generality of the foregoing, each indemnity in this Charge is a separate additional and continuing obligation and will survive the discharge of this Charge. Unless otherwise agreed, payment by the Security Trustee will not be a pre-condition to liability under any indemnity.

       9.2     PERSONAL LIABILITY

       Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee, and notwithstanding the rule in Groongal Pastoral Company Limited (In Liquidation) v. Falkiner (1924) 35 CLR 157, no grant of full or partial satisfaction of or discharge from this Charge by the Security Trustee will release the Chargor from personal liability under this Charge or under any Transaction Document until all the Secured Money has in fact been received by the Security Trustee and is not liable to be disgorged, notwithstanding that the quotation or statement of account has arisen from the mistake, negligence, error of law or error of fact of the Security Trustee, its servants or agents.

       9.3     SETTLEMENT CONDITIONAL

       Any settlement or discharge between the Chargor and the Security Trustee is conditional on any security or payment given or made to the Security Trustee by the Chargor or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If the security or payment is avoided, repaid or reduced, the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Chargor subsequently as if that settlement or discharge had not occurred.

       9.4     CHARGOR'S LIABILITY NOT AFFECTED

       The liability of the Chargor under this Charge:

               (a) (ABSOLUTE): is absolute and is not subject to the execution of any Transaction Document or any other document by any person or to the performance of any condition precedent or subsequent;

               (b) (NOT AFFECTED): will not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release the Chargor from its liability including, without limiting the generality of the foregoing, any of the following:

                       (i)      the occurrence of any Event of Default;

                       (ii) the receipt by the Security Trustee of any payment,

                                                                             22.

                                dividend or distribution under any Insolvency Provision in relation to the Chargor;

                       (iii) any Transaction Document or any payment the making of which would otherwise have formed part of the Secured Money being or becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including, without limiting the generality of the foregoing:

                                A.   any Statute, other law or principle of
                                     equity;
                                B.   any act or omission by any person;
                                C.   any legal limitation, disability or
                                     incapacity of the Chargor;
                                D.   any improper exercise of a Power;
                                E. any Power being suspended or postponed by Statute, any court order or otherwise; or
                                F.   any Insolvency Provision;

                       (iv) the Security Trustee accepting any Transaction Document;

                       (v) the Security Trustee granting time, waiver or other indulgence or concession to, or to making any composition or compromise with, the Chargor;

                       (vi) the Security Trustee forbearing or neglecting to exercise any remedy or right it has for the enforcement of any Transaction Document or any of the Obligations;

                       (vii) any laches, acquiescence or other act, neglect, default, omission or mistake by the Security Trustee;

                       (viii) the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Security Trustee or the Chargor of any Transaction Document or any of the Obligations;

                       (ix) execution of any Transaction Document or any variation to any Transaction Document or any of the Obligations, whether or not such event imposes an additional liability upon or is onerous on the Chargor;

                       (x) the full, partial or conditional release or discharge by the Security Trustee or by operation of law, of any person from any Transaction Document or any of the Obligations;

                       (xi) the release of any property from any Transaction Document or the substitution of any property in place of any other property now or hereafter the subject of a Transaction Document;

                       (xii) the Security Trustee wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising a Transaction Document;

                       (xiii) the failure to obtain any Transaction Document or the loss or impairment of any Transaction Document by operation

                                                                             23.

                                of law or otherwise, whether or not the same is in breach of an express or implied condition to obtain or preserve such Transaction Document or in breach of any equitable duty which might otherwise have been imposed upon the Security Trustee;

                       (xiv) the postponement or loss of the priority attaching to any Transaction Document;

                       (xv) the opening or operation of any new account with the Security Trustee by the Chargor;

                       (xvi) any change in membership (whether by death or retirement of an existing member, admission of a new member or otherwise) or name of any partnership, firm or association in which the Chargor is a member;

                       (xvii) the transfer or assignment of the benefit of any Transaction Document or of any of the Obligations;

                       (xviii) any failure by the Security Trustee to disclose to the Chargor any material or unusual fact, circumstance, event or thing whatsoever known to, or which ought to have been known by, the Security Trustee relating to or affecting the Chargor at any time prior to or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Chargor and whether or not the Security Trustee was under any duty of disclosure; or

                       (xix) the Security Trustee entering into a covenant with the Chargor not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation or do any other act, matter or thing in respect of the liability of the Chargor.

       9.5     RELEASE OF CHARGED PROPERTY

       The Security Trustee will be under no obligation to grant a release of the Charged Property from this Charge unless at the time the release is to be provided, none of the Secured Money is owing (whether actually, contingently, or prospectively), none of the Obligations remain to be performed and it is not reasonably foreseeable that there could be any money owing or Obligations to be performed at a future time.

10.    PROTECTION AND INDEMNITY

       10.1    WAIVER BY THE CHARGOR

       The Chargor waives in favour of the Security Trustee:

               (a) all rights against the Security Trustee and any other person, estate or assets as far as is necessary to give effect to any provision of this

                                                                             24.

                       Charge;

               (b) promptness and diligence on the part of the Security Trustee, and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing this Charge; and

               (c) all rights inconsistent with the provisions of this Charge, including any rights of contribution or subrogation which the Chargor might otherwise be entitled to claim or enforce.

       10.2    NO LIABILITY FOR LOSS

       Neither the Security Trustee nor any Receiver will be liable or otherwise accountable for any omission, delay or mistake, or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any Power, except for actual fraud or wilful misconduct.

       10.3    NO LIABILITY TO ACCOUNT

       Neither the Security Trustee nor any Receiver will, by reason of the Security Trustee or the Receiver entering into possession of the whole or part of the Charged Property, be liable to account as mortgagee or Security Trustee in possession, or for any loss on realisation or for any default, omission, delay or mistake for which a mortgagee or Security Trustee in possession might be liable.

       10.4    NO CONFLICT

       The Security Trustee and any Receiver may exercise any Power notwithstanding that the exercise of that Power involves a conflict between any duty owed to the Chargor by the Security Trustee or that Receiver and any duty owed by the Security Trustee or Receiver to any other person, or the interests of the Security Trustee or Receiver. No contract will be void or voidable by virtue of any such conflict of duty or interest, nor will the Security Trustee or Receiver be liable to account to the Chargor or any other person for any money or property as a result of such conflict.

       10.5    NO NOTICE OR ENFORCEMENT

       The Security Trustee need not give any notice of this Charge to any debtor of the Chargor, or to any purchaser, or to any other person, or to enforce payment of any money payable to the Chargor, or realise any of the Charged Property, or to take any steps or proceedings for that purpose.

       10.6    INDEMNITY

       The Chargor will on demand indemnify and keep the Security Trustee indemnified in respect of all costs, expenses, liabilities and losses incurred by the Security Trustee or the Receiver:

                                                                             25.

               (a) in the exercise, attempted exercise or non-exercise of any Power, including (without limitation) those consequent on any mistake, oversight, error of judgment or want of prudence on the part of the Security Trustee or the Receiver, unless the same is due to actual fraud or wilful misconduct;

               (b) as a consequence of the occurrence of any Event of Default;

               (c)     by reason of this Charge;

               (d) in respect of any act or omission for which the Security Trustee or the Receiver is exonerated by this Charge; and

               (e) by reason of the Security Trustee redeeming or taking a transfer of any Encumbrance ranking in priority to or pari passu with this Charge,

       and the Chargor will defend all actions, proceedings, claims or demands brought by any person in relation to any matter the subject of this indemnity.

       10.7    PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR
               RECEIVER

       No person acquiring any money or asset from or paying or handing over any money or asset to or otherwise dealing with the Security Trustee, the Receiver or any attorney appointed under this Charge, or to whom is tendered for registration an instrument executed by the Security Trustee, the Receiver or any attorney appointed under this Charge, will be:

               (a)     bound to inquire:

                       (i)     whether any Event of Default has occurred;
                       (ii) whether any of the Secured Money is owing or payable;
                       (iii) whether the Receiver or attorney has been properly appointed;
                       (iv) as to the propriety or regularity of the exercise or purported exercise of any Power; or
                       (v)     as to any other matter or thing;

               (b) affected by actual or constructive notice that any transaction, document or other dealing is unnecessary or improper; or

               (c) concerned to see to the application of any money or asset, or be answerable or accountable for any loss or misapplication,

       and the irregular, improper or unnecessary exercise of any Power will be, as regards the protection of any such person, deemed to be authorised by the Chargor, and valid.

                                                                             26.

11.    PAYMENTS

       11.1    CREDIT BALANCES OF OTHER ACCOUNTS

       In determining the Secured Money, no credit need be allowed by the Security Trustee or any Stockholder for any credit balance in any joint or other account of the Chargor with either of them, or for any other money owing by the Security Trustee or any Stockholder to the Chargor.

       11.2    PAYMENT OF INTEREST

       The Chargor will pay interest on the Secured Money to the Security Trustee or any Stockholder in accordance with each Transaction Document, and in the absence of any relevant provision, to the Security Trustee at the Specified Rate calculated on daily balances computed from the time or respective times when the money becomes owing to, or is paid by, the Security Trustee or Stockholder. Interest accrues daily, and is payable on the earlier of a demand from the Security Trustee (made at the request of a Stockholder) or the last Banking Day of each calendar month, whilst the Secured Money remains outstanding.

       11.3    CAPITALISATION OF INTEREST

       The Security Trustee or any Stockholder may capitalise any interest which has become due and owing in accordance with any Transaction Document or in the absence of any relevant provision then at such periods of not less than one calendar month and from such dates as the Security Trustee or that Stockholder elects. The accumulation of capitalised interest may continue until the Secured Money has been paid in full, notwithstanding any composition, compromise, judgment or order in respect of any person or any other matter.

       11.4    MERGER

       If the liability of the Chargor to pay any of the Secured Money to the Security Trustee or any Stockholder becomes merged in any judgment or order, the Chargor will, as an independent obligation, pay interest at the rate which is the higher of that payable under this Charge and that fixed by or payable under that judgment or order.

       11.5    NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM

       Subject to any Transaction Document, all payments of Secured Money by the Chargor to the Security Trustee or a Stockholder will be:

               (a)     free of any set-off or counterclaim; and

               (b) subject to any Statute, without deduction or withholding for any present or future Taxes.

                                                                             27.

       11.6    CURRENCY CONVERSION AND INDEMNITY

               (a) If any amount is required to be paid in a particular currency and the Security Trustee receives payment in another currency, the Security Trustee may actually or notionally convert the amount received into the required currency at the spot rate which it is or considers it would be able to obtain in the market at the time following receipt when it sees fit to make the conversion. The Chargor will only satisfy its obligation to pay in the required currency to the extent of the amount actually or notionally received after deducting the costs of conversion.

               (b) The Chargor agrees to indemnify the Security Trustee for any deficiency which arises for any reason between the amount actually received under any judgment, court or tribunal order or distribution under any Insolvency Provision which takes into account any currency conversion rate and the amount which would be actually or notionally received by the Security Trustee by applying the conversion provided for in this clause.

12.    EXPENSES, STAMP DUTIES AND REGISTRATION

       12.1    EXPENSES

       The Chargor on demand will reimburse the Security Trustee for and keep the Security Trustee indemnified against all expenses, including legal fees, costs and disbursements (on a solicitor/own client basis) incurred by the Security Trustee in connection with:

               (a) (PREPARATION): the preparation, negotiation and execution of the Transaction Documents and any subsequent consent, agreement, waiver, amendment to, or discharge of any of them; and

               (b) (ENFORCEMENT): the exercise, enforcement, preservation, or attempted exercise, enforcement or preservation of any rights under the Transaction Documents, including without limitation any expenses incurred in the evaluation of any matter of material concern to the Security Trustee or any Stockholder.

       The Chargor will bear the cost of its compliance with the Transaction Documents.

       12.2    STAMP DUTIES

               (a) (PAYMENT OF ALL DUTIES): The Chargor will pay all stamp duty, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Charge, or any payment, receipt

                                                                             28.

                       or other transaction contemplated by this Charge.

               (b) (INDEMNITY): The Chargor will indemnify the Security Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Chargor to pay Taxes.

       12.3    REGISTRATION

       The Chargor will ensure that this Charge is registered in the manner and within such time limits as may be prescribed by law to ensure the full efficacy of this Charge as a security to the Security Trustee in all relevant jurisdictions.

13.    GOVERNING LAW AND JURISDICTION

       13.1    GOVERNING LAW

       This Charge is to be governed by and construed in accordance with the laws of New South Wales.

       13.2    JURISDICTION

               (a) (ACCEPTANCE OF JURISDICTION): The Chargor irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Charge.

               (b) (NO OBJECTION TO INCONVENIENT FORUM): The Chargor irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings, and any claim it may now or in the future have that action or proceeding has been brought in an inconvenient forum.

14.    MISCELLANEOUS

       14.1    CONFIDENTIALITY

               (a) Subject to clause 14.1(b) the Security Trustee and the Stockholders will not disclose any confidential or unpublished information or documents supplied by the Chargor in connection with the Transaction Documents which are specifically indicated by the Chargor to be confidential.

               (b) The Security Trustee and the Stockholders will be entitled to disclose any confidential information or documents:

                       (i)   to a Stockholder;

                                                                             29.

                       (ii) in any proceeding arising out of or in connection with any Transaction Document to the extent that such disclosure is deemed by that person necessary to protect its interests;
                       (iii) if required to do so under a binding order of any Government Authority or any procedure for discovery in any proceedings;
                       (iv) if required to do so under any law or any administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible trustees, bankers or financial institutions;
                       (v) otherwise as required or permitted by any Transaction Document;
                       (vi) to its legal advisers and its consultants as long as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;
                       (vii) to a proposed Stockholder or assignee or transferee from a Stockholder with the prior written consent of the Chargor which consent will not unreasonably be withheld or delayed and will be deemed to have been given if not refused within 5 Banking Days of a request therefore; or
                       (viii) with the Chargor's prior written consent.

               (c)     This clause 14.1 survives the termination of this Charge.

       14.2    FURTHER ASSURANCE

       The Chargor will, and will procure that, all persons having or claiming any estate or interest in the whole or part of the Charged Property from time to time and at all times after the date of this Charge on the request of the Security Trustee and at the cost of the Chargor, will make, do and execute or cause to be made, done and executed all acts, deeds and assurances for:

               (a) more satisfactorily securing to the Security Trustee the payment of the Secured Money;

               (b) assuring or more satisfactorily assuring the Charged Property to the Security Trustee, or as the Security Trustee may direct; or

               (c)     facilitating the exercise of any Power.

       In particular, whenever requested to do so by the Security Trustee, the Chargor will execute in favour of the Security Trustee legal mortgages, transfers, assignments or other assurances of the Charged Property in terms acceptable to the Security Trustee.

                                                                             30.

       14.3    CERTIFICATE OF SECURITY TRUSTEE

       A certificate in writing signed by an officer of the Security Trustee certifying the amount payable by the Chargor to the Security Trustee or stating any other act, matter or thing relating to this Charge or any Transaction Document is conclusive and binding on the Chargor in the absence of manifest error on the face of the certificate.

       14.4    NOTICES

       Any notice or other communication served, given or made under or in connection with this Charge or any Collateral Security to which the Chargor is a party:

               (a)     must be in writing in order to be valid;

               (b) is sufficient if executed by the party serving, giving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

               (c) will be deemed to have been duly served, given or made in relation to a party if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that party set out in the Transaction Documents or notified in writing by that party to the other parties from time to time; and

               (d)     will be deemed to be served, given or made:

                       (i) (in the case of prepaid post) on the fifth day after the date of posting;
                       (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and
                       (iii) (in the case of delivery by hand) on delivery.

       14.5    ASSIGNMENT

               (a) (CHARGE BINDS ASSIGNS): This Charge will be binding on and inure to the benefit of the Chargor, the Stockholders and the Security Trustee and their respective successors and assigns.

               (b) (ASSIGNMENT BY THE CHARGOR): Notwithstanding clause 14.5(a), the Chargor may not assign or transfer all or any part of its rights or obligations under this Charge without the prior written consent of the Security Trustee acting on the instructions of all the Stockholders.

       14.6    NO MERGER

       Neither this Charge, any Collateral Security nor any of the Powers will merge or prejudicially affect or be merged in or prejudicially affected by and the Chargor's

                                                                             31.

       obligations under this Charge will not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy, or any other matter or thing now or hereafter existing in respect of the Secured Money.

       14.7    SEVERABILITY OF PROVISIONS

       Any provision of a Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

       14.8    POWERS CUMULATIVE

       Each Power is cumulative and in addition to each other Power available to the Security Trustee or the Receiver.

       14.9    WAIVER

       A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any Power by the Security Trustee will not in any way preclude, or operate as a waiver of, any further exercise or enforcement of that or any other Power.

       14.10   CONSENTS

       Any waiver or consent given by the Security Trustee under this Charge may be given or withheld and may be given subject to any conditions, as the Security Trustee thinks fit in its absolute discretion unless this Charge expressly provides otherwise.

       14.11   WRITTEN WAIVER AND CONSENT

       Any waiver or consent given by the Security Trustee under this Charge or any Collateral Security will only be effective and binding on the Security Trustee if it is given or confirmed in writing.

       14.12   TIME OF ESSENCE

       Time is of the essence in respect of the Chargor's obligations under this Charge or any Collateral Security.

       14.13   MORATORIUM LEGISLATION

       To the fullest extent permitted by law, the provisions of all Statutes at any time operating directly or indirectly to lessen or affect in favour of the Chargor any obligation under this Charge or any Collateral Security, or to delay or otherwise prevent or prejudicially affect the exercise of any Power, are expressly waived, negatived and excluded.

                                                                             32.

       14.14   BINDING ON EACH SIGNATORY

       This Charge is binding on each of the signatories notwithstanding that any one or more of the named parties does not execute this Charge, or that there is any invalidity, forgery or irregularity touching any execution of this Charge, or that this Charge is or becomes unenforceable, void or voidable against a named party.

       14.15   COUNTERPARTS

       This Charge may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

       14.16   NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE

       The Chargor does not enter into this Charge in reliance on or as a result of any representation, promise, statement, conduct or inducement by or on behalf of the Security Trustee or any Stockholder otherwise than as set out in the Transaction Documents.

                                                                             33.

                                    SCHEDULE


NAME                                    ADDRESS                                FOLIO IDENTIFIER

NSW
Annandale Nursing Home                  76 Johnston Street,                    Auto Consol
                                        Annandale NSW 2038                     9867-46

Armon Nursing Home                      42 Croydon Street,                     1/110079
                                        Petersham NSW 2049

Bathurst Nursing Home                   61 Boyd Street,                        11/806355
                                        Kelso NSW 2795

Bossley Park Nursing Home               52-64 Quarry Street, Bossley           8/713734
                                        Park NSW 2176

Canterbury District Nursing             20 Albert Street,                      1/549851
Home                                    Campsie NSW 2194

Crest Nursing Home                      11 Johnston Street,                    1/913045 and 1/913044
                                        Annandale NSW 2038

Dubbo Nursing Home                      80 Muller Street,                      12/592842
                                        Dubbo NSW 2830

Fernleigh Nursing Home                  8 Sherbrooke Road,                     4/201757 and 1/201757
                                        West Ryde NSW 2114

Maitland Nursing Home                   Broughton Street, Rutherford           5/733509
                                        NSW 2320

Mudgee Nursing Home                     207-213 Denison Street,                1/261314
                                        Mudgee NSW 2850

Murwillumbah Nursing                    Cnr North Arm Road and                 1/786640
Home                                    Ingram Place,
                                        Murwillumbah NSW 2484

Narrandera Nursing Home                 Chantilly Street,                      2/582847
                                        Narrandera NSW 2700                    308/257212

Norah Head Nursing Home                 63 Palomar Parade,                     721/26247 and
                                        Toukley NSW 2263                       509/26247

Quakers Hill Nursing Home               35 Hambledon Road,                     10/860042
                                        Quakers Hill NSW 2763

Shoalhaven Nursing Home                 Brinawarr Street,                      5/614886
                                        Bomaderry NSW 2541

                                                                             34.

NAME                                    ADDRESS                                FOLIO IDENTIFIER

Stanmore Nursing Home                   66 Cambridge Street,                   31/7/1
                                        Stanmore NSW 2048

                                                                             35.


NAME                                    ADDRESS                                FOLIO IDENTIFIER

QUEENSLAND

Caloundra Nursing Home                  Lyon Street,                           Lot 2, RP 177466
                                        Caloundra QLD 4551

Nambour Nursing Home                    9 Princess Crescent,                   Lot 2, RP 183823
                                        Nambour QLD 4560

WESTERN AUSTRALIA

Apple Cross Nursing Home                30 Carron Road,                        Vol. 1964 Fol 640
                                        Apple Cross WA 6153

Armadale Nursing                        21 Angelo Street,                      Vol 1951 Fol 293
Centre/Hillview Nursing                 Armadale WA 6112
Home

Bunbury Nursing Home                    39 Hayes Street,                       Vol 1534 Fol 995
                                        Bunbury WA 6230

Geraldton Nursing Home                  20 Milford Street,                     Vol. 1539 Fol 329
                                        Geraldton WA  6530                     Vol. 1890 Fol 506

Kalgoorlie Nursing Home                 Dugan Street,                          Vol. 1597 Fol 789
                                        Kalgoorlie WA 6430

Narrogin Nursing Home                   52 Williams Road                       Vol. 1634 Fol 809
                                        Narrogin WA 6312

Murray River Nursing Home               Cnr Coolibah & Boundary                Vol. 1697 Fol 190
                                        Roads,
                                        Dudley Park,
                                        Mandurah WA 6210

                                                                             36.

EXECUTED as a deed.


SIGNED SEALED AND DELIVERED                   )
for and on behalf of PRINCIPAL                )                 ....................................................
HEALTHCARE FINANCE PTY                        )                 (Signature)
LIMITED, ACN 069 875 476                      )
by                      its Attorney under a  )
Power of Attorney dated                 and   )
who declares that he has not received any     )
notice of the revocation of such Power of     )
Attorney in the presence of:                  )

 ....................................................
(Signature of Witness)


 ....................................................
(Name of Witness in Full) )


SIGNED SEALED AND DELIVERED                   )
for and on behalf of ABN AMRO                 )                 ....................................................
FACILITIES AUSTRALIA LIMITED,                 )                 (Signature)
ACN 001 035 543                               )
by                      its Attorney under a  )
Power of Attorney dated              and      )
who declares that he has not received any     )
notice of the revocation of such Power of     )
Attorney in the presence of:                  )


 ....................................................
(Signature of Witness)


 ....................................................
(Name of Witness in Full) )

                                                                             37.

                                TABLE OF CONTENTS


CLAUSE                                                                        PAGE

1.           DEFINITIONS AND INTERPRETATION                                      1

1.1          DEFINITIONS                                                         1
1.2          INTERPRETATION                                                      4
1.3          DEBENTURE STOCK TRUST DEED                                          5
1.4          SECURITY TRUSTEE                                                    5

2.           CHARGE                                                              5

2.1          THE CHARGE                                                          5
2.2          ASSETS OVER WHICH THIS CHARGE IS FIXED                              6
2.3          DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE                    6
2.4          AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE                        6
2.5          NOTICE OF CONVERSION                                                6
2.6          RECONVERSION                                                        7
2.7          CONVERSION TO LEGAL MORTGAGE                                        7
2.8          PROSPECTIVE LIABILITY                                               7
2.9          LIMITATION                                                          7

3.           REPRESENTATIONS AND WARRANTIES                                      7

3.1          GENERAL REPRESENTATIONS AND WARRANTIES                              7
3.2          CORPORATE REPRESENTATIONS AND WARRANTIES                            8
3.3          TRUST REPRESENTATIONS AND WARRANTIES                                9
3.4          REPRESENTATIONS AND WARRANTIES REPEATED                            10

4.           COVENANTS CONCERNING THE CHARGED PROPERTY                          10

4.1          RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY                   10
4.2          INSPECTION                                                         11
4.3          PROTECTION OF CHARGED PROPERTY                                     11
4.4          CONDUCT OF BUSINESS                                                11
4.5          INTELLECTUAL PROPERTY                                              11
4.6          LICENCES                                                           11
4.7          SECURITY TRUSTEE ASSUMES NO OBLIGATIONS                            12
4.8          DOCUMENTS OF TITLE AND OTHER SECURITIES                            12
4.9          POSTPONEMENT OR WAIVER OF ENCUMBRANCES                             12

5.           EVENTS OF DEFAULT                                                  12

6.           RECEIVERS: APPOINTMENT AND POWERS                                  13

6.1          APPOINTMENT OF RECEIVER                                            13

                                                                             (i)

                                TABLE OF CONTENTS

CLAUSE                                                                          PAGE

6.2          JOINT RECEIVERS                                                      13
6.3          REMUNERATION OF RECEIVER                                             13
6.4          AGENT OF THE CHARGOR                                                 13
6.5          POWERS OF RECEIVER                                                   13
6.6          INDEMNITY                                                            16

7.           SECURITY TRUSTEE'S POWERS                                            16

7.1          EXERCISE OF POWER                                                    16
7.2          ACT JOINTLY                                                          17
7.3          POWER OF ATTORNEY                                                    17
7.4          SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT                           18
7.5          NOTICE FOR EXERCISE OF POWERS                                        18

8.           APPLICATION OF MONEY                                                 18

8.1          PRIORITY OF PAYMENTS                                                 18
8.2          CONTINGENT INDEBTEDNESS                                              19
8.3          MONEY RECEIVED                                                       19
8.4          APPLICATION OF PAYMENTS OR CREDITS                                   19
8.5          RELIANCE ON CERTIFICATE                                              19

9.           LIABILITY AND RELEASE                                                19

9.1          CONTINUING OBLIGATION                                                19
9.2          PERSONAL LIABILITY                                                   20
9.3          SETTLEMENT CONDITIONAL                                               20
9.4          CHARGOR'S LIABILITY NOT AFFECTED                                     20
9.5          RELEASE OF CHARGED PROPERTY                                          22

10.          PROTECTION AND INDEMNITY                                             22

10.1         WAIVER BY THE CHARGOR                                                22
10.2         NO LIABILITY FOR LOSS                                                22
10.3         NO LIABILITY TO ACCOUNT                                              22
10.4         NO CONFLICT                                                          22
10.5         NO NOTICE OR ENFORCEMENT                                             23
10.6         INDEMNITY                                                            23
10.7         PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER  23

11.          PAYMENTS                                                             24

11.1         CREDIT BALANCES OF OTHER ACCOUNTS                                    24

                                                                            (ii)

                                TABLE OF CONTENTS

CLAUSE                                                                          PAGE

11.2         PAYMENT OF INTEREST                                                  24
11.3         CAPITALISATION OF INTEREST                                           24
11.4         MERGER                                                               24
11.5         NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM                24
11.6         CURRENCY CONVERSION AND INDEMNITY                                    25

12.          EXPENSES, STAMP DUTIES AND REGISTRATION                              25

12.1         EXPENSES                                                             25
12.2         STAMP DUTIES                                                         25
12.3         REGISTRATION                                                         26

13.          GOVERNING LAW AND JURISDICTION                                       26

13.1         GOVERNING LAW                                                        26
13.2         JURISDICTION                                                         26

14.          MISCELLANEOUS                                                        26

14.1         CONFIDENTIALITY                                                      26
14.2         FURTHER ASSURANCE                                                    27
14.3         CERTIFICATE OF SECURITY TRUSTEE                                      27
14.4         NOTICES                                                              27
14.5         ASSIGNMENT                                                           28
14.6         NO MERGER                                                            28
14.7         SEVERABILITY OF PROVISIONS                                           28
14.8         POWERS CUMULATIVE                                                    28
14.9         WAIVER                                                               28
14.10        CONSENTS                                                             29
14.11        WRITTEN WAIVER AND CONSENT                                           29
14.12        TIME OF ESSENCE                                                      29
14.13        MORATORIUM LEGISLATION                                               29
14.14        BINDING ON EACH SIGNATORY                                            29
14.15        COUNTERPARTS                                                         29
14.16        NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE                 29

                                                                           (iii)

                              DEED OF CHARGE (QLD)




                                   DATE:








                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                                     Chargor




                      ABN AMRO FACILITIES AUSTRALIA LIMITED

                                Security Trustee



                           (C) Copyright Clayton Utz

            Liability is limited by the Solicitors Scheme under the
                      Professional Standards Act 1994 NSW

DEED OF CHARGE (WA) made at              on                   1998

BETWEEN PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("CHARGOR")

AND ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543 as trustee of the Premier Care Australia Security Trust ("SECURITY TRUSTEE")

THIS DEED PROVIDES

1.           DEFINITIONS AND INTERPRETATION

             1.1    DEFINITIONS

             In this Charge words which are defined in the Debenture Stock Trust Deed and which are not defined in this Charge have the same meaning when used in this Charge and:

             "ADMINISTRATOR EVENT" means either:

             (a)    an administrator is appointed to the Chargor; or

             (b) a proposal is made by any person to appoint an administrator to the Chargor.

             "APPROVED AGED CARE ASSETS" means assets that the Chargor proposes to acquire (or which have been acquired, as the context requires) from Moran Health Care Group Pty Limited (or any of its Related Bodies Corporate).

             "ASSOCIATED RIGHTS" means, in relation to any property:

             (a) all rights, powers and remedies of the Chargor for the enforcement of such property; and

             (b) all rights and powers of the Chargor to vary, repudiate, rescind, avoid, waive any right under, or terminate any agreement or arrangement relating to such property.

             "BUSINESS" means the business conducted by the Chargor in connection with the Approved Aged Care Assets, including the acquisition or leasing of the Approved Aged Care Assets.

             "CHARGED PROPERTY" means:

             (a)    the Leased Property; and

             (b) all rights of the Chargor under the Moran Relationship Agreement, any management contract entered into by the Chargor as part of or in connection with the Business, the Moran Lease, the Moran Guarantee and the Moran

                    Securities; and

             (c)    the Remaining Property,

             but does not include the Excluded Property.

             "DEBENTURE STOCK TRUST DEED" means the deed so entitled dated 17 June 1998 between the Chargor and the Security Trustee.

             "EVENT OF CRYSTALLISATION" means each or any of the following events:

             (a)    any breach of clause 4.1;

             (b) any Encumbrance over any asset of the Chargor becomes enforceable or any Encumbrance that is a floating security over any asset of the Chargor crystallises or otherwise becomes a fixed or specific security;

             (c)    any Insolvency Event occurs in relation to the Chargor;

             (d) the Commissioner of Taxation, or its delegate, determines to issue a notice under section 74 of the Sales Tax Assessment Act 1992 or section 218 of the Income Tax Assessment Act 1936 for any amount due by the Chargor in respect of any Tax under such Act or any fines and costs imposed on the Chargor under such Act; and

             (e) any other event that the Security Trustee has notified the Chargor to be an Event of Crystallisation for the purposes of this Charge.

             "EXCLUDED PROPERTY" means any asset, property or undertaking which is located outside of Western Australia.

             "FAI PROPERTY" means the charged property referred to in the Original Debenture Stock Trust Deed.

             "INITIAL UNITHOLDERS" means Metlife Australia (Holdings) Pty Limited, ACN 070 667 417 and FAI Deposit Co. Pty Limited, ACN 008 647 489.

             "INTELLECTUAL PROPERTY" means all patents, trademarks, copyrights, registered designs, trade secrets, confidential information and other intellectual property at any time held by or registered in the name of the Chargor or which the Chargor at any time has the benefit of, has an interest in or is entitled to use.

             "LICENCE" means each licence, certificate, document, registration, permission, privilege, permit, authority or consent which is issued or held in connection with the Business, which is necessary or desirable to be held by the Chargor in relation to the Business including any variation or renewal thereof.

             "LEASED PROPERTY" means:

             (a)    the Properties;

             (b) each nursing home/residential care facility and any other aged care or health care related facility currently or subsequently operated on any Property;

             (c) all plant and equipment fixed to any property referred to in another paragraph of this definition; and

             (d) all assets and chattels on the Properties (or any facility referred to in paragraph (b)) and used in connection with the Business on the date of commencement of the Moran Lease.

             "MORAN GUARANTEE" means all of the present and future right, title and interest of the Chargor in:

             (a) the Lease Guarantee dated on or about the date of this Charge between Moran Health Care Group Pty Limited and the Chargor; and

             (b) all Associated Rights in relation to and all proceeds deriving from the Property referred to in paragraph (a).

             "MORAN LEASE" means all of the present and future right, title and interest of the Chargor in:

             (a) the lease entered into by the Chargor with Moran Health Care (Australia) Pty Limited in respect of the Properties on or about the date of this Charge (as amended, varied, novated, supplemented, ratified or replaced from time to time); and

             (b) all Associated Rights in relation to and all proceeds deriving from the property referred to in paragraph (a).

             "MORAN RELATIONSHIP AGREEMENT" means the agreement entitled "Relationship Agreement" between the Chargor, Moran Health Care (Australia) Pty Limited and Moran Health Care Group Pty Limited dated on or about the date of this Charge.

             "MORAN SECURITIES" means all of the present and future right, title and interest of the Chargor in:

                    (a) the Fixed and Floating Charge dated 19 June 1998 between the Chargor and Moran Health Care (Australia) Pty Limited as trustee of the Moran Health Care Australia Trust;

                    (b) the Mortgage of Units dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited; and

                    (c) the Mortgage of Shares dated 19 June 1998 between the Chargor and Moran Health Care Group Pty Limited.

             "ORIGINAL DEBENTURE STOCK TRUST DEED" means the Debenture Stock Trust Deed dated 17 June 1998 between the Chargor and the Security Trustee.

             "PHF TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

             "POWER" means any right, power, authority, discretion, remedy or privilege conferred on the Security Trustee, Receiver or any attorney or agent appointed under this Charge, by any Transaction Document, by Statute, or by law or equity in respect of this Charge or any Collateral Security.

             "PREMIER CARE AUSTRALIA SECURITY TRUST" means the trust constituted by the Debenture Stock Trust Deed.

             "PROPERTIES" means the properties listed in the Schedule.

             "RECEIVER" means a receiver or receiver and manager appointed by the Security Trustee under this Charge and if more than one, then each of them, and also any servant, agent or delegate of any of them.

             "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law and refers to any corporation of that kind whenever it becomes related.

             "REMAINING PROPERTY" means all of the Chargor's assets, undertakings and rights, both present and future, but excluding:

             (a)    the FAI Property; and

             (b) the property referred to in paragraphs (a) and (b) of the definition of "Charged Property".

             "TRUST DEED" means the deed of trust dated 11 August 1995 between the Chargor and the Initial Unitholders.

             1.2    INTERPRETATION

             In this Charge:

                    (a) headings are for convenience only and do not affect interpretation;

             and unless the context indicates a contrary intention:

                    (b) the expression "PERSON" includes an individual, the estate of an individual, a corporation, and a statutory or other authority or association (incorporated or unincorporated);

                    (c) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation and in the case of a trustee includes any substituted or additional trustee;

                    (d) a reference to the Charged Property includes any part of it;

                    (e) a reference to this Charge, to a Transaction Document or to any other document includes respectively this Charge, the Transaction Document or that other document as amended, varied, novated, supplemented, ratified or replaced from time to time;

                    (f) a reference to any legislation or to any section or provision thereof includes any statutory modification,

                    (g) re-write or re-enactment or any statutory provision substituted therefor, and all ordinances, by-laws, regulations and other statutory documents issued thereunder;

                    (h) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

                    (i) a reference to a clause is a reference to a clause of this Charge;

                    (j) where any word or phrase is given a defined meaning, any other part of speech or grammatical form in respect of that word or phrase has a corresponding meaning;

                    (k) all accounting terms used in this Charge have the meaning given under accounting principals and practices generally accepted in Australia from time to time; and

                    (l) mentioning anything after "include", "includes" or "including" does not limit what else may be included.

             1.3    DEBENTURE STOCK TRUST DEED

                    (a) The Chargor and the Security Trustee acknowledge and agree that this Charge are each a "Transaction Document" as defined in and for the purposes of the Debenture Stock Trust Deed.

                    (b) The Chargor and the Security Trustee agree that this Charge is a "Collateral Security" as defined in and for the purposes of the Debenture Stock Trust Deed.

                    (c) To the extent to which any provision of this Charge is inconsistent with the Debenture Stock Trust Deed, the Debenture Stock Trust Deed shall prevail.

             1.4    SECURITY TRUSTEE

                    (a) Any reference to the "Security Trustee" in this Charge will be construed as referring to the Security Trustee as trustee for the Stockholders.

                    (b) As between the Chargor on the one hand and the Security Trustee and the Stockholders on the other, all action taken by the Security Trustee under this Charge will be taken to be authorised and the Chargor need make no enquiry as to the authority of the Security Trustee.

2.           CHARGE

             2.1    THE CHARGE

             The Chargor both in its personal capacity and as trustee of the PHF Trust hereby charges all the Charged Property to the Security Trustee to secure the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of the Secured Money.

             2.2    ASSETS OVER WHICH THIS CHARGE IS FIXED

             This Charge will operate as a fixed charge over the Charged Property listed below (whether present or future) which does not form part of the Remaining Property:

                    (a) all real and leasehold property, and all fixtures and improvements thereon;

                    (b) all machinery, vehicles, fittings, furniture, plant and equipment, computer software and hardware;

                    (c) the Moran Guarantee, all rights of the Chargor under any management contract in respect of the Business, the Moran Lease and all other documents, contracts, (including leases), rights and records relating to the Business;

                    (d)    the goodwill of the Business and all Licences;

                    (e) the Moran Securities and all other Encumbrances, Marketable Securities, documents of title and Intellectual Property,

             with the intention that each item of future property described in this clause 2.2 will be specifically charged to the Security Trustee at the time it is acquired by the Chargor. This

             Charge will operate as a floating charge as regards all other Charged Property (including the Remaining Property).

             2.3    DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE

             Subject to any contrary provision in any Transaction Document, the Chargor may in respect of any part of the Charged Property which is subject to the floating charge created by this Charge, deal with and pay or apply that part of the Charged Property in the ordinary course of its ordinary business.

             2.4    AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE

             (a) If any Event of Crystallisation occurs, the floating charge created by this Charge will (except to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over that part of the Charged Property not immediately prior to such occurrence the subject of the fixed charge.

             (b) if an Administrator Event occurs the floating charge created by this Charge will (to the extent to which this Charge is a floating charge over the Remaining Property) at that time automatically crystallise and immediately become a fixed charge over the Remaining Property.

             2.5    NOTICE OF CONVERSION

             The Security Trustee may at any time by notice in writing to the Chargor convert or reconvert its security under this Charge from (except in the case of the Remaining Property) a floating charge to a fixed charge or from a fixed charge to a floating charge. Any such conversion will be effective from the moment of receipt of notice of such conversion.

             2.6    RECONVERSION

             The Security Trustee may at any time by notice in writing to the Chargor reconvert its security under this Charge from a fixed charge to a floating charge in respect of any asset or class of asset specified in that notice.

             2.7    CONVERSION TO LEGAL MORTGAGE

             If an Event of Default occurs and is not waived or remedied in the period (if any) permitted in any Transaction Document, at any time thereafter if such event continues the Security Trustee may procure itself (or its nominee) to be registered as the holder of any shares forming part of the Charged Property (other than any shares forming part of the Remaining Property). Without limiting the generality of the foregoing, the Chargor irrevocably and unconditionally authorises the Security Trustee to date and complete any transfers and lodge such transfers for stamping and registration accompanied by the share certificates relating thereto, if applicable. The Security Trustee's costs and expenses relating to the transfer and registration, including stamp duty and other taxes, will be payable by the Chargor on demand and will form part of the Secured Money.

             2.8    PROSPECTIVE LIABILITY

             For the purpose only of section 282(3) of the Corporations Law, the specified maximum amount of the prospective liability secured by this Charge is $200,000,000. The nature of the prospective liability is as shown on the notice lodged with this Charge with the Australian Securities and Investments Commission. Nothing in this clause 2.8 will limit, or put the Security Trustee under any obligation to do any act or thing so as to increase, the amount of the money secured by this Charge.

             2.9    LIMITATION

             This Charge is security for the due and punctual performance, observance and fulfilment of all the Obligations and the payment in full of all of the Secured Money. Nevertheless the amount payable by the Chargor and ultimately recoverable by the Security Trustee upon enforcement of this Charge is limited to the greater of:

                    (a)    $15,610,000; and

                    (b) the aggregate value of the Charged Property determined as at the date of such enforcement.

3.           REPRESENTATIONS AND WARRANTIES

             3.1    GENERAL REPRESENTATIONS AND WARRANTIES

             The Chargor represents and warrants to the Security Trustee that:

                    (a) (GOOD TITLE): it has good right to charge the Charged Property as beneficial owner in the manner provided in this Charge and in each Collateral Security, and the Charged Property is free of all Encumbrances;

                    (b) (LEGALLY BINDING OBLIGATION): this Charge constitutes a valid and legally binding obligation of the Chargor in accordance with its terms;

                    (c) (EXECUTION, DELIVERY AND PERFORMANCE): the execution, delivery and performance of this Charge by the Chargor does not violate any Statute or law, or any document or agreement to which the Chargor is a party or which is binding on it or any of its assets;

                    (d) (AUTHORISATION): all consents, licences, approvals and authorisations of every Government Authority required to be obtained by the Chargor in connection with the execution, delivery and performance of this Charge have been obtained and are valid and subsisting;

                    (e) (FINANCIAL LIABILITIES): the Chargor is not in default in the payment of any material sum or in the performance or observance of any material obligation in respect of any Financial Liability, and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a default in respect of any Financial Liability;

                    (f) (NO EVENT OF DEFAULT): no event has occurred which constitutes an Event of Default or a Potential Event of Default;

                    (g) (STATUTES): the Chargor has not failed to comply with any Statute relative to it or the Business where such failure may have a material adverse effect on the Chargor's ability to observe its obligations under the Transaction Documents; and

                    (h) (NO TRUSTS): the Chargor is not the trustee of any trust (other than the PHF Trust) nor does it hold any property subject to or impressed by any trust (other than the PHF Trust).

             3.2    CORPORATE REPRESENTATIONS AND WARRANTIES

             The Chargor further represents and warrants to the Security Trustee that:

                    (a) (DUE INCORPORATION): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

                    (b) (CONSTITUTION): the execution, delivery and performance of this Charge does not violate the Constitution of the Chargor;

                    (c) (CORPORATE POWER): it has the power, and has taken all corporate and other action required, to enter into this Charge and to authorise the execution and delivery of this Charge and the performance of its obligations under this Charge; and

                    (d) (FILINGS): the Chargor has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission and all of those filings and registrations are current, complete and accurate.

             3.3    TRUST REPRESENTATIONS AND WARRANTIES

             The Chargor further represents and warrants to the Security Trustee that:

                    (a) (TRUSTEE): it enters, or has entered, into this Charge in its capacity as trustee of the PHF Trust;

                    (b) (TRUST VALIDLY CREATED): the PHF Trust has been validly created and is in existence at the date of this Charge;

                    (c) (TRUSTEE VALIDLY APPOINTED): the Chargor has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

                    (d) (TRUST DEED): the PHF Trust is solely constituted by the Trust Deed, (a true copy of which has been provided to the Security Trustee or its agent before the date of this Charge) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;

                    (e) (TRUSTEE'S POWER): it has full and free power to enter into this deed in its capacity as trustee of the PHF Trust;

                    (f) (TRUST AUTHORISATIONS): it has in full force and effect all authorisations necessary to enter into this deed as trustee of the PHF Trust, and to perform its obligations under them;

                    (g) (NO REMOVAL OF TRUSTEE): no action has been taken or is proposed to remove it as trustee of the PHF Trust;

                    (h) (NO DEFAULT OF TRUSTEE): it is not in default under the Trust Deed which would have the effect of limiting or removing its right of indemnity from the property of the PHF Trust, or would affect its power or ability to enter into this deed (or to perform its obligations under this deed) as trustee of the PHF Trust;

                    (i) (TRUST OBLIGATIONS): it has complied with its obligations in connection with the PHF Trust;

                    (j) (VESTING DATE NOT DECLARED): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

                    (k) (NO PROCEEDINGS): no proceedings of any description have been or are likely to be commenced or threatened which could have a material adverse effect on the assets or financial position of the PHF Trust or on its trusteeship thereof;

                    (l) (NO ACQUISITION OF TRUST ASSETS): it has not done, or failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Chargor and the beneficiaries of the PHF Trust from time to time, has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

                    (m) (INDEMNITY): it has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under this Charge; and

                    (n) (COMMERCIAL BENEFIT): it is to the commercial benefit of the PHF Trust that it enters into this Charge in its capacity, inter alia, as trustee of the PHF Trust.

             3.4    REPRESENTATIONS AND WARRANTIES REPEATED

             Each representation and warranty in this Charge will be repeated on each day whilst any of the Secured Money remains outstanding (whether or not then due for payment) with reference to the facts and circumstances then subsisting, as if made on each such day.

4.           COVENANTS CONCERNING THE CHARGED PROPERTY

             4.1    RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY

             The Chargor will not without the Security Trustee's prior written consent (which will not be unreasonably withheld):

                    (a) (NO ENCUMBRANCES): create, purport or attempt to create or permit to exist any Encumbrance howsoever ranking over any part of the Charged Property (other than the Remaining Property).

                    (b) (NO SALE, LEASE ETC.): convey, assign, transfer, lease or otherwise dispose or part with possession of, make any bailment over, grant any option over or create or permit to exist any other interest in any part of the Charged Property whilst that part of the Charged Property is subject to the fixed charge created in this Charge or in any Collateral Security;

                    (c) (NOT TO PREJUDICE): do or permit any act, omission or thing whereby any part of the Charged Property (other than the Remaining Property) becomes or could be liable to surrender, forfeiture or cancellation or becomes prejudiced in any manner or the value of this Charge as a security to the Security Trustee becomes or could be materially lessened;

                    (d) (ORDINARY COURSE): subject to this Charge, deal with or attempt to deal with the Charged Property other than in the ordinary course of its ordinary business;

                    (e) (AMENDMENTS, ETC): amend, vary, terminate, cancel or surrender any

                           Moran Guarantee, any Moran Lease or any Moran Security in any material respect; or

                    (f) (STEP): take any step towards doing any of these things.

             4.2    INSPECTION

             The Chargor will following the occurrence of any Event of Default (or if the Security Trustee suspects, on reasonable grounds, that an Event of Default may have occurred) permit the Security Trustee and any employee, agent or professional adviser of the Security Trustee, to enter any land or buildings owned or occupied by the Chargor or any Related Body Corporate of the Chargor (except to the extent to which they form part of the Remaining Property), at all reasonable times, without notice, to inspect its condition and to monitor compliance with this Charge (so long as to do so will not cause the Chargor to be in breach of any Statute or any lease of such land or buildings).

             4.3    PROTECTION OF CHARGED PROPERTY

             At the request of the Security Trustee, the Chargor will take or defend all legal proceedings that the Security Trustee considers necessary or desirable for the preservation, protection or recovery of all or any part of the Charged Property.

             4.4    CONDUCT OF BUSINESS

             The Chargor will carry on and conduct the Business in a proper and efficient manner and will not change the general character of or discontinue the Business without the Security Trustee's prior written consent.

             4.5    INTELLECTUAL PROPERTY

             The Chargor will maintain and renew all its present and future Intellectual Property.

             4.6    LICENCES

             The Chargor will:

                    (a) (APPLY): apply for (or procure the application for) and use (or procure that the applicant uses) its best endeavours to obtain and maintain each licence which is not held in respect of the Business but which is required by law to be held;

                    (b) (RENEW): on or before the time and in the manner prescribed by the relevant Statute for each Licence, apply for (or procure the application for) and procure the renewal of each Licence, and pay or cause to be paid the renewal fees and other sums required in respect of the Licence or the renewal of the Licence within the time allowed and in the manner prescribed by the Statute;

                    (c) (PRODUCTION OF THE LICENCE): whenever reasonably requested by the Security Trustee, produce to the Security Trustee (or procure the production to the Security Trustee of) each Licence and all receipts for payments in relation to each Licence;

                    (d) (NO CANCELLATION): not do, allow or suffer any act, matter or thing as a result of which any Licence is or may be surrendered, forfeited, withdrawn, cancelled, refused or rendered void, or whereby the holder of any Licence is disqualified permanently or temporarily from receiving or continuing to hold a Licence, or whereby the Business may be disqualified permanently or temporarily from having a Licence; and

                    (e) (COMPLY WITH STATUTES): procure that the holder of any Licence complies with all Statutes and all lawful requirements of every Government Authority in relation to the Licence (to the extent that such compliance is necessary to ensure that the Licence is not revoked, terminated or forfeited) or otherwise does all things required of the holder.

             4.7    SECURITY TRUSTEE ASSUMES NO OBLIGATIONS

             The Security Trustee will not be deemed by virtue of this Charge to have assumed any obligation of the Chargor under any Licence or Statute.

             4.8    DOCUMENTS OF TITLE AND OTHER SECURITIES

             The Chargor will lodge with the Security Trustee all documents relating to each Encumbrance under which the Chargor is the Encumbrancee, all certificates, scrip and other indicia of the Chargor's title or interest in any Marketable Securities, all negotiable instruments other than cheques, all real estate leases, and all other documents of title to the whole or part of the Charged Property (other than the Remaining Property) immediately on receipt of same.

             4.9    POSTPONEMENT OR WAIVER OF ENCUMBRANCES

             The Chargor will, if requested by the Security Trustee, immediately cause:

                    (a) any Encumbrance which has arisen or which arises from time to time by operation of law over the Charged Property (other than the Remaining Property) in favour of any person (including the Chargor) to be at the Security Trustee's option postponed in all respects after and subject to this Charge or to be otherwise discharged, released or terminated; and

                    (b) any Financial Liability or other obligation secured by any such

                           Encumbrance at the Security Trustee's option to be waived, released, paid or performed.

5.           EVENTS OF DEFAULT

             (a) If any Event of Default occurs and while it subsists at the option of the Security Trustee and notwithstanding any delay or previous waiver of the right to exercise that option, all Powers not previously exercisable become exercisable, and also at the like option of the Security Trustee, the right of the Chargor to deal with the Charged Property (other than the Remaining Property) immediately ceases.

             (b) If an Administrator Event occurs then, notwithstanding any delay or previous waiver of the right to exercise that option, all Powers in respect of the Remaining Property not previously exercisable become exercisable and also at the like option of the Security Trustee, the right of the Chargor to deal with the Remaining Property immediately ceases.

                    Nothing in this paragraph (b) limits paragraph (a) of this clause 5 or any other provision of this Charge or any other Transaction Document.

6.           RECEIVERS: APPOINTMENT AND POWERS

             6.1    APPOINTMENT OF RECEIVER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge, the Security Trustee may if directed by an Extraordinary Resolution of Stockholders:

                    (a) appoint in writing any person or persons to be a receiver or receiver and manager of the whole or part of the Charged Property;

                    (b) withdraw the appointment of that Receiver as to the whole or part of the Charged Property; and

                    (c) (in case of the removal, retirement or death of any Receiver) appoint another person or persons in his place,

             PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 6.1 in respect of the Remaining Property if an Administrator Event has occurred.

             6.2    JOINT RECEIVERS

             If more than one person is appointed as a Receiver of the whole or any part of the Charged Property, the Security Trustee may specify whether the appointment, and the Powers of each appointee, will at its option be joint, or joint and several, and failing such specification, the appointment and the Powers of each person will be deemed to be joint and several.

             6.3    REMUNERATION OF RECEIVER

             The Security Trustee may fix the rate of remuneration of any Receiver at such rate as the Security Trustee from time to time determines, which rate will not exceed the standard hourly rate from time to time charged by the firm of which the Receiver is a member for work of the level conducted by the Receiver.

             6.4    AGENT OF THE CHARGOR

             Every Receiver will be the agent of the Chargor who will be solely responsible for all acts and omissions by and the remuneration of the Receiver.

             6.5    POWERS OF RECEIVER

             Without the need for any consent by the Chargor, each Receiver will have all of the powers specified in section 420 of the Corporations Law, and in addition to those and any other Powers, will have all of the following powers:

                    (a) (TAKE POSSESSION): to take possession or control of or make use of the whole or any part of the Charged Property or relinquish possession or control;

                    (b) (CONVERT TO MONEY): to convert, liquidate and reduce the whole or any part of the Charged Property into money;

                    (c) (LEASE): whether or not the Receiver has taken possession, to lease or licence in the name of the Chargor or otherwise the whole or any part of the Charged Property, for any period and on any terms or to vary or terminate a lease or licence;

                    (d) (CARRY ON BUSINESS): to carry on or concur in carrying on each Business and do all acts which the Chargor might do in the ordinary conduct of such Business for the protection or improvement of the whole or part of the Charged Property;

                    (e) (BORROW OR RAISE MONEY): to borrow or raise from the Security Trustee or any other person any money which may be required for any purpose, and in the name of the Chargor or otherwise to secure any money so borrowed or raised by the grant of any Encumbrance over the whole or part of the Charged Property (whether in the name of the Chargor or otherwise) so that the Encumbrance ranks in priority to, pari passu with or after this Charge. The Security Trustee will not be bound to inquire as to the necessity or propriety of any Financial Liability nor be responsible for the misapplication or non-application of any money so borrowed or raised;

                    (f) (ENGAGE): to engage consultants, contractors, professional advisers, agents and employees (including any person associated with a firm or company in which the Receiver is a member or in which he is interested, and that person may charge for his services as if he had been independently retained at such salaries or remuneration as the Receiver thinks fit), and the Receiver may act on any advice given by that person;

                    (g) (CONDUCT WORKS): to repair, renew, replace, renovate or clean the Charged Property, to erect any new buildings or make any improvements to any land forming part of the Charged Property, and to demolish, alter, rebuild or extend any existing buildings on the Charged Property;

                    (h) (SELL PROPERTY): whether or not in possession, to sell or concur in selling all or any of the Charged Property by public auction, private treaty or tender, for cash or on credit, in one lot or in parcels, with or without special conditions as to title or the time and the mode of payment of purchase money and on such other terms as the Receiver thinks fit, with power to defer payment of any part of the purchase money, whether or not secured by an Encumbrance from the purchaser, and to buy in and to rescind or vary any contract for sale, and to resell without being responsible for loss;

                    (i) (CONTRACTS FOR SALE): to exercise all or any rights, powers and remedies of the Chargor under any contract for sale and to execute those contracts, transfers, applications for transfer, assignments and assurances of all or any part of the Charged Property in the name and on behalf of the Chargor or otherwise, and to do all other acts and things for implementing and completing any sale that the Receiver deems necessary;

                    (j) (SEVER AND SELL FIXTURES): to sever fixtures belonging to the Chargor and to sell them separately from any other part of the Charged Property;

                    (k) (INVEST PROCEEDS AGAINST CONTINGENCIES): if any part of the Secured Money is contingent, to invest, deposit or hold the Charged Property in a form or mode of investment for the time being as the Receiver in its absolute discretion thinks fit, with like power to vary, transpose or re-invest the investments or deposits from time to time until such part of the Secured Money ceases to be contingent;

                    (l) (ENTER INTO CONTRACTS): to enter into any contract or arrangement with any person for any purpose connected with this Charge or the whole or any part of the Charged Property or in furtherance of any Power, on such terms and conditions as the Receiver in its absolute discretion thinks fit, including without limitation, granting or conferring options to, in favour of or exercisable by any person for the purpose of or in connection with the sale, purchase, leasing, hiring, or other dealing with, the whole or any part of the Charged Property;

                    (m) (PERFORM CONTRACTS): to perform, observe, carry out, enforce specific performance of, exercise or refrain from exercising, the Chargor's rights and powers under, obtain the benefit of, and to vary or rescind, all contracts and rights forming part of the Charged Property or entered into in the exercise of any Power;

                    (n) (TAKE PROCEEDINGS): to institute, conduct or defend any proceedings in law, equity or bankruptcy, and to submit to arbitration, mediation or conciliation, in the name of the Chargor or otherwise and on any terms, any proceeding, claim, question or dispute in connection with the Charged Property or otherwise;

                    (o) (COMPROMISE): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Charged Property; to grant to any person involved therein time or other indulgence; and to execute all such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

                    (p) (APPEAL): to appeal against or to enforce any judgment or order;

                    (q) (BANKRUPT DEBTORS AND WIND-UP COMPANIES): to make debtors bankrupt and to wind-up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the whole or part of the Charged Property, or for the security or other benefit of the Security Trustee;

                    (r) (DELEGATE): with the consent in writing of the Security Trustee, to delegate to any person for such time or times as the Security Trustee approves, any of the Powers, including this power of delegation;

                    (s) (FILE): to file all certificates, registrations and other documents and to take any and all action on behalf of the Chargor which the Security Trustee or Receiver believes is necessary to protect, preserve or improve any or all of the Charged Property and the rights of the Chargor and the Security Trustee in respect of any agreement for sale, and to obtain for the Security Trustee and the Stockholders all of the benefits of this Charge and any Transaction Document; and in particular, the placing of the Chargor into liquidation or the appointment of a Receiver will be deemed to be an event against which the Security Trustee may protect its rights;

                    (t) (MAKE CALLS): to call and get in the uncalled and called but unpaid nominal or premium capital of the Chargor;

                    (u) (OPERATE BANK ACCOUNTS): to open or operate any bank account in the Chargor's name (whether alone or jointly) to the exclusion of the Chargor, and to deposit or withdraw any money to the credit of that account, and to sign and indorse or to authorise others to sign and indorse in the name of the Chargor cheques, promissory notes bills of exchange and other negotiable instruments;

                    (v) (DO ALL OTHER THINGS NECESSARY): to do all things necessary to perform, observe and fulfil any of the covenants on the part of the Chargor contained in this Charge; and

                    (w) (RECEIVER'S DISCRETION): to do all other acts and things without limitation as the Receiver thinks expedient in the interests of the Security Trustee or the Stockholders,

             and any further powers and discretions as the Security Trustee confers on the Receiver by notice in writing to the Receiver for the purposes referred to in this clause 6.5,

             PROVIDED THAT a Receiver may only exercise the powers referred to in this clause 6.5 in respect of the Remaining Property if an Administrator Event has occurred.

             6.6    INDEMNITY

             The Security Trustee may give any indemnities to the Receiver concerning the performance of the Receiver's duties as are permitted by law. If the Security Trustee is obliged to pay any money under any indemnity, that money will become part of the Secured Money.

7.           SECURITY TRUSTEE'S POWERS

             7.1    EXERCISE OF POWER

             At any time after the happening of any Event of Default or after the whole or part of the Secured Money becomes due and payable under the provisions of this Charge the Security Trustee may if directed by an Extraordinary Resolution of Stockholders without notice and whether or not a Receiver has been appointed:

                    (a) exercise all or any of the Powers conferred on a Receiver or which would be conferred on a Receiver if appointed as if those Powers had been expressly conferred on the Security Trustee;

                    (b)    exercise all other Powers; and

                    (c) appoint an agent or joint and several agents and delegate such Powers to it or them (in which case clauses 6.1, 6.3 and 6.6 will apply as if it or they were appointed as a Receiver),

             PROVIDED THAT the Security Trustee may only exercise its rights and powers under this clause 7.1 in respect of the Remaining Property if an Administrator Event has occurred.

             7.2    ACT JOINTLY

             The Security Trustee or Receiver may exercise any of the Powers in conjunction with the exercise of similar powers by any other Encumbrancee of the whole or part of the Charged Property or by any receiver appointed by that other Encumbrancee, and may enter into and give effect to agreements and arrangements with that other Encumbrancee or receiver as the Security Trustee or Receiver thinks fit.

             7.3    POWER OF ATTORNEY

                    (a) The Chargor irrevocably appoints the Security Trustee, each director, manager and attorney from time to time of the Security Trustee, and any Receiver severally, as its attorney, with power at any time after the occurrence of an Event of Default (and to the extent to which the Event of Default has not been remedied or waived) to:

                           (i) do all acts which ought to be done by the Chargor under this Charge or to exercise any Power;
                           (ii) demand, sue for, recover and receive all or any part(s) of the Charged Property from any person, in the name of and on behalf of the Chargor, or in the name of the Security Trustee or an attorney appointed under this Charge;
                           (iii) take further action and to execute further instruments which are, or are in the opinion of the Security Trustee, either necessary to more satisfactorily secure the payment of the Secured Money or are expedient in relation to the Charged Property; and
                           (iv) appoint (and remove at will) at any time any person(s) as a substitute(s) for an attorney or attorneys,

                    PROVIDED THAT an attorney may only exercise rights and powers under this clause 7.3 in respect of the Remaining Property if an Administrator Event has occurred (and to the extent to which the Administrator Event has not been remedied or waived).

                    (b) The Chargor ratifies and confirms now and for the future all actions lawfully undertaken by or on behalf of its attorney under this Power of Attorney.

                    (c) The Chargor declares that this Power of Attorney will continue in force until all actions taken under it have been completed, notwithstanding the discharge of this Charge or any of the agreements or arrangements to which it refers.

             7.4    SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT

             If the Chargor defaults in duly performing, observing and fulfilling any of the Obligations, the Security Trustee may, without prejudice to any other Power, do all things and pay all money necessary or expedient in the opinion of the Security Trustee to make good or to attempt to make good that default to the satisfaction of the Security Trustee.

             7.5    NOTICE FOR EXERCISE OF POWERS

                    (a) The Powers may be exercised by the Security Trustee and the Receiver immediately or at any time after an Event of Default occurs without any notice or lapse of time being necessary unless required by a law which cannot be excluded.

                    (b)    One day is fixed as the period for which:

                           (i) default must continue in the performance, observance and fulfilment of the whole or any part of the Obligations, or in the payment of any part of the Secured Money, including interest, before the Security Trustee may serve any notice in writing as required by any Statute affecting the Powers; and
                           (ii) default must continue after the service of notice before any power of sale given by Statute may be exercised.

8.           APPLICATION OF MONEY

             8.1    PRIORITY OF PAYMENTS

             All money received by the Security Trustee or by the Receiver as a result of the exercise of the Powers in respect of the Chargor will be applied in the following order:

                    (a) (INCIDENTAL TO EXERCISE OF POWERS): in payment of all costs, charges, expenses and disbursements incurred in or incidental to the exercise or attempted exercise of any of the Powers;

                    (b) (OUTGOINGS): in payment of any other outgoings as the Receiver or the Security Trustee thinks fit;

                    (c) (PAYMENT OF SECURED MONEY SECURED BY STOCK): in payment to the Stockholders of the balance of the Secured Money (other than the Face Amount) secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

                    (d) (PAYMENT OF FACE AMOUNT): in payment to the Stockholders in respect of the Face Amount secured by the Stock (rateably according to the respective amounts of their respective Secured Money as at the date the payment is made);

                    (e) (SUBSEQUENT ENCUMBRANCES): in payment of subsequent Encumbrances of which the Security Trustee is aware in the order of their priority; and

                    (f) (SURPLUS): the surplus (if any) belongs to the Chargor but does not carry interest.

             8.2    CONTINGENT INDEBTEDNESS

             If the Security Trustee receives money in connection with this Charge when part of the Secured Money is contingently or prospectively owing, then the Security Trustee must deposit an amount not exceeding that part in an interest-bearing deposit account with a bank on such terms as the Security Trustee thinks fit until that part becomes actually payable or no longer falls within the definition of "Secured Money". At that time the Security Trustee may retain for its own account the amount which is then actually payable to it. The balance is to be paid in accordance with clause 8.1.

             8.3    MONEY RECEIVED

             In applying any money towards satisfaction of the Secured Money, the Chargor will be credited only with as much of the money available for that purpose as will be actually received by the Security Trustee or the Receiver and is not required for whatever reason to be disgorged, a credit to date from the time of receipt.

             8.4    APPLICATION OF PAYMENTS OR CREDITS

             Subject to this clause 8, each of the Security Trustee and the Receiver has an absolute discretion to apply any payment or credit received by it under this Charge in reduction of any part or parts of the Secured Money, whenever and on whatever account the same became secured, notwithstanding any principle or presumption of law to the contrary or any direction given at the time of receipt, and without the need to communicate its election to any person.

             8.5    RELIANCE ON CERTIFICATE

             In making any payment to any other Encumbrancee under clause 8.1, the Security Trustee and the Receiver may rely on a certificate from that Encumbrancee as to the amount secured, and are not bound to enquire as to the accuracy of the certificate or whether the amount referred to is validly secured by the Encumbrance.

9.           LIABILITY AND RELEASE

             9.1    CONTINUING OBLIGATION

             This Charge constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation, or any other matter or thing. Without limiting the generality of the foregoing, each indemnity in this Charge is a separate additional and continuing obligation and will survive the discharge of this Charge. Unless otherwise agreed, payment by the Security Trustee will not be a pre-condition to liability under any indemnity.

             9.2    PERSONAL LIABILITY

             Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee, and notwithstanding the rule in Groongal Pastoral Company Limited (In Liquidation) v. Falkiner
             (1924) 35 CLR 157, no grant of full or partial satisfaction of or discharge from this Charge by the Security Trustee will release the Chargor from personal liability under this Charge or under any Transaction Document until all the Secured Money has in fact been received by the Security Trustee and is not liable to be disgorged, notwithstanding that the quotation or statement of account has arisen from the mistake, negligence, error of law or error of fact of the Security Trustee, its servants or agents.

             9.3    SETTLEMENT CONDITIONAL

             Any settlement or discharge between the Chargor and the Security Trustee is conditional on any security or payment given or made to the Security Trustee by the Chargor or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any Insolvency Provision. If the security or payment is avoided, repaid or reduced, the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Chargor subsequently as if that settlement or discharge had not occurred.

             9.4    CHARGOR'S LIABILITY NOT AFFECTED

             The liability of the Chargor under this Charge:

                    (a) (ABSOLUTE): is absolute and is not subject to the execution of any Transaction Document or any other document by any person or to the performance of any condition precedent or subsequent;

                    (b) (NOT AFFECTED): will not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release the Chargor from its liability including, without limiting the generality of the foregoing, any of the following:

                           (i)    the occurrence of any Event of Default;
                           (ii) the receipt by the Security Trustee of any payment, dividend or distribution under any Insolvency Provision in relation to the Chargor;

                           (iii) any Transaction Document or any payment the making of which would otherwise have formed part of the Secured Money being or becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including, without limiting the generality of the foregoing:
                                  A. any Statute, other law or principle of equity;
                                  B.     any act or omission by any person;
                                  C.     any legal limitation, disability or
                                         incapacity of the Chargor;
                                  D.     any improper exercise of a Power;
                                  E. any Power being suspended or postponed by Statute, any court order or otherwise; or
                                  F.     any Insolvency Provision;
                           (iv) the Security Trustee accepting any Transaction Document;
                           (v) the Security Trustee granting time, waiver or other indulgence or concession to, or to making any composition or compromise with, the Chargor;
                           (vi) the Security Trustee forbearing or neglecting to exercise any remedy or right it has for the enforcement of any Transaction Document or any of the Obligations;
                           (vii) any laches, acquiescence or other act, neglect, default, omission or mistake by the Security Trustee;
                           (viii) the determination, rescission, repudiation or
                                  termination, or the acceptance of any of the foregoing, by the Security Trustee or the Chargor of any Transaction Document or any of the Obligations;
                           (ix) execution of any Transaction Document or any variation to any Transaction Document or any of the Obligations, whether or not such event imposes an additional liability upon or is onerous on the Chargor;
                           (x) the full, partial or conditional release or discharge by the Security Trustee or by operation of law, of any person from any Transaction Document or any of the Obligations;
                           (xi)   the release of any property from any
                                  Transaction Document or the substitution of any property in place of any other property now or hereafter the subject of a Transaction Document;
                          (xii) the Security Trustee wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising a Transaction Document;
                           (xiii) the failure to obtain any Transaction Document
                                  or the loss or impairment of any Transaction
                                  Document by operation
                                  of law or otherwise, whether or not the same is in breach of an express or implied condition to obtain or preserve such Transaction Document or in breach of any equitable duty which might otherwise have been imposed upon the Security Trustee;
                           (xiv) the postponement or loss of the priority attaching to any Transaction Document;
                           (xv) the opening or operation of any new account with the Security Trustee by the Chargor;
                           (xvi) any change in membership (whether by death or retirement of an existing member, admission of a new member or otherwise) or name of any partnership, firm or association in which the Chargor is a member;
                           (xvii) the transfer or assignment of the benefit of
                                  any Transaction Document or of any of the Obligations;
                          (xviii) any failure by the Security Trustee to
                                  disclose to the Chargor any material or
                                  unusual fact, circumstance, event or thing whatsoever known to, or which ought to have been known by, the Security Trustee relating to or affecting the Chargor at any time prior to or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Chargor and whether or not the Security Trustee was under any duty of disclosure; or
                           (xix) the Security Trustee entering into a covenant with the Chargor not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation or do any other act, matter or thing in respect of the liability of the Chargor.

             9.5     RELEASE OF CHARGED PROPERTY

             The Security Trustee will be under no obligation to grant a release of the Charged Property from this Charge unless at the time the release is to be provided, none of the Secured Money is owing (whether actually, contingently, or prospectively), none of the Obligations remain to be performed and it is not reasonably foreseeable that there could be any money owing or Obligations to be performed at a future time.

10.          PROTECTION AND INDEMNITY

             10.1    WAIVER BY THE CHARGOR

             The Chargor waives in favour of the Security Trustee:

                    (a) all rights against the Security Trustee and any other person, estate or assets as far as is necessary to give effect to any provision of this

                           Charge;

                    (b) promptness and diligence on the part of the Security Trustee, and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing this Charge; and

                    (c) all rights inconsistent with the provisions of this Charge, including any rights of contribution or subrogation which the Chargor might otherwise be entitled to claim or enforce.

             10.2   NO LIABILITY FOR LOSS

             Neither the Security Trustee nor any Receiver will be liable or otherwise accountable for any omission, delay or mistake, or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any Power, except for actual fraud or wilful misconduct.

             10.3   NO LIABILITY TO ACCOUNT

             Neither the Security Trustee nor any Receiver will, by reason of the Security Trustee or the Receiver entering into possession of the whole or part of the Charged Property, be liable to account as mortgagee or Security Trustee in possession, or for any loss on realisation or for any default, omission, delay or mistake for which a mortgagee or Security Trustee in possession might be liable.

             10.4   NO CONFLICT

             The Security Trustee and any Receiver may exercise any Power notwithstanding that the exercise of that Power involves a conflict between any duty owed to the Chargor by the Security Trustee or that Receiver and any duty owed by the Security Trustee or Receiver to any other person, or the interests of the Security Trustee or Receiver. No contract will be void or voidable by virtue of any such conflict of duty or interest, nor will the Security Trustee or Receiver be liable to account to the Chargor or any other person for any money or property as a result of such conflict.

             10.5   NO NOTICE OR ENFORCEMENT

             The Security Trustee need not give any notice of this Charge to any debtor of the Chargor, or to any purchaser, or to any other person, or to enforce payment of any money payable to the Chargor, or realise any of the Charged Property, or to take any steps or proceedings for that purpose.

             10.6   INDEMNITY

             The Chargor will on demand indemnify and keep the Security Trustee indemnified in respect of all costs, expenses, liabilities and losses incurred by the Security Trustee or the Receiver:

                    (a) in the exercise, attempted exercise or non-exercise of any Power, including (without limitation) those consequent on any mistake, oversight, error of judgment or want of prudence on the part of the Security Trustee or the Receiver, unless the same is due to actual fraud or wilful misconduct;

                    (b) as a consequence of the occurrence of any Event of Default;

                    (c)    by reason of this Charge;

                    (d) in respect of any act or omission for which the Security Trustee or the Receiver is exonerated by this Charge; and

                    (e) by reason of the Security Trustee redeeming or taking a transfer of any Encumbrance ranking in priority to or pari passu with this Charge,

             and the Chargor will defend all actions, proceedings, claims or demands brought by any person in relation to any matter the subject of this indemnity.

             10.7 PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER

             No person acquiring any money or asset from or paying or handing over any money or asset to or otherwise dealing with the Security Trustee, the Receiver or any attorney appointed under this Charge, or to whom is tendered for registration an instrument executed by the Security Trustee, the Receiver or any attorney appointed under this Charge, will be:

                    (a)    bound to inquire:

                           (i)    whether any Event of Default has occurred;
                           (ii) whether any of the Secured Money is owing or payable;
                           (iii) whether the Receiver or attorney has been properly appointed;
                           (iv) as to the propriety or regularity of the exercise or purported exercise of any Power; or
                           (v)    as to any other matter or thing;

                    (b) affected by actual or constructive notice that any transaction, document or other dealing is unnecessary or improper; or

                    (c) concerned to see to the application of any money or asset, or be answerable or accountable for any loss or misapplication,

             and the irregular, improper or unnecessary exercise of any Power will be, as regards the protection of any such person, deemed to be authorised by the Chargor, and valid.

11.          PAYMENTS

             11.1   CREDIT BALANCES OF OTHER ACCOUNTS

             In determining the Secured Money, no credit need be allowed by the Security Trustee or any Stockholder for any credit balance in any joint or other account of the Chargor with either of them, or for any other money owing by the Security Trustee or any Stockholder to the Chargor.

             11.2   PAYMENT OF INTEREST

             The Chargor will pay interest on the Secured Money to the Security Trustee or any Stockholder in accordance with each Transaction Document, and in the absence of any relevant provision, to the Security Trustee at the Specified Rate calculated on daily balances computed from the time or respective times when the money becomes owing to, or is paid by, the Security Trustee or Stockholder. Interest accrues daily, and is payable on the earlier of a demand from the Security Trustee (made at the request of a Stockholder) or the last Banking Day of each calendar month, whilst the Secured Money remains outstanding.

             11.3   CAPITALISATION OF INTEREST

             The Security Trustee or any Stockholder may capitalise any interest which has become due and owing in accordance with any Transaction Document or in the absence of any relevant provision then at such periods of not less than one calendar month and from such dates as the Security Trustee or that Stockholder elects. The accumulation of capitalised interest may continue until the Secured Money has been paid in full, notwithstanding any composition, compromise, judgment or order in respect of any person or any other matter.

             11.4   MERGER

             If the liability of the Chargor to pay any of the Secured Money to the Security Trustee or any Stockholder becomes merged in any judgment or order, the Chargor will, as an independent obligation, pay interest at the rate which is the higher of that payable under this Charge and that fixed by or payable under that judgment or order.

             11.5   NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM

             Subject to any Transaction Document, all payments of Secured Money by the Chargor to the Security Trustee or a Stockholder will be:

                    (a)    free of any set-off or counterclaim; and

                    (b) subject to any Statute, without deduction or withholding for any present or future Taxes.

             11.6   CURRENCY CONVERSION AND INDEMNITY

                    (a) If any amount is required to be paid in a particular currency and the Security Trustee receives payment in another currency, the Security Trustee may actually or notionally convert the amount received into the required currency at the spot rate which it is or considers it would be able to obtain in the market at the time following receipt when it sees fit to make the conversion. The Chargor will only satisfy its obligation to pay in the required currency to the extent of the amount actually or notionally received after deducting the costs of conversion.

                    (b) The Chargor agrees to indemnify the Security Trustee for any deficiency which arises for any reason between the amount actually received under any judgment, court or tribunal order or distribution under any Insolvency Provision which takes into account any currency conversion rate and the amount which would be actually or notionally received by the Security Trustee by applying the conversion provided for in this clause.

12.          EXPENSES, STAMP DUTIES AND REGISTRATION

             12.1   EXPENSES

             The Chargor on demand will reimburse the Security Trustee for and keep the Security Trustee indemnified against all expenses, including legal fees, costs and disbursements (on a solicitor/own client basis) incurred by the Security Trustee in connection with:

                    (a) (PREPARATION): the preparation, negotiation and execution of the Transaction Documents and any subsequent consent, agreement, waiver, amendment to, or discharge of any of them; and

                    (b) (ENFORCEMENT): the exercise, enforcement, preservation, or attempted exercise, enforcement or preservation of any rights under the Transaction Documents, including without limitation any expenses incurred in the evaluation of any matter of material concern to the Security Trustee or any Stockholder.

             The Chargor will bear the cost of its compliance with the Transaction Documents.

             12.2   STAMP DUTIES

                    (a) (PAYMENT OF ALL DUTIES): The Chargor will pay all stamp duty, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Charge, or any payment, receipt or other transaction contemplated by this Charge.

                    (b) (INDEMNITY): The Chargor will indemnify the Security Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Chargor to pay Taxes.

             12.3   REGISTRATION

             The Chargor will ensure that this Charge is registered in the manner and within such time limits as may be prescribed by law to ensure the full efficacy of this Charge as a security to the Security Trustee in all relevant jurisdictions.

13.          GOVERNING LAW AND JURISDICTION

             13.1   GOVERNING LAW

             This Charge is to be governed by and construed in accordance with the laws of New South Wales.

             13.2   JURISDICTION.

                    (a) (ACCEPTANCE OF JURISDICTION): The Chargor irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Charge.

                    (b) (NO OBJECTION TO INCONVENIENT FORUM): The Chargor irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings, and any claim it may now or in the future have that action or proceeding has been brought in an inconvenient forum.

14.          MISCELLANEOUS

             14.1   CONFIDENTIALITY

                    (a) Subject to clause 14.1(b) the Security Trustee and the Stockholders will not disclose any confidential or unpublished information or documents supplied by the Chargor in connection with the Transaction Documents which are specifically indicated by the Chargor to be confidential.

                    (b) The Security Trustee and the Stockholders will be entitled to disclose any confidential information or documents:

                           (i)    to a Stockholder;

                           (ii) in any proceeding arising out of or in connection with any Transaction Document to the extent that such disclosure is deemed by that person necessary to protect its interests;
                           (iii) if required to do so under a binding order of any Government Authority or any procedure for discovery in any proceedings;
                           (iv) if required to do so under any law or any administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible trustees, bankers or financial institutions;
                           (v) otherwise as required or permitted by any Transaction Document;
                           (vi) to its legal advisers and its consultants as long as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;
                           (vii) to a proposed Stockholder or assignee or transferee from a Stockholder with the prior written consent of the Chargor which consent will not unreasonably be withheld or delayed and will be deemed to have been given if not refused within 5 Banking Days of a request therefore; or
                           (viii) with the Chargor's prior written consent.

                    (c) This clause 14.1 survives the termination of this Charge.

             14.2   FURTHER ASSURANCE

             The Chargor will, and will procure that, all persons having or claiming any estate or interest in the whole or part of the Charged Property from time to time and at all times after the date of this Charge on the request of the Security Trustee and at the cost of the Chargor, will make, do and execute or cause to be made, done and executed all acts, deeds and assurances for:

                    (a) more satisfactorily securing to the Security Trustee the payment of the Secured Money;

                    (b) assuring or more satisfactorily assuring the Charged Property to the Security Trustee, or as the Security Trustee may direct; or

                    (c)    facilitating the exercise of any Power.

             In particular, whenever requested to do so by the Security Trustee, the Chargor will execute in favour of the Security Trustee legal mortgages, transfers, assignments or other assurances of the Charged Property in terms acceptable to the Security Trustee.

             14.3   CERTIFICATE OF SECURITY TRUSTEE

             A certificate in writing signed by an officer of the Security Trustee certifying the amount payable by the Chargor to the Security Trustee or stating any other act, matter or thing relating to this Charge or any Transaction Document is conclusive and binding on the Chargor in the absence of manifest error on the face of the certificate.

             14.4   NOTICES

             Any notice or other communication served, given or made under or in connection with this Charge or any Collateral Security to which the Chargor is a party:

                    (a)    must be in writing in order to be valid;

                    (b) is sufficient if executed by the party serving, giving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

                    (c) will be deemed to have been duly served, given or made in relation to a party if it is delivered or posted by prepaid post to the address, or sent by facsimile to the number of that party set out in the Transaction Documents or notified in writing by that party to the other parties from time to time; and

                    (d)    will be deemed to be served, given or made:

                           (i) (in the case of prepaid post) on the fifth day after the date of posting;
                           (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and
                           (iii)  (in the case of delivery by hand) on delivery.

             14.5   ASSIGNMENT

                    (a) (CHARGE BINDS ASSIGNS): This Charge will be binding on and inure to the benefit of the Chargor, the Stockholders and the Security Trustee and their respective successors and assigns.

                    (b) (ASSIGNMENT BY THE CHARGOR): Notwithstanding clause 14.5(a), the Chargor may not assign or transfer all or any part of its rights or obligations under this Charge without the prior written consent of the Security Trustee acting on the instructions of all the Stockholders.

             14.6   NO MERGER

             Neither this Charge, any Collateral Security nor any of the Powers will merge or prejudicially affect or be merged in or prejudicially affected by and the Chargor's obligations under this Charge will not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy, or any other matter or thing now or hereafter existing in respect of the Secured Money.

             14.7   SEVERABILITY OF PROVISIONS

             Any provision of a Transaction Document which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

             14.8   POWERS CUMULATIVE

             Each Power is cumulative and in addition to each other Power available to the Security Trustee or the Receiver.

             14.9   WAIVER

             A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any Power by the Security Trustee will not in any way preclude, or operate as a waiver of, any further exercise or enforcement of that or any other Power.

             14.10  CONSENTS

             Any waiver or consent given by the Security Trustee under this Charge may be given or withheld and may be given subject to any conditions, as the Security Trustee thinks fit in its absolute discretion unless this Charge expressly provides otherwise.

             14.11  WRITTEN WAIVER AND CONSENT

             Any waiver or consent given by the Security Trustee under this Charge or any Collateral Security will only be effective and binding on the Security Trustee if it is given or confirmed in writing.

             14.12  TIME OF ESSENCE

             Time is of the essence in respect of the Chargor's obligations under this Charge or any Collateral Security.

             14.13  MORATORIUM LEGISLATION

             To the fullest extent permitted by law, the provisions of all Statutes at any time operating directly or indirectly to lessen or affect in favour of the Chargor any obligation under this Charge or any Collateral Security, or to delay or otherwise prevent or prejudicially affect the exercise of any Power, are expressly waived, negatived and excluded.

             14.14  BINDING ON EACH SIGNATORY

             This Charge is binding on each of the signatories notwithstanding that any one or more of the named parties does not execute this Charge, or that there is any invalidity, forgery or irregularity touching any execution of this Charge, or that this Charge is or becomes unenforceable, void or voidable against a named party.

             14.15  COUNTERPARTS

             This Charge may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

             14.16  NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE

             The Chargor does not enter into this Charge in reliance on or as a result of any representation, promise, statement, conduct or inducement by or on behalf of the Security Trustee or any Stockholder otherwise than as set out in the Transaction Documents.

                                    SCHEDULE


NAME                                    ADDRESS                                FOLIO IDENTIFIER
----                                    -------                                ----------------
NSW
---
Annandale Nursing Home                  76 Johnston Street,                    Auto Consol
                                        Annandale NSW 2038                     9867-46
Armon Nursing Home                      42 Croydon Street,                     1/110079
                                        Petersham NSW 2049
Bathurst Nursing Home                   61 Boyd Street,                        11/806355
                                        Kelso NSW 2795
Bossley Park Nursing Home               52-64 Quarry Street, Bossley           8/713734
                                        Park NSW 2176
Canterbury District Nursing             20 Albert Street,                      1/549851
Home                                    Campsie NSW 2194
Crest Nursing Home                      11 Johnston Street,                    1/913045 and 1/913044
                                        Annandale NSW 2038
Dubbo Nursing Home                      80 Muller Street,                      12/592842
                                        Dubbo NSW 2830
Fernleigh Nursing Home                  8 Sherbrooke Road,                     4/201757 and 1/201757
                                        West Ryde NSW 2114
Maitland Nursing Home                   Broughton Street, Rutherford           5/733509
                                        NSW 2320
Mudgee Nursing Home                     207-213 Denison Street,                1/261314
                                        Mudgee NSW 2850
Murwillumbah Nursing                    Cnr North Arm Road and                 1/786640
Home                                    Ingram Place,
                                        Murwillumbah NSW 2484
Narrandera Nursing Home                 Chantilly Street,                      2/582847
                                        Narrandera NSW 2700                    308/257212
Norah Head Nursing Home                 63 Palomar Parade,                     721/26247 and
                                        Toukley NSW 2263                       509/26247
Quakers Hill Nursing Home               35 Hambledon Road,                     10/860042
                                        Quakers Hill NSW 2763
Shoalhaven Nursing Home                 Brinawarr Street,                      5/614886
                                        Bomaderry NSW 2541

NAME                                    ADDRESS                                FOLIO IDENTIFIER
----                                    -------                                ----------------
Stanmore Nursing Home                   66 Cambridge Street,                   31/7/1
                                        Stanmore NSW 2048

NAME                                    ADDRESS                                FOLIO IDENTIFIER
----                                    -------                                ----------------
QUEENSLAND
Caloundra Nursing Home                  Lyon Street,                           Lot 2, RP 177466
                                        Caloundra QLD 4551
Nambour Nursing Home                    9 Princess Crescent,                   Lot 2, RP 183823
                                        Nambour QLD 4560
WESTERN AUSTRALIA
Apple Cross Nursing Home                30 Carron Road,                        Vol. 1964 Fol 640
                                        Apple Cross WA 6153
Armadale Nursing                        21 Angelo Street,                      Vol 1951 Fol 293
Centre/Hillview Nursing                 Armadale WA 6112
Home
Bunbury Nursing Home                    39 Hayes Street,                       Vol 1534 Fol 995
                                        Bunbury WA 6230
Geraldton Nursing Home                  20 Milford Street,                     Vol. 1539 Fol 329
                                        Geraldton WA  6530                     Vol. 1890 Fol 506
Kalgoorlie Nursing Home                 Dugan Street,                          Vol. 1597 Fol 789
                                        Kalgoorlie WA 6430
Narrogin Nursing Home                   52 Williams Road                       Vol. 1634 Fol 809
                                        Narrogin WA 6312
Murray River Nursing Home               Cnr Coolibah & Boundary                Vol. 1697 Fol 190
                                        Roads,
                                        Dudley Park,
                                        Mandurah WA 6210

EXECUTED as a deed.


SIGNED SEALED AND DELIVERED                  )
for and on behalf of PRINCIPAL               )    .............................
HEALTHCARE FINANCE PTY                       )    (Signature)
LIMITED, ACN 069 875 476                     )
by                 its Attorney under a      )
Power of Attorney dated              and     )
who declares that he has not received any    )
notice of the revocation of such Power of    )
Attorney in the presence of:                 )


 ........................................
(Signature of Witness)


 ........................................
(Name of Witness in Full) )




 ................................
(Signature)


SIGNED SEALED AND DELIVERED                  )
for and on behalf of ABN AMRO                )    .............................
FACILITIES AUSTRALIA LIMITED,                )    (Signature)
ACN 001 035 543                              )
by                   its Attorney under a    )
Power of Attorney dated              and     )
who declares that he has not received any    )
notice of the revocation of such Power of    )
Attorney in the presence of:                 )

 .........................................
(Signature of Witness)


 .........................................
(Name of Witness in Full) )

                                TABLE OF CONTENTS

CLAUSE                                                                         PAGE

1.       DEFINITIONS AND INTERPRETATION                                           1

1.1      DEFINITIONS                                                              1
1.2      INTERPRETATION                                                           4
1.3      DEBENTURE STOCK TRUST DEED                                               5
1.4      SECURITY TRUSTEE                                                         5

2.       CHARGE                                                                   5

2.1      THE CHARGE                                                               5
2.2      ASSETS OVER WHICH THIS CHARGE IS FIXED                                   6
2.3      DEALING WITH PROPERTY SUBJECT TO FLOATING CHARGE                         6
2.4      AUTOMATIC CRYSTALLISATION OF FLOATING CHARGE                             6
2.5      NOTICE OF CONVERSION                                                     6
2.6      RECONVERSION                                                             7
2.7      CONVERSION TO LEGAL MORTGAGE                                             7
2.8      PROSPECTIVE LIABILITY                                                    7
2.9      LIMITATION                                                               7

3.       REPRESENTATIONS AND WARRANTIES                                           7

3.1      GENERAL REPRESENTATIONS AND WARRANTIES                                   7
3.2      CORPORATE REPRESENTATIONS AND WARRANTIES                                 8
3.3      TRUST REPRESENTATIONS AND WARRANTIES                                     9
3.4      REPRESENTATIONS AND WARRANTIES REPEATED                                 10

4.       COVENANTS CONCERNING THE CHARGED PROPERTY                               10

4.1      RESTRICTIONS IN RELATION TO THE CHARGED PROPERTY                        10
4.2      INSPECTION                                                              11
4.3      PROTECTION OF CHARGED PROPERTY                                          11
4.4      CONDUCT OF BUSINESS                                                     11
4.5      INTELLECTUAL PROPERTY                                                   11
4.6      LICENCES                                                                11
4.7      SECURITY TRUSTEE ASSUMES NO OBLIGATIONS                                 12
4.8      DOCUMENTS OF TITLE AND OTHER SECURITIES                                 12
4.9      POSTPONEMENT OR WAIVER OF ENCUMBRANCES                                  12

5.       EVENTS OF DEFAULT                                                       12

6.       RECEIVERS: APPOINTMENT AND POWERS                                       13

6.1      APPOINTMENT OF RECEIVER                                                 13

                            TABLE OF CONTENTS

CLAUSE                                                                         PAGE

6.2      JOINT RECEIVERS                                                         13
6.3      REMUNERATION OF RECEIVER                                                13
6.4      AGENT OF THE CHARGOR                                                    13
6.5      POWERS OF RECEIVER                                                      13
6.6      INDEMNITY                                                               16

7.       SECURITY TRUSTEE'S POWERS                                               16

7.1      EXERCISE OF POWER                                                       16
7.2      ACT JOINTLY                                                             17
7.3      POWER OF ATTORNEY                                                       17
7.4      SECURITY TRUSTEE MAY MAKE GOOD ANY DEFAULT                              18
7.5      NOTICE FOR EXERCISE OF POWERS                                           18

8.       APPLICATION OF MONEY                                                    18

8.1      PRIORITY OF PAYMENTS                                                    18
8.2      CONTINGENT INDEBTEDNESS                                                 19
8.3      MONEY RECEIVED                                                          19
8.4      APPLICATION OF PAYMENTS OR CREDITS                                      19
8.5      RELIANCE ON CERTIFICATE                                                 19

9.       LIABILITY AND RELEASE                                                   19

9.1      CONTINUING OBLIGATION                                                   19
9.2      PERSONAL LIABILITY                                                      20
9.3      SETTLEMENT CONDITIONAL                                                  20
9.4      CHARGOR'S LIABILITY NOT AFFECTED                                        20
9.5      RELEASE OF CHARGED PROPERTY                                             22

10.      PROTECTION AND INDEMNITY                                                22

10.1     WAIVER BY THE CHARGOR                                                   22
10.2     NO LIABILITY FOR LOSS                                                   22
10.3     NO LIABILITY TO ACCOUNT                                                 22
10.4     NO CONFLICT                                                             22
10.5     NO NOTICE OR ENFORCEMENT                                                23
10.6     INDEMNITY                                                               23
10.7     PROTECTION OF PERSONS DEALING WITH THE SECURITY TRUSTEE OR RECEIVER     23

11.      PAYMENTS                                                                24

11.1     CREDIT BALANCES OF OTHER ACCOUNTS                                       24

                            TABLE OF CONTENTS

CLAUSE                                                                         PAGE

11.2     PAYMENT OF INTEREST                                                     24
11.3     CAPITALISATION OF INTEREST                                              24
11.4     MERGER                                                                  24
11.5     NO DEDUCTION FOR TAXES AND NO SET-OFF OR COUNTERCLAIM                   24
11.6     CURRENCY CONVERSION AND INDEMNITY                                       25

12.      EXPENSES, STAMP DUTIES AND REGISTRATION                                 25

12.1     EXPENSES                                                                25
12.2     STAMP DUTIES                                                            25
12.3     REGISTRATION                                                            26

13.      GOVERNING LAW AND JURISDICTION                                          26

13.1     GOVERNING LAW                                                           26
13.2     JURISDICTION                                                            26

14.      MISCELLANEOUS                                                           26

14.1     CONFIDENTIALITY                                                         26
14.2     FURTHER ASSURANCE                                                       27
14.3     CERTIFICATE OF SECURITY TRUSTEE                                         27
14.4     NOTICES                                                                 27
14.5     ASSIGNMENT                                                              28
14.6     NO MERGER                                                               28
14.7     SEVERABILITY OF PROVISIONS                                              28
14.8     POWERS CUMULATIVE                                                       28
14.9     WAIVER                                                                  28
14.10    CONSENTS                                                                29
14.11    WRITTEN WAIVER AND CONSENT                                              29
14.12    TIME OF ESSENCE                                                         29
14.13    MORATORIUM LEGISLATION                                                  29
14.14    BINDING ON EACH SIGNATORY                                               29
14.15    COUNTERPARTS                                                            29
14.16    NO REPRESENTATION BY OR RELIANCE ON SECURITY TRUSTEE                    29

                               DEED OF CHARGE (WA)




                                      DATE:








                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED

                                     Chargor




                      ABN AMRO FACILITIES AUSTRALIA LIMITED

                                Security Trustee












                            (C) Copyright Clayton Utz

             Liability is limited by the Solicitors Scheme under the
                      Professional Standards Act 1994 NSW

TRIPARTITE AGREEMENT made at Sydney on                     1998

BETWEEN      PHF NO. 1 PTY LIMITED, ACN 082 747 313 AND TANOA PTY
             LIMITED, ACN 001 396 989 (each a "UNITHOLDER")

AND PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 both in its personal capacity and in its capacity as trustee of the PHF Trust ("TRUSTEE")

AND ABN AMRO AUSTRALIA LIMITED, ACN 000 862 797 and ABN AMRO BANK N.V., AUSTRALIAN BRANCH, ARBN 079 478 612 (each a "FINANCIER")

AND          ABN AMRO FACILITIES AUSTRALIA LIMITED, ACN 001 035 543
             ("SECURITY TRUSTEE")


1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "EVENT OF DEFAULT" means any of the events set out or referred to in clause 7 of this Deed.

       "NEW FINANCIER" has the same meaning as in the Warehouse Facility Agreement.

       "ORIGINAL SECURITIES" has the same meaning as in the Warehouse Facility Agreement.

       "PHF TRUST" means the trust known as the "Principal Healthcare Finance Trust" (formerly known as the "Assisted Living Unit Trust") constituted by the Trust Deed.

       "SUBSTITUTION CERTIFICATE" has the same meaning as in the Warehouse Facility Agreement.

       "TAXES" has the same meaning as in the Warehouse Facility Agreement.

       "TRANSACTION DOCUMENTS" has the same meaning as in the Warehouse Facility Agreement.

       "TRUST DEED" means the deed of trust dated 11 August 1995 between the Trustee, Metlife Australia (Holdings) Pty Limited and FAI Deposit Co. Pty Limited.

       "TRUST FUND" means the property held on trust by the Trustee under the Trust Deed.

       "WAREHOUSE FACILITY AGREEMENT" means the agreement so entitled between the Trustee, the Financiers and the Security Trustee dated on or about the date of this Deed.

                                                                              1.

1.2    INTERPRETATION

       In this Agreement:

       (a) headings are for convenience only and do not affect interpretation;

       and unless the context indicates a contrary intention:

       (b) the expression "PERSON" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

       (c) reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

       (d) reference to this Agreement or to any other deed, agreement, document or instrument includes, respectively, this Agreement or such other deed, agreement, document or instrument as amended, novated, supplemented, varied or replaced from time to time;

       (e) reference to any legislation or to any section or provision thereof includes any statutory modification, rewrite or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

       (f) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

       (g) a reference to a clause is a reference to a clause of this Agreement;

       (h) where any word or phrase is given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

       (i) a reference to the Unitholders is a reference to them jointly and to each of them severally;

       (j) mentioning anything after "include", "includes" or "including" does not limit what else may be included; and

       (k) the Trustee and the Security Trustee agree that this Agreement is a "Transaction Document" as defined in and for the purposes of:

           (i) the Debenture Stock Trust Deed dated 17 June 1998 between the Trustee and the Security Trustee; and

                                                                              2.

               (ii) the Debenture Stock Trust Deed dated on or about the date of this Agreement between the Trustee and the Security Trustee.

2.     WARRANTIES

       The Trustee represents and warrants to each Financier that:

       (a) (TRUSTEE): the Trustee enters into the Transaction Documents to which it is a party in its capacity as trustee of the PHF Trust;

       (b) (TRUST VALIDLY CREATED): the PHF Trust has been validly created and is in existence at the date of this Agreement;

       (c) (SOLE TRUSTEE): the Trustee has been validly appointed as trustee of the PHF Trust and is presently the sole trustee of the PHF Trust;

       (d) (TRUST DEED): the PHF Trust is solely constituted by the Trust Deed (a true copy of which was provided to the Financiers and the Security Trustee prior to the date of this Agreement) and the Trust Deed discloses all the terms of the PHF Trust other than terms implied by law;

       (e) (TRUSTEE'S POWER): the Trustee has full and free power to enter into the Transaction Documents inter alia in its capacity as trustee of the PHF Trust;

       (f) (TRUST AUTHORISATIONS): the Trustee has in full force and effect all authorisations necessary to enter into the Transaction Documents as trustee of the PHF Trust, and to perform its obligations under them;

       (g) (NO REMOVAL OF TRUSTEE): no action has been taken or is proposed to remove the Trustee as trustee of the PHF Trust;

       (h) (NO DEFAULT OF TRUSTEE): the Trustee is not in default under the Trust Deed;

       (i) (TRUST OBLIGATIONS): the Trustee and its directors and other officers have complied with their obligations in connection with the PHF Trust;

       (j) (VESTING DATE NOT DECLARED): a date has not been declared pursuant to the Trust Deed as the date on which the PHF Trust will be vested or come to an end, and no other action has been taken or is proposed to terminate the PHF Trust;

       (k) (NO PROCEEDINGS): no proceedings of any description have been or are likely to be commenced or threatened in writing which could have a material adverse effect on the assets or financial position of the PHF Trust or on the Trustee's trusteeship thereof;

       (l) (NO ACQUISITION OF TRUST ASSETS): the Trustee has not done, or failed to do, any act whereby any of the assets of the PHF Trust have been acquired by any other

                                                                              3.

               person and no assets of the PHF Trust are presently registered in the name of any other person and no person, other than the Trustee and the beneficiaries of the PHF Trust from time to time, has acquired any right of any kind whether vested or contingent in any asset of the PHF Trust;

       (m) (INDEMNITY): the Trustee has a right to be fully indemnified out of the property of the PHF Trust in respect of obligations incurred by it under the Transaction Documents;

       (n) (COMMERCIAL BENEFIT): it is to the commercial benefit of the PHF Trust that the Trustee enters into the Transaction Documents in its capacity, inter alia, as trustee of the PHF Trust and encumbers the property of the PHF Trust as provided under the Original Securities; and

       (o) (RANKING): the Financier's rights under the Transaction Documents rank in priority to the interests of the beneficiaries of the PHF Trust.

3.     ACKNOWLEDGEMENT REGARDING THE TRANSACTION DOCUMENTS

       The Trustee acknowledges that the Transaction Documents are binding on it personally and in its capacity as trustee of the PHF Trust.

4.     COVENANTS

4.1    EXECUTION OF DOCUMENTS

       At the Financier's request the Trustee will, at its own expense:

       (a) do everything necessary or appropriate to bind the Trustee and its successors under the Transaction Documents; and

       (b) use all reasonable endeavours to cause relevant third parties to do likewise.

4.2    TRUSTEE

       The Trustee will not default in its duties as trustee of the PHF Trust.

4.3    OPERATION AND MAINTENANCE OF TRUST

       The Trustee and the Unitholders will not, without the consent of the Financier, do anything which:

       (a) facilitates the retirement, removal or replacement of the Trustee as trustee of the PHF Trust;

       (b) restricts the Trustee's right of indemnity from the Trust Fund in respect of obligations incurred by the Trustee under the Transaction Documents;


                                                                              4.

       (c) restricts or impairs the ability of the Trustee to observe its obligations under the Transaction Documents;

       (d)    facilitates the termination of the PHF Trust;

       (e)    facilitates the resettlement of the Trust Fund; or

       (f)    could result in the Trust Fund being mixed with other property.

5.     UNITHOLDERS

5.1    CONSENT

       The Unitholders consent to the Trustee executing and observing its obligations under the Transaction Documents.

5.2    WAIVER

       The Unitholders waive any right they have to claim that the Trustee's execution of or observance of obligations under the Transaction Documents are in breach of the Trustee's obligations and duties as trustee of the PHF Trust.

6.     INDEMNITY

       The Trustee indemnifies each Financier against liability, loss, costs, charges or expenses arising because an Event of Default occurs, including without limitation legal costs and expenses on a full indemnity basis.

7.     EVENTS OF DEFAULT

       An event of default occurs if:

       (a) a representation or warranty made by or on behalf of the Trustee in connection with this Agreement is found to be incorrect or misleading in a material respect;

       (b) the Trustee ceases to be the only trustee of the PHF Trust, without first having obtained the Financier's written consent;

       (c)     an application or order is sought or made in any court for:

               (i)      removal of the Trustee as trustee of the PHF Trust;
               (ii)     accounts to be taken in respect of the PHF Trust; or
               (iii) property of the PHF Trust to be brought into court or administered by the court or under its control;

       (d) a notice is given or meeting summoned for the removal of the Trustee as trustee

                                                                              5.

               of the PHF Trust or for the appointment of another person as trustee of the PHF Trust jointly with the Trustee without the written consent of the Financiers; or

       (e) the Trustee or the Unitholders do not observe any other obligation under this Agreement and, if the non-observance can be remedied, does not remedy the non-observance within 15 days after receipt of a written demand from the Financier to do so.

8.     EXPENSES AND STAMP DUTIES

8.1    EXPENSES

       The Trustee will on demand reimburse each Financier for and keep each Financier indemnified against all expenses including legal fees, costs and disbursements on a solicitor/own client basis assessed without the necessity of taxation incurred by the Financier in connection with:

        (a) (PREPARATION): the preparation and execution of this Agreement and any subsequent consent, agreement, approval, waiver or amendment to it; and

        (b) (ENFORCEMENT): the enforcement, attempted enforcement, or the preservation of any rights under this Agreement, including without limitation, any expenses incurred in the evaluation of matters of material concern to a Financier.

8.2    STAMP DUTIES

        (a) (PAYMENT OF ALL DUTIES): The Unitholders and the Trustee must pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by it.

        (b) (INDEMNITY): The Unitholders and the Trustee will indemnify and keep indemnified each Financier against any loss or liability incurred or suffered by it as a result of the delay or failure by the Unitholders or the Trustee to pay such Taxes.

9.     ASSIGNMENTS

9.1    ASSIGNMENTS BY THE FINANCIER

       A Financier may at any time assign or otherwise transfer all or any part of its rights or obligations under this Agreement to another bank or financial institution and may disclose to a proposed assignee or transferee information in the possession of the Financier relating to the Unitholders or the Trustee.

                                                                              6.

9.2    SUCCESSORS AND ASSIGNS

       This Agreement is binding on and enures to the benefit of each party to it and its respective successors and permitted assigns.

9.3    SYNDICATION

        (a) Each Unitholder and the Trustee acknowledges that a Financier (as defined in the Warehouse Facility Agreement) may transfer part of its rights and obligations under the Transaction Documents (including this Agreement) to another bank or financial institution pursuant to clause 18 of the Warehouse Facility Agreement, and agrees that if this occurs the New Financier shall, with effect from the "Substitution Date" specified in the relevant Substitution Certificate, be bound by the Transaction Documents (including this Agreement) to the extent stated in the Substitution Certificate, and the Unitholders and the Trustee shall be bound to the New Financier accordingly.

        (b) The execution by the Unitholders of this Deed shall constitute any offer by the Unitholders to all New Financiers of the matters set out in paragraph (a), which may be accepted by the New Financier executing a Substitution Certificate.

10.    GOVERNING LAW AND JURISDICTION

10.1   GOVERNING LAW

       This Agreement is governed by and construed in accordance with the laws of New South Wales.

10.2   JURISDICTION

        (a) (ACCEPTANCE OF JURISDICTION): Each Financier, the Unitholders, the Security Trustee and the Trustee irrevocably submit to and accept, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Agreement.

        (b) (NO OBJECTION TO INCONVENIENT FORUM): Each Financier, the Unitholders, the Security Trustee and the Trustee irrevocably waive any objection they may now or in the future have to the venue of any such action or proceedings and any claim they may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

                                                                              7.

11.    MISCELLANEOUS

11.1   EXERCISE OF RIGHTS

       The Financiers may exercise a right, power or remedy at their discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Financiers does not prevent a further exercise of that or of any other right, power or remedy. Failure by the Financiers to exercise or delay in exercising a right, power or remedy does not prevent its exercise subsequently. The Financiers are not liable for any loss caused by the exercise, attempted exercise, failure to exercise or delay in exercising a right, power or remedy.

11.2   REMEDIES CUMULATIVE

       The rights, powers and remedies conferred by this Agreement on the Financiers are cumulative and in addition to all other rights, powers or remedies available to the Financiers by law or by virtue of any other instrument.

11.3   SURVIVING INDEMNITIES

       Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Trustee and the Unitholders and survives termination of this Agreement.

11.4   COUNTERPARTS

       This Agreement may be executed in a number of counterparts, all of which taken together will be deemed to constitute one and the same document.

SIGNED as an agreement.

SIGNED for and on behalf of                )
PHF NO. 1 PTY LIMITED, ACN 082             )
747 313 by                                 )   .................................
                                           )   (Signature)
its Attorney under a Power of Attorney     )
dated         and who declares that he     )
has not received any notice of the         )
revocation of such Power of Attorney in    )
the presence of:                           )



 .......................................
(Signature of Witness)

                                                                              8.

 .......................................
(Name of Witness in Full)



SIGNED for and on behalf of                )
TANOA PTY LIMITED, ACN 001 396             )   .................................
989 by                                     )   (Signature)
                                           )
its Attorney under a Power of Attorney     )
dated         and who declares that he     )
has not received any notice of the         )
revocation of such Power of Attorney in    )
the presence of:                           )


 .......................................
(Signature of Witness)


 .......................................
(Name of Witness in Full)


                                                                              9.

SIGNED for and on behalf of                   )
PRINCIPAL  HEALTHCARE  FINANCE                )    .............................
PTY LIMITED,  ACN 069 875) 476 by             )    (Signature)
                                              )
                                              )
                                              )
its Attorney under a Power of Attorney dated  )
            and who declares that he has not  )
received any notice of the revocation of such )
Power of Attorney in the presence of:         )


 .............................................
(Signature of Witness)

 .............................................
(Name of Witness in Full)




SIGNED for and on behalf of                   )    .............................
ABN AMRO AUSTRALIA LIMITED, 000               )    (Signature)
862 797 by                                    )
                                              )
                                              )
its Attorney under a Power of Attorney dated  )
            and who declares that he has not  )
received any notice of the revocation of such )
Power of Attorney in the presence of:         )


 .............................................
(Signature of Witness)


 .............................................
(Name of Witness in Full)


                                                                             10.

SIGNED for and on behalf of                   )
ABN AMRO BANK N.V.,  AUSTRALIAN               )
BRANCH, ABRN 079 478 612 by                   )    .............................
                                              )    (Signature)
and                                           )
                                              )
its Attorneys under a Power of Attorney       )
dated         and who declare that they       )
have not received any notice of the           )
revocation of such Power of Attorney in the   )
presence of:                                  )
                                              )


 .............................................
(Signature of Witness)


 .............................................
(Name of Witness in Full)




SIGNED for and on behalf of                   )
ABN AMRO FACILITIES  AUSTRALIA                )
LIMITED,  ACN 001 035 543) by                 )    .............................
                                              )    (Signature)
its Attorney under a Power of Attorney dated  )
            and who declares that he has not  )
received any notice of the revocation of such )
Power of Attorney in the presence of:         )
                                              )


 .............................................
(Signature of Witness)


 .............................................
(Name of Witness in Full)

                                                                             11.

                                TABLE OF CONTENTS

CLAUSE                                                                     PAGE


1.           DEFINITIONS AND INTERPRETATION                                    1

1.1          DEFINITIONS                                                       1
1.2          INTERPRETATION                                                    2

2.           WARRANTIES                                                        3

3.           ACKNOWLEDGEMENT REGARDING THE TRANSACTION DOCUMENTS               4

4.           COVENANTS                                                         4

4.1          EXECUTION OF DOCUMENTS                                            4
4.2          TRUSTEE                                                           4
4.3          OPERATION AND MAINTENANCE OF TRUST                                4

5.           UNITHOLDERS                                                       5

5.1          CONSENT                                                           5
5.2          WAIVER                                                            5

6.           INDEMNITY                                                         5

7.           EVENTS OF DEFAULT                                                 5

8.           EXPENSES AND STAMP DUTIES                                         6

8.1          EXPENSES                                                          6
8.2          STAMP DUTIES                                                      6

9.           ASSIGNMENTS                                                       6

9.1          ASSIGNMENTS BY THE FINANCIER                                      6
9.2          SUCCESSORS AND ASSIGNS                                            6
9.3          SYNDICATION                                                       6

10.          GOVERNING LAW AND JURISDICTION                                    7

10.1         GOVERNING LAW                                                     7
10.2         JURISDICTION                                                      7

11.          MISCELLANEOUS                                                     7



                                                                             (i)

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE


11.1         EXERCISE OF RIGHTS                                                7
11.2         REMEDIES CUMULATIVE                                               7
11.3         SURVIVING INDEMNITIES                                             8
11.4         COUNTERPARTS                                                      8



                                                                            (ii)

                              TRIPARTITE AGREEMENT







                                      DATE:








                              PHF NO. 1 PTY LIMITED
                                       and
                                TANOA PTY LIMITED

                                each a Unitholder



                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED


                                     Trustee



                           ABN AMRO AUSTRALIA LIMITED
                    and ABN AMRO BANK N.V., AUSTRALIAN BRANCH

                                each a Financier



                      ABN AMRO FACILITIES AUSTRALIA LIMITED

                                Security Trustee


                            (C) Copyright Clayton Utz